As filed with the Securities and Exchange Commission on April 3, 2013.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEAR CHANNEL COMMUNICATIONS, INC.*

(Exact name of registrant as specified in its charter)

Texas	4832	74-1787539
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

Telephone: (210) 822-2828

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert H. Walls, Jr.

Executive Vice President, General Counsel and Secretary

Clear Channel Communications, Inc.

200 East Basse Road

San Antonio, Texas 78209

Telephone: (210) 822-2828

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James S. Rowe

Elisabeth M. Martin

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Telephone: (312) 862-2000

*  The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
9.0% Priority Guarantee Notes due 2019	$1,999,815,000	100%	$1,999,815,000	$272,775(1)
Guarantees of 9.0% Priority Guarantee Notes due 2019(2)	N/A	N/A	N/A	N/A(3)
11.25% Priority Guarantee Notes due 2021	$575,000,000	100%	$575,000,000	$78,430(1)
Guarantees of 11.25% Priority Guarantee Notes due 2021(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	See the following page for a table setting forth the guarantors, all of which are additional registrants.
(3)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification No.
Clear Channel Capital I, LLC	4899	Delaware	27-0263715
AMFM Broadcasting, Inc.	4832	Delaware	95-4068583
AMFM Operating Inc.	4899	Delaware	13-3649750
Citicasters Licenses, Inc.	4832	Texas	90-0183894
Capstar Radio Operating Company	4832	Delaware	13-3922738
CC Broadcast Holdings, Inc.	4899	Nevada	20-2302507
Christal Radio Sales, Inc.	7311	Delaware	13-2618663
Cine Guarantors II, Inc.	4899	California	95-2960196
Citicasters Co.	4832	Ohio	31-1081002
Clear Channel Broadcasting Licenses, Inc.	4832	Nevada	88-0309517
Clear Channel Broadcasting, Inc.	4832	Nevada	74-2722883
Clear Channel Identity, Inc.	4899	Texas	27-1992018
Clear Channel Holdings, Inc.	4899	Nevada	88-0318078
Clear Channel Investments, Inc.	6799	Nevada	91-1883551
Clear Channel Management Services, Inc.	8741	Texas	02-0619566
Clear Channel Mexico Holdings, Inc.	4899	Nevada	20-2303205
Clear Channel Satellite Services, Inc.	4899	Delaware	31-1125479
Critical Mass Media, Inc.	4899	Ohio	31-1228174
Katz Communications, Inc.	7311	Delaware	13-0904500
Katz Media Group, Inc.	7311	Delaware	13-3779266
Katz Millennium Sales & Marketing Inc.	7311	Delaware	06-0963166
Katz Net Radio Sales, Inc.	7311	Delaware	74-3221051
M Street Corporation	2741	Washington	54-1526578
Premiere Radio Networks, Inc.	4832	Delaware	95-4083971
Terrestrial RF Licensing, Inc.	4832	Nevada	55-0858211
CC Licenses, LLC	4832	Delaware	20-3498527
Clear Channel Real Estate, LLC	4899	Delaware	74-2745435
AMFM Broadcasting Licenses, LLC	4832	Delaware	01-0824545
AMFM Radio Licenses, LLC	4832	Delaware	75-2779594
AMFM Texas, LLC	4832	Delaware	74-2939082
AMFM Texas Broadcasting, LP	4832	Delaware	75-2486577
AMFM Texas Licenses, LLC	4832	Texas	75-2486580
Capstar TX, LLC	4832	Texas	13-3933048
CC Finco Holdings, LLC	4899	Delaware	26-3757034

*	The address and agent for service of process for each of the additional registrants are the same as for Clear Channel Communications, Inc.

The information in this prospectus is not complete and may be changed. These notes may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 3, 2013

PROSPECTUS

CLEAR CHANNEL COMMUNICATIONS, INC.

Exchange Offers for

$1,999,815,000 9.0% Priority Guarantee Notes due 2019 and

$575,000,000 11.25% Priority Guarantee Notes due 2021

We are offering to exchange (i) up to $1,999,815,000 aggregate principal amount of our new 9.0% Priority Guarantee Notes due 2019 (the “2019 exchange notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $1,999,815,000 aggregate principal amount of our outstanding 9.0% Priority Guarantee Notes due 2019 that we issued on October 25, 2012 (the “outstanding 9.0% priority guarantee notes due 2019”), and (ii) up to $575,000,000 aggregate principal amount of our new 11.25% Priority Guarantee Notes due 2021 (the “2021 exchange notes,” and together with the 2019 exchange notes, the “exchange notes”), which will be registered under the Securities Act, for up to $575,000,000 aggregate principal amount of our outstanding 11.25% Priority Guarantee Notes due 2021 that we issued on February 28, 2013 (the “outstanding 11.25% priority guarantee notes due 2021” and together with the outstanding 9.0% priority guarantee notes due 2019, the “outstanding notes”). We refer to these offers as the “exchange offers.” We refer to the 2019 exchange notes and the outstanding 9.0% priority guarantee notes due 2019 collectively as the “9.0% priority guarantee notes due 2019” and we refer to the 2021 exchange notes and the outstanding 11.25% priority guarantee notes due 2021 collectively as the “11.25% priority guarantee notes due 2021.” We refer to the outstanding notes and the exchange notes collectively as the “notes.” We refer to the notes and the outstanding 9.0% priority guarantee notes due 2021 collectively as the “priority guarantee notes.”

Material Terms of the Exchange Offer

•	The exchange offers will expire at 5:00 p.m., New York City time, on , 2013, unless extended.

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We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration or termination of the applicable exchange offer. You may withdraw your tender of outstanding notes at any time before the expiration of the applicable exchange offer.

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The terms of the exchange notes to be issued in the exchange offers are substantially identical to the applicable outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

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The exchange of outstanding notes for exchange notes should not be a taxable event for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offers.

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We issued the outstanding notes in transactions not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the exchange offers to satisfy your registration rights as a holder of outstanding notes.

We are not asking you for a proxy and you are not requested to send us a proxy.

For a discussion of certain factors that you should consider before participating in the exchange offers, see “Risk Factors” beginning on page 21 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers, nor have any of these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in each exchange offer. This prospectus is part of that registration statement.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date (as defined herein) and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

THE DATE OF THIS PROSPECTUS IS                     , 2013.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained in this prospectus is accurate as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the exchange notes offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

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BASIS OF PRESENTATION

The financial statements and related footnotes included in this prospectus are those of Clear Channel Capital I, LLC (“Clear Channel Capital”), the direct parent of Clear Channel Communications, Inc. (“Clear Channel” or the “Company”), which is a guarantor of the notes. The financial statements included in this prospectus contain certain footnote disclosures regarding the financial information of Clear Channel and Clear Channel’s domestic wholly-owned subsidiaries that guarantee certain of Clear Channel’s outstanding indebtedness. Clear Channel Capital does not have any operations of its own, and, as a result, the financial statements of Clear Channel Capital reflect the financial condition and results of Clear Channel. All other data and information in this prospectus are that of Clear Channel and its subsidiaries, unless otherwise indicated.

Clear Channel Capital and Clear Channel are indirect wholly-owned subsidiaries of CC Media Holdings Inc. (“CCMH” or “CC Media”), which was formed in May 2007 by private equity funds managed by Bain Capital Partners, LLC (“Bain Capital”) and Thomas H. Lee Partners, L.P. (“THL,” and together with Bain Capital, the “Sponsors”) for the purpose of acquiring the business of Clear Channel. On November 16, 2006, Clear Channel entered into a merger agreement with BT Triple Crown Merger Co. Inc., an entity formed by private equity funds sponsored by the Sponsors (“Merger Sub”), to effect the acquisition of Clear Channel by CCMH (the “Merger Agreement”). Clear Channel held a special meeting of its shareholders on July 24, 2008, at which time the proposed merger of Merger Sub into Clear Channel (the “Merger”) was approved, and the Merger was completed on July 30, 2008.

CCMH accounted for its acquisition of Clear Channel as a purchase business combination in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations, codified in ASC 805-10, and Emerging Issues Task Force Issue 88-16, Basis in Leveraged Buyout Transactions, codified in ASC 805-10.

Clear Channel Capital’s consolidated statements of operations and statements of cash flows included in this prospectus are presented for two periods: post-Merger and pre-Merger. The Merger resulted in a new basis of accounting beginning on July 31, 2008 and the financial reporting periods are presented as follows.

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Each of the periods beginning on and after July 31, 2008 reflects our post-Merger period. Subsequent to the acquisition, Clear Channel became an indirect, wholly-owned subsidiary of CCMH, and Clear Channel Capital’s business became that of Clear Channel and its subsidiaries.

•	The period from January 1 through July 30, 2008 reflects our pre-Merger period.

As a result of the Merger and the associated purchase accounting, the consolidated financial statements of the post-Merger periods are not comparable to periods preceding the Merger. We have also presented in this prospectus our results from 2008 on a basis that combines the pre-Merger and post-Merger periods for 2008. We believe that the presentation of 2008 on a combined basis is more meaningful as it allows the results of operations to be compared to the full year period in 2009. This combined financial information is for informational purposes only, is not being presented on a pro forma basis and should not be considered indicative of actual results that would have been achieved had the Merger not been completed during 2008 or been completed at the beginning of 2008. In particular, it does not reflect the full year effect of depreciation and amortization expense associated with valuations of property, plant and equipment and definite-lived intangible assets that were adjusted in the Merger, interest expense related to debt issued in conjunction with the Merger, issuance costs with respect to this indebtedness, the fair value adjustment to Clear Channel’s existing indebtedness or the related tax effects of these items. The combined financial information should be read in conjunction with the information contained in “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of Clear Channel Capital and the accompanying notes appearing elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are, or may be deemed to be, “forward-looking statements.” These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers should not rely solely on the forward-looking statements and should consider all uncertainties and risks throughout this prospectus, including those set forth under “Risk Factors.” The statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. We face risks that are inherent in the businesses and the market places in which we operate. While management believes these forward-looking statements are accurate and reasonable, uncertainties, risks and factors, including those described below and under “Risk Factors,” could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that may cause the actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to:

•	the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings;

•	the need to allocate significant amounts of our cash flow to make payments on our indebtedness, which in turn could reduce our financial flexibility and ability to fund other activities;

•	risks associated with weak or uncertain global economic conditions and their impact on the capital markets;

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other general economic and political conditions in the United States and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

•	industry conditions, including competition;

•	the level of expenditures on advertising;

•	legislative or regulatory requirements;

•	fluctuations in operating costs;

•	technological changes and innovations;

•	changes in labor conditions, including on-air talent, program hosts and management;

•	capital expenditure requirements;

•	risks of doing business in foreign countries;

•	fluctuations in exchange rates and currency values;

•	the outcome of pending and future litigation;

•	taxes and tax disputes;

•	changes in interest rates;

•	shifts in population and other demographics;

•	access to capital markets and borrowed indebtedness;

•	our ability to implement our business strategies;

•	the risk that we may not be able to integrate the operations of acquired businesses successfully;

•	the risk that our cost savings initiatives may not be entirely successful or that any cost savings achieved from those initiatives may not persist; and

•	the other factors described in this prospectus under the heading “Risk Factors.”

Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations and also could cause actual results to differ materially from those included, contemplated or implied by the forward-looking statements made in this prospectus, and the reader should not consider the above list of factors to be a complete set of all potential risks or uncertainties.

INDUSTRY AND MARKET DATA

Market and industry data throughout this prospectus was obtained from a combination of our own internal company surveys, the good faith estimates of management, various trade associations and publications, Arbitron Inc. (“Arbitron”) and Nielsen Media Research, Inc. (“Nielsen”) rankings, comScore, Inc., the Veronis Suhler Stevenson Industry Forecast, SNL Kagan, the Radio Advertising Bureau, Media Dynamics, Ando Media, Omniture, BIA Financial Network Inc., eMarketer, the Outdoor Advertising Association of America and Universal McCann. While we believe our internal surveys, third-party information, estimates of management and data from trade associations are reliable, we have not verified this data with any independent sources. Accordingly, we do not make any representations as to the accuracy or completeness of that data.

As of December 31, 2012, entities affiliated with THL beneficially owned approximately 13.3% of the outstanding shares of capital stock of Nielsen Holdings N.V. (“Nielsen Holdings”) and a managing director of THL is a member of the governing body of Nielsen Holdings. Information provided by Nielsen is contained in reports that are available to all of the clients of Nielsen and were not commissioned by or prepared for THL.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks, such as “Clear Channel,” which are protected under applicable intellectual property laws and are the property of Clear Channel. This prospectus also contains trademarks, service marks, trade names and copyrights, of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

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SUMMARY

This summary highlights key information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to participate in the exchange offers. You should read this entire prospectus, including the information set forth under “Risk Factors” and the financial statements and related notes, before making any investment decision.

Unless otherwise indicated or required by the context, as used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to Clear Channel Communications, Inc. and all of its subsidiaries that are consolidated under GAAP, and the term “Clear Channel” refers to Clear Channel Communications, Inc. and not to any of its subsidiaries. Clear Channel Communications, Inc., the issuer of the notes, is a direct, wholly-owned subsidiary of Clear Channel Capital I, LLC, one of the guarantors of the notes. All references in this prospectus to “Clear Channel Capital” refer to Clear Channel Capital I, LLC and not to any of its subsidiaries.

Overview

We are a diversified media and entertainment company with leading market positions in each of our operating segments: Media and Entertainment (“CCME”), Americas Outdoor Advertising and International Outdoor Advertising.

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CCME. Our CCME operations include radio broadcasting, online and mobile services and products, program syndication, entertainment, traffic distribution and music research services. As of December 31, 2012, we owned 840 domestic radio stations servicing approximately 150 U.S. markets, including 44 of the top 50 markets and 85 of the top 100 markets. CCME includes radio stations for which we are the licensee and one station for which we provide programming and sell air time under a local marketing agreement (“LMA”). We are also the beneficiary of Aloha Station Trust, LLC, which owns and operates 20 radio stations which we were required to divest in order to comply with FCC media ownership rules, and which are being marketed for sale. Our portfolio of stations offers a broad assortment of programming formats, including adult contemporary, country, contemporary hit radio, rock, news/talk, sports, urban, oldies and others. In addition to our local radio programming, we operate Premiere Networks (“Premiere”), a national radio network that produces, distributes or represents approximately 90 syndicated radio programs and serves more than 5,000 radio station affiliates. We also deliver real-time traffic information via navigation systems, radio and television broadcast media and wireless and Internet-based services through our traffic business, Total Traffic Network. For the year ended December 31, 2012, our CCME segment represented approximately 49% of our revenue and 69% of our operating income without the effect of corporate and other reconciling items.

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Americas Outdoor Advertising. We are the largest outdoor advertising company in North America (based on revenue), which includes the United States and Canada. Approximately 95% of our 2012 revenue in our Americas Outdoor Advertising segment was derived from the United States. We own or operate approximately 108,000 display structures in our Americas segment with operations in 48 of the 50 largest markets in the United States, including all of the 20 largest markets. Our Americas outdoor assets consist of traditional and digital billboards, street furniture and transit displays, airport displays, mall displays, and wallscapes and other spectaculars, which we own or operate under lease management agreements. Our Americas outdoor advertising business is focused on metropolitan areas with dense populations. For the year ended December 31, 2012, our Americas Outdoor Advertising segment represented approximately 20% of our revenue and 21% of our operating income without the effect of corporate and other reconciling items.

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International Outdoor Advertising. Our International Outdoor Advertising business segment includes our operations in Asia, Australia, Europe and Latin America, with approximately 33% of our 2012 revenue in this segment derived from France and the United Kingdom. As of December 31, 2012, we owned or operated more than 650,000 displays across 28 countries. Our International outdoor assets consist of street furniture and transit displays, billboards, mall displays, Smartbike programs, wallscapes and other spectaculars, which we own or operate under lease agreements. Our International business is focused on metropolitan areas with dense populations. For the year ended December 31, 2012, our International Outdoor Advertising segment represented approximately 27% of our revenue and 5% of our operating income without the effect of corporate and other reconciling items.

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Other. Our other (“Other”) category includes our 100%-owned full-service media representation firm, Katz Media Group, Inc. (“Katz Media”), as well as other general support services and initiatives, which are ancillary to our other businesses. Katz Media, a leading media representation firm in the U.S. for radio and television stations, sells national spot advertising time for clients in the radio and television industries throughout the United States. As of December 31, 2012, Katz Media represented more than 4,000 radio stations, approximately one-fifth of which were owned by us. Katz Media also represents approximately 500 television and digital multicast stations. Katz Media generates revenue primarily through contractual commissions realized from the sale of national spot and online advertising. National spot advertising is commercial airtime sold to advertisers on behalf of radio and television stations. Katz Media represents its media clients pursuant to media representation contracts, which typically have terms of up to ten years in length. For the year ended December 31, 2012, our Other category represented approximately 4% of our revenue and 4% of our operating income without the effect of corporate and other reconciling items.

For the year ended December 31, 2012, we generated consolidated revenues of $6,247 million, operating income of $1,070 million and consolidated net loss of $411 million.

Our Strengths

Leading Positions in the U.S. Media and Entertainment and Global Outdoor Market. We are a leading global media and entertainment company.

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We own the number one or number two ranked radio station clusters in eight of the top 10 and in 21 of the top 25 markets in the United States as of December 2012. With a total weekly listening base of almost 124 million individuals based on Arbitron figures for the Spring 2012 ratings period, our portfolio of 840 stations generated twice the revenue as our next largest radio broadcasting competitor in 2011.

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In the United States outdoor market, we believe we hold the number one market share in seven of the top 10 markets and are either number one or number two in 17 of the top 20 markets. Internationally, we believe we hold one of the leading positions in France, the United Kingdom, Spain, Italy, Sweden, Belgium and Norway. In addition, we hold positions in several countries where we have experienced strong growth, including Australia, China and Turkey.

Global Scale in Media and Entertainment and Outdoor Advertising. As of December 31, 2012, we owned 840 domestic radio stations servicing approximately 150 U.S. markets, including 44 of the top 50 markets and 85 of the top 100 markets. We also operated more than 750,000 outdoor advertising displays worldwide in metropolitan and densely populated locations, providing advertisers with both a global and a local reach. We believe that our scale provides us with the flexibility and resources to introduce new products and solutions in a cost effective manner.

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Our scale has enabled cost-effective investment in new technologies, such as digital billboards and streaming technology, which we believe will continue to support future growth. Digital billboards, for example, enable us to transition from selling space on a display to a single advertiser to selling time on that display to multiple advertisers, creating new revenue opportunities from both new and existing clients.

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Our large distribution platform in our CCME segment allows us to attract top talent and more effectively utilize programming, sharing the best and most compelling talent and programming across many stations throughout the United States.

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We have more than 6,000 sales people in local markets across the globe. Our scale has facilitated cost-effective investment in systems that allow us to maximize yield management and systems that improve the ability of our local salespeople to increase revenue. Additionally, our scale has allowed us to implement initiatives that we believe differentiate us from the rest of the media industry and position us to outperform our competitors across our markets.

Diversification Across Business Lines, Geographies, Markets and Format. Approximately half of our revenue is generated by our CCME segment, with the remaining half generated by our Americas Outdoor Advertising and International Outdoor Advertising segments, as well as other support services and initiatives. We offer advertisers a diverse platform of media assets across geographies, outdoor products and programming formats. Due to our multiple business units, we are not dependent upon any single source of revenue.

Strong Collection of Unique Assets. Through acquisitions and organic growth, we have aggregated a unique portfolio of assets. We believe the combination of our assets cannot be replicated.

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Ownership and operation of radio broadcast stations is governed by the Federal Communications Commission’s (“FCC”) licensing process, which limits the number of radio licenses available in any market. Any party seeking to acquire or transfer radio licenses must go through a detailed review process with the FCC. Over several decades, we have aggregated multiple licenses in local market clusters across the United States. A cluster of multiple radio stations in a market allows us to provide listeners with more diverse programming and advertisers with a more efficient means to reach those listeners. In addition, we are able to increase our efficiency by operating in clusters, which allows us to eliminate duplicative operating expenses and realize economies of scale.

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The domestic outdoor industry is regulated by the federal government as well as state and municipal governments. Statutes and regulations govern the construction, repair, maintenance, lighting, height, size, spacing and placement and permitting of outdoor advertising structures. Due to these regulations, it has become increasingly difficult to develop new outdoor advertising locations. Further, for many of our existing billboards, a competitor or landlord could not obtain a permit for replacement under existing laws and regulations due to their non-conforming status.

Attractive Businesses with High Margins and Low Capital Expenditure Requirements. Our global scale has enabled us to make productive and cost effective investments across our portfolio. As a result of our strong margins and low capital expenditure requirements, we have been able to convert a significant portion of our operating income into cash flow that can be utilized for debt service.

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We have strong operating margins, driven by our significant scale and leading market share in both radio broadcasting and outdoor advertising. For the year ended December 31, 2012, our consolidated operating margin was 17%, with strong operating margins in our CCME (31%) and Americas Outdoor Advertising (22%) segments.

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In addition, both our media and entertainment and our outdoor businesses are low capital intensity businesses. For the year ended December 31, 2012, our total capital expenditures were 6% of total revenue.

Highly Effective Advertising Medium. We believe both our media and entertainment and our outdoor advertising businesses offer compelling value propositions to advertisers and valuable access to consumers when they are out of the home and therefore closer to purchase decisions. We also believe both industries are well positioned to benefit from the fragmentation of audiences of other media as they are able to reach mass audiences on a local market basis.

•	Radio broadcasting and outdoor media offer compelling value propositions to advertisers by providing cost effective media advertising outlets.

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Our media and entertainment and our outdoor businesses reach potential consumers outside of the home, a valuable position as it is closer to the purchase decision. Today, consumers spend a significant portion of their day out-of-home, while out-of-home media (radio and outdoor) currently garner a disproportionately smaller share of media spending than in-home media. We believe this discrepancy represents an opportunity for growth.

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Additionally, radio programming reaches 92% of all consumers in the United States in a given week, with the average consumer listening for approximately two hours per day. On a weekly basis, this represents more than 241 million unique listeners.

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According to Arbitron, consumers in the United States listen to a significant amount of radio per day. In 2012, broadcast radio captured 127 minutes of user consumption per day as compared to the Internet at 145 minutes and newspapers at 23 minutes.

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According to Arbitron, in 2009, 98% of U.S. residents traveled in a car each month, with an average of 224 miles traveled per week. The captive in-car audience is protected from media fragmentation and is subject to increasing out-of-home advertiser exposure as time and distance of commutes increase.

Significant Operating Leverage with Flexibility to Manage Cost Base As Necessary. We benefit from significant operating leverage, which leads to operating margin increases in a growth environment. Conversely, we have demonstrated our flexibility to effectively manage our cost base in a low growth or recessionary environment.

Our Strategy

Our goal is to strengthen our position as a leading global media and entertainment company specializing in radio, digital, out-of-home, mobile and on-demand entertainment and information services for national audiences and local communities and providing premiere opportunities for advertisers. We plan to achieve this objective by capitalizing on our competitive strengths and pursuing the following strategies.

CCME

Our CCME strategy centers on delivering entertaining and informative content across multiple platforms, including broadcast, mobile and digital. We strive to serve our listeners by providing the content they desire on the platform they prefer, while supporting advertisers, strategic partners, music labels and artists with a diverse platform of creative marketing opportunities designed to effectively reach and engage target audiences. Our CCME strategy also focuses on continuing to improve the operations of our stations by providing valuable programming and promotions, as well as sharing best practices across our stations in marketing, distribution, sales and cost management.

Promote Local and National Advertising. We intend to grow our CCME businesses by continuing to develop effective programming, creating new solutions for our advertisers and agencies, fostering key relationships with advertisers and improving our national sales team. We intend to leverage our diverse collection of assets combined with our programming and creative strengths and our consumer relationships, to create special events such as one-of-a-kind local and national promotions for our listeners, and develop new, innovative technologies and products with which we can promote our advertisers. We seek to maximize revenue by closely managing our advertising opportunities and pricing to compete effectively in local markets. We operate price and yield information systems, which provide detailed inventory information. These systems enable our station managers and sales directors to adjust commercial inventory and pricing based on local market demand, as well as to manage and monitor different commercial durations (60 second, 30 second, 15 second and five second) in order to provide more effective advertising for our customers at what we believe are optimal prices given market conditions.

Continue to Enhance the Listener Experience. We intend to continue enhancing the listener experience by offering a wide variety of compelling content and methods of delivery. We will continue to provide the content our listeners desire on their preferred platforms. Our investments have created a collection of leading on-air talent. For example, Premiere offers more than 90 syndicated radio programs and services for more than 5,000 radio station affiliates across the United States, including popular programs such as Rush Limbaugh, Sean Hannity, Glenn Beck, Ryan Seacrest, Steve Harvey, Elvis Duran and Delilah. Our distribution capabilities allow us to attract top talent and more effectively utilize programming, sharing our best and most compelling content across many stations.

Deliver Content via Multiple Distribution Technologies. We continue to expand the choices for our listeners. We deliver music, news, talk, sports, traffic and other content using an array of distribution technologies, including broadcast radio and HD radio channels, satellite radio, iHeartRadio.com and our stations’ websites, our iHeartRadio mobile application on smart phones and tablets as well as in-vehicle entertainment and navigation systems. Some examples of our recent initiatives are as follows:

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Streaming. We provide streaming content via the Internet, mobile and other digital platforms. We rank among the top streaming networks in the U.S. with regards to Average Active Sessions (“AAS”), Session Starts (“SS”) and Average Time Spent Listening (“ATSL”). AAS and SS measure the level of activity while ATSL measures the ability to keep the audience engaged.

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Websites and Mobile Applications. We have developed mobile and Internet applications such as the iHeartRadio smart phone application and website. These mobile and Internet applications allow listeners to use their smart phones or other digital devices to interact directly with stations, find titles/artists, request songs and create custom stations while providing an additional method for advertisers to reach consumers. To date, our iHeartRadio mobile application has been downloaded more than 143 million times. iHeartRadio provides a unique digital music experience by offering access to more than 1,500 live broadcast and digital-only radio stations, plus user-created custom stations with broad social media integration. Through our digital platforms, we estimate that we had more than 46 million unique digital visitors for the month of December 2012. In addition, during 2012 iHeartRadio streamed, on average, 110 million total listening hours monthly via our websites and mobile applications.

Outdoor

We seek to capitalize on our Americas outdoor network and diversified product mix to maximize revenue. In addition, by sharing best practices among our business segments, we believe we can quickly and effectively replicate our successes in our other markets. Our outdoor strategy focuses on leveraging our diversified product mix and long-standing presence in many of our existing markets, which provides us with the ability to launch new products and test new initiatives in a reliable and cost-effective manner.

Promote Overall Outdoor Media Spending. Given the attractive industry fundamentals of outdoor media and our depth and breadth of relationships with both local and national advertisers, we believe we can drive outdoor advertising’s share of total media spending by using our dedicated national sales team to highlight the value of outdoor advertising relative to other media. Outdoor advertising only represented 3% of total dollars spent on advertising in the United States in 2011. We have made and continue to make significant investments in research tools that enable our clients to better understand how our displays can successfully reach their target audiences and promote their advertising campaigns. Also, we are working closely with clients, advertising agencies and other diversified media companies to develop more sophisticated systems that will provide improved audience metrics for outdoor advertising. For example, we have implemented the TAB Out of Home Ratings audience measurement system which: (1) separately reports audiences for billboards, posters, junior posters, transit shelters and phone kiosks, (2) reports for geographically sensitive reach and frequency, (3) provides granular detail, reporting individual out of home units in over 200 designated market areas, (4) provides detailed demographic data comparable to other media, and (5) provides true commercial ratings based on people who see the advertising.

Continue to Deploy Digital Displays. Digital outdoor advertising provides significant advantages over traditional outdoor media. Our electronic displays are linked through centralized computer systems to instantaneously and simultaneously change advertising copy on a large number of displays, allowing us to sell more advertising opportunities to advertisers. The ability to change copy by time of day and quickly change messaging based on advertisers’ needs creates additional flexibility for our customers. Although digital displays require more capital to construct compared to traditional bulletins, the advantages of digital allow us to penetrate new accounts and categories of advertisers, as well as serve a broader set of needs for existing advertisers. Digital displays allow for high-frequency, 24-hour advertising changes in high-traffic locations and allow us to offer our clients optimal flexibility, distribution, circulation and visibility. We expect this trend to continue as we increase our quantity of digital inventory. As of December 31, 2012, we have deployed more than 1,000 digital billboards in 37 markets in the United States and more than 3,400 digital displays in 13 countries across Europe, Asia and Latin America.

Capitalize on Product and Geographic Opportunities. We are also focused on growing our business internationally by working closely with our advertising customers and agencies in meeting their needs, and through new product offerings, optimization of our current display portfolio and selective investments targeting promising growth markets. We have continued to innovate and introduce new products in international markets based on local demands. Our core business is our street furniture business and that is where we plan to focus much of our investment. We plan to continue to evaluate municipal contracts that may come up for bid and will make prudent investments where we believe we can receive attractive returns. We will also continue to invest in markets such as China and Latin America where we believe there is high growth potential.

Corporate Structure

The following chart summarizes our corporate structure and principal indebtedness as of December 31, 2012, after giving effect to the issuance of the outstanding 11.25% priority guarantee notes due 2021 and the use of the net proceeds of such notes, together with the proceeds of borrowings under our receivables based credit facility and cash on hand, to prepay all $846.9 million of loans outstanding under our term loan A facility and to pay related fees and expenses (the “Refinancing Transactions”).

(1)	Clear Channel’s senior secured credit facilities and receivables based credit facility are guaranteed on a senior secured basis by Clear Channel Capital and by Clear Channel’s material wholly-owned domestic restricted subsidiaries. Clear Channel’s foreign subsidiaries and Clear Channel Outdoor Holdings, Inc. (“CCOH”) and its subsidiaries have not guaranteed any of Clear Channel’s obligations under the senior secured credit facilities or receivables based credit facility. As of December 31, 2012, after giving effect to the Refinancing Transactions, Clear Channel’s senior secured credit facilities would have consisted of a $7,714.8 million term loan B facility which matures in January 2016 and a $513.7 million term loan C—asset sale facility which matures in January 2016. Clear Channel’s receivables based credit facility provides for revolving capital commitments of $535.0 million, subject to a borrowing base. As of December 31, 2012, after giving effect to the Refinancing Transactions, Clear Channel would have had $269.5 million of borrowings outstanding under its receivables based credit facility.
(2)	Clear Channel’s 9.0% priority guarantee notes due 2021, the outstanding 9.0% priority guarantee notes due 2019 and the outstanding 11.25% priority guarantee notes due 2021 are each guaranteed on a senior basis by Clear Channel Capital and by Clear Channel’s wholly-owned domestic restricted subsidiaries that guarantee its senior secured credit facilities. Clear Channel’s foreign subsidiaries and CCOH and its subsidiaries have not guaranteed any of Clear Channel’s obligations under the 9.0% priority guarantee notes due 2021 or the notes. At December 31, 2012, after giving effect to the Refinancing Transactions, Clear Channel would have had $1,708.6 million aggregate principal amount of 9.0% priority guarantee notes due 2021, net of discounts of $41.4 million, $1,999.8 million of outstanding 9.0% priority guarantee notes due 2019 and $575.0 million aggregate principal amount of outstanding 11.25% priority guarantee notes due 2021 outstanding.
(3)	Clear Channel’s senior cash pay notes due 2016 and senior toggle notes due 2016 are guaranteed on a senior basis by Clear Channel Capital and by Clear Channel’s wholly-owned domestic restricted subsidiaries that guarantee its senior secured credit facilities, except that those guarantees by Clear Channel’s subsidiaries are subordinated to each such guarantor’s guarantee of the 9.0% priority guarantee notes due 2021 and the notes.
(4)	As of December 31, 2012, Clear Channel had $1,388.4 million aggregate principal amount of senior notes (the “legacy notes”) outstanding, net of discounts of $360.2 million. Clear Channel’s legacy notes bear interest at fixed rates ranging from 4.9% to 7.25%, have maturities through 2027 and contain provisions, including limitations on certain liens and sale and leaseback transactions, customary for investment grade debt securities. The legacy notes are not guaranteed by Clear Channel Capital or any of Clear Channel’s subsidiaries. On January 15, 2013, Clear Channel repaid its 5.75% Senior Notes Due 2013 for $312.1 million, with available cash on hand.
(5)	As part of the day-to-day cash management services we provide to CCOH, we maintain accounts that represent amounts payable to or due from CCOH, and the net amount is recorded as “Due from/to Clear Channel Communications” on CCOH’s consolidated balance sheet.
(6)	Clear Channel Worldwide Holdings’ Series A senior notes due 2022 and Series B senior notes due 2022 are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain subsidiaries of CCOH.
(7)	Clear Channel Worldwide Holdings’ Series A senior subordinated notes due 2020 and Series B senior subordinated notes due 2020 are guaranteed by CCOH, CCOI and certain subsidiaries of CCOH.

Equity Sponsors

Bain Capital, LLC

Bain Capital is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity, credit products and absolute return with approximately $66 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in more than 450 companies worldwide. Bain Capital has offices in Boston, New York, Chicago, Palo Alto, London, Mumbai, Tokyo, Shanghai, Hong Kong, and Munich, with over 900 employees worldwide.

Thomas H. Lee Partners, L.P.

THL is a leading private equity firm based in Boston, Massachusetts. The firm focuses on identifying and obtaining substantial ownership positions in large growth-oriented companies where it can add managerial and strategic expertise to create value for its partners. As one of the oldest and most experienced private equity firms, THL has raised approximately $20 billion of equity capital and invested in more than 100 businesses with an aggregate purchase price of more than $150 billion. THL seeks to build companies of lasting value while generating superior returns for its investors and operating partners.

Corporate Information

Clear Channel is a Texas corporation. Clear Channel was incorporated in 1974 and its principal executive offices are located at 200 East Basse Road, San Antonio, Texas 78209 (telephone: 210-822-2828). Our website is http://www.clearchannel.com. The information on our website is not deemed to be part of this prospectus, and you should not rely on it in connection with your decision whether to participate in the exchange offers.

Exchange Offers

On October 25, 2012, we issued $1,999,815,000 aggregate principal amount of outstanding 9.0% priority guarantee notes due 2019 in exchange for a like principal amount of our outstanding term loans tendered in an exchange offer. In connection therewith, we entered into a registration rights agreement with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as dealer managers (the “Dealer Managers”) and for the benefit of the holders of such notes, in which we agreed, among other things, to file the registration statement of which this prospectus is a part.

On February 28, 2013, we issued $575,000,000 aggregate principal amount of outstanding 11.25% priority guarantee notes due 2021. In connection therewith, we entered into a registration rights agreement with Citigroup Global Markets Inc. (the “Initial Purchaser”) for the benefit of the holders of such notes, in which we agreed, among other things, to file the registration statement of which this prospectus is a part.

The following is a summary of the exchange offers. For more information, please see “Exchange Offers.”

The Initial Offerings of Outstanding Notes	We issued $1,999,815,000 aggregate principal amount of outstanding 9.0% priority guarantee notes due 2019 on October 25, 2012, in exchange for a like principal amount of outstanding term loans under our senior secured cash-flow based credit facilities in a private offer to exchange. The offer to exchange was only available to eligible lenders under the senior secured cash-flow based credit facilities. The 9.0% priority guarantee notes due 2019 were offered only in reliance on exemptions from registration under the Securities Act.

We sold $575,000,000 aggregate principal amount of outstanding 11.25% priority guarantee notes due 2021 on February 28, 2013 and the initial purchasers subsequently resold the outstanding notes (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act and (ii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

Registration Rights Agreements

Simultaneously with the issuance of the outstanding 9.0% priority guarantee notes due 2019, we entered into a registration rights agreement with the Dealer Managers, pursuant to which we have agreed, among other things, to use commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the outstanding 9.0% priority guarantee notes due 2019 for an issue of SEC-registered notes with terms identical to the outstanding 9.0% priority guarantee notes due 2019. Simultaneously with the issuance of the outstanding 11.25% priority guarantee notes due 2021, we entered into a registration rights agreement with the Initial Purchaser, pursuant to which we have agreed, among other things, to use commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the outstanding 11.25% priority guarantee notes due 2021 for an issue of SEC-registered notes with terms identical to the outstanding 11.25% priority guarantee notes due 2021. The exchange offers for the outstanding notes are intended to satisfy your rights under the registration rights agreements. After the exchange offers for the outstanding notes are completed, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offers	We are offering to exchange the 2019 exchange notes and the 2021 exchange notes, which have been registered under the Securities Act, for your outstanding 9.0% priority guarantee notes due 2019 and your outstanding 11.25% priority guarantee notes due 2021, respectively, which were issued in the private offerings. In order to be exchanged, outstanding notes must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes promptly after the expiration of the exchange offers.

Resales	Based on interpretations by the staff of the SEC set forth in no-action letters issued to unrelated parties, we believe that the exchange notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•	the exchange notes are being acquired in the ordinary course of your business;

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you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offers; and

•	you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offers without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offers for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offers.

Expiration Date	Each exchange offer will expire at 5:00 p.m., New York City time, , 2013 unless we decide to extend it. We may extend one exchange offer without extending the other exchange offer.

Conditions to the Exchange Offers	Neither exchange offer is subject to any condition, other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange in the exchange offers, you must transmit to the exchange agent on or before the expiration date either:

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an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

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if the outstanding notes you own are held of record by The Depository Trust Company, or “DTC,” in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the applicable exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the notes exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

•	a timely confirmation of book-entry transfer of your outstanding notes into the account of the notes exchange agent at DTC if you are effecting delivery of book-entry transfer, or

•	if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offers, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes from the applicable exchange offer at any time prior to 5:00 p.m., New York City time, on , 2013.

U.S. Federal Income Tax Consequences	We believe that the exchange of outstanding notes should not be a taxable event for United States federal income tax purposes.

Use of Proceeds; Fees and Expenses	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offers. We will pay all of our expenses incident to the exchange offers.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offers.

Summary of the Terms of the Exchange Notes

The form and terms of the 2019 exchange notes and 2021 exchange notes are the same as the form and terms of the outstanding 9.0% priority guarantee notes due 2019 and the outstanding 11.25% priority guarantee notes due 2021, respectively, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes.

Issuer	Clear Channel Communications, Inc., a Texas corporation.

Notes Offered:

2019 exchange notes	$1,999,815,000 aggregate principal amount of 9.0% priority guarantee notes due 2019.

2021 exchange notes	$575,000,000 aggregate principal amount of 11.25% priority guarantee notes due 2021.

Maturity:

2019 exchange notes	The 2019 exchange notes mature on December 15, 2019.

2021 exchange notes	The 2021 exchange notes mature on March 1, 2021.

Interest:

2019 exchange notes	The 2019 exchange notes will bear interest at a rate of 9.0% per annum. Interest on the 2019 exchange notes will be payable by Clear Channel semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2013. See “Description of the 2019 Exchange Notes—Principal, Maturity and Interest.”

2021 exchange notes	The 2021 exchange notes will bear interest at a rate of 11.25% per annum. Interest on the 2021 exchange notes will be payable by Clear Channel semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2013. See “Description of the 2021 Exchange Notes—Principal, Maturity and Interest.”

Ranking	The exchange notes:

•	will be our senior obligations;

•	will rank equally in right of payment with all of our existing and future indebtedness that is not by its terms expressly subordinated in right of payment to the exchange notes;

•	will rank senior in right of payment to all of our existing and future indebtedness that is by its terms expressly subordinated in right of payment to the exchange notes;

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will be effectively subordinated in right of payment to all of our existing and future indebtedness that is secured by assets that are not part of the collateral securing the exchange notes, to the extent of such assets; and

•	will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of ours that is not a guarantor of the exchange notes.

As of December 31, 2012, after giving effect to the Refinancing Transactions, we would have had approximately $20,747.1 million of total indebtedness outstanding. As of December 31, 2012, our non-guarantor subsidiaries held approximately 51% of our consolidated assets and had $4,944.8 million in outstanding indebtedness, excluding intercompany obligations. During the year ended December 31, 2012, our non-guarantor subsidiaries generated 48% of our revenue and 25% of our operating income.

Guarantors	The exchange notes will be fully and unconditionally guaranteed on a senior basis by Clear Channel Capital and each of our existing and future wholly-owned domestic restricted subsidiaries. CCOH, which is not a wholly-owned subsidiary of ours, and its subsidiaries will not guarantee the notes. The guarantee of the notes by Clear Channel Capital will rank equally in right of payment to all existing and future indebtedness of Clear Channel Capital that is not expressly subordinated in right of payment to such guarantee. Each subsidiary guarantee:

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will rank senior in right of payment to all existing and future indebtedness of the applicable subsidiary guarantor that is by its terms expressly subordinated in right of payment to such subsidiary guarantee;

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will rank equally in right of payment with all existing and future indebtedness of the applicable subsidiary guarantor that is not by its terms expressly subordinated in right of payment to such subsidiary guarantee; and

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will be effectively subordinated in right of payment to all existing and future indebtedness of the applicable subsidiary guarantor that is secured by assets that are not part of the collateral securing such subsidiary guarantee, to the extent of such assets.

Each guarantee will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the exchange notes.

Security

Initially, our obligations under the exchange notes and the guarantors’ obligations under the exchange guarantees will be secured, subject to prior liens permitted by the indenture governing the legacy notes, by (1) a lien on (a) the capital stock of Clear Channel and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing the legacy notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities and our 9.0% priority guarantee notes due 2021 (collectively, “certain collateral securing our senior secured credit facilities and our priority guarantee notes”) and (2) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations under such receivables based credit facility (the “receivables-based collateral” and, together with certain collateral securing our senior secured credit facilities and our priority guarantee notes, the “collateral”). The collateral will also include (x) 100% of the capital stock of our wholly-owned domestic restricted subsidiaries and intercompany loans between the issuer and its restricted subsidiaries or between any restricted subsidiaries and (y) our assets that constitute “principal property” under the indenture governing the legacy notes if (A) the aggregate amount of legacy notes outstanding is $500 million or less, (B) the indenture governing the legacy notes has been amended or otherwise modified to remove or limit the applicability of the negative pledge covenant set forth in the indenture governing the legacy notes, (C) any legacy notes are secured or become required to be secured by a lien on any collateral with respect to the springing lien or (D) our senior secured credit facilities and our priority guarantee notes are secured by a lien on the assets described in this sentence (other than certain liens securing our senior secured credit facilities permitted under the indenture governing the legacy notes in effect on the issue date). In addition, prior to the occurrence of the events described in clause (y) in the preceding sentence, the holders of the 9.0% priority guarantee notes due 2019 will nevertheless be entitled to share on a pro rata basis in recoveries made with respect to certain of our “principal property” by the lenders under our senior secured credit facilities. Pursuant to the terms of the collateral sharing agreement, among the administrative agent under our cash flow credit facility, the trustee under the 9.0% priority guarantee notes due 2019 and the collateral agent under the 9.0% priority guarantee notes due 2019, following the commencement of insolvency proceedings, the administrative agent on behalf of the lenders under the senior secured credit facilities, has agreed to turn over to the trustee under the 9.0% priority guarantee notes due 2019, for the benefit of the holders of such notes, a pro rata share (based upon the outstanding principal amount of 9.0% priority guarantee notes due 2019 and loans under the senior secured credit facilities) of any recovery received on account of the principal properties. In return, the trustee under the 9.0% priority guarantee notes due 2019 and the collateral agent under the 9.0% priority guarantee notes due 2019 will turn over to the administrative agent under our senior secured credit facilities a percentage of the recovery received on account of the principal amount of 9.0% priority guarantee notes due 2019 (where the numerator is the value of the cash and other assets turned over to the trustee under the 9.0% priority guarantee notes due 2019 by the administrative agent under our senior secured credit facilities, and the denominator is the total principal amount of the claims of the holders of 9.0% priority guarantee notes due 2019 in such insolvency proceeding). See “Description of the 2019 Exchange Notes—Security.” The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral.

Intercreditor Agreements	The notes are subject to (i) an intercreditor agreement that establishes the relative priority of the liens securing our senior secured credit facilities, our 9.0% priority guarantee notes due 2021 and the notes and (ii) an intercreditor agreement that establishes the relative rights of the lenders under our senior secured credit facilities, our receivables based credit facility, our 9.0% priority guarantee notes due 2021 and the notes in the collateral securing our receivables based credit facility. See “Description of the 2019 Exchange Notes—Intercreditor Agreements” and “Description of the 2021 Exchange Notes—Intercreditor Agreements.”

Optional Redemption:

2019 exchange notes	The 2019 exchange notes are redeemable, in whole or in part, at any time on or after July 15, 2015, at the redemption prices specified under “Description of the 2019 Exchange Notes—Optional Redemption.” At any time prior to July 15, 2015, we may redeem up to 40% of the aggregate principal amount of the 2019 exchange notes with the net cash proceeds from certain equity offerings at a price equal to 109.000% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to July 15, 2015, we may redeem the 2019 exchange notes, in whole or in part, at a price equal to 100% of the principal amount of the 2019 exchange notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date.

2021 exchange notes	The 2021 exchange notes are redeemable, in whole or in part, at any time on or after March 1, 2016, at the redemption prices specified under “Description of the 2021 Exchange Notes—Optional Redemption.” At any time prior to March 1, 2016, we may redeem up to 40% of the aggregate principal amount of the 2021 exchange notes with the net cash proceeds from certain equity offerings at a price equal to 111.250% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to March 1, 2016, we may redeem the 2021 exchange notes, in whole or in part, at a price equal to 100% of the principal amount of the 2021 exchange notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date.

Mandatory Repurchase Offers

If we or our restricted subsidiaries engage in asset sales or sales of collateral under certain circumstances and do not use the proceeds for certain specified purposes, we must use all or a portion of such proceeds to offer to repurchase the notes at 100% of their respective principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Additionally, upon the occurrence of a change of control, we must offer to purchase the notes at 101% of their respective principal amount, plus accrued and unpaid interest, if any, thereon. For more details, you should read “Description of the 2019 Exchange Notes—Repurchase of the Option of Holders—Change of Control” and “Description of the 2021 Exchange Notes—Repurchase of the Option of Holders—Change of Control.”

MFN Exchange Offers	If we offer to exchange term loans for debt securities, we may, under certain circumstances, be required to offer to the holders of the 9.0% priority guarantee notes due 2019 the right to exchange their notes for an equivalent amount of the debt securities we issue in that future exchange. See “Description of the 2019 Exchange Notes—Exchange at the Option of Holders in Connection with Future Loan-for-Bond Exchanges.”

AHYDO Catch-Up Payments

On the first interest payment date following the fifth anniversary of the “issue date” (as defined in Treasury Regulation Section 1.1273-2) of the outstanding 9.0% priority guarantee notes due 2019 and on each interest payment date thereafter, we will redeem a portion of the principal amount of each then outstanding priority guarantee note due 2019 in such series in an amount equal to the AHYDO Catch-Up Payment for such interest payment date with respect to such note. The “AHYDO Catch-Up Payment” for a particular interest payment date with respect to the 9.0% priority guarantee notes due 2019 means the minimum principal prepayment sufficient to ensure that as of the close of such interest payment date, the aggregate amount which would be includible in gross income with respect to such priority guarantee note due 2019 before the close of such interest payment date (as described in Section 163(i)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on the 9.0% priority guarantee notes due 2019 (including for this purpose any AHYDO Catch-Up Payments) before the close of such interest payment date plus (ii) the product of the “issue price” of such priority guarantee note due 2019 as defined in Section 1273(b) of the Code and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that the 9.0% priority guarantee notes due 2019 are not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code; provided, however, for avoidance of doubt, that if the yield to maturity of the 9.0% priority guarantee notes due 2019 is less than the amount described in Section 163(i)(1)(B) of the Code, the AHYDO Catch-Up Payment shall be zero for each interest payment date with respect to such note. It is intended that no priority guarantee note due 2019 will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code. The computations and determinations required in connection with any AHYDO Catch-Up Payment will be made by us in our good faith reasonable discretion and will be binding upon the holders absent manifest error.

Certain Covenants	Each indenture governing the notes contains covenants that limit, among other things, the ability of the issuer and its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred stock;

•	pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock;

•	make certain investments or other restricted payments;

•	sell certain assets;

•	create liens or use assets as security in other transactions;

•	merge, consolidate or transfer or dispose of substantially all of their assets;

•	engage in transactions with affiliates; and

•	designate their subsidiaries as unrestricted subsidiaries.

The covenants are subject to a number of important limitations and exceptions. See “Description of the 2019 Exchange Notes” and “Description of the 2021 Exchange Notes.”

Risk Factors	In evaluating whether to participate in the exchange offers, you should carefully consider, along with the other information set forth in this prospectus, the specific factors set forth under “Risk Factors.”

Summary Historical Consolidated Financial Data

The following table sets forth summary historical consolidated financial data as of the dates and for the periods indicated. The summary historical consolidated financial data for the years ended December 31, 2012, 2011 and 2010, and as of December 31, 2012 and 2011, is derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated financial data as of December 31, 2010 is derived from our audited consolidated financial statements and related notes not included herein. In the opinion of management, the interim financial data reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for the interim periods. Historical results are not necessarily indicative of the results to be expected for future periods and the interim results are not necessarily indicative of the results that may be expected for the full year.

The summary historical consolidated financial data should be read in conjunction with “Risk Factors,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus. The amounts in the tables may not add due to rounding.

	Year Ended December 31,
(Dollars in millions)	2012	2011	2010
Results of Operations Data:
Revenue	$6,247	$6,161	$5,866
Operating expenses:
Direct operating expenses(1)	2,497	2,504	2,382
Selling, general and administrative expenses(1)	1,673	1,617	1,570
Corporate expenses(1)	288	227	284
Depreciation and amortization	729	763	733
Impairment charges(2)	38	8	15
Other operating income (expense)—net	48	13	(17)

Operating income	1,070	1,055	865
Interest expense	1,549	1,466	1,533
Loss on marketable securities	(5)	(5)	(6)
Equity in earnings of nonconsolidated affiliates	19	27	5
Gain (loss) on extinguishment of debt	(255)	(1)	60
Other income (expense)—net	1	(4)	(14)

Loss before income taxes	(719)	(394)	(623)
Income tax benefit	308	126	160

Consolidated net loss	(411)	(268)	(463)
Amount attributable to noncontrolling interest	13	34	16

Net loss attributable to the Company	$(424)	$(302)	$(479)

Cash Flow Data:
Capital expenditures(3)	390	362	241
Net cash flows provided by operating activities	489	374	582
Net cash flows used for investing activities	(397)	(368)	(240)
Net cash flows used for financing activities	(95)	(698)	(305)
Balance Sheet Data (at end of period):
Current assets	$2,994	$2,985	$3,603
Property, plant and equipment–net	3,037	3,063	3,146
Total assets	16,293	16,542	17,460
Current liabilities	1,782	1,429	2,099
Long-term debt, net of current maturities	20,365	19,939	19,740
Member’s deficit	(7,995)	(7,472)	(7,205)

(1)	Includes non-cash compensation expense.
(2)	We recorded impairment charges of $38 million in the fourth quarter of 2012, $8 million in the fourth quarter of 2011 and $15 million in the fourth quarter of 2010.
(3)	Capital expenditures include additions to our property, plant and equipment and do not include any proceeds from disposal of assets, nor any expenditures for business combinations.

RISK FACTORS

You should carefully consider the following risk factors as well as the other information and data included in this prospectus before participating in the exchange offers. Any of the following risks related to our business could materially and adversely affect our business, cash flows, financial condition or results of operations. In such a case, you may lose all or part of your original investment in your notes.

Risk Factors Related to the Exchange Offers

Because there is no public market for the 2019 exchange notes or the 2021 exchange notes, you may not be able to resell your exchange notes

The 2019 exchange notes and the 2021 exchange notes will be registered under the Securities Act, but will constitute new issues of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their respective exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the 2019 exchange notes and 2021 exchange notes might trade at higher or lower prices than their respective principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures

We will not accept your outstanding notes for exchange in the exchange offers if you do not follow the exchange offer procedures. We will issue exchange notes as part of any applicable exchange offer only after a timely receipt of your outstanding notes and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes and other required documents by the expiration date of the applicable exchange offer, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we may not accept your outstanding notes for exchange. For more information, see “Exchange Offers.”

In addition, any holder of outstanding notes who tenders in the exchange offers for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “Exchange Offers.”

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes

We did not register the outstanding notes, nor do we intend to do so following the exchange offers. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offers, you may not be able to sell your outstanding notes.

Risks Related to Our Business

Our results have been in the past, and could be in the future, adversely affected by economic uncertainty or deteriorations in economic conditions

Expenditures by advertisers tend to be cyclical, reflecting economic conditions and budgeting and buying patterns. Periods of a slowing economy or recession, or periods of economic uncertainty, may be accompanied by a decrease in advertising. For example, the global economic downturn that began in 2008 resulted in a decline in advertising and marketing by our customers, which resulted in a decline in advertising revenues across our businesses. This reduction in advertising revenues had an adverse effect on our revenue, profit margins, cash flow and liquidity. Global economic conditions have been slow to recover and remain uncertain. If economic conditions do not continue to improve, economic uncertainty increases or economic conditions deteriorate again, global economic conditions may once again adversely impact our revenue, profit margins, cash flow and liquidity. Furthermore, because a significant portion of our revenue is derived from local advertisers, our ability to generate revenues in specific markets is directly affected by local and regional conditions, and unfavorable regional economic conditions also may adversely impact our results. In addition, even in the absence of a downturn in general economic conditions, an individual business sector or market may experience a downturn, causing it to reduce its advertising expenditures, which also may adversely impact our results.

We performed impairment tests on our goodwill and other intangible assets during the fourth quarter of 2012, 2011 and 2010 and recorded non-cash impairment charges of $37.7 million, $7.6 million and $15.4 million, respectively. Although we believe we have made reasonable estimates and used appropriate assumptions to calculate the fair value of our licenses, billboard permits and reporting units, it is possible a material change could occur. If actual market conditions and operational performance for the respective reporting units underlying the intangible assets were to deteriorate, or if facts and circumstances change that would more likely than not reduce the estimated fair value of the indefinite-lived assets or goodwill for these reporting units below their adjusted carrying amounts, we may also be required to recognize additional impairment charges in future periods, which could have a material impact on our financial condition and results of operations.

To service our debt obligations and to fund capital expenditures, we will require a significant amount of cash to meet our needs, which depends on many factors beyond our control

Our ability to service our debt obligations and to fund capital expenditures will require a significant amount of cash. Our primary source of liquidity is cash on hand, cash flow from operations and borrowing capacity under our receivables based credit facility, subject to certain limitations contained in our material financing agreements. Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash on hand, cash flow from operations and borrowing capacity under our receivables based credit facility will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for at least the next twelve months. However, our ability to fund our working capital needs, debt service and other obligations and to comply with the financial covenant under our financing agreements depends on our future operating performance and cash flow, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control. If our future operating performance does not meet our expectation or our plans materially change in an adverse manner or prove to be materially inaccurate, we may need additional financing. In addition, the purchase price of possible acquisitions, capital expenditures for deployment of digital billboards and/or other strategic initiatives could require additional indebtedness or equity financing on our part. Adverse securities and credit market conditions could significantly affect the availability of equity or debt financing. Consequently, there can be no assurance that such financing, if permitted under the terms of our financing agreements, will be available on terms acceptable to us or at all. The inability to obtain additional financing in such circumstances could have a material adverse effect on our financial condition and on our ability to meet our obligations or pursue strategic initiatives. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures.

Our financial performance may be adversely affected by many factors beyond our control

Certain factors that could adversely affect our financial performance by, among other things, decreasing overall revenues, the numbers of advertising customers, advertising fees or profit margins include:

•	unfavorable economic conditions, which may cause companies to reduce their expenditures on advertising;

•

an increased level of competition for advertising dollars, which may lead to lower advertising rates as we attempt to retain customers or which may cause us to lose customers to our competitors who offer lower rates that we are unable or unwilling to match;

•	unfavorable fluctuations in operating costs, which we may be unwilling or unable to pass through to our customers;

•

technological changes and innovations that we are unable to successfully adopt or are late in adopting that offer more attractive advertising or listening alternatives than what we offer, which may lead to a loss of advertising customers or to lower advertising rates;

•	the impact of potential new royalties charged for terrestrial radio broadcasting, which could materially increase our expenses;

•

other changes in governmental regulations and policies and actions of regulatory bodies, which could increase our taxes or other costs, restrict the advertising media that we employ or restrict some or all of our customers that operate in regulated areas from using certain advertising media or from advertising at all;

•

unfavorable shifts in population and other demographics, which may cause us to lose advertising customers as people migrate to markets where we have a smaller presence or which may cause advertisers to be willing to pay less in advertising fees if the general population shifts into a less desirable age or geographical demographic from an advertising perspective; and

•	unfavorable changes in labor conditions, which may impair our ability to operate or require us to spend more to retain and attract key employees.

We face intense competition in our media and entertainment and our outdoor advertising businesses

We operate in a highly competitive industry, and we may not be able to maintain or increase our current audience ratings and advertising and sales revenues. Our media and entertainment and our outdoor advertising businesses compete for audiences and advertising revenues with other media and entertainment businesses and outdoor advertising businesses, as well as with other media, such as newspapers, magazines, television, direct mail, portable digital audio players, mobile devices, satellite radio, Internet-based services and live entertainment, within their respective markets. Audience ratings and market shares are subject to change, which could have the effect of reducing our revenues in that market. Our competitors may develop services or advertising media that are equal or superior to those we provide or that achieve greater market acceptance and brand recognition than we achieve. It also is possible that new competitors may emerge and rapidly acquire significant market share in any of our business segments. An increased level of competition for advertising dollars may lead to lower advertising rates as we attempt to retain customers or may cause us to lose customers to our competitors who offer lower rates that we are unable or unwilling to match.

Alternative media platforms and technologies may continue to increase competition with our broadcasting operations

Our terrestrial radio broadcasting operations face increasing competition from alternative media platforms and technologies, such as broadband wireless, satellite radio, audio broadcasting by cable television systems and

Internet-based audio music services, as well as consumer products, such as portable digital audio players and other mobile devices. These technologies and alternative media platforms, including those used by us, compete with our radio stations for audience share and advertising revenues. We are unable to predict the effect that such technologies and related services and products will have on our broadcasting operations. The capital expenditures necessary to implement these or other technologies could be substantial and we cannot assure you that we will continue to have the resources to acquire new technologies or to introduce new services to compete with other new technologies or services, or that our investments in new technologies or services will provide the desired returns. Other companies employing new technologies or services could more successfully implement such new technologies or services or otherwise increase competition with our businesses.

Our Media and Entertainment business is dependent upon the performance of on-air talent and program hosts

We employ or independently contract with many on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective markets. Although we have entered into long-term agreements with some of our key on-air talent and program hosts to protect our interests in those relationships, we can give no assurance that all or any of these persons will remain with us or will retain their audiences. Competition for these individuals is intense and many of these individuals are under no legal obligation to remain with us. Our competitors may choose to extend offers to any of these individuals on terms which we may be unwilling to meet. Furthermore, the popularity and audience loyalty of our key on-air talent and program hosts is highly sensitive to rapidly changing public tastes. A loss of such popularity or audience loyalty is beyond our control and could have a material adverse effect on our ability to attract local and/or national advertisers and on our revenue and/or ratings, and could result in increased expenses.

Our business is dependent on our management team and other key individuals

Our business is dependent upon the performance of our management team and other key individuals. A number of key individuals have joined us or assumed increased responsibilities over the past several years, including Robert W. Pittman, who became our Chief Executive Officer on October 2, 2011, and C. William Eccleshare, who was promoted to be our Chief Executive Officer—Outdoor in January 2012. Although we have entered into agreements with some members of our management team and certain other key individuals, we can give no assurance that all or any of our management team and other key individuals will remain with us. Competition for these individuals is intense and many of our key employees are at-will employees who are under no legal obligation to remain with us, and may decide to leave for a variety of personal or other reasons beyond our control. If members of our management or key individuals decide to leave us in the future, or if we are not successful in attracting, motivating and retaining other key employees, our business could be adversely affected.

Extensive current government regulation, and future regulation, may limit our radio broadcasting and other media and entertainment operations or adversely affect our business and financial results

Congress and several federal agencies, including the FCC, extensively regulate the domestic radio industry. For example, the FCC could impact our profitability by imposing large fines on us if, in response to pending complaints, it finds that we broadcast indecent programming. Additionally, we cannot be sure that the FCC will approve renewal of the licenses we must have in order to operate our stations. Nor can we be assured that our licenses will be renewed without conditions and for a full term. The non-renewal, or conditioned renewal, of a substantial number of our FCC licenses, could have a materially adverse impact on our operations. Furthermore, possible changes in interference protections, spectrum allocations and other technical rules may negatively affect the operation of our stations. For example, in January 2011, a law that eliminates certain minimum distance separation requirements between full-power and low-power FM radio stations was enacted, which could lead to increased interference between our stations and low-power FM stations. In March 2011, the FCC adopted policies which, in certain circumstances, could make it more difficult for radio stations to relocate to increase their population coverage. In addition, Congress, the FCC and other regulatory agencies have considered, and may in the future consider and adopt, new laws, regulations and policies that could, directly or indirectly, have an adverse effect on our business operations and financial performance. In particular, Congress may consider and adopt legislation that would impose an obligation upon all U.S. broadcasters to pay performing artists a royalty for the on-air broadcast of their sound recordings (this would be in addition to payments already made by broadcasters to owners of musical work rights, such as songwriters, composers and publishers). We cannot predict whether this or other legislation affecting our media and entertainment business will be adopted. Such legislation could have a material impact on our operations and financial results. Finally, various regulatory matters relating to our media and entertainment business are now, or may become, the subject of court litigation, and we cannot predict the outcome of any such litigation or its impact on our business.

Regulations and consumer concerns regarding privacy and data protection, or any failure to comply with these regulations, could hinder our operations

We collect and utilize demographic and other information, including personally identifiable information, from and about our listeners, consumers, business partners and advertisers as they interact with us. For example: (1) our broadcast radio station websites and our iHeartRadio digital platform collect personal information as users register for our services, fill out their listener profiles, post comments, use our social networking features, participate in polls and contests and sign-up to receive email newsletters; (2) we use tracking technologies, such as “cookies,” to manage and track our listeners’ interactions with us so that we can deliver relevant music content and advertising; and (3) we collect credit card or debit card information from consumers, business partners and advertisers who use our services.

We are subject to numerous federal, state and foreign laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. Many of these laws are still evolving, new laws may be enacted and any of these laws could be amended or interpreted in ways that could harm our business. In addition, changes in consumer expectations and demands regarding privacy and data protection could restrict our ability to collect, use, disclose and derive economic value from demographic and other information related to our listeners, consumers, business partners and advertisers. Such restrictions could limit our ability to provide customized music content to our listeners, interact directly with our listeners and consumers and offer targeted advertising opportunities to our business partners and advertisers. Although we have implemented policies and procedures designed to comply with these laws and regulations, any failure or perceived failure by us to comply with our policies or applicable regulatory requirements related to consumer protection, information security, data protection and privacy could result in a loss of confidence in us, damage to our brands, the loss of listeners, consumers, business partners and advertisers, as well as proceedings against us by governmental authorities or others, which could hinder our operations and adversely affect our business.

If our security measures are breached, we may face liability and public perception of our services could be diminished, which would negatively impact our ability to attract listeners, business partners and advertisers

Although we have implemented physical and electronic security measures to protect against the loss, misuse and alteration of our websites, digital assets and proprietary business information as well as listener, consumer, business partner and advertiser personally identifiable information, no security measures are perfect and impenetrable and we may be unable to anticipate or prevent unauthorized access. A security breach could occur due to the actions of outside parties, employee error, malfeasance or a combination of these or other actions. If an actual or perceived breach of our security occurs, we could lose competitively sensitive business information or suffer disruptions to our business operations. In addition, the public perception of the effectiveness of our security measures or services could be harmed, we could lose listeners, consumers, business partners and advertisers and we could suffer financial exposure in connection with remediation efforts, investigations and legal proceedings and changes in our security and system protection measures.

Government regulation of outdoor advertising may restrict our outdoor advertising operations

U.S. federal, state and local regulations have a significant impact on the outdoor advertising industry and our business. One of the seminal laws is the Highway Beautification Act (“HBA”), which regulates outdoor advertising on Federal-Aid Primary, Interstate and National Highway Systems’ roads in the United States. The HBA regulates the size and location of billboards, mandates a state compliance program, requires the development of state standards, promotes the expeditious removal of illegal signs and requires just compensation for takings. Construction, repair, maintenance, lighting, upgrading, height, size, spacing, the location and permitting of billboards and the use of new technologies for changing displays, such as digital displays, are regulated by federal, state and local governments. From time to time, states and municipalities have prohibited or significantly limited the construction of new outdoor advertising structures. Changes in laws and regulations affecting outdoor advertising, or changes in the interpretation of those laws and regulations, at any level of government, including the foreign jurisdictions in which we operate, could have a significant financial impact on us by requiring us to make significant expenditures or otherwise limiting or restricting some of our operations. Due to such regulations, it has become increasingly difficult to develop new outdoor advertising locations.

From time to time, certain state and local governments and third parties have attempted to force the removal of our displays under various state and local laws, including zoning ordinances, permit enforcement, condemnation and amortization. Similar risks also arise in certain of our international jurisdictions. Amortization is the attempted forced removal of legal non-conforming billboards (billboards which conformed with applicable laws and regulations when built, but which do not conform to current laws and regulations) or the commercial advertising placed on such billboards after a period of years. Pursuant to this concept, the governmental body asserts that just compensation is earned by continued operation of the billboard over time. Although amortization is prohibited along all controlled roads and generally prohibited along non-controlled roads, amortization has been upheld along non-controlled roads in limited instances where provided by state and local law. Other regulations limit our ability to rebuild, replace, repair, maintain and upgrade non-conforming displays. In addition, from time to time third parties or local governments assert that we own or operate displays that either are not properly permitted or otherwise are not in strict compliance with applicable law. Such regulations and allegations have not had a material impact on our results of operations to date, but if we are increasingly unable to resolve such allegations or obtain acceptable arrangements in circumstances in which our displays are subject to removal, modification or amortization, or if there occurs an increase in such regulations or their enforcement, our operating results could suffer.

A number of state and local governments have implemented or initiated taxes, fees and registration requirements in an effort to decrease or restrict the number of outdoor signs and/or to raise revenue. From time to time, legislation also has been introduced in international jurisdictions attempting to impose taxes on revenue from outdoor advertising or for the right to use outdoor advertising assets. In addition, a number of jurisdictions, including the City of Los Angeles, have implemented legislation or interpreted existing legislation to restrict or prohibit the installation of new digital billboards. While these measures have not had a material impact on our business and financial results to date, we expect these efforts to continue. The increased imposition of these measures, and our inability to overcome any such measures, could reduce our operating income if those outcomes require removal or restrictions on the use of preexisting displays. In addition, if we are unable to pass on the cost of these items to our clients, our operating income could be adversely affected.

International regulation of the outdoor advertising industry can vary by municipality, region and country, but generally limits the size, placement, nature and density of out-of-home displays. Other regulations limit the subject matter and language of out-of-home displays. Our failure to comply with these or any future international regulations could have an adverse impact on the effectiveness of our displays or their attractiveness to clients as an advertising medium and may require us to make significant expenditures to ensure compliance. As a result, we may experience a significant impact on our operations, revenue, international client base and overall financial condition.

Additional restrictions on outdoor advertising of tobacco, alcohol and other products may further restrict the categories of clients that can advertise using our products

Out-of-court settlements between the major U.S. tobacco companies and all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and four other U.S. territories include a ban on the outdoor advertising of tobacco products. Other products and services may be targeted in the U.S. in the future, including alcohol products. Most European Union countries, among other nations, also have banned outdoor advertisements for tobacco products and regulate alcohol advertising. Regulations vary across the countries in which we conduct business. Any significant reduction in alcohol-related advertising or advertising of other products due to content-related restrictions could cause a reduction in our direct revenues from such advertisements and an increase in the available space on the existing inventory of billboards in the outdoor advertising industry.

Environmental, health, safety and land use laws and regulations may limit or restrict some of our operations

As the owner or operator of various real properties and facilities, especially in our outdoor advertising operations, we must comply with various foreign, federal, state and local environmental, health, safety and land use laws and regulations. We and our properties are subject to such laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances and employee health and safety as well as zoning restrictions. Historically, we have not incurred significant expenditures to comply with these laws. However, additional laws which may be passed in the future, or a finding of a violation of or liability under existing laws, could require us to make significant expenditures and otherwise limit or restrict some of our operations.

Doing business in foreign countries exposes us to certain risks not found when doing business in the United States

Doing business in foreign countries carries with it certain risks that are not found when doing business in the United States. These risks could result in losses against which we are not insured. Examples of these risks include:

•	potential adverse changes in the diplomatic relations of foreign countries with the United States;

•	hostility from local populations;

•	the adverse effect of foreign exchange controls;

•	government policies against businesses owned by foreigners;

•	investment restrictions or requirements;

•	expropriations of property without adequate compensation;

•	the potential instability of foreign governments;

•	the risk of insurrections;

•	risks of renegotiation or modification of existing agreements with governmental authorities;

•	difficulties collecting receivables and otherwise enforcing contracts with governmental agencies and others in some foreign legal systems;

•	withholding and other taxes on remittances and other payments by subsidiaries;

•	changes in tax structure and level; and

•	changes in laws or regulations or the interpretation or application of laws or regulations.

In addition, because we own assets in foreign countries and derive revenues from our International operations, we may incur currency translation losses due to changes in the values of foreign currencies and in the value of the U.S. dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

Our International operations involve contracts with, and regulation by, foreign governments. We operate in many parts of the world that experience corruption to some degree. Although we have policies and procedures in place that are designed to promote legal and regulatory compliance (including with respect to the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act), our employees, subcontractors and agents could take actions that violate applicable anticorruption laws or regulations. Violations of these laws, or allegations of such violations, could have a material adverse effect on our business, financial position and results of operations.

The success of our street furniture and transit products businesses is dependent on our obtaining key municipal concessions, which we may not be able to obtain on favorable terms

Our street furniture and transit products businesses require us to obtain and renew contracts with municipalities and other governmental entities. Many of these contracts, which require us to participate in competitive bidding processes at each renewal, typically have terms ranging from 3 to 20 years and have revenue share and/or fixed payment components. Our inability to successfully negotiate, renew or complete these contracts due to governmental demands and delay and the highly competitive bidding processes for these contracts could affect our ability to offer these products to our clients, or to offer them to our clients at rates that are competitive to other forms of advertising, without adversely affecting our financial results.

Future acquisitions and other strategic transactions could pose risks

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue additional acquisitions and may decide to dispose of certain businesses. These acquisitions or dispositions could be material. Our acquisition strategy involves numerous risks, including:

•	our acquisitions may prove unprofitable and fail to generate anticipated cash flows;

•	to successfully manage our large portfolio of media and entertainment, outdoor advertising and other businesses, we may need to:

•

recruit additional senior management as we cannot be assured that senior management of acquired businesses will continue to work for us and we cannot be certain that our recruiting efforts will succeed, and

•

expand corporate infrastructure to facilitate the integration of our operations with those of acquired businesses, because failure to do so may cause us to lose the benefits of any expansion that we decide to undertake by leading to disruptions in our ongoing businesses or by distracting our management;

•	we may enter into markets and geographic areas where we have limited or no experience;

•	we may encounter difficulties in the integration of operations and systems; and

•	our management’s attention may be diverted from other business concerns.

Additional acquisitions by us of media and entertainment businesses and outdoor advertising businesses may require antitrust review by U.S. federal antitrust agencies and may require review by foreign antitrust agencies under the antitrust laws of foreign jurisdictions. We can give no assurances that the U.S. Department of Justice (“DOJ”), the U.S. Federal Trade Commission (“FTC”) or foreign antitrust agencies will not seek to bar us from acquiring additional media and entertainment businesses or outdoor advertising businesses in any market where we already have a significant position. Further, radio acquisitions by us are subject to FCC approval. Such acquisitions must comply with the Communications Act and FCC regulatory requirements and policies, including with respect to the number of broadcast facilities in which a person or entity may have an ownership or attributable interest in a given local market and the level of interest that may be held by a foreign individual or entity. The FCC’s media ownership rules remain subject to ongoing agency and court proceedings. Future changes could restrict our ability to acquire new radio assets or businesses.

Significant equity investors control us and may have conflicts of interest with us in the future

Private equity funds sponsored by or co-investors with Bain Capital and THL indirectly own a majority of our outstanding capital stock and will exercise control over matters requiring approval of our shareholder and board of directors. The directors elected by Bain Capital and THL will have significant authority to make decisions affecting us, including change of control transactions and the incurrence of additional indebtedness.

In addition, affiliates of Bain Capital and THL are lenders under our term loan credit facilities and holders of our outstanding 9.0% priority guarantee notes due 2019. It is possible that their interests in some circumstances may conflict with our interests.

Additionally, Bain Capital and THL are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the entities advised by or affiliated with Bain Capital and/or THL may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as entities advised by or affiliated with Bain Capital and THL directly or indirectly own a significant amount of the voting power of our capital stock, even if such amount is less than 50%, Bain Capital and THL will continue to be able to strongly influence or effectively control our decisions.

Risks Related to the Notes

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful

We have a substantial amount of indebtedness. At December 31, 2012, after giving pro forma effect to the Refinancing Transactions, we would have had $20.7 billion of total indebtedness outstanding, including: (1) $8.2 billion aggregate principal amount outstanding under our term loan credit facilities, which obligations mature at various dates in 2016; (2) $269.5 million aggregate principal amount outstanding under our receivables based facility, which will be available through 2017, at which time all outstanding principal amounts under the receivables based credit facility will be due and payable; (3) $1.7 billion aggregate principal amount outstanding of our 9.0% priority guarantee notes due 2021, net of $41.4 million of unamortized discounts, which mature in March 2021; (4) $575.0 million aggregate principal amount of our outstanding 11.25% priority guarantee notes due 2021, which mature in March 2021; (5) $2.0 billion aggregate principal amount outstanding of our 9.0% priority guarantee notes due 2019, which mature in December 2019; (6) $25.5 million aggregate principal amount of other secured debt; (7) $796.3 million and $829.8 million outstanding of senior cash pay notes and senior toggle notes, respectively, which mature in August 2016; (8) $1.4 billion aggregate principal amount outstanding of our legacy notes, net of unamortized purchase accounting discounts of $360.2 million, which mature at various dates from 2014 through 2027; (9) $2.7 billion aggregate principal amount outstanding of subsidiary senior notes, net of unamortized discount of $7.3 million, which mature in November 2022; (10) $2.2 billion aggregate principal amount outstanding of subsidiary senior subordinated notes, which mature in March

2020; and (11) other long-term obligations of $5.6 million. This large amount of indebtedness could have negative consequences for us, including, without limitation:

•

requiring us to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, thereby reducing cash available for other purposes, including to fund operations and capital expenditures, invest in new technology and pursue other business opportunities;

•

limiting our liquidity and operational flexibility and limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	limiting our ability to adjust to changing economic, business and competitive conditions;

•	requiring us to defer planned capital expenditures, reduce discretionary spending, sell assets, restructure existing indebtedness or defer acquisitions or other strategic opportunities;

•	limiting our ability to refinance any of our indebtedness or increasing the cost of any such financing in any downturn in our operating performance or decline in general economic conditions;

•	making us more vulnerable to an increase in interest rates, a downturn in our operating performance or a decline in general economic or industry conditions; and

•	making us more susceptible to negative changes in credit ratings, which could impact our ability to obtain financing in the future and increase the cost of such financing.

If compliance with the debt obligations materially hinders our ability to operate our business and adapt to changing industry conditions, we may lose market share, our revenue may decline and our operating results may suffer. The terms of our credit facilities and the other indebtedness allow us, under certain conditions, to incur further indebtedness, including secured indebtedness, which heightens the foregoing risks.

Our and our subsidiaries’ ability to make scheduled payments on our respective debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. In addition, because we derive a substantial portion of our operating income from our subsidiaries, our ability to repay our debt depends upon the performance of our subsidiaries, their ability to dividend or distribute funds to us and our receipt of funds under our cash management arrangement with our subsidiary, CCOH. We and our subsidiaries may not be able to maintain a level of cash flows sufficient to permit us and our subsidiaries to pay the principal, premium, if any, and interest on our respective indebtedness.

If our and our subsidiaries’ cash flows and capital resources are insufficient to fund our respective debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We may not be able to take any of these actions, and these actions may not be successful or permit us to meet the scheduled debt service obligations. Furthermore, these actions may not be permitted under the terms of existing or future debt agreements.

The ability to restructure or refinance the debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and increase debt service obligations and may require us and our subsidiaries to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us or our subsidiaries to meet scheduled debt service obligations. If we and our subsidiaries cannot make scheduled payments on indebtedness, we or our subsidiaries, as applicable, will be in default under one or more of the debt agreements and, as a result we could be forced into bankruptcy or liquidation.

Because we derive a substantial portion of operating income from our subsidiaries, our ability to repay our debt depends upon the performance of our subsidiaries and their ability to dividend or distribute funds to us

We derive a substantial portion of operating income from our subsidiaries. As a result, our cash flow and the ability to service our indebtedness depend on the performance of our subsidiaries and the ability of those entities to distribute funds to us. We cannot assure you that our subsidiaries will be able to, or be permitted to, pay to us the amounts necessary to service our debt.

Accordingly, repayment of our indebtedness, including the notes, depends on the generation of cash flow by our subsidiaries and (if they are not guarantors of the notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise. For the year ended December 31, 2012, approximately 47% of our consolidated net revenue and 27% of our operating income was generated by our Americas Outdoor Advertising and our International Outdoor Advertising business segments, which are part of CCOH, which is not a guarantor of the notes. CCOH is subject to limitations on its ability to pay dividends or otherwise make distributions to us. Those limitations are set forth in the indenture governing one series of its outstanding senior notes and the indenture governing one series of its outstanding senior subordinated notes, respectively. In addition, the Adjusted EBITDA of CCOH is included in the calculation of the Adjusted EBITDA of Clear Channel for purposes of calculating Clear Channel’s consolidated leverage ratio under the respective notes. The financial performance of CCOH may be taken into account to enable us to incur additional debt, pay dividends or make other restricted payments that we could not otherwise incur, pay or make without such results, even though CCOH’s ability to pay us dividends or make distributions to us is subject to limitations. Accordingly, investors should not place undue reliance on our outdoor advertising business as a means for repayment of the notes. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While each indenture governing the notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our non-guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

In addition, any payment of interest, dividends, distributions, loans or advances by our subsidiaries to us could be subject to restrictions on dividends or repatriation of distributions under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate or under arrangements with local partners.

If we default on our obligations to pay our other indebtedness, holders of such indebtedness may declare all the funds borrowed thereunder immediately due and payable, which may cause us to be unable to make payments on the notes

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders thereunder, and the remedies sought by the holders of such indebtedness, could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior secured credit facilities), we could be in default under the terms of the agreements governing such indebtedness. In the event of any such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our receivables based credit facility could elect to terminate their commitments, cease making further loans, require us to cash collateralize amounts outstanding under then existing letter of credit obligations and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facilities, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Certain Other Indebtedness,” “Description of the 2019 Exchange Notes” and “Description of the 2021 Exchange Notes.”

The notes are structurally subordinated to all of the debt and liabilities of our non-guarantor subsidiaries

Some of our wholly owned subsidiaries do not guarantee the notes and none of our non-wholly owned subsidiaries, including CCOH and its subsidiaries, guarantee the notes. As of December 31, 2012, our non-guarantor subsidiaries held approximately 51% of our consolidated assets and had $4.9 billion in outstanding indebtedness, excluding intercompany obligations. During the year ended December 31, 2012, our non-guarantor subsidiaries generated 48% of our revenue and 25% of our operating income. As of December 31, 2012, CCOH and its subsidiaries, which do not guarantee the notes, had $7.1 billion of total assets and $6.7 billion in total liabilities. Generally, claims of creditors (both secured and unsecured) of a non-guarantor subsidiary, including trade creditors and claims of preference shareholders (if any) of the non-guarantor subsidiary (or the equivalent of any of the foregoing under local law), will have priority with respect to the assets and cash flow of the non-guarantor subsidiary over the claims of creditors of its parent entity. Accordingly, those claims, including those related to the CCWH senior notes and CCWH senior subordinated notes, will have priority with respect to the assets and cash flow of CCOH and its subsidiaries. As of December 31, 2012, there was $2.7 billion aggregate principal amount of CCWH senior notes and $2.2 billion of CCWH senior subordinated notes outstanding. In the event of a bankruptcy, liquidation or reorganization or other bankruptcy or insolvency proceeding of any of these non-guarantor subsidiaries (or the equivalent of any of the foregoing under local law), holders of the notes will participate with all other holders of our indebtedness in the assets remaining and dividended or otherwise paid to the issuer after the non-guarantor subsidiaries involved in such proceedings have paid all of their debts and liabilities. In any of these cases, the relevant subsidiaries may not have sufficient funds to make payments to us, and holders of the notes may receive less, ratably, than the holders of debt of such non-guarantor subsidiaries, including CCOH and its subsidiaries.

The documents governing our indebtedness contain restrictions that limit our flexibility in operating our business

Our material financing agreements, including our credit agreements and indentures, contain various covenants restricting, among other things, our ability to:

•	make acquisitions or investments;

•	make loans or otherwise extend credit to others;

•	incur indebtedness or issue shares or guarantees;

•	create liens;

•	enter into transactions with affiliates;

•	sell, lease, transfer or dispose of assets;

•	merge or consolidate with other companies; and

•	make a substantial change to the general nature of our business.

In addition, under our senior secured credit facilities, we are required to comply with certain affirmative covenants and certain specified financial covenants and ratios. For instance, our senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of our consolidated secured debt, net of cash and cash equivalents, to our consolidated EBITDA (as defined under the terms of our senior secured credit facilities) for the preceding four quarters. The ratio under this financial covenant for the four quarters ended December 31, 2012 is set at 9.5 to 1 and reduces to 9.25 to 1, 9 to 1 and 8.75 to 1 for the four quarters ended June 30, 2013, December 31, 2013 and December 31, 2014, respectively.

The restrictions contained in our credit agreements and indentures could affect our ability to operate our business and may limit our ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, such restrictions could adversely affect our ability to finance our operations, make strategic acquisitions, investments or alliances, restructure our organization or finance our capital needs. Additionally, our ability to comply with these covenants and restrictions may be affected by events beyond our control. These include prevailing economic, financial and industry conditions. If we breach any of these covenants or restrictions, we could be in default under the agreements governing our indebtedness and, as a result, we would be forced into bankruptcy or liquidation.

U.S. federal and state fraudulent transfer laws permit a court to void the notes and the guarantees and security interests, and, if that occurs, you may not receive any payments on the notes or may be required to return payments made on the notes

The issuance of the notes, the guarantees and the security interests may be subject to review under U.S. federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, under such laws the payment of consideration in certain transactions could be considered a fraudulent conveyance if (1) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing notes, a guarantee or a security interest and, in the case of (2) only, one of the following is also true:

•	we or any of our guarantors were or was insolvent or rendered insolvent by reason of issuing notes or the guarantees;

•	payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on our or its business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes, the guarantees or the related security agreements, further subordinate the notes or the payment obligations under such guarantee or security agreement to existing and future indebtedness of ours or such guarantor or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on your notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt. The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the laws of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantors’ other debt.

If the guarantees were legally challenged, any guarantee could be subject to the finding of a court that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration or reasonably equivalent value. A court could thus void the obligations under the guarantees and related security agreements, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

The amount of our obligations under our senior secured credit facilities, our 9.0% priority guarantee notes due 2021 and the notes substantially exceeds the value of the collateral securing the notes

The collateral securing the notes initially consists of (1) a lien on (i) 100% of the capital stock of Clear Channel and (ii) certain property and related assets that do not constitute “principal property” as defined in the indenture governing our legacy notes, in each case, that is equal in priority to the liens on such collateral securing the obligations under our senior secured credit facilities and our 9.0% priority guarantee notes due 2021 and (2) a lien on the accounts receivable and related assets pledged to secure our receivables based credit facility (the “receivables-based collateral”) that is junior in priority to the liens of the secured lenders under such receivables based credit facility and equal in priority to the liens of the lenders under our senior secured credit facilities and the holders of our 9.0% priority guarantee notes due 2021 on such collateral. Liens for the benefit of the notes will also be, in the case of (1) and (2), subject to other liens permitted by the indenture governing the respective notes. On the respective issue dates of the outstanding notes, we did not pledge any of the capital stock of our subsidiaries as collateral securing the notes and we do not expect to pledge such capital stock, and the property and related assets that constitute principal property under the indenture governing the legacy notes will not secure the notes, unless certain conditions are satisfied. See “Description of the 2019 Exchange Notes—Security—Limitations on Capital Stock Collateral” and “Description of the 2021 Exchange Notes—Security—Limitations on Capital Stock Collateral.” The property and related assets that constitute principal property under the indenture governing the legacy notes consist of our assets related to the operation of our radio broadcasting and outdoor advertising properties, other than those determined by our board of directors to be, in the aggregate, immaterial to us and our subsidiaries as an entirety. Substantially all of our properties constitute principal properties and the value of such assets is significantly more than our assets that constitute the collateral securing the notes.

All of the assets securing the notes also secure, on an equal priority basis, our obligations under our senior secured credit facilities and our 9.0% priority guarantee notes due 2021. Therefore, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, the proceeds from the sale of any collateral securing the notes will be used to pay, on a pari passu basis, our senior secured credit facilities, our 9.0% priority guarantee notes due 2021, the notes and any other indebtedness with a lien on such collateral that is equal in priority to that of the notes. In addition, the proceeds of the receivables-based collateral (if any remain after satisfying claims of lenders under our receivables based credit facility) will be used to pay, on a pari passu basis, our senior secured credit facilities, our 9.0% priority guarantee notes due 2021, the notes and any other indebtedness with an equal priority lien on the receivables-based collateral. After the proceeds of the collateral securing the notes have been used to satisfy our senior secured credit facilities, the 9.0% priority guarantee notes due 2021, the notes and any other indebtedness with an equal priority lien on the collateral securing the notes, and the proceeds of the receivables-based collateral (if any remain after satisfying claims of lenders under our receivables based credit facility) have been used to satisfy our senior secured credit facilities, our 9.0% priority guarantee notes due 2021, the notes and any other indebtedness with an equal priority lien on the receivables-based collateral, any obligations in respect of the notes that remain outstanding will be general unsecured claims that will be equal in right of payment with both (1) our and the guarantors’ indebtedness secured by an equal or junior priority lien and (2) our and the guarantors’ unsecured unsubordinated indebtedness, including our legacy notes (the “unsecured senior debt”).

As of December 31, 2012, we had $16.3 billion of total assets, of which $4.2 billion was attributable to goodwill and $3.0 billion was attributable to property, plant and equipment—net, only a small portion of which will constitute the collateral. Of the $16.3 billion of total assets, $7.1 billion (including a portion of the above amounts attributable to goodwill and property, plant and equipment—net) was attributable to CCOH, our 89% owned subsidiary that does not guarantee the notes and whose assets do not secure the notes. We also had $1.4 billion of accounts receivable, net, a significant portion of which constitutes receivables-based collateral or is otherwise not part of the collateral securing the notes. As a result, the book value of the collateral securing the notes is significantly less than the aggregate principal amount of the notes and our other secured obligations.

No appraisal of the value of the collateral securing the notes has been made in connection with the offering of the notes or these exchange offers, and the fair market value of the collateral is subject to fluctuations and downward movement, based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, a substantial majority of the collateral is illiquid, is subject to regulatory limits on transfer and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions in multiple jurisdictions, changing legal regimes, our failure to implement our business strategy, competition and other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of the collateral may not be sufficient to pay our obligations under the notes in full.

In addition, upon the occurrence of certain future events, the notes may receive the benefit of a pledge of the stock and other securities of certain of our subsidiaries held by us or the guarantors. See “Description of the 2019 Exchange Notes—Security—General Credit Facility Collateral” and “Description of the 2021 Exchange Notes—Security—General Credit Facility Collateral.” However, any such future pledge will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required in connection with the filing of a registration statement related to the notes. See “—Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future, and any future pledge of the securities of any subsidiary securing the notes will automatically be released to the extent and for so long as that pledge would require the filing of separate financial statements with the SEC for that subsidiary.” In addition, any such future pledge or any other future pledge of collateral, including pursuant to security documents delivered after the respective dates of the indentures governing the notes and including in connection with the springing lien, would be avoidable as a preference by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy within 90 days (or, in certain circumstances, a longer period) after such grant if we were insolvent at the time of the grant or if certain other events or circumstances exist or occur. Such events or circumstances may include, among others, if the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days (or, in certain circumstances, a longer period) following the pledge.

In addition to borrowings under our senior secured credit facilities and our 9.0% priority guarantee notes due 2021, each indenture governing the notes allows a significant amount of other indebtedness and other obligations to be secured by a senior priority lien on the collateral for the notes or secured by a lien on such collateral on an equal and ratable basis with the notes, provided that, in each case, such indebtedness or other obligation could be incurred under the debt incurrence covenants contained in such indentures. Any additional obligations secured by a senior or equal priority lien on the collateral for the notes will adversely affect the relative position of the holders of the notes with respect to such collateral.

The notes will mature after a substantial portion of our other indebtedness, including our unsecured indebtedness

The 9.0% priority guarantee notes due 2019 will mature in 2019 and the 11.25% priority guarantee notes due 2021 will mature in 2021. Substantially all of our existing indebtedness other than our 9.0% priority guarantee notes due 2021, 11.25% priority guarantee notes due 2021, CCWH senior subordinated notes and CCWH senior notes will mature prior to the maturity of the 9.0% priority guarantee notes due 2019 and substantially all of our existing indebtedness other than our 9.0% priority guarantee notes due 2021 and our CCWH senior subordinated notes will mature prior to the maturity of the 11.25% priority guarantee notes due 2021. Therefore, we will be required to repay many of our other creditors, including holders of unsecured and unguaranteed indebtedness, before we are required to repay a portion of the interest due on, and the principal of, the notes. As a result, we may not have sufficient cash to repay all amounts owing on the notes at their respective maturity dates. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay such amounts.

Because each guarantor’s liability under its guarantee or security may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors

Noteholders have the benefit of the guarantees of certain of our subsidiaries. However, the guarantees are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. This provision may not be effective to protect the guarantees from being avoided under fraudulent transfer law, or may eliminate a guarantor’s obligations or reduce a guarantor’s obligations to an amount that effectively make the guarantee worthless. In a Florida bankruptcy case (which was recently reinstated by the United States Court of Appeals for the Eleventh Circuit on other grounds), this type of provision was found to be ineffective to protect guarantors. Furthermore, under the circumstances discussed more fully above, a court under applicable fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee and security if it is released under certain circumstances described under “Description of the 2019 Exchange Notes—Security—Releases of Collateral” and “Description of the 2021 Exchange Notes—Security—Releases of Collateral.”

As a result, a guarantor’s liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee issued by a company that is not in the company’s corporate interests, the burden of which exceeds the benefit to the company or which is entered into within a certain period prior to insolvency or bankruptcy, may not be valid and enforceable. It is possible that a guarantor, a creditor of a guarantor or the insolvency administrator in the case of an insolvency of a guarantor may contest the validity and enforceability of the guarantee and that the applicable court may determine the guarantee should be limited or voided. In the event that any guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the guarantee obligation apply, the notes would be effectively subordinated to all liabilities of the applicable guarantor, including trade payables of such guarantor. See “—U.S. federal and state fraudulent transfer laws permit a court to void the notes and the guarantees and security interests, and, if that occurs, you may not receive any payments on the notes or may be required to return payments made on the notes.”

The value of the collateral may not be sufficient to secure post-petition interest and in the event of a bankruptcy of Clear Channel or any of the guarantors, the holders of the notes will be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the collateral securing the notes

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against the guarantors located in the United States, holders of the notes will only be entitled to post-petition interest under the U.S. bankruptcy code to the extent that the value of their security interest in the collateral securing the notes is greater than their pre-bankruptcy claim. In such event, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the collateral. No appraisal of the fair market value of the collateral has been prepared in connection with the offering of the outstanding notes or these exchange offers and we therefore cannot assure you that the value of the holders of the notes’ interest in the collateral equals or exceeds the respective principal amounts of the notes. As a result, holders of the notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the bankruptcy code. In addition, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then current principal amount of the notes. Upon a finding by a bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the holders of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive other “adequate protection” under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes. No appraisal of the fair market value of the collateral has been prepared in connection with the offering of the outstanding notes or these exchange offers and we therefore cannot assure you that the value of the holders of the notes’ interest in the collateral equals or exceeds the principal amount of the notes. See “—The amount of our obligations under our senior secured credit facilities, our 9.0% priority guarantee notes due 2021 and the notes substantially exceeds the value of the collateral securing the notes.”

There are circumstances other than repayment or discharge of the notes under which the collateral and related guarantees will be released automatically, without the consent of the respective holders of the notes or the respective trustee under each indenture governing the notes

All or some of the liens on the property and other assets included in the collateral securing the notes may be released under various circumstances, including the following:

(1) to enable the sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture governing the relevant notes, including the sale of any entity in its entirety that owns or holds such collateral;

(2) with respect to collateral held by a guarantor, (A) upon the release of such guarantor from its guarantee and (B) upon the sale of such guarantor in a transaction not prohibited by the indenture governing the relevant notes.

Each indenture governing the notes permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under such indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

Holders of the notes will not control certain decisions regarding the collateral securing our senior secured credit facilities

Each trustee of the notes, as representative for the respective holders of such notes, the authorized representative of the holders of our 9.0% priority guarantee notes due 2021 and the authorized representative of the lenders under our senior secured credit facility have entered into an intercreditor agreement that establishes the relative priorities of the lenders under the senior secured credit facilities, holders of our 9.0% priority guarantee notes due 2021 and holders of the notes with respect to the collateral securing the notes (the “Credit Agreement Intercreditor Agreement”). See “Description of the 2019 Exchange Notes—Intercreditor Agreements—Credit Agreement Intercreditor Agreement” and “Description of the 2021 Exchange Notes—Intercreditor Agreements—Credit Agreement Intercreditor Agreement.” The Credit Agreement Intercreditor Agreement provides, among other things, that the lenders under our senior secured credit facilities, and their authorized representative acting on their behalf, will control substantially all matters related to the collateral securing the notes and the lenders under our senior secured credit facilities may foreclose on or take other actions with respect to such collateral with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes. In addition, the Credit Agreement Intercreditor Agreement provides that, to the extent any collateral is released to satisfy such creditor’s claims in connection with such a foreclosure, the liens on such collateral will also automatically be released without any further action by any note trustee or the holders of the notes and the holders of the notes will agree to waive certain of their rights relating to such collateral in connection with a bankruptcy or insolvency proceeding involving us or any guarantor of the notes. The Credit Agreement Intercreditor Agreement also provides that, while our senior secured credit facilities are outstanding, the collateral agent with respect thereto will control all decisions regarding the collateral securing our senior secured credit facilities at all times, unless, at such time, (i) a series of obligations secured on an equal priority basis has a greater principal amount outstanding than the then outstanding amount of the obligations under our senior secured credit facilities and (ii) the collateral agent under our senior secured credit facilities is not diligently pursuing enforcement actions with respect thereto for at least 90 days. Following such time, the authorized representative for the largest then-outstanding series of obligations party to the Credit Agreement Intercreditor Agreement would control all decisions regarding the collateral securing the notes at all times and therefore, holders of the 9.0% priority guarantee notes due 2019 or the 11.25% priority guarantee notes due 2021, as applicable, would only be permitted to take enforcement action with respect to such collateral if such notes are the largest then-outstanding series of obligations party to the Credit Agreement Intercreditor Agreement. As of December 31, 2012, after giving effect to the Refinancing Transactions, the aggregate principal amount of the obligations under our senior secured credit facilities would have been $8,228.5 million, the aggregate principal amount of our 9.0% priority guarantee notes due 2021 would have been $1,708.6 million, net of $41.4 million of unamortized discounts, the aggregate principal amount of our 9.0% priority guarantee notes due 2019 would have been $1,999.8 million and the aggregate principal amount of our 11.25% priority guarantee notes due 2021 would have been $575.0 million.

After the discharge of the obligations with respect to our senior secured credit facilities, at which time the parties to our senior secured credit facilities will no longer have the right to direct the actions with respect to the collateral securing the notes pursuant to the Credit Agreement Intercreditor Agreement, that right passes to the authorized representative of holders of the next largest outstanding principal amount of indebtedness secured by a lien on the collateral equal in priority to the lien securing our obligations with respect to our senior secured credit facilities, prior to their discharge. If we have issued or if we issue additional indebtedness that is equal in priority to the lien securing our senior secured credit facilities in a greater principal amount than the 9.0% priority guarantee notes due 2019 and the 11.25% priority guarantee notes due 2021, then the authorized representative for such additional indebtedness (including our 9.0% priority guarantee notes due 2021) would be next in line to exercise rights under the Credit Agreement Intercreditor Agreement, rather than the collateral agent for the 9.0% priority guarantee notes due 2019 or the 11.25% priority guarantee notes due 2021. Accordingly, the trustees under the indenture governing the notes you hold may never have the right to control remedies and take other actions with respect to the collateral.

Furthermore, the security documents generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, to freely operate and to collect, invest and dispose of any income from the collateral securing the notes. In addition, to the extent we sell any assets that constitute collateral, the proceeds from such sale will be subject to the lien securing the notes only to the extent such proceeds would otherwise constitute “collateral” securing the notes under the security documents. To the extent the proceeds from any such sale of collateral do not constitute “collateral” under the security documents, the pool of assets securing the notes would be reduced and the notes would not be secured by such proceeds. If such proceeds constitute collateral under the receivables based credit facility, the notes would be secured by such collateral on a junior priority basis to the lenders under our receivables based credit facility. For example, the collateral under our senior secured credit facilities does not include a security interest in cash, including cash proceeds from a sale of assets that constituted collateral under our senior secured credit facilities. However, the definition of collateral under the receivables based credit facility includes accounts receivable and other accounts and cash, and any assets acquired with such collateral or otherwise constituting proceeds of collateral under the receivables based credit facility. Accordingly, if assets that constitute collateral under our senior secured credit facilities are sold, the cash proceeds and anything purchased with those proceeds may constitute collateral under the receivables based credit facility and our senior secured credit facilities. In such a case, the holders of the notes may not be able to take any enforcement action with respect to such collateral or to receive any proceeds from the sale of such collateral in an enforcement action until our obligations under the receivables based credit facility are paid off in full. Maximum commitments under our receivables based credit facility are $535.0 million, subject to a borrowing base equal to 90% of our, and certain of our subsidiaries’, eligible accounts receivable. As of December 31, 2012, we had no obligations under the receivables based credit facility. As of December 31, 2012, after giving pro forma effect to the Refinancing Transactions, we would have had $269.5 million of loans outstanding under the receivables based credit facility.

In addition, in most cases, the collateral securing the notes will be taken in the name of the authorized representative of the lenders under our senior secured credit facility for the benefit of the holders of the notes and our 9.0% priority guarantee notes due 2021. As a result, the authorized representative of the lenders under our senior secured credit facility may effectively control actions with respect to collateral securing the notes, which may impair the rights that a noteholder would otherwise have as a secured creditor. The authorized representative of the lenders under our senior secured credit facility may take actions that a noteholder disagrees with or fail to take actions that a noteholder wishes to pursue. Furthermore, the authorized representative of the lenders under our senior secured credit facility under the Credit Agreement Intercreditor Agreement may fail to act in a timely manner which could impair the recovery of holders of the notes.

The rights of holders of the notes with respect to the receivables based collateral will be substantially limited by the terms of the ABL Intercreditor Agreement

The rights of holders of the notes with respect to the receivables based collateral will be substantially limited by the ABL Intercreditor Agreement that exists between lenders under our senior secured credit facilities, holders of our existing 9.0% priority guarantee notes due 2021, holders of the notes and lenders under the receivables based credit facility (the “ABL Intercreditor Agreement”). See “Description of the 2019 Exchange Notes—Intercreditor Agreements—ABL Intercreditor Agreement” and “Description of the 2021 Notes—Intercreditor Agreements—ABL Intercreditor Agreement.” Under the terms of the ABL Intercreditor Agreement, at any time that obligations that have the benefit of the senior priority liens on the receivables based collateral remain outstanding, any actions that may be taken in respect of the receivables based collateral, including the ability to cause the commencement of enforcement proceedings against the receivables based collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of receivables based collateral from the lien of, and waivers of past defaults under, the security documents, will be at the direction of the holders of the obligations secured by the senior priority liens and neither any trustee nor any collateral agent, on behalf of the holders of the notes, will have the ability to control or direct such actions, even if the rights of the holders of the respective notes are adversely affected, subject to certain exceptions. Under the terms of the ABL Intercreditor Agreement, at any time that obligations that have the benefit of the senior priority liens on the receivables based collateral are outstanding, if the holders of such indebtedness release the receivables based collateral for any reason whatsoever (other than any such release granted following the discharge of obligations with respect to our receivables based credit facility), including, without limitation, in connection with any sale of assets, the junior priority security interest in such receivables based collateral securing the notes will be automatically and simultaneously released without any consent or action by the holders of the notes, subject to certain exceptions. The receivables based collateral so released will no longer secure our and the guarantors’ obligations under the notes. In addition, because the holders of the indebtedness secured by senior priority liens in the receivables based collateral control the disposition of the receivables based collateral, such holders could decide not to proceed against the receivables based collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the relevant notes. In such event, the only remedy available to the holders of the notes would be to sue for payment on such notes and the related guarantees. In addition, the ABL Intercreditor Agreement will give the holders of senior priority liens on the receivables based collateral the right to access and use the collateral that secures the notes to allow those holders to protect the receivables based collateral and to process, store and dispose of the receivables based collateral.

In the event that either the Credit Agreement Intercreditor Agreement or the ABL Intercreditor Agreement is found to be invalid or unenforceable, the liens in favor of the notes will not rank pari passu with the liens in favor of the senior secured credit facilities and our 9.0% priority guarantee notes due 2021 with respect to the collateral securing the notes

The Credit Agreement Intercreditor Agreement establishes the relative priorities of the lenders under the senior secured credit facilities, the holders of our 9.0% priority guarantee notes due 2021 and the holders of the notes with respect to the collateral securing the notes. The Credit Agreement Intercreditor Agreement provides that the security interest of the holders of notes will be equal in priority to that of the lenders under the senior secured credit facilities and the holders of our 9.0% priority guarantee notes due 2021. In addition, the ABL Intercreditor Agreement establishes the relative priorities of the lenders under the receivables based credit facility, the lenders under the senior secured credit facilities, the holders of our 9.0% priority guarantee notes due 2021 and the holders of the notes with respect to the receivables based collateral. The ABL Intercreditor Agreement provides that the security interest of the holders of the notes will be junior in priority to that of the lenders under the receivables based credit facility and equal in priority to that of the lenders under our senior secured credit facilities and the holders of our 9.0% priority guarantee notes due 2021.

However, if either the Credit Agreement Intercreditor Agreement or the ABL Intercreditor Agreement is found to be invalid or unenforceable, the priority of these liens will be subject to state law governing perfection and security interests. As a result, because the security interests in the collateral securing our senior secured credit facilities, our 9.0% priority guarantee notes due 2021 and the receivables based collateral of the lenders under the senior secured credit facilities (and, in the case of the outstanding 11.25% priority guarantee notes due 2021, our 9.0% priority guarantee notes due 2019) were perfected, in each case, at a date prior to those of the holders of notes, the security interests of the lenders under the senior secured credit facilities and the holders of such notes will be senior to those of the holders of the relevant notes. Therefore, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, the proceeds of collateral securing our senior secured credit facilities, our 9.0% priority guarantee notes due 2021 and the receivables based collateral (and, in the case of the outstanding 11.25% priority guarantee notes due 2021, our 9.0% priority guarantee notes due 2019) would be applied to satisfy our obligations under the senior secured credit facilities and our 9.0% priority guarantee notes due 2021 (and, in the case of the outstanding 11.25% priority guarantee notes due 2021, our 9.0% priority guarantee notes due 2019) before it was applied to satisfy our obligations under the notes. Moreover, in the event that the ABL Intercreditor Agreement is found to be invalid or unenforceable, the lenders under our receivables based credit facility will remain senior in priority to holders of the notes with respect to the receivables based collateral.

The waiver of rights of marshaling may adversely affect the recovery rates of holders of the notes in a bankruptcy or foreclosure scenario

The notes and the related guarantees are secured by the collateral on a pari passu basis with our senior secured credit facilities, our 9.0% priority guarantee notes due 2021 and other related obligations. The ABL Intercreditor Agreement provides that, at any time that obligations under the receivables based credit facility are outstanding, neither the holders of the notes, nor any trustee or any collateral agent under such notes, may assert or enforce any right of marshaling as against the lenders under the receivables based credit facility. See “Description of the 2019 Exchange Notes—Intercreditor Agreements—ABL Intercreditor Agreement” and “Description of the 2021 Exchange Notes—Intercreditor Agreements—ABL Intercreditor Agreement.” Without this waiver of the right of marshaling, holders of such indebtedness would likely be required to liquidate collateral on which the notes did not have a lien, if any, prior to liquidating the collateral securing the notes, thereby maximizing the proceeds of the collateral that would be available to repay our obligations under the notes. As a result of this waiver, the proceeds of sales of the collateral securing the notes could be applied to repay the receivables based credit facility before applying proceeds of other collateral securing other indebtedness, and the holders of the notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the notes.

The imposition of certain permitted liens could adversely affect the value of the collateral

The collateral securing the notes is subject to liens permitted under the terms of each indenture governing the notes, whether arising on or after the date the notes are issued. The existence of any permitted liens could adversely affect the value of the collateral as well as the ability to realize or foreclose on such collateral. The collateral also secures our obligations under our senior secured credit facilities and our 9.0% priority guarantee notes due 2021 and may also secure future indebtedness and other obligations of the company and the guarantors to the extent permitted by the indenture governing the relevant notes and the security documents. In addition, a portion of the collateral also secures our receivables based credit facility, and the holders of notes are junior in priority to lenders under our receivables based credit facility with respect to such collateral. As a result, your rights to the collateral would be diluted by any increase in the indebtedness secured by the receivables based collateral. To the extent we incur any permitted liens, the liens of holders of the notes may be junior in priority to such permitted liens.

There are certain categories of property that are excluded from the collateral

Certain categories of assets are excluded from the collateral. These assets include any fee owned real property and all leasehold rights and interests in real property, general intangibles (other than licenses, permits and other authorizations issued by the FCC), investment property and intellectual property (as such terms are defined in the Uniform Commercial Code) where the grant of a security interest therein would adversely affect our rights in such property, including trademark rights; assets in which the grant of a security interest is prohibited by law; margin stock; assets in which we are contractually obligated not to create a security interest; assets in which the taking of a security interest would be unduly burdensome or costly to us; assets that are held for sale; and certain assets identified as exclusions from the collateral by the administrative agent under our senior secured credit facilities.

In addition, the equity interests of our restricted subsidiaries under the legacy notes indenture and the property and related assets that constitute principal property under the indenture governing the legacy notes, will, in each case, be excluded from the collateral unless and until the notes receive the benefit of a springing lien in such collateral, which would occur as a result of $500 million or less aggregate principal amount of the legacy notes remaining outstanding or the legacy notes becoming secured on an equal and ratable basis with the notes offered hereby. See “Description of the 2019 Exchange Notes—Security—General Credit Facility Collateral” and “Description of the 2021 Exchange Notes—Security—General Credit Facility Collateral.”

The rights of holders of the notes with respect to such excluded property will be equal to the rights of our and the guarantors’ general unsecured creditors in the event of any bankruptcy filed by or against us or the guarantors under applicable U.S. federal bankruptcy laws.

Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future, and any future pledge of the securities of any subsidiary securing the notes will automatically be released to the extent and for so long as that pledge would require the filing of separate financial statements with the SEC for that subsidiary

The security interest in the collateral securing the notes includes certain assets, both tangible and intangible, whether now owned or acquired or arising in the future. In addition, the notes may in the future become secured by certain equity interests, including equity interests of our restricted subsidiaries under the legacy notes indenture, and the property and related assets that constitute principal property under the indenture governing the legacy notes. See “Description of the 2019 Exchange Notes—Security—General Credit Facility Collateral” and “Description of the 2021 Exchange Notes—Security—General Credit Facility Collateral.” Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent of each class of outstanding notes will monitor, or that we will inform each such trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

Under the SEC regulations in effect as of the respective issue dates of the outstanding notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the applicable class of notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Each indenture governing the notes provides that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure such notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X or another similar rule. As a result, if in the future the notes become secured by a pledge of the stock and other securities of any of our subsidiaries held by us or the guarantors, holders of the notes could lose a portion or all of their security interest in such stock or other securities of those subsidiaries during that period. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. The lenders under our senior secured credit facilities and the holders of our 9.0% priority guarantee notes due 2021 are subject to the same limitations.

Rights of holders of the notes in the U.S. collateral may be adversely affected by bankruptcy proceedings in the United States

The right of the collateral agent to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by U.S. federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the security agent has repossessed and disposed the collateral. Under the U.S. bankruptcy code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, U.S. bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the security agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the respective notes, the holders of such notes would have “undersecured claims” as to the difference. U.S. federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

The collateral is subject to casualty risk

Even if we maintain insurance, there are certain losses that may be either uninsurable or not economically insurable, in whole or part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any collateral securing the notes, the insurance proceeds may not be sufficient to satisfy all of our obligations, including the notes and related guarantees.

Any future pledge of collateral might be avoidable by a trustee in bankruptcy

The notes may, upon the occurrence of certain future events, receive the benefit of a pledge of the equity interests of our restricted subsidiaries under the indenture governing the legacy notes and the property and related assets that constitute principal property under such indenture. See “Description of the 2019 Exchange Notes—Security—General Credit Facility Collateral” and “Description of the 2021 Exchange Notes—Security—General Credit Facility Collateral.” This or any other future pledge of collateral in favor of the collateral agents of the relevant notes, including pursuant to security documents delivered after the respective date of the indenture governing the relevant notes, might be avoidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge (or, in certain circumstances, a longer period).

We may not be able to repurchase the notes upon a change of control and holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all notes at 101% of their principal amount plus accrued and unpaid interest. The change of control provisions under each indenture governing the notes may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, acquisition or similar transaction that may adversely affect you unless the transaction is included within the definition of a change of control.

Our senior secured credit facilities provide that the occurrence of certain events that would constitute a change of control for the purposes of each indenture governing the notes would constitute a default under our senior secured credit facilities. If an event of default occurs, the lenders under our senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under our senior secured credit facilities and all actions permitted to be taken by a secured creditor. Much of our other debt, including our 9.0% priority guarantee notes due 2021, also requires us to repurchase such debt upon an event that would constitute a change of control for the purposes of the notes. Any of our future debt agreements may contain prohibitions of events that would constitute a change of control or would require such debt to be repurchased upon a change of control. The source of funds for any purchase of the notes will be our available cash or cash generated from our and our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we are contractually restricted under the terms of our senior secured credit facilities from repurchasing the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior secured credit facilities. Our failure to repurchase notes upon a change of control would cause a default under the indenture governing the relevant notes. Such a default would, in turn, constitute a default under our senior secured credit facilities.

The definition of change of control in each indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person is uncertain.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes and you may not be able to sell them quickly or at the price you paid

The exchange notes are new issues of securities for which there is no established public market. We do not intend to apply for either the 2019 exchange notes or the 2021 exchange notes to be listed on any securities exchange, nor to arrange for their quotation on any automated dealer quotation system. An active market for either the 2019 exchange notes or the 2021 exchange notes may not develop or, if developed, it may not continue. Historically, the markets for non-investment grade debt have been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for either class of notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuances, the notes may trade at discounts, depending upon prevailing interest rates, the market for similar notes, our financial and operating performance and other factors.

Ratings of the notes may cause their trading price to fall and affect the marketability of the notes

The exchange notes have been rated by Moody’s and S&P. A rating agency’s rating of the notes is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings are limited in scope and do not comment as to material risks relating to an investment in the notes. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time. Rating agencies also may lower, suspend or withdraw ratings on the respective notes or our other debt in the future. Noteholders will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes.

EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

Simultaneously with the issuance of the outstanding 9.0% priority guarantee notes due 2019, we entered into a registration rights agreement with the Dealer Managers, pursuant to which we have agreed that we will use commercially reasonable efforts to take the following actions, at our expense, for the benefit of the holders of such notes:

•

no later than April 15, 2013, file an exchange offer registration statement with the SEC with respect to a registered offer to exchange the outstanding 9.0% priority guarantee notes due 2019 for 2019 exchange notes, which will have terms identical in all material respects to the outstanding 9.0% priority guarantee notes due 2019, except that additional interest will not be payable in respect of the 2019 exchange notes and the 2019 exchange notes will not be entitled to registration rights under the registration rights agreement and will not be subject to the transfer restrictions,

•	cause the exchange offer registration statement to be declared effective by the SEC no later than June 14, 2013,

•	commence the exchange offer promptly (but no later than 10 business days) after the registration statement is declared effective, and

•	keep the exchange offer open for at least 20 business days after the date we mail notice of such exchange offer to holders of such notes.

Simultaneously with the issuance of the outstanding 11.25% priority guarantee notes due 2021, we entered into a registration rights agreement with the Initial Purchaser, pursuant to which we have agreed that we will use commercially reasonable efforts to take the following actions, at our expense, for the benefit of the holders of such notes:

•

no later than 210 days after the closing date of the offering of the outstanding 11.25% priority guarantee notes due 2021, file an exchange offer registration statement with the SEC with respect to a registered offer to exchange the 11.25% priority guarantee notes due 2021 for 2021 exchange notes, which will have terms identical in all material respects to the outstanding 11.25% priority guarantee notes due 2021, except that additional interest will not be payable in respect of the 2021 exchange notes and the 2021 exchange notes will not be entitled to registration rights under the registration rights agreement and will not be subject to the transfer restrictions,

•

cause the exchange offer registration statement to be declared effective by the SEC no later than 270 days after the closing date of the issuance of the outstanding 11.25% priority guarantee notes due 2021,

•	commence the exchange offer promptly (but no later than 10 business days) after the registration statement is declared effective, and

•	keep the exchange offer open for at least 20 business days after the date we mail notice of such exchange offer to such notes.

For each outstanding note surrendered to us pursuant to an exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount at maturity equal to that of the surrendered note.

Under existing SEC interpretations set forth in no-action letters to third parties, the exchange notes will in general be freely transferable after the exchange offers without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. We have agreed for a period of 180 days after consummation of each exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the applicable exchange and registration rights agreement, including certain indemnification rights and obligations.

If you wish to participate in an exchange offer, you will be required to represent to us, among other things, that, at the time of the consummation of the applicable exchange offer:

•	any exchange notes received by you will be acquired in the ordinary course of business,

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act,

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act,

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes within the meaning of the Securities Act, and

•

if you are a broker-dealer, you will receive exchange notes in exchange for outstanding notes that were acquired for your own account as a result of market-making activities or other trading activities and that you will be required to acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in the exchange offers or to exchange their outstanding notes for exchange notes.

If, with respect to the outstanding 9.0% priority guarantee notes due 2019, (i) applicable law or the interpretations of the staff of the SEC do not permit us to effect an exchange offer, (ii) an exchange offer for any other reason is not completed within the time frame described above or (iii) any holder notifies us within 20 business days following the exchange offer that, for certain reasons, it was unable to participate in the exchange offer, we will, no later than 30 days after such event (but no earlier than April 15, 2013), file a shelf registration statement relating to resales of the applicable outstanding notes and use commercially reasonable efforts to cause it to become effective within 90 days after filing (but no earlier than June 14, 2013) and keep that shelf registration statement effective until the expiration of two years from the closing date of the issuance of the outstanding 9.0% priority guarantee notes due 2019, or such shorter time period that will terminate when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. If, with respect to the outstanding 11.25% priority guarantee notes due 2021, (i) applicable law or the interpretations of the staff of the SEC do not permit us to effect an exchange offer, (ii) an exchange offer for any other reason is not completed within the time frame described above or (iii) any holder notifies us within 20 business days following the exchange offer that, for certain reasons, it was unable to participate in the exchange offer, we will, no later than 30 days after such event (but no earlier than 210 days after the closing date of the issuance of the outstanding 11.25% priority guarantee notes due 2021), file a shelf registration statement relating to resales of the applicable outstanding notes and use commercially reasonable efforts to cause it to become effective within 90 days after filing (but no earlier than 270 days after the closing date of the issuance of the outstanding 11.25% priority guarantee notes due 2021) and keep that shelf registration statement effective until the expiration of two years from the closing date of the applicable outstanding notes, or such shorter time period that will terminate when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We will, in the event of such a shelf registration, provide to each holder of the notes copies of a prospectus, notify each such holder of notes when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A holder of notes that sells notes under a shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the applicable exchange and registration rights agreement that are applicable to such a holder (including certain indemnification obligations).

If we fail to comply in a timely fashion with the requirements outlined above regarding the completion of an exchange offer (or, if required, a shelf registration statement), and in certain other limited circumstances, the annual interest rate borne by the relevant notes will be increased by 0.25% per annum and an additional 0.25% per annum every 90 days thereafter, up to a maximum additional cash interest of 0.50% per annum, until the exchange offer is completed, the shelf registration statement is declared effective or, with respect to any particular note, such note ceases to be outstanding or is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by us or pursuant to the applicable indenture.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offers. You may tender all or any portion of your outstanding notes; however, exchange notes will only be issued in denominations of $2,000 and integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the corresponding class of outstanding notes, except that:

(1)	the exchange notes each bear a different CUSIP Number from the outstanding notes;

(2)	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3)	the holders of the exchange notes will not be entitled to certain rights under the applicable exchange and registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice (if oral, to be promptly confirmed in writing) thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offers. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offers. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” means 5:00 p.m., New York City time, on                     , 2013, unless we, in our sole discretion, extend one or more of the exchange offers, in which case the term “expiration date” will mean the latest date and time to which such exchange offer is extended.

In order to extend an exchange offer we will promptly make a press release or other public announcement and notify the exchange agent of any extension by oral or written notice, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We may extend one exchange offer without extending the other exchange offer.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend one or more of the exchange offers or to terminate one or more of the exchange offers if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offers in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

The exchange notes will bear interest from its issuance date. The holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest on those outstanding notes through, but not including, the issuance date of the exchange notes. This interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the 2019 exchange notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2013. Interest on the 2021 exchange notes is payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2013.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the exchange offers. To tender in the exchange offers, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and, unless transmitting an agent’s message in connection with a book-entry transfer, mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgement from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the fifth paragraph under the heading “—Purpose and Effect of the Exchange Offers.”

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Letter of Transmittal” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offers, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form and eligibility, including time of receipt, of the acceptance of tendered outstanding notes and the withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A)	the tender is made through a member firm of the Medallion System;

(B)	prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C)	the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon oral or written (if oral, to be promptly confirmed in writing) request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offers, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

(1)	specify the name of the person having deposited the outstanding notes to be withdrawn;

(2)	identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us in our sole discretion, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the applicable exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

We intend to conduct the exchange offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offers, terminate or amend an exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers which we reasonably believe might materially impair our ability to proceed with the exchange offers or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2)	any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with the exchange offers or materially impair the contemplated benefits of the exchange offers to us; or

(3)	any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of the exchange offers as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend an exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”), or (3) waive the unsatisfied conditions with respect to an exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offers. Requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail: U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107	Facsimile Transmission: (651) 466-7372 For Information or to Confirm Receipt of Facsimile by Telephone: (800) 934-6802

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made through DTC by U.S. Bank National Association; however, additional solicitation may be made by electronic mail, facsimile, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offers. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offers. The expenses of the exchange offers will be expensed as incurred.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offers will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us if we so request;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our “affiliate” within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offers for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution” for more information.

USE OF PROCEEDS

The exchange offers are intended to satisfy our obligations under the registration rights agreements. We will not receive any cash proceeds from the issuance of any exchange notes. The outstanding notes properly tendered and exchanged for the exchange notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange offers. We have agreed to bear the expenses of the exchange offers.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2012 on an actual basis and as adjusted to give pro forma effect to the completion of the Refinancing Transactions as if they had occurred as of such date, including the issuance of the outstanding 11.25% priority guarantee notes due 2021 and the application of the net proceeds thereof. You should read the following information in conjunction with the information contained in “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	As of December 31, 2012
	Historical	As Adjusted
	(In millions)
Cash and cash equivalents	$1,225.0	$1,211.1

Long-term debt (including current portion):
Senior secured credit facilities:
Term loan A facility due 2014	$846.9	$—
Term loan B facility due 2016	7,714.8	7,714.8
Term loan C facility—asset sale facility due 2016	513.7	513.7
9.0% priority guarantee notes due 2019	1,999.8	1,999.8
9.0% priority guarantee notes due 2021, net of discount	1,708.6	1,708.6
11.25% priority guarantee notes due 2021	—	575.0
Receivables based credit facility	—	269.5
Other secured long-term debt	25.5	25.5

Total secured debt	12,809.3	12,806.9
Senior cash pay notes due 2016	796.3	796.3
Senior toggle notes due 2016	829.8	829.8
Other long term debt	5.6	5.6

Total guaranteed debt of the issuer and the guarantors	14,441.0	14,438.6
Legacy notes, net of discounts(1)	1,388.4	1,388.4

Total Clear Channel debt	15,829.4	15,827.0
CCWH Notes due 2022, net of discount	2,717.7	2,717.7
CCWH Subordinated Notes due 2020	2,200.0	2,200.0

Total long-term debt	$20,747.1	$20,744.7
Total member’s deficit	(7,995.2)	(7,995.2)

Total capitalization	$12,751.9	$12,749.5

(1)	On January 15, 2013, we repaid our 5.75% Senior Notes Due 2013 for $312.1 million, with available cash on hand.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected historical consolidated financial data as of and for the years ended December 31, 2012, 2011, 2010, 2009 and 2008. The selected historical consolidated financial data as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 are derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2010 and as of and for the years ended December 31, 2009 and 2008 are derived from our audited consolidated financial statements and related notes not included herein. The audited historical consolidated financial statements for the year ended December 31, 2008 are comprised of two periods: post-Merger and pre-Merger, which relate to the period succeeding and the period preceding the Merger, respectively. See “Basis of Presentation.”

The Merger and other acquisitions and dispositions significantly impact the comparability of the historical consolidated financial data reflected in this financial data.

This information is only a summary and you should read the information presented below in conjunction with our historical consolidated financial statements and related notes included elsewhere in this prospectus, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(Dollars in thousands, except per share data)	Year Ended December 31,
	2012 Post- Merger	2011 Post- Merger	2010 Post- Merger	2009 Post- Merger	2008(1) Combined
Results of Operations Data:
Revenue	$6,246,884	$6,161,352	$5,865,685	$5,551,909	$6,688,683
Operating expenses:
Direct operating expenses	2,496,550	2,504,036	2,381,647	2,529,454	2,852,726
Selling, general and administrative expenses	1,673,447	1,617,258	1,570,212	1,520,402	1,880,964
Corporate expenses	288,028	227,096	284,042	253,964	227,945
Depreciation and amortization	729,285	763,306	732,869	765,474	696,830
Merger expenses	—	—	—	—	155,769
Impairment charges(2)	37,651	7,614	15,364	4,118,924	5,268,858
Other operating income (expense)—net	48,127	12,682	(16,710)	(50,837)	28,032

Operating income (loss)	1,070,050	1,054,724	864,841	(3,687,146)	(4,366,377)
Interest expense	1,549,023	1,466,246	1,533,341	1,500,866	928,978
Loss on marketable securities	(4,580)	(4,827)	(6,490)	(13,371)	(82,290)
Equity in earnings (loss) of nonconsolidated affiliates	18,557	26,958	5,702	(20,689)	100,019
Gain (loss) on extinguishment of debt	(254,723)	(1,447)	60,289	713,034	103,193
Other income (expense)—net	250	(3,169)	(13,834)	(33,318)	23,200

Loss before income taxes and discontinued operations	(719,469)	(394,007)	(622,833)	(4,542,356)	(5,151,233)
Income tax benefit	308,279	125,978	159,980	493,320	524,040

Loss before discontinued operations	(411,190)	(268,029)	(462,853)	(4,049,036)	(4,627,193)
Income from discontinued operations, net(3)	—	—	—	—	638,391

Consolidated net loss	(411,190)	(268,029)	(462,853)	(4,049,036)	(3,988,802)
Amount attributable to noncontrolling interest	13,289	34,065	16,236	(14,950)	16,671

Net loss attributable to the Company	$(424,479)	$(302,094)	$(479,089)	$(4,034,086)	$(4,005,473)

Balance Sheet Data (at end of period):
Current assets	$2,993,807	$2,985,285	$3,603,173	$3,658,845	$2,066,555
Property, plant and equipment—net	3,036,854	3,063,327	3,145,554	3,332,393	3,548,159
Total assets	16,292,713	16,542,039	17,460,382	18,047,101	21,125,463
Current liabilities	1,782,142	1,428,962	2,098,579	1,544,136	1,845,946
Long-term debt, net of current maturities	20,365,369	19,938,531	19,739,617	20,303,126	18,940,697
Member’s deficit	(7,995,191)	(7,471,941)	(7,204,686)	(6,844,738)	(2,916,231)
Other Financial Data:
Ratio of earnings to fixed charges(4)	—	—	—	—	—
Deficiency of earnings to fixed charges(4)	717,904	402,438	617,451	4,500,766	5,208,174

Period from January 1 through July 30,
2008
Pre-Merger
Net income per common share(5):
Basic:
Income attributable to the Company before discontinued operations	$0.80
Discontinued operations	1.29

Net income attributable to the Company	$2.09

Diluted:
Income attributable to the Company before discontinued operations	$0.80
Discontinued operations	1.29

Net income attributable to the Company	$2.09

(1)	The 2008 financial data consists of two periods: post-Merger and pre-Merger. The 2008 post-Merger and pre-Merger financial data is presented as follows:

(Dollars in thousands)	Post-Merger	Pre-Merger	Combined (unaudited)
	Period from July 31 through December 31, 2008	Periodfrom January 1 through July 30, 2008	Year ended December 31, 2008
Revenue	$2,736,941	$3,951,742	$6,688,683
Operating expenses:
Direct operating expenses	1,173,041	1,679,685	2,852,726
Selling, general and administrative expenses	832,091	1,048,873	1,880,964
Corporate expenses	102,276	125,669	227,945
Depreciation and amortization	348,041	348,789	696,830
Merger expenses	68,085	87,684	155,769
Impairment charges	5,268,858	—	5,268,858
Other operating income—net	13,205	14,827	28,032

Operating income (loss)	(5,042,246)	675,869	(4,366,377)
Interest expense	715,768	213,210	928,978
Gain (loss) on marketable securities	(116,552)	34,262	(82,290)
Equity in earnings of nonconsolidated affiliates	5,804	94,215	100,019
Gain (loss) on extinguishment of debt	116,677	(13,484)	103,193
Other income (expense)—net	14,828	(8,372)	23,200

Income (loss) before income taxes and discontinued operations	(5,737,257)	586,024	(5,151,233)
Income tax benefit (expense)	696,623	(172,583)	524,040

Income (loss) before discontinued operations	(5,040,634)	413,441	(4,627,193)
Income (loss) from discontinued operations, net	(1,845)	640,236	638,391

Consolidated net income (loss)	(5,042,479)	1,053,677	(3,988,802)
Amount attributable to noncontrolling interest	(481)	17,152	16,671

Net income (loss) attributable to the Company	$(5,041,998)	$1,036,525	$(4,005,473)

(2)	We recorded non-cash impairment charges of $37.7 million during 2012, $7.6 million during 2011 and $15.4 million during 2010. We also recorded non-cash impairment charges of $4.1 billion in 2009 and $5.3 billion in 2008 as a result of the global economic downturn which adversely affected advertising revenues across our businesses.
(3)	Includes the results of operations of our television business, which we sold on March 14, 2008, and certain of our non-core radio stations.
(4)	Ratio of earnings to fixed charges represents the ratio of earnings (defined as pre-tax income (loss) from continuing operations before equity in earnings (loss) of nonconsolidated affiliates) to fixed charges (defined as interest expense plus the interest portion of rental expense). Our earnings, which included impairment charges of $37.7 million, $7.6 million, $15.4 million, $4.1 billion and $5.3 billion for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively, were not sufficient to cover our fixed charges by $717.9 million, $402.4 million, $617.5 million, $4.5 billion and $5.2 billion, respectively.
(5)	Net loss per share information is not presented for the post-Merger period as this information is not meaningful. During the post-Merger periods, Clear Channel Capital II, LLC is the sole member of Clear Channel Capital and owns 100% of the limited liability company interests. Clear Channel Capital does not have any publicly traded common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our results of operations and financial condition together with the information included under “Selected Historical Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under “Forward-Looking Statements” and “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.

OVERVIEW

Format of Presentation

Management’s discussion and analysis of our financial condition and results of operations (“MD&A”) should be read in conjunction with the consolidated financial statements and related footnotes. Our discussion is presented on both a consolidated and segment basis. Our reportable operating segments are Media and Entertainment (“CCME”), Americas outdoor advertising (“Americas outdoor” or “Americas outdoor advertising”), and International outdoor advertising (“International outdoor” or “International outdoor advertising”). Our CCME segment provides media and entertainment services via broadcast and digital delivery and also includes our national syndication business. Our Americas outdoor and International outdoor segments provide outdoor advertising services in their respective geographic regions using various digital and traditional display types. Included in the “Other” segment are our media representation business, Katz Media Group, as well as other general support services and initiatives, which are ancillary to our other businesses.

We manage our operating segments primarily focusing on their operating income, while Corporate expenses, Impairment charges, Other operating income (expense)—net, Interest expense, Loss on marketable securities, Equity in earnings (loss) of nonconsolidated affiliates, Loss on extinguishment of debt, Other income (expense)—net and Income tax benefit are managed on a total company basis and are, therefore, included only in our discussion of consolidated results.

Certain prior period amounts have been reclassified to conform to the 2012 presentation.

During the first quarter of 2012, and in connection with the appointment of the new chief executive officer of our indirect subsidiary, Clear Channel Outdoor Holdings, Inc. (“CCOH”), we reevaluated our segment reporting and determined that our Latin American operations were more appropriately aligned within the operations of our International outdoor advertising segment. As a result, the operations of Latin America are no longer reflected within our Americas outdoor advertising segment and are currently included in the results of our International outdoor advertising segment. Accordingly, we have recast the corresponding segment disclosures for prior periods.

Executive Summary

The key developments in our business for the year ended December 31, 2012 are summarized below:

•

Consolidated revenue for 2012 increased $85.5 million including the impact of negative foreign exchange movements of $79.3 million compared to 2011. Excluding foreign exchange impacts, consolidated revenue increased $164.8 million over the prior year.

•

CCME revenue for 2012 increased $98.0 million compared to 2011 primarily due to increased political advertising both nationally and locally. Our iHeartRadio platform continues to drive higher digital revenues with listening hours increasing by 100%.

•

Americas outdoor revenue for 2012 increased $26.5 million compared to 2011 due to continued deployment of digital bulletins. During 2012, we deployed 178 digital displays in the United States bringing the total number of digital bulletins in the United States above 1,000.

•

International outdoor revenue for 2012 decreased $83.5 million including the impact of negative foreign exchange movements of $78.9 million compared to 2011. Excluding foreign exchange impacts, revenue decreased $4.6 million over the prior year. The strengthening of the dollar significantly contributed to the revenue decline in our International outdoor advertising business. Growth in Asia and Latin America was offset by the weakened macroeconomic conditions in Europe, which had a negative impact on our operations.

•	Revenues in our Other segment for 2012 grew $47.3 million primarily due to increased political advertising through our media representation business.

•	During 2012, we spent $76.2 million on strategic revenue and cost-saving initiatives to realign and improve our on-going business operations. This represented an increase of $39.8 million over 2011.

•

During 2012, our indirect subsidiary, Clear Channel Worldwide Holdings, Inc. (“CCWH”), issued $275.0 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 (the “Series A CCWH Subordinated Notes”) and $1,925.0 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020 (the “Series B CCWH Subordinated Notes” and, together with the Series A CCWH Subordinated Notes, the “CCWH Subordinated Notes”) and in connection therewith, CCOH declared a special cash dividend (the “CCOH Dividend”) equal to $6.0832 per share to its stockholders of record. Using CCOH Dividend proceeds distributed to our wholly-owned subsidiaries, together with cash on hand, we repaid $2,096.2 million of indebtedness under our senior secured credit facilities. Please refer to the “CCWH Senior Subordinated Notes” section within this MD&A for further discussion of the CCWH Subordinated Notes offering, including the use of the proceeds.

•

During 2012, we repaid our 5.0% senior notes at maturity for $249.9 million (net of $50.1 million principal amount repaid to one of our subsidiaries with respect to notes repurchased and held by such entity), plus accrued interest, using a portion of the proceeds from our 2011 issuance of 9.0% priority guarantee notes due 2021 discussed elsewhere in this MD&A, along with cash on hand.

•

During 2012, we exchanged $2.0 billion aggregate principal amount of term loans under our senior secured credit facilities for a like principal amount of newly issued 9.0% priority guarantee notes due 2019 as discussed elsewhere in this MD&A.

•

During 2012, CCWH issued $735.75 million aggregate principal amount of 6.50% Series A Senior Notes due 2022 (the “Series A CCWH Senior Notes”), which were issued at an issue price of 99.0% of par, and $1,989.25 million aggregate principal amount of 6.50% Series B Senior Notes due 2022, which were issued at par (the “Series B CCWH Senior Notes” and, together with the Series A CCWH Senior Notes, the “CCWH Senior Notes”). CCWH used the net proceeds from the offering of the CCWH Senior Notes, together with cash on hand, to fund the tender offer for and redemption of CCWH’s existing 9.25% Series A Senior Notes due 2017 and its existing 9.25% Series B Senior Notes due 2017 (together, the “Existing CCWH Senior Notes”). A tender premium of $128.3 million and a call premium of $53.8 million were recognized as expense in the fourth quarter of 2012 resulting from the repurchase of the Existing CCWH Senior Notes.

The key developments in our business for the year ended December 31, 2011 are summarized below:

•	Consolidated revenue increased $295.7 million during 2011 including positive foreign exchange movements of $87.1 million compared to 2010.

•

CCME revenue increased $117.3 million during 2011 compared to 2010, due primarily to increased revenue resulting from our April 2011 addition of a complementary traffic operation (the “traffic acquisition”) to our existing traffic business, Total Traffic Network. We also purchased a cloud-based music technology business in the first quarter of 2011 that has enabled us to accelerate the development and growth of our iHeartRadio digital products.

•

Americas outdoor revenue increased $35.8 million during 2011 compared to 2010, driven by revenue growth across our bulletin, airport and shelter displays, particularly digital displays. During 2011, we deployed 242 digital displays in the United States, compared to 158 during 2010.

•

International outdoor revenue increased $170.1 million during 2011 compared to 2010, primarily as a result of increased street furniture revenues and the effects of movements in foreign exchange. The weakening of the U.S. Dollar throughout 2011 significantly contributed to revenue growth in our International outdoor advertising business. The revenue increase attributable to movements in foreign exchange was $84.5 million for 2011.

•

We issued $1.75 billion aggregate principal amount of 9.0% priority guarantee notes due 2021 during 2011, consisting of $1.0 billion aggregate principal amount issued in February (the “February 2011 Offering”) and an additional $750.0 million aggregate principal amount issued in June (the “June 2011 Offering”). Proceeds of the February 2011 Offering, along with available cash on hand, were used to repay $500.0 million of our senior secured credit facilities and $692.7 million of our 6.25% senior notes at maturity in March 2011.

•

During 2011, CC Finco, LLC (“CC Finco”), our indirect subsidiary, repurchased $80.0 million aggregate principal amount of our outstanding 5.5% senior notes due 2014 for $57.1 million, including accrued interest, through open market purchases.

•	During 2011, CC Finco purchased 1,553,971 shares of CCOH’s Class A common stock through open market purchases for approximately $16.4 million.

•

During 2011, we repaid our 4.4% senior notes at maturity for $140.2 million (net of $109.8 million principal amount held by and repaid to one of our subsidiaries with respect to notes repurchased and held by such entity), plus accrued interest.

Description of Our Business

CCME

Our revenue is derived primarily from selling advertising time, or spots, on our radio stations, with advertising contracts typically less than one year in duration. The programming formats of our radio stations are designed to reach audiences with targeted demographic characteristics that appeal to our advertisers. We also provide streaming content via the Internet, mobile and other digital platforms which reach national, regional and local audiences and derive revenues primarily from selling advertising time with advertising contracts similar to those used by our radio stations.

CCME management monitors average advertising rates, which are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by an independent ratings service. Also, our advertising rates are influenced by the time of day the advertisement airs, with morning and evening drive-time hours typically priced the highest. Management monitors yield per available minute in addition to average rates because yield allows management to track revenue performance across our inventory. Yield is measured by management in a variety of ways, including revenue earned divided by minutes of advertising sold.

Management monitors macro-level indicators to assess our CCME operations’ performance. Due to the geographic diversity and autonomy of our markets, we have a multitude of market-specific advertising rates and audience demographics. Therefore, management reviews average unit rates across each of our stations.

Management looks at our CCME operations’ overall revenue as well as the revenue from each type of advertising, including local advertising, which is sold predominately in a station’s local market, and national advertising, which is sold across multiple markets. Local advertising is sold by each radio station’s sales staff while national advertising is sold by our national sales team and through our national representation firm. Local advertising, which is our largest source of advertising revenue, and national advertising revenues are tracked separately because these revenue streams have different sales forces and respond differently to changes in the economic environment. We periodically review and refine our selling structures in all markets in an effort to maximize the value of our offering to advertisers and, therefore, our revenue.

Management also looks at CCME revenue by market size. Typically, larger markets can reach larger audiences with wider demographics than smaller markets. Additionally, management reviews our share of CCME advertising revenues in markets where such information is available, as well as our share of target demographics listening to the radio in an average quarter hour. This metric gauges how well our formats are attracting and retaining listeners.

A portion of our CCME segment’s expenses vary in connection with changes in revenue. These variable expenses primarily relate to costs in our sales department, such as commissions, and bad debt. Our programming and general and administrative departments incur most of our fixed costs, such as utilities and office salaries. We incur discretionary costs in our marketing and promotions, which we primarily use in an effort to maintain and/or increase our audience share. Lastly, we have incentive systems in each of our departments which provide for bonus payments based on specific performance metrics, including ratings, sales levels, pricing and overall profitability.

Outdoor Advertising

Our outdoor advertising revenue is derived from selling advertising space on the displays we own or operate in key markets worldwide, consisting primarily of billboards, street furniture and transit displays. Part of our long-term strategy for our outdoor advertising businesses is to pursue the technology of digital displays, including flat screens, LCDs and LEDs, as alternatives to traditional methods of displaying our clients’ advertisements. We are currently installing these technologies in certain markets, both domestically and internationally.

Management typically monitors our business by reviewing the average rates, average revenue per display, or yield, occupancy, and inventory levels of each of our display types by market.

We own the majority of our advertising displays, which typically are located on sites that we either lease or own or for which we have acquired permanent easements. Our advertising contracts with clients typically outline the number of displays reserved, the duration of the advertising campaign and the unit price per display.

The significant expenses associated with our operations include (i) direct production, maintenance and installation expenses, (ii) site lease expenses for land under our displays and (iii) revenue-sharing or minimum guaranteed amounts payable under our billboard, street furniture and transit display contracts. Our direct production, maintenance and installation expenses include costs for printing, transporting and changing the advertising copy on our displays, the related labor costs, the vinyl and paper costs, electricity costs and the costs for cleaning and maintaining our displays. Vinyl and paper costs vary according to the complexity of the advertising copy and the quantity of displays. Our site lease expenses include lease payments for use of the land under our displays, as well as any revenue-sharing arrangements or minimum guaranteed amounts payable that we may have with the landlords. The terms of our site leases and revenue-sharing or minimum guaranteed contracts generally range from one to 20 years.

Americas Outdoor Advertising

Our advertising rates are based on a number of different factors including location, competition, type and size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered by a display or group of displays, expressed as a percentage of a market population. The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time. For all of our billboards in the United States, we use independent, third-party auditing companies to verify the number of impressions delivered by a display.

Client contract terms typically range from four weeks to one year for the majority of our display inventory in the United States. Generally, we own the street furniture structures and are responsible for their construction and maintenance. Contracts for the right to place our street furniture and transit displays and sell advertising space on them are awarded by municipal and transit authorities in competitive bidding processes governed by local law or are negotiated with private transit operators. Generally, these contracts have terms ranging from 10 to 20 years.

International Outdoor Advertising

Similar to our Americas outdoor business, advertising rates generally are based on the gross ratings points of a display or group of displays. The number of impressions delivered by a display, in some countries, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic. In addition, because our International outdoor advertising operations are conducted in foreign markets, including Europe, Asia and Latin America, management reviews the operating results from our foreign operations on a constant dollar basis. A constant dollar basis allows for comparison of operations independent of foreign exchange movements.

Our International display inventory is typically sold to clients through network packages, with client contract terms typically ranging from one to two weeks with terms of up to one year available as well. Internationally, contracts with municipal and transit authorities for the right to place our street furniture and transit displays typically provide for terms ranging from three to 15 years. The major difference between our International and Americas street furniture businesses is in the nature of the municipal contracts. In our International outdoor business, these contracts typically require us to provide the municipality with a broader range of metropolitan amenities in exchange for which we are authorized to sell advertising space on certain sections of the structures we erect in the public domain. A different regulatory environment for billboards and competitive bidding for street furniture and transit display contracts, which constitute a larger portion of our business internationally, may result in higher site lease costs in our International business. As a result, our margins are typically lower in our International business than in our Americas outdoor business.

Macroeconomic Indicators

Our advertising revenue for all of our segments is highly correlated to changes in gross domestic product (“GDP”) as advertising spending has historically trended in line with GDP, both domestically and internationally. According to the U.S. Department of Commerce, estimated U.S. GDP growth for 2012 was 2.2%. Internationally, our results are impacted by fluctuations in foreign currency exchange rates as well as the economic conditions in the foreign markets in which we have operations.

Results of Operations

Year Ended December 31, 2012 as Compared to Year Ended December 31, 2011

Consolidated Results of Operations

The comparison of our historical results of operations for the year ended December 31, 2012 to the year ended December 31, 2011 is as follows:

(In thousands)	Years Ended December 31,		%
	2012	2011	Change
Revenue	$6,246,884	$6,161,352	1%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,496,550	2,504,036	(0%)
Selling, general and administrative expenses (excludes depreciation and amortization)	1,673,447	1,617,258	3%
Corporate expenses (excludes depreciation and amortization)	288,028	227,096	27%
Depreciation and amortization	729,285	763,306	(4%)
Impairment charges	37,651	7,614	394%
Other operating income—net	48,127	12,682	279%

Operating income	1,070,050	1,054,724	1%
Interest expense	1,549,023	1,466,246
Loss on marketable securities	(4,580)	(4,827)
Equity in earnings of nonconsolidated affiliates	18,557	26,958
Loss on extinguishment of debt	(254,723)	(1,447)
Other income (expense)—net	250	(3,169)

Loss before income taxes	(719,469)	(394,007)
Income tax benefit	308,279	125,978

Consolidated net loss	(411,190)	(268,029)
Less amount attributable to noncontrolling interest	13,289	34,065

Net loss attributable to the Company	$(424,479)	$(302,094)

Consolidated Revenue. Our consolidated revenue increased $85.5 million including the impact of negative movements in foreign exchange of $79.3 million compared to 2011. Excluding the impact of foreign exchange movements, revenue increased $164.8 million. CCME revenue increased $98.0 million, driven by growth of $79.0 million from national and local advertising including political, telecommunications and auto, and higher advertising revenues from our digital services primarily as a result of higher listening hours and event sponsorship. Americas outdoor revenue increased $26.5 million, driven primarily by bulletin revenue growth as a result of our continued deployment of new digital displays during 2012 and 2011 and revenue growth from our airports business. International outdoor revenue decreased $83.5 million including the impact of negative movements in foreign exchange of $78.9 million compared to 2011. Excluding the impact of foreign exchange movements, International outdoor revenue decreased $4.6 million. Declines in certain countries as a result of weakened macroeconomic conditions and our divestiture of our international neon business during the third quarter of 2012 were partially offset by growth in street furniture and billboard revenue in other countries. Our Other segment revenue grew by $47.3 million as a result of increased political advertising through our media representation business during the election year in the United States.

Consolidated Direct Operating Expenses. Direct operating expenses decreased $7.5 million including a $49.7 million decline due to the effects of movements in foreign exchange compared to 2011. CCME direct operating expenses increased $23.9 million, primarily due to an increase in digital expenses related to our

iHeartRadio digital platform including higher digital streaming fees due to increased listening hours and rates and personnel costs. In addition, an increase of $29.6 million related to our traffic acquisition was partially offset by a decline in music license fees of $23.2 million. Americas outdoor direct operating expenses increased $14.9 million, primarily due to increased site lease expense associated with our continued development of digital displays and growth from our airports business. Direct operating expenses in our International outdoor segment decreased $42.4 million including a $49.4 million decline due to the effects of movements in foreign exchange. The increase in expense excluding the impact of movements in foreign exchange was primarily driven by higher site lease and other expenses as a result of new contracts. These increases were partially offset by lower variable costs in countries where revenues have declined and the impact of the divestiture of our international neon business.

Consolidated Selling, General and Administrative (“SG&A”) Expenses. SG&A expenses increased $56.2 million including a decline of $21.7 million due to the effects of movements in foreign exchange compared to 2011. CCME SG&A expenses increased $16.6 million, primarily due to expenses incurred in connection with strategic revenue and cost initiatives. SG&A expenses in our Americas outdoor segment increased $11.7 million primarily due to increased personnel costs resulting from increased revenue in addition to increases in costs associated with strategic revenue and cost initiatives. International outdoor SG&A expenses increased $24.8 million including a $21.6 million decline due to the effects of movements in foreign exchange. The increase was primarily due to $22.7 million of expense related to the negative impact of litigation in Latin America discussed in the “Business” section located elsewhere in this prospectus. Also contributing to the increase was a $1.2 million increase in expenses related to strategic revenue and cost initiatives.

Corporate Expenses. Corporate expenses increased $60.9 million during 2012 compared to 2011. This increase was driven by higher personnel costs resulting from amounts recorded under our variable compensation plans, higher expenses under our benefit plans, and increases in corporate infrastructure. In addition, we incurred $14.2 million more in corporate strategic revenue and cost initiatives compared to the prior year as well as $9.0 million in expenses related to the stockholder litigation discussed further in the “Business” section located elsewhere in this prospectus. Also impacting the increase during 2012 compared to 2011 is the reversal of $6.6 million of share-based compensation expense included in 2011 related to the cancellation of a portion of an executive’s stock options.

Revenue and Cost Initiatives. Included in the amounts for direct operating expenses, SG&A and corporate expenses discussed above are expenses of $76.2 million incurred in connection with our strategic revenue and cost initiatives. The costs were incurred to improve revenue growth, enhance yield, reduce costs, and organize each business to maximize performance and profitability. These costs consist primarily of consulting expenses, consolidation of locations and positions, severance related to workforce initiatives and other costs incurred in connection with streamlining our businesses. These costs are expected to provide benefits in future periods as the initiative results are realized. Of these costs, $13.8 million are reported within direct operating expenses, $47.2 million are reported within SG&A and $15.2 million are reported within corporate expense. In 2011, such costs totaled $8.8 million, $26.6 million, and $1.0 million, respectively.

Depreciation and Amortization. Depreciation and amortization decreased $34.0 million during 2012 compared to 2011, primarily due to various assets becoming fully depreciated in 2011. In addition, movements in foreign exchange contributed a decrease of $9.3 million during 2012.

Impairment Charges. We performed our annual impairment tests as of October 1, 2012 and 2011 on our goodwill, FCC licenses, billboard permits, and other intangible assets and recorded impairment charges of $37.7 million and $7.6 million, respectively. During 2012, we recognized a $35.9 million impairment charge in our Americas outdoor segment related to declines in estimated fair values of certain markets’ billboard permits. Please see Note 2 to the consolidated financial statements included elsewhere in this prospectus for a further description of the impairment charges.

Other Operating Income—Net. Other operating income of $48.1 million in 2012 primarily related to the gain on the sale of our international neon business in the third quarter of 2012. Other operating income of $12.7 million in 2011 primarily related to a gain on the sale of a tower and proceeds received from condemnations of bulletins.

Interest Expense. Interest expense increased $82.7 million during 2012 compared to 2011 primarily as a result of interest expense associated with CCWH’s issuance of the CCWH Subordinated Notes during the first quarter of 2012, partially offset by the impact of other refinancing actions and repayments of senior notes. Please refer to “Sources of Capital” for additional discussion of debt issuances and exchanges. Our weighted average cost of debt during 2012 and 2011 was 6.7% and 6.2%, respectively.

Loss on Marketable Securities. The loss on marketable securities of $4.6 million and $4.8 million during 2012 and 2011, respectively, primarily related to the impairment of our investment in Independent News & Media PLC (“INM”) during 2012 and 2011 and the impairment of a cost-basis investment during 2012. The fair value of INM was below cost for an extended period of time. As a result, we considered the guidance in ASC 320-10-S99 and reviewed the length of the time and the extent to which the market value was less than cost, the financial condition and the near-term prospects of the issuer. After this assessment, we concluded that the impairment at each date was other than temporary and recorded non-cash impairment charges to our investment in INM, as noted above. We obtained the financial information for our cost-basis investment and noted continued doubt of the investment’s ability to continue as a going concern. After evaluating the financial condition of the investment, we concluded that the investment was other than temporarily impaired and recorded a non-cash impairment charge to that investment.

Equity in Earnings of Nonconsolidated Affiliates. Equity in earnings of nonconsolidated affiliates of $18.6 million for 2012 included earnings from our investments in Australia Radio Network and New Zealand Radio Network. Equity in earnings of nonconsolidated affiliates of $27.0 million for 2011 included earnings from our investments primarily in Australia Radio Network and New Zealand Radio Network.

Loss on Extinguishment of Debt. In connection with the refinancing of the Existing CCWH Senior Notes with an interest rate of 9.25% with the CCWH Senior Notes with a stated interest rate of 6.5% during the fourth quarter of 2012, CCWH paid existing note holders a tender premium of 7.4% of face value on the $1,724.7 million of Existing CCWH Senior Notes that were tendered in the tender offer and a call premium of 6.9% on the $775.3 million of Existing CCWH Senior Notes that were redeemed following the tender offer. The tender premium of $128.3 million and the call premium of $53.8 million are included in the loss on extinguishment of debt. In addition, we recognized a loss of $39.0 million due to the write-off of deferred loan costs in connection with the call of the Existing CCWH Senior Notes, and recognized losses of $33.7 million in connection with a prepayment during the first quarter of 2012 and a debt exchange during the fourth quarter of 2012 related to our senior secured credit facilities as discussed elsewhere in this MD&A.

Loss on extinguishment of debt of $1.4 million for 2011 primarily related to the accelerated expensing of $5.7 million of loan fees upon the prepayment of $500.0 million of our senior secured credit facilities in connection with the February 2011 Offering, partially offset by an aggregate gain of $4.3 million on the repurchase of our 5.5% senior notes due 2014.

Other Income (Expense)—Net. Other income of $0.3 million for 2012 primarily related to miscellaneous dividend and other income of $3.2 million offset by $3.0 million in foreign exchange losses on short-term intercompany accounts.

Other expense of $3.2 million for 2011 primarily related to miscellaneous bank fees and foreign exchange losses on short-term intercompany accounts.

Income Tax Benefit. The effective tax rate for the year ended December 31, 2012 was 42.8% as compared to 32.0% for the year ended December 31, 2011. The effective tax rate for 2012 was favorably impacted by our settlement of U.S. Federal and foreign tax examinations during the year. Pursuant to the settlements, we recorded a reduction to income tax expense of approximately $60.6 million to reflect the net tax benefits of the settlements. This benefit was partially offset by additional tax recorded during 2012 related to the write-off of deferred tax assets associated with the vesting of certain equity awards.

The effective tax rate for the year ended December 31, 2011 was 32.0% as compared to 25.7% for the year ended December 31, 2010. The effective tax rate for 2011 was favorably impacted by our settlement of U.S. Federal and state tax examinations during the year. Pursuant to the settlements, we recorded a reduction to income tax expense of approximately $16.3 million to reflect the net tax benefits of the settlements. This benefit was partially offset by additional tax recorded during 2011 related to the write-off of deferred tax assets associated with the vesting of certain equity awards and our inability to benefit from certain tax loss carryforwards in foreign jurisdictions.

CCME Results of Operations

Our CCME operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2012	2011	Change
Revenue	$3,084,780	$2,986,828	3%
Direct operating expenses	873,165	849,265	3%
SG&A expenses	997,511	980,960	2%
Depreciation and amortization	271,399	268,245	1%

Operating income	$942,705	$888,358	6%

CCME revenue increased $98.0 million during 2012 compared to 2011, driven by growth of $79.0 million from national and local advertising across political, automotive and telecommunication categories. We continued to experience increases in digital revenue as a result of increased listening hours through our iHeartRadio platform as well as higher event sponsorship revenue. Revenue in our traffic business increased $20.8 million due to our traffic acquisition completed in the second quarter of 2011. This revenue growth was partially offset by declines in syndicated programming sales.

Direct operating expenses increased $23.9 million during 2012 compared to 2011, primarily due to an increase in digital expenses related to our iHeartRadio digital platform including higher digital streaming fees due to increased listening hours and rates and personnel costs as well as an increase of $29.6 million from our traffic acquisition, partially offset by a $23.2 million decline in music license fees resulting from lower negotiated royalty rates. SG&A expenses increased $16.6 million, primarily due to higher spending on strategic revenue and cost initiatives of $14.2 million, a $5.5 million increase over 2011.

Depreciation and amortization increased $3.2 million, primarily due to our traffic acquisition.

Americas Outdoor Advertising Results of Operations

Our Americas outdoor operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2012	2011	Change
Revenue	$1,279,257	$1,252,725	2%
Direct operating expenses	586,666	571,779	3%
SG&A expenses	212,794	201,124	6%
Depreciation and amortization	192,023	211,056	(9%)

Operating income	$287,774	$268,766	7%

Americas outdoor revenue increased $26.5 million during 2012 compared to 2011, primarily driven by revenue growth from our digital bulletins and from our airports business. We deployed an additional 178 digital bulletins during 2012 bringing our total to more than 1,000 digital bulletins in service. The revenue growth resulting from our increased digital bulletin capacity was partially offset by declines in our traditional bulletin and poster revenues. Our airport revenues grew primarily as a result of higher average rates and increased occupancy by customers of our largest U.S. airports.

Direct operating expenses increased $14.9 million due to increased site lease expense as a result of our continued deployment of digital displays and growth of our airport revenue. SG&A expenses increased $11.7 million, primarily as a result of higher personnel costs of $6.6 million associated with the increase in revenue generating headcount and commissions and bonuses related to increased revenue, as well as $3.1 million in connection with legal and other expenses related to billboard permitting issues. In addition, included in our 2012 SG&A expenses are revenue and cost initiatives of $13.6 million, which represents an increase of $9.4 million, compared to 2011. These increases are partially offset by a favorable court ruling resulting in a $7.8 million decrease in expenses.

Depreciation and amortization decreased $19.0 million, primarily due to increases in 2011 for accelerated depreciation and amortization related to the removal of various structures, including the removal of traditional billboards in connection with the continued deployment of digital billboards.

International Outdoor Advertising Results of Operations

Our International outdoor operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2012	2011	Change
Revenue	$1,667,687	$1,751,149	(5%)
Direct operating expenses	1,024,596	1,067,022	(4%)
SG&A expenses	364,502	339,748	7%
Depreciation and amortization	205,258	219,908	(7%)

Operating income	$73,331	$124,471	(41%)

International outdoor revenue decreased $83.5 million during 2012 compared to 2011, including $78.9 million of negative movements in foreign exchange. Excluding the impact of movements in foreign exchange, revenues declined in certain geographies as a result of weakened macroeconomic conditions, particularly in France, southern Europe and the Nordic countries, as well as the impact of $15.1 million due to the divestiture of our international neon business during the third quarter of 2012. These decreases were partially offset by countries including Australia, China and Mexico where economic conditions were stronger, and in the United Kingdom which benefited from the 2012 Summer Olympics in London. These and other countries experienced increased revenues, primarily related to our shelters, street furniture, equipment sales and billboard businesses. New contracts won during 2011 helped drive revenue growth.

Direct operating expenses decreased $42.4 million, attributable to a $49.4 million decrease from movements in foreign exchange. The increase in expenses excluding the impact of foreign exchange was primarily due to higher site lease expense of $12.5 million associated with new contracts, partially offset by lower site lease expenses in those markets where revenue declined as a result of weakened macroeconomic conditions. The divestiture of our international neon business resulted in a $9.0 million decline in direct operating expenses. SG&A expenses increased $24.8 million including a $21.6 million decrease from movements in foreign exchange. The increase was primarily due to $22.7 million of expense related to the negative impact of litigation in Latin America. Also contributing to the increase were $13.9 million related to revenue and cost initiatives and $4.1 million related to increased shelter maintenance in Latin America, partially offset by a $3.2 million impact from the divestiture of our international neon business.

Depreciation and amortization declined $14.7 million, including $9.3 million of negative movements in foreign exchange, primarily as a result of assets that became fully depreciated or amortized during 2011.

Year Ended December 31, 2011 as Compared to Year Ended December 31, 2010

Consolidated Results of Operations

The comparison of our historical results of operations for the year ended December 31, 2011 to the year ended December 31, 2010 is as follows:

(In thousands)	Years Ended December 31,		% Change
	2011	2010
Revenue	$6,161,352	$5,865,685	5%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,504,036	2,381,647	5%
Selling, general and administrative expenses (excludes depreciation and amortization)	1,617,258	1,570,212	3%
Corporate expenses (excludes depreciation and amortization)	227,096	284,042	(20%)
Depreciation and amortization	763,306	732,869	4%
Impairment charges	7,614	15,364	(50%)
Other operating income (expense)—net	12,682	(16,710)	(176%)

Operating income	1,054,724	864,841	22%
Interest expense	1,466,246	1,533,341
Loss on marketable securities	(4,827)	(6,490)
Equity in earnings of nonconsolidated affiliates	26,958	5,702
Gain (loss) on extinguishment of debt	(1,447)	60,289
Other expense—net	(3,169)	(13,834)

Loss before income taxes	(394,007)	(622,833)
Income tax benefit	125,978	159,980

Consolidated net loss	(268,029)	(462,853)
Less amount attributable to noncontrolling interest	34,065	16,236

Net loss attributable to the Company	$(302,094)	$(479,089)

Consolidated Revenue. Our consolidated revenue increased $295.7 million during 2011 including the impact of positive movements in foreign exchange of $87.1 million compared to 2010. Excluding the impact of foreign exchange movements, revenue increased $208.6 million. CCME revenue increased $117.3 million, driven primarily by a $107.1 million increase due to our traffic acquisition and higher advertising revenues from our digital services primarily as a result of improved rates and higher listening hours. Americas outdoor revenue increased $35.8 million, driven by increases in revenue across bulletin, airports and shelter displays, particularly digital displays, as a result of our continued deployment of new digital displays and increased rates. International outdoor revenue increased $170.1 million, primarily from increased street furniture revenue across our markets and an $84.5 million increase from the impact of movements in foreign exchange.

Consolidated Direct Operating Expenses. Direct operating expenses increased $122.4 million during 2011 including a $52.9 million increase due to the effects of movements in foreign exchange compared to 2010. CCME direct operating expenses increased $40.4 million, primarily due to an increase of $56.6 million related to our traffic acquisition offset by a decline in music license fees related to a settlement of prior year license fees. Americas outdoor direct operating expenses increased $11.4 million, primarily due to increased site lease expense associated with higher airport and bulletin revenue, particularly digital displays, and the increased deployment of digital displays. Direct operating expenses in our International outdoor segment increased $67.4 million, primarily from a $52.9 million increase from movements in foreign exchange.

Consolidated Selling, General and Administrative (“SG&A”) Expenses. SG&A expenses increased $47.0 million during 2011 including an increase of $16.6 million due to the effect of movements in foreign exchange compared to 2010. CCME SG&A expenses increased $17.1 million, primarily due to an increase of $41.0 million related to our traffic acquisition, partially offset by declines in compensation expense. SG&A expenses increased $1.1 million in our Americas outdoor segment, which was primarily as a result of increased commission expense associated with the increase in revenue. International outdoor SG&A expenses increased $45.1 million primarily due to a $16.6 million increase from movements in foreign exchange, a $6.5 million increase related to the unfavorable impact of litigation and increased selling and marketing expenses associated with the increase in revenue.

Corporate Expenses. Corporate expenses decreased $56.9 million during 2011 compared to 2010 primarily as a result of a decrease in bonus expense related to our variable compensation plans and decreased expense related to employee benefits. Also contributing to the decline was a decrease in share-based compensation related to the shares tendered by Mark P. Mays to us in the third quarter of 2010 pursuant to a put option included in his amended employment agreement and the cancellation of certain of his options during 2011, and a decrease in restructuring expenses. Partially offsetting the decreases was an increase in general corporate infrastructure support services and initiatives.

Depreciation and Amortization. Depreciation and amortization increased $30.4 million during 2011 compared to 2010, primarily due to increases in accelerated depreciation and amortization related to the removal of various structures, including the removal of traditional billboards in connection with the continued deployment of digital billboards. Increased depreciation and amortization of $7.5 million related to our traffic acquisition also contributed to the increase. In addition, the impact of movements in foreign exchange contributed an increase of $7.4 million during 2011.

Impairment Charges. We performed our annual impairment tests on October 1, 2011 and 2010 on our goodwill, FCC licenses, billboard permits, and other intangible assets and recorded impairment charges of $7.6 million and $15.4 million, respectively. Please see Note 2 to the consolidated financial statements included elsewhere in this prospectus for a further description of the impairment charges.

Other Operating Income (Expense)—Net. Other operating income of $12.7 million in 2011 primarily related to a gain on the sale of a tower and proceeds received from condemnations of bulletins.

Other operating expense of $16.7 million for 2010 primarily related to a $25.3 million loss recorded as a result of the transfer of our subsidiary’s interest in its Branded Cities business, partially offset by a $6.2 million gain on the sale of representation contracts.

Interest Expense. Interest expense decreased $67.1 million during 2011 compared to 2010. Higher interest expense associated with the 2011 issuances of our 9.0% Priority Guarantee Notes was offset by decreased expense on term loan facilities due to the prepayment of $500.0 million of our senior secured credit facilities made in connection with the February 2011 Offering and the paydown of our receivables-based credit facility made prior to, and in connection with, the June 2011 Offering. Also contributing to the decline in interest expense was the timing of repurchases and repayments at maturity of certain of our senior notes. Our weighted average cost of debt during 2011 and 2010 was 6.2% and 6.1%, respectively.

Loss on Marketable Securities. The loss on marketable securities of $4.8 million and $6.5 million during 2011 and 2010, respectively, primarily related to the impairment of our investment in INM. The fair value of INM was below cost for an extended period of time. As a result, we considered the guidance in ASC 320-10-S99 and reviewed the length of the time and the extent to which the market value was less than cost, the financial condition and the near-term prospects of the issuer. After this assessment, we concluded that the impairment at each date was other than temporary and recorded non-cash impairment charges to our investment in INM, as noted above.

Equity in Earnings of Nonconsolidated Affiliates. Equity in earnings of nonconsolidated affiliates of $27.0 million for 2011 related to an equity investment in our International outdoor segment.

Equity in earnings of nonconsolidated affiliates of $5.7 million for 2010 included an $8.3 million impairment related to an equity investment in our International outdoor segment.

Gain (Loss) on Extinguishment of Debt. Loss on extinguishment of debt of $1.4 million for 2011 primarily related to the accelerated expensing of $5.7 million of loan fees upon the prepayment of $500.0 million of our senior secured credit facilities in connection with the February 2011 Offering described elsewhere in this MD&A, partially offset by an aggregate gain of $4.3 million on the repurchase of our 5.5% senior notes due 2014.

Gain on extinguishment of debt of $60.3 million in 2010 primarily related to an aggregate gain on the repurchase of our senior toggle notes.

Other Expense—Net. Other expense of $3.2 million for 2011 primarily related to miscellaneous bank fees and foreign exchange losses on short-term intercompany accounts.

Other expense of $13.8 million in 2010 primarily related to $12.8 million in foreign exchange transaction losses on short-term intercompany accounts.

Income Tax Benefit. The effective tax rate for the year ended December 31, 2011 was 32.0% as compared to 25.7% for the year ended December 31, 2010. The effective tax rate for 2011 was favorably impacted by our settlement of U.S. Federal and state tax examinations during the year. Pursuant to the settlements, we recorded a reduction to income tax expense of approximately $16.3 million to reflect the net tax benefits of the settlements. This benefit was partially offset by additional tax recorded during 2011 related to the write-off of deferred tax assets associated with the vesting of certain equity awards and our inability to benefit from certain tax loss carryforwards in foreign jurisdictions.

The effective tax rate for the year ended December 31, 2010 was 25.7% as compared to 10.9% for the year ended December 31, 2009. The effective tax rate for 2010 was impacted by our inability to benefit from tax losses in certain foreign jurisdictions due to the uncertainty of the ability to utilize those losses in future years. In addition, we recorded a valuation allowance of $13.6 million in 2010 against deferred tax assets related to capital allowances in foreign jurisdictions due to the uncertainty of the ability to realize those assets in future periods.

CCME Results of Operations

Our CCME operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2011	2010	Change
Revenue	$2,986,828	$2,869,499	4%
Direct operating expenses	849,265	808,867	5%
SG&A expenses	980,960	963,853	2%
Depreciation and amortization	268,245	256,673	5%

Operating income	$888,358	$840,106	6%

CCME revenue increased $117.3 million during 2011 compared to 2010, primarily driven by a $107.1 million increase due to our traffic acquisition. We experienced increases in our digital services revenue as a result of improved rates, increased listening hours through our iHeartRadio platform and revenues related to our iHeartRadio Music Festival. Offsetting the increases were slight declines in local and national advertising across various markets and advertising categories including telecommunication, travel and tourism and, most notably, political.

Direct operating expenses increased $40.4 million during 2011 compared to 2010, primarily due to an increase of $56.6 million from our traffic acquisition and an increase in expenses related to our digital initiatives, including our iHeartRadio platform and iHeartRadio Music Festival. These increases were partially offset by a $19.0 million decline in music license fees related to a settlement of 2011 and 2010 license fees. In addition, included in our 2011 results are restructuring expenses of $8.9 million, which represents a decline of $4.8 million compared to 2010. SG&A expenses increased $17.1 million, primarily due to an increase of $41.0 million related to our traffic acquisition, which was partially offset by a decline of $21.9 million in compensation expense primarily related to reduced salaries and commission.

Depreciation and amortization increased $11.6 million, primarily due to our traffic acquisition.

Americas Outdoor Advertising Results of Operations

Our Americas outdoor operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2011	2010	Change
Revenue	$1,252,725	$1,216,930	3%
Direct operating expenses	571,779	560,378	2%
SG&A expenses	201,124	199,990	1%
Depreciation and amortization	211,056	198,896	6%

Operating income	$268,766	$257,666	4%

Americas outdoor revenue increased $35.8 million during 2011 compared to 2010, driven primarily by revenue increases from bulletin, airport and shelter displays, and particularly digital displays. Bulletin revenues increased primarily due to digital growth driven by the increased number of digital displays, in addition to increased rates. Airport and shelter revenues increased primarily on higher average rates.

Direct operating expenses increased $11.4 million, primarily due to increased site lease expense associated with higher airport and bulletin revenue, particularly digital displays, and the increased deployment of digital displays. SG&A expenses increased $1.1 million, primarily as a result of increased commission expense associated with the increase in revenue.

Depreciation and amortization increased $12.2 million, primarily due to increases in accelerated depreciation and amortization related to the removal of various structures, including the removal of traditional billboards in connection with the continued deployment of digital billboards.

International Outdoor Advertising Results of Operations

Our International outdoor operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2011	2010	Change
Revenue	$1,751,149	$1,581,064	11%
Direct operating expenses	1,067,022	999,594	7%
SG&A expenses	339,748	294,666	15%
Depreciation and amortization	219,908	214,692	2%

Operating income	$124,471	$72,112	73%

International outdoor revenue increased $170.1 million during 2011 including the impact of positive foreign exchange movements of $84.5 million compared to 2010. Excluding the impact of movements in foreign exchange, revenues increased primarily as a result of higher street furniture revenue across most of our markets. Improved yields and additional displays contributed to the revenue increase in China, and improved yields in combination with a new contract drove the revenue increase in Sweden. The increases from street furniture were partially offset by declines in billboard revenue across several of our markets, primarily Italy and the United Kingdom.

Direct operating expenses increased $67.4 million, attributable to a $52.9 million increase from the impact of movements in foreign exchange. In addition, increased site lease expense of $15.7 million associated with the increase in revenue was partially offset by an $8.8 million decline in restructuring expenses. SG&A expenses increased $45.1 million primarily due to a $16.6 million increase from movements in foreign exchange, a $6.5 million increase related to the unfavorable impact of litigation and higher selling expenses associated with the increase in revenue.

Reconciliation of Segment Operating Income (Loss) to Consolidated Operating Income

(In thousands)	Years Ended December 31,
	2012	2011	2010
CCME	$942,705	$888,358	$840,106
Americas outdoor advertising	287,774	268,766	257,666
International outdoor advertising	73,331	124,471	72,112
Other	58,829	9,427	20,716
Impairment charges	(37,651)	(7,614)	(15,364)
Other operating income (expense)—net	48,127	12,682	(16,710)
Corporate expense(1)	(303,065)	(241,366)	(293,685)

Consolidated operating income	$1,070,050	$1,054,724	$864,841

(1)	Corporate expenses include expenses related to CCME, Americas outdoor, International outdoor and our Other segment, as well as overall executive, administrative and support functions.

Share-Based Compensation Expense

We do not have any compensation plans under which we grant stock awards to employees. Our employees receive equity awards from the equity incentive plans of our indirect parent, CC Media Holdings, Inc. (“CCMH”), and our subsidiary, CCOH. Prior to the merger, we granted options to purchase our common stock to our employees and directors and our affiliates under our various equity incentive plans typically at no less than the fair value of the underlying stock on the date of the grant.

As of December 31, 2012, there was $30.3 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on service conditions. This cost is expected to be recognized over a weighted average period of approximately two years. In addition, as of December 31, 2012, there was $15.7 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions. This cost will be recognized when it becomes probable that the performance condition will be satisfied.

The following table presents amounts related to share-based compensation expense for the years ended December 31, 2012, 2011 and 2010, respectively:

(In thousands)	Years Ended December 31,
	2012	2011	2010
CCME	$6,985	$4,606	$7,152
Americas outdoor advertising	5,875	7,601	9,207
International outdoor advertising	4,529	3,165	2,746
Corporate(1)	11,151	5,295	15,141

Total share-based compensation expense	$28,540	$20,667	$34,246

(1)	Included in corporate share-based compensation for year ended December 31, 2011 is a $6.6 million reversal of expense related to the cancellation of a portion of an executive’s stock options.

On October 22, 2012, CCMH granted 1.8 million restricted shares of its Class A common stock (the “Replacement Shares”) in exchange for 2.0 million stock options granted under the Clear Channel 2008 Executive Incentive Plan pursuant to an option exchange program (the “Program”) that expired on November 19, 2012. In addition, on October 22, 2012, CCMH granted 1.5 million fully-vested shares of its Class A common stock (the “Additional Shares”) pursuant to a tax assistance program offered in connection with the Program. Upon the expiration of the Program on November 19, 2012, CCMH repurchased 0.9 million of the Additional Shares from the employees who elected to participate in the Program and timely delivered to us a properly completed election form under Internal Revenue Code Section 83(b) to fund tax withholdings in connection with the Program. Employees who ceased to be eligible, declined to participate in the Program or, in the case of the Additional Shares, declined to participate in the tax assistance program, forfeited their Replacement Shares and Additional Shares on November 19, 2012 and retained their stock options with no changes to the terms. We accounted for the exchange program as a modification of the existing awards under ASC 718 and will recognize incremental compensation expense of approximately $1.7 million over the service period of the new awards. We recognized $2.6 million of expense related to the Additional Shares granted in connection with the tax assistance program.

CCMH also completed a stock option exchange program on March 21, 2011 and exchanged 2.5 million stock options granted under the Clear Channel 2008 Executive Incentive Plan for 1.3 million replacement stock options with a lower exercise price and different service and performance conditions. We accounted for the exchange program as a modification of the existing awards under ASC 718 and will recognize incremental compensation expense of approximately $1.0 million over the service period of the new awards.

Additionally, we recorded compensation expense of $6.0 million in Corporate related to shares tendered by Mark P. Mays to CCMH on August 23, 2010 for purchase at $36.00 per share pursuant to a put option included in his amended employment agreement.

Liquidity and Capital Resources

Cash Flows

The following discussion highlights cash flow activities during the years ended December 31, 2012, 2011 and 2010.

(In thousands)	Years Ended December 31,
	2012	2011	2010
Cash provided by (used for):
Operating activities	$488,698	$373,958	$582,373
Investing activities	$(397,021)	$(368,086)	$(240,197)
Financing activities	$(95,349)	$(698,116)	$(305,244)

Operating Activities

2012.

The $114.7 million increase in cash flows from operations to $488.7 million in 2012 compared to $374.0 million in 2011 was primarily driven by changes in working capital. Our consolidated net loss, adjusted for $877.1 million of non-cash items, provided positive cash flows of $465.9 million in 2012. Cash paid for interest was $120.6 million higher during 2012 compared to the prior year. Cash provided by operations in 2012 compared to 2011 also reflected lower variable compensation payments in 2012 associated with our employee incentive programs based on 2011 operating performance compared to such payments made in 2011 based on 2010 performance.

Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, gain on disposal of operating and fixed assets, loss on extinguishment of debt, loss on marketable securities, share-based compensation, equity in earnings of nonconsolidated affiliates, amortization of deferred financing charges and note discounts—net and other reconciling items—net as presented on the face of the statement of cash flows.

2011.

The decrease in cash flows from operations in 2011 compared to 2010 was primarily driven by changes in working capital partially offset by improved profitability, including a 5% increase in revenue. Our consolidated net loss of $268.0 million, adjusted for $832.2 million of non-cash items, provided positive cash flows of $564.1 million in 2011. Cash generated by higher operating income in 2011 compared to 2010 was offset by the decrease in accrued expenses in 2011 as a result of higher variable compensation payments in 2011 associated with our employee incentive programs based on 2010 operating performance. In addition, in 2010 we received $132.3 million in U.S. Federal income tax refunds that increased cash flow from operations in 2010.

Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, gain on disposal of operating and fixed assets, loss on extinguishment of debt, loss on marketable securities, share-based compensation, equity in earnings of nonconsolidated affiliates, amortization of deferred financing charges and note discounts—net and other reconciling items—net as presented on the face of the statement of cash flows.

2010.

The increase in cash flows from operations in 2010 compared to 2009 was primarily driven by improved profitability, including a 6% increase in revenue and a 2% decrease in direct operating and SG&A expenses. Our net loss, adjusted for $792.7 million of non-cash items, provided positive cash flows of $329.8 million in 2010. We received $132.3 million in Federal income tax refunds during the third quarter of 2010. Working capital, excluding taxes, provided $120.3 million to cash flows from operations in the current year.

Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, gain on disposal of operating and fixed assets, loss on extinguishment of debt, loss on marketable securities, share-based compensation, equity in earnings of nonconsolidated affiliates, amortization of deferred financing charges and note discounts—net and other reconciling items—net as presented on the face of the statement of cash flows.

Investing Activities

2012.

Cash used for investing activities of $397.0 million during 2012 reflected capital expenditures of $390.3 million. We spent $65.8 million for capital expenditures in our CCME segment, $117.6 million in our Americas outdoor segment primarily related to the installation of new digital displays, $150.1 million in our International outdoor segment primarily related to new billboard, street furniture and mall contracts and renewals of existing contracts, $17.4 million in our Other segment related to our national representation business, and $39.2 million by Corporate. Partially offsetting cash used for investing activities were $59.7 million of proceeds from the divestiture of our international neon business and the sales of other operating assets.

2011.

Cash used for investing activities during 2011 primarily reflected capital expenditures of $362.3 million. We spent $50.2 million for capital expenditures in our CCME segment, $120.8 million in our Americas outdoor segment primarily related to the construction of new digital displays, $166.0 million in our International outdoor segment primarily related to new billboard and street furniture contracts and renewals of existing contracts, and $19.5 million by Corporate. Cash paid for purchases of businesses primarily related to our traffic acquisition and the cloud-based music technology business we purchased during 2011. In addition, we received proceeds of $54.3 million primarily related to the sale of radio stations, a tower and other assets in our CCME, Americas outdoor, and International outdoor segments.

2010.

Cash used for investing activities during 2010 primarily reflected capital expenditures of $241.5 million. We spent $27.8 million for capital expenditures in our CCME segment, $92.2 million in our Americas outdoor segment primarily related to the construction of new digital displays, $103.0 million in our International outdoor segment primarily related to new billboard and street furniture contracts and renewals of existing contracts, and $10.7 million by Corporate. In addition, we acquired representation contracts for $14.1 million and received proceeds of $28.6 million primarily related to the sale of radio stations, assets in our Americas outdoor and International outdoor segments and representation contracts.

Financing Activities

2012.

Cash used for financing activities of $95.3 million during 2012 primarily reflected (i) the issuance of $2.2 billion of the CCWH Subordinated Notes by CCWH and the use of proceeds distributed to us in connection with the CCOH Dividend, in addition to cash on hand, to repay $2.1 billion of indebtedness under our senior secured credit facilities, (ii) the issuance by CCWH of $2.7 billion aggregate principal amount of the CCWH Senior Notes due 2022 and the use of the proceeds to fund the tender offer for and redemption of the Existing CCWH Senior Notes due 2017, (iii) the repayment of our 5.0% senior notes at maturity for $249.9 million (net of $50.1 million principal amount held by and repaid to one of our subsidiaries with respect to notes repurchased and held by such entity), using a portion of the proceeds from the June 2011 issuance of $750.0 million aggregate principal amount of 9.0% priority guarantee notes due 2021 (the “Additional Priority Guarantee Notes due 2021”), by us along with available cash on hand and (iv) the exchange of $2.0 billion aggregate principal amount of term loans under our senior secured credit facilities for $2.0 billion aggregate principal amount of newly issued 9.0% priority guarantee notes due 2019. Our financing activities also reflect a $244.7 million reduction in noncontrolling interest as a result of the CCOH Dividend paid in connection with the CCWH Subordinated Notes issuance, which represents the portion paid to parties other than our subsidiaries that own CCOH common stock.

2011.

Cash used for financing activities during 2011 primarily reflected the issuance in February 2011 of $1.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2021 (the “Initial Priority Guarantee Notes due 2021”) and the June 2011 issuance of Additional Priority Guarantee Notes due 2021, and the use of proceeds from the Initial Priority Guarantee Notes due 2021 offering, as well as cash on hand, to prepay $500.0 million of our senior secured credit facilities and repay at maturity our 6.25% senior notes that matured in 2011. We also repaid all outstanding amounts under our receivables based facility prior to, and in connection with, the Additional Priority Guarantee Notes due 2021 offering. Cash used for financing activities also included the $95.0 million of pre-existing, intercompany debt owed repaid immediately after the closing of the traffic acquisition. Additionally, we repaid our 4.4% notes at maturity in May 2011 for $140.2 million, plus accrued interest, with available cash on hand, and repaid $500.0 million of our revolving credit facility on June 27, 2011. Additionally, CC Finco repurchased $80.0 million aggregate principal amount of our 5.5% senior notes for $57.1 million, including accrued interest, as discussed in the “Debt Repurchases, Maturities and Other” section within this MD&A.

2010.

During 2010, CC Investments, Inc. repurchased $185.2 million aggregate principal amount of our senior toggle notes for $125.0 million as discussed in the “Debt Repurchases, Maturities and Other” section within this MD&A. We repaid our remaining 7.65% senior notes upon maturity for $138.8 million with proceeds from our delayed draw term loan facility that was specifically designated for this purpose. In addition, we repaid our remaining 4.5% senior notes upon maturity for $240.0 million with available cash on hand.

Anticipated Cash Requirements

Our primary source of liquidity is cash on hand, cash flow from operations and borrowing capacity under our receivables based credit facility, subject to certain limitations contained in our material financing agreements. We have a large amount of indebtedness, and a substantial portion of our cash flows are used to service debt. At December 31, 2012, we had $1.2 billion of cash on our balance sheet, with $562.0 million held by our subsidiary, CCOH, and its subsidiaries. We have debt maturities totaling $381.7 million and $1.3 billion in 2013 and 2014, respectively.

Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash on hand, cash flows from operations and borrowing capacity under our receivables based credit facility will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for at least the next 12 months. No assurance can be given, however, that this will be the case.

Our ability to fund our working capital needs, debt service and other obligations, and to comply with the financial covenant under our financing agreements depends on our future operating performance and cash flow, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control. If our future operating performance does not meet our expectations or our plans materially change in an adverse manner or prove to be materially inaccurate, we may need additional financing. Consequently, there can be no assurance that such financing, if permitted under the terms of our financing agreements, will be available on terms acceptable to us or at all. The inability to obtain additional financing in such circumstances could have a material adverse effect on our financial condition and on our ability to meet our obligations.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue additional acquisitions and may decide to dispose of certain businesses. These acquisitions or dispositions could be material.

We expect to be in compliance with the covenants contained in our material financing agreements in 2013, including the maximum consolidated senior secured net debt to consolidated EBITDA limitation contained in our senior secured credit facilities. We believe our long-term plans, which include promoting spending in our industries and capitalizing on our diverse geographic and product opportunities, including the continued investment in our media and entertainment initiatives and continued deployment of digital displays, will enable us to continue generating cash flows from operations sufficient to meet our liquidity and funding requirements long term. However, our anticipated results are subject to significant uncertainty and there can be no assurance that we will be able to maintain compliance with these covenants. In addition, our ability to comply with these covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of any covenants set forth in our financing agreements would result in a default thereunder. An event of default would permit the lenders under a defaulted financing agreement to declare all indebtedness thereunder to be due and payable prior to maturity. Moreover, the lenders under the receivables based credit facility under our senior secured credit facilities would have the option to terminate their commitments to make further extensions of credit thereunder. If we are unable to repay our obligations under any secured credit facility, the lenders could proceed against any assets that were pledged to secure such facility. In addition, a default or acceleration under any of our material financing agreements could cause a default under other of our obligations that are subject to cross-default and cross-acceleration provisions. The threshold amount for a cross-default under the senior secured credit facilities is $100.0 million.

Sources of Capital

As of December 31, 2012 and 2011, we had the following debt outstanding, net of cash and cash equivalents:

	December 31,
(In millions)	2012	2011
Senior Secured Credit Facilities:
Term Loan A Facility	$846.9	$1,087.1
Term Loan B Facility	7,714.9	8,735.9
Term Loan C—Asset Sale Facility	513.7	670.8
Revolving Credit Facility(1)	—	1,325.6
Delayed Draw Term Loan Facilities	—	976.8
Receivables Based Facility(2)	—	—
Priority Guarantee Notes due 2019	1,999.8	—
Priority Guarantee Notes due 2021	1,750.0	1,750.0
Other Secured Subsidiary Debt	25.5	30.9

Total Secured Debt	12,850.8	14,577.1
Senior Cash Pay Notes	796.3	796.3
Senior Toggle Notes	829.8	829.8
Clear Channel Senior Notes	1,748.6	1,998.4
Subsidiary Senior Notes due 2017	—	2,500.0
Subsidiary Senior Notes due 2022	2,725.0	—
Subsidiary Senior Subordinated Notes	2,200.0	—
Other Subsidiary Debt	5.6	19.9
Purchase accounting adjustments and original issue discount	(409.0)	(514.3)

Total Debt	20,747.1	20,207.2
Less: Cash and cash equivalents	1,225.0	1,228.7

	$19,522.1	$18,978.5

(1)	We had permanently paid down and terminated our revolving credit facility as of December 31, 2012.

(2)	As of December 31, 2012, we had available under our receivables based facility an amount equal to the lesser of $535 million (the revolving credit commitment) or the borrowing base amount, as defined under the receivables based facility and subject to certain limitations contained in our material financing agreements.

We and our subsidiaries have from time to time repurchased certain of our debt obligations and equity securities of CCMH and CCOH, and we may in the future, as part of various financing and investment strategies, purchase additional outstanding indebtedness of ours or our subsidiaries or outstanding equity securities of CCMH or CCOH, in tender offers, open market purchases, privately negotiated transactions or otherwise. We may also sell certain assets or properties and use the proceeds to reduce our indebtedness. These purchases or sales, if any, could have a material positive or negative impact on our liquidity available to repay outstanding debt obligations or on our consolidated results of operations. These transactions could also require or result in amendments to the agreements governing outstanding debt obligations or changes in our leverage or other financial ratios, which could have a material positive or negative impact on our ability to comply with the covenants contained in our debt agreements. These transactions, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Senior Secured Credit Facilities

As of December 31, 2012, we had a total of $9,075.5 million outstanding under our senior secured credit facilities, consisting of:

•	an $846.9 million term loan A facility which matures in July 2014 (all of which was repaid on February 28, 2013 in connection with the Refinancing Transactions);

•	a $7,714.9 million term loan B facility which matures in January 2016; and

•	a $513.7 million term loan C—asset sale facility, subject to reduction as described below, which matures in January 2016.

We may raise incremental term loans of up to (a) $1.5 billion, plus (b) the excess, if any, of (x) 0.65 times pro forma consolidated EBITDA (as calculated in the manner provided in the senior secured credit facilities documentation), over (y) $1.5 billion, plus (c) the aggregate amount of certain principal prepayments made in respect of the term loans under the senior secured credit facilities. Availability of such incremental term loans is subject, among other things, to the absence of any default, pro forma compliance with the financial covenant and the receipt of commitments by existing or additional financial institutions.

We are the primary borrower under the senior secured credit facilities, except that certain of our domestic restricted subsidiaries are co-borrowers under a portion of the term loan facilities.

Interest Rate and Fees

Borrowings under our senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent or (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the term loan facilities are the following percentages per annum:

•	with respect to loans under the term loan A facility, (i) 2.40% in the case of base rate loans and (ii) 3.40% in the case of Eurocurrency rate loans; and

•	with respect to loans under the term loan B facility and term loan C—asset sale facility, (i) 2.65%, in the case of base rate loans and (ii) 3.65%, in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon our leverage ratio.

Prepayments

The senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage may be reduced to 25% and to 0% based upon our leverage ratio) of our annual excess cash flow (as calculated in accordance with our senior secured credit facilities), less any voluntary prepayments of term loans and subject to customary credits;

•	100% of the net cash proceeds of sales or other dispositions of specified assets being marketed for sale (including casualty and condemnation events), subject to certain exceptions;

•

100% (which percentage may be reduced to 75% and 50% based upon our leverage ratio) of the net cash proceeds of sales or other dispositions by us or our wholly owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions;

•

100% of the net cash proceeds of (i) any incurrence of certain debt, other than debt permitted under our senior secured credit facilities, (ii) certain securitization financing, (iii) certain issuances of Permitted Additional Notes (as defined in the senior secured credit facilities) and (iv) certain issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes (as defined in the senior secured credit facilities); and

•	Net Cash Proceeds received by us as dividends or distributions from indebtedness incurred at CCOH provided that the Consolidated Leverage Ratio of CCOH is no greater than 7.00 to 1.00.

The foregoing prepayments with the net cash proceeds of any incurrence of certain debt, other than debt permitted under our senior secured credit facilities, certain securitization financing, issuances of Permitted Additional Notes and annual excess cash flow will be applied, at our option, to the term loans (on a pro rata basis, other than that non-extended classes of term loans may be prepaid prior to any corresponding extended class), in each case (i) first to the term loans other than the term loan C—asset sale facility loans (on a pro rata basis) and (ii) second to the term loan C—asset sale facility loans, in each case to the remaining installments thereof in direct order of maturity. The foregoing prepayments with net cash proceeds of issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes and Net Cash Proceeds received by us as a distribution from indebtedness incurred by CCOH will be applied (i) to the term loan A in a manner determined by us, and (ii) to the term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity. The foregoing prepayments with the net cash proceeds of the sale of assets (including casualty and condemnation events) will be applied (i) first to the term loan C—asset sale facility loans and (ii) second to the other term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

On October 31, 2012, we repaid and permanently cancelled the commitments under our revolving credit facility, which was set to mature July 2014.

Amortization of Term Loans

As of December 31, 2012, we are required to repay the loans under the term loan facilities, after giving effect to (i) the December 2009 prepayment of $2.0 billion of term loans with proceeds from the issuance of CCWH’s Existing Senior Notes, (ii) the February 2011 prepayment of $500.0 million of revolving credit facility and term loans with the proceeds of the February 2011 Offering, (iii) the first quarter of 2012 prepayment of $1.9 billion from CCOH dividend proceeds discussed elsewhere in this MD&A, (iv) the October 2012 refinancing transaction discussed elsewhere in this MD&A, and (v) the November 2012 prepayment of $215.0 million term loan A discussed elsewhere in this MD&A, as follows:

(In millions)	Tranche A Term Loan Amortization*	Tranche B Term Loan Amortization**	Tranche C Term Loan Amortization**
Year
2013	—	—	$2.8
2014	$846.9	—	$7.0
2015	—	—	$3.4
2016	—	$7,714.9	$500.5
2017	—	—	—

Total	$846.9	$7,714.9	$513.7

*	Balance of tranche A term loan was due July 30, 2014. The entire outstanding amount of tranche A term loans was repaid on February 28, 2013 in connection with the Refinancing Transactions.
**	Balance of tranche B term loan and tranche C term loan are due January 29, 2016

Collateral and Guarantees

The senior secured credit facilities are guaranteed by us and each of our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing our senior notes, and other exceptions, by:

•	a lien on our capital stock;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing our senior notes;

•	certain assets that do not constitute “principal property” (as defined in the indenture governing our senior notes);

•

certain specified assets of ours and the guarantors that constitute “principal property” (as defined in the indenture governing our senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing our senior notes; and

•	a lien on the accounts receivable and related assets securing our receivables based credit facility that is junior to the lien securing our obligations under such credit facility.

Certain Covenants and Events of Default

The senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA for the preceding four quarters. Our secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt. Our consolidated EBITDA for the preceding four quarters of $2.0 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net, plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $80.2 million related to costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) an increase of $51.0 million for non-recurring or unusual gains or losses; (iii) an increase of $45.5 million for non-cash items; (iv) an increase of $18.5 million for various other items; and (v) an increase of $20.1 million for cash received from nonconsolidated affiliates. The maximum ratio under this financial covenant is currently set at 9.5:1 and reduces to 9.25:1, 9:1 and 8.75:1 beginning with the quarters ended June 30, 2013, December 31, 2013 and December 31, 2014, respectively. At December 31, 2012, our ratio was 5.9:1.

In addition, the senior secured credit facilities include negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change our lines of business.

The senior secured credit facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, the invalidity of material provisions of the senior secured credit facilities documentation, the failure of collateral under the security documents for the senior secured credit facilities, the failure of the senior secured credit facilities to be senior debt under the subordination provisions of certain of our subordinated debt and a change of control. If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Amendments

On October 25, 2012, we amended the terms of our senior secured credit facilities (the “Amendments”). The Amendments, among other things: (i) permit exchange offers of term loans for new debt securities in an aggregate principal amount of up to $5.0 billion (including the $2.0 billion exchanged in the October 2012 refinancing transaction described elsewhere in this MD&A); (ii) provide us with greater flexibility to prepay tranche A term loans; (iii) following the repayment or extension of all tranche A term loans, permit below par non-pro rata purchases of term loans pursuant to customary Dutch auction procedures whereby all lenders of the class of term loans offered to be purchased will be offered an opportunity to participate; (iv) following the repayment or extension of all tranche A term loans, permits the repurchase of junior debt maturing before January 2016 with cash on hand in an amount not to exceed $200 million; (v) combine the term loan B, the delayed draw term loan 1 and the delayed draw term loan 2 under the senior secured credit facilities; (vi) preserve revolving credit facility capacity in the event we repay all amounts outstanding under the revolving credit facility; and (vii) eliminate certain restrictions on the ability of CCOH and its subsidiaries to incur debt. On October 31, 2012, we repaid and permanently cancelled the commitments under our revolving credit facility, which was set to mature July 2014.

Receivables Based Credit Facility

As of December 31, 2012, we had no borrowings outstanding under our receivables based credit facility. The agreement was amended and restated on December 24, 2012. On February 28, 2013, we borrowed $269.5 million under our receivables based credit facility in connection with the Refinancing Transactions.

The receivables based credit facility provides revolving credit commitments of $535.0 million, subject to a borrowing base. The borrowing base at any time equals 90% of our and certain of our subsidiaries’ eligible accounts receivable. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.

We and certain subsidiary borrowers are the borrowers under the receivables based credit facility. We have the ability to designate one or more of our restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans and letters of credit are available in U.S. dollars.

Interest Rate and Fees

Borrowings under the receivables based credit facility bear interest at a rate per annum equal to an applicable margin plus, at our option, either (1) a base rate determined by reference to the highest of (a) the prime rate of Citibank, N.A. and (b) the Federal Funds rate plus 0.50% or (2) a Eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for the interest period relevant to such borrowing. The initial applicable margin for borrowings under the receivables based credit facility is 1.75% with respect to Eurocurrency borrowings and 0.75% with respect to base-rate borrowings. The applicable margin for borrowings under the receivables based credit facility ranges from 1.50% to 2.00% for Eurocurrency borrowings and from 0.50% to 1.00% for base-rate borrowings, depending on average excess availability under the receivables based credit facility during the prior fiscal quarter.

In addition to paying interest on outstanding principal under the receivables based credit facility, we are required to pay a commitment fee to the lenders under the receivables based credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.375% per annum. The commitment fee rate will be reduced to 0.25% per annum at any time when the average daily unused commitments for the prior quarter is less than 50% of total commitments. We must also pay customary letter of credit fees.

Maturity

Borrowings under the receivables based credit facility will mature, and lending commitments thereunder will terminate, on the fifth anniversary of the effectiveness of the receivables based credit facility (December 24, 2017), provided that, (a) the maturity date will be October 31, 2015 if on October 30, 2015, greater than $500.0 million in aggregate principal amount is owing under certain of our term loan credit facilities, (b) the maturity date will be May 3, 2016 if on May 2, 2016 greater than $500.0 million aggregate principal amount of our 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016 are outstanding and (c) in the case of any debt under clauses (a) and (b) that is amended or refinanced in any manner that extends the maturity date of such debt to a date that is on or before the date that is five years after the effectiveness of the receivables based credit facility, the maturity date will be one day prior to the maturity date of such debt after giving effect to such amendment or refinancing if greater than $500,000,000 in aggregate principal amount of such debt is outstanding.

Prepayments

If at any time the sum of the outstanding amounts under the receivables based credit facility exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the facility, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess. We may voluntarily repay outstanding loans under the receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans. Any voluntary prepayments we make will not reduce our commitments under the receivables based credit facility.

Guarantees and Security

The facility is guaranteed by, subject to certain exceptions, the guarantors of our senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of our and all of the guarantors’ accounts receivable and related assets and proceeds thereof that is senior to the security interest of our senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing certain of our senior notes (the “legacy notes”), and certain exceptions.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $50.0 million and (b) 10% of the aggregate commitments under the receivables based credit facility, in each case, for five consecutive business days (a “Liquidity Event”), we will be required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for fiscal quarters ending on or after the occurrence of the Liquidity Event, and will be continued to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $50.0 million and (y) 10% of the aggregate commitments under the receivables based credit facility, in each case, for 30 consecutive calendar days, at which time the Liquidity Event shall no longer be deemed to be occurring. In addition, the receivables based credit facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change our lines of business.

The receivables based credit facility includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments and a change of control. If an event of default occurs, the lenders under the receivables based credit facility will be entitled to take various actions, including the acceleration of all amounts due under the receivables based credit facility and all actions permitted to be taken by a secured creditor.

9.0% Priority Guarantee Notes due 2021

As of December 31, 2012, we had outstanding $1.75 billion aggregate principal amount of 9.0% priority guarantee notes due 2021 (the “9.0% Priority Guarantee Notes due 2021”).

The 9.0% Priority Guarantee Notes due 2021 mature on March 1, 2021 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2011. The 9.0% Priority Guarantee Notes due 2021 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The 9.0% Priority Guarantee Notes due 2021 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing our senior notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities and our 9.0% priority guarantee notes due 2019, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions.

We may redeem the 9.0% Priority Guarantee Notes due 2021 at our option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the 9.0% Priority Guarantee Notes due 2021 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the 9.0% Priority Guarantee Notes due 2021, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 1, 2014, we may elect to redeem up to 40% of the aggregate principal amount of the 9.0% Priority Guarantee Notes due 2021 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the 9.0% Priority Guarantee Notes due 2021 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit Clear Channel Capital I, LLC’s and our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the 9.0% Priority Guarantee Notes due 2021. The indenture also provides for customary events of default.

9.0% Priority Guarantee Notes due 2019

As of December 31, 2012, we had outstanding $2.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2019 (the “9.0% Priority Guarantee Notes due 2019”).

The 9.0% Priority Guarantee Notes due 2019 mature on December 15, 2019 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2013. The 9.0% Priority Guarantee Notes due 2019 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The 9.0% Priority Guarantee Notes due 2019 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing our senior notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities and the 9.0% Priority Guarantee Notes due 2021, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions. In addition to the collateral granted to secure the 9.0% Priority Guarantee Notes due 2019, the collateral agent and the trustee for the 9.0% Priority Guarantee Notes due 2019 entered into an agreement with the administrative agent for the lenders under the senior secured credit facilities to turn over to the trustee under the 9.0% Priority Guarantee Notes due 2019, for the benefit of the holders of the 9.0% Priority Guarantee Notes due 2019, a pro rata share of any recovery received on account of the principal properties, subject to certain terms and conditions.

We may redeem the 9.0% Priority Guarantee Notes due 2019 at our option, in whole or part, at any time prior to July 15, 2015, at a price equal to 100% of the principal amount of the 9.0% Priority Guarantee Notes due 2019 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the 9.0% Priority Guarantee Notes due 2019, in whole or in part, on or after July 15, 2015, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before July 15, 2015, we may elect to redeem up to 40% of the aggregate principal amount of the 9.0% Priority Guarantee Notes due 2019 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the 9.0% Priority Guarantee Notes due 2019 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit Clear Channel Capital I, LLC’s and our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the 9.0% Priority Guarantee Notes due 2019. The indenture also provides for customary events of default.

Senior Cash Pay Notes and Senior Toggle Notes

As of December 31, 2012, we had outstanding $796.3 million aggregate principal amount of 10.75% senior cash pay notes due 2016 and $829.8 million aggregate principal amount of 11.00%/11.75% senior toggle notes due 2016.

The senior cash pay notes and senior toggle notes are unsecured and are guaranteed by Clear Channel Capital I, LLC and all of our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions. The senior toggle notes mature on August 1, 2016 and may require a special redemption of up to $30.0 million on August 1, 2015. We may elect on each interest election date to pay all or 50% of such interest on the senior toggle notes in cash or by increasing the principal amount of the senior toggle notes or by issuing new senior toggle notes (such increase or issuance, “PIK Interest”). Interest on the senior toggle notes payable in cash will accrue at a rate of 11.00% per annum and PIK Interest will accrue at a rate of 11.75% per annum.

Prior to August 1, 2012, we were able to redeem some or all of the senior cash pay notes and senior toggle notes at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest thereon to the redemption date and an applicable premium, as described in the indenture governing such notes. Since August 1, 2012, we may redeem some or all of the senior cash pay notes and senior toggle notes at any time at the redemption prices set forth in the indenture governing such notes. If we undergo a change of control, sell certain of our assets, or issue certain debt, we may be required to offer to purchase the senior cash pay notes and senior toggle notes from holders.

The senior cash pay notes and senior toggle notes are senior unsecured debt and rank equal in right of payment with all of our existing and future senior debt. Guarantors of obligations under the senior secured credit facilities, the receivables based credit facility, the 9.0% Priority Guarantee Notes due 2021 and the 9.0% Priority Guarantee Notes due 2019 guarantee the senior cash pay notes and senior toggle notes with unconditional guarantees that are unsecured and equal in right of payment to all existing and future senior debt of such guarantors, except that the guarantees are subordinated in right of payment only to the guarantees of obligations under the senior secured credit facilities, the receivables based credit facility, the 9.0% Priority Guarantee Notes due 2021 and the 9.0% Priority Guarantee Notes due 2019 to the extent of the value of the assets securing such indebtedness. In addition, the senior cash pay notes and senior toggle notes and the guarantees are structurally senior to our senior notes and existing and future debt to the extent that such debt is not guaranteed by the guarantors of the senior cash pay notes and senior toggle notes. The senior cash pay notes and senior toggle notes and the guarantees are effectively subordinated to our existing and future secured debt and that of the guarantors to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all obligations of subsidiaries that do not guarantee the senior cash pay notes and senior toggle notes.

On July 16, 2010, we made the election to pay interest on the senior toggle notes entirely in cash, effective for the interest period commencing August 1, 2010. Assuming the cash interest election remains in effect for the remaining term of the notes, we will be contractually obligated to make a payment to bondholders of $57.4 million on August 1, 2013. This amount is included in “Interest payments on long-term debt” in the “Contractual Obligations” table of this MD&A.

Clear Channel Senior Notes

As of December 31, 2012, our senior notes represented approximately $1.7 billion of aggregate principal amount of indebtedness outstanding.

The senior notes were our obligations prior to the merger. The senior notes are senior, unsecured obligations that are effectively subordinated to our secured indebtedness to the extent of the value of our assets securing such indebtedness and are not guaranteed by any of our subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The senior notes rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness. The senior notes are not guaranteed by our subsidiaries.

CCWH Senior Notes

During the fourth quarter of 2012, CCWH issued the CCWH Senior Notes, which consisted of $735.8 million aggregate principal amount of Series A CCWH Senior Notes and $1,989.25 million aggregate principal amount of Series B CCWH Senior Notes. The CCWH Senior Notes are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain of CCOH’s direct and indirect subsidiaries. The proceeds from the issuance of the CCWH Senior Notes were used to fund the repurchase of the Existing CCWH Senior Notes.

We capitalized $30.0 million in fees and expenses associated with the CCWH Senior Notes offering and an original issue discount of $7.4 million. We are amortizing the capitalized fees and discount through interest expense over the life of the CCWH Senior Notes.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. Interest on the CCWH Senior Notes is payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year, beginning on May 15, 2013.

At any time prior to November 15, 2017, CCWH may redeem the CCWH Senior Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Senior Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Senior Notes, in whole or in part, on or after November 15, 2017, at the redemption prices set forth in the applicable indenture governing the CCWH Senior Notes plus accrued and unpaid interest to the redemption date. At any time on or before November 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Senior Notes at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Senior Notes or Series B CCWH Senior Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Senior Notes or Series A CCWH Senior Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Senior Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Senior Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than us and our subsidiaries (other than CCOH) or issue certain preferred stock;

•	create liens on its restricted subsidiaries assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries, to persons other than us and our subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Senior Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Senior Notes or purchases or makes an offer to purchase the Series B CCWH Senior Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Senior Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Senior Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Senior Notes.

The indenture governing the Series A CCWH Senior Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire CCOH’s subordinated debt;

•	make certain investments;

•	create liens on its or its restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries;

•	designate its subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Senior Notes indenture and Series B CCWH Senior Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur (i) additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively, and (ii) additional indebtedness that is subordinated to the CCWH Senior Notes under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 for total debt. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Senior Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) are lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively. The Series A CCWH Senior Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Senior Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by us to CCOH.

CCWH Senior Subordinated Notes

During the first quarter of 2012, CCWH issued the CCWH Subordinated Notes, which consisted of $275.0 million aggregate principal amount of Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of Series B CCWH Subordinated Notes. Interest on the CCWH Subordinated Notes is payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year, beginning on September 15, 2012.

The CCWH Subordinated Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by CCOH, CCOI and certain of CCOH’s other domestic subsidiaries. The CCWH Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the CCWH Subordinated Notes. The guarantees of the CCWH Subordinated Notes rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Subordinated Notes.

At any time prior to March 15, 2015, CCWH may redeem the CCWH Subordinated Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Subordinated Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the

CCWH Subordinated Notes, in whole or in part, on or after March 15, 2015, at the redemption prices set forth in the applicable indenture governing the CCWH Subordinated Notes plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Subordinated Notes at a redemption price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Subordinated Notes or Series B CCWH Subordinated Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Subordinated Notes or Series A CCWH Subordinated Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Subordinated Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Subordinated Notes shall be greater than 0.25, subject to certain exceptions.

We capitalized $40.0 million in fees and expenses associated with the CCWH Subordinated Notes offering and are amortizing them through interest expense over the life of the CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than us and our subsidiaries (other than CCOH) or issue certain preferred stock;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets; and

•	sell certain assets, including capital stock of CCOH’s subsidiaries, to persons other than us and our subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Subordinated Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Subordinated Notes or purchases or makes an offer to purchase the Series B CCWH Subordinated Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Subordinated Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Subordinated Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	make certain investments;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets;

•	sell certain assets, including capital stock of CCOH’s subsidiaries;

•	designate CCOH’s subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Subordinated Notes indenture and Series B CCWH Subordinated Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Subordinated Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) is lower than 7.0:1. The Series A CCWH Senior Subordinated Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Subordinated Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by us to CCOH.

With the proceeds of the CCWH Subordinated Notes (net of the initial purchasers’ discount of $33.0 million), CCWH loaned an aggregate amount equal to $2,167.0 million to CCOI. CCOI paid all other fees and expenses of the offering using cash on hand and, with the proceeds of the loans, distributed a special cash dividend to CCOH, which in turn distributed the CCOH Dividend on March 15, 2012 in an amount equal to $6.0832 per share to its Class A and Class B stockholders of record at the close of business on March 12, 2012, including Clear Channel Holdings, Inc. (“CC Holdings”) and CC Finco, our wholly-owned subsidiaries. Of the $2,170.4 million CCOH Dividend, an aggregate of $1,925.7 million was distributed to CC Holdings and CC Finco, with the remaining $244.7 million distributed to other stockholders. As a result, we recorded a reduction of $244.7 million in “Noncontrolling interest” on the consolidated balance sheet.

Historical Refinancing Transactions

February 2011 Refinancing Transaction

In February 2011, we amended our senior secured credit facilities and our receivables based facility and issued the Initial Priority Guarantee Notes due 2021. In June 2011, we issued the Additional Priority Guarantee Notes due 2021 at an issue price of 93.845% of the principal amount. The Initial Priority Guarantee Notes due 2021 and the Additional Priority Guarantee Notes due 2021 have identical terms and are treated as a single class.

We capitalized $39.5 million in fees and expenses associated with the Initial Priority Guarantee Notes due 2021 offering and are amortizing them through interest expense over the life of the Initial Priority Guarantee Notes due 2021. We capitalized an additional $7.1 million in fees and expenses associated with the offering of the Additional Priority Guarantee Notes due 2021 and are amortizing them through interest expense over the life of the Additional Priority Guarantee Notes due 2021.

We used the proceeds of the Initial Priority Guarantee Notes due 2021 offering to prepay $500.0 million of the indebtedness outstanding under our senior secured credit facilities. The $500.0 million prepayment was allocated on a ratable basis between outstanding term loans and revolving credit commitments under our revolving credit facility.

We obtained, concurrent with the offering of the Initial Priority Guarantee Notes due 2021, amendments to our credit agreements with respect to our senior secured credit facilities and our receivables based facility (revolving credit commitments under the receivables based facility were reduced from $783.5 million to $625.0 million), which were required as a condition to complete the offering. The amendments, among other things, permit us to request future extensions of the maturities of our senior secured credit facilities, provide us with greater flexibility in the use of our accordion capacity, provide us with greater flexibility to incur new debt, provided that the proceeds from such new debt are used to pay down senior secured credit facility indebtedness, and provide greater flexibility for CCOH and its subsidiaries to incur new debt, provided that the net proceeds distributed to us from the issuance of such new debt are used to pay down senior secured credit facility indebtedness.

Of the $703.8 million of proceeds from the issuance of the Additional Priority Guarantee Notes due 2021 ($750.0 million aggregate principal amount net of $46.2 million of discount), we used $500 million for general corporate purposes (to replenish cash on hand that we previously used to pay senior notes at maturity on March 15, 2011 and May 15, 2011) and used the remaining $203.8 million to repay at maturity a portion of our 5% senior notes that matured in March 2012.

March 2012 Refinancing Transaction

In March 2012, CCWH issued $275.0 million aggregate principal amount of the Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of the Series B CCWH Subordinated Notes and in connection therewith, CCOH distributed the CCOH Dividend of $6.0832 per share to its stockholders of record. Using CCOH Dividend proceeds distributed to our wholly-owned subsidiaries, together with cash on hand, we repaid $2,096.2 million of indebtedness under our senior secured credit facilities. For a description of the CCWH Subordinated Notes, please see the “CCWH Senior Subordinated Notes” section elsewhere within this MD&A.

October 2012 Refinancing Transaction

During the fourth quarter of 2012, we exchanged $2.0 billion aggregate principal amount of term loans under our senior secured credit facilities for a like principal amount of newly issued 9.0% Priority Guarantee Notes due 2019. For a description of the 9.0% Priority Guarantee Notes due 2019, see the “9.0% Priority Guarantee Notes due 2019” section elsewhere within this MD&A. The exchange offer, which was offered to eligible existing lenders under our senior secured credit facilities, was exempt from registration under the Securities Act. We capitalized $11.9 million in fees and expenses associated with the offering and are amortizing them through interest expense over the life of the notes.

November 2012 Refinancing Transaction

In November 2012, CCWH issued $735.75 million aggregate principal amount of the Series A CCWH Senior Notes, which were issued at an issue price of 99.0% of par, and $1,989.25 million aggregate principal amount of the Series B CCWH Senior Notes, which were issued at par. CCWH used the net proceeds from the offering of the CCWH Senior Notes, together with cash on hand, to fund the tender offer for and redemption of the Existing CCWH Senior Notes. For a description of the CCWH Senior Notes, please see the “CCWH Senior Notes” section elsewhere within this MD&A.

February 2013 Refinancing Transactions

In February 2013, we issued $575,000,000 aggregate principal amount of the outstanding 11.25% priority guarantee notes due 2012 and used the net proceeds of such notes, together with the proceeds of borrowings under our receivables based credit facility and cash on hand, to prepay all $846.9 million of loans outstanding under our term loan A facility and to pay related fees and expenses.

Dispositions and Other

During 2012, our International outdoor segment sold its international neon business and its outdoor advertising business in Romania, resulting in an aggregate gain of $39.7 million included in “Other operating income (expense)—net.”

During 2011, we divested and exchanged 27 radio stations for approximately $22.7 million and recorded a loss of $0.5 million in “Other operating income (expense)—net.”

During 2010, CCOH transferred its interest in its Branded Cities operations to its joint venture partner, The Ellman Companies. We recognized a loss of $25.3 million in “Other operating income (expense)—net” related to this transfer. In addition, during 2010, our International outdoor segment sold its outdoor advertising business in India, resulting in a loss of $3.7 million included in “Other operating income (expense)—net.” In addition, we sold three radio stations, donated one station, and recorded a gain of $1.3 million in “Other operating income (expense)—net.” We also sold representation contracts and recorded a gain of $6.2 million in “Other operating income (expense)—net.”

Uses of Capital

Debt Repurchases, Maturities and Other

During 2011 and 2010, our indirect wholly-owned subsidiaries, CC Investments and CC Finco, repurchased certain of our outstanding senior notes, senior cash pay and senior toggle notes through open market repurchases, privately negotiated transactions and tenders as shown in the table below. These entities did not repurchase any debt during 2012. Notes repurchased and held by CC Investments and CC Finco are eliminated in consolidation.

(In thousands)	Years Ended December 31
	2012	2011	2010
CC Investments
Principal amount of debt repurchased	$—	$—	$185,185
Deferred loan costs and other	—	—	104
Gain recorded in “Other income (expense)—net”(2)	—	—	(60,289)

Cash paid for repurchases of long-term debt	$—	$—	$125,000

CC Finco, LLC
Principal amount of debt repurchased	$—	$80,000	$—
Purchase accounting adjustments(1)	—	(20,476)	—
Gain recorded in “Other income (expense)—net”(2)	—	(4,274)	—

Cash paid for repurchases of long-term debt	$—	$55,250	$—

(1)	Represents unamortized fair value purchase accounting discounts recorded as a result of the merger.
(2)	CC Investments and CC Finco repurchased certain of our senior notes, senior cash pay notes and senior toggle notes at a discount, resulting in a gain on the extinguishment of debt.

During November 2012, CCWH repurchased $1,724.7 million aggregate principal amount of the Existing CCWH Senior Notes in a tender offer for the Existing CCWH Senior Notes. Simultaneously with the early settlement of the tender offer, CCWH called for redemption all of the remaining $775.3 million aggregate principal amount of Existing CCWH Senior Notes that were not purchased on the early settlement date of the tender offer. In connection with the redemption, CCWH satisfied and discharged its obligations under the Existing CCWH Senior Notes indentures by depositing with the trustee sufficient funds to pay the redemption price, plus accrued and unpaid interest on the remaining outstanding Existing CCWH Senior Notes to, but not including, the December 19, 2012 redemption date.

During October 2012, we consummated a private exchange offer of $2.0 billion aggregate principal amount of term loans under our senior secured credit facilities for a like principal amount of newly issued 9.0% Priority Guarantee Notes due 2019. The exchange offer was available only to eligible lenders under the senior secured credit facilities, and the 9.0% Priority Guarantee Notes due 2019 were offered only in reliance on exemptions from registration under the Securities Act.

In connection with the issuance of the CCWH Subordinated Notes, CCOH paid the $2,170.4 million CCOH Dividend on March 15, 2012 to its Class A and Class B stockholders, consisting of $1,925.7 million distributed to CC Holdings and CC Finco and $244.7 million distributed to other stockholders. In connection with the Subordinated Notes issuance and CCOH Dividend, we repaid indebtedness under our senior secured credit facilities in an amount equal to the aggregate amount of dividend proceeds distributed to CC Holdings and CC Finco, or $1,925.7 million. Of this amount, a prepayment of $1,918.1 million was applied to indebtedness outstanding under our revolving credit facility, thus permanently reducing the revolving credit commitments under our revolving credit facility to $10.0 million. During the fourth quarter of 2012, the revolving credit facility was permanently paid off and terminated using available cash on hand. The remaining $7.6 million prepayment was allocated on a pro rata basis to our term loan facilities.

In addition, on March 15, 2012, using cash on hand, we made voluntary prepayments under our senior secured credit facilities in an aggregate amount equal to $170.5 million, as follows: (i) $16.2 million under our term loan A due 2014, (ii) $129.8 million under our term loan B due 2016, (iii) $10.0 million under our term loan C due 2016 and (iv) $14.5 million under our delayed draw term loans due 2016. In connection with the prepayments on our senior secured credit facilities, we recorded a loss of $15.2 million in “Loss on extinguishment of debt” related to the accelerated expensing of loan fees.

During March 2012, we repaid our 5.0% senior notes at maturity for $249.9 million (net of $50.1 million principal amount repaid to one of our subsidiaries with respect to notes repurchased and held by such entity), plus accrued interest, using a portion of the proceeds from the June 2011 Offering of the Additional Notes, along with cash on hand.

During 2011, we repaid our 6.25% senior notes at maturity for $692.7 million (net of $57.3 million principal amount repaid to one of our subsidiaries with respect to notes repurchased and held by such entity), plus accrued interest, using a portion of the proceeds from the February 2011 Offering of the Initial Notes, along with available cash on hand. We also repaid our 4.4% senior notes at maturity for $140.2 million (net of $109.8 million principal amount repaid to one of our subsidiaries with respect to notes repurchased and held by such entity), plus accrued interest, with available cash on hand. Prior to, and in connection with the June 2011 Offering, we repaid all amounts outstanding under our receivables based credit facility on June 8, 2011, using cash on hand. This voluntary repayment did not reduce the commitments under this facility and we may reborrow amounts under this facility at any time. In addition, on June 27, 2011, we made a voluntary payment of $500.0 million on our revolving credit facility. Furthermore, CC Finco repurchased $80.0 million aggregate principal amount of our outstanding 5.5% senior notes due 2014 for $57.1 million, including accrued interest, through an open market purchase.

During 2010, we repaid our remaining 7.65% senior notes upon maturity for $138.8 million, including $5.1 million of accrued interest, with proceeds from our delayed draw term loan facility that was specifically designated for this purpose. Also during 2010, we repaid our remaining 4.5% senior notes upon maturity for $240.0 million with available cash on hand.

Capital Expenditures

Capital expenditures for the years ended December 31, 2012, 2011 and 2010 were as follows:

(In millions)	Years Ended December 31,
	2012	2011	2010
CCME	$65.8	$50.2	$27.8
Americas outdoor advertising	117.7	120.8	92.2
International outdoor advertising	150.1	166.0	103.1
Corporate and Other	56.7	25.3	18.4

Total capital expenditures	$390.3	$362.3	$241.5

Our capital expenditures are not of significant size individually and primarily relate to the ongoing deployment of digital displays and recurring maintenance in our Americas outdoor segment as well as new billboard and street furniture contracts and renewals of existing contracts in our International outdoor segment.

Dividends

We have not paid cash dividends on the shares of our common stock since the merger and our ability to pay dividends is subject to restrictions should we seek to do so in the future. Our debt financing arrangements include restrictions on our ability to pay dividends.

Acquisitions

During 2012, we completed the acquisition of WOR-AM in New York City for $30.0 million and WFNX in Boston for $14.5 million. These acquisitions resulted in an aggregate increase of $5.3 million to property plant and equipment, $15.2 million to intangible assets and $24.7 million to goodwill, in addition to $0.7 million of assumed liabilities.

During 2011, we completed our traffic acquisition for $24.3 million to add a complementary traffic operation to our existing traffic business. Immediately after closing, the acquired subsidiaries repaid pre-existing, intercompany debt owed in the amount of $95.0 million. During 2011, we also acquired Brouwer & Partners, a street furniture business in Holland, for $12.5 million.

Stock Purchases

On August 9, 2010, we announced that our board of directors approved a stock purchase program under which we or our subsidiaries may purchase up to an aggregate of $100 million of the Class A common stock of CCMH and/or the Class A common stock of CCOH. The stock purchase program does not have a fixed expiration date and may be modified, suspended or terminated at any time at our discretion. During 2011, CC Finco purchased 1,553,971 shares of CCOH’s Class A common stock through open market purchases for approximately $16.4 million. During 2012, CC Finco purchased 111,291 shares of CCMH’s Class A common stock for $692,887.

Certain Relationships with the Sponsors

We are party to a management agreement with certain affiliates of the Sponsors and certain other parties pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018. These arrangements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, plus reimbursable expenses. During the years ended December 31, 2012, 2011 and 2010, we recognized management fees and reimbursable expenses of $15.9 million, $15.7 million and $17.1 million, respectively.

Commitments, Contingencies and Guarantees

We are currently involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued our estimate of the probable costs for resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to these proceedings. On February 27, 2013, the California Supreme Court denied our petition for review of a Court of Appeal opinion directing the trial court to invalidate our digital modernization permits issued under a settlement agreement with the City of Los Angeles. If we are unable to secure modernization permits through legislation or repermitting, we may be forced to remove some or all of our digital displays located in the City of Los Angeles, which could have a significant impact on our operations in this market. Please refer to “Legal Proceedings” located in the section titled “Business” located elsewhere in this prospectus.

Certain agreements relating to acquisitions provide for purchase price adjustments and other future contingent payments based on the financial performance of the acquired companies generally over a one to five-year period. The aggregate of these contingent payments, if performance targets are met, would not significantly impact our financial position or results of operations.

In addition to our scheduled maturities on our debt, we have future cash obligations under various types of contracts. We lease office space, certain broadcast facilities, equipment and the majority of the land occupied by our outdoor advertising structures under long-term operating leases. Some of our lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for our payment of utilities and maintenance.

We have minimum franchise payments associated with non-cancelable contracts that enable us to display advertising on such media as buses, trains, bus shelters and terminals. The majority of these contracts contain rent provisions that are calculated as the greater of a percentage of the relevant advertising revenue or a specified guaranteed minimum annual payment. Also, we have non-cancelable contracts in our radio broadcasting operations related to program rights and music license fees.

In the normal course of business, our broadcasting operations have minimum future payments associated with employee and talent contracts. These contracts typically contain cancellation provisions that allow us to cancel the contract with good cause.

The scheduled maturities of our senior secured credit facilities, receivables based facility, senior cash pay and senior toggle notes, other long-term debt outstanding, and our future minimum rental commitments under non-cancelable lease agreements, minimum payments under other non-cancelable contracts, payments under employment/talent contracts, capital expenditure commitments, priority guarantee notes and other long-term obligations as of December 31, 2012 are set forth in the table below. The amounts in the table do not give effect to the Refinancing Transactions in February 2013.

(In thousands)	Payments due by Period
Contractual Obligations	Total	2013	2014-2015	2016-2017	Thereafter
Long-term Debt:
Secured Debt	$12,850,786	$6,642	$873,936	$8,215,454	$3,754,754
Senior Cash Pay and Senior Toggle Notes(1)	1,626,081	57,391	17,424	1,551,266	—
Clear Channel Senior Notes	1,748,564	312,109	711,455	250,000	475,000
CCWH Senior Notes	2,200,000	—	—	—	2,200,000
CCWH Senior Subordinated Notes	2,725,000	—	—	—	2,725,000
Other Long-term Debt	5,587	5,587	—	—	—
Interest payments on long-term debt(2)	7,763,019	1,429,113	2,495,850	1,570,991	2,267,065
Non-cancelable operating leases	2,777,189	380,288	647,348	465,706	1,283,847
Non-cancelable contracts	2,370,923	561,837	891,993	466,567	450,526
Employment/talent contracts	288,305	85,762	126,687	75,856	—
Capital expenditures	146,574	80,143	46,699	18,800	932
Unrecognized tax benefits(3)	158,863	542	—	—	158,321
Other long-term obligations(4)	136,313	3,387	8,817	27,826	96,283

Total(5)	$34,797,204	$2,922,801	$5,820,209	$12,642,466	$13,411,728

(1)	On July 16, 2010, we made the election to pay interest on the senior toggle notes entirely in cash, effective for the interest period commencing August 1, 2010. We are deemed to have made the cash interest election for future interest periods unless and until we elect otherwise. Assuming the cash interest election remains in effect for the term of the notes, we are contractually obligated to make a payment of $57.4 million on August 1, 2013.

(2)	Interest payments on the senior secured credit facilities assume the obligations are repaid in accordance with the amortization schedule provided elsewhere in this MD&A and the interest rate is held constant over the remaining term.

Interest payments on $2.5 billion of the term loan B facility are effectively fixed at an interest rate of 4.4%, plus applicable margins, per annum, as a result of an aggregate $2.5 billion interest rate swap agreement maturing in September 2013. Interest expense assumes the rate is fixed through maturity of the remaining swap, at which point the rate reverts back to the floating rate in effect at December 31, 2012.

(3)	The non-current portion of the unrecognized tax benefits is included in the “Thereafter” column as we cannot reasonably estimate the timing or amounts of additional cash payments, if any, at this time.

(4)	Other long-term obligations consist of $56.0 million related to asset retirement obligations recorded pursuant to ASC 410-20, which assumes the underlying assets will be removed at some period over the next 50 years. Also included are $32.2 million of contract payments in our syndicated radio and media representation businesses and $48.1 million of various other long-term obligations.

(5)	Excluded from the table is $155.8 million related to various obligations with no specific contractual commitment or maturity.

Seasonality

Typically, our CCME, Americas outdoor and International outdoor segments experience their lowest financial performance in the first quarter of the calendar year, with International outdoor historically experiencing a loss from operations in that period. Our International outdoor segment typically experiences its strongest performance in the second and fourth quarters of the calendar year. We expect this trend to continue in the future.

Market Risk

We are exposed to market risk arising from changes in market rates and prices, including movements in interest rates, equity security prices and foreign currency exchange rates.

Equity Price Risk

The carrying value of our available-for-sale equity securities is affected by changes in their quoted market prices. It is estimated that a 20% change in the market prices of these securities would change their carrying value and our comprehensive loss at December 31, 2012 by approximately $22.3 million.

Interest Rate Risk

A significant amount of our long-term debt bears interest at variable rates. Accordingly, our earnings will be affected by changes in interest rates. At December 31, 2012 we had an interest rate swap agreement with a $2.5 billion notional amount that effectively fixes interest rates on a portion of our floating rate debt at a rate of 4.4%, plus applicable margins, per annum. The interest rate swap matures on September 30, 2013. The fair value of this agreement at December 31, 2012 was a liability of $76.9 million. At December 31, 2012, approximately 31% of our aggregate principal amount of long-term debt, taking into consideration debt on which we have entered into a pay-fixed-rate-receive-floating-rate swap agreement, bears interest at floating rates.

Assuming the current level of borrowings and interest rate swap contracts and assuming a 30% change in LIBOR, it is estimated that our interest expense for the year ended December 31, 2012 would have changed by approximately $4.2 million.

In the event of an adverse change in interest rates, management may take actions to further mitigate its exposure. However, due to the uncertainty of the actions that would be taken and their possible effects, the preceding interest rate sensitivity analysis assumes no such actions. Further, the analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

Foreign Currency Exchange Rate Risk

We have operations in countries throughout the world. Foreign operations are measured in their local currencies. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which we have operations. We believe we mitigate a small portion of our exposure to foreign currency fluctuations with a natural hedge through borrowings in currencies other than the U.S. dollar. Our foreign operations reported net income of approximately $72.4 million for the year ended December 31, 2012. We estimate a 10% increase in the value of the U.S. dollar relative to foreign currencies would have increased our net loss for the year ended December 31, 2012 by approximately $7.2 million and that a 10% decrease in the value of the U.S. dollar relative to foreign currencies would have decreased our net loss by a corresponding amount.

This analysis does not consider the implications that such currency fluctuations could have on the overall economic activity that could exist in such an environment in the United States or the foreign countries or on the results of operations of these foreign entities.

Inflation

Inflation is a factor in the economies in which we do business and we continue to seek ways to mitigate its effect. Inflation has affected our performance in terms of higher costs for wages, salaries and equipment. Although the exact impact of inflation is indeterminable, we believe we have offset these higher costs by increasing the effective advertising rates of most of our broadcasting stations and outdoor display faces.

Adoption of New Accounting Standards

During the first quarter of 2013, the Company adopted the Financial Accounting Standards Board’s (“FASB”) ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendments are effective for fiscal years (and interim periods within) beginning after December 15, 2012 and sets requirements for presenting information about amounts reclassified out of accumulated other comprehensive income and their corresponding effect on net income. Substantially all of the information required to be disclosed under this amendment are required to be disclosed elsewhere in the financial statements under U.S. GAAP. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

During the first quarter of 2013, the FASB issued ASU No. 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This Update provides guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. The amendments are effective for fiscal years (and interim periods within) beginning after December 15, 2013 and are to be applied retrospectively to all prior periods presented for such obligations that exist at the beginning of an entity’s fiscal year of adoption. Early adoption is permitted however the Company plans to adopt the standard on a retrospective basis for the first quarter of 2014 for any existing obligations within the scope of this Update. The Company is currently evaluating the guidance to determine the potential impact, if any, the adoption may have on its financial results and disclosures.

During the first quarter of 2013, the FASB issued ASU No. 2013-05, Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity of an Investment in a Foreign Entity. The amendments are effective prospectively for the fiscal years (and interim periods within) beginning after December 15, 2013 and provide clarification guidance for the release of the cumulative translation adjustment under the current U.S. GAAP. Early adoption is permitted however the Company plans to adopt the standard for the first quarter of 2014. The Company is currently evaluating the guidance to determine the potential impact, if any, the adoption may have on its financial results and disclosures.

Critical Accounting Estimates

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. On an ongoing basis, we evaluate our estimates that are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources. Because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such difference could be material. Our significant accounting policies are discussed in the notes to our consolidated financial statements included elsewhere in this prospectus. Management believes that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require management’s most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain. The following narrative describes these critical accounting estimates, the judgments and assumptions and the effect if actual results differ from these assumptions.

Allowance for Doubtful Accounts

We evaluate the collectability of our accounts receivable based on a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations, we record a specific reserve to reduce the amounts recorded to what we believe will be collected. For all other customers, we recognize reserves for bad debt based on historical experience for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions.

If our agings were to improve or deteriorate resulting in a 10% change in our allowance, we estimated that our bad debt expense for the year ended December 31, 2012 would have changed by approximately $5.6 million and our net loss for the same period would have changed by approximately $3.5 million.

Long-lived Assets

Long-lived assets, including structures and other property, plant and equipment and definite-lived intangibles, are reported at historical cost less accumulated depreciation. We estimate the useful lives for various types of advertising structures and other long-lived assets based on our historical experience and our plans regarding how we intend to use those assets. Advertising structures have different lives depending on their nature, with large format bulletins generally having longer depreciable lives and posters and other displays having shorter depreciable lives. Street furniture and transit displays are depreciated over their estimated useful lives or appropriate contractual periods, whichever is shorter. Our experience indicates that the estimated useful lives applied to our portfolio of assets have been reasonable, and we do not expect significant changes to the estimated useful lives of our long-lived assets in the future. When we determine that structures or other long-lived assets will be disposed of prior to the end of their useful lives, we estimate the revised useful lives and depreciate the assets over the revised period. We also review long-lived assets for impairment when events and circumstances indicate that depreciable and amortizable long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

We use various assumptions in determining the remaining useful lives of assets to be disposed of prior to the end of their useful lives and in determining the current fair market value of long-lived assets that are determined to be unrecoverable. Estimated useful lives and fair values are sensitive to factors including contractual commitments, regulatory requirements, future expected cash flows, industry growth rates and discount rates, as well as future salvage values. Our impairment loss calculations require management to apply judgment in estimating future cash flows, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

If actual results are not consistent with our assumptions and judgments used in estimating future cash flows and asset fair values, we may be exposed to future impairment losses that could be material to our results of operations

Indefinite-lived Intangible Assets

In connection with our Merger Agreement, we allocated the purchase price to all of our assets and liabilities at estimated fair values, including our FCC licenses and our billboard permits. Indefinite-lived intangible assets, such as our FCC licenses and our billboard permits, are reviewed annually for possible impairment using the direct valuation method as prescribed in ASC 805-20-S99. Under the direct valuation method, the estimated fair value of the indefinite-lived intangible assets was calculated at the market level as prescribed by ASC 350-30-35. Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as a part of a going concern business, the buyer hypothetically obtains indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flows model which results in value that is directly attributable to the indefinite-lived intangible assets.

Our key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average asset within a market.

On October 1, 2012, we performed our annual impairment test in accordance with ASC 350-30-35 and recognized aggregate impairment charges of $35.9 million related to permits in certain markets in our Americas outdoor business.

In determining the fair value of our FCC licenses, the following key assumptions were used:

•	Market revenue growth, forecast and published by BIA Financial Network, Inc. (“BIA”), of 3.0% was used for the initial four-year period;

•	2% revenue growth was assumed beyond the initial four-year period;

•	Revenue was grown proportionally over a build-up period, reaching market revenue forecast by year 3;

•	Operating margins of 12.5% in the first year gradually climb to the industry average margin in year 3 of up to 30%, depending on market size by year 3; and

•	Assumed discount rates of 9% for the 13 largest markets and 9.5% for all other markets.

In determining the fair value of our billboard permits, the following key assumptions were used:

•	Industry revenue growth forecast at 3.9% was used for the initial four-year period;

•	3% revenue growth was assumed beyond the initial four-year period;

•	Revenue was grown over a build-up period, reaching maturity by year 2;

•	Operating margins gradually climb to the industry average margin of up to 51%, depending on market size, by year 3; and

•	Assumed discount rate of 9.5%.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the fair value of our indefinite-lived intangible assets, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future. The following table shows the change in the fair value of our indefinite-lived intangible assets that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions and a 100 basis point increase in our discount rate assumption:

(In thousands) Description	Revenue Growth Rate	Profit Margin	Discount Rates
FCC license	$(386,253)	$(156,205)	$(520,656)
Billboard permits	$(556,800)	$(109,500)	$(559,600)

The estimated fair value of our FCC licenses and billboard permits at October 1, 2012 was $3.5 billion and $1.7 billion, respectively, while the carrying value was $2.4 billion and $1.1 billion, respectively.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. We test goodwill at interim dates if events or changes in circumstances indicate that goodwill might be impaired. The fair value of our reporting units is used to apply value to the net assets of each reporting unit. To the extent that the carrying amount of net assets would exceed the fair value, an impairment charge may be required to be recorded.

The discounted cash flow approach we use for valuing goodwill as part of the two-step impairment testing approach involves estimating future cash flows expected to be generated from the related assets, discounted to their present value using a risk-adjusted discount rate. Terminal values are also estimated and discounted to their present value.

On October 1, 2012, we performed our annual impairment test in accordance with ASC 350-30-35, resulting in no impairment charges. In determining the fair value of our reporting units, we used the following assumptions:

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Expected cash flows underlying our business plans for the periods 2013 through 2017. Our cash flow assumptions are based on detailed, multi-year forecasts performed by each of our operating segments, and reflect the advertising outlook across our businesses.

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Cash flows beyond 2017 are projected to grow at a perpetual growth rate, which we estimated at 2% for our CCME segment, 3% for our Americas outdoor and International outdoor segments, and approximately 4% for our Other segment.

•	In order to risk adjust the cash flow projections in determining fair value, we utilized a discount rate of approximately 10.0% to 12.5% for each of our reporting units.

Based on our annual assessment using the assumptions described above, a hypothetical 25% reduction in the estimated fair value in each of our reporting units would not result in a material impairment condition.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the estimated fair value of our reporting units, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future. The following table shows the decline in the fair value of each of our reportable segments that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions and a 100 basis point increase in our discount rate assumption:

(In millions) Description	Revenue Growth Rate	Profit Margin	Discount Rates
CCME	$(1,200.0)	$(290.0)	$(1,140.0)
Americas Outdoor	$(610.0)	$(130.0)	$(490.0)
International Outdoor	$(340.0)	$(170.0)	$(260.0)

Tax Accruals

Our estimates of income taxes and the significant items giving rise to the deferred tax assets and liabilities are shown in the notes to our consolidated financial statements and reflect our assessment of actual future taxes to be paid on items reflected in the financial statements, giving consideration to both timing and probability of these estimates. Actual income taxes could vary from these estimates due to future changes in income tax law or results from the final review of our tax returns by Federal, state or foreign tax authorities.

We use our judgment to determine whether it is more likely than not that we will sustain positions that we have taken on tax returns and, if so, the amount of benefit to initially recognize within our financial statements. We regularly review our uncertain tax positions and adjust our unrecognized tax benefits (UTBs) in light of changes in facts and circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law. These adjustments to our UTBs may affect our income tax expense. Settlement of uncertain tax positions may require use of our cash.

Litigation Accruals

We are currently involved in certain legal proceedings. Based on current assumptions, we have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. Future results of operations could be materially affected by changes in these assumptions or the effectiveness of our strategies related to these proceedings.

Management’s estimates used have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies.

Insurance Accruals

We are currently self-insured beyond certain retention amounts for various insurance coverages, including general liability and property and casualty. Accruals are recorded based on estimates of actual claims filed, historical payouts, existing insurance coverage and projected future development of costs related to existing claims. Our self-insured liabilities contain uncertainties because management must make assumptions and apply judgment to estimate the ultimate cost to settle reported claims and claims incurred but not reported as of December 31, 2012.

If actual results are not consistent with our assumptions and judgments, we may be exposed to gains or losses that could be material. A 10% change in our self-insurance liabilities at December 31, 2012 would have affected our net loss by approximately $2.4 million for the year ended December 31, 2012.

Asset Retirement Obligations

ASC 410-20 requires us to estimate our obligation upon the termination or nonrenewal of a lease, to dismantle and remove our billboard structures from the leased land and to reclaim the site to its original condition.

Due to the high rate of lease renewals over a long period of time, our calculation assumes all related assets will be removed at some period over the next 50 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk-adjusted credit rate for the same period. If our assumption of the risk-adjusted credit rate used to discount current year additions to the asset retirement obligation decreased approximately 1%, our liability as of December 31, 2012 would not be materially impacted. Similarly, if our assumption of the risk-adjusted credit rate increased approximately 1%, our liability would not be materially impacted.

Share-Based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award. Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors. If actual results differ significantly from these estimates, our results of operations could be materially impacted.

BUSINESS

Overview

We are a diversified media and entertainment company with leading market positions in each of our operating segments: CCME, Americas Outdoor Advertising and International Outdoor Advertising.

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CCME. Our CCME operations include radio broadcasting, online and mobile services and products, program syndication, entertainment, traffic distribution and music research services. As of December 31, 2012, we owned 840 domestic radio stations servicing approximately 150 U.S. markets, including 44 of the top 50 markets and 85 of the top 100 markets. CCME includes radio stations for which we are the licensee and one station for which we provide programming and sell air time under an LMA. We are also the beneficiary of Aloha Station Trust, LLC, which owns and operates 20 radio stations which we were required to divest in order to comply with FCC media ownership rules, and which are being marketed for sale. Our portfolio of stations offers a broad assortment of programming formats, including adult contemporary, country, contemporary hit radio, rock, news/talk, sports, urban, oldies and others. In addition to our local radio programming, we operate Premiere, a national radio network that produces, distributes or represents approximately 90 syndicated radio programs and serves more than 5,000 radio station affiliates. We also deliver real-time traffic information via navigation systems, radio and television broadcast media and wireless and Internet-based services through our traffic business, Total Traffic Network. For the year ended December 31, 2012, our CCME segment represented approximately 49% of our revenue and 69% of our operating income without the effect of corporate and other reconciling items.

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Americas Outdoor Advertising. We are the largest outdoor advertising company in North America (based on revenue), which includes the United States and Canada. Approximately 95% of our 2012 revenue in our Americas Outdoor Advertising segment was derived from the United States. We own or operate approximately 108,000 display structures in our Americas segment with operations in 48 of the 50 largest markets in the United States, including all of the 20 largest markets. Our Americas outdoor assets consist of traditional and digital billboards, street furniture and transit displays, airport displays, mall displays, and wallscapes and other spectaculars, which we own or operate under lease management agreements. Our Americas outdoor advertising business is focused on metropolitan areas with dense populations. For the year ended December 31, 2012, our Americas Outdoor Advertising segment represented approximately 20% of our revenue and 21% of our operating income without the effect of corporate and other reconciling items.

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International Outdoor Advertising. Our International Outdoor Advertising business segment includes our operations in Asia, Australia, Europe and Latin America, with approximately 33% of our 2012 revenue in this segment derived from France and the United Kingdom. As of December 31, 2012, we owned or operated more than 650,000 displays across 28 countries. Our International outdoor assets consist of street furniture and transit displays, billboards, mall displays, Smartbike programs, wallscapes and other spectaculars, which we own or operate under lease agreements. Our International business is focused on metropolitan areas with dense populations. For the year ended December 31, 2012, our International Outdoor Advertising segment represented approximately 27% of our revenue and 5% of our operating income without the effect of corporate and other reconciling items.

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Other. Our other (“Other”) category includes our 100%-owned full-service media representation firm, Katz Media, as well as other general support services and initiatives, which are ancillary to our other businesses. Katz Media, a leading media representation firm in the U.S. for radio and television stations, sells national spot advertising time for clients in the radio and television industries throughout the United States. As of December 31, 2012, Katz Media represented more than 4,000 radio stations, approximately one-fifth of which were owned by us. Katz Media also represents approximately 500 television and digital multicast stations. Katz Media generates revenue primarily through contractual commissions realized from the sale of national spot and online advertising. National spot advertising is commercial airtime sold to advertisers on behalf of radio and television stations. Katz Media represents its media clients pursuant to media representation contracts, which typically have terms of up to ten years in length. For the year ended December 31, 2012, our Other category represented approximately 4% of our revenue and 4% of our operating income without the effect of corporate and other reconciling items.

For the year ended December 31, 2012, we generated consolidated revenues of $6,247 million, operating income of $1,070 million and consolidated net loss of $411 million.

Our Strengths

Leading Positions in the U.S. Media and Entertainment and Global Outdoor Market. We are a leading global media and entertainment company.

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We own the number one or number two ranked radio station clusters in eight of the top 10 and in 21 of the top 25 markets in the United States as of December 2012. With a total weekly listening base of almost 124 million individuals based on Arbitron figures for the Spring 2012 ratings period, our portfolio of 840 stations generated twice the revenue as our next largest radio broadcasting competitor in 2011.

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In the United States outdoor market, we believe we hold the number one market share in seven of the top 10 markets and are either number one or number two in 17 of the top 20 markets. Internationally, we believe we hold one of the leading positions in France, the United Kingdom, Spain, Italy, Sweden, Belgium and Norway. In addition, we hold positions in several countries where we have experienced strong growth, including Australia, China and Turkey.

Global Scale in Media and Entertainment and Outdoor Advertising. As of December 31, 2012, we owned 840 domestic radio stations servicing approximately 150 U.S. markets, including 44 of the top 50 markets and 85 of the top 100 markets. We also operated more than 750,000 outdoor advertising displays worldwide in metropolitan and densely populated locations, providing advertisers with both a global and a local reach. We believe that our scale provides us with the flexibility and resources to introduce new products and solutions in a cost effective manner.

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Our scale has enabled cost-effective investment in new technologies, such as digital billboards and streaming technology, which we believe will continue to support future growth. Digital billboards, for example, enable us to transition from selling space on a display to a single advertiser to selling time on that display to multiple advertisers, creating new revenue opportunities from both new and existing clients.

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Our large distribution platform in our CCME segment allows us to attract top talent and more effectively utilize programming, sharing the best and most compelling talent and programming across many stations throughout the United States.

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We have more than 6,000 sales people in local markets across the globe. Our scale has facilitated cost-effective investment in systems that allow us to maximize yield management and systems that improve the ability of our local salespeople to increase revenue. Additionally, our scale has allowed us to implement initiatives that we believe differentiate us from the rest of the media industry and position us to outperform our competitors across our markets.

Diversification Across Business Lines, Geographies, Markets and Format. Approximately half of our revenue is generated by our CCME segment, with the remaining half generated by our Americas Outdoor Advertising and International Outdoor Advertising segments, as well as other support services and initiatives. We offer advertisers a diverse platform of media assets across geographies, outdoor products and programming formats. Due to our multiple business units, we are not dependent upon any single source of revenue.

Strong Collection of Unique Assets. Through acquisitions and organic growth, we have aggregated a unique portfolio of assets. We believe the combination of our assets cannot be replicated.

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Ownership and operation of radio broadcast stations is governed by the FCC’s licensing process, which limits the number of radio licenses available in any market. Any party seeking to acquire or transfer radio licenses must go through a detailed review process with the FCC. Over several decades, we have aggregated multiple licenses in local market clusters across the United States. A cluster of multiple radio stations in a market allows us to provide listeners with more diverse programming and advertisers with a more efficient means to reach those listeners. In addition, we are able to increase our efficiency by operating in clusters, which allows us to eliminate duplicative operating expenses and realize economies of scale.

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The domestic outdoor industry is regulated by the federal government as well as state and municipal governments. Statutes and regulations govern the construction, repair, maintenance, lighting, height, size, spacing and placement and permitting of outdoor advertising structures. Due to these regulations, it has become increasingly difficult to develop new outdoor advertising locations. Further, for many of our existing billboards, a competitor or landlord could not obtain a permit for replacement under existing laws and regulations due to their non-conforming status.

Attractive Businesses with High Margins and Low Capital Expenditure Requirements. Our global scale has enabled us to make productive and cost effective investments across our portfolio. As a result of our strong margins and low capital expenditure requirements, we have been able to convert a significant portion of our operating income into cash flow that can be utilized for debt service.

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We have strong operating margins, driven by our significant scale and leading market share in both radio broadcasting and outdoor advertising. For the year ended December 31, 2012, our consolidated operating margin was 17%, with strong operating margins in our CCME (31%) and Americas Outdoor Advertising (22%) segments.

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In addition, both our media and entertainment and our outdoor businesses are low capital intensity businesses. For the year ended December 31, 2012, our total capital expenditures were 6% of total revenue.

Highly Effective Advertising Medium. We believe both our media and entertainment and our outdoor advertising businesses offer compelling value propositions to advertisers and valuable access to consumers when they are out of the home and therefore closer to purchase decisions. We also believe both industries are well positioned to benefit from the fragmentation of audiences of other media as they are able to reach mass audiences on a local market basis.

•	Radio broadcasting and outdoor media offer compelling value propositions to advertisers by providing cost effective media advertising outlets.

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Our media and entertainment and our outdoor businesses reach potential consumers outside of the home, a valuable position as it is closer to the purchase decision. Today, consumers spend a significant portion of their day out-of-home, while out-of-home media (radio and outdoor) currently garner a disproportionately smaller share of media spending than in-home media. We believe this discrepancy represents an opportunity for growth.

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Additionally, radio programming reaches 92% of all consumers in the United States in a given week, with the average consumer listening for approximately two hours per day. On a weekly basis, this represents more than 241 million unique listeners.

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According to Arbitron, consumers in the United States listen to a significant amount of radio per day. In 2012, broadcast radio captured 127 minutes of user consumption per day as compared to the Internet at 145 minutes and newspapers at 23 minutes.

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According to Arbitron, in 2009, 98% of U.S. residents traveled in a car each month, with an average of 224 miles traveled per week. The captive in-car audience is protected from media fragmentation and is subject to increasing out-of-home advertiser exposure as time and distance of commutes increase.

Significant Operating Leverage with Flexibility to Manage Cost Base As Necessary. We benefit from significant operating leverage, which leads to operating margin increases in a growth environment. Conversely, we have demonstrated our flexibility to effectively manage our cost base in a low growth or recessionary environment.

Our Strategy

Our goal is to strengthen our position as a leading global media and entertainment company specializing in radio, digital, out-of-home, mobile and on-demand entertainment and information services for national audiences and local communities and providing premiere opportunities for advertisers. We plan to achieve this objective by capitalizing on our competitive strengths and pursuing the following strategies.

CCME

Our CCME strategy centers on delivering entertaining and informative content across multiple platforms, including broadcast, mobile and digital. We strive to serve our listeners by providing the content they desire on the platform they prefer, while supporting advertisers, strategic partners, music labels and artists with a diverse platform of creative marketing opportunities designed to effectively reach and engage target audiences. Our CCME strategy also focuses on continuing to improve the operations of our stations by providing valuable programming and promotions, as well as sharing best practices across our stations in marketing, distribution, sales and cost management.

Promote Local and National Advertising. We intend to grow our CCME businesses by continuing to develop effective programming, creating new solutions for our advertisers and agencies, fostering key relationships with advertisers and improving our national sales team. We intend to leverage our diverse collection of assets combined with our programming and creative strengths and our consumer relationships, to create special events such as one-of-a-kind local and national promotions for our listeners, and develop new, innovative technologies and products with which we can promote our advertisers. We seek to maximize revenue by closely managing our advertising opportunities and pricing to compete effectively in local markets. We operate price and yield information systems, which provide detailed inventory information. These systems enable our station managers and sales directors to adjust commercial inventory and pricing based on local market demand, as well as to manage and monitor different commercial durations (60 second, 30 second, 15 second and five second) in order to provide more effective advertising for our customers at what we believe are optimal prices given market conditions.

Continue to Enhance the Listener Experience. We intend to continue enhancing the listener experience by offering a wide variety of compelling content and methods of delivery. We will continue to provide the content our listeners desire on their preferred platforms. Our investments have created a collection of leading on-air talent. For example, Premiere offers more than 90 syndicated radio programs and services for more than 5,000 radio station affiliates across the United States, including popular programs such as Rush Limbaugh, Sean Hannity, Glenn Beck, Ryan Seacrest, Steve Harvey, Elvis Duran and Delilah. Our distribution capabilities allow us to attract top talent and more effectively utilize programming, sharing our best and most compelling content across many stations.

Deliver Content via Multiple Distribution Technologies. We continue to expand the choices for our listeners. We deliver music, news, talk, sports, traffic and other content using an array of distribution technologies, including broadcast radio and HD radio channels, satellite radio, iHeartRadio.com and our stations’ websites, our iHeartRadio mobile application on smart phones and tablets as well as in-vehicle entertainment and navigation systems. Some examples of our recent initiatives are as follows:

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Streaming. We provide streaming content via the Internet, mobile and other digital platforms. We rank among the top streaming networks in the U.S. with regards to AAS, SS and ATSL. AAS and SS measure the level of activity while ATSL measures the ability to keep the audience engaged.

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Websites and Mobile Applications. We have developed mobile and Internet applications such as the iHeartRadio smart phone application and website. These mobile and Internet applications allow listeners to use their smart phones or other digital devices to interact directly with stations, find titles/artists, request songs and create custom stations while providing an additional method for advertisers to reach consumers. To date, our iHeartRadio mobile application has been downloaded more than 143 million times. iHeartRadio provides a unique digital music experience by offering access to more than 1,500 live broadcast and digital-only radio stations, plus user-created custom stations with broad social media integration. Through our digital platforms, we estimate that we had more than 46 million unique digital visitors for the month of December 2012. In addition, during 2012 iHeartRadio streamed, on average, 110 million total listening hours monthly via our websites and mobile applications.

Outdoor

We seek to capitalize on our Americas outdoor network and diversified product mix to maximize revenue. In addition, by sharing best practices among our business segments, we believe we can quickly and effectively replicate our successes in our other markets. Our outdoor strategy focuses on leveraging our diversified product mix and long-standing presence in many of our existing markets, which provides us with the ability to launch new products and test new initiatives in a reliable and cost-effective manner.

Promote Overall Outdoor Media Spending. Given the attractive industry fundamentals of outdoor media and our depth and breadth of relationships with both local and national advertisers, we believe we can drive outdoor advertising’s share of total media spending by using our dedicated national sales team to highlight the value of outdoor advertising relative to other media. Outdoor advertising only represented 3% of total dollars spent on advertising in the United States in 2011. We have made and continue to make significant investments in research tools that enable our clients to better understand how our displays can successfully reach their target audiences and promote their advertising campaigns. Also, we are working closely with clients, advertising agencies and other diversified media companies to develop more sophisticated systems that will provide improved audience metrics for outdoor advertising. For example, we have implemented the TAB Out of Home Ratings audience measurement system which: (1) separately reports audiences for billboards, posters, junior posters, transit shelters and phone kiosks, (2) reports for geographically sensitive reach and frequency, (3) provides granular detail, reporting individual out of home units in over 200 designated market areas, (4) provides detailed demographic data comparable to other media, and (5) provides true commercial ratings based on people who see the advertising.

Continue to Deploy Digital Displays. Digital outdoor advertising provides significant advantages over traditional outdoor media. Our electronic displays are linked through centralized computer systems to instantaneously and simultaneously change advertising copy on a large number of displays, allowing us to sell more advertising opportunities to advertisers. The ability to change copy by time of day and quickly change messaging based on advertisers’ needs creates additional flexibility for our customers. Although digital displays require more capital to construct compared to traditional bulletins, the advantages of digital allow us to penetrate new accounts and categories of advertisers, as well as serve a broader set of needs for existing advertisers. Digital displays allow for high-frequency, 24-hour advertising changes in high-traffic locations and allow us to offer our clients optimal flexibility, distribution, circulation and visibility. We expect this trend to continue as we increase our quantity of digital inventory. As of December 31, 2012, we have deployed more than 1,000 digital billboards in 37 markets in the United States and more than 3,400 digital displays in 13 countries across Europe, Asia and Latin America.

Capitalize on Product and Geographic Opportunities. We are also focused on growing our business internationally by working closely with our advertising customers and agencies in meeting their needs, and through new product offerings, optimization of our current display portfolio and selective investments targeting promising growth markets. We have continued to innovate and introduce new products in international markets based on local demands. Our core business is our street furniture business and that is where we plan to focus much of our investment. We plan to continue to evaluate municipal contracts that may come up for bid and will make prudent investments where we believe we can receive attractive returns. We will also continue to invest in markets such as China and Latin America where we believe there is high growth potential.

CCME

Sources of Revenue

Our CCME segment generated 49%, 48%, and 49% of our revenue for the years ended December 31, 2012, 2011 and 2010, respectively. The primary source of revenue in our CCME segment is the sale of commercials on our radio stations for local and national advertising. Our iHeartRadio mobile application and website, our station websites and Total Traffic Network also provide additional means for our advertisers to reach consumers.

Our advertisers cover a wide range of categories, including consumer services, retailers, entertainment, health and beauty products, telecommunications, automotive, media and political. Our contracts with our advertisers generally provide for a term that extends for less than a one-year period. We also generate revenues from network compensation, our online services, our traffic business, special events and other miscellaneous transactions. These other sources of revenue supplement our traditional advertising revenue without increasing on-air-commercial time.

Each radio station’s local sales staff solicits advertising directly from local advertisers or indirectly through advertising agencies. Our ability to produce commercials that respond to the specific needs of our advertisers helps to build local direct advertising relationships. To generate national advertising sales, we leverage national sales teams and engage our Katz Media unit, which specializes in soliciting radio advertising sales on a national level for us and other radio and television companies. National sales representatives such as Katz Media obtain advertising principally from advertising agencies located outside the station’s market and receive commissions based on advertising sold.

Advertising rates are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by independent ratings services. A station’s format can be important in determining the size and characteristics of its listening audience, and advertising rates are influenced by the station’s ability to attract and target audiences that advertisers aim to reach. The size of the market influences rates as well, with larger markets typically receiving higher rates than smaller markets. Rates are generally highest during morning and evening commuting periods.

Radio Stations

As of December 31, 2012, we owned 840 radio stations, including 240 AM and 600 FM domestic radio stations, of which 149 stations were in the top 25 markets. Therefore, no one property is material to our overall operations. We believe that our properties are in good condition and suitable for our operations.

Radio broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the “Communications Act”). As described in “Regulation of Our Media and Entertainment Business” below, the FCC grants us licenses in order to operate our radio stations. The following table provides the number of owned radio stations in the top 25 Arbitron-ranked markets within our CCME segment.

Arbitron Market Rank(1)	Market	Number of Stations
1	New York, NY	6
2	Los Angeles, CA	8
3	Chicago, IL	7
4	San Francisco, CA	7
5	Dallas-Ft. Worth, TX	6
6	Houston-Galveston, TX	6
7	Washington, DC	5
8	Philadelphia, PA	6
9	Atlanta, GA	7
10	Boston, MA	5
11	Miami-Ft. Lauderdale-Hollywood, FL	7
12	Detroit, MI	7
13	Seattle-Tacoma, WA	7
14	Phoenix, AZ	8
15	Puerto Rico	—
16	Minneapolis-St. Paul, MN	6
17	San Diego, CA	7
18	Tampa-St. Petersburg-Clearwater, FL	8
19	Nassau-Suffolk (Long Island), NY	—
20	Denver-Boulder, CO	8
21	Baltimore, MD	4
22	St. Louis, MO	6
23	Portland, OR	7
24	Charlotte-Gastonia-Rock Hill, NC-SC	5
25	Pittsburgh, PA	6

	Total Top 25 Markets(2)	149

(1)	Source: Fall 2012 Arbitron Radio Market Rankings.
(2)	Included in the total are stations that were placed in a trust in order to bring the merger into compliance with the FCC’s media ownership rules. We have divested certain of these stations in the past and will continue to divest these stations as required.

Premiere Networks

We operate Premiere, a national radio network that produces, distributes or represents more than 90 syndicated radio programs and services for more than 5,000 radio station affiliates. Our broad distribution capabilities enable us to attract and retain top programming talent. Some of our more popular syndicated programs include Rush Limbaugh, Sean Hannity, Glenn Beck, Ryan Seacrest, Steve Harvey, Elvis Duran and Delilah. We believe recruiting and retaining top talent is an important component of the success of our radio networks.

Total Traffic Network

Total Traffic Network delivers real-time local traffic flow and incident information to radio and television affiliates, as well as through Internet and mobile partnerships.

Competition

Our broadcast radio stations, as well as our mobile and digital applications and our traffic business, compete for listeners and advertising revenues directly with other radio stations within their respective markets, as well as with other advertising media, including broadcast and cable television, online, print media, outdoor advertising, satellite radio, direct mail and other forms of advertisement. In addition, the radio broadcasting industry is subject to competition from services that use media technologies such as Internet-based media, mobile applications and satellite-based digital radio services. Such services reach national and local audiences with multi-channel, multi-format, digital radio services.

Our broadcast radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. Our targeted listener base of specific demographic groups in each of our markets allows us to attract advertisers seeking to reach those listeners.

Americas Outdoor Advertising

We are the largest outdoor advertising company in North America (based on revenues), which includes the United States and Canada. Approximately 95% of our revenue in our Americas outdoor advertising segment was derived from the United States in each of the years ended December 31, 2012, 2011 and 2010. We own or operate approximately 108,000 display structures in our Americas outdoor segment with operations in 48 of the 50 largest markets in the United States, including all of the 20 largest markets.

Our Americas outdoor assets consist of traditional and digital billboards, street furniture and transit displays, airport displays, mall displays, and wallscapes and other spectaculars, which we own or operate under lease management agreements. Our Americas outdoor advertising business is focused on metropolitan areas with dense populations.

Sources of Revenue

Americas outdoor generated 20%, 20% and 21% of our revenue in 2012, 2011 and 2010, respectively. Americas outdoor revenue is derived from the sale of advertising copy placed on our traditional and digital displays. Our display inventory consists primarily of billboards, street furniture displays and transit displays. The margins on our billboard contracts, including those related to digital billboards, tend to be higher than those on contracts for other displays, due to their greater size, impact and location along major roadways that are highly trafficked. Billboards comprise approximately two-thirds of our display revenues. The following table shows the approximate percentage of revenue derived from each category for our Americas outdoor inventory:

	Year Ended December 31,
	2012	2011	2010
Billboards:
Bulletins	56%	56%	55%
Posters	13%	13%	14%
Street furniture displays	4%	4%	3%
Transit displays	17%	16%	16%
Other displays(1)	10%	11%	12%

Total	100%	100%	100%

(1)	Includes spectaculars, mall displays and wallscapes.

Our Americas outdoor segment generates revenues from local and national sales. Our advertising rates are based on a number of different factors including location, competition, size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered, expressed as a percentage of a market population, of a display or group of displays. The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time. For all of our billboards in the United States, we use independent, third-party auditing companies to verify the number of impressions delivered by a display. “Reach” is the percent of a target audience exposed to an advertising message at least once during a specified period of time, typically during a period of four weeks. “Frequency” is the average number of exposures an individual has to an advertising message during a specified period of time. Out-of-home frequency is typically measured over a four-week period.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales. In addition, we have long-standing relationships with a diversified group of advertising brands and agencies that allow us to diversify client accounts and establish continuing revenue streams.

Billboards

Our billboard inventory primarily includes bulletins and posters.

•

Bulletins. Bulletins vary in size, with the most common size being 14 feet high by 48 feet wide. Digital bulletins display static messages that resemble standard printed bulletins when viewed, but also allow advertisers to change messages throughout the course of a day, and may display advertisements for multiple customers. Our electronic displays are linked through centralized computer systems to instantaneously and simultaneously change advertising copy as needed. Because of their greater size, impact, high-frequency and 24-hour advertising changes, we typically receive our highest rates for digital bulletins. Almost all of the advertising copy displayed on traditional bulletins is computer printed on vinyl and transported to the bulletin where it is secured to the display surface. Bulletins generally are located along major expressways, primary commuting routes and main intersections that are highly visible and heavily trafficked. Our clients may contract for individual bulletins or a network of bulletins, meaning the clients’ advertisements are rotated among bulletins to increase the reach of the campaign. Our client contracts for bulletins, either traditional or digital, generally have terms ranging from four weeks to one year.

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Posters. Digital posters are available in addition to the traditional 30-sheet or 8-sheet displays. Similar to digital bulletins, digital posters display static messages that resemble standard printed posters when viewed, and are linked through centralized computer systems to instantaneously and simultaneously change messages throughout the course of a day. The traditional 30-sheet posters are approximately 11 feet high by 23 feet wide, and the traditional 8-sheet posters are approximately 5 feet high by 11 feet wide. Advertising copy for traditional 30-sheet posters is digitally printed on a single piece of polyethylene material that is then transported and secured to the poster surfaces. Advertising copy for traditional 8-sheet posters is printed using silk screen, lithographic or digital process to transfer the designs onto paper that is then transported and secured to the poster surfaces. Posters generally are located in commercial areas on primary and secondary routes near point-of-purchase locations, facilitating advertising campaigns with greater demographic targeting than those displayed on bulletins. Our poster rates typically are less than our bulletin rates, and our client contracts for posters generally have terms ranging from four weeks to one year. Premiere displays, which consist of premiere panels and squares, are innovative hybrids between bulletins and posters that we developed to provide our clients with an alternative for their targeted marketing campaigns. The premiere displays use one or more poster panels, but with vinyl advertising stretched over the panels similar to bulletins. Our intent is to combine the creative impact of bulletins with the additional reach and frequency of posters.

Street Furniture Displays

Our street furniture displays include advertising surfaces on bus shelters, information kiosks, freestanding units and other public structures, are available in both traditional and digital formats, and are primarily located in major metropolitan areas and along major commuting routes. Generally, we own the street furniture structures and are responsible for their construction and maintenance. Contracts for the right to place our street furniture displays in the public domain and sell advertising space on them are awarded by municipal and transit authorities in competitive bidding processes governed by local law. Generally, these contracts have terms ranging from 10 to 20 years. As compensation for the right to sell advertising space on our street furniture structures, we pay the municipality or transit authority a fee or revenue share that is either a fixed amount or a percentage of the revenue derived from the street furniture displays. Typically, these revenue sharing arrangements include payments by us of minimum guaranteed amounts. Client contracts for street furniture displays typically have terms ranging from four weeks to one year, and are typically for network packages of multiple street furniture displays.

Transit Displays

Our transit displays are advertising surfaces on various types of vehicles or within transit systems, including on the interior and exterior sides of buses, trains, trams, and within the common areas of rail stations and airports, and are available in both traditional and digital formats. Similar to street furniture, contracts for the right to place our displays on such vehicles or within such transit systems and to sell advertising space on them generally are awarded by public transit authorities in competitive bidding processes or are negotiated with private transit operators. Generally, these contracts have terms ranging up to nine years. Our client contracts for transit displays generally have terms ranging from four weeks to one year.

Other Displays

The balance of our display inventory consists of spectaculars, wallscapes and mall displays. Spectaculars are customized display structures that often incorporate video, multidimensional lettering and figures, mechanical devices and moving parts and other embellishments to create special effects. The majority of our spectaculars are located in Times Square in New York City, the Gardiner Expressway in Toronto, and the Fashion Show Mall and Miracle Mile Shops in Las Vegas. Client contracts for spectaculars typically have terms of one year or longer. A wallscape is a display that drapes over or is suspended from the sides of buildings or other structures. Generally, wallscapes are located in high-profile areas where other types of outdoor advertising displays are limited or unavailable. Clients typically contract for individual wallscapes for extended terms. We also own displays located within the common areas of malls on which our clients run advertising campaigns for periods ranging from four weeks to one year.

Advertising Inventory and Markets

As of December 31, 2012, we owned or operated approximately 108,000 display structures in our Americas outdoor advertising segment with operations in 48 of the 50 largest markets in the United States, including all of the 20 largest markets. Therefore, no one property is material to our overall operations. We believe that our properties are in good condition and suitable for our operations.

Our displays are located on owned land, leased land or land for which we have acquired permanent easements. The majority of the advertising structures on which our displays are mounted require permits. Permits are granted for the right to operate an advertising structure as long the structure is used in compliance with the laws and regulations of the applicable jurisdiction.

Competition

The outdoor advertising industry in the Americas is fragmented, consisting of several larger companies involved in outdoor advertising, such as CBS and Lamar Advertising Company, as well as numerous smaller and local companies operating a limited number of displays in a single market or a few local markets. We also compete with other advertising media in our respective markets, including broadcast and cable television, radio, print media, direct mail, the Internet and other forms of advertisement. Outdoor advertising companies compete primarily based on ability to reach consumers, which is driven by location of the display.

International Outdoor Advertising

Our International outdoor business segment includes our operations in Asia, Australia, Europe and Latin America, with approximately 33%, 33% and 36% of our revenue in this segment derived from France and the United Kingdom for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012, we owned or operated more than 650,000 displays across 28 countries.

Our International outdoor assets consist of street furniture and transit displays, billboards, mall displays, Smartbike programs, wallscapes and other spectaculars, which we own or operate under lease agreements. Our International business is focused on metropolitan areas with dense populations.

Sources of Revenue

Our International outdoor segment generated 27%, 28% and 27% of our revenue in 2012, 2011 and 2010, respectively. International outdoor advertising revenue is derived from the sale of traditional advertising copy placed on our display inventory and electronic displays which are part of our network of digital displays. Our International outdoor display inventory consists primarily of street furniture displays, billboards, transit displays and other out-of-home advertising displays. The following table shows the approximate percentage of revenue derived from each inventory category of our International outdoor segment:

	Year Ended December 31,
	2012	2011	2010
Street furniture displays	46%	43%	42%
Billboards(1)	26%	28%	30%
Transit displays	8%	9%	8%
Other(2)	20%	20%	20%

Total	100%	100%	100%

(1)	Includes revenue from posters and neon displays. We sold our neon business during the third quarter of 2012.
(2)	Includes advertising revenue from mall displays, other small displays, and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services, operation of Smartbike programs and production revenue.

Our International outdoor segment generates revenues worldwide from local, regional and national sales. Similar to our Americas outdoor business, advertising rates generally are based on the gross ratings points of a display or group of displays. The number of impressions delivered by a display, in some countries, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales. Our entrepreneurial culture allows local management to operate their markets as separate profit centers, encouraging customer cultivation and service.

Street Furniture Displays

Our International street furniture displays, available in traditional and digital formats, are substantially similar to their Americas street furniture counterparts, and include bus shelters, freestanding units, various types of kiosks, benches and other public structures. Internationally, contracts with municipal and transit authorities for the right to place our street furniture in the public domain and sell advertising on such street furniture typically provide for terms ranging from 10 to 15 years. The major difference between our International and Americas street furniture businesses is in the nature of the municipal contracts. In our International outdoor business, these contracts typically require us to provide the municipality with a broader range of metropolitan amenities such as bus shelters with or without advertising panels, information kiosks and public wastebaskets, as well as space for the municipality to display maps or other public information. In exchange for providing such metropolitan amenities and display space, we are authorized to sell advertising space on certain sections of the structures we erect in the public domain. Our International street furniture is typically sold to clients as network packages of multiple street furniture displays, with contract terms ranging from one to two weeks. Client contracts are also available with terms of up to one year.

Billboards

The sizes of our International billboards are not standardized. The billboards vary in both format and size across our networks, with the majority of our International billboards being similar in size to our posters used in our Americas outdoor business. Our International billboards are sold to clients as network packages with contract terms typically ranging from one to two weeks. Long-term client contracts are also available and typically have terms of up to one year. We lease the majority of our billboard sites from private landowners. Billboards include posters and are available in traditional and digital formats.

Transit Displays

Our International transit display contracts are substantially similar to their Americas transit display counterparts, and typically require us to make only a minimal initial investment and few ongoing maintenance expenditures. Contracts with public transit authorities or private transit operators typically have terms ranging from three to seven years. Our client contracts for transit displays, either traditional or digital, generally have terms ranging from one week to one year, or longer.

Other International Displays and Services

The balance of our revenue from our International outdoor segment consists primarily of advertising revenue from mall displays, other small displays and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services and production revenue. Internationally, our contracts with mall operators generally have terms ranging from five to ten years and client contracts for mall displays generally have terms ranging from one to two weeks, but are available for periods up to six months. Our International inventory includes other small displays that are counted as separate displays since they form a substantial part of our network and International outdoor advertising revenue. We also have a Smartbike bicycle rental program which provides bicycles for rent to the general public in several municipalities. In exchange for providing the bike rental program, we generally derive revenue from advertising rights to the bikes, bike stations, additional street furniture displays, or fees from the local municipalities. In several of our International markets, we sell equipment or provide cleaning and maintenance services as part of a billboard or street furniture contract with a municipality.

Advertising Inventory and Markets

As of December 31, 2012, we owned or operated more than 650,000 displays in our International outdoor segment, with operations across 28 countries. Our International outdoor display count includes display faces, which may include multiple faces on a single structure, as well as small, individual displays. As a result, our International outdoor display count is not comparable to our Americas outdoor display count, which includes only unique displays. No one property is material to our overall operations. We believe that our properties are in good condition and suitable for our operations.

Competition

The international outdoor advertising industry is fragmented, consisting of several larger companies involved in outdoor advertising, such as JCDecaux and CBS, as well as numerous smaller and local companies operating a limited number of displays in a single market or a few local markets. We also compete with other advertising media in our respective markets, including broadcast and cable television, radio, print media, direct mail, the Internet and other forms of advertisement. Outdoor companies compete primarily based on ability to reach consumers, which is driven by location of the display.

Other

Our Other segment includes our 100%-owned media representation firm, Katz Media, as well as other general support services and initiatives which are ancillary to our other businesses.

Katz Media, a leading media representation firm in the U.S. for radio and television stations, sells national spot advertising time for clients in the radio and television industries throughout the United States. As of

December 31, 2012, Katz Media represents more than 4,000 radio stations, approximately one-fifth of which are owned by us. Katz Media also represents approximately 500 television and digital multicast stations.

Katz Media generates revenue primarily through contractual commissions realized from the sale of national spot and online advertising. National spot advertising is commercial airtime sold to advertisers on behalf of radio and television stations. Katz Media represents its media clients pursuant to media representation contracts, which typically have terms of up to ten years in length.

Employees

As of December 31, 2012, we had approximately 15,000 domestic employees and approximately 5,800 international employees, of which approximately 13,200 were in direct operations and 7,600 were in administrative or corporate related activities. Approximately 800 of our employees are subject to collective bargaining agreements in their respective countries. We are a party to numerous collective bargaining agreements, none of which represent a significant number of employees. We believe that our relationship with our employees is good.

Seasonality

See the information contained in the “Seasonality” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

Regulation of our Media and Entertainment Business

General

The following is a brief summary of certain statutes, regulations, policies and proposals affecting our media and entertainment business. For example, radio broadcasting is subject to the jurisdiction of the FCC under the Communications Act. The Communications Act permits the operation of a radio broadcast station only under a license issued by the FCC upon a finding that grant of the license would serve the public interest, convenience and necessity. Among other things, the Communications Act empowers the FCC to: issue, renew, revoke and modify broadcasting licenses; assign frequency bands for broadcasting; determine stations’ frequencies, locations, power and other technical parameters; impose penalties for violation of its regulations, including monetary forfeitures and, in extreme cases, license revocation; impose annual regulatory and application processing fees; and adopt and implement regulations and policies affecting the ownership, program content, employment practices and many other aspects of the operation of broadcast stations.

This summary does not comprehensively cover all current and proposed statutes, regulations and policies affecting our media and entertainment business. Reference should be made to the Communications Act and other relevant statutes, regulations, policies and proceedings for further information concerning the nature and extent of regulation of our media and entertainment business. Finally, several of the following matters are now, or may become, the subject of court litigation, and we cannot predict the outcome of any such litigation or its impact on our media and entertainment business.

License Assignments

The Communications Act prohibits the assignment of a license or the transfer of control of an FCC licensee without prior FCC approval. Applications for license assignments or transfers involving a substantial change in ownership are subject to a 30-day period for public comment, during which petitions to deny the application may be filed and considered by the FCC.

License Renewal

The FCC grants broadcast licenses for a term of up to eight years. The FCC will renew a license for an additional eight-year term if, after consideration of the renewal application and any objections thereto, it finds that the station has served the public interest, convenience and necessity and that, with respect to the station seeking renewal, there have been no serious violations of either the Communications Act or the FCC’s rules and regulations by the licensee and no other such violations which, taken together, constitute a pattern of abuse. The FCC may grant the license renewal application with or without conditions, including renewal for a term less than eight years. The vast majority of radio licenses are renewed by the FCC for the full eight-year term. While we cannot guarantee the grant of any future renewal application, our stations’ licenses historically have been renewed for the full eight-year term.

Ownership Regulation

FCC rules and policies define the interests of individuals and entities, known as “attributable” interests, which implicate FCC rules governing ownership of broadcast stations and other specified mass media entities. Under these rules, attributable interests generally include: (1) officers and directors of a licensee or of its direct or indirect parent; (2) general partners, limited partners and limited liability company members, unless properly “insulated” from management activities; (3) a 5% or more direct or indirect voting stock interest in a corporate licensee or parent, except that, for a narrowly defined class of passive investors, the attribution threshold is a 20% or more voting stock interest; and (4) combined equity and debt interests in excess of 33% of a licensee’s total asset value, if the interest holder provides over 15% of the licensee station’s total weekly programming, or has an attributable broadcast or newspaper interest in the same market (the “EDP Rule”). An entity that owns one or more radio stations in a market and programs more than 15% of the broadcast time, or sells more than 15% per week of the advertising time, on a radio station in the same market is generally deemed to have an attributable interest in that station.

Debt instruments, non-voting corporate stock, minority voting stock interests in corporations having a single majority stockholder, and properly insulated limited partnership and limited liability company interests generally are not subject to attribution unless such interests implicate the EDP Rule. To the best of our knowledge at present, none of our officers, directors or 5% or greater shareholders holds an interest in another television station, radio station or daily newspaper that is inconsistent with the FCC’s ownership rules.

The FCC is required to conduct periodic reviews of its media ownership rules. In 2003, the FCC, among other actions, modified the radio ownership rules and adopted new cross-media ownership limits. The U.S. Court of Appeals for the Third Circuit initially stayed implementation of the new rules. Later, it lifted the stay as to the radio ownership rules, allowing the modified rules to go into effect. It retained the stay on the cross-media ownership limits and remanded them to the FCC for further justification (leaving in effect separate pre-existing FCC rules governing newspaper-broadcast and radio-television cross-ownership). In 2007, the FCC adopted a decision that revised the newspaper-broadcast cross-ownership rule but made no changes to the radio ownership or radio-television cross-ownership rules. In 2011, the U.S. Court of Appeals for the Third Circuit vacated the FCC’s revisions to the newspaper-broadcast cross-ownership rule and otherwise upheld the FCC’s decision to retain the current radio ownership and radio-television cross-ownership rules. The U.S. Supreme Court denied review of the Third Circuit’s decision. The FCC began its next periodic review of its media ownership rules in 2010, and has issued a notice of proposed rulemaking. We cannot predict the outcome of the FCC’s media ownership proceedings or their effects on our business in the future.

Irrespective of the FCC’s radio ownership rules, the Antitrust Division of the DOJ and the FTC have the authority to determine that a particular transaction presents antitrust concerns. In particular, where the proposed purchaser already owns one or more radio stations in a particular market and seeks to acquire additional radio stations in that market, the DOJ has, in some cases, obtained consent decrees requiring radio station divestitures.

The current FCC ownership rules relevant to our business are summarized below.

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Local Radio Ownership Rule. The maximum allowable number of radio stations that may be commonly owned in a market is based on the size of the market. In markets with 45 or more stations, one entity may have an attributable interest in up to eight stations, of which no more than five are in the same service (AM or FM). In markets with 30-44 stations, one entity may have an attributable interest in up to seven stations, of which no more than four are in the same service. In markets with 15-29 stations, one entity may have an attributable interest in up to six stations, of which no more than four are in the same service. In markets with 14 or fewer stations, one entity may have an attributable interest in up to five stations, of which no more than three are in the same service, so long as the entity does not have an interest in more than 50% of all stations in the market. To apply these ownership tiers, the FCC relies on Arbitron Metro Survey Areas, where they exist, and a signal contour-overlap methodology where they do not exist. An FCC rulemaking is pending to determine how to define radio markets for stations located outside Arbitron Metro Survey Areas.

•

Newspaper-Broadcast Cross-Ownership Rule. FCC rules generally prohibit an individual or entity from having an attributable interest in either a radio or television station and a daily newspaper located in the same market.

•

Radio-Television Cross-Ownership Rule. FCC rules permit the common ownership of one television and up to seven same-market radio stations, or up to two television and six same-market radio stations, depending on the number of independent media voices in the market and on whether the television and radio components of the combination comply with the television and radio ownership limits, respectively.

Alien Ownership Restrictions

The Communications Act restricts foreign entities or individuals from owning or voting more than 20% of the equity of a broadcast licensee directly and more than 25% indirectly (i.e., through a parent company). Since we serve as a holding company for FCC licensee subsidiaries, we are effectively restricted from having more than one-fourth of our stock owned or voted directly or indirectly by foreign entities or individuals.

Indecency Regulation

Federal law regulates the broadcast of obscene, indecent or profane material. Legislation enacted by Congress provides the FCC with authority to impose fines of up to $325,000 per utterance with a cap of $3.0 million for any violation arising from a single act. In June 2012, the U.S. Supreme Court ruled on the appeals of several FCC indecency enforcement actions. While setting aside the particular FCC actions under review on narrow due process grounds, the Supreme Court declined to rule on the constitutionality of the FCC’s indecency policies. We have received, and may receive in the future, letters of inquiry and other notifications from the FCC concerning complaints that programming aired on our stations contains indecent or profane language. We cannot predict the outcome of our outstanding letters of inquiry and notifications from the FCC or the nature or extent of future FCC indecency enforcement actions.

Equal Employment Opportunity

The FCC’s rules require broadcasters to engage in broad equal opportunity employment recruitment efforts, retain data concerning such efforts and report much of this data to the FCC and to the public via stations’ public files and websites. Broadcasters could be sanctioned for noncompliance.

Technical Rules

Numerous FCC rules govern the technical operating parameters of radio stations, including permissible operating frequency, power and antenna height and interference protections between stations. Changes to these rules could negatively affect the operation of our stations. For example, in January 2011 a law that eliminates certain minimum distance separation requirements between full-power and low-power FM radio stations was enacted, which could lead to increased interference between our stations and low-power FM stations. In March 2011, the FCC adopted policies which, in certain circumstances, could make it more difficult for radio stations to relocate to increase their population coverage.

Content, Licenses and Royalties

We must pay royalties to copyright owners of musical compositions (typically, songwriters and publishers) whenever we broadcast or stream musical compositions. Copyright owners of musical compositions most often rely on intermediaries known as performance rights organizations to negotiate so-called “blanket” licenses with copyright users, collect royalties under such licenses and distribute them to copyright owners. We have obtained public performance licenses from, and pay license fees to, the three major performance rights organizations in the United States known as the American Society of Composers, Authors and Publishers, or ASCAP, Broadcast Music, Inc., or BMI, and SESAC, Inc., or SESAC.

To secure the rights to stream music content over the Internet, we also must obtain performance rights licenses and pay performance rights royalties to copyright owners of sound recordings (typically, performing artists and recording companies). Under Federal statutory licenses, we are permitted to stream any lawfully released sound recordings and to make reproductions of these recordings on our computer servers without having to separately negotiate and obtain direct licenses with each individual copyright owner as long as we operate in compliance with the rules of statutory licenses and pay the applicable royalty rates to SoundExchange, the non-profit organization designated by the Copyright Royalty Board to collect and distribute royalties under these statutory licenses.

The rates at which we pay royalties to copyright owners are privately negotiated or set pursuant to a regulatory process. In addition, we have business arrangements directly with some copyright owners to receive deliveries of and, in some cases, to directly license their sound recordings for use in our Internet operations. There is no guarantee that the licenses and associated royalty rates that currently are available to us will be available to us in the future. Congress is considering legislation which may affect such rates, and additionally it may consider and adopt legislation that requires us to pay royalties to owners of copyrighted sound recordings for the broadcast of music on our radio stations. Increased royalty rates could significantly increase our expenses, which could adversely affect our business.

Privacy and Data Protection

We collect and use certain types of information from our listeners in accordance with the privacy policies posted on our websites. We collect personally identifiable information directly from listeners when they register to use our services, fill out their listener profiles, post comments, use our social networking features, participate in polls and contests and sign up to receive email newsletters. We also may obtain information about our listeners from other listeners and third parties. Our policy is to use the collected information to customize and personalize advertising and content for listeners and to enhance the listener experience.

As a company conducting business on the Internet, we are subject to a number of laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. Many of these laws and regulations are still evolving and could be interpreted in ways that could harm our business. In the area of information security and data protection, the laws in several states require companies to implement specific information security controls to protect certain types of personally identifiable information. Likewise, all but a few states have laws in place requiring companies to notify users if there is a security breach that compromises certain categories of their personally identifiable information. Any failure on our part to comply with these laws may subject us to significant liabilities.

We have implemented commercially reasonable physical and electronic security measures to protect our proprietary business information and to protect against the loss, misuse, and alteration of our listeners’ personally identifiable information. However, no security measures are perfect or impenetrable, and we may be unable to anticipate or prevent unauthorized access to such information. Any failure or perceived failure by us to protect our information or information about our listeners or to comply with our policies or applicable regulatory requirements could result in damage to our business and loss of confidence in us, damage to our brands, the loss of listeners, consumers, business partners and advertisers, as well as proceedings against us by governmental authorities or others, which could harm our business.

Other

Congress, the FCC and other government agencies and regulatory bodies may in the future adopt new laws, regulations and policies that could affect, directly or indirectly, the operation, profitability and ownership of our broadcast stations and Internet-based audio music services. In addition to the regulations and other arrangements noted above, such matters may include, for example: proposals to impose spectrum use or other fees on FCC licensees; changes to the political broadcasting rules, including the adoption of proposals to provide free air time to candidates; restrictions on the advertising of certain products, such as beer and wine; frequency allocation, spectrum reallocations and changes in technical rules; and the adoption of significant new programming and operational requirements designed to increase local community-responsive programming and enhance public interest reporting requirements.

Regulation of our Americas and International Outdoor Advertising Businesses

The outdoor advertising industry in the United States is subject to governmental regulation at the federal, state and local levels. These regulations may include, among others, restrictions on the construction, repair, maintenance, lighting, upgrading, height, size, spacing and location of and, in some instances, content of advertising copy being displayed on outdoor advertising structures. In addition, international regulations have a significant impact on the outdoor advertising industry. International regulation of the outdoor advertising industry can vary by municipality, region and country, but generally limits the size, placement, nature and density of out-of-home displays. Other regulations may limit the subject matter and language of out-of-home displays.

From time to time, legislation has been introduced in both the United States and foreign jurisdictions attempting to impose taxes on revenue from outdoor advertising or for the right to use outdoor advertising assets. Several jurisdictions have already imposed such taxes as a percentage of our outdoor advertising revenue in that jurisdiction. In addition, some jurisdictions have taxed our personal property and leasehold interests in advertising locations using various valuation methodologies. We expect U.S. and foreign jurisdictions to continue to try to impose such taxes as a way of increasing revenue. In recent years, outdoor advertising also has become the subject of targeted taxes and fees. These laws may affect prevailing competitive conditions in our markets in a variety of ways. Such laws may reduce our expansion opportunities or may increase or reduce competitive pressure from other members of the outdoor advertising industry. No assurance can be given that existing or future laws or regulations, and the enforcement thereof, will not materially and adversely affect the outdoor advertising industry. However, we contest laws and regulations that we believe unlawfully restrict our constitutional or other legal rights and may adversely impact the growth of our outdoor advertising business.

In the United States, federal law, principally the HBA, regulates outdoor advertising on Federal-Aid Primary, Interstate and National Highway Systems roads within the United States (“controlled roads”). The HBA regulates the size and placement of billboards, requires the development of state standards, mandates a state’s compliance program, promotes the expeditious removal of illegal signs and requires just compensation for takings.

To satisfy the HBA’s requirements, all states have passed billboard control statutes and regulations that regulate, among other things, construction, repair, maintenance, lighting, height, size, spacing and the placement and permitting of outdoor advertising structures. We are not aware of any state that has passed control statutes and regulations less restrictive than the prevailing federal requirements on the federal highway system, including the requirement that an owner remove any non-grandfathered, non-compliant signs along the controlled roads, at the owner’s expense and without compensation. Local governments generally also include billboard control as part of their zoning laws and building codes regulating those items described above and include similar provisions regarding the removal of non-grandfathered structures that do not comply with certain of the local requirements. Some local governments have initiated code enforcement and permit reviews of billboards within their jurisdiction challenging billboards located within their jurisdiction, and in some instances we have had to remove billboards as a result of such reviews.

As part of their billboard control laws, state and local governments regulate the construction of new signs. Some jurisdictions prohibit new construction, some jurisdictions allow new construction only to replace existing structures and some jurisdictions allow new construction subject to the various restrictions discussed above. In certain jurisdictions, restrictive regulations also limit our ability to relocate, rebuild, repair, maintain, upgrade, modify or replace existing legal non-conforming billboards.

U.S. federal law neither requires nor prohibits the removal of existing lawful billboards, but it does mandate the payment of compensation if a state or political subdivision compels the removal of a lawful billboard along the controlled roads. In the past, state governments have purchased and removed existing lawful billboards for beautification purposes using federal funding for transportation enhancement programs, and these jurisdictions may continue to do so in the future. From time to time, state and local government authorities use the power of eminent domain and amortization to remove billboards. Thus far, we have been able to obtain satisfactory compensation for our billboards purchased or removed as a result of these types of governmental action, including relocation, although there is no assurance that this will continue to be the case in the future.

We have introduced and intend to expand the deployment of digital billboards that display static digital advertising copy from various advertisers that change up to several times per minute. We have encountered some existing regulations in the U.S. and across some international jurisdictions that restrict or prohibit these types of digital displays. However, since digital technology for changing static copy has only recently been developed and introduced into the market on a large scale, and is in the process of being introduced more broadly in our international markets, existing regulations that currently do not apply to digital technology by their terms could be revised to impose greater restrictions. These regulations, or actions by third parties, may impose greater restrictions on digital billboards due to alleged concerns over aesthetics or driver safety.

Properties

Corporate

Our corporate headquarters and executive offices are located in San Antonio, Texas, where we own an approximately 55,000 square foot executive office building and an approximately 123,000 square foot data and administrative service center. In addition, certain of our executive and other operations are located in New York, New York.

CCME

Our CCME executive operations are located in our corporate headquarters in San Antonio, Texas and in New York, New York. The types of properties required to support each of our radio stations include offices, studios, transmitter sites and antenna sites. We either own or lease our transmitter and antenna sites. These leases generally have expiration dates that range from five to 15 years. A radio station’s studios are generally housed with its offices in downtown or business districts. A radio station’s transmitter sites and antenna sites are generally located in a manner that provides maximum market coverage.

Americas Outdoor and International Outdoor Advertising

The headquarters of our Americas outdoor operations is in Phoenix, Arizona, and the headquarters of our International outdoor operations is in London, England. The types of properties required to support each of our outdoor advertising branches include offices, production facilities and structure sites. An outdoor branch and production facility is generally located in an industrial or warehouse district.

With respect to each of the Americas outdoor and International outdoor segments, we primarily lease our outdoor display sites and own or have acquired permanent easements for relatively few parcels of real property that serve as the sites for our outdoor displays. Our leases generally range from month-to-month to year-to-year and can be for terms of 10 years or longer, and many provide for renewal options.

There is no significant concentration of displays under any one lease or subject to negotiation with any one landlord. We believe that an important part of our management activity is to negotiate suitable lease renewals and extensions.

Consolidated

The studios and offices of our radio stations and outdoor advertising branches are located in leased or owned facilities. These leases generally have expiration dates that range from one to 40 years. We do not anticipate any difficulties in renewing those leases that expire within the next several years or in leasing other space, if required. We own substantially all of the equipment used in our CCME and outdoor advertising businesses.

Legal Proceedings

We currently are involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to these proceedings. Additionally, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on our financial condition or results of operations.

Although we are involved in a variety of legal proceedings in the ordinary course of business, a large portion of our litigation arises in the following contexts: commercial disputes; defamation matters; employment and benefits related claims; governmental fines; intellectual property claims; and tax disputes.

Brazil Litigation

On or about July 12, 2006 and April 12, 2007, two of our operating businesses (L&C Outdoor Ltda. (“L&C”) and Publicidad Klimes São Paulo Ltda. (“Klimes”), respectively) in the São Paulo, Brazil market received notices of infraction from the state taxing authority, seeking to impose a value added tax (“VAT”) on such businesses, retroactively for the period from December 31, 2001 through January 31, 2006. The taxing authority contends that these businesses fall within the definition of “communication services” and as such are subject to the VAT. L&C and Klimes filed separate petitions to challenge the imposition of this tax.

On August 8, 2011, Brazil’s National Council of Fiscal Policy (CONFAZ) published a convenio authorizing sixteen states, including the State of São Paulo, to issue an amnesty that would reduce the principal amount of VAT allegedly owed and reduce or waive related interest and penalties. The State of São Paulo ratified the amnesty in late August 2011. On May 10, 2012, the State of São Paulo published an amnesty decree that mirrors the convenio. Klimes and L&C accepted the amnesty on May 24, 2012 by making the aggregate required payment of $10.9 million, which was recorded as an expense in the second quarter of 2012. On that same day, Klimes and L&C filed petitions to discontinue the tax litigation based on the amnesty payments. In January 2013, we were notified that the petitions to discontinue the litigation were granted and the lawsuits filed by Klimes and L&C were dismissed effective June 1, 2012 and July 11, 2012, respectively.

Stockholder Litigation

Two derivative lawsuits were filed in March 2012 in Delaware Chancery Court by stockholders of Clear Channel Outdoor Holdings, Inc., an indirect non-wholly owned subsidiary of ours, which is, in turn, an indirect wholly owned subsidiary of CC Media Holdings, Inc. The consolidated lawsuits are captioned In re Clear Channel Outdoor Holdings, Inc. Derivative Litigation, Consolidated Case No. 7315-CS. The complaints name as defendants certain of our and Clear Channel Outdoor Holdings, Inc.’s current and former directors and us, as well as Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. Clear Channel Outdoor Holdings, Inc. also is named as a nominal defendant. The complaints allege, among other things, that in December 2009 we breached fiduciary duties to Clear Channel Outdoor Holdings, Inc. and its stockholders by allegedly requiring Clear Channel Outdoor Holdings, Inc. to agree to amend the terms of a revolving promissory note payable by us to Clear Channel Outdoor Holdings, Inc. to extend the maturity date of the note and to amend the interest rate payable on the note. According to the complaints, the terms of the amended promissory note were unfair to Clear Channel Outdoor Holdings, Inc. because, among other things, the interest rate was below market. The complaints further allege that we were unjustly enriched as a result of that transaction. The complaints also allege that the director defendants breached fiduciary duties to Clear Channel Outdoor Holdings, Inc. in connection with that transaction and that the transaction constituted corporate waste. On April 4, 2012, the board of directors of Clear Channel Outdoor Holdings, Inc. formed a special litigation committee consisting of independent directors (the “SLC”) to review and investigate plaintiffs’ claims and determine the course of action that serves the best interests of Clear Channel Outdoor Holdings, Inc. and its stockholders. On June 20, 2012, the SLC filed a motion to stay the lawsuits for six months while it completes its review and investigation. In response, on June 27, 2012, plaintiffs filed a motion for an expedited trial, asking the Court to schedule a trial on the merits in October 2012. On July 23, 2012, the Court issued an order granting the motion to stay and denying the motion for an expedited trial. On January 23, 2013, the SLC filed a motion to extend the stay for thirty days, and on January 24, 2013, the Court granted that motion, extending the stay for thirty days from the date of the order. On March 28, 2013, to avoid the costs, disruption and distraction of further litigation, and without admitting the validity of any allegations made in the complaint, legal counsel for the defendants entered into a binding memorandum of understanding (the “MOU”) with legal counsel for the SLC and the plaintiffs to settle the litigation. The MOU obligates the parties to use their best efforts to prepare a Stipulation of Settlement reflecting the terms of the MOU and present such Stipulation of Settlement to the Delaware Chancery Court for approval. The Stipulation of Settlement has not yet been finalized and is subject to approval by the Delaware Court of Chancery. Accordingly, unless and until the company receives such approval, no assurance can be provided that the company will be able to resolve the outstanding litigation as contemplated by the MOU.

Los Angeles Litigation

In 2008, Summit Media, LLC, one of our competitors, sued the City of Los Angeles, Clear Channel Outdoor, Inc. and CBS Outdoor in Los Angeles Superior Court (Case No. BS116611) challenging the validity of a Stipulated Judgment that had been entered into in November 2006 among the parties. Pursuant to the Stipulated Judgment, Clear Channel Outdoor, Inc. had taken down existing billboards and converted 83 existing signs from static displays to digital displays pursuant to modernization permits issued through an administrative process of the City. The Los Angeles Superior Court ruled in January 2010 that the Stipulated Judgment constituted an ultra vires act of the City and nullified its existence, but did not invalidate the modernization permits issued to Clear Channel Outdoor, Inc. and CBS. All parties appealed the ruling by the Los Angeles Superior Court to Court of Appeal for the State of California, Second Appellate District, Division 8. On December 10, 2012, the Court of Appeal issued an order upholding the Superior Court’s finding that the Stipulated Judgment was ultra vires and remanding the case to the Superior Court for the purpose of invalidating the permits issued to Clear Channel Outdoor, Inc. and CBS for the digital displays that were the subject of the Stipulated Judgment. On January 22, 2013, Clear Channel Outdoor, Inc. filed a petition with the California Supreme Court requesting its review of the matter, and the Supreme Court denied that petition on February 27, 2012. The Los Angeles Superior Court has scheduled a status conference for April 12, 2013.

MANAGEMENT

Clear Channel is a wholly-owned indirect subsidiary of CCMH. The following table sets forth information regarding the directors and executive officers of CCMH and Clear Channel, as of March 20, 2013.

Name	Age	Position
David C. Abrams	52	Director
Irving L. Azoff	65	Director
Richard J. Bressler	55	Director
James C. Carlisle	37	Director
Thomas W. Casey	50	Executive Vice President and Chief Financial Officer
John P. Connaughton	47	Director
C. William Eccleshare	57	Chief Executive Officer—Outdoor
Matthew J. Freeman	43	Director
Scott D. Hamilton	43	Senior Vice President, Chief Accounting Officer and Assistant Secretary
Blair E. Hendrix	48	Director
John E. Hogan	56	Chairman and Chief Executive Officer—Clear Channel Media & Entertainment
Jonathon S. Jacobson	51	Director
Ian K. Loring	49	Director
Mark P. Mays	49	Chairman and Director
Randall T. Mays	47	Director and Vice Chairman
Robert W. Pittman	59	Director and Chief Executive Officer
Scott M. Sperling	55	Director
Robert H. Walls, Jr.	52	Executive Vice President, General Counsel and Secretary

David C. Abrams is the managing partner of Abrams Capital, a Boston-based investment firm he founded in 1999. Abrams Capital manages approximately $6 billion in assets across a wide spectrum of investments. Mr. Abrams has been a director of CCMH and Clear Channel since July 30, 2008. Mr. Abrams also serves on the boards of several private companies. Mr. Abrams previously served on the boards of directors of USA Mobility, Inc. and Crown Castle International, Inc. Mr. Abrams received a B.A. from the University of Pennsylvania. He serves as a member of The Berklee College of Music Board of Trustees and as an overseer of the College of Arts and Sciences at the University of Pennsylvania. Mr. Abrams was selected to serve as a director because of his experience in acquisitions and financings gained through his work at Abrams Capital and his strategic experience gained through serving on the boards of directors of public and private companies.

Irving L. Azoff has been a director of CCMH and Clear Channel since September 27, 2010. Until his retirement on December 31, 2012, Mr. Azoff served as Executive Chairman and a member of the board of directors of Live Nation Entertainment, Inc. (“Live Nation”) since January 2010 and as Chairman of the Board of Live Nation since February 2011. Until his retirement on December 31, 2012, Mr. Azoff also served as Chairman and CEO of Front Line Management Group Inc. (“Front Line”) since January 2005. Before joining Live Nation in 2010, Mr. Azoff was CEO of Ticketmaster Entertainment, Inc. since October 2008. Mr. Azoff is the personal manager of the Eagles, who he has managed since 1974, Christina Aguilera, Van Halen and Steely Dan. Mr. Azoff was selected to serve as a director because of his extensive experience in the entertainment industry.

Richard J. Bressler is a Managing Director at THL. Prior to joining THL, Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom Inc. (“Viacom”) from May 2001 through 2005, with responsibility for managing all strategic, financial, business development and technology functions. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc. (“Time Warner”), including as Chairman and Chief Executive Officer of Time Warner Digital Media. He also served as Executive Vice President and

Chief Financial Officer of Time Warner from March 1995 to June 1999. Prior to joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young LLP since 1979. Mr. Bressler has been a director of Clear Channel since May 2007. Mr. Bressler also currently is a director of CCMH, Gartner, Inc. and The Nielsen Company. Mr. Bressler previously served as a member of the board of directors of American Media Operations, Inc. and Warner Music Group Corp., as a board observer at Univision Communications, Inc. and as a member of the J.P. Morgan Chase National Advisory Board. Mr. Bressler holds a B.B.A. from Adelphi University. Mr. Bressler was selected to serve as a director of CCMH and Clear Channel for his experience in and knowledge of the industry gained through his various positions with Viacom and Time Warner as well as his knowledge of finance and accounting gained from his experience at THL and Ernst & Young LLP.

James C. Carlisle is a Managing Director at THL. Prior to joining THL in 2000, Mr. Carlisle worked at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Carlisle has been a director of Clear Channel since March 20, 2013. Mr. Carlisle also currently is a board observer at Univision Communications, Inc. and a director of CCMH, CCOH and Agencyport Software Ltd., a provider of software systems to the insurance industry. Mr. Carlisle holds a B.S.E., summa cum laude, in Operations Research from Princeton University and an M.B.A. from Harvard Business School. He also serves as a member of the board of directors of The Massachusetts Eye and Ear Infirmary and is an active contributor to the National Park Foundation. Mr. Carlisle was selected to serve as a director of our board based on his experience evaluating strategies, operations and risks gained through his work at Goldman, Sachs & Co. and THL, as well as his experience serving as a director for other media companies.

Thomas W. Casey was appointed as our Executive Vice President and Chief Financial Officer, and as Executive Vice President and Chief Financial Officer of CCMH and CCOH, effective as of January 4, 2010. On March 31, 2011, Mr. Casey was appointed to serve in the newly-created Office of the Chief Executive Officer of CCMH, Clear Channel and CCOH, in addition to his existing offices. Mr. Casey served in the Office of the Chief Executive Officer of CCMH and Clear Channel until October 2, 2011, and served in the Office of the Chief Executive Officer of CCOH until January 24, 2012. Prior to January 4, 2010, Mr. Casey served as Executive Vice President and Chief Financial Officer of Washington Mutual, Inc. from November 2002 until September 2008. Washington Mutual, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in September 2008. Prior to November 2002, Mr. Casey served as Vice President of General Electric Company and Senior Vice President and Chief Financial Officer of GE Financial Assurance since 1999.

John P. Connaughton has been a Managing Director of Bain Capital since 1997 and a member of the firm since 1989. He has played a leading role in transactions in the media, technology and medical industries. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc., where he advised Fortune 500 companies. Mr. Connaughton has been a director of Clear Channel since May 2007. Mr. Connaughton also currently serves as a director of CCMH, HCA Holdings, Inc. (Hospital Corporation of America), Quintiles Transnational Corp., Warner Chilcott plc and Air Medical Holdings, Inc. Mr. Connaughton previously served as a member of the boards of directors of Warner Music Group Corp., SunGard Data Systems, Inc., AMC Entertainment Inc., Stericycle Inc., CRC Health Corporation and CMP Susquehanna Holdings Corp. He also volunteers for a variety of charitable organizations, serving as a member of The Berklee College of Music Board of Trustees and the UVA McIntire Foundation Board of Trustees. Mr. Connaughton received a B.S. in Commerce from the University of Virginia and an M.B.A. from the Harvard Business School. Mr. Connaughton was selected to serve as a director because of his knowledge of and experience in the industry gained from his various positions with Bain Capital and his service on various boards of directors.

C. William Eccleshare was appointed as Chief Executive Officer—Outdoor of CCMH and Clear Channel and as Chief Executive Officer of CCOH on January 24, 2012. Prior thereto, he served as Chief Executive Officer—Clear Channel Outdoor—International of CCMH and Clear Channel since February 17, 2011 and served as Chief Executive Officer—International of CCOH since September 1, 2009. Previously, he was Chairman and CEO of BBDO EMEA from 2005 to 2009. Prior thereto, he was Chairman and CEO of Young & Rubicam EMEA since 2002.

Matthew J. Freeman has been a director of CCMH and Clear Channel since December 14, 2012. He is an Operating Partner at Bain Capital. From 2010 until he joined Bain Capital in 2012, Mr. Freeman served in multiple capacities for The Interpublic Group of Companies, Inc. (a global advertising and marketing services company), including as CEO of its Mediabrands Ventures unit and as Vice Chairman and Global Chief Innovation Officer of its McCann Erickson unit. Prior thereto, Mr. Freeman was the CEO of an online media company, Betawave, from 2009 to 2010 and served as CEO of the Tribal DDB Worldwide unit of Omnicom Group Inc. (a global advertising, marketing and corporate communications company) from 1998 to 2009. Mr. Freeman, who graduated from Dartmouth College and the School of Visual Arts, currently serves as Chairman of Advertising Week and has served on the boards of the Advertising Club of New York and the American Association of Advertising Agencies (4As) and is a member of the Marketing Advisory Board of the Museum of Modern Art (MoMA). Mr. Freeman also has been inducted into the American Advertising Federation Hall of Achievement. Mr. Freeman was selected to serve as a director because of his experience in the media and advertising industries.

Scott D. Hamilton was appointed as Senior Vice President, Chief Accounting Officer and Assistant Secretary of CCMH, Clear Channel and CCOH on April 26, 2010. Previously, Mr. Hamilton served as Controller and Chief Accounting Officer of Avaya Inc. (“Avaya”), a multinational telecommunications company, from October 2008 to April 2010. Prior thereto, Mr. Hamilton served in various accounting and finance positions at Avaya, beginning in October 2004. Prior thereto, Mr. Hamilton was employed by PricewaterhouseCoopers from September 1992 until September 2004.

Blair E. Hendrix is a Managing Director of Bain Capital and one of the leaders of the firm’s operationally focused Portfolio Group. Mr. Hendrix joined Bain Capital in 2000. Prior to joining Bain Capital, Mr. Hendrix was Executive Vice President and Chief Operating Officer of DigiTrace Care Services, Inc. (now SleepMed), a national healthcare services company he co-founded. Earlier in his career, Mr. Hendrix was employed by Corporate Decisions, Inc. (now Oliver Wyman), a management consulting firm. Mr. Hendrix has been a director of Clear Channel since August 2008. Mr. Hendrix also currently serves as a director of TWCC Holdings Corp. (The Weather Channel), CCMH and CCOH, and previously served as a director of Keystone Automotive Operations, Inc., Innophos Holdings, Inc. and SMTC Corporation. Mr. Hendrix received a B.A. from Brown University, awarded with honors. Mr. Hendrix was selected to serve as a director because of his operational knowledge gained through his experience with Bain Capital and in management consulting.

John E. Hogan was appointed as Chairman and Chief Executive Officer—Clear Channel Media and Entertainment of CCMH and Clear Channel on February 16, 2012. Previously, he served as President and Chief Executive Officer—Clear Channel Media and Entertainment (formerly known as Clear Channel Radio) of CCMH and Clear Channel since July 30, 2008. Prior thereto, he served as the Senior Vice President and President and CEO of Radio for Clear Channel since August 2002.

Jonathon S. Jacobson founded Highfields Capital Management, a Boston-based investment firm, in July 1998 and serves as Chief Investment Officer. Prior to founding Highfields, he spent eight years as a senior equity portfolio manager at Harvard Management Company, Inc. (“HMC”), which is responsible for investing Harvard University’s endowment. At HMC, Mr. Jacobson managed both a U.S. and an emerging markets equity fund. Prior to that, Mr. Jacobson spent three years in the Equity Arbitrage Group at Lehman Brothers and two years in investment banking at Merrill Lynch Capital Markets. Mr. Jacobson has been a director of CCMH and Clear Channel since July 30, 2008. Mr. Jacobson received an M.B.A. from the Harvard Business School in 1987 and graduated magna cum laude with a B.S. in Economics from the Wharton School, University of Pennsylvania in 1983. He is the Vice Chairman of the Board of Trustees of Brandeis University, where he is a member of both the Executive and Investment Committees, and a Trustee and Executive Committee member of the Gilman School. He also serves on the Board of the Birthright Israel Foundation, is a member of the Investment Committee of the Weizmann Global Endowment Management Trust and is a past member of the Board of Dean’s Advisors at the Harvard Business School. Mr. Jacobson was selected to serve as a director because of his knowledge of finance and capital markets gained through his investment experience at Highfields and other investment funds.

Ian K. Loring is a Managing Director at Bain Capital. Since joining the firm in 1996, Mr. Loring has played a leading role in prominent media, technology and telecommunications investments such as Pro Seiben Sat 1 Media AG, Advertising Directory Solutions, Cumulus Media Partners, Eschelon Telecom, NXP Technologies and Therma-Wave. Prior to joining Bain Capital, Mr. Loring was a Vice President of Berkshire Partners, with experience in its specialty manufacturing, technology and retail industries. Previously, Mr. Loring worked in the Corporate Finance department at Drexel Burnham Lambert. Mr. Loring has been a director of CCMH since May 2007. Currently, Mr. Loring also serves on the boards of directors of Clear Channel, TWCC Holdings Corp. (The Weather Channel), NXP Semiconductors N.V. and Denon & Marantz. Mr. Loring previously served as a member of the boards of directors of Warner Music Group Corp. and SMTC Corporation. He also volunteers for a variety of non-profit organizations and is a director of the Linda Loring Nature Foundation. He received an M.B.A. from the Harvard Business School and a B.A. from Trinity College. Mr. Loring was selected as a director because of his knowledge of the industry gained through his experience at Bain Capital.

Mark P. Mays currently serves as Chairman and a director of CCMH and Clear Channel. He was appointed as CCMH’s Chairman and Chief Executive Officer and a director in July 2008 and as CCMH’s President in January 2010. He retired as CCMH’s President and Chief Executive Officer on March 31, 2011, but continues to serve as an officer and as CCMH’s Chairman and a director. Mr. Mays also served as President and Chief Operating Officer of Clear Channel from February 1997 until his appointment as its President and Chief Executive Officer in October 2004. He relinquished his duties as President of Clear Channel in February 2006 until he was reappointed as President in January 2010. Mr. Mays has been one of Clear Channel’s directors since May 1998 and its Chairman since July 2008. Additionally, he previously served as a director of our publicly traded subsidiary, CCOH, until May 2012. Mr. Mays retired as President and Chief Executive Officer of Clear Channel and as Chief Executive Officer of CCOH on March 31, 2011. Mr. Mays is the son of L. Lowry Mays, our Chairman Emeritus, and the brother of Randall T. Mays, our former President and Chief Financial Officer and current Vice Chairman and a director of CCMH and of Clear Channel. Mr. Mays was selected to serve as a director because of his service as Chief Executive Officer as well as his experience in the industry.

Randall T. Mays was appointed as CCMH’s Vice Chairman in January 2010 and has served as a member of CCMH’s Board since July 2008. Mr. Mays previously served as CCMH’s President and Chief Financial Officer since July 2008. Mr. Mays was appointed as Clear Channel’s Executive Vice President and Chief Financial Officer in February 1997 and was appointed as Clear Channel’s Secretary in April 2003. He relinquished his duties as Secretary in 2004 and as Chief Financial Officer in January 2010. Mr. Mays was appointed Clear Channel’s President in February 2006 and relinquished his duties as President upon transitioning to the role of Vice Chairman in January 2010. Mr. Mays has been one of Clear Channel’s directors since April 1999. Additionally, he serves as a director of Live Nation and previously served as a director of CCOH until May 2011. Mr. Mays is the son of L. Lowry Mays, CCMH’s Chairman Emeritus, and the brother of Mark P. Mays, CCMH’s Chairman and former President and Chief Executive Officer. Mr. Mays was selected to serve as a director because of his operational knowledge of our company as well as his experience in the industry.

Robert W. Pittman was appointed as Chief Executive Officer and a director of CCMH and Clear Channel and as Executive Chairman and a director of CCOH on October 2, 2011. Prior thereto, Mr. Pittman served as Chairman of Media and Entertainment Platforms for CCMH and Clear Channel since November 2010. He has been a member of, and an investor in, Pilot Group, a private equity investment company, since April 2003. Mr. Pittman was formerly Chief Operating Officer of AOL Time Warner, Inc. from May 2002 to July 2002. He also served as Co-Chief Operating Officer of AOL Time Warner, Inc. from January 2001 to May 2002, and earlier, as President and Chief Operating Officer of America Online, Inc. from February 1998 to January 2001. Mr. Pittman serves on the boards of numerous charitable organizations, including the Alliance for Lupus Research, the New York City Ballet, the Rock and Roll Hall of Fame Foundation and the Robin Hood Foundation, where he has served as past Chairman. Mr. Pittman was selected to serve as a director because of his service as Chief Executive Officer of CCMH and Clear Channel, as well as his extensive media experience gained through the course of his career.

Scott M. Sperling is Co-President of THL. Prior to joining THL in 1994, Mr. Sperling was Managing Partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company, for more than ten years. Before that he was a senior consultant with the Boston Consulting Group. Mr. Sperling has been a director of CCMH since May 2007. Mr. Sperling also currently serves as a director of Thermo Fisher Scientific Inc. and Clear Channel, and he previously served as a director of Vertis, Inc., Warner Music Group Corp. and several private companies. Mr. Sperling also is active in numerous community activities, including serving as a director of the Brigham & Women’s / Faulkner Hospital Group, Chairman of The Citi Center for Performing Arts and a member of the Harvard Business School’s Board of Dean’s Advisors and the Harvard Business School’s Rock Center for Entrepreneurship. Mr. Sperling received an M.B.A. from the Harvard Business School and a B.S. from Purdue University. Mr. Sperling was selected as a director because of his operational and strategic knowledge gained through his experience at THL and various directorships.

Robert H. Walls, Jr. was appointed as Executive Vice President, General Counsel and Secretary of CCMH, Clear Channel and CCOH on January 1, 2010. On March 31, 2011, Mr. Walls was appointed to serve in the newly-created Office of the Chief Executive Officer of CCMH, Clear Channel and CCOH, in addition to his existing offices. Mr. Walls served in the Office of the Chief Executive Officer of CCMH and Clear Channel until October 2, 2011, and served in the Office of the Chief Executive Officer of CCOH until January 24, 2012. Mr. Walls was a founding partner of Post Oak Energy Capital, LP and served as Managing Director through December 31, 2009, and remains an advisor to and a partner of Post Oak Energy Capital, LP.

Board of Directors

Clear Channel Capital and Clear Channel are wholly-owned subsidiaries of CCMH. CCMH’s board, which currently consists of 13 members, is responsible for overseeing the direction of CCMH and for establishing broad corporate policies. However, in accordance with corporate legal principles, it is not involved in day-to-day operating details. Members of the board of directors of CCMH are kept informed of CCMH’s business through discussions with the Chief Executive Officer, the Chief Financial Officer and other executive officers, by reviewing analyses and reports sent to them, by receiving updates from board committees and by otherwise participating in board and committee meetings.

Composition of the Board of Directors

Holders of CCMH’s Class A common stock, voting as a separate class, are entitled to elect two members of CCMH’s board of directors (the “public directors”). For the election of the other members of CCMH’s board, the holders of Class A common stock and Class B common stock will vote together as a single class. However, since several entities controlled by the Sponsors hold a majority of the outstanding capital stock and voting power of CCMH, the holders of CCMH’s Class A common stock do not have the voting power to elect the remaining members of CCMH’s board of directors. Pursuant to an amended and restated voting agreement (the “Voting Agreement”) entered into among B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Merger Co., Inc., CCMH, Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III L.P. and Highfields Capital Management LP (collectively, with Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III L.P., “Highfields”) on May 13, 2008, of the two members of CCMH’s board of directors to be elected by holders of CCMH’s Class A common stock, the parties to the Voting Agreement initially agreed that:

•

one of the directors, who was selected by Highfields Capital Management LP, would be Jonathon S. Jacobson, and Mr. Jacobson would be named to the Nominating and Corporate Governance Committee of CCMH’s board of directors; and

•	the other director, who was selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management LP, would be David C. Abrams.

Until the date that Highfields owns less than five percent of the Class A common stock of CCMH, CCMH will nominate two candidates for election by the holders of Class A common stock, of which one candidate (who initially was Mr. Jacobson) will be selected by Highfields Capital Management LP, and one candidate (who initially was Mr. Abrams) will be selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management LP. CCMH also has agreed that until the termination of the Voting Agreement and subject to the fiduciary duties of its board of directors, CCMH will cause at least one of the public directors to be appointed to each of the primary standing committees of the board of directors and, if such public director shall cease to serve as a director of CCMH or otherwise is unable to fulfill his or her duties on any such committee, CCMH shall cause the director to be succeeded by another public director.

Board Committees

The three primary standing committees of the board of directors of CCMH are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee has a written charter, which guides its operations. The written charters are available on CCMH’s Internet website at www.clearchannel.com.

The board of directors of CCMH also has an Operating Committee, which currently is composed of Richard J. Bressler, John P. Connaughton, Blair E. Hendrix and Scott M. Sperling. The purpose of the Operating Committee is to actively engage with management on strategy and execution of corporate and financial plans and goals, as well as such other responsibilities and duties as may be established by the board of directors from time to time.

Independence of Directors

The board of directors of CCMH has adopted the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) for determining the independence of its members. To be considered independent under NASDAQ rules, a director may not be employed by CCMH or engage in certain types of business dealings with CCMH. As required, the board of directors of CCMH has made a determination as to each independent director that no relationship exists which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors of CCMH has affirmatively determined that David C. Abrams and Jonathon S. Jacobson are independent directors under the listing standards of NASDAQ. In making these determinations, the board of directors reviewed and discussed information provided by the directors and by CCMH with regard to the directors’ business and personal activities as they relate to CCMH and its affiliates. In the ordinary course of business during 2012, we entered into various transactions with certain entities affiliated with members of the CCMH board of directors. CCMH’s board of directors considered the following transactions and relationships in making their independence determinations with respect to Messrs. Abrams and Jacobson:

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Funds managed by Mr. Abrams owned approximately 8.2% of Arbitron Inc. until December 18, 2012, after which they no longer own shares of Arbitron Inc. stock. Funds managed by Mr. Abrams also owned more than 5% of Lamar Advertising Company until January 24, 2013, after which they own less than 5% of Lamar Advertising Company stock. The funds managed by Mr. Abrams do not have representatives serving in director or management positions with Arbitron Inc. or Lamar Advertising Company. During 2012, we or our affiliates paid Arbitron Inc. approximately $91.8 million for radio ratings information and market research. We and our affiliates also received approximately $124,000 from Arbitron Inc. during 2012. During 2012, our affiliates leased property and provided services to Lamar Advertising Company for $1.7 million. During 2012, we and our affiliates also conducted a small amount of business (less than $60,000) with one other entity for which Mr. Abrams serves as a director and donated outdoor advertising public service announcements (less than $3,000 in aggregate value) to a charity for which Mr. Abrams serves as a trustee.

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During 2012, a non-profit organization for which an immediate family member of Mr. Jacobson serves as a director paid us and our affiliates less than $10,000 for radio advertising services, and our affiliates donated outdoor advertising public service announcements (less than $30,000 in aggregate value) to the charity.

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Funds affiliated with Mr. Abrams and Mr. Jacobson also own certain of Clear Channel’s term loans and other debt securities, as described in “Certain Relationships and Related Party Transactions—Commercial Transactions.”

The transactions described above are arms-length, ordinary course of business commercial, charitable or financing transactions and we generally expect transactions of a similar nature to occur during 2013. In each case, the CCMH board of directors concluded that the transaction or relationship did not impair the independence of the director.

Compensation Committee Interlocks and Insider Participation

There were no “interlocks” among any of the directors who served as members of our Compensation Committee and any of our executive officers during 2012 and as of the date of this prospectus. During 2012, no member of the Compensation Committee served as an executive officer of CCMH. For relationships between members of the Compensation Committee and CCMH requiring disclosure under the SEC’s rules governing disclosure of transactions with related persons, see “Certain Relationships and Related Party Transactions.”

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis contains statements regarding company and individual performance measures and other goals. These goals are disclosed in the limited context of CCMH’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Further, the company performance measures used for purposes of executive compensation, as described more fully below, differ from segment results reported in our financial statements. Segment results are used to measure the overall financial performance of CCMH’s segments, while the performance measures used for compensation purposes are used in connection with assessing the performance of executives. CCMH specifically cautions investors not to apply the following discussion to other contexts.

OVERVIEW AND OBJECTIVES OF OUR COMPENSATION PROGRAM

CCMH believes that compensation of its named executive officers should be directly and materially linked to operating performance. The fundamental objective of CCMH’s compensation program is to attract, retain and motivate top quality executives through compensation and incentives which are competitive within the various labor markets and industries in which CCMH competes for talent and which align the interests of CCMH’s executives with the interests of CCMH’s stockholders.

Overall, CCMH has designed its compensation program to:

•	support its business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit, motivate and retain executive talent; and

•	align executive performance with stockholder interests.

CCMH seeks to achieve these objectives through a variety of compensation elements, as summarized below:

Element	Form	Purpose
Base salary	Cash	Provide a competitive level of base compensation in recognition of responsibilities, value to the company and individual performance
Bonus	Cash	Through annual incentive bonuses, discretionary bonuses and additional bonus opportunities, recognize and provide an incentive for performance that achieves specific corporate and/or individual goals intended to correlate closely with the growth of long-term stockholder value
Long-Term Incentive Compensation	Generally stock options, restricted stock, restricted stock units or other equity-based compensation	Incentivize achievement of long-term goals, enable retention and/or recognize achievements and promotions—in each case aligning compensation over a multi-year period directly with the interests of stockholders by creating an equity stake
Other benefits and perquisites	Retirement plans, health and welfare plans and certain perquisites (such as club dues, relocation benefits and payment of legal fees in connection with promotions/new hires, personal use of aircraft, transportation and other services)	Provide tools for employees to pursue financial security through retirement benefits, promote the health and welfare of all employees and provide other specific benefits of value to individual executive officers
Severance	Varies by circumstances of separation	Facilitate an orderly transition in the event of management changes

In May 2011, CCMH held a stockholder advisory vote on the compensation of its named executive officers. Approximately 91% of the votes cast on the matter approved the compensation of CCMH’s named executive officers as disclosed in CCMH’s 2011 proxy statement. Accordingly, CCMH made no significant changes to the objectives or structure of its executive compensation program.

COMPENSATION PRACTICES

CCMH’s named executive officers for fiscal year 2012 are as follows:

•	Robert W. Pittman, Chief Executive Officer (Principal Executive Officer);

•	Thomas W. Casey, Executive Vice President and Chief Financial Officer (Principal Financial Officer);

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C. William Eccleshare, who served as Chief Executive Officer—Clear Channel Outdoor—International until his January 24, 2012 promotion to Chief Executive Officer—Outdoor, overseeing both the Americas and International Outdoor divisions as Chief Executive Officer of our subsidiary, CCOH;

•

John E. Hogan, who served as President and Chief Executive Officer—Clear Channel Media & Entertainment (our Media and Entertainment division) until his February 16, 2012 promotion to Chairman and Chief Executive Officer—Clear Channel Media & Entertainment; and

•	Robert H. Walls, Jr., Executive Vice President, General Counsel and Secretary.

CCMH’s Compensation Committee typically determines total compensation, as well as the individual components of such compensation, of CCMH’s named executive officers on an annual basis. However, because Mr. Eccleshare’s responsibilities relate to our Outdoor divisions, CCMH’s Compensation Committee only reviews his compensation, with final determination and approval of his compensation made by the Compensation Committee of the board of directors of our subsidiary, CCOH. For purposes of this Compensation Discussion and Analysis, we sometimes refer to CCMH’s Compensation Committee and CCOH’s Compensation Committee collectively as the “Compensation Committee.” All compensation decisions are made within the scope of each named executive officer’s employment agreement.

In making decisions with respect to each element of executive compensation, the applicable Compensation Committee considers the total compensation that may be awarded to the executive, including salary, annual incentive bonus and long-term incentive compensation. Multiple factors are considered in determining the amount of total compensation awarded to the named executive officers, including:

•	the terms of the named executive officers’ employment agreements;

•	the Chief Executive Officer’s recommendations (other than for himself);

•	the value of previous equity awards;

•	internal pay equity considerations; and

•	broad trends in executive compensation generally.

The goal is to award compensation that is reasonable when all elements of potential compensation are considered.

ELEMENTS OF COMPENSATION

As described above, CCMH believes that a combination of various elements of compensation best serves the interests of CCMH and its stockholders. Having a variety of compensation elements enables CCMH to meet the requirements of the highly competitive environment in which it operates while ensuring that its named executive officers are compensated in a way that advances the interests of all stockholders. Under this approach, executive compensation generally involves a significant portion of pay that is “at risk,” namely, the annual incentive bonus. The annual incentive bonus is based entirely on financial performance, individual performance or a combination of both. In conjunction with the annual incentive bonus awards, the applicable Compensation Committee also may provide annual discretionary bonuses or additional bonus opportunities to CCMH’s named executive officers, which also would be based on financial performance, individual performance or a combination of both. Equity awards constitute a significant portion of long-term remuneration that is tied directly to stock price appreciation, which benefits all stockholders.

CCMH’s practices with respect to each of the elements of executive compensation are set forth below, followed by a discussion of the specific factors relevant to the named executive officers.

Base Salary

Administration. Base salaries for executive officers typically are reviewed on an annual basis and at the time of promotion or other change in responsibilities. In general, any increases in salary will be based on the subjective evaluation of factors such as the level of responsibility, individual performance, level of pay both of the executive in question and other similarly situated executives and competitive pay practices. All decisions regarding increasing or decreasing an executive officer’s base salary are made within the scope of the executive’s respective employment agreement, if any. In the case of CCMH’s named executive officers, each of their employment agreements contains a minimum level of base salary, as described below under “Executive Compensation—Employment Agreements with the Named Executive Officers.”

In reviewing base salaries, the applicable Compensation Committee considers the importance of linking a significant proportion of the named executive officer’s compensation to performance in the form of the annual incentive bonus (plus any annual discretionary bonuses or additional bonus opportunities), which is tied to financial performance measures, individual performance, or a combination of both, as well as long-term incentive compensation.

Analysis. CCMH’s named executive officers are eligible for annual raises commensurate with Company policy.

Mr. Pittman became CCMH’s Chief Executive Officer on October 2, 2011, after serving as Chairman of Media and Entertainment Platforms pursuant to a consulting agreement since November 15, 2010. Under his employment agreement, Mr. Pittman was provided an initial base salary of $1,000,000. CCMH’s Compensation Committee felt that this base salary, together with the stock options and other benefits and perquisites provided to Mr. Pittman under his employment agreement, represented a competitive compensation package for Mr. Pittman. Mr. Pittman’s annual base salary remained at that level for 2012.

At the beginning of 2010, CCMH hired Messrs. Casey and Walls. Under their employment agreements, Mr. Casey and Mr. Walls were provided initial base salaries of $750,000 and $550,000, respectively, consistent with CCMH’s view of market rates for their positions at the time. In November 2011 the Compensation Committee approved an increase in the annual base salary of Mr. Walls from $550,000 to $750,000, effective as of October 1, 2011, and in February 2012 the Compensation Committee approved an increase in the annual base salary of Mr. Casey from $750,000 to $800,000, effective March 1, 2012, in recognition of their continued contribution and value to the organization.

Mr. Eccleshare’s base salary increased from £486,577 (or $771,127 using the average exchange rate of £1=$1.5848 for the year ended December 31, 2012) to $1,000,000 in connection with his promotion on January 24, 2012.

In November 2010, CCMH amended and restated the employment agreement of Mr. Hogan. Pursuant to his amended and restated employment agreement, Mr. Hogan received an annual base salary increase in November 2010 from $800,000 to $1,000,000 in recognition of his continued contribution and value to the organization, and his annual base salary remained at that level for 2011 and 2012.

For a more detailed description of the employment agreements for CCMH’s named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Annual Incentive Bonus

Administration. Messrs. Pittman, Casey, Hogan and Walls and other key executives of CCMH participate in the CCMH 2008 Annual Incentive Plan. Mr. Eccleshare and other key executives of CCOH participate in the CCOH Amended and Restated 2006 Annual Incentive Plan.

In July 2008, CCMH’s sole stockholder at that time, CC IV, approved the CCMH 2008 Annual Incentive Plan. In May 2012, CCOH’s stockholders approved the CCOH Amended and Restated 2006 Annual Incentive Plan (which was originally approved by CCOH’s stockholders in April 2007). The CCMH 2008 Annual Incentive Plan is administered by CCMH’s Compensation Committee and the CCOH Amended and Restated 2006 Annual Incentive Plan is administered by CCOH’s Compensation Committee (collectively, both plans are referred to in this Compensation Discussion and Analysis as the “Annual Incentive Plan”). The Annual Incentive Plan is intended to provide an incentive to the named executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value and to retain such executives. Under the Annual Incentive Plan, participants are eligible for performance-based awards, which represent the conditional right to receive cash or other property based upon the achievement of pre-established performance goals within a specified performance period. No single participant may receive more than $15,000,000 in awards in any calendar year. Awards granted under the CCOH Amended and Restated 2006 Annual Incentive Plan generally are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable.

The performance goals for each named executive officer (other than Mr. Eccleshare) are set pursuant to an extensive annual operating plan developed by the Chief Executive Officer of CCMH in consultation with CCMH’s board of directors, the Chief Financial Officer of CCMH and other senior executive officers of CCMH within any parameters specified within each executive’s employment agreement. The Chief Executive Officer of CCMH makes recommendations as to the compensation levels and performance goals of our named executive officers (other than his own and Mr. Eccleshare’s) to CCMH’s Compensation Committee for its review, consideration and approval. CCMH’s Compensation Committee has complete discretion to accept, reject, or modify the recommendations of the Chief Executive Officer of CCMH. CCOH’s Compensation Committee determines the compensation levels and performance goals of Mr. Eccleshare, which are reviewed by CCMH’s Compensation Committee.

The 2012 annual incentive bonuses were based on the following performance goals (as further described below): (1) the performance goals for Messrs. Pittman, Casey and Walls were based on achievement of a targeted OIBDAN on a company-wide basis and certain qualitative performance objectives, which were directly relevant to their respective positions and responsibilities; (2) Mr. Hogan’s performance goals were based upon achievement of a targeted OIBDAN level for the Media and Entertainment division and certain qualitative performance objectives, which contributed to divisional performance; and (3) Mr. Eccleshare’s performance goals were based upon achievement of targeted OIBDAN levels for the International and Americas Outdoor divisions and certain qualitative performance objectives, which contributed to divisional performance. For 2012, Messrs. Casey, Eccleshare and Hogan also were provided with additional bonus opportunities based on achievement of certain qualitative performance objectives directly relevant to their respective positions and responsibilities.

The annual incentive bonuses and payments made in 2013 under the additional bonus opportunities with respect to 2012 performance are reflected in the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table. The annual incentive bonus amounts are determined according to the level of achievement of the objective OIBDAN-based performance goals and the individual qualitative performance goals. No award is earned under the objective performance goal below a minimum threshold of performance (90% of the applicable target OIBDAN for each individual) and a maximum amount is earned under the objective performance goal for performance at or above a maximum level (115% of the applicable target OIBDAN for each individual). The applicable Compensation Committee may, in its discretion, reduce the awards earned pursuant to either the objective or individual qualitative performance goals, as applicable.

The process used for the annual incentive bonuses and the additional bonus opportunities for the named executive officers involves four basic steps:

•	at the outset of the fiscal year:

•	set performance goals for the year for CCMH and the operating divisions;

•	set individual performance goals for each participant; and

•	set a target and maximum annual incentive bonus and a maximum additional bonus opportunity for each applicable participant; and

•	after the end of the fiscal year, measure actual performance against the predetermined goals of CCMH and the operating divisions and any individual performance goals to determine the earned amounts.

For 2012, CCMH’s OIBDAN performance was negatively impacted by the macroeconomic environment. As a result, CCMH and its operating divisions did not meet their OIBDAN targets and the annual incentive bonus awards were paid below the target bonus levels. Taking into account revenues, OIBDAN, operating efficiencies and other operational, strategic and financing achievements during 2012, CCMH’s Compensation Committee awarded discretionary bonuses to Messrs. Pittman, Casey, Hogan and Walls, and CCOH’s Compensation Committee awarded a discretionary bonus to Mr. Eccleshare. The discretionary bonus awards for 2012 were paid in cash at the same time as the annual incentive bonus awards, and are included in the Bonus column of the Summary Compensation Table. In addition, CCMH’s Compensation Committee awarded additional bonus opportunities for Messrs. Casey and Hogan, and CCOH’s Compensation Committee awarded an additional bonus opportunity for Mr. Eccleshare. The entire additional bonus amounts earned by Messrs. Casey and Hogan and a significant portion of the earned additional bonus for Mr. Eccleshare will be paid at a later date subject to continued employment, which the Compensation Committee of each of CCMH and CCOH believed would enhance the retention value of these awards.

Analysis. In determining whether the 2012 financial performance goals were met, the Compensation Committee considered the financial results of CCMH and the operating divisions from January 1, 2012 to December 31, 2012. For 2012, the performance-based goals applicable to the named executive officers are set forth below.

Robert W. Pittman

Pursuant to his employment agreement, Mr. Pittman was eligible to receive a target bonus of not less than $1,650,000 if all of his performance objectives were achieved with respect to 2012. Of Mr. Pittman’s $1,650,000 target bonus, 70% was attributed to achieving a Company-wide OIBDAN target of $2.124 billion and 30% was attributed to achieving the other qualitative performance objectives described below. His maximum bonus for 2012 was set at $3,300,000. For purposes of calculating Mr. Pittman’s bonus, OIBDAN was calculated as the company’s reportable OIBDAN before restructuring charges, which is defined as consolidated net income (loss) adjusted to exclude the following items: non-cash compensation expense; income tax benefit (expense); other income (expense)-net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; gain (loss) on extinguishment of debt; interest expense; other operating income (expense)-net; depreciation and amortization; impairment charges; restructuring charges; the impact of foreign currency and other items. Mr. Pittman’s individual qualitative performance objectives for 2012 consisted of: (1) developing and implementing a plan to bring new advertising revenue to the Media and Entertainment and the Outdoor advertising sectors; (2) continuing to develop digital offerings, revenue opportunities and strategies; (3) developing and implementing plans to further integrate the Outdoor divisions; and (4) continuing to expand organizational capabilities. CCMH’s achieved OIBDAN for 2012 was approximately $1.953 billion, which was slightly below the OIBDAN target and, together with the level of achievement of his qualitative performance objectives described above, resulted in Mr. Pittman receiving an annual incentive bonus of $902,800. In addition, based on the subjective review of Mr. Pittman’s performance by CCMH’s Compensation Committee, Mr. Pittman received an additional $597,200 discretionary bonus, for an aggregate 2012 bonus of $1,500,000.

Thomas W. Casey

Pursuant to his employment agreement, Mr. Casey’s target bonus for 2012 was set at $1,000,000, with 70% attributed to achieving a company-wide OIBDAN target of $2.124 billion and 30% attributed to achieving the other qualitative performance objectives described below. His maximum bonus for 2012 was set at $2,000,000. For purposes of calculating Mr. Casey’s bonus, OIBDAN was calculated in the manner described above for Mr. Pittman. Mr. Casey’s individual qualitative performance objectives for 2012 consisted of: (1) managing and containing corporate expenses; (2) focusing on forecasting financial results and performance tracking against initiatives; (3) implementing certain new financial systems; (4) continuing to enhance the capital management framework, evaluating capital spending and improving overall cash flow; and (5) expanding the investor relations function. CCMH’s achieved OIBDAN for 2012 was approximately $1.953 billion, which was slightly below the OIBDAN target and, together with the level of achievement of his qualitative performance objectives described above, resulted in Mr. Casey receiving an annual incentive bonus of $562,152. In addition, based on the subjective review of Mr. Casey’s performance by CCMH’s Compensation Committee, Mr. Casey received an additional $230,000 discretionary bonus, for an aggregate 2012 bonus of $792,152.

Pursuant to an additional bonus opportunity approved for Mr. Casey by CCMH’s Compensation Committee with respect to 2012 performance, Mr. Casey also earned an additional $198,000 supplemental bonus based on achieving the following additional performance objectives established by CCMH’s Compensation Committee for Mr. Casey: (1) evaluating capital planning alternatives; and (2) completing various financing transactions. The supplemental bonus will be paid 36 months after the performance goals were established if Mr. Casey remains employed at the payment date.

C. William Eccleshare

Pursuant to his employment agreement, Mr. Eccleshare’s target bonus for 2012 was set at $1,000,000, with 50% attributed to achieving OIBDAN in the International Outdoor division of $430 million, 20% attributed to achieving OIBDAN in the Americas Outdoor division of $491 million and 30% attributed to achieving the other qualitative performance objectives described below. His maximum bonus for 2012 was set at $2,000,000. For purposes of calculating Mr. Eccleshare’s bonus, OIBDAN is OIBDAN for each of the International Outdoor division and the Americas Outdoor division before restructuring charges, which is defined as consolidated net income (loss) adjusted to include the results of non-consolidated joint ventures in the International Outdoor division as if they were consolidated and further adjusted to exclude the following items: non-cash compensation expense; income tax benefit (expense); other income (expense)-net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; gain (loss) on extinguishment of debt; interest expense; other operating income (expense)-net; depreciation and amortization; impairment charges; restructuring charges; the impact of foreign currency and other items. Mr. Eccleshare’s individual qualitative performance objectives for 2012 consisted of: (1) developing a plan to bring new advertising revenue to the Outdoor advertising sector; (2) maintaining the leadership and strategic direction of the International Outdoor division; (3) hiring a new leader for the Americas Outdoor division; and (4) leveraging capabilities across CCOH and raising the profile of the Outdoor advertising sector. The 2012 International Outdoor division OIBDAN was approximately $369 million, which was below the OIBDAN target, and the 2012 Americas Outdoor division OIBDAN was approximately $478 million, which was slightly below the OIBDAN target. Together with the level of achievement of his qualitative performance objectives described above, the achieved OIBDAN levels resulted in Mr. Eccleshare receiving an annual incentive bonus of $441,186. In addition, based on the subjective review of Mr. Eccleshare’s performance by CCOH’s Compensation Committee, Mr. Eccleshare received an additional $405,096 discretionary bonus, for an aggregate 2012 bonus of $846,282.

Pursuant to an additional bonus opportunity approved for Mr. Eccleshare by CCOH’s Compensation Committee with respect to 2012 performance, Mr. Eccleshare also earned an additional $297,000 supplemental bonus based on achieving the following additional performance objectives established by CCOH’s Compensation Committee for Mr. Eccleshare with respect to the Outdoor business: (1) developing and communicating a global vision for CCOH; (2) sharing best practices across CCOH; and (3) gaining market share as compared to others in the industry. Of the $297,000 supplemental bonus earned with respect to 2012 performance, $99,000 was paid at the end of February 2013, and the remaining $198,000 will be paid at the same time as the annual incentive bonus payments in 2014 and 2015 if Mr. Eccleshare remains employed on the payment dates.

John E. Hogan

Pursuant to his employment agreement, Mr. Hogan’s target bonus for 2012 was set at $1,200,000, with 70% attributed to achieving target OIBDAN of $1.372 billion for the Media and Entertainment division and 30% attributed to achieving the other qualitative performance objectives referenced below. His maximum bonus for 2012 was set at $2,400,000. For purposes of calculating Mr. Hogan’s bonus, OIBDAN was calculated in the manner described above for Mr. Pittman, but with respect to the Media and Entertainment division. Mr. Hogan’s individual qualitative performance objectives for 2012 consisted of: (1) achieving audience growth; (2) achieving revenue growth; (3) continuing to develop talent and leadership in the Media and Entertainment division; and (4) continuing to integrate and execute traffic business plans. The Media and Entertainment division OIBDAN for 2012 was approximately $1.264 billion, which was slightly below the OIBDAN target and, together with the level of performance against his qualitative performance objectives described above, resulted in Mr. Hogan receiving an annual incentive bonus of $685,323. In addition, based on the subjective review of Mr. Hogan’s performance by CCMH’s Compensation Committee, Mr. Hogan received an additional $321,680 discretionary bonus, for an aggregate 2012 bonus of $1,007,003.

Pursuant to an additional bonus opportunity for Mr. Hogan approved by CCMH’s Compensation Committee with respect to 2012 performance, Mr. Hogan also earned an additional $900,000 supplemental bonus based on achieving the following additional performance objectives established by CCMH’s Compensation Committee with respect to the Media and Entertainment division: (1) developing specific initiatives to bring additional advertising revenues to the sector; (2) continuing to develop the digital business and associated special projects; and (3) supporting and creating value for CCMH and its leadership. The supplemental bonus will be paid 36 months after the performance goals were established if Mr. Hogan remains employed at the payment date.

Pursuant to an additional bonus opportunity for Mr. Hogan approved by CCMH’s Compensation Committee in 2011, Mr. Hogan earned an additional $1,000,000 supplemental bonus during 2011 based on achieving performance objectives established by CCMH’s Compensation Committee with respect to the performance of the Media and Entertainment division during 2011. Of the $1,000,000 supplemental bonus earned with respect to 2011 performance, $333,333 was paid at the end of February 2012, $333,333 was paid at the end of February 2013 and the remaining $333,334 will be paid at the same time as the annual incentive bonus payments in 2014 if Mr. Hogan remains employed on the payment date.

Robert H. Walls, Jr.

Pursuant to his employment agreement, Mr. Walls’ target bonus for 2012 was set at $750,000, with 50% attributed to achieving a company-wide OIBDAN target of $2.124 billion and 50% attributed to achieving the other qualitative performance objectives described below. His maximum bonus was set at $1,500,000. For purposes of calculating Mr. Walls’ bonus, OIBDAN was calculated in the manner described above for Mr. Pittman. Mr. Walls’ individual qualitative performance objectives for 2012 consisted of: (1) continuing to develop legal strategies to support the Media and Entertainment division; (2) focusing on legal matters relating to the Outdoor divisions (such as hiring a new general counsel for the International Outdoor division, overseeing various ongoing Outdoor legal matters and supporting leaders in the Outdoor businesses); (3) implementing initiatives in connection with the company’s compliance and enterprise risk management program; (4) continuing to expand the impact of the government affairs function; and (5) managing corporate legal expenses. CCMH’s achieved OIBDAN for 2012 was approximately $1.953 billion, which was slightly below the OIBDAN target and, together with the level of achievement of his qualitative performance objectives described above, resulted in Mr. Walls’ receiving an annual incentive bonus of $523,474. In addition, based on the subjective review of Mr. Walls’ performance by CCMH’s Compensation Committee, Mr. Walls received an additional $115,250 discretionary bonus, for an aggregate 2012 bonus of $638,724.

Long-Term Incentive Compensation

Administration. CCMH’s named executive officers participate in CCMH’s 2008 Executive Incentive Plan (the “CCMH Stock Incentive Plan”) and/or CCOH’s 2012 Stock Incentive Plan or CCOH’s previous 2005 Stock Incentive Plan (collectively, the CCOH 2005 Stock Incentive Plan and the CCOH 2012 Stock Incentive Plan are referred to as the “CCOH Stock Incentive Plan”), which allows for the issuance of incentive and non-statutory stock options, restricted stock and other equity awards. The CCMH Stock Incentive Plan is administered by CCMH’s board of directors. The CCOH Stock Incentive Plan is administered by CCOH’s Compensation Committee. See “Executive Compensation—Grants of Plan-Based Awards” for a more detailed description of the CCMH Stock Incentive Plan and the CCOH Stock Incentive Plan. As of December 31, 2012, there were 177 employees holding outstanding stock incentive awards under the CCMH Stock Incentive Plan and 398 employees holding outstanding stock incentive awards under the CCOH Stock Incentive Plan. In general, the level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the executive officers and the overall goals of the compensation program described above. Long-term incentive compensation typically has been paid in stock options and/or restricted stock or restricted stock units with time-vesting conditions and/or vesting conditions tied to predetermined performance goals. Equity ownership is important for purposes of executive retention and alignment of interests with stockholders.

Stock Options, Restricted Stock and Restricted Stock Units. Long-term incentive compensation may be granted to CCMH’s named executive officers in the form of stock options, with exercise prices of not less than fair market value of CCMH or CCOH stock, as applicable, on the date of grant. Fair market value typically is defined as the closing price on the date of grant; however, in certain cases, the CCMH board of directors has determined an alternative fair market value in excess of the closing price of CCMH stock on the date of grant. Long-term incentive compensation also may be granted to CCMH’s named executive officers in the form of restricted stock or restricted stock unit awards. Vesting schedules are set by the CCMH board of directors or the CCOH Compensation Committee, as applicable, in their discretion and vary on a case by case basis. All vesting is contingent on continued employment, with rare exceptions made by the applicable board of directors or Compensation Committee. See “Executive Compensation—Potential Post-Employment Payments” for a description of the treatment of the named executive officers’ equity awards upon termination or change in control. All decisions to award the named executive officers stock options, restricted stock or restricted stock units are in the sole discretion of the CCMH board of directors or the CCOH Compensation Committee, as applicable.

Analysis. CCMH did not provide stock options to named executive officers during 2012. On October 22, 2012, CCMH commenced an offer to exchange (the “2012 Exchange Program”) certain outstanding options to purchase shares of CCMH’s Class A common stock granted under the CCMH Incentive Plan that had a per share exercise price equal to $10.00 (“Eligible Options”) for shares of restricted CCMH Class A common stock (the “Replacement Shares”) granted as of the date of the commencement of the offer in an amount equal to 90.0% of the number of shares of Class A common stock underlying such person’s Eligible Options tendered and accepted for exchange, on the terms and under the conditions set forth in the offer. In addition, CCMH granted fully-vested shares of CCMH’s Class A common stock (the “Additional Shares”) pursuant to a tax assistance program offered in connection with the 2012 Exchange Program. For participants in the 2012 Exchange Program who timely delivered to CCMH a properly completed election form under Internal Revenue Code Section 83(b), CCMH repurchased from the participants Additional Shares with a value sufficient to fund tax withholdings in connection with the Replacement Shares, subject to an aggregate maximum amount. Additional Shares that were not repurchased were forfeited at the expiration of the 2012 Exchange Program on November 19, 2012. For individuals who did not timely deliver a properly completed 83(b) election form or declined to participate in the 2012 Exchange Program, all Replacement Shares and Additional Shares were forfeited on November 19, 2012. Although CCMH continues to believe that stock options are an important component of its compensation program, CCMH believes that options with an exercise price equal to $10.00 were perceived by their holders as having a reduced incentive and retention value due to the difference between the exercise prices and the then-current market price of CCMH’s Class A common stock. As a result, CCMH believed that the Eligible Options were not providing the incentives and retention value that its board of directors believes are necessary to CCMH’s future success and growth in the value of CCMH’s shares.

Of the named executive officers, Messrs. Casey, Hogan and Walls were eligible to participate in the 2012 Exchange Program. Mr. Casey declined to participate in the 2012 Exchange Program and forfeited his Replacement Shares and Additional Shares on November 19, 2012. He retains his existing options that were eligible for the 2012 Exchange Program, with no changes to the terms. Mr. Hogan participated in the 2012 Exchange Program and exchanged options to purchase 251,223 shares of CCMH’s Class A common stock for 226,101 Replacement Shares. Of the Replacement Shares, 189,551 contain time-vesting provisions and 36,550 contain performance-based vesting conditions. In addition, 124,187 of Mr. Hogan’s Additional Shares were repurchased pursuant to the tax assistance program and the remaining 39,108 of Mr. Hogan’s Additional Shares were forfeited as described above. Mr. Walls participated in the 2012 Exchange Program and exchanged options to purchase 100,000 shares of CCMH’s Class A common stock for 90,000 Replacement Shares with time-vesting conditions. In addition, 30,994 of Mr. Walls’ Additional Shares were repurchased pursuant to the tax assistance program and the remaining 34,006 of Mr. Walls’ Additional Shares were forfeited as described above.

In addition to the restricted stock awarded through the 2012 Exchange Program, CCMH’s board of directors granted awards of 200,000 shares and 60,000 shares of restricted stock to Messrs. Pittman and Walls, respectively, on October 15, 2012, half of which vest based on time and half of which vest upon satisfaction of performance conditions, as described in the “Grants of Plan-Based Awards” section of this prospectus. These grants were provided in recognition of executive performance, to further align executive interests with those of CCMH’s stockholders and to serve as a further incentive for retention.

CCOH’s Compensation Committee granted 253,164 time-vesting restricted stock units to each of Messrs. Casey and Walls during 2012 in recognition of both their performance in the Office of the Chief Executive Officer and their ongoing contributions as Chief Financial Officer and General Counsel, respectively, of CCOH. In March 2012, Mr. Eccleshare was awarded time-vesting stock options to purchase 90,000 shares of CCOH’s Class A common stock concurrently with annual CCOH stock option awards to other employees. The amount of the annual CCOH stock option award to Mr. Eccleshare in March 2012 was based upon: (1) general performance; (2) internal pay equity relative to other key employees of CCOH; and (3) the value of equity awards granted in prior years. Mr. Eccleshare also received an award of 506,329 CCOH time and performance vesting restricted stock units in July 2012 pursuant to the terms of his employment agreement.

As mentioned above, CCMH’s board of directors and CCOH’s Compensation Committee typically consider internal pay equity when determining the amount of long-term incentive compensation to grant to the named executive officers. However, they do so broadly and do not have a specific policy, or seek to follow established guidelines or formulas, to maintain a particular ratio of long-term incentive compensation among the named executive officers or other executives. For further information about the 2012 long-term incentive awards, please refer to the “Grants of Plan-Based Awards” and the “Employment Agreements with the Named Executive Officers” sections appearing later under the “Executive Compensation” heading in this prospectus.

Equity Award Grant Timing Practices

Employee New Hires/Promotions Grant Dates. Grants of stock options and other equity awards, if any, to newly-hired or newly promoted employees generally are made at the regularly scheduled meeting of the applicable board of directors or Compensation Committee immediately following the hire or promotion. However, timing may vary as provided in a particular employee’s agreement or to accommodate the board of directors or Compensation Committee.

Equity Awards for Directors. Due to the ownership structure of CCMH and the representation on the board of directors of designees of the Sponsors and two other large stockholders, CCMH historically has not provided compensation, including any equity awards, to any members of the board of directors for their service as directors.

Timing of Equity Awards. CCMH and CCOH do not have a formal policy on the timing of equity awards in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the applicable board of directors or Compensation Committee prior to granting equity awards, the board of directors or Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment regarding whether to delay the grant of the equity award in order to avoid any potential impropriety.

Executive Benefits and Perquisites

Each of the named executive officers are entitled to participate in all pension, profit sharing and other retirement plans, and all group health, hospitalization, disability and other insurance and employee welfare benefit plans in which other similarly situated employees may participate. Mr. Eccleshare, who is a citizen of the United Kingdom, also is provided with private medical insurance and CCOH contributes a portion of his salary to a private pension scheme in which he participates in the United Kingdom (or provide the cash benefits to him as salary in lieu of such contribution). CCMH and CCOH also provide certain other perquisites to the named executive officers.

Aircraft Benefits. From time to time, CCMH’s officers use the Company aircraft for personal air travel, pursuant to the Company’s Aircraft Policy. In addition, during the term of his employment, CCMH agreed to make an aircraft available to Mr. Pittman for his business and personal use (including flights on which Mr. Pittman is not present) and will pay all costs associated with the provision of the aircraft. CCMH currently leases an airplane for Mr. Pittman’s use, as described in “Certain Relationships and Related Party Transactions.”

Club Dues, Automotive Benefits and Other Services. CCMH also has agreed to make a car and driver available for Mr. Pittman’s business and personal use in and around the New York area as well as anywhere else on Company business. Mr. Eccleshare receives an automobile allowance in the United Kingdom and CCOH has agreed to make a car service available for his business use in the United States. In addition, Mr. Eccleshare is reimbursed for the annual dues for memberships in certain clubs and CCOH provides supplemental life insurance benefits to Mr. Eccleshare.

Relocation, Housing, Tax and Legal Review Benefits. Since 2009, CCMH and CCOH have recruited and hired several new executive officers and have promoted and relocated executive officers, as well as other officers and key employees. As part of this process, the CCMH and CCOH Compensation Committees considered the benefits that would be appropriate to provide to facilitate and/or accelerate their relocation to our corporate locations. After experience recruiting and hiring several new executive officers and other key personnel since 2009, in October 2010 the CCMH and CCOH Compensation Committees adopted new Company-wide tiered relocation policies reflecting these types of relocation benefits. The new relocation policies apply only in the case of a company-requested relocation and provide different levels of benefits based on the employee’s level within the organization. In connection with his promotion to serve as the Chief Executive Officer of CCOH, Mr. Eccleshare relocated from our offices in London to the offices in New York. Through the negotiation of his employment agreement, CCOH agreed to provide Mr. Eccleshare with the additional benefits described under “Executive Compensation—Employment Agreements with the Named Executive Officers” below in consideration of his international relocation.

Mr. Pittman has been a member of, and an investor in, Pilot Group, a private equity investment company, since April 2003. In connection with Mr. Pittman’s appointment as our Chief Executive Officer, Pilot Group and certain of its portfolio investments in other media companies incurred restructuring expenses to ensure their continued compliance with applicable Federal Communications Commission regulations. CCMH reimbursed Pilot Group and the impacted portfolio companies for their legal and related fees associated with those restructuring activities to ensure continued compliance. CCOH also paid Mr. Eccleshare’s legal fees incurred in connection with the negotiation of his new employment agreement during 2012 and, similarly, CCMH reimbursed legal fees incurred by Mr. Hogan in connection with the negotiation of his amendment to his employment agreement in February 2012.

CCMH’s Compensation Committee believes that the above benefits provide a more tangible incentive than an equivalent amount of cash compensation. In determining the named executive officers’ total compensation, the Compensation Committee will consider these benefits. However, as these benefits and perquisites represent a relatively small portion of the named executive officers’ total compensation (or, in the case of benefits such as relocation benefits, are not intended to occur frequently for each named executive officer), it is unlikely that they will materially influence the Compensation Committee’s decision in setting such named executive officers’ total compensation. For further discussion of these benefits and perquisites, including the methodology for computing their costs, please refer to the Summary Compensation Table included in this prospectus, as well as the All Other Compensation table included in footnote (d) to the Summary Compensation Table. For further information about other benefits provided to the named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Severance Arrangements

Pursuant to their respective employment agreements, each of CCMH’s named executive officers is entitled to certain payments and benefits in certain termination situations or upon a change in control. CCMH believes that its severance arrangements facilitate an orderly transition in the event of changes in management. For further discussion of severance payments and benefits, see “Executive Compensation—Potential Post-Employment Payments” set forth below in this prospectus.

Roles and Responsibilities

Role of the Compensation Committee. As described above, CCMH’s Compensation Committee primarily is responsible for conducting reviews of CCMH’s executive compensation policies and strategies, overseeing and evaluating CCMH’s overall compensation structure and programs, setting executive compensation, and setting performance goals and evaluating the performance of executive officers against those goals, with the full board of directors approving equity awards. With respect to executive officers who are employed exclusively by CCMH’s Outdoor divisions, CCMH’s Compensation Committee reviews compensation; however, CCOH’s Compensation Committee has the responsibility for conducting reviews of CCOH’s executive compensation policies and strategies, overseeing and evaluating CCOH’s overall compensation structure and programs, setting executive compensation, setting performance goals and evaluating the performance of executive officers against those goals, and approving equity awards. The responsibilities of CCMH’s Compensation Committee are described above under “The Board of Directors—Committees of the Board.”

Role of the Chief Executive Officer. CCMH’s Chief Executive Officer provides reviews and recommendations for CCMH’s Compensation Committee’s consideration regarding CCMH’s executive compensation programs, policies and governance. In the case of CCMH’s Outdoor divisions, his recommendations incorporate the recommendations from CCOH’s Chief Executive Officer (other than for himself). CCMH’s Chief Executive Officer’s responsibilities include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including their level of competitiveness and their alignment with CCMH’s objectives;

•	recommending changes and new programs, if necessary, to ensure achievement of all program objectives; and

•	recommending pay levels, payout and awards for the named executive officers other than himself.

Use of Compensation Consultants. During 2012, CCMH’s Compensation Committee engaged Hay Group, Inc. (“Hay”) to prepare employee communication materials with respect to the 2012 Exchange Program. Management also retained Hay during 2012 to assist management with its review of executive compensation matters as well as to provide other services to the company. The services provided to management by Hay included assisting with overall market analysis of executive compensation structures generally and providing volatility analysis and equity valuation support in connection with stock options issued by CCMH and CCOH. Hay used existing sources of data for its market analysis.

CCMH requested and received responses from Hay addressing its independence, including the following factors: (1) other services provided to any Clear Channel entity by Hay; (2) fees paid by any Clear Channel entity as a percentage of Hay’s total revenue; (3) policies or procedures maintained by Hay that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagements and a member of the Compensation Committee; (5) any CCMH or CCOH stock owned by the individual consultants involved in the engagements; and (6) any business or personal relationships between the executive officers and Hay or the individual consultants involved in the engagements. Pursuant to SEC regulations, the Compensation Committee discussed these considerations and concluded that Hay’s work does not raise any conflict of interest.

TAX AND ACCOUNTING TREATMENT

Deductibility of Executive Compensation

Although Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation a publicly held corporation may deduct for federal income tax purposes in any one year with respect to certain senior executives, in 2012, CCMH was not a “publicly held corporation” within the meaning of applicable provisions of Section 162(m) of the Code and Treasury regulations. This is because, following the July 2008 merger (the “Merger”) pursuant to which Clear Channel became an indirect wholly owned subsidiary of CCMH, CCMH was not required to register its Class A common stock and, on December 31, 2012, CCMH would not have been subject to the reporting obligations of Section 12 of the Securities Exchange Act had CCMH not voluntarily registered its Class A common stock by filing a registration statement on Form 8-A on July 30, 2008. In the event that CCMH subsequently becomes a “publicly held corporation” within the meaning of Section 162(m), CCMH’s Compensation Committee will consider the anticipated tax treatment to CCMH and to senior executives covered by these rules of various payments and benefits. In that event, CCMH’s Compensation Committee may consider various alternatives to preserving the deductibility of compensation and benefits to the extent reasonably practicable and consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

CCMH accounts for stock-based payments, including awards under the CCMH Incentive Plan and the CCOH Incentive Plan, in accordance with the requirements of ASC 718 (formerly Statement of Financial Accounting Standards No. 123(R)).

CORPORATE SERVICES AGREEMENT

In connection with CCOH’s initial public offering, CCOH entered into a corporate services agreement (the “Corporate Services Agreement”) with Clear Channel Management Services, L.P., now known as Clear Channel Management Services, Inc., an indirect subsidiary of CCMH. Under the terms of the agreement, Clear

Channel Management Services, Inc. provides, among other things, certain executive officer services to CCOH. These executive officer services are allocated to CCOH based on CCOH’s OIBDAN as a percentage of Clear Channel’s total OIBDAN for the prior year, each as reported in connection with year-end financial results. For purposes of these allocations, OIBDAN is defined as: consolidated net income (loss) adjusted to exclude non-cash compensation expense and the following line items presented in the Statement of Operations: income tax benefit (expense); other income (expense)—net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; gain (loss) on extinguishment of debt; interest expense; other operating income (expense)—net; depreciation & amortization; and impairment charges.

For 2012, CCOH was allocated 40.62% of certain personnel costs for Mr. Casey for his service as Chief Financial Officer. CCMH and CCOH considered these allocations to be a reflection of the utilization of services provided based on 2011 OIBDAN. Please refer to footnote (g) to the Summary Compensation Table in this prospectus for the allocations for 2012, 2011 and 2010. For additional information regarding the Corporate Services Agreement, see “Certain Relationships and Related Party Transactions—Corporate Services Agreement.”

EXECUTIVE COMPENSATION

The Summary Compensation Table below provides compensation information for the years ended December 31, 2012, 2011 and 2010 for the principal executive officer (“PEO”) and the principal financial officer (“PFO”) serving during 2012 and each of the three next most highly compensated executive officers of CCMH for services rendered in all capacities (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus(a) ($)		Stock Awards(b) ($)	Option Awards(b) ($)		Non-Equity Incentive Plan Compensation(c) ($)		All Other Compensation(d) ($)		Total ($)
Robert W. Pittman – Chief Executive Officer (PEO)(e)	2012	1,000,000		597,200		260,000	—		902,800		885,145		3,645,145
	2011	250,000		1,435,500		—	1,146,064		—		570,190		3,401,754

Thomas W. Casey – Executive Vice President and Chief Financial Officer (PFO)(f)	2012	791,667	(g)	230,000	(g)	2,675,187	—		562,152	(g)	6,250	(g)	4,265,256
	2011	750,000	(g)	439,380	(g)	—	—		710,620	(g)	64,953	(g)	1,964,953
	2010	750,000	(g)	650,000	(g)	—	1,169,350		1,314,650	(g)	1,150,391	(g)	5,034,391

C. William Eccleshare – Chief Executive Officer –Outdoor(h)	2012	1,057,296		405,096		1,860,760	374,094		540,186		1,191,919		5,429,351
	2011	798,260		—		—	1,256,729	(i)	920,134		126,970		3,102,093

John E. Hogan – Chairman and Chief Executive Officer – Clear Channel Media & Entertainment	2012	1,000,000		655,013		804,602	—		685,323		190,386		3,335,324
	2011	1,000,000		758,333		—	59,834	(j)	612,864		46,276		2,477,307
	2010	825,758		225,000		—	831,385		1,648,435		51,203		3,581,781

Robert H. Walls, Jr. – Executive Vice President, General Counsel & Secretary(k)	2012	750,000		115,250		2,422,983	—		523,474		10,279		3,821,986
	2011	600,000		273,694	(g)	—	—		476,306		6,125		1,356,125
	2010	547,917		600,000		—	489,050		1,224,750		123,331		2,985,048

(a)	The amounts reflect:

•	For Mr. Pittman, cash payments for 2012 and 2011 as discretionary bonus awards from CCMH;

•

For Mr. Casey, (1) cash payments for 2012, 2011 and 2010 as discretionary bonus awards from CCMH; (2) for 2011, a $250,000 bonus that Mr. Casey received from CCMH for his service in the Office of the Chief Executive Officer; and (3) for 2010, a $500,000 signing bonus that Mr. Casey received from CCMH upon joining CCMH;

•	For Mr. Eccleshare, a cash payment for 2012 as a discretionary bonus award from CCOH;

•

For Mr. Hogan, (1) cash payments for 2012, 2011 and 2010 as discretionary bonus awards from CCMH; (2) for 2011, (a) a $25,000 discretionary bonus payment for 2011 approved by CCMH’s Compensation Committee in March 2011 and (b) a $333,333 payment pursuant to an additional bonus opportunity approved by CCMH’s Compensation Committee in November 2011 with respect to 2011 performance; and (3) for 2012, the second $333,333 payment under the 2011 additional bonus opportunity (the final $333,334 payment of which will be paid in the following year if Mr. Hogan remains employed at the payment date); and

•

For Mr. Walls, (1) cash payments for 2012, 2011 and 2010 as discretionary bonus awards from CCMH; (2) for 2011, a $250,000 bonus that Mr. Walls received from CCMH for his service in the Office of the Chief Executive Officer; and (3) for 2010, a $500,000 signing bonus that Mr. Walls received from CCMH upon joining CCMH.

See “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(b)	CCMH Stock Awards. On October 15, 2012, Messrs. Pittman and Walls received restricted stock awards with respect to 200,000 shares and 60,000 shares of CCMH’s Class A common stock, respectively, 50% of which contain performance-based vesting conditions and 50% of which contain time-vesting provisions. The amounts shown in the Stock Awards column for Messrs. Pittman and Walls for 2012 include $260,000 and $78,000, respectively, as the full grant date fair value of the time-vesting portion of the October 15, 2012 restricted stock awards based on the closing price of our Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based restricted stock awards that Messrs. Pittman and Walls received on October 15, 2012, the grant date fair value of those performance-based restricted stock awards would have been $260,000 and $78,000, respectively. However, on the date of grant, the actual fair market value of those performance-based restricted stock awards was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for those performance-based restricted stock awards in the Stock Awards column.

On October 22, 2012, CCMH commenced the 2012 Exchange Program, pursuant to which CCMH offered to exchange certain outstanding options to purchase shares of CCMH’s Class A common stock granted under the 2008 Executive Incentive Plan that had a per share exercise price equal to $10.00 for restricted Replacement Shares of CCMH’s Class A common stock in an amount equal to 90.0% of the number of shares of Class A common stock underlying such person’s eligible options. In addition, on October 22, 2012, CCMH granted fully-vested Additional Shares of stock pursuant to a tax assistance program offered in connection with the 2012 Exchange Program. The Replacement Shares and Additional Shares were granted on October 22, 2012, the date of the commencement of the offer. If an individual participated in the 2012 Exchange Program, that person was required to tender his or her eligible options prior to November 19, 2012, the expiration date of the offer, in order to retain his or her Replacement Shares. If participants in the 2012 Exchange Program timely delivered a properly completed election form under Internal Revenue Code Section 83(b), CCMH repurchased a portion of their Additional Shares with a value sufficient to fund a portion of the tax withholdings in connection with the award of the Replacement Shares, subject to an aggregate maximum amount. Additional Shares that were not repurchased were forfeited at the expiration of the offer on November 19, 2012. If an individual declined to participate in the 2012 Exchange Program, that person’s Replacement Shares and Additional Shares were forfeited on November 19, 2012, the date of the expiration of the offer, and that person retained his or her eligible options.

Because the Replacement Shares and the Additional Shares were granted at the commencement of the offer, subject to forfeiture, $877,723, $804,602 and $344,987 included in the Stock Awards column for 2012 for Messrs. Casey, Hogan and Walls, respectively, represents the incremental fair value of their time-vesting Replacement Shares and all of their Additional Shares (including those forfeited as described below) based on the closing price of our Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based Replacement Shares that Mr. Hogan received on October 22, 2012, the grant date fair value of those performance-based Replacement Shares would have been $110,016. However, on the date of grant, the actual fair market value of those performance-based Replacement Shares was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for those performance-based Replacement Shares in the Stock Awards column.

Mr. Casey received 225,000 Replacement Shares and 162,500 Additional Shares at the commencement of the offer. Mr. Casey declined to participate in the 2012 Exchange Program and forfeited the 225,000 Replacement Shares and 162,500 Additional Shares on November 19, 2012. He retains his existing options that were eligible for exchange, with no changes to the terms. As a result, the entire $877,723 grant date fair value in respect of his Replacement Shares and Additional Shares included in the Stock Awards column for 2012 was forfeited.

Mr. Hogan received 226,101 Replacement Shares and 163,295 Additional Shares at the commencement of the offer. Mr. Hogan participated in the 2012 Exchange Program and exchanged his eligible options for the 226,101 Replacement Shares. In addition, 124,187 of Mr. Hogan’s Additional Shares were repurchased pursuant to the tax assistance program and the remaining 39,108 of Mr. Hogan’s Additional Shares were forfeited. As a result, $117,715 of the grant date fair value in respect of his Additional Shares included in the Stock Awards column for 2012 was forfeited.

Mr. Walls received 90,000 Replacement Shares and 65,000 Additional Shares at the commencement of the offer. Mr. Walls participated in the 2012 Exchange Program and exchanged his eligible options for the 90,000 Replacement Shares. In addition, 30,994 of Mr. Walls’ Additional Shares were repurchased pursuant to the tax assistance program and the remaining 34,006 of Mr. Walls’ Additional Shares were forfeited. As a result, $102,358 of the grant date fair value in respect of his Additional Shares included in the Stock Awards column for 2012 was forfeited.

For further discussion of the 2012 Exchange Program, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” and the Grants of Plan-Based Awards in 2012 table below.

CCOH Stock Awards. The amounts shown in the Stock Awards column for Messrs. Casey and Walls for 2012 include $1,797,464 and $1,999,996, respectively, as the full grant date fair value of time-vesting restricted stock units awarded to them by CCOH on May 10, 2012 and March 26, 2012, respectively, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For time-vesting restricted stock unit awards, the grant date fair value is based on the closing price of CCOH’s Class A common stock on the date of grant.

On July 26, 2012, Mr. Eccleshare was awarded a restricted stock unit award with respect to (1) 126,582 shares of CCOH’s Class A common stock that contain performance-based vesting conditions and (2) 379,747 shares of CCOH’s Class A common stock that contain time-vesting provisions. The amount shown in the Stock Awards column for Mr. Eccleshare for 2012 includes $1,860,760 as the full grant date fair value of the time-vesting restricted stock units based on the closing price of CCOH’s Class A common stock on the date of grant, as described above. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based restricted stock units that Mr. Eccleshare received, the grant date fair value of those performance-based restricted stock units would have been $620,252. However, on the date of grant, the actual fair market value of those performance-based restricted stock units was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for the performance-based restricted stock units in the Stock Awards column.

CCMH Option Awards. The amounts shown in the Option Awards column for 2011 for Mr. Pittman and for 2010 for Messrs. Casey, Hogan and Walls reflect the full grant date fair value of time-vesting CCMH stock options awarded to them in the respective years, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.

For Mr. Hogan, the amount shown in the Option Awards column for 2011 reflects the incremental fair value of stock option awards to Mr. Hogan on February 17, 2011 in exchange for stock option awards originally granted in 2008 pursuant to an Offer to Exchange that commenced in February 2011 (the “2011 Exchange Program”). For a description of the 2011 Exchange Program, see footnote (j) below.

As described above, Messrs. Hogan and Walls participated in the 2012 Exchange Program and exchanged the stock options reflected in the Option Awards column for 2011 and 2010 for Replacement Shares included in the 2012 Stock Awards column.

CCOH Option Awards. The amounts shown in the Option Awards column for 2012 and 2011 for Mr. Eccleshare reflect the full grant date fair value of time-vesting stock options awarded to Mr. Eccleshare by CCOH in 2012 and 2011, respectively, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.

The fair value of the time-vesting stock options awarded to Mr. Eccleshare in 2012 was estimated, based on several assumptions, on the date of grant using a Black-Scholes option valuation model. The fair value and assumptions used for the stock options awarded to Mr. Eccleshare in 2012 are shown below:

Eccleshare March 26, 2012 Grant
Fair value per share of options granted	$4.16
Fair value assumptions:
Expected volatility	54.01%
Expected life, in years	6.3
Risk-free interest rate	1.48%
Dividend yield	0.00%

For Mr. Eccleshare, the amount shown in the Option Awards column for 2011 also includes the incremental fair value of modifications made on August 11, 2011 to certain of his outstanding stock option awards originally granted on September 10, 2009 and September 10, 2010. For a description of Mr. Eccleshare’s award modifications, see footnote (i) below.

(c)	The amounts reflect:

•

For Messrs. Pittman, Casey, Hogan and Walls, cash payments from CCMH as annual incentive bonus awards for 2012, 2011 and 2010, as applicable, under its 2008 Annual Incentive Plan pursuant to pre-established performance goals; and

•

For Mr. Eccleshare, (1) cash payments from CCOH as annual incentive bonus awards for 2012 and 2011 under its 2006 Annual Incentive Plan pursuant to pre-established performance goals and (2) for 2012, a cash payment in 2013 of one-third ($99,000) of the $297,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2012, the remaining $198,000 of which will be paid in approximately equal installments in the following two years if Mr. Eccleshare remains employed at the payment dates.

Messrs. Casey and Hogan also earned an additional $198,000 and $900,000, respectively, that is not reflected in the Non-Equity Incentive Plan Compensation column with respect to 2012. These amounts were earned pursuant to additional bonus opportunities based on pre-established performance goals with respect to 2012, and will be paid 36 months after the performance goals were established if they remain employed through the payment date. For discussion of the 2012 pre-established performance goals and payments, see “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(d)	As described below, for 2012 the All Other Compensation column reflects:

•

amounts we contributed under our 401(k) plan as a matching contribution for the benefit of the named executive officers in the United States or payments in lieu of pension contributions for the benefit of Mr. Eccleshare in the United Kingdom;

•	club membership dues paid by us;
•	the value of personal use of company aircraft by the named executive officers;
•	personal tax services paid by us;
•	tax gross-ups on tax services;
•	relocation expenses for Mr. Eccleshare;

•	the cost of travel to the United States for Mr. Eccleshare’s family;
•	legal, immigration and other fees in connection with employment and other related matters;
•	the cost of private medical insurance for the benefit of Mr. Eccleshare in the United Kingdom;
•	an automobile allowance for the benefit of Mr. Eccleshare in the United Kingdom and amounts reimbursed for chauffeured car service expenses incurred by Mr. Eccleshare in the United States;
•	amounts reimbursed for chauffeured car service expenses incurred by Mr. Pittman;
•	housing, furnishings and related expenses for Mr. Eccleshare in the United States;
•	tax gross-ups on housing, furnishings and related expenses for Mr. Eccleshare; and
•	the cost of supplemental life insurance for Mr. Eccleshare.

	Pittman	Casey	Eccleshare	Hogan	Walls
Plan contributions (or payment in lieu thereof)	$6,250	$6,250	$155,887	$6,250	$6,250
Club dues	—	—	1,823	—	—
Aircraft usage	680,669	—	—	177,825	4,029
Tax services	—	—	25,579	—	—
Tax services tax gross-up	—	—	28,474	—	—
Relocation expenses	—	—	286,009	—	—
Family travel expenses	—	—	63,040	—	—
Legal, immigration and other fees	79,280	—	55,921	6,311	—
Private medical insurance	—	—	3,252	—	—
Automobile allowance	—	—	23,305	—	—
Car service	118,946	—	1,591	—	—
Housing, furnishings and related expenses	—	—	251,572	—	—
Housing, furnishings and related expenses tax gross-up	—	—	284,744	—	—
Supplemental life insurance	—	—	10,722	—	—

Total	$885,145	$6,250	$1,191,919	$190,386	$10,279

Except as described below with respect to aircraft usage, the value of all benefits included in the All Other Compensation column is based on CCMH’s actual costs.

From time to time, our officers use the Company aircraft for personal air travel, pursuant to the Company’s Aircraft Policy. In addition, during the term of his employment, CCMH agreed to make an aircraft available to Mr. Pittman for his business and personal use (including flights on which Mr. Pittman is not present) and will pay all costs associated with the provision of the aircraft. CCMH currently leases an airplane for Mr. Pittman’s use, as described in “Certain Relationships and Related Party Transactions.”

The value of personal aircraft usage reported above is based on CCMH’s direct variable operating costs. This methodology calculates an average variable cost per hour of flight. CCMH applies the same methodology to aircraft that are covered by contracts with an outside aircraft management company under which CCMH reimburses the aircraft management company for costs that would otherwise be incurred directly by CCMH (including crew salaries, insurance, fuel and hangar rent) and pays them a monthly management fee for the oversight and administrative services that would otherwise have to be provided by CCMH. On certain occasions, an executive’s spouse or other family members and guests may accompany the executive on a flight and the additional direct operating cost incurred in such situations is included under the foregoing methodology.

Mr. Pittman has been a member of, and an investor in, Pilot Group, a private equity investment company, since April 2003. In connection with Mr. Pittman’s appointment as our Chief Executive Officer, Pilot Group and certain of its portfolio investments in other media companies incurred restructuring expenses to ensure their continued compliance with applicable Federal Communications Commission regulations. The $79,280 of legal and other fees reflected in the table above for Mr. Pittman represents payments by us during 2012 of fees incurred by Pilot Group and the impacted portfolio companies in connection with those restructuring activities to ensure continued compliance.

Messrs. Pittman and Eccleshare are reimbursed for chauffeured car service use for commuting and other personal purposes.

Pursuant to his employment agreement and in connection with his relocation to the United States, Mr. Eccleshare is entitled to receive certain relocation, immigration, housing, tax and other services. Of the amounts in the table above for Mr. Eccleshare, the amounts reflected for relocation expenses ($286,009) and legal, immigration and other fees ($55,921) are directly related to Mr. Eccleshare’s initial relocation from London to the United States and, accordingly, would not be expected to recur during the term of his employment. For a description of these services and the other items reflected in the table above, see “—Employment Agreements with the Named Executive Officers” below.

(e)	Mr. Pittman became our Chief Executive Officer on October 2, 2011. The summary compensation information presented above for Mr. Pittman reflects his service in that capacity since October 2, 2011. Prior to becoming our Chief Executive Officer and an employee of ours on October 2, 2011, Mr. Pittman served as our Chairman of Media and Entertainment Platforms pursuant to a consulting agreement since November 2010. During 2011, we paid Mr. Pittman $375,000 for his services under the consulting agreement.

(f)	Mr. Casey became our Executive Vice President and Chief Financial Officer on January 4, 2010. The summary compensation information presented above for Mr. Casey reflects his service in that capacity since January 4, 2010, as well as his service as a member of the Office of the Chief Executive Officer of CCMH from March 31, 2011 until October 2, 2011 and of CCOH from March 31, 2011 through January 24, 2012.

(g)	As described above under “Compensation Discussion and Analysis—Corporate Services Agreement,” Clear Channel Management Services, Inc. provides, among other things, certain executive officer services to CCOH. The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns presented above reflect 100% of the amounts for each of Messrs. Casey and Walls. However, pursuant to the Corporate Services Agreement, based on CCOH’s OIBDAN as a percentage of Clear Channel’s total OIBDAN, CCOH was allocated 40.62% of certain amounts for Mr. Casey for 2012, 38.95% for 2011 and 41% for 2010 and CCOH was allocated 38.95% of certain amounts for Mr. Walls for 2011, as described below:

•

With respect to Mr. Casey: (1) 40.62% of the amounts reflected in the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns for 2012; (2) 38.95% of the amounts reflected in the Salary and Non-Equity Incentive Plan Compensation columns and 38.95% of certain of the amounts reflected in the All Other Compensation column for 2011 based on his service as Chief Financial Officer; (3) $73,764 of the amount reflected in the Bonus column for 2011, reflecting 38.95% of his discretionary bonus provided for his service as Chief Financial Officer during 2011; (4) $148,250 of the amount reflected in the Bonus column for 2011, reflecting a pro rata portion of his discretionary bonus provided for his service as a member of the Office of the Chief Executive Officer for CCOH; and (5) 41% of the amounts reflected in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns and 41% of certain amounts reflected in the All Other Compensation column for 2010; and

•

With respect to Mr. Walls, $148,250 of the amount reflected in the Bonus column for 2011, reflecting a pro rata portion of his discretionary bonus provided for his service as a member of the Office of the Chief Executive Officer for CCOH.

	Salary Allocated to CCOH
	2012	2011	2010
Thomas W. Casey	$321,575	$292,125	$307,500

	Bonus and Non-Equity Incentive Plan Compensation Allocated to CCOH
	2012	2011	2010
Thomas W. Casey	$321,772	$498,800	$805,507
Robert H. Walls, Jr.	—	148,250	—

	All Other Compensation Allocated to CCOH
	2012	2011	2010
Thomas W. Casey	$2,539	$25,299	$471,660

(h)	On January 24, 2012, Mr. Eccleshare was promoted to Chief Executive Officer of CCOH, overseeing both our Americas and International Outdoor divisions. Prior thereto, Mr. Eccleshare served as our Chief Executive Officer—Clear Channel Outdoor—International since September 1, 2009 but was not a named executive officer of ours prior to 2011. The summary compensation information presented above for Mr. Eccleshare reflects his compensation from CCOH for service in those capacities during the relevant periods of 2012 and 2011. Mr. Eccleshare is a citizen of the United Kingdom, and his compensation from CCOH reported in the Summary Compensation Table that was originally denominated in British pounds has been converted to U.S. dollars using the average exchange rates of £1=$1.5848 and £1=$1.60359 for the years ended December 31, 2012 and 2011, respectively.

In addition to his compensation paid by CCOH, the amounts in the Salary column for Mr. Eccleshare include $18,046 and $17,990 paid in 2012 and 2011, respectively, by our majority-owned subsidiary, Clear Media Limited, for his service as a director of Clear Media Limited. Clear Media Limited is listed on the Hong Kong Stock Exchange. The amounts paid by Clear Media Limited have been converted from Hong Kong dollars to U.S. dollars using the average exchange rates of HK$1=$0.1289 and HK$1=$0.1285 for the years ended December 31, 2012 and 2011, respectively.

(i)	The amount in the Option Awards column for Mr. Eccleshare for 2011 reflects the full grant date fair value of time-vesting stock options awarded by CCOH, as described in footnote (b) above.

On August 11, 2011, CCOH’s Compensation Committee amended and restated certain of Mr. Eccleshare’s outstanding stock options. As part of the amendment and restatement, the performance-based vesting conditions applicable to Mr. Eccleshare’s outstanding stock options originally awarded on September 10, 2009 and September 10, 2010 were replaced with time-vesting conditions. Accordingly, as described in footnote (b) above, the amount in the Option Awards column for 2011 also includes the incremental fair value of the August 11, 2011 modifications made to his September 10, 2009 and September 10, 2010 stock option awards.

(j)	During 2008 Mr. Hogan received stock options to purchase 108,297 shares of CCMH’s Class A common stock that contained performance-based vesting conditions and received time-vesting stock options to purchase 54,148 shares of CCMH’s Class A common stock. The 108,297 performance-based stock options awarded to Mr. Hogan in 2008 were cancelled on March 21, 2011 in exchange for a grant of 54,149 new performance-based stock options pursuant to the 2011 Exchange Program. Similarly, the 54,148 time-vesting stock options to purchase CCMH Class A common stock awarded to Mr. Hogan in 2008 were cancelled on March 21, 2011 in exchange for a grant of 27,074 new time-vesting stock options pursuant to the 2011 Exchange Program.

The amount in the Option Awards column for Mr. Hogan for 2011 reflects the incremental fair value of the time-vesting stock options awarded to Mr. Hogan by CCMH in the 2011 Exchange Program, as described in footnote (b) above. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based vesting stock options that Mr. Hogan received in the 2011 Exchange

Program, the grant date fair value of those performance-based vesting stock options would have been $184,648. However, on the date of the 2011 Exchange Program, the actual fair value of those options was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for the performance-based options in the Option Awards column.

(k)	Mr. Walls became our Executive Vice President, General Counsel and Secretary on January 1, 2010. The summary compensation information presented above for Mr. Walls reflects his service in that capacity since January 1, 2010, as well as his service as a member of the Office of the Chief Executive Officer of CCMH from March 31, 2011 until October 2, 2011 and of CCOH from March 31, 2011 through January 24, 2012.

EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

Certain elements of the compensation of the named executive officers are determined based on their respective employment agreements. The descriptions of the employment agreements set forth herein do not purport to be complete and are qualified in their entirety by the employment agreements. Each of the employment agreements discussed below provides for severance and change in control payments as more fully described under the heading “—Potential Post-Employment Payments” in this prospectus, which descriptions are incorporated herein by reference. For further discussion of the amounts of salary and bonus and other forms of compensation, see “—Compensation Discussion and Analysis” above.

Robert W. Pittman

On October 2, 2011, CCMH entered into an employment agreement with Robert W. Pittman, pursuant to which he serves as Chief Executive Officer of CCMH and as Executive Chairman of the board of directors of CCOH. His employment agreement supersedes the consulting agreement that Mr. Pittman previously entered into with CCMH and Pilot Group Manager LLC, dated November 15, 2010. The employment agreement has an initial term that ends on December 31, 2016 and thereafter provides for automatic 12-month extensions, beginning on January 1, 2017, unless either party gives prior notice electing not to extend the employment agreement.

Pursuant to the employment agreement, Mr. Pittman will receive a base salary at a rate no less than $1,000,000 per year, which may be increased at the discretion of CCMH’s board of directors or its Compensation Committee. Mr. Pittman’s current annual base salary is $1,000,000. Mr. Pittman also has the opportunity to earn an annual performance bonus for the achievement of reasonable performance goals established annually by CCMH’s board of directors or its Compensation Committee after consultation with Mr. Pittman. Pursuant to his employment agreement, the aggregate target performance bonus that may be earned upon achievement of all of Mr. Pittman’s performance objectives will be not less than $1,650,000 (pro rated for the portion of 2011 during which he served as our Chief Executive Officer). For 2012, Mr. Pittman received an annual bonus of $1,500,000, including a discretionary bonus of $597,200. See “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

Mr. Pittman is entitled to participate in all pension, profit sharing, and other retirement plans, all incentive compensation plans, and all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees of CCMH may participate. In addition, during the term of his employment, CCMH will make an aircraft (which, to the extent available, will be a Dassault-Breguet Mystere Falcon 900) available to Mr. Pittman for his business and personal use (including flights on which Mr. Pittman is not present) and will pay all costs associated with the provision of the aircraft. CCMH leases this aircraft from a company controlled by Mr. Pittman. See “Certain Relationships and Related Party Transaction—Commercial Transactions.” If a Company aircraft is not available due to service or maintenance issues, CCMH will charter a private aircraft for Mr. Pittman’s business and personal use. CCMH also will make a car and driver available for Mr. Pittman’s business and personal use in and around the New York area as well as anywhere else on Company business. CCMH also paid for legal and other fees in connection with the negotiation of the employment agreement and related matters, as reflected in the All Other Compensation column of the Summary Compensation Table.

Additionally, pursuant to his employment agreement, on October 2, 2011, Mr. Pittman was granted a stock option to purchase 830,000 shares of CCMH’s Class A common stock. See “—Outstanding Equity Awards at Fiscal Year End” below.

Under the employment agreement, Mr. Pittman is required to protect the secrecy of CCMH’s confidential information. He also is prohibited by the agreement from engaging in certain activities that compete with CCMH for 18 months after his employment terminates, and he is prohibited from soliciting employees or customers for 18 months after termination of employment. CCMH agreed to defend and indemnify Mr. Pittman for acts committed in the course and scope of his employment.

Thomas W. Casey

On December 15, 2009, Thomas W. Casey entered into an employment agreement with Clear Channel. Pursuant to his agreement, Mr. Casey will serve as Chief Financial Officer until his agreement is terminated by either party as permitted in the agreement.

Under his agreement, Mr. Casey receives compensation consisting of a base salary, incentive awards and other benefits and perquisites. Mr. Casey’s annual base salary initially was set at $750,000, with eligibility for additional annual raises commensurate with company policy. Mr. Casey’s current annual base salary is $800,000. During 2010, Mr. Casey received a $500,000 signing bonus, half of which he would have been required to reimburse if he terminated his employment within the first twelve months of his employment or Clear Channel terminated his employment for cause during that period. No later than March 15 of each calendar year, Mr. Casey is eligible to receive a performance bonus. For 2010 and each year thereafter (subject to annual increases as may be approved by Clear Channel), Mr. Casey’s target bonus will be $1,000,000, with bonus criteria being 70% company financial performance-based and 30% MBO-based. For 2012, Mr. Casey received an annual bonus of $792,152, including a discretionary bonus of $230,000. Mr. Casey also earned an additional bonus of $198,000 pursuant to an additional bonus opportunity with respect to 2012 performance, which amount will be paid 36 months after the performance goals were established if he remains employed on the payment date. See “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.” He is entitled to participate in all employee welfare benefit plans in which other similarly situated employees may participate.

Mr. Casey also was entitled to receive certain relocation benefits in connection with his relocation to San Antonio, Texas for a period of 24 months after entering into his employment agreement. During 2010, Mr. Casey’s relocation benefits included a $15,000 relocation allowance, $21,678 to reimburse him for duplicate housing expenses, $82,901 for travel, temporary living and miscellaneous relocation expenses and $19,372 for closing costs related to the purchase of his new home. We also engaged a third party relocation company, which purchased Mr. Casey’s home in Washington, with the purchase price based on appraisals obtained by the relocation company. In addition, we paid Mr. Casey $270,000 to compensate him for losses to him on the sale of his Washington home (after the first 10% of any such losses) and $163,812 to compensate him for taxes resulting from these relocation benefits. We bore the costs associated with the relocation company’s purchase and subsequent resale of Mr. Casey’s Washington home, as well as the costs of maintaining the home during the resale process and the loss to the relocation company on the resale of Mr. Casey’s Washington home, paying the relocation company an aggregate amount of $577,628 for these items. During 2011, Mr. Casey completed his relocation and received relocation benefits from Clear Channel of $37,385 with respect to the transfer tax on the deed to his home, plus $21,443 to compensate him for the taxes on those relocation benefits.

Additionally, pursuant to his employment agreement, on December 31, 2010, Mr. Casey was granted a stock option to purchase 250,000 shares of CCMH’s Class A common stock. See “—Outstanding Equity Awards at Fiscal Year End” below. If the option spread (the fair market value minus the exercise price) is less than $5,000,000 on December 31, 2013, as long as Mr. Casey is employed by Clear Channel on that date, he will receive a grant of CCMH restricted stock units on December 31, 2013 with a fair market value equal to $5,000,000 minus the option spread. Any CCMH restricted stock units so awarded would vest on December 31, 2014 as long as Mr. Casey is employed by Clear Channel on that date.

Under the employment agreement, Mr. Casey is required to protect the secrecy of Clear Channel’s confidential information and to assign certain intellectual property rights to Clear Channel. He also is prohibited by the agreement from engaging in certain activities that compete with Clear Channel for 18 months after his employment terminates, and he is prohibited from soliciting employees for employment or clients for advertising sales which compete with Clear Channel for 18 months after termination of employment. Clear Channel agreed to defend and indemnify Mr. Casey for acts committed in the course and scope of his employment.

C. William Eccleshare

August 31, 2009 Contract of Employment. On August 31, 2009, Clear Channel Outdoor Ltd., a subsidiary of CCOH, entered into an employment agreement with C. William Eccleshare, pursuant to which he served as Chief Executive Officer of our International Outdoor division. The agreement had no specified term, but generally could be terminated by Clear Channel Outdoor Ltd. without cause upon 12 months prior written notice or by Mr. Eccleshare without cause upon six months prior written notice.

The agreement set Mr. Eccleshare’s initial base salary at £402,685 (or $638,175 using the average exchange rate of £1=$1.5848 for the year ended December 31, 2012), subject to additional annual raises at the sole discretion of Clear Channel Outdoor Ltd. As described below, in connection with his promotion to Chief Executive Officer of CCOH, Mr. Eccleshare’s annual base salary was increased to $1,000,000. Mr. Eccleshare also received a car allowance, was eligible to receive a performance bonus as decided at the sole discretion of the then-Chief Executive Officer and Compensation Committee of CCOH, and was entitled to certain other employee benefits.

In addition, pursuant to his employment agreement, Mr. Eccleshare was entitled to have Clear Channel Outdoor Ltd. contribute a portion of his annual base salary to a personal pension plan (not sponsored by Clear Channel Outdoor Ltd.) registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom. Mr. Eccleshare’s employment agreement also contained non-compete and non-solicitation provisions, each with a nine-month term, and a confidentiality provision with a perpetual term.

New Employment Agreement. On January 24, 2012, Mr. Eccleshare was promoted to serve as Chief Executive Officer of CCOH, overseeing both our Americas and International Outdoor divisions. In connection with his promotion, CCOH and Mr. Eccleshare entered into a new employment agreement. Mr. Eccleshare’s employment agreement has an initial term beginning on January 24, 2012 and continuing until December 31, 2014, with automatic 12-month extensions thereafter, beginning on January 1, 2015, unless either CCOH or Mr. Eccleshare gives prior notice electing not to extend the employment agreement. The employment agreement replaces Mr. Eccleshare’s Contract of Employment dated August 31, 2009.

As Chief Executive Officer of CCOH, Mr. Eccleshare relocated from CCOH’s offices in London to CCOH’s offices in New York City. In his new position, Mr. Eccleshare receives an annual base salary from CCOH of $1,000,000. His salary will be reviewed at least annually for possible increase by the CCOH board of directors. During the term of the employment agreement, Mr. Eccleshare will be eligible to receive an annual performance bonus from CCOH with a target of not less than $1,000,000 and the opportunity to earn up to 200% of the target amount based on the achievement of the performance goals specified in his employment agreement for 2012 and the performance goals to be set by CCOH’s Compensation Committee for years after 2012. In addition to the annual bonus, Mr. Eccleshare will be eligible to receive an additional annual bonus from CCOH of up to $300,000 (the “Additional Bonus Opportunity”), based on the achievement of one or more annual performance goals determined by CCOH’s board of directors or a subcommittee thereof. Any bonus earned under the Additional Bonus Opportunity will be paid by CCOH in equal cash installments on or about the first, second and third anniversary of the beginning of the applicable performance period and will be contingent in each case upon his continued employment through the applicable payment date. For 2012, Mr. Eccleshare received an annual bonus of $846,282, including a discretionary bonus of $405,096. Mr. Eccleshare also earned an additional bonus of $297,000, to be paid in three equal annual installments, pursuant to the Additional Bonus Opportunity described above. See “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

CCOH continues to contribute to Mr. Eccleshare’s personal pension plan registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom, as provided in his previous Contract of Employment. CCOH also agreed to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable. If Mr. Eccleshare’s actual U.S. and U.K. income tax and Social Security/National Insurance in a given year exceeds the tax obligations that he would have incurred on the same income (excluding all taxable income not paid by CCOH or a subsidiary or affiliate) had he remained subject only to U.K. income tax and National Insurance over the same period, CCOH will reimburse this excess tax on a fully-grossed up basis for applicable taxes. CCOH also agreed to make a car service available for Mr. Eccleshare’s business use and paid all fees associated with the immigration applications for Mr. Eccleshare and his spouse. After his relocation, Mr. Eccleshare is eligible to receive health, medical, welfare and life insurance benefits on a basis no less favorable than provided to similarly-situated senior executives of CCOH; provided, however, that his life insurance benefit shall be for an amount equal to four times his annual base salary. He also is entitled to vacation, pursuant to CCOH policy.

In connection with Mr. Eccleshare’s relocation to New York City, CCOH reimbursed Mr. Eccleshare for all reasonable expenses associated with his relocation to New York City pursuant to CCOH’s relocation policy. In addition, CCOH agreed to: (1) pay Mr. Eccleshare an additional $200,000 (less applicable taxes) for relocation-related expenses not otherwise covered by CCOH’s relocation policy; (2) provide a reasonable number of flights during the first 12 months after Mr. Eccleshare’s permanent relocation for his family to visit New York City; and (3) reimburse Mr. Eccleshare up to $20,000 per month, fully grossed-up for applicable taxes, for housing in New York City during any portion of his employment period in which he is based in New York City.

During Mr. Eccleshare’s employment with CCOH and for 18 months thereafter, Mr. Eccleshare is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with other senior executives of CCOH. Mr. Eccleshare also is subject to customary confidentiality, work product and trade secret provisions.

During the term of the employment agreement, Mr. Eccleshare may continue to perform non-executive services with Hays plc. Upon his service with Hays plc ceasing, Mr. Eccleshare will be permitted to perform another non-executive role at any time with a business that does not compete with CCOH or its affiliates, subject to CCOH’s prior written consent that will not be unreasonably withheld.

As provided in the employment agreement, Mr. Eccleshare was awarded 506,329 CCOH restricted stock units on July 26, 2012 in connection with his promotion.

John E. Hogan

Effective June 29, 2008, subject to the consummation of the Merger, John E. Hogan entered into an employment agreement with Clear Channel Broadcasting, Inc. (“CCB”), a wholly owned subsidiary of CCMH, with such employment agreement amending and restating in its entirety his previous employment agreement with CCB. On November 15, 2010, Mr. Hogan entered into a new amended and restated employment agreement, pursuant to which he would serve as President and Chief Executive Officer of our Media and Entertainment division through December 31, 2013, with automatic extensions from year to year thereafter unless either party gives prior notice of non-renewal. Mr. Hogan and CCB further amended his amended and restated employment agreement on February 23, 2012, pursuant to which he serves as Chairman and Chief Executive Officer of our Media and Entertainment division through December 31, 2015, with automatic extensions from year to year thereafter unless either party gives prior notice of non-renewal. In connection with the 2012 Exchange Program described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation,” the guaranteed value provisions of his February 2012 amendment were amended on November 19, 2012 to reflect the exchange of his stock options for restricted stock in the 2012 Exchange Program so that, as described below, the guaranteed value provisions are now offset by the value of the restricted stock received in the 2012 Exchange Program rather than the stock option awards, which no longer exist after the closing of the 2012 Exchange Program.

Under his agreement, Mr. Hogan receives compensation consisting of a base salary, incentive awards and other benefits and perquisites. Pursuant to his November 2010 amended and restated employment agreement with CCB, Mr. Hogan’s annual base salary initially was set at $1,000,000, with eligibility for additional annual raises commensurate with company policy. Mr. Hogan’s current annual base salary is $1,000,000. No later than March 15 of each calendar year, Mr. Hogan is eligible to receive a performance bonus of not less than 120% of his annual base salary for the year if all of his performance objectives are achieved for the year. Pursuant to the February 2012 amendment to his agreement, Mr. Hogan is eligible to earn an incremental bonus with a target of $900,000 with respect to 2012, based upon criteria approved by the Compensation Committee, in addition to his annual performance bonus. For 2012, Mr. Hogan received an annual bonus of $1,007,003, including a discretionary bonus of $321,680. Mr. Hogan also (1) received an additional bonus payment of $333,333 provided pursuant to an additional bonus opportunity awarded by the Compensation Committee in November 2011 with respect to 2011 performance and (2) earned an additional bonus of $900,000, to be paid 36 months after the performance goals were established if he remains employed on the payment date, pursuant to the incremental bonus opportunity with respect to 2012 performance described above. See “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.” Mr. Hogan also is entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, and all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees may participate. He also was entitled to reimbursement of his legal expenses in connection with the negotiation of his November 2010 amended and restated employment agreement and the February 2012 amendment thereto.

Pursuant to the November 2012 amendment, if the after tax value of the Replacement Shares that Mr. Hogan received in the 2012 Exchange Program is less than the after tax value of $5,000,000 on December 31, 2015, as long as Mr. Hogan is employed by CCB on that date, he will receive a grant of CCMH restricted stock units on December 31, 2015 with a fair market value equal to $5,000,000 minus the restricted stock value specified in the amendment (the lesser of (1) 226,101 times the fair market value of a share of CCMH’s Class A common stock on that date and (2) if any of the 226,101 Replacement Shares received by Mr. Hogan in the 2012 Exchange Program have been sold in an arms-length transaction prior to that date, an amount equal to the sum of the gross proceeds received in that sale and the fair market value of any remaining unsold Replacement Shares as of that date). Any CCMH restricted stock units so awarded would vest on December 31, 2016 as long as Mr. Hogan is employed by CCB on that date.

Under the employment agreement, Mr. Hogan is required to protect the secrecy of CCB’s confidential information and to assign certain intellectual property rights to CCB. Mr. Hogan is prohibited by the agreement from activities that compete with CCB or its affiliates for 12 months after he leaves CCB, and he is prohibited from soliciting CCB’s employees for employment for 12 months after termination regardless of the reason for termination of employment. However, after Mr. Hogan’s employment with CCB has terminated, upon receiving written permission from the board of directors, Mr. Hogan is permitted to engage in competing activities that would otherwise be prohibited by his employment agreement if such activities are determined in the sole discretion of the board of directors in good faith to be immaterial to the operations of CCB, or any subsidiary or affiliate thereof, in the location in question. Mr. Hogan also is prohibited from using CCB’s confidential information at any time following the termination of his employment in competing, directly or indirectly, with CCB.

Mr. Hogan is entitled to reimbursement of reasonable attorneys’ fees and expenses and full indemnification from any losses related to any proceeding to which he may be made a party by reason of his being or having been an officer of CCB or any of its subsidiaries (other than any dispute, claim, or controversy arising under or relating to his employment agreement).

Robert H. Walls, Jr.

Effective January 1, 2010, Robert H. Walls, Jr. entered into an employment agreement with Clear Channel Management Services, Inc. (“CCMS”), an indirect subsidiary of CCMH. Pursuant to his agreement,

Mr. Walls will serve as Executive Vice President, General Counsel and Secretary until his agreement is terminated by either party as permitted in the agreement.

Under his agreement, Mr. Walls receives compensation consisting of a base salary, incentive awards and other benefits and perquisites. Mr. Walls’ annual base salary initially was set at $550,000, with eligibility for additional annual raises commensurate with company policy. Mr. Walls’ current annual base salary is $750,000. During 2010, Mr. Walls received a $500,000 signing bonus, a prorated portion of which he would have been required to reimburse if he terminated his employment without good reason within the first twelve months of his employment or CCMS terminated his employment for cause during that period. No later than March 15 of each calendar year, Mr. Walls is eligible to receive a performance bonus. For 2010, Mr. Walls’ target bonus was $1,000,000, with the criteria being 50% EBITDA-based and 50% MBO-based. For purposes of his agreement, (1) EBITDA-based means performance criteria selected by the board of directors with respect to the annual bonus and with target performance determined on the same basis as determined for other similarly situated employees of CCMS and its affiliates and (2) MBO-based means the subjective performance criteria agreed to on an annual basis between the Chief Executive Officer and Mr. Walls at about the same time as established for other similarly situated employees. For 2011, Mr. Walls’ target bonus was required to be no less than 100% of his base salary for 2011, with the criteria being 50% EBITDA-based and 50% MBO-based. For 2012 and thereafter, Mr. Walls’ target bonus will be no less than his base salary for the year to which the bonus relates and the criteria will be set by management in consultation with Mr. Walls. For 2012, Mr. Walls received an annual bonus of $638,724, including a discretionary bonus of $115,250. See “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.” He is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

Mr. Walls also received certain other benefits, including reimbursement of legal expenses in connection with the negotiation of his employment agreement and certain relocation benefits in connection with his relocation to San Antonio, Texas, such as reimbursement of living expenses and commuting expenses until September 1, 2010, reimbursement of taxes associated with the relocation benefits as well as other relocation benefits in accordance with company policy.

Additionally, pursuant to his employment agreement, on December 31, 2010, Mr. Walls was granted a stock option to purchase 100,000 shares of CCMH’s Class A common stock, which Mr. Walls exchanged for shares of restricted stock in the 2012 Exchange Program described in “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.” See “—Outstanding Equity Awards at Fiscal Year End” below.

Under the employment agreement, Mr. Walls is required to protect the secrecy of confidential information of CCMS and its affiliates and to assign certain intellectual property rights. He also is prohibited by the agreement from engaging in certain activities that compete with CCMS and its affiliates for 12 months after his employment terminates, and he is prohibited from soliciting employees for employment for 12 months after termination of employment. CCMS agreed to defend and indemnify Mr. Walls for acts committed in the course and scope of his employment.

GRANTS OF PLAN-BASED AWARDS

Stock Incentive Plans

2008 Executive Incentive Plan. CCMH grants equity incentive awards to named executive officers and other eligible participants under the 2008 Executive Incentive Plan adopted in connection with, and prior to, the consummation of the Merger. The 2008 Executive Incentive Plan is intended to advance the interests of CCMH and its affiliates by providing for the grant of stock-based and other incentive awards to the key employees and directors of, and consultants and advisors to, CCMH or its affiliates who are in a position to make a significant contribution to the success of CCMH and its affiliates.

The 2008 Executive Incentive Plan allows for the issuance of restricted stock, restricted stock units, incentive and non-statutory stock options, cash awards and stock appreciation rights to eligible participants, who include the key employees of CCMH and its subsidiaries in the case of incentive stock options, and the key employees and directors of, and consultants and advisors to, CCMH or any of its affiliates in the case of other awards.

The 2008 Executive Incentive Plan is administered by the board of directors of CCMH. The board of directors determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award, including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2008 Executive Incentive Plan. The board of directors also makes other determinations and interpretations necessary to carry out the purposes of the 2008 Executive Incentive Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Certain key participants who receive equity awards under the 2008 Executive Incentive Plan are subject to additional restrictions on their ability to transfer the shares they receive pursuant to awards granted under the 2008 Executive Incentive Plan. In addition, all participants in the 2008 Executive Incentive Plan would be required to enter into a “lock up” or similar agreement with respect to the shares they receive pursuant to awards granted under the 2008 Executive Incentive Plan in connection with a public offering of CCMH’s shares on terms and conditions requested by CCMH or its underwriters.

CCOH Stock Incentive Plans. CCOH grants equity incentive awards to named executive officers in our outdoor businesses and other eligible participants under the 2012 Stock Incentive Plan and, prior to obtaining stockholder approval of the 2012 Stock Incentive Plan on May 18, 2012, the 2005 Stock Incentive Plan (collectively, the “CCOH Stock Incentive Plan”). The CCOH Stock Incentive Plan is intended to facilitate the ability of CCOH to attract, motivate and retain employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities.

The CCOH Stock Incentive Plan allows for the issuance of restricted stock, incentive and non-statutory stock options, stock appreciation rights, director shares, deferred stock rights and other types of stock-based and/or performance-based awards to any present or future director, officer, employee, consultant or advisor of or to CCOH or its subsidiaries.

The CCOH Stock Incentive Plan is administered by CCOH’s Compensation Committee, except that the entire CCOH board of directors has sole authority for granting and administering awards to CCOH’s non-employee directors. The CCOH Compensation Committee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award, including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the CCOH Stock Incentive Plan. The CCOH Compensation Committee also makes other determinations and interpretations necessary to carry out the purposes of the CCOH Stock Incentive Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Cash Incentive Plans

As discussed above, CCMH provides awards to Messrs. Pittman, Casey, Hogan and Walls under the 2008 Annual Incentive Plan (the “CCMH Annual Incentive Plan”) and CCOH provides awards to Mr. Eccleshare under the Amended and Restated 2006 Annual Incentive Plan (the “CCOH Annual Incentive Plan”). In addition, Messrs. Casey, Eccleshare and Hogan were eligible to participate in additional bonus opportunities with respect to performance in 2012, subject to continued employment. See “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus” for a more detailed description of the CCMH Annual

Incentive Plan, the CCOH Annual Incentive Plan and the grant of awards to the named executive officers thereunder, as well as the additional bonus opportunities available to Messrs. Casey, Eccleshare and Hogan.

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ended December 31, 2012.

Grants of Plan-Based Awards During 2012

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(a) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert W. Pittman	N/A(b)	—	1,650,000	3,300,000	—	—	—	—	—	—	—
	10/15/12(c )	—	—	—	—	100,000	—	100,000	—	—	260,000

Thomas W. Casey	N/A(b)	—	1,000,000	2,000,000	—	—	—	—	—	—	—
	N/A(b)	—	—	200,000	—	—	—	—	—	—	—
	05/10/12(d )	—	—	—	—	—	—	253,164	—	—	1,797,464
	10/22/12(e )	—	—	—	—	—	—	225,000	—	—	388,598
	10/22/12(e )	—	—	—	—	—	—	162,500	—	—	489,125

C. William Eccleshare	N/A(b)	—	1,000,000	2,000,000	—	—	—	—	—	—	—
	N/A(b)	—	—	300,000	—	—	—	—	—	—	—
	03/26/12(f )	—	—	—	—	—	—	—	90,000	7.90	374,094
	07/26/12(f )	—	—	—	—	126,582	—	379,747	—	—	1,860,760

John E. Hogan	N/A(b)	—	1,200,000	2,400,000	—	—	—	—	—	—	—
	N/A(b)	—	—	900,000	—	—	—	—	—	—	—
	10/22/12(e )	—	—	—	—	36,550	—	189,551	—	—	313,084
	10/22/12(e )	—	—	—	—	—	—	163,295	—	—	491,518

Robert H. Walls, Jr.	N/A(b)	—	750,000	1,500,000	—	—	—	—	—	—	—
	03/26/12(g )	—	—	—	—	—	—	253,164	—	—	1,999,996
	10/15/12(g )	—	—	—	—	30,000	—	30,000	—	—	78,000
	10/22/12(e )	—	—	—	—	—	—	90,000	—	—	149,337
	10/22/12(e )	—	—	—	—	—	—	65,000	—	—	195,650

(a)	For all equity awards other than the Replacement Shares and the Additional Shares provided as part of the 2012 Exchange Program described in footnote (e) below, the amounts in the table reflect the full grant date fair value of time-vesting stock and option awards computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For the Replacement Shares and the Additional Shares provided as part of the 2012 Exchange Program, the amounts in the table reflect the incremental fair value of the time-vesting Replacement Shares and all of the Additional Shares based on the closing price of our Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.

(b)

Each of Messrs. Pittman, Casey, Hogan and Walls was granted a cash incentive award by CCMH under the CCMH Annual Incentive Plan based on the achievement of pre-established performance goals. Mr. Eccleshare was granted a cash incentive award by CCOH under the CCOH Annual Incentive Plan based on the achievement of pre-established performance goals. In addition, each of Messrs. Casey, Eccleshare and Hogan was eligible to participate in an additional bonus opportunity with respect to CCMH’s 2012 performance in the case of Messrs. Casey and Hogan and CCOH’s 2012 performance in the case of Mr. Eccleshare. Mr. Casey had the opportunity to earn up to $200,000 from CCMH under this additional bonus opportunity and earned $198,000 based on 2012 performance, which will be paid in 2015 if Mr. Casey remains employed at that time. Mr. Eccleshare had the opportunity to earn up to $300,000 from CCOH under this additional bonus opportunity and earned $297,000 based on 2012 performance, of which $99,000 was paid at the end of February 2013 and is included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation

Table, and the remaining $198,000 will be paid at the same time as the annual incentive bonus payments in 2014 and 2015 if Mr. Eccleshare remains employed at that time. Mr. Hogan had the opportunity to earn up to $900,000 from CCMH under this additional bonus opportunity and earned $900,000 based on 2012 performance, which will be paid in 2015 if Mr. Hogan remains employed at that time. For further discussion of the 2012 cash incentive awards, see “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(c)	On October 15, 2012, Mr. Pittman was granted an award of 200,000 restricted shares of CCMH’s Class A common stock under the 2008 Executive Incentive Plan. The restricted stock will vest as follows: (1) 50% of the award is time-vesting, with half vesting on each of October 15, 2016 and October 15, 2017; and (2) 50% of the award will vest only if the Sponsors receive a 100% return on their investment in CCMH in the form of cash returns. For further discussion of this award, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

(d)	On May 10, 2012, Mr. Casey was granted restricted stock units with respect to 253,164 shares of CCOH’s Class A common stock under CCOH’s 2005 Stock Incentive Plan. The restricted stock units vest 50% on each of March 26, 2015 and March 26, 2016. For further discussion of Mr. Casey’s restricted stock unit award, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

(e)	On October 22, 2012, CCMH commenced the 2012 Exchange Program, pursuant to which CCMH offered to exchange certain outstanding options to purchase shares of CCMH’s Class A common stock granted under the 2008 Executive Incentive Plan that had a per share exercise price equal to $10.00 for restricted Replacement Shares of CCMH’s Class A common stock in an amount equal to 90.0% of the number of shares of Class A common stock underlying such person’s eligible options. In addition, on October 22, 2012, CCMH granted fully-vested Additional Shares of stock pursuant to a tax assistance program offered in connection with the 2012 Exchange Program. The Replacement Shares and Additional Shares were granted on October 22, 2012, the date of the commencement of the offer. If an individual participated in the 2012 Exchange Program, that person was required to tender his or her eligible options prior to November 19, 2012, the expiration date of the offer, in order to retain his or her Replacement Shares. If participants in the 2012 Exchange Program timely delivered a properly completed election form under Internal Revenue Code Section 83(b), CCMH repurchased a portion of their Additional Shares with a value sufficient to fund a portion of the tax withholdings in connection with the award of the Replacement Shares, subject to an aggregate maximum amount. Additional Shares that were not repurchased were forfeited at the expiration of the offer on November 19, 2012. If an individual declined to participate in the 2012 Exchange Program, that person’s Replacement Shares and Additional Shares were forfeited on November 19, 2012, the date of the expiration of the offer, and that person retained his or her eligible options.

Because the Replacement Shares and the Additional Shares were granted at the commencement of the offer, subject to forfeiture, $877,723, $804,602 and $344,987 included in the Grant Date Fair Value of Stock and Option Awards column for Messrs. Casey, Hogan and Walls, respectively, represents the incremental fair value of their time-vesting Replacement Shares and all of their Additional Shares (including those forfeited as described below) based on the closing price of our Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based Replacement Shares that Mr. Hogan received on October 22, 2012, the grant date fair value of those performance-based Replacement Shares would have been $110,016. However, on the date of grant, the actual fair market value of those performance-based Replacement Shares was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for those performance-based Replacement Shares in the Grant Date Fair Value of Stock and Option Awards column.

Mr. Casey received 225,000 Replacement Shares and 162,500 Additional Shares at the commencement of the offer. Mr. Casey declined to participate in the 2012 Exchange Program and forfeited the 225,000 Replacement Shares and 162,500 Additional Shares on November 19, 2012. He retains his existing options that were eligible for exchange, with no changes to the terms. As a result, the entire grant date fair value in respect of his Replacement Shares and Additional Shares set forth above under the Grant Date Fair Value of Stock and Option Awards column was forfeited.

Mr. Hogan received 226,101 Replacement Shares and 163,295 Additional Shares at the commencement of the offer. Mr. Hogan participated in the 2012 Exchange Program and exchanged his eligible options for the 226,101 Replacement Shares. Mr. Hogan’s Replacement Shares vest as follows: (1) 153,000 shares vest 25% on each of the first, second, third and fourth annual anniversaries of December 31, 2010; (2) 36,551 shares vest 25% on each of the first, second, third and fourth annual anniversaries of February 17, 2011; and (3) 36,550 shares vest only if the Sponsors receive a 100% return on their investment in CCMH in the form of cash returns. In addition, 124,187 of Mr. Hogan’s Additional Shares were repurchased pursuant to the tax assistance program and the remaining 39,108 of Mr. Hogan’s Additional Shares were forfeited. As a result, $117,715 of the grant date fair value in respect of his Additional Shares set forth above under the Grant Date Fair Value of Stock and Option Awards column was forfeited.

Mr. Walls received 90,000 Replacement Shares and 65,000 Additional Shares at the commencement of the offer. Mr. Walls participated in the 2012 Exchange Program and exchanged his eligible options for the 90,000 Replacement Shares. Mr. Walls’ Replacement Shares vest 25% on each of the first, second, third and fourth annual anniversaries of December 31, 2010. In addition, 30,994 of Mr. Walls’ Additional Shares were repurchased pursuant to the tax assistance program and the remaining 34,006 of Mr. Walls’ Additional Shares were forfeited. As a result, $102,358 of the grant date fair value in respect of his Additional Shares set forth above under the Grant Date Fair Value of Stock and Option Awards column was forfeited.

For further discussion of the 2012 Exchange Program, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

(f)	On March 26, 2012, Mr. Eccleshare was granted stock options to purchase 90,000 shares of CCOH’s Class A common stock under CCOH’s 2005 Stock Incentive Plan. The options vest in 25% increments annually, beginning on the first anniversary of the grant date.

On July 26, 2012, Mr. Eccleshare was granted restricted stock units with respect to 506,329 shares of CCOH’s Class A common stock under CCOH’s 2012 Stock Incentive Plan. The restricted stock units vest as follows: (1) 379,747 of the units are time-vesting, with 189,873 vesting on January 24, 2015 and 189,874 vesting on January 24, 2016; and (2) 126,582 of the units will vest upon CCOH achieving an OIBDAN equal to or greater than the OIBDAN target indicated below for the years set forth below:

Performance Vesting Schedule
Year	OIBDAN target
2013	907
2014	1,009
2015	1,085
2016	1,166

For further discussion of Mr. Eccleshare’s equity awards, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

(g)	On March 26, 2012, Mr. Walls was granted restricted stock units with respect to 253,164 shares of CCOH’s Class A common stock under CCOH’s 2005 Stock Incentive Plan. The restricted stock units vest 50% on each of March 26, 2015 and March 26, 2016.

On October 15, 2012, Mr. Walls was granted an award of 60,000 restricted shares of CCMH’s Class A common stock under the 2008 Executive Incentive Plan. The restricted stock will vest as follows: (1) 50% of the award is time-vesting, with 20% vesting annually, beginning on the first anniversary of the grant date; and (2) 50% of the award will vest only if the Sponsors receive a 100% return on their investment in CCMH in the form of cash returns.

For further discussion of Mr. Walls’ awards, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards of the named executive officers at December 31, 2012. In connection with the payment by CCOH of a special cash dividend of $6.0832 on March 15, 2012 to its stockholders of record on March 12, 2012, CCOH made the following anti-dilution adjustments to awards outstanding under the 2005 Stock Incentive Plan as of March 16, 2012 and March 26, 2012 (other than those awarded on March 26, 2012): (1) the exercise price of CCOH options with a per share exercise price of $7.75 or greater was adjusted downward by $6.09; (2) CCOH options with a per share exercise price of less than $7.75 were adjusted by (A) dividing the exercise price by the “Conversion Ratio” and (B) multiplying the number of shares of common stock subject to such award by the “Conversion Ratio” (where the “Conversion Ratio” was equal to 1.736, which was (x) the closing price of a share of CCOH Class A common stock as of March 15, 2012 divided by (y) the opening price of a share of CCOH Class A common stock on the ex dividend date, March 16, 2012); and (3) each award of CCOH restricted stock units was amended such that the number of restricted stock units subject to such award was increased to an amount equal to B+((AxB)/C), where A was equal to $6.09, B was equal to the number of restricted stock units underlying such award and C was equal to $8.27. All other terms and conditions governing each such award remained unchanged. The table below reflects the terms of each award outstanding at December 31, 2012 and, accordingly, reflects such adjustments.

Outstanding Equity Awards at December 31, 2012

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(a)
	(#) Exercisable		(#) Unexercisable
Robert W. Pittman	166,000	(b)	664,000	(b)	36.00	10/02/21	—		—	—		—
	—		—		—	—	100,000	(c)	340,000	100,000	(c)	340,000

Thomas W. Casey	187,500	(d)	62,500	(d)	10.00	12/31/20	—		—	—		—
	—		—		—	—	253,164	(e)	1,777,211	—		—

C. William Eccleshare	162,804	(f)	40,009	(f)	4.05	09/10/19	—		—	—		—
	31,047	(g)	31,047	(g)	3.48	02/24/20	—		—	—		—
	31,791	(h)	31,792	(h)	4.31	09/10/20	—		—	—		—
	10,240	(i)	5,120	(i)	7.66	12/13/20	—		—	—		—
	22,500	(j)	67,500	(j)	8.97	02/21/21	—		—	—		—
	—		90,000	(k)	7.90	03/26/22	—		—	—		—
	—		—		—	—	4,346	(l)	30,509	—		—
	—		—		—	—	379,747	(m)	2,665,824	126,582	(m)	888,606

John E. Hogan	—		—		—	—	76,500	(n)	260,100	—		—
	—		—		—	—	27,414	(o)	93,208	36,550	(o)	124,270

Robert H. Walls, Jr.	—		—		—	—	30,000	(p)	102,000	30,000	(p)	102,000
	—		—		—	—	45,000	(q)	153,000	—		—
	—		—		—	—	253,164	(r)	1,777,211	—		—

(a)	For equity awards with respect to the Class A common stock of CCMH, this value is based upon the closing sale price of CCMH’s Class A common stock on December 31, 2012 of $3.40. For equity awards with respect to the Class A common stock of CCOH, this value is based upon the closing sale price of CCOH’s Class A common stock on December 31, 2012 of $7.02.

(b)	Options to purchase 166,000 shares of CCMH’s Class A common stock vested on October 2, 2012. The remaining options vest in three equal annual installments, beginning on October 2, 2013.

(c)	This unvested restricted stock award representing 200,000 shares of CCMH’s Class A common stock vests as follows: (1) 50% of the award is time-vesting, with 50% vesting on each of October 15, 2016 and October 15, 2017; and (2) 50% of the award will vest only if the Sponsors receive a 100% return on their investment in CCMH in the form of cash returns.

(d)	Options to purchase 62,500 shares of CCMH’s Class A common stock vested on each of December 31, 2010, December 31, 2011 and December 31, 2012. The remaining options vest on December 31, 2013.

(e)	This unvested restricted stock unit award representing 253,164 shares of CCOH’s Class A common stock vests 50% on each of March 26, 2015 and March 26, 2016.

(f)	Options to purchase 202,813 shares of CCOH’s Class A common stock vest as follows: (1) options with respect to 48,062 shares vested on September 10, 2010; (2) options with respect to 74,736 shares vested on September 10, 2011; (3) options with respect to 40,006 shares vested on September 10, 2012; and (4) the remaining options vest on September 10, 2013.

(g)	Options to purchase 62,094 shares of CCOH’s Class A common stock vest as follows: (1) options with respect to 15,523 shares vested on February 24, 2011; (2) options with respect to 15,524 shares vested on February 24, 2012; and (3) the remaining options vest in two approximately equal annual installments, beginning on February 24, 2013.

(h)	Options to purchase 63,583 shares of CCOH’s Class A common stock vest as follows: (1) options with respect to 15,895 shares vested on September 10, 2011; (2) options with respect to 15,896 shares vested on September 10, 2012; and (3) the remaining options vest in two approximately equal annual installments, beginning on September 10, 2013.

(i)	Options to purchase 15,360 shares of CCOH’s Class A common stock vest as follows: (1) 5,120 vested on each of September 10, 2011 and September 10, 2012; and (2) the remaining options vest on September 10, 2013.

(j)	Options to purchase 22,500 shares of CCOH’s Class A common stock vested on February 21, 2012. The remaining options vest in three equal annual installments, beginning on February 21, 2013.

(k)	These options to purchase 90,000 shares of CCOH’s Class A common stock vest in four equal annual installments, beginning on March 26, 2013.

(l)	This unvested restricted stock unit award representing 4,346 shares of CCOH’s Class A common stock vests on September 10, 2013.

(m)	This unvested restricted stock unit award representing 506,329 shares of CCOH’s Class A common stock vests as follows: (1) 379,747 of the units are time-vesting, with 189,873 vesting on January 24, 2015 and 189,874 vesting on January 24, 2016; and (2) 126,582 of the units will vest upon CCOH achieving an OIBDAN equal to or greater than the OIBDAN target indicated below for the years set forth below:

Performance Vesting Schedule
Year	OIBDAN target
2013	907
2014	1,009
2015	1,085
2016	1,166

(n)	This unvested restricted stock award representing 76,500 shares of CCMH’s Class A common stock was issued pursuant to the 2012 Exchange Program described in “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” and vests 50% on each of December 31, 2013 and December 31, 2014.

(o)	This unvested restricted stock award representing 63,964 shares of CCMH’s Class A common stock was issued pursuant to the 2012 Exchange Program described in “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” and vests as follows: (1) restricted stock representing 27,414 shares vest in three equal annual installments, beginning on February 17, 2013; and (2) restricted stock representing 36,550 shares vest only if the Sponsors receive a 100% return on their investment in CCMH in the form of cash returns.

(p)	This unvested restricted stock award representing 60,000 shares of CCMH’s Class A common stock vests as follows: (1) 50% of the award is time-vesting, with 20% vesting annually, beginning October 15, 2013; and (2) 50% of the award will vest only if the Sponsors receive a 100% return on their investment in CCMH in the form of cash returns.

(q)	This unvested restricted stock award representing 45,000 shares of CCMH’s Class A common stock was issued pursuant to the 2012 Exchange Program described in “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” and vests 50% on each of December 31, 2013 and December 31, 2014.

(r)	This unvested restricted stock unit award representing 253,164 shares of CCOH’s Class A common stock vests 50% on each of March 26, 2015 and March 26, 2016.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by and stock vesting for the named executive officers during the year ended December 31, 2012.

Option Exercises and Stock Vested During 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(a) (#)	Value Realized on Vesting(b) ($)
Robert W. Pittman	—	—	—	—
Thomas W. Casey	—	—	—	—
C. William Eccleshare	—	—	4,344	23,371
John E. Hogan	—	—	209,824	646,488
Robert H. Walls, Jr.	—	—	75,994	237,517

(a)	In the case of Mr. Eccleshare, the amount shown represents the gross number of shares acquired on vesting of restricted stock units, without taking into account any shares withheld to satisfy applicable tax obligations. In the case of Messrs. Hogan and Walls, the amounts shown represent (1) for Mr. Hogan, 47,387 Replacement Shares that were awarded on October 22, 2012 and vested immediately pursuant to the 2012 Exchange Program, 124,187 Additional Shares that were repurchased by CCMH to fund tax withholdings under the 2012 Exchange Program and 38,250 Replacement Shares that vested on December 31, 2012 and (2) for Mr. Walls, 22,500 Replacement Shares that were awarded on October 22, 2012 and vested immediately pursuant to the 2012 Exchange Program, 30,994 Additional Shares that were repurchased by CCMH to fund tax withholdings under the 2012 Exchange Program and 22,500 Replacement Shares that vested on December 31, 2012. Replacement Shares and Additional Shares that were forfeited in the 2012 Exchange Program are not reflected in the table above because no value was received by the named executive officers for those shares. Such shares are reported in the Grants of Plan-Based Awards During 2012 table above.

(b)	In the case of Mr. Eccleshare, the amount shown represents the value of vested restricted stock units, calculated by multiplying (1) the number of vested restricted stock units by (2) the closing price of CCOH’s Class A common stock on the vesting date. In the case of Messrs. Hogan and Walls, the amounts shown represent the value of the vested Replacement Shares and the Additional Shares repurchased by CCMH to fund tax withholdings under the 2012 Exchange Program multiplied by the closing price of CCMH’s Class A common stock on October 22, 2012, the date of the commencement of the 2012 Exchange Program. Replacement Shares and Additional Shares that were forfeited in the 2012 Exchange Program are not reflected in the table above because no value was received by the named executive officers for those shares. The incremental fair value of the time-vesting Replacement Shares and all of the Additional Shares is reported in the Summary Compensation Table and the Grants of Plan-Based Awards During 2012 table above.

PENSION BENEFITS

CCMH, Clear Channel and CCOH do not have any pension plans in which the named executive officers participate.

NONQUALIFIED DEFERRED COMPENSATION PLANS

CCMH historically has offered a nonqualified deferred compensation plan for its highly compensated executives, pursuant to which participants could make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. Any matching credits on amounts deferred would be made in CCMH’s sole discretion and CCMH retains ownership of all assets until distributed. Participants in the plan could allocate their deferrals and any CCMH matching credits among different investment options, the performance of which would be used to determine the amounts to be paid to participants under the plan.

The committee that administers the nonqualified deferred compensation plan decided to suspend all salary and bonus deferral contributions and company matching contributions for the 2010 plan year and all succeeding plan years until reinstated by such committee.

Payments under the plan must begin upon separation from service, death, disability or change in control; however, key employees generally must wait six months after separation from service for distributions to begin. Payments will be made in accordance with the participant’s elections if the participant reaches retirement under the plan (age 65, or age 55 and 10 years of service) and has an account balance of $25,000 or more. If a participant terminates employment and does not meet both of these criteria, the participant’s account balance will be distributed on the 10th of the month on or following 60 days after termination. Distributions due to financial hardship (as determined by CCMH’s Compensation Committee) are permitted, but other unscheduled withdrawals are not allowed. In the event of a change in control, all deferral account balances will be distributed in a lump sum as soon as administratively feasible.

The following table sets forth certain information for the named executive officers with respect to the nonqualified deferred compensation plan for the year ended December 31, 2012.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2012($)	Registrant Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2012(a) ($)
Robert W. Pittman	—	—	—	—	—
Thomas W. Casey	—	—	—	—	—
C. William Eccleshare	—	—	—	—	—
John E. Hogan	—	—	18,488	—	226,816
Robert H. Walls, Jr.	—	—	—	—	—

(a)	Of the $226,816 shown in the Aggregate Balance at December 31, 2012 column, $35,012 is reflected for Mr. Hogan in the Summary Compensation Table for years prior to 2012.

POTENTIAL POST-EMPLOYMENT PAYMENTS

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for each of our named executive officers, using an assumed December 31, 2012 trigger event for each scenario.

Robert W. Pittman

Termination by CCMH for Cause, by Mr. Pittman without Good Cause or Upon Non-Renewal of the Agreement by Mr. Pittman. Robert W. Pittman’s employment agreement provides for the following payments and benefits upon termination by us for “Cause,” by Mr. Pittman without “Good Cause” or due to the non-renewal of the agreement by Mr. Pittman.

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Pittman constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Pittman of his duties under the agreement (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days after written notice; (3) Mr. Pittman’s refusal or failure to follow lawful directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days after written notice; (4) a criminal conviction of, or plea of nolo contendere by, Mr. Pittman for a felony or material violation of any securities law, including without limitation a conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach of the agreement by Mr. Pittman; or (6) a material violation by Mr. Pittman of CCMH’s employment policies regarding harassment. In the case of (1), (2), (3), (5) or (6), those acts will not constitute Cause unless Mr. Pittman has been given written notice specifying the conduct qualifying for Cause and Mr. Pittman fails to cure within 15 business days after receipt of the notice.

The term “Good Cause” includes, subject to certain exceptions: (1) a repeated willful failure by CCMH to comply with a material term of the agreement after written notice by Mr. Pittman specifying the alleged failure; (2) a substantial and adverse change in Mr. Pittman’s position, material duties, responsibilities or authority; or (3) a substantial reduction in Mr. Pittman’s material duties, responsibilities or authority. To terminate for Good Cause, Mr. Pittman must provide CCMH with 30 days notice, after which CCMH has 15 days to cure.

If CCMH terminates Mr. Pittman’s employment for Cause, CCMH will pay Mr. Pittman a lump sum cash payment equal to Mr. Pittman’s accrued and unpaid base salary through the date of termination. If Mr. Pittman terminates his employment without Good Cause or elects not to renew his employment agreement, CCMH will pay Mr. Pittman a lump sum cash payment equal to his accrued but unpaid base salary and any earned but unpaid annual bonus with respect to a previous year.

Termination by CCMH without Cause, by Mr. Pittman for Good Cause, Upon Non-Renewal of the Agreement by CCMH or Upon Change in Control. If CCMH terminates Mr. Pittman’s employment without Cause, if Mr. Pittman terminates his employment for Good Cause or if Mr. Pittman’s employment is terminated without Cause by CCMH after giving notice of non-renewal, Mr. Pittman will receive a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination and any earned but unpaid annual bonus with respect to a previous year. In addition, provided he signs and returns a release of claims in the time period required, CCMH will: (1) pay Mr. Pittman, over a period of two years, an amount equal to two times the sum of his base salary and target bonus; (2) reimburse Mr. Pittman for all COBRA premium payments paid by Mr. Pittman for continuation of healthcare coverage during the 18-month period following the date of Mr. Pittman’s termination; and (3) pay Mr. Pittman a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date. Mr. Pittman’s employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Pittman will be entitled to the benefits described for a termination without Cause.

Termination due to Disability. If Mr. Pittman is unable to perform his duties under the agreement on a full-time basis for more than 180 days in any 12 month period, CCMH may terminate his employment. If Mr. Pittman’s employment is terminated he will receive: (1) a lump sum cash payment equal to his accrued but unpaid base salary through the date of termination; (2) any earned but unpaid annual bonus with respect to a previous year; and (3) a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date. If a release of claims is signed and returned in the time period required, CCMH will reimburse Mr. Pittman for all COBRA premium payments paid by Mr. Pittman for continuation of healthcare coverage during the 18-month period following Mr. Pittman’s date of termination.

Termination due to Death. If Mr. Pittman’s employment is terminated due to his death, CCMH will pay to his designee or, if no designee, to his estate: (1) a lump sum cash payment equal to his accrued but unpaid base salary through the date of termination; (2) any earned but unpaid annual bonus with respect to a previous year; and (3) a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date. If a release of claims is signed and returned in the time period required, CCMH will reimburse all COBRA premium payments paid by Mr. Pittman’s estate for continuation of healthcare coverage during the 18-month period following Mr. Pittman’s date of termination.

Impact of Termination on Equity Awards. Except as described below, upon termination of Mr. Pittman’s employment, all of his outstanding and unvested CCMH stock options and restricted stock will be cancelled. If Mr. Pittman’s employment is terminated by CCMH without Cause or by Mr. Pittman for Good Cause within 12 months after a change of control of CCMH where the Sponsors do not receive cash as a direct result of such transaction in an amount equal to at least 75% of their equity interest in CCMH immediately prior to the transaction, his unvested options will vest and become immediately exercisable. If Mr. Pittman’s employment is terminated by CCMH without Cause or by Mr. Pittman for Good Cause (in circumstances other than as described in the previous sentence), the portion of his unvested options that would have vested within 12 months after the date of termination will vest on the date of termination and become immediately exercisable. Upon termination of his employment due to death or disability, Mr. Pittman’s vested stock options will continue to be exercisable for the shorter of one year or the remaining 10-year term of the options. In the case of any termination of employment for a reason other than death or disability, Mr. Pittman’s vested stock options will continue to be exercisable for the shorter of six months or the remaining 10-year term of the options. If both of the following conditions occur during the six month period after termination of Mr. Pittman’s employment, the period in which to exercise a vested option will be extended by an additional six months (in no event beyond the 10-year term of the options): (1) the average closing value of the Dow Jones Industrial Average for the 10 consecutive trading days immediately prior to the date the options would otherwise expire pursuant to the previous two sentences (the “Exercise Measurement Period”) is at least 20% less than for the 10 consecutive trading days ending on the date Mr. Pittman’s employment terminated (the “Base Measurement Period”) and (2) the average closing price of the Class A common stock as reported on the principle exchange on which it is listed for trading during the Exercise Measurement Period is at least 25% less than the average closing price of the Class A common stock reported on such exchange for the Base Measurement Period. If Mr. Pittman’s employment is terminated by CCMH without Cause within 12 months after a change of control, his time-vesting CCMH restricted stock will vest.

Impact of Termination on Repurchase Rights. Mr. Pittman’s employment agreement amends the Stock Purchase Agreement (the “Purchase Agreement”), dated November 15, 2010, by and among CCMH, CC IV, CC V and Pittman CC LLC with respect to certain repurchase rights in favor of CCMH and its affiliates relating to 706,215 shares of CCMH’s Class A common stock (the “Purchased Shares”) purchased by Pittman CC LLC, an entity controlled by Mr. Pittman, in November 2010. The amendment provides that the repurchase rights in the Purchase Agreement will lapse so that CCMH will not be permitted to exercise the repurchase rights and Mr. Pittman will be deemed vested in all of the Purchased Shares unless Mr. Pittman’s employment terminates for any reason before November 15, 2013, in which case the repurchase rights and related vesting provisions will be reinstated and may be exercised as follows: (1) 100% of the Purchased Shares that may otherwise be repurchased pursuant to the Purchase Agreement if such termination occurs before October 2, 2013 and (ii) 50% of the Purchased Shares that may otherwise be repurchased pursuant to the Purchase Agreement if such termination occurs on and after October 2, 2013 and before November 15, 2013. The terms of CCMH’s repurchase right will be governed by the Purchase Agreement, except that if Mr. Pittman’s employment is terminated by CCMH without Cause or by him with Good Cause prior to November 15, 2013 and CCMH elects to repurchase any of the Purchased Shares and the repurchase date is the Exit Date (as defined in the Purchase Agreement), the repurchase price would be the number of Purchased Shares to be repurchased multiplied by the higher of (A) the original per share cost of such Purchased Shares, plus interest, compounded quarterly, accruing from November 15, 2010 to the date of repurchase at a rate of four percent (4%) and (B) the fair market value of such shares as of the date his Employment Agreement is terminated. Mr. Pittman’s right to demand that CCMH repurchase a specified number of Purchased Shares as set forth in the Purchase Agreement shall apply in the event that Mr. Pittman’s employment is terminated by CCMH without Cause or by Mr. Pittman for Good Cause.

Thomas W. Casey

Termination by Clear Channel for Cause or by Mr. Casey without Good Reason. Mr. Casey’s employment agreement provides for the following payments and benefits upon termination by Clear Channel for “Cause” or by Mr. Casey without “Good Reason.”

Under the agreement, “Cause” is defined as Mr. Casey’s: (1) willful and continued failure to perform substantially his duties with us (other than due to disability or following his notice to us of termination for Good Reason), after a demand for substantial performance is delivered by our board of directors or the Compensation Committee specifically identifying the manner in which he has not performed; (2) willful and material misconduct that causes material and demonstrable injury, monetarily or otherwise, to Clear Channel; (3) willful disregard or violation of published company policies and procedures or codes of ethics; (4) fraud, dishonesty, breach of fiduciary duty, misappropriation, embezzlement or gross misfeasance of duty; or (5) conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. In the case of (1), (2) or (3), unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Casey has previously been provided notice, those acts will not constitute Cause unless the board of directors provides Mr. Casey with notice specifying (a) the conduct qualifying for Cause, (b) reasonable action that would remedy it and (c) a reasonable time (not less than 30 days) within which Mr. Casey can take the remedial action, and Mr. Casey fails to take the remedial action within the specified time.

The term “Good Reason” includes, subject to certain exceptions: (1) Clear Channel’s repeated failure to comply with a material term of the agreement after written notice from Mr. Casey specifying the failure; (2) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation; or (3) a substantial and unusual reduction in responsibilities or authority. To terminate for Good Reason, Mr. Casey must provide Clear Channel with 30 days notice, after which Clear Channel has 30 days to cure.

If Mr. Casey is terminated for Cause, he will receive a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination. If Mr. Casey resigns without Good Reason, he will receive his base salary for the 90-day notice period and any accrued but unpaid base salary and prior year annual bonus. If he is terminated for Cause or if he resigns without Good Reason, his CCMH stock options will be cancelled and any unvested CCOH restricted stock units will be forfeited. If his employment is terminated due to retirement (resignation from employment when the sum of his full years of age and full years of service equals at least 70, and he is at least 60 years of age with five full years of service at the time), any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination by Clear Channel without Cause, by Mr. Casey for Good Reason or Upon Change in Control. If Mr. Casey is terminated by Clear Channel without Cause or if Mr. Casey resigns for Good Reason:

(1) he will receive a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination; (2) provided he signs and returns a release of claims in the time period required, he will receive (a) a lump sum cash payment equal to any earned but unpaid annual bonus with respect to the year prior to his termination, (b) a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date, had 100% of his bonus opportunity been based on Clear Channel’s financial performance criteria and based on Clear Channel’s actual performance against those criteria as of the end of the performance period, (c) an “equity value preservation payment” equal to $3,750,000 for a termination that occurs in 2012 (with amounts varying for terminations occurring in other years), and (d) a severance payment paid over 18 months in an amount equal to 1.5 times the sum of (i) his annual base salary at the termination date and (ii) his target bonus for the year that includes the termination. However, if Mr. Casey violates the non-compete provisions of his agreement during the 18-month period above, Clear Channel may cease the severance payment referred to in (d) above.

Furthermore, in the event that Mr. Casey’s employment is terminated by Clear Channel without Cause, his vested CCMH stock options will continue to be exercisable for the shorter of 90 days or the remaining 10-year term of the options and any unvested CCOH restricted stock units will be forfeited. Mr. Casey’s employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Casey will be entitled to the benefits described for a termination without Cause. Mr. Casey’s unvested CCMH stock options will vest if his employment is terminated without Cause during the 12 months after a change in control and be exercisable as described above. Mr. Casey’s unvested CCOH restricted stock units will vest upon a change in control, with or without termination.

Termination due to Disability. If Mr. Casey is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, Clear Channel may terminate his employment. If Mr. Casey’s employment is terminated: (1) he will receive a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination; (2) provided he signs and returns a release of claims in the time period required, he will receive (a) a lump sum cash payment equal to any earned but unpaid annual bonus with respect to the year prior to his termination and (b) a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date, had 100% of his bonus opportunity been based on Clear Channel’s financial performance criteria and based on Clear Channel’s actual performance against those criteria as of the end of the performance period. Furthermore, Mr. Casey’s vested CCMH stock options will continue to be exercisable for the shorter of one year or the remaining 10-year term of the options and any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination due to Death. If Mr. Casey’s employment is terminated by his death, Clear Channel will pay in a lump sum to his designee or, if no designee, to his estate, his accrued but unpaid base salary and any earned but unpaid annual bonus with respect to the year prior to the termination. Furthermore, Mr. Casey’s vested CCMH stock options will continue to be exercisable for the shorter of one year or the remaining 10-year term of the options and any unvested CCOH restricted stock units will vest.

C. William Eccleshare

Termination by CCOH for Cause or by Mr. Eccleshare without Good Reason. Mr. Eccleshare’s employment agreement provides for the following payments and benefits upon termination by CCOH for “Cause” or by Mr. Eccleshare without “Good Reason.”

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Eccleshare constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Eccleshare of his duties (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days following written notice of such non-performance; (3) Mr. Eccleshare’s refusal or failure to follow lawful and reasonable directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days following written notice of such refusal or failure; (4) a criminal conviction of, or a plea of nolo contendere by, Mr. Eccleshare for a felony or material violation of any securities law, including, without limitation, conviction of fraud, theft, or embezzlement or a crime involving moral turpitude; (5) a material breach by Mr. Eccleshare of any of the provisions of his employment agreement; or (6) a material violation by Mr. Eccleshare of CCOH’s employment policies regarding harassment; provided, however, that Cause shall not exist under clauses (1), (2), (3), (5) or (6) unless Mr. Eccleshare has been given written notice specifying the act, omission, or circumstances alleged to constitute Cause and he fails to cure or remedy such act, omission, or circumstances within 15 business days after receipt of such notice.

The term “Good Reason” includes: (1) a change in Mr. Eccleshare’s reporting line; (2) a material change in his titles, duties or authorities (other than if, after a restructuring or reorganization of CCOH or a sale or spinoff of all or a portion of CCOH’s operations, Mr. Eccleshare continues as Chief Executive Officer of CCOH or Clear Channel International (or either of their respective successors)); (3) a reduction in Mr. Eccleshare’s base salary or target bonus, other than an across-the-board reduction applicable to all senior executive officers of CCOH; (4) a required relocation within the domestic United States of more than 50 miles of his primary place of employment; or (5) a material breach by CCOH of the terms of the employment agreement. To terminate for Good Reason, Mr. Eccleshare must provide CCOH with 30 days notice, after which CCOH has 30 days to cure.

If Mr. Eccleshare’s employment is terminated by CCOH for Cause or by Mr. Eccleshare without Good Reason, CCOH will pay to Mr. Eccleshare his earned but unpaid base salary (the “Accrued Base Salary”) and any unreimbursed business expenses and payments or benefits required under applicable benefit plans or equity plans (the “Accrued Obligations”). In addition, if Mr. Eccleshare terminates his employment without Good Reason and he signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare any annual bonus and Additional Bonus Opportunity earned but unpaid with respect to the calendar year prior to the year of termination (the “Unpaid Prior Year Bonus”) and, if CCOH terminates Mr. Eccleshare’s employment after receipt of Mr. Eccleshare’s notice of termination, CCOH will pay any base salary for the remaining portion of the 90-day advance notice period.

If Mr. Eccleshare is terminated for Cause, his CCOH stock options will be cancelled and any unvested CCOH restricted stock units will be forfeited. If Mr. Eccleshare terminates his employment without Good Reason, any unvested CCOH stock options will be cancelled, he will have three months to exercise any vested CCOH stock options and any unvested CCOH restricted stock units will be forfeited. If his employment is terminated due to retirement (resignation from employment when the sum of his full years of age and full years of service equals at least 70, and he is at least 60 years of age with five full years of service at the time), all of his issued CCOH stock options will continue to vest for the shorter of five years or the remainder of their original 10-year terms, and any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination by CCOH without Cause, by Mr. Eccleshare for Good Reason, Upon Non-Renewal of the Agreement by CCOH or Upon Change in Control. If CCOH terminates Mr. Eccleshare’s employment without Cause (and not by reason of disability), if CCOH does not renew the initial term or any subsequent renewal terms of the employment agreement or if Mr. Eccleshare terminates his employment for Good Reason, CCOH will pay to Mr. Eccleshare any Accrued Base Salary and Accrued Obligations. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will: (1) pay to Mr. Eccleshare a severance payment in an amount equal to 120% of his then-applicable base salary and 100% of his then-applicable target annual bonus in respect of the year of termination (the “Severance Payment”), with such Severance Payment to be paid in equal monthly installments for a period of 12 months after such termination; (2) reimburse his family’s reasonable relocation expenses from New York City to London that are incurred within 12 months after his termination, including reimbursement of the New York apartment lease breakage fee (the “Relocation Fee”); (3) pay to Mr. Eccleshare any Unpaid Prior Year Bonus; (4) pay to Mr. Eccleshare a pro rata portion of his annual bonus for the year of termination, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year for which pro rata portion of the annual bonus

Mr. Eccleshare shall be eligible only if a bonus would have been earned by the end of the calendar year (the “Pro-Rata Bonus”); and (5) provide for him and his dependents continued participation in CCOH’s group health plan that covers Mr. Eccleshare at CCOH’s expense for a period of three months as long as he timely elects continued coverage and continues to pay copayment premiums at the same level and cost as Mr. Eccleshare paid immediately prior to the termination (the “COBRA Coverage Benefit”). If Mr. Eccleshare violates the non-competition, non-interference or non-solicitation covenants contained in the employment agreement (after being provided a 10-day cure opportunity to the extent such violation is curable), Mr. Eccleshare will forfeit any right to the pro rata portion of the Severance Payment for the number of months remaining in the 18-month non-compete period after termination. In addition, no Relocation Fee or COBRA Coverage Benefit will be paid in the event of a violation of the non-competition, non-interference or non-solicitation covenants contained in the employment agreement (after being provided a 10-day cure opportunity to the extent such violation is curable) and Mr. Eccleshare will reimburse CCOH for any Relocation Fee and/or COBRA Coverage Benefit already paid.

Furthermore, in the event that Mr. Eccleshare’s employment is terminated by CCOH without Cause or by Mr. Eccleshare for Good Reason, his unvested CCOH restricted stock units awarded on July 26, 2012 will vest, his unvested CCOH restricted stock units awarded on December 20, 2010 will be forfeited, his unvested CCOH stock options will be cancelled and his vested CCOH stock options will continue to be exercisable for three months. Mr. Eccleshare’s employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Eccleshare will be entitled to the benefits described for a termination without Cause. Mr. Eccleshare’s unvested CCOH stock options and CCOH restricted stock units will vest upon a change in control, with or without termination.

Termination due to Disability. If Mr. Eccleshare is unable to perform the essential functions of his full-time position for more than 180 consecutive days in any 12 month period, CCOH may terminate his employment. If Mr. Eccleshare’s employment is terminated, CCOH will pay to Mr. Eccleshare or his designee any Accrued Base Salary, Accrued Obligations and the Relocation Fee for Mr. Eccleshare and his family. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare or his designee any Unpaid Prior Year Bonus, Pro-Rata Bonus and the COBRA Coverage Benefit. If his employment is terminated due to disability, his unvested CCOH stock options will continue to vest for the shorter of five years or the remainder of their original 10-year terms, and any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination due to Death. If Mr. Eccleshare’s employment is terminated by his death, CCOH will pay to his designee or estate: (1) the Accrued Base Salary; (2) the Unpaid Prior Year Bonus; (3) the Pro-Rata Bonus; (4) the Accrued Obligations; and (5) the Relocation Fee. In addition, if Mr. Eccleshare’s employment is terminated due to his death, CCOH will provide the COBRA Coverage Benefit. If Mr. Eccleshare is terminated due to his death, his unvested CCOH stock options will vest and continue to be exercisable for the shorter of one-year or the remainder of the original 10-year term and his unvested CCOH restricted stock units will vest.

John E. Hogan

Termination by CCB for Cause or by Mr. Hogan without Good Cause. Mr. Hogan’s employment agreement provides for the following payments and benefits upon termination by CCB for “Cause” or by Mr. Hogan without “Good Cause.”

A termination for “Cause” must be for one or more of the following reasons: (1) conduct by Mr. Hogan constituting a material act of willful misconduct in connection with the performance of his duties, including violation of CCB’s policy on sexual harassment, misappropriation of funds or property of CCB or any of its affiliates, or other willful misconduct as determined in the sole reasonable discretion of CCB; (2) continued, willful and deliberate non-performance by Mr. Hogan of his duties under his employment agreement (other than by reason of Mr. Hogan’s physical or mental illness, incapacity or disability) where such non-performance has continued for more than 10 days following written notice of such non-performance; (3) Mr. Hogan’s refusal or failure to follow lawful directives where such refusal or failure has continued for more than 30 days following written notice of such refusal or failure; (4) a criminal or civil conviction of Mr. Hogan, a plea of nolo contendere by Mr. Hogan, or other conduct by Mr. Hogan that, as determined in the sole reasonable discretion of the board of directors, has resulted in, or would result in if he were retained in his position with CCB, material injury to the reputation of CCB, including conviction of fraud, theft, embezzlement, or a crime involving moral turpitude; (5) a material breach by Mr. Hogan of any of the provisions of his employment agreement; or (6) a material violation by Mr. Hogan of CCB’s employment policies.

The term “Good Cause” includes: (1) a repeated willful failure of CCB to comply with a material term of the employment agreement following notice by Mr. Hogan of the alleged failure; (2) a substantial and unusual change in Mr. Hogan’s position, material duties, responsibilities or authority without an offer of additional reasonable compensation; or (3) a substantial and unusual reduction in Mr. Hogan’s material duties, responsibilities or authority. To terminate for Good Cause, Mr. Hogan must provide CCB with 30 days notice, after which CCB has 30 days to cure.

If Mr. Hogan’s employment is terminated by CCB for Cause or by Mr. Hogan without Good Cause, CCB will pay in a lump sum to Mr. Hogan his accrued and unpaid base salary. Furthermore, his CCMH restricted stock will be forfeited.

Termination by CCB without Cause, by Mr. Hogan for Good Cause, Upon Non-Renewal of the Agreement or Upon Change in Control. If Mr. Hogan’s employment with CCB is terminated by CCB without Cause, by CCB after giving notice of non-renewal or by Mr. Hogan for Good Cause: (1) CCB will pay Mr. Hogan his accrued and unpaid base salary; (2) provided he signs and returns a release of claims in the time period required, CCB will pay Mr. Hogan (a) over a period of three years, an amount equal to three times his average annualized salary for the current and prior full year of employment, (b) a lump sum cash payment equal to the difference between (i) two times the sum of (x) his average annualized salary for the current and prior full year of employment plus (y) 120% of his average annualized salary for the current and prior full year of employment, and (ii) three times his average annualized salary for the current and prior full year of employment, and (c) an outplacement cash lump sum benefit equal to $20,000. In addition, provided Mr. Hogan signs and returns a release of claims in the time period required: (1) he and his dependents will be allowed to participate in CCB’s health benefit plans under which they were covered as of the date of termination for a period of three years, provided that he pays the applicable COBRA premium, which CCB will reimburse; and (2) he will have access to secretarial services, at CCB’s expense, for a period of six months after termination of employment. In addition, if his employment is terminated by CCB without cause, by CCB after giving notice of non-renewal or by Mr. Hogan for Good Cause, he will be paid (1) a prorata performance bonus if such bonus otherwise would have been earned if employment had not been terminated; and (2) an “equity value preservation payment” equal to $1,250,000 for a termination that occurs in 2012 (with amounts varying for terminations occurring in other years).

If Mr. Hogan gives notice of non-renewal of his employment agreement, CCB will pay Mr. Hogan: (1) his accrued and unpaid base salary; and (2) provided he signs and returns a release of claims in the time period required, his then current base salary for one year, payable during the one-year term of Mr. Hogan’s non-compete obligations.

Furthermore, if Mr. Hogan is terminated without Cause or if he terminates his employment for Good Cause or by non-renewal of his agreement, his CCMH restricted stock will be forfeited. Mr. Hogan’s employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Hogan will be entitled to the benefits described for a termination without Cause. If he is terminated without Cause within 12 months after a change in control, his time-vesting CCMH restricted stock will vest.

Termination due to Disability. If Mr. Hogan is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, CCB may terminate his employment. If Mr. Hogan’s employment is terminated, he will receive: (1) a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination; and (2) a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date, had 100% of his bonus opportunity and based on CCB’s actual performance against those criteria as of the end of the performance period. If Mr. Hogan’s employment is terminated due to disability, his unvested CCMH restricted stock will be forfeited.

Termination due to Death. If Mr. Hogan’s employment is terminated by his death, CCB will pay in a lump sum to his designee or, if no designee, to his estate, his accrued but unpaid base salary and prorated annual bonus, if any. If Mr. Hogan’s employment is terminated by his death, his unvested CCMH restricted stock will be forfeited.

Robert H. Walls, Jr.

Termination by CCMS for Cause or by Mr. Walls without Good Cause. Mr. Walls’ employment agreement provides for the following payments and benefits upon termination by CCMS for “Cause” or by Mr. Walls without “Good Cause.”

Under the agreement, “Cause” is defined as Mr. Walls’: (1) willful and material misconduct that causes material and demonstrable injury, monetarily or otherwise, to CCMS or its affiliates; (2) willful and material nonperformance of his duties (other than due to disability), willful and material failure to follow lawful directives consistent with his obligations under the agreement or other willful and material breach of the agreement, in each case after written notice specifying the failure; (3) conviction of, or plea of nolo contendere to, a felony or misdemeanor involving moral turpitude; or (4) fraud, embezzlement, theft or other act of dishonesty that causes material and demonstrable injury, monetarily or otherwise, to CCMS or its affiliates. In the case of (1) or (2), unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Walls has previously been provided notice, those acts will not constitute Cause unless Mr. Walls is provided with 10 days to cure after written notice and has an opportunity to address the board of directors upon his written request during the cure period.

The term “Good Cause” includes, subject to certain exceptions: (1) CCMS’ material breach of the agreement after written notice from Mr. Walls specifying the alleged failure; (2) a material diminution in Mr. Walls’ base compensation; (3) a material diminution in his authority, duties or responsibilities; (4) a material diminution in the authority, duties or responsibilities of the Chief Executive Officer; or (5) a change in the place of Mr. Walls’ performance of more than 50 miles. To terminate for Good Cause, Mr. Walls must provide CCMS with 30 days notice, after which CCMS has 30 days to cure.

If Mr. Walls is terminated for Cause, he will receive a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination. If Mr. Walls resigns without Good Cause, he will receive his base salary for the 60-day notice period and any accrued but unpaid base salary and prior year annual bonus. If he is terminated with Cause or if he resigns without Good Cause, his unvested CCMH restricted stock and his unvested CCOH restricted stock units will be forfeited. If Mr. Walls’ employment is terminated due to retirement (resignation from employment when the sum of his full years of age and full years of service equals at least 70, and he is at least 60 years of age with five full years of service at the time), his unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination by CCMS without Cause, by Mr. Walls for Good Cause or Upon Change in Control. If Mr. Walls is terminated by CCMS without Cause or if Mr. Walls resigns for Good Cause: (1) he will receive a lump-sum cash payment equal to his accrued but unpaid base salary and prior year annual bonus; and (2) provided he signs and returns a release of claims in the time period required, he will receive a lump sum cash payment equal to (a) 1.5 times the sum of his annual rate of base salary on the date of termination plus his target bonus for the year of termination and (b) a prorated annual bonus with respect to the days he was employed in the year that includes the termination. However, if Mr. Walls violates the non-compete provisions of his agreement, he will forfeit a prorata portion of the amount described in (a) above for the amount of time remaining under the non-compete provisions.

In the event that Mr. Walls’ employment is terminated by CCMS without Cause or he terminates his employment for Good Cause, his unvested CCMH restricted stock and his unvested CCOH restricted stock units will be forfeited. Mr. Walls’ employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Walls will be entitled to the benefits described for a termination without Cause. Mr. Walls’ time-vesting CCMH restricted stock will vest if he is terminated within 12 months after a change in control. His unvested CCOH restricted stock units will vest upon a change in control, with or without termination.

Termination due to Disability. If Mr. Walls is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, CCMS may terminate his employment. If Mr. Walls’s employment is terminated, he will receive: (1) a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination; (2) a lump sum cash payment equal to any earned but unpaid annual bonus with respect to the year prior to his termination; and (3) provided he signs and returns a release of claims in the time period required, a prorated annual bonus with respect to the days he was employed in the year that includes the termination. In addition, Mr. Walls’ unvested CCOH restricted stock units will continue to vest as if he were employed if his employment is terminated due to disability. His unvested CCMH restricted stock will be forfeited.

Termination due to Death. If Mr. Walls’s employment is terminated by his death, CCMS will pay in a lump sum to his designee or, if no designee, to his estate: (1) his accrued but unpaid base salary and any earned but unpaid annual bonus with respect to the year prior to the termination; and (2) a prorated annual bonus with respect to the days he was employed in the year that includes the termination. In addition, his unvested CCOH restricted stock units will vest if his employment is terminated due to death. His unvested CCMH restricted stock will be forfeited.

Limitation on Benefits. To the extent that any of the payments and benefits under the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, then the payments will be payable either in full or as to such lesser amounts as would result in no portion of the payments being subject to an excise tax, whichever amount results in Mr. Walls’ receiving the greatest after-tax amount.

Post-Employment Table

The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of those named executive officers. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such change in control or such executive officer’s termination of service.

Potential Payments Upon Termination or Change in Control(a)

Name	Benefit	Termination with “Cause”	Termination without “Cause” or Resignation for “Good Cause”		Termination due to “Disability”		Termination due to Death		Retirement or Resignation without “Good Cause”		“Change in Control”(b)
Robert W. Pittman	Cash payment	—	$6,800,000	(c)	$1,500,000	(d)	$1,500,000	(d)	—		—
	Repurchase of stock(e)	—	1,360,544		—		—		—		—

	TOTAL	—	$8,160,544		$1,500,000		$1,500,000		—		—

Thomas W. Casey(f)	Cash payment	—	$6,845,930	(g)	$395,930	(h)	—		$197,260	(i)	—
	Vesting of equity awards(j)	—	—		—		$1,777,211		—		$1,777,211

	TOTAL	—	$6,845,930		$395,930		$1,777,211		$197,260		$1,777,211

C. William Eccleshare	Cash payment	—	$3,085,282	(k)	$885,282	(l)	$885,282	(l)	$246,575	(m)	—
	Vesting of equity awards(j)	—	3,554,430		—		3,899,828		—		$3,899,828

	TOTAL	—	$6,639,712		$885,282		$4,785,110		$246,575		$3,899,828

John E. Hogan(n)	Cash payment	—	$6,708,666	(o)	$490,464	(p)	$1,007,003	(q)	—		—
	Value of benefits(r)	—	49,503		—		—		—		—

	TOTAL	—	$6,758,169		$490,464		$1,007,003		—		—

Robert H. Walls, Jr.	Cash payment	—	$2,888,724	(s)	$638,724	(t)	$638,724	(t)	$123,288	(u)	—
	Vesting of equity awards(j)	—	—		—		1,777,211		—		$1,777,211

	TOTAL	—	$2,888,724		$638,724		$2,415,935		$123,288		$1,777,211

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2012.

(b)	Amounts reflected in the “Change in Control” column were calculated assuming that no termination occurred after the change in control. The values of any additional benefits to the named executive officers that would arise only if a termination were to occur after a change in control are disclosed in the footnotes to the “Termination without Cause” column.

(c)	Represents (1) two times the sum of Mr. Pittman’s base salary and annual bonus target for the year ended December 31, 2012 and (2) a prorated annual bonus for Mr. Pittman for the year ended December 31, 2012 pursuant to his employment agreement. If Mr. Pittman were terminated within 12 months after a change in control, his time-vesting CCMH restricted stock would vest. The value of his time-vesting CCMH restricted stock at December 31, 2012 was $340,000.

(d)	Represents a prorated annual bonus for Mr. Pittman for the year ended December 31, 2012 pursuant to his employment agreement.

(e)	Represents the value of the right under the Purchase Agreement that Pittman CC LLC (an entity controlled by Mr. Pittman) has to require CCMH to purchase at $7.71 per share 25% of the 706,215 shares of CCMH’s Class A common stock owned by Pitman CC LLC (176,554 shares) upon CCMH’s termination of Mr. Pittman’s employment without cause or the termination by Mr. Pittman of his employment for good cause.

(f)	Amounts reflected in the table represent the entire portion of post-employment payments for Mr. Casey. Pursuant to the Corporate Services Agreement, a percentage of payments made to Mr. Casey upon termination or a change in control, other than payments with respect to the vesting of any CCMH equity awards, would be allocated to CCOH. For 2012, this allocation is based on CCOH’s 2011 OIBDAN as a percentage of Clear Channel’s 2011 OIBDAN. For a further discussion of the Corporate Services Agreement, please refer to “—Compensation Discussion and Analysis—Corporate Services Agreement” or “Certain Relationships and Related Party Transactions—Corporate Services Agreement.”

(g)	Represents (1) 1.5 times the sum of Mr. Casey’s base salary at termination and annual bonus target for the year ended December 31, 2012, (2) $3,750,000 payable for equity value preservation and (3) a prorated annual bonus for the year ended December 31, 2012 based on company performance pursuant to Mr. Casey’s employment agreement.

(h)	Represents the prorated annual bonus for the year ended December 31, 2012 for Mr. Casey based on company performance pursuant to his employment agreement.

(i)	Represents base salary during the required 90 day notice period under Mr. Casey’s employment agreement.

(j)	Amounts reflect the value of unvested CCMH equity awards held by the respective named executive officers on December 31, 2012 that would be subject to accelerated vesting. This value is based upon the closing sale price of CCMH’s Class A common stock on December 31, 2012 of $3.40, but it excludes stock options where the exercise price exceeds the closing sale price of CCMH’s Class A common stock on December 31, 2012. Also, in the case of Messrs. Casey, Eccleshare and Walls, the amounts reflect the value of unvested CCOH equity awards on December 31, 2012, based upon the closing sale price of CCOH’s Class A common stock on December 31, 2012 of $7.02 and excluding any stock options where the exercise price exceeds the closing sale price of CCOH’s Class A common stock on December 31, 2012. The value of vested equity awards and equity awards that continue to vest and/or remain exercisable following termination (but vesting is not accelerated) are not included in this table.

(k)	Represents (1) the sum of 1.2 times Mr. Eccleshare’s base salary at termination and 1.0 times Mr. Eccleshare’s annual bonus target for the year ended December 31, 2012, (2) a prorated annual bonus for the year ended December 31, 2012 and (3) $39,000 as reimbursement of a lease breakage fee pursuant to Mr. Eccleshare’s employment agreement. Mr. Eccleshare also would receive reimbursement of expenses to relocate back to London after termination.

(l)	Represents (1) a prorated annual bonus for the year ended December 31, 2012 and (2) $39,000 as reimbursement of a lease breakage fee pursuant to Mr. Eccleshare’s employment agreement. Mr. Eccleshare also would receive reimbursement of expenses to relocate back to London after termination.

(m)	Represents base salary during the required 90 day notice period under Mr. Eccleshare’s employment agreement.

(n)

In addition to the amounts reflected in this table, if Mr. Hogan provides notice of non-renewal of his employment agreement, Mr. Hogan is entitled to receive his then current base salary for one year during the one-year period of his non-compete obligations. His salary at December 31, 2012 was $1,000,000. The amounts reflected in this table for Mr. Hogan do not include amounts payable to him under the non-

qualified deferred compensation plan because those amounts are disclosed in the Nonqualified Deferred Compensation table above.

(o)	Represents (1) the prorated annual bonus for the year ended December 31, 2012 for Mr. Hogan, (2) three times the average of Mr. Hogan’s annualized base salary for 2012 and 2011, (3) a lump sum payment of $1,400,000, (4) an outplacement allowance of $20,000, (5) the continuation of secretarial services for six months, (6) an equity value preservation payment of $1,250,000 and (7) reimbursement of COBRA premiums for three years, to which he is entitled upon termination by CCB without Cause, termination by Mr. Hogan for Good Cause or CCB’s non-renewal of Mr. Hogan’s amended and restated employment agreement at the end of its term. If Mr. Hogan were terminated within 12 months after a change in control, his time-vesting CCMH restricted stock would vest. The value of his time-vesting CCMH restricted stock at December 31, 2012 was $353,308.

(p)	Represents a prorated annual bonus based upon CCB performance for the year ended December 31, 2012 pursuant to Mr. Hogan’s amended and restated employment agreement.

(q)	Represents a prorated annual bonus based upon CCB and individual performance for the year ended December 31, 2012 pursuant to Mr. Hogan’s amended and restated employment agreement.

(r)	The values associated with the continued provision of health benefits are based on the 2013 premiums for medical insurance multiplied by the amount of time Mr. Hogan is entitled to those benefits pursuant to his amended and restated employment agreement.

(s)	Represents the amount payable to Mr. Walls pursuant to his employment agreement, which includes (1) 1.5 times the sum of his base salary at termination and annual bonus target for the year ended December 31, 2012 and (2) a prorated annual bonus for the year ended December 31, 2012. If Mr. Walls were terminated within 12 months after a change in control, his time-vesting CCMH restricted stock would vest. The value of his time-vesting CCMH restricted stock at December 31, 2012 was $408,000.

(t)	Represents the prorated annual bonus for the year ended December 31, 2012 for Mr. Walls pursuant to his employment agreement.

(u)	Represents base salary during the required 60 day notice period under Mr. Walls’ employment agreement.

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with CCMH’s Compensation Committee, management conducted an assessment of whether CCMH’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. This assessment included discussions with members of the corporate Human Resources, Legal, Finance and Internal Audit departments, as well as personnel in the business units, and a review of corporate and operational compensation arrangements. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies. Although a significant portion of our executive compensation program is performance-based, CCMH’s Compensation Committee has focused on aligning CCMH’s compensation policies with the long-term interests of CCMH and avoiding rewards or incentive structures that could create unnecessary risks to CCMH.

Management reported its findings to CCMH’s Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on CCMH.

DIRECTOR COMPENSATION

The individuals who served as members of our board of directors during 2012 are set forth in the table below. Our non-employee directors are reimbursed for their expenses associated with their service as directors, but currently do not receive compensation for their service as directors. Robert W. Pittman, Mark P. Mays and Randall T. Mays are employees of CCMH, and they do not receive any additional compensation for their service on our board of directors. Mr. Pittman’s compensation for his service as CCMH’s Chief Executive Officer is included in the Summary Compensation Table above. Mark P. Mays’ and Randall T. Mays’ compensation for 2012 pursuant to their respective employment agreements is set forth below.

Director Compensation Table(a)

Name	Salary ($)	Bonus ($)		All Other Compensation ($)		Total ($)
Mark P. Mays—Chairman	1,000,000	500,000	(b)	438,604	(c)	1,938,604
Randall T. Mays—Vice Chairman	500,000	—		340,375	(c)	840,375
David C. Abrams	—	—		—		—
Irving L. Azoff	—	—		—		—
Steven W. Barnes	—	—		—		—
Richard J. Bressler	—	—		—		—
Charles A. Brizius	—	—		—		—
John P. Connaughton	—	—		—		—
Blair E. Hendrix	—	—		—		—
Matthew J. Freeman	—	—		—		—
Jonathon S. Jacobson	—	—		—		—
Ian K. Loring	—	—		—		—
Robert W. Pittman	—	—		—		—
Scott M. Sperling	—	—		—		—

(a)

As of December 31, 2012, each of Messrs. Mark P. Mays and Randall T. Mays owned unvested CCMH stock and option awards issued prior to 2012. As of December 31, 2012, each of Messrs. Mark P. Mays and Randall T. Mays owned unvested restricted stock awards representing 111,112 shares of CCMH’s Class A common stock, which vest on July 30, 2013. In addition, as of December 31, 2012, Mr. Mark P. Mays owned options to purchase 1,108,296 shares of CCMH’s Class A common stock, all of which were vested except for options with respect to 260,418 shares that vest on May 13, 2013 and options with respect to 520,834 shares that vest as follows: (1) options to purchase 260,417 shares will vest fully upon the

Sponsors’ receiving a 200% return on their investment in CCMH in the form of cash returns; and (2) options to purchase an additional 260,417 shares will vest fully upon the Sponsors’ receiving a 250% return on their investment in CCMH in the form of cash returns. As of December 31, 2012, Mr. Randall T. Mays also owned options to purchase 413,850 shares of CCMH’s Class A common stock, all of which were vested. As of December 31, 2012, Messrs. Mark P. Mays and Randall T. Mays each also owned options to purchase 150,000 shares of CCOH’s Class A common stock, all of which were vested. For a description of Mr. Pittman’s outstanding equity awards as of December 31, 2012, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.” None of the other members of our board of directors have outstanding CCMH or CCOH equity awards.

(b)	The amount shown represents Mark P. Mays’ annual bonus provided pursuant to his employment agreement described below.

(c)	As described below, for 2012 the All Other Compensation column reflects:

•	amounts we contributed under our 401(k) plan as a matching contribution for the benefit of Messrs. Mark P. Mays and Randall T. Mays;

•	club membership dues paid by us;

•	personal use of company aircraft by Messrs. Mark P. Mays and Randall T. Mays; and

•	personal accounting and tax services.

	Mark P. Mays	Randall T. Mays
Plan Contributions	$6,250	$6,250
Club dues	2,241	3,395
Aircraft usage	411,806	313,965
Accounting/tax services	18,307	16,765

Total	$438,604	$340,375

As a result of Clear Channel’s high public profile and due in part to threats against Clear Channel, its operations and management, Clear Channel engaged an outside security consultant to assess security risks to Clear Channel’s physical plant and operations, as well as its employees, including executive management. Based upon the findings and recommendation of this security consultant, Clear Channel’s management and board of directors implemented, and CCMH’s management and board of directors intends to continue the implementation of, numerous security measures for CCMH’s operations and employees.

Pursuant to their employment agreements, for security purposes and at the direction of the board of directors of CCMH, Messrs. Mark P. Mays and Randall T. Mays use Company-owned aircraft for all business and personal air travel in accordance with the Aircraft Policy. The value of personal aircraft usage reported above is based on CCMH’s direct variable operating costs. This methodology calculates an average variable cost per hour. On certain occasions, a spouse or other family members and guests may accompany them on a flight and the additional direct operating cost incurred in such situations is included under the foregoing methodology. The value of all other perquisites included in the All Other Compensation column is based upon CCMH’s actual costs.

For a description of the other items reflected in the table above, see the description of the employment agreements below.

Mark P. Mays Employment Agreement

Upon the consummation of the Merger, Mark P. Mays was employed by CCMH and Clear Channel as the Chief Executive Officer of each entity, and entered into an employment agreement with a term ending

July 31, 2013. Mr. Mark P. Mays’ employment agreement was amended in January 2009 and amended and restated in June 2010 in connection with his announcement of his intention to retire as our President and Chief Executive Officer. The amended and restated agreement provides for a term through July 31, 2013, which will be extended thereafter only by written agreement of the parties. Upon the consummation of the Merger, the parties agreed that Mr. Mark P. Mays would receive an annual base salary of not less than $895,000. Pursuant to the January 2009 amendment to his employment agreement, Mr. Mark P. Mays voluntarily reduced his base salary to $500,000 for 2009, which increased to not less than $1,000,000 per year thereafter. Mr. Mark P. Mays’ current annual base salary is $1,000,000. Pursuant to his June 2010 amended and restated employment agreement, Mr. Mark P. Mays also will receive benefits and perquisites consistent with his previous arrangement with Clear Channel (including “gross-up” payments for excise taxes that may be payable by Mr. Mark P. Mays in connection with any payments made in connection with the Merger and for additional taxes that may be payable by Mr. Mark P. Mays under Section 409A of the Code). In addition, during the term of his agreement, Mr. Mark P. Mays is entitled, at Company expense, to use Company-provided aircraft for personal travel, in accordance with the Company’s Aircraft Benefit Policy. Mr. Mark P. Mays also has a right of first refusal to purchase a specified Company-owned aircraft during the term of his agreement if the Company receives a bona fide offer to purchase the aircraft and, at the end of his employment term, to purchase the aircraft at fair market value.

Pursuant to his amended and restated employment agreement, Mr. Mark P. Mays’ performance bonus will be determined solely at the discretion of the board of directors, but shall not be less than $500,000 for any year (prorated if employment is terminated for any reason). For 2012, Mr. Mark P. Mays received a bonus of $500,000.

Pursuant to his original employment agreement with CCMH, upon the consummation of the Merger, Mr. Mark P. Mays received a stock option award to purchase 2,083,333 shares of CCMH’s Class A common stock (subject to performance and time vesting requirements) and was issued restricted shares of CCMH’s Class A common stock with a value equal to $20 million (subject to time vesting requirements). Under certain circumstances, he also had a put option to require CCMH to purchase up to 555,556 of his shares at either $36 or the price on the date he notifies CCMH that he is exercising the put option, with the price varying depending on the circumstances triggering the ability to exercise the put option. Pursuant to the June 2010 amendments made to Mr. Mark P. Mays’ employment and option agreements: (1) the put option with respect to 200,000 shares became exercisable for a 30-day period beginning August 15, 2010 (and was exercised on August 23, 2010), with the put option for the other 355,556 shares remaining subject to the original terms; and (2) upon his cessation of service as our Chief Executive Officer on March 31, 2011, one-half of his time-vesting options and one-half of his performance-vesting options granted on July 30, 2008 were cancelled, with all remaining CCMH stock options continuing pursuant to their original conditions for the remainder of the original 10-year term of the options.

Under his employment agreement, Mr. Mark P. Mays is required to protect the secrecy of Clear Channel’s confidential information and to assign certain intellectual property rights to Clear Channel. He also is prohibited by the agreement from engaging in certain activities that compete against Clear Channel for six months after his employment terminates, and he is prohibited from soliciting its customers, employees and independent contractors during employment and for a period of two years after his employment terminates.

Clear Channel will indemnify Mr. Mark P. Mays from any losses incurred by him because he was made a party to a proceeding as a result of being an officer of Clear Channel. Furthermore, any expenses incurred by him in connection with any such action shall be paid by Clear Channel in advance upon request that Clear Channel pay such expenses, but only in the event that he has delivered in writing to Clear Channel (1) an undertaking to reimburse Clear Channel for such expenses with respect to which he is not entitled to indemnification and (2) an affirmation of his good faith belief that the standard of conduct necessary for indemnification by Clear Channel has been met.

Randall T. Mays Employment Agreement

Upon the consummation of the Merger, Mr. Randall T. Mays was employed by CCMH and Clear Channel as the President and Chief Financial Officer of each entity. Upon ceasing to serve as President and Chief Financial Officer on January 4, 2010, Mr. Randall T. Mays became Vice Chairman of CCMH. Mr. Randall T. Mays’ employment agreement provides for a term through July 31, 2013 and will be automatically extended for consecutive one-year periods unless 12 months prior notice of non-renewal is provided by the terminating party.

Upon the consummation of the Merger, the parties agreed that Mr. Randall T. Mays would receive an annual base salary of not less than $875,000. Pursuant to the January 2009 amendment to his employment agreement, Mr. Randall T. Mays voluntarily reduced his base salary to $500,000 for 2009. Pursuant to his December 2009 amended and restated employment agreement, he received an annual base salary of $1,000,000 while he served as Chief Financial Officer (until January 4, 2010) and receives an annual base salary of $500,000 thereafter. Mr. Randall T. Mays also will receive benefits and perquisites consistent with his previous arrangement with Clear Channel (including personal use of company-owned aircraft and “gross-up” payments for excise taxes that may be payable by Mr. Randall T. Mays in connection with any payments made in connection with the Merger and for additional taxes that may be payable by Mr. Randall T. Mays under Section 409A of the Internal Revenue Code). Pursuant to the December 2009 amended and restated employment agreement, Mr. Randall T. Mays is entitled to receive an annual bonus, to be determined at the discretion of the board of directors of CCMH. Mr. Randall T. Mays did not receive a bonus for 2012.

Pursuant to his original employment agreement with CCMH, upon the consummation of the Merger, Mr. Randall T. Mays received an equity incentive award of options to purchase 2,083,333 shares of CCMH stock (subject to vesting requirements) and was issued restricted shares of CCMH’s Class A common stock with a value equal to $20 million (subject to vesting requirements). Pursuant to the December 2009 amendments made to Mr. Randall T. Mays’ employment and option agreements, two-thirds of his time-vesting and all of his performance-vesting options were cancelled and vesting of his remaining options was accelerated.

Under his employment agreement, Mr. Randall T. Mays is required to protect the secrecy of Clear Channel’s confidential information and to assign certain intellectual property rights to Clear Channel. He also is prohibited by the agreement from engaging in certain activities that compete against Clear Channel for six months after his employment terminates, and he is prohibited from soliciting its customers, employees and independent contractors during employment and for a period of two years after his employment terminates.

Clear Channel will indemnify Mr. Randall T. Mays from any losses incurred by him because he was made a party to a proceeding as a result of being an officer of Clear Channel. Furthermore, any expenses incurred by him in connection with any such action shall be paid by Clear Channel in advance upon request that Clear Channel pay such expenses, but only in the event that he has delivered in writing to Clear Channel (1) an undertaking to reimburse Clear Channel for such expenses with respect to which he is not entitled to indemnification and (2) an affirmation of his good faith belief that the standard of conduct necessary for indemnification by Clear Channel has been met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of CCMH’s common stock as of March 20, 2013 for: (1) each director currently serving on our board of directors and each of the nominees for director; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (4) each person known to CCMH to beneficially own more than 5% of any class of CCMH’s outstanding shares of common stock. At the close of business on March 20, 2013, there were 26,225,310 shares of CCMH’s Class A common stock, 555,556 shares of CCMH’s Class B common stock and 58,967,502 shares of CCMH’s Class C common stock outstanding. In addition, information concerning the beneficial ownership of common stock of our indirect subsidiary, CCOH, by: (1) each director currently serving on our board of directors and each of the nominees for director; (2) each of our named executive officers; and (3) our directors and executive officers as a group is set forth in the footnotes to the table below. At the close of business on March 20, 2013, there were 42,419,666 shares of CCOH’s Class A common stock outstanding and 315,000,000 shares of CCOH’s Class B common stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

All of our outstanding shares of Class B common stock are held by Clear Channel Capital IV, LLC (“CC IV”) and all of our outstanding shares of Class C common stock are held by Clear Channel Capital V, L.P. (“CC V”), each of which ultimately is controlled jointly by funds affiliated with the Sponsors. These shares represent in the aggregate approximately 69% (whether measured by voting power or economic interest) of the equity of CCMH.

Subject to certain limitations set forth in the Third Amended and Restated Certificate of Incorporation of CCMH, each share of Class B common stock and each share of Class C common stock is convertible, at the election of the holder thereof, into one share of Class A common stock at any time. Each holder of shares of Class B common stock is entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of total number of shares of Class B common stock outstanding as of the Record Date and the number of shares of Class C common stock outstanding as of the Record Date by (b) the number of shares of Class B common stock outstanding as of the Record Date. Except as otherwise required by law, the holders of outstanding shares of Class C common stock are not entitled to any votes upon any proposals presented to stockholders of CCMH. Each share of common stock is entitled to share on a pro rata basis in any distributions by CCMH.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(a)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock		Number of Shares of Class C Common Stock		Percentage of Outstanding Common Stock on an As-Converted Basis(b)
Holders of More than 5%:
Bain Capital Investors, LLC and related investment funds	—	555,556	(c)	58,967,502	(d)	69.4%
Thomas H. Lee Partners, L.P. and related investment entities	—	555,556	(e)	58,967,502	(f)	69.4%
Highfields Capital Management LP and managed investment funds(g)	9,950,510	—		—		11.6%
Abrams Capital Management, L.P. and affiliates(h)	6,811,407	—		—		7.9%

Named Executive Officers, Executive Officers and Directors:
David C. Abrams(h)	6,811,407	—		—		7.9%
Irving L. Azoff	—	—		—		—
Richard J. Bressler	—	—		—		—
James C. Carlisle	—	—		—		—
Thomas W. Casey(i)	187,500	—		—		*
John P. Connaughton(j)	—	—		—		—
C. William Eccleshare(k)	—	—		—		—
Matthew J. Freeman(j)	—	—		—		—
Blair E. Hendrix(j)	—	—		—		—
John E. Hogan(l)	241,902	—		—		*
Jonathon S. Jacobson(g)	9,950,510	—		—		11.6%
Ian K. Loring(j)	—	—		—		—
Mark P. Mays(m)	1,073,604	—		—		1.2%
Randall T. Mays(n)	1,100,256	—		—		1.3%
Robert W. Pittman(o)	1,072,215	—		—		1.3%
Scott M. Sperling(p)	—	—		—		—
Robert H. Walls, Jr.(q)	150,000	—		—		*
All directors and executive officers as a group (18 individuals)(r)	20,614,394	—		—		23.7%

* Means less than 1%.

(a)	Unless otherwise indicated, the address for all beneficial owners is c/o CC Media Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209.

(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).

(c)	Represents the 555,556 shares of Class B common stock of CCMH owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock. Bain Capital Investors, LLC (“BCI”) is the general partner of Bain Capital Partners (CC) IX, L.P. (“BCP IX”), which is the general partner of Bain Capital (CC) IX, L.P. (“Bain Fund IX”), which holds 50% of the limited liability company interests in CC IV. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The business address of CC IV is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(d)

Represents the 58,967,502 shares of Class C common stock of CCMH owned by CC V, which represents 100% of the outstanding shares of our Class C common stock. BCI is the sole member of Bain Capital CC Partners, LLC (“Bain CC Partners”), which is the general partner of Bain Capital CC Investors, L.P. (“Bain CC Investors”), which holds 50% of the limited partnership interests in CC V. Bain CC Investors expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The business address of CC V is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(e)	Represents the 555,556 shares of CCMH’s Class B common stock owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock. Thomas H. Lee Equity Fund VI, L.P. (“THL Fund VI”) holds 50% of the limited liability company interests in CC IV. THL Holdco, LLC (“THL Holdco”) is the managing member of Thomas H. Lee Advisors, LLC (“THLA”), which is the general partner of Thomas H. Lee Partners, L.P. (“THLP”), which is the sole member of THL Equity Advisors VI, LLC (“THL Advisors”), which is the general partner of THL Fund VI. Voting and investment determinations with respect to the securities held by THL Fund VI are made by the management committee of THL Holdco. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, and as such may be deemed to share beneficial ownership of the securities held or controlled by THL Fund VI. Each of THL Holdco and Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The business address of CC IV is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(f)	Represents the 58,967,502 shares of CCMH’s Class C common stock owned by CC V, which represents 100% of the outstanding shares of our Class C common stock. THL Fund VI and THL Equity Fund VI Investors (Clear Channel), L.P. (“THL Investors Fund”) collectively hold 50% of the limited partnership interests in CC V. Each of the following entities are limited partners of the THL Investors Fund: THL Fund VI, Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Coinvestment Partners, L.P. and THL Operating Partners, L.P. (collectively, the “THL Funds”). THL Advisors is the general partner of THL Fund VI, Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. and THL Investors Fund. THLP is the general partner of THL Coinvestment Partners, L.P. and THL Operating Partners, L.P. THL Advisors also holds 50% of the limited liability company interests in CC V Manager, which is the general partner of CC V. Voting and investment determinations with respect to the securities held by THL Funds are made by the management committee of THL Holdco. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, and as such may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each of THL Holdco and Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of its or his pecuniary interest therein. The business address of CC V is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(g)

As reported on a Schedule 13G/A filed with respect to CCMH’s Class A common stock on February 14, 2013, Highfields Capital Management LP (“Highfields Capital Management”) is the investment manager to each of Highfields Capital I LP, a Delaware limited partnership (“Highfields I”), Highfields Capital II LP, a Delaware limited partnership (“Highfields II”), and Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I. (“Highfields III”). Highfields GP LLC, a Delaware limited liability company (“Highfields GP”), is the general partner of Highfields Capital Management. Highfields Associates LLC, a Delaware limited liability company (“Highfields Associates”), is the general partner of each of Highfields I, Highfields II and Highfields III. Mr. Jacobson is the managing member of Highfields GP and the senior managing member of Highfields Associates. Each of Highfields Capital Management, Highfields GP, Highfields Associates and Mr. Jacobson has the power to direct the receipt of dividends from or the proceeds from the sale of the shares owned by Highfields I, Highfields II and Highfields III. Each of the above disclaims beneficial ownership of any securities owned beneficially by any other person or persons. Mr. Jacobson has indicated that a portion or all of the securities described in the Schedule 13G/A may be held in margin accounts from time to time. The business address of Mr. Jacobson, Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I and Highfields II is c/o Highfields Capital Management LP, John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116. The business address of Highfields III is c/o State Street (Cayman)

Trust Limited, d/b/a International Fund Services, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands. As of March 20, 2013, the shares of CCMH’s Class A common stock reported on the Schedule 13G/A represented 37.9% of the shares of CCMH’s Class A common stock.

(h)	As reported on a Schedule 13D filed with respect to CCMH’s Class A common stock on November 29, 2011. The CCMH shares reported in the Schedule 13D for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II and other private investment vehicles for which Abrams Capital, LLC (“Abrams Capital”) serves as general partner. Shares reported in the Schedule 13D for Abrams Capital Management, L.P. (“Abrams CM LP”) and Abrams Capital Management, LLC (“Abrams CM LLC”) represent shares beneficially owned by ACP II and other private investment vehicles (including those for which shares are reported for Abrams Capital) for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. The CCMH shares reported in the Schedule 13D for Mr. Abrams represent the above referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, Massachusetts 02116. As of March 20, 2013, the shares of CCMH’s Class A common stock reported on the Schedule 13D represented 25.9% of the shares of CCMH’s Class A common stock.

As reported on a Schedule 13G/A filed with respect to CCOH’s Class A common stock on February 13, 2013, ACP II and affiliates beneficially owned 3,354,390 shares of CCOH’s Class A common stock, which represented, as of March 20, 2013, 7.9% of CCOH’s Class A common stock and less than 1% of CCOH’s Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock. Shares of CCOH’s Class A common stock reported in the Schedule 13G/A for ACP II represent shares beneficially owned by ACP II. Shares reported in the Schedule 13G/A for Abrams Capital represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner. Shares reported in the Schedule 13G/A for Abrams CM LP and Abrams CM LLC represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. Shares reported in the Schedule 13G/A for Mr. Abrams represent the above referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. Each disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest therein. The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, Massachusetts 02116.

(i)	Represents vested stock options representing 187,500 shares of CCMH’s Class A common stock held by Mr. Casey. Mr. Casey’s holdings represented less than 1% of CCMH’s Class A common stock as of March 20, 2013.

(j)	John P. Connaughton, Matthew J. Freeman, Blair E. Hendrix and Ian K. Loring are managing directors or operating partners of BCI and members of BCI and, by virtue of this and the relationships described in footnotes (c) and (d) above, may be deemed to share voting and dispositive power with respect to all of the shares of CCMH’s Class B common stock held by CC IV and all of the shares of CCMH’s Class C common stock held by CC V. Each of Messrs. Connaughton, Freeman, Hendrix and Loring expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of his pecuniary interest therein. The business address of each of Messrs. Connaughton, Freeman, Hendrix and Loring is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(k)

As of March 20, 2013, Mr. Eccleshare held 6,846 shares of CCOH’s Class A common stock and vested stock options and stock options that will vest within 60 days after March 20, 2013 collectively representing 318,905 shares of CCOH’s Class A common stock. As of March 20, 2013, Mr. Eccleshare’s holdings collectively represented less than 1% of CCOH’s Class A common stock and less than 1% of CCOH’s

Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(l)	Includes 131,326 shares of unvested restricted Class A common stock of CCMH held by Mr. Hogan. Mr. Hogan’s holdings represented less than 1% of CCMH’s Class A common stock as of March 20, 2013.

(m)	Includes vested stock options and stock options that will vest within 60 days after March 20, 2013 collectively representing 576,287 shares of CCMH’s Class A common stock held by Mark P. Mays, 111,112 shares of unvested restricted Class A common stock of CCMH held by Mr. Mays and 197,593 shares of CCMH’s Class A common stock held by trusts of which Mr. Mays is the trustee. Mr. Mays’ holdings collectively represented 4.0% of CCMH’s Class A common stock as of March 20, 2013.

As of March 20, 2013, Mr. Mays also held 15,565 shares of CCOH’s Class A common stock and vested stock options to purchase 150,000 shares of CCOH’s Class A common stock. As of March 20, 2013, these holdings collectively represented less than 1% of CCOH’s Class A common stock and less than 1% of CCOH’s Class A common stock assuming all shares of CCOH’s Class B common are converted to shares of CCOH’s Class A common stock.

(n)	Includes vested stock options representing 402,675 shares of CCMH’s Class A common stock held by Randall T. Mays, 111,112 shares of unvested restricted Class A common stock of CCMH held by Mr. Mays, 111,111 shares of CCMH’s Class A common stock held by trusts of which Mr. Mays is the trustee and 102,168 shares of CCMH’s Class A common stock held by RTM Partners, Ltd. Mr. Mays controls the sole general partner of RTM Partners, Ltd. As of March 20, 2013, Mr. Mays’ holdings collectively represented 4.1% of CCMH’s Class A common stock.

As of March 20, 2013, Mr. Mays also held 16,667 shares of CCOH’s Class A common stock and vested stock options to purchase 150,000 shares of CCOH’s Class A common stock. As of March 20, 2013, these holdings collectively represented less than 1% of CCOH’s Class A common stock and less than 1% of CCOH’s Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(o)	Represents 200,000 shares of unvested restricted Class A common stock of CCMH and vested stock options to purchase 166,000 shares of CCMH’s Class A common stock held by Mr. Pittman and 706,215 shares of CCMH’s Class A common stock beneficially owned by Pittman CC LLC, a limited liability company controlled by Mr. Pittman. As of March 20, 2013, these holdings collectively represented 4.1% of CCMH’s Class A common stock.

(p)	Scott M. Sperling is a member of THL Holdco and, by virtue of this and the relationships described in footnotes (e) and (f) above, may be deemed to share voting and dispositive power with respect to all of the shares of CCMH’s Class B common stock held by CC IV and all of the shares of CCMH’s Class C common stock held by CC V. Mr. Sperling expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of his pecuniary interest therein. The business address of Mr. Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(q)	Includes 105,000 shares of unvested restricted Class A common stock of CCMH held by Mr. Walls. As of March 20, 2013, Mr. Walls’ holdings represented less than 1% of CCMH’s Class A common stock.

(r)

Includes: (1) 6,811,407 shares of CCMH’s Class A common stock beneficially owned by Abrams Capital Management, L.P. and affiliates (Mr. Abrams is one of our directors and the managing member of Abrams Capital and Abrams CM LLC); (2) 9,950,510 shares of CCMH’s Class A common stock beneficially owned by Highfields Capital Management LP and managed investment funds (Mr. Jacobson is one of our directors and the managing member of Highfields GP and the senior managing member of Highfields Associates); (3) vested stock options and stock options that will vest within 60 days after March 20, 2013 collectively representing 1,332,462 shares of CCMH’s Class A common stock held by our directors and executive officers as a group; (4) 682,175 shares of unvested restricted Class A common stock of CCMH held by such persons; (5) 197,593 shares of CCMH’s Class A common stock held by trusts of which Mark P. Mays is the trustee; (6) 111,111 shares of CCMH’s Class A common stock held by trusts of which Randall T. Mays is the trustee; (7) 102,168 shares of CCMH’s Class A common stock held by RTM Partners, Ltd.; and (8) 706,215 shares of CCMH’s Class A common stock held by Pittman CC LLC. As of March 20, 2013, the holdings of our directors and executive officers collectively represented 74.8% of CCMH’s Class A common stock.

As of March 20, 2013, all of CCMH’s directors and executive officers as a group also were the beneficial owners of CCOH’s Class A common stock as follows: (1) 39,078 shares of CCOH’s Class A common stock held by such persons; (2) vested stock options and stock options that will vest within 60 days after March 20, 2013 collectively representing 618,905 shares of CCOH’s Class A common stock; and (3) 3,354,390 shares of CCOH’s Class A common stock beneficially owned by Abrams Capital Management, L.P. and affiliates. As of March 20, 2013, these holdings collectively represented 9.3% of CCOH’s Class A common stock and 1.1% of CCOH’s Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

THE MERGER AND THE MANAGEMENT AGREEMENT

In connection with the Merger, we became party to a management agreement with the Sponsors and certain other parties thereto, pursuant to which the Sponsors provide management and financial advisory services to us and our wholly owned subsidiaries until 2018, at a rate not greater than $15.0 million per year, plus reimbursable expenses. We paid the Sponsors an aggregate of $15.9 million in management fees and reimbursable expenses for the year ended December 31, 2012.

STOCKHOLDERS AGREEMENTS

We are party to a stockholders agreement with CC IV, CC V, Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain other parties. The stockholders agreement, among other things: (1) specifies how the parties vote in elections to CCMH’s board of directors; (2) restricts the transfer of shares subject to the agreement; (3) includes the ability of CC IV to compel the parties to sell their shares in a change of control transaction or participate in a recapitalization of CCMH; (4) gives the parties the right to subscribe for their pro rata share of proposed future issuances of equity securities by CCMH or its subsidiaries to the Sponsors or their affiliates; (5) requires the parties to agree to customary lock-up agreements in connection with underwritten public offerings; and (6) provides the parties with customary demand and “piggy-back” registration rights. We, CC IV and CC V also entered into a separate agreement with Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain other parties that set forth terms and conditions under which certain of their shares of CCMH’s common stock would be repurchased by us following the termination of their employment (through the exercise of a “call option” by us or a “put option” by Mark P. Mays, Randall T. Mays and L. Lowry Mays, as applicable). Any shares of our common stock that Mark P. Mays, Randall T. Mays, L. Lowry Mays or their estate-planning entities acquired pursuant to stock elections are not subject to the stockholders agreement.

AFFILIATE TRANSACTION AGREEMENT

CCMH, the Sponsors and Clear Channel are party to an agreement under which CCMH agreed that neither it nor any of its subsidiaries will enter into or effect any affiliate transaction between CCMH or one of its subsidiaries, on the one hand, and any Sponsor or any other private investment fund under common control with either Sponsor (collectively, the “principal investors”), on the other hand, without the prior approval of either a majority of the independent directors of CCMH or a majority of the then-outstanding shares of CCMH’s Class A common stock (excluding for purposes of such calculation from both (1) the votes cast and (2) the outstanding shares of Class A common stock, all shares held at that time by any principal investor, any affiliate of a principal investor, or members of management and directors of CCMH whose beneficial ownership information is required to be disclosed in filings with the SEC pursuant to Item 403 of Regulation S-K (the “public shares”)). That agreement expires upon the earlier of (1) an underwritten public offering and sale of CCMH’s common stock which results in aggregate proceeds in excess of $250 million to us and after which CCMH’s common stock is listed on NASDAQ’s National Market System or another national securities exchange (a “qualified public offering”) and (2) the consummation of a certain transaction resulting in a change of control (as defined in the agreement and summarized below) of CCMH.

The following are not deemed to be affiliate transactions for purposes of the affiliate transaction agreement: (1) any commercial transaction between CCMH or any of its subsidiaries, on the one hand, and any portfolio company in which any principal investor or any affiliate of a principal investor has a direct or indirect equity interest, on the other, so long as such transaction was entered into on an arms-length basis; (2) any purchase of bank debt or securities by a principal investor or an affiliate of a principal investor or any transaction between a principal investor or affiliate of a principal investor on the one hand, and CCMH or one of its subsidiaries, on the other hand, related to the ownership of bank debt or securities, provided such purchase or transaction is on terms (except with respect to relief from all or part of any underwriting or placement fee applicable thereto) comparable to those consummated within an offering made to unaffiliated third parties; (3) the payment by CCMH or one of its subsidiaries of up to $87.5 million in transaction fees to the principal investors or their affiliates in connection with the transactions contemplated by the Merger Agreement; (4) any payment of management, transaction, monitoring, or any other fees to the principal investors or their affiliates pursuant to an arrangement or structure whereby the holders of public shares of CCMH are made whole for the portion of such fees paid by CCMH that would otherwise be proportionate to their share holdings; and (5) any transaction to which a principal investor or an affiliate thereof is a party in its capacity as a stockholder of CCMH that is offered generally to other stockholders of CCMH (including the holders of shares of Class A common stock) on comparable or more favorable terms.

A change of control of CCMH will be deemed to have occurred upon the occurrence of any of the following: (1) any consolidation or merger of CCMH with or into any other corporation or other entity, or any other corporate reorganization or transaction (including the acquisition of stock of CCMH), in which the direct and indirect stockholders of CCMH immediately prior to such consolidation, merger, reorganization, or transaction, own stock either representing less than 50% of the economic interests in and less than 50% of the voting power of CCMH or other surviving entity immediately after such consolidation, merger, reorganization, or transaction or that does not have, through the ownership of voting securities, by agreement or otherwise, the power to elect a majority of the entire board of directors of CCMH or other surviving entity immediately after such consolidation, merger, reorganization, or transaction, excluding any bona fide primary or secondary public offering; (2) any stock sale or other transaction or series of related transactions, after giving effect to which in excess of 50% of CCMH’s voting power is owned by any person or entity and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the SEC under the Securities Exchange Act), other than the principal investors and their respective affiliates, excluding any bona fide primary or secondary public offering; or (3) a sale, lease, or other disposition of all or substantially all of the assets of CCMH.

The agreement described above terminates upon the earlier of a qualified public offering and the consummation of a change of control (as defined therein). Other than as described in the prior sentence, the agreement may not be terminated, amended, supplemented, or otherwise modified without the prior written approval of either (1) a majority of the independent directors of CCMH elected by the holders of Class A common stock of CCMH or (2) a majority of the then-outstanding public shares.

CORPORATE SERVICES AGREEMENT

CCMS has entered into a Corporate Services Agreement with CCOH to provide CCOH certain administrative and support services and other assistance. Pursuant to the Corporate Services Agreement, as long as Clear Channel continues to own greater than 50% of the total voting power of CCOH’s common stock, CCMS will provide CCOH with such services and other assistance, which CCOH must accept. These include, among other things, the following:

•	treasury, payroll and other financial related services;

•	certain executive officer services;

•	human resources and employee benefits;

•	legal and related services;

•	information systems, network and related services;

•	investment services;

•	corporate services; and

•	procurement and sourcing support.

The charges for the corporate services generally are intended to allow CCMS to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, generally without profit. The allocation of cost is based on various measures depending on the service provided, which measures include relative revenue, employee headcount or number of users of a service.

Under the Corporate Services Agreement, CCMS and CCOH each have the right to purchase goods or services, use intellectual property licensed from third parties and realize other benefits and rights under the other party’s agreements with third-party vendors to the extent allowed by such vendor agreements. The agreement also provides for the lease or sublease of certain facilities used in the operation of our respective businesses and for access to each other’s computing and telecommunications systems to the extent necessary to perform or receive the corporate services.

The Corporate Services Agreement provides that certain executive officers of Clear Channel will be made available to CCOH, and CCOH will be obligated to utilize, those executive officers to serve as CCOH’s executive officers. The Corporate Services Agreement may be terminated by mutual agreement or, after the date Clear Channel owns shares of CCOH’s common stock representing less than 50% of the total voting power of CCOH’s common stock, upon six months written notice by CCOH. CCMS charges an allocable portion of the compensation and benefits costs of such persons based on a ratio of CCOH’s financial performance to the financial performance of Clear Channel. The compensation and benefits costs allocated to CCOH include such executives’ base salary, bonus and other standard employee benefits, but exclude equity based compensation. See “Compensation Discussion and Analysis—Corporate Services Agreement” and footnote (g) to the Summary Compensation Table for additional information regarding the allocations. For the year ended December 31, 2012, charges for the corporate and executive services provided to CCOH under the Corporate Services Agreement totaled $35.9 million.

COMMERCIAL TRANSACTIONS

As described elsewhere in this prospectus, entities controlled by the Sponsors hold all of the shares of CCMH’s Class B common stock and Class C common stock, representing a majority (whether measured by voting power or economic interest) of CCMH’s equity. Seven of CCMH’s current directors (Richard J. Bressler, James C. Carlisle, John P. Connaughton, Matthew J. Freeman, Blair E. Hendrix, Ian K. Loring and Scott M. Sperling) are affiliated with the Sponsors. In addition, director David C. Abrams is the managing member of the investment firm Abrams Capital Management, L.P., which beneficially owned 25.9% of CCMH’s Class A common stock as of March 20, 2013, and director Jonathon S. Jacobson is the founder and Chief Investment Officer of the investment firm Highfields Capital Management LP, which beneficially owned 37.9% of CCMH’s Class A common stock as of March 20, 2013. See “Security Ownership of Certain Beneficial Owners and Management.”

We are a leading global media and entertainment company specializing in radio, digital, out-of-home, mobile and on-demand entertainment and information services for national audiences and local communities and providing premiere opportunities for advertisers. We operate in more than 40 countries across five continents. The Sponsors are private equity firms and Mr. Abrams and Mr. Jacobson are affiliated with investment firms, each of which has investments in many companies. As a result of our worldwide reach, the nature of our business and the breadth of investments by the Sponsors and the investment firms affiliated with Mr. Abrams and Mr. Jacobson, it is not unusual for us to engage in ordinary course of business transactions with entities in which one of our directors or executive officers, or a holder of greater than 5% of CCMH’s equity or an immediate family member of any of them, may also be a director, executive officer, partner or investor or have some other direct or indirect interest.

During 2012, we provided ordinary course of business advertising and other services and/or received ordinary course of business services related to our media and entertainment and outdoor businesses exceeding $120,000 in value with respect to 14 companies in which one or both of the Sponsors directly or indirectly owned a greater than 10% equity interest. One or more of Messrs. Bressler and Connaughton also served as directors of three of these companies during 2012. These transactions were negotiated on an arms-length basis and, in the aggregate, we were paid $18.6 million by these entities and we paid $8.4 million to these entities with respect to these 2012 transactions. In addition, entities in which THL directly or indirectly owns a greater than 10% equity interest provided us with audio conferencing services, payroll tax processing services and commercial credit card processing services pursuant to arms-length agreements at competitive market rates, and for each of which the fees paid by us did not exceed $120,000.

From time to time the Sponsors or their affiliates or the investment firms affiliated with Mr. Abrams and Mr. Jacobson may acquire debt or debt securities issued by Clear Channel either directly from Clear Channel, in open market transactions or through loan syndications. As of December 31, 2012, the Sponsors collectively owned approximately $2.0 billion principal amount and the investment firms affiliated with Mr. Abrams and Mr. Jacobson collectively owned approximately $336.9 million principal amount of Clear Channel’s term loans under Clear Channel’s senior secured credit facilities and other Clear Channel debt securities (collectively, the “Clear Channel Debt Securities”). During 2012, Clear Channel offered eligible lenders under its senior secured credit facility the opportunity to exchange certain outstanding term loans for newly issued Clear Channel 9.0% Priority Guarantee Notes due 2019. As part of that transaction, the Sponsors collectively exchanged approximately $425.9 million principal amount of Clear Channel’s term loans for the same principal amount of Clear Channel’s 9.0% Priority Guarantee Notes due 2019 and the investment firms affiliated with Mr. Abrams and Mr. Jacobson collectively exchanged approximately $59.3 million principal amount of Clear Channel’s term loans for the same principal amount of Clear Channel’s 9.0% Priority Guarantee Notes due 2019. During 2012, Clear Channel also paid an aggregate of approximately $77.4 million in interest and an aggregate of approximately $71.5 million in principal on the Clear Channel Debt Securities owned by the Sponsors and an aggregate of approximately $12.8 million in interest and an aggregate of approximately $7.4 million in principal on the Clear Channel Debt Securities owned by the investment firms affiliated with Mr. Abrams and Mr. Jacobson. The largest principal amount of the Clear Channel Debt Securities owned by the Sponsors collectively and owned by the investment firms affiliated with Mr. Abrams and Mr. Jacobson collectively was approximately $2.1 billion and $369.2 million, respectively, during 2012. The Clear Channel term loans owned by the Sponsors and the investment firms affiliated with Mr. Abrams and Mr. Jacobson bear interest at various rates between LIBOR + 3.4% and LIBOR +3.65%. The other Clear Channel Debt Securities owned by the Sponsors bear interest at 9.0% and the other Clear Channel Debt Securities owned by the investment firms affiliated with Mr. Abrams and Mr. Jacobson bear interest at various rates between 5.75% and 9.0%. On February 28, 2013, Clear Channel prepaid $846.9 million of loans outstanding under its term loan A facility. Certain affiliates of the Sponsors and the investment firms affiliated with Mr. Jacobson received a portion of the proceeds used to repay this facility.

Irving L. Azoff and Randall T. Mays, two of our directors, also served as directors of Live Nation during 2012. Mr. Azoff also served as Executive Chairman of the Board of Live Nation until December 31, 2012. During 2012, Live Nation paid us approximately $12.0 million for arms-length, ordinary course of business advertising services, and we paid Live Nation and its subsidiaries approximately $207,000 for entertainment-related services. In addition, Mr. Azoff or his affiliates represent certain of the musical artists who performed at our iHeartRadio Music Festival during 2012, and Mr. Azoff participated in attracting musical artists to perform at our iHeartRadio Music Festival. We are not a party to any of Mr. Azoff’s contractual arrangements with these musical artists.

As part of the employment agreement for Robert W. Pittman, who became our Chief Executive Officer and a member of our board of directors on October 2, 2011, we agreed to provide him with an aircraft for his personal and business use during the term of his employment. For a description of Mr. Pittman’s Employment Agreement, see “Executive Compensation—Employment Agreements with the Named Executive Officers.” Subsequently, one of our subsidiaries entered into a six-year aircraft lease with Yet Again Inc., a company controlled by Mr. Pittman, to lease an airplane for his use in exchange for a one-time upfront lease payment of $3.0 million during 2011. Our subsidiary also is responsible for all related taxes, insurance, and maintenance costs during the lease term (other than discretionary upgrades, capital improvements or refurbishment). We paid Yet Again Inc. $591,633 during 2012 related to the maintenance and management of the aircraft. If the lease is terminated prior to the expiration of its term, Yet Again Inc. will be required to refund a pro rata portion of the one-time upfront lease payment and a pro rata portion of the tax associated with the amount of the lease payment refunded, based upon the period remaining in the term. In addition, we paid Mr. Pittman $16,050 during 2012 as reimbursement for Mr. Pittman’s business use of a helicopter. We also have entered into a sublease with Pilot Group Manager, LLC, an entity that Mr. Pittman is a member of and an investor in, to rent space in Rockefeller Plaza in New York City through July 29, 2014 for use by employees of CCMH and its subsidiaries, including Mr. Pittman, in the operation of our businesses. Fixed rent is approximately $560,000 annually plus a proportionate share of building expenses. We paid $658,027 for the use of its office space in Rockefeller Plaza in New York City and our share of related office expenses during 2012. In addition, on November 15, 2010, we issued and sold 706,215 shares of our Class A common stock to Pittman CC LLC, a Delaware limited liability company controlled by Mr. Pittman, for $5,000,000 in cash, pursuant to a Stock Purchase Agreement dated November 15, 2010 by and among Pittman CC LLC, CC IV and CC V (the “Purchase Agreement”). Fifty percent of the shares were vested upon issuance and the remaining shares will vest upon certain liquidity transactions initiated by the Sponsors. The Purchase Agreement provides for certain repurchase rights in favor of us and Mr. Pittman, as more fully described in “Executive Compensation—Potential Post-Employment Payments.”

POLICY ON REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

CCMH has adopted formal written policies and procedures for the review, approval, or ratification of certain related party transactions involving us and one of our executive officers, directors or nominees for director, or owner of more than 5% of any class of CCMH’s voting securities, and which may be required to be reported under the SEC disclosure rules. Such transactions must be pre-approved by the Audit Committee of our board of directors of Directors (other than the directors involved, if any) or by a majority of disinterested directors, except that no such pre-approval shall be required for an agreement, or series of related agreements, providing solely for ordinary course of business transactions made on standard terms and conditions where the aggregate amount to be paid to us is less than $20 million or the aggregate amount paid by us is less than $500,000. In addition, if our management, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting to approve or ratify a particular transaction, then the board of directors has delegated authority to the Chairman of the Audit Committee to approve or ratify such transactions. The Chairman of the Audit Committee reports to the Audit Committee any transactions reviewed by him or her pursuant to this delegated authority at the next Audit Committee meeting. The primary consideration with respect to the approval of related party transactions is the overall fairness of the terms of the transaction to us. The transactions described above in this prospectus were ratified or approved by the Audit Committee or board of directors, to the extent required, pursuant to these policies and procedures. We generally expect transactions of a similar nature to occur during 2013.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Senior Secured Credit Facilities

As of December 31, 2012, we had a total of $9,075.5 million outstanding under our senior secured credit facilities, consisting of:

•	an $846.9 million term loan A facility which matures in July 2014 (all of which was repaid on February 28, 2013 in connection with the Refinancing Transactions);

•	a $7,714.9 million term loan B facility which matures in January 2016; and

•	a $513.7 million term loan C—asset sale facility, subject to reduction as described below, which matures in January 2016.

We may raise incremental term loans of up to (a) $1.5 billion, plus (b) the excess, if any, of (x) 0.65 times pro forma consolidated EBITDA (as calculated in the manner provided in the senior secured credit facilities documentation), over (y) $1.5 billion, plus (c) the aggregate amount of certain principal prepayments made in respect of the term loans under the senior secured credit facilities. Availability of such incremental term loans is subject, among other things, to the absence of any default, pro forma compliance with the financial covenant and the receipt of commitments by existing or additional financial institutions.

We are the primary borrower under the senior secured credit facilities, except that certain of our domestic restricted subsidiaries are co-borrowers under a portion of the term loan facilities.

Interest Rate and Fees

Borrowings under our senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent or (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the term loan facilities are the following percentages per annum:

•	with respect to loans under the term loan A facility, (i) 2.40% in the case of base rate loans and (ii) 3.40% in the case of Eurocurrency rate loans; and

•	with respect to loans under the term loan B facility and term loan C—asset sale facility, (i) 2.65%, in the case of base rate loans and (ii) 3.65%, in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon our leverage ratio.

Prepayments

The senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage may be reduced to 25% and to 0% based upon our leverage ratio) of our annual excess cash flow (as calculated in accordance with our senior secured credit facilities), less any voluntary prepayments of term loans and subject to customary credits;

•	100% of the net cash proceeds of sales or other dispositions of specified assets being marketed for sale (including casualty and condemnation events), subject to certain exceptions;

•

100% (which percentage may be reduced to 75% and 50% based upon our leverage ratio) of the net cash proceeds of sales or other dispositions by us or our wholly owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions;

•

100% of the net cash proceeds of (i) any incurrence of certain debt, other than debt permitted under our senior secured credit facilities, (ii) certain securitization financing, (iii) certain issuances of Permitted Additional Notes (as defined in the senior secured credit facilities) and (iv) certain issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes (as defined in the senior secured credit facilities); and

•	Net cash proceeds received by us as dividends or distributions from indebtedness incurred at CCOH provided that the Consolidated Leverage Ratio of CCOH is no greater than 7.00 to 1.00.

The foregoing prepayments with the net cash proceeds of any incurrence of certain debt, other than debt permitted under our senior secured credit facilities, certain securitization financing, issuances of Permitted Additional Notes and annual excess cash flow will be applied, at our option, to the term loans (on a pro rata basis, other than that non-extended classes of term loans may be prepaid prior to any corresponding extended class), in each case (i) first to the term loans other than the term loan C—asset sale facility loans (on a pro rata basis) and (ii) second to the term loan C—asset sale facility loans, in each case to the remaining installments thereof in direct order of maturity. The foregoing prepayments with net cash proceeds of issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes and Net Cash Proceeds received by us as a distribution from indebtedness incurred by CCOH will be applied (i) to the term loan A in a manner determined by us, and (ii) to the term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity. The foregoing prepayments with the net cash proceeds of the sale of assets (including casualty and condemnation events) will be applied (i) first to the term loan C—asset sale facility loans and (ii) second to the other term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

On October 31, 2012, we repaid and permanently cancelled the commitments under our revolving credit facility, which was set to mature July 2014.

Amortization of Term Loans

We are required to repay the loans under the term loan facilities, after giving effect to (i) the December 2009 prepayment of $2.0 billion of term loans with proceeds from the issuance of CCWH’s Existing Senior Notes, (ii) the February 2011 prepayment of $500.0 million of revolving credit facility and term loans with the proceeds of the February 2011 Offering, (iii) the first quarter 2012 prepayment of $1.9 billion from CCOH dividend proceeds discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (iv) the October 2012 refinancing transaction discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (v) the November 2012 prepayment of $215.0 million of term loan A discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as follows:

(In millions)	Tranche A Term Loan Amortization*	Tranche B Term Loan Amortization**	Tranche C Term Loan Amortization**

Year
2013	—	—	$2.8
2014	$846.9	—	$7.0
2015	—	—	$3.4
2016	—	$7,714.9	$500.5
2017	—	—	—

Total	$846.9	$7,714.9	$513.7

*	Balance of tranche A term loan was due July 30, 2014. The entire outstanding amount of tranche A term loans was repaid on February 28, 2013 in

**	Balance of tranche B term loan and tranche C term loan are due January 29, 2016

Collateral and Guarantees

The senior secured credit facilities are guaranteed by us and each of our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing our senior notes, and other exceptions, by:

•	a lien on our capital stock;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing our senior notes;

•	certain assets that do not constitute “principal property” (as defined in the indenture governing our senior notes);

•

certain specified assets of ours and the guarantors that constitute “principal property” (as defined in the indenture governing our senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing our senior notes; and

•	a lien on the accounts receivable and related assets securing our receivables based credit facility that is junior to the lien securing our obligations under such credit facility.

Certain Covenants and Events of Default

The senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA for the preceding four quarters. Our secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt. Our consolidated EBITDA for the preceding four quarters of $2.0 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net, plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $80.2 million related to costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) an increase of $45.5 million for non-cash items; (iii) an increase of $18.5 million for various other items; (iv) an increase of $51.0 million for non-recurring or unusual gains or losses; and (v) an increase of $20.1 million for cash received from nonconsolidated affiliates. The maximum ratio under this financial covenant is currently set at 9.5:1 and reduces to 9.25:1, 9:1 and 8.75:1 for the quarters ended June 30, 2013, December 31, 2013 and December 31, 2014, respectively. At December 31, 2012, our ratio was 5.9:1.

In addition, the senior secured credit facilities include negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change our lines of business.

The senior secured credit facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, the invalidity of material provisions of the senior secured credit facilities documentation, the failure of collateral under the security documents for the senior secured credit facilities, the failure of the senior secured credit facilities to be senior debt under the subordination provisions of certain of our subordinated debt and a change of control. If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Amendments

On October 25, 2012, we amended the terms of our senior secured credit facilities (the “Amendments”). The Amendments, among other things: (i) permit exchange offers of term loans for new debt securities in an aggregate principal amount of up to $5.0 billion (including the $2.0 billion exchanged in the October 2012 refinancing transaction described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”); (ii) provide us with greater flexibility to prepay tranche A term loans; (iii) following the repayment or extension of all tranche A term loans, permit below par non-pro rata purchases of term loans pursuant to customary Dutch auction procedures whereby all lenders of the class of term loans offered to be purchased will be offered an opportunity to participate; (iv) following the repayment or extension of all tranche A term loans, permits the repurchase of junior debt maturing before January 2016 with cash on hand in an amount not to exceed $200 million; (v) combine the term loan B, the delayed draw term loan 1 and the delayed draw term loan 2 under the senior secured credit facilities; (vi) preserve revolving credit facility capacity in the event we repay all amounts outstanding under the revolving credit facility; and (vii) eliminate certain restrictions on the ability of CCOH and its subsidiaries to incur debt. On October 31, 2012, we repaid and permanently cancelled the commitments under our revolving credit facility, which was set to mature July 2014.

On February 28, 2013, we repaid all $846.9 million of loans outstanding under our term loan A facility.

Receivables Based Credit Facility

As of December 31, 2012, we had no borrowings outstanding under our receivables based credit facility. The agreement was amended and restated on December 24, 2012. On February 28, 2013, we borrowed $269.5 million under our receivables based credit facility in connection with the Refinancing Transactions.

The receivables based credit facility provides revolving credit commitments of $535.0 million, subject to a borrowing base. The borrowing base at any time equals 90% of our and certain of our subsidiaries’ eligible accounts receivable. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.

We and certain subsidiary borrowers are the borrowers under the receivables based credit facility. We have the ability to designate one or more of our restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans and letters of credit are available in U.S. dollars.

Interest Rate and Fees

Borrowings under the receivables based credit facility bear interest at a rate per annum equal to an applicable margin plus, at our option, either (1) a base rate determined by reference to the highest of (a) the prime rate of Citibank, N.A. and (b) the Federal Funds rate plus 0.50% or (2) a Eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for the interest period relevant to such borrowing. The initial applicable margin for borrowings under the receivables based credit facility is 1.75% with respect to Eurocurrency borrowings and 0.75% with respect to base-rate borrowings. The applicable margin for borrowings under the receivables based credit facility ranges from 1.50% to 2.00% for Eurocurrency borrowings and from 0.50% to 1.00% for base-rate borrowings, depending on average excess availability under the receivables based credit facility during the prior fiscal quarter.

In addition to paying interest on outstanding principal under the receivables based credit facility, we are required to pay a commitment fee to the lenders under the receivables based credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.375% per annum. The commitment fee rate will be reduced to 0.25% per annum at any time when the average daily unused commitments for the prior quarter is less than 50% of total commitments. We must also pay customary letter of credit fees.

Maturity

Borrowings under the receivables based credit facility will mature, and lending commitments thereunder will terminate, on the fifth anniversary of the effectiveness of the receivables based credit facility (December 24, 2017), provided that, (a) the maturity date will be October 31, 2015 if on October 30, 2015, greater than $500.0 million in aggregate principal amount is owing under certain of our term loan credit facilities, (b) the maturity date will be May 3, 2016 if on May 2, 2016 greater than $500.0 million aggregate principal amount of our 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016 are outstanding and (c) in the case of any debt under clauses (a) and (b) that is amended or refinanced in any manner that extends the maturity date of such debt to a date that is on or before the date that is five years after the effectiveness of the receivables based credit facility, the maturity date will be one day prior to the maturity date of such debt after giving effect to such amendment or refinancing if greater than $500,000,000 in aggregate principal amount of such debt is outstanding.

Prepayments

If at any time the sum of the outstanding amounts under the receivables based credit facility exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the facility, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess. We may voluntarily repay outstanding loans under the receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans. Any voluntary prepayments we make will not reduce our commitments under the receivables based credit facility.

Guarantees and Security

The facility is guaranteed by, subject to certain exceptions, the guarantors of our senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of our and all of the guarantors’ accounts receivable and related assets and proceeds thereof that is senior to the security interest of our senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing certain of our senior notes (the “legacy notes”), and certain exceptions.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $50.0 million and (b) 10% of the aggregate commitments under the receivables based credit facility, in each case, for five consecutive business days (a “Liquidity Event”), we will be required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for fiscal quarters ending on or after the occurrence of the Liquidity Event, and will be continued to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $50.0 million and (y) 10% of the aggregate commitments under the receivables based credit facility, in each case, for 30 consecutive calendar days, at which time the Liquidity Event shall no longer be deemed to be occurring. In addition, the receivables based credit facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change our lines of business.

The receivables based credit facility includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments and a change of control. If an event of default occurs, the lenders under the receivables based credit facility will be entitled to take various actions, including the acceleration of all amounts due under the receivables based credit facility and all actions permitted to be taken by a secured creditor.

On February 28, 2013, in connection with the repayment of loans outstanding under our term loan A facility, we borrowed $269.5 million under our receivables based credit facility.

9.0% Priority Guarantee Notes due 2021

As of December 31, 2012, we had outstanding $1.75 billion aggregate principal amount of 9.0% priority guarantee notes due 2021.

The 9.0% priority guarantee notes due 2021 mature on March 1, 2021 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2011. The 9.0% priority guarantee notes due 2021 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The 9.0% priority guarantee notes due 2021 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing our senior notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities and our other outstanding priority guarantee notes, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions.

We may redeem the 9.0% priority guarantee notes due 2021 at our option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the 9.0% priority guarantee notes due 2021 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the 9.0% priority guarantee notes due 2021, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 1, 2014, we may elect to redeem up to 40% of the aggregate principal amount of the 9.0% priority guarantee notes due 2021 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the 9.0% priority guarantee notes due 2021 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit Clear Channel Capital I, LLC’s and our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the 9.0% priority guarantee notes due 2021. The indenture also provides for customary events of default.

Senior Cash Pay Notes and Senior Toggle Notes

As of December 31, 2012, we had outstanding $796.3 million aggregate principal amount of 10.75% senior cash pay notes due 2016 and $829.8 million aggregate principal amount of 11.00%/11.75% senior toggle notes due 2016.

The senior cash pay notes and senior toggle notes are unsecured and are guaranteed by Clear Channel Capital I, LLC and all of our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions. The senior toggle notes mature on August 1, 2016 and may require a special redemption of up to $30.0 million on August 1, 2015. We may elect on each interest election date to pay all or 50% of such interest on the senior toggle notes in cash or by increasing the principal amount of the senior toggle notes or by issuing new senior toggle notes (such increase or issuance, “PIK Interest”). Interest on the senior toggle notes payable in cash will accrue at a rate of 11.00% per annum and PIK Interest will accrue at a rate of 11.75% per annum.

Prior to August 1, 2012, we were able to redeem some or all of the senior cash pay notes and senior toggle notes at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest thereon to the redemption date and an applicable premium, as described in the indenture governing such notes. Since August 1, 2012, we may redeem some or all of the senior cash pay notes and senior toggle notes at any time at the redemption prices set forth in the indenture governing such notes. If we undergo a change of control, sell certain of our assets, or issue certain debt, we may be required to offer to purchase the senior cash pay notes and senior toggle notes from holders.

The senior cash pay notes and senior toggle notes are senior unsecured debt and rank equal in right of payment with all of our existing and future senior debt. Guarantors of obligations under the senior secured credit facilities, the receivables based credit facility and our priority guarantee notes guarantee the senior cash pay notes and senior toggle notes with unconditional guarantees that are unsecured and equal in right of payment to all existing and future senior debt of such guarantors, except that the guarantees are subordinated in right of payment only to the guarantees of obligations under the senior secured credit facilities, the receivables based credit facility, our priority guarantee notes to the extent of the value of the assets securing such indebtedness. In addition, the senior cash pay notes and senior toggle notes and the guarantees are structurally senior to our senior notes and existing and future debt to the extent that such debt is not guaranteed by the guarantors of the senior cash pay notes and senior toggle notes. The senior cash pay notes and senior toggle notes and the guarantees are effectively subordinated to our existing and future secured debt and that of the guarantors to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all obligations of subsidiaries that do not guarantee the senior cash pay notes and senior toggle notes.

On July 16, 2010, we made the election to pay interest on the senior toggle notes entirely in cash, effective for the interest period commencing August 1, 2010. Assuming the cash interest election remains in effect for the remaining term of the notes, we will be contractually obligated to make a payment to bondholders of $57.4 million on August 1, 2013.

Clear Channel Senior Notes

As of December 31, 2012, our senior notes represented approximately $1.7 billion of aggregate principal amount of indebtedness outstanding.

The senior notes were our obligations prior to the merger. The senior notes are senior, unsecured obligations that are effectively subordinated to our secured indebtedness to the extent of the value of our assets securing such indebtedness and are not guaranteed by any of our subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The senior notes rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness. The senior notes are not guaranteed by our subsidiaries.

CCWH Senior Notes

During the fourth quarter of 2012, CCWH issued the CCWH Senior Notes, which consisted of $735.8 million aggregate principal amount of Series A CCWH Senior Notes and $1,989.25 million aggregate principal amount of Series B CCWH Senior Notes. The CCWH Senior Notes are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain of CCOH’s direct and indirect subsidiaries. The proceeds from the issuance of the CCWH Senior Notes were used to fund the repurchase of the Existing CCWH Senior Notes.

We capitalized $30.0 million in fees and expenses associated with the CCWH Senior Notes offering and an original issue discount of $7.4 million. We are amortizing the capitalized fees and discount through interest expense over the life of the CCWH Senior Notes.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. Interest on the CCWH Senior Notes is payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year, beginning on May 15, 2013.

At any time prior to November 15, 2017, CCWH may redeem the CCWH Senior Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Senior Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Senior Notes, in whole or in part, on or after November 15, 2017, at the redemption prices set forth in the applicable indenture governing the CCWH Senior Notes plus accrued and unpaid interest to the redemption date. At any time on or before November 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Senior Notes at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Senior Notes or Series B CCWH Senior Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Senior Notes or Series A CCWH Senior Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Senior Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Senior Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than us and our subsidiaries (other than CCOH) or issue certain preferred stock;

•	create liens on its restricted subsidiaries assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries, to persons other than us and our subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Senior Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Senior Notes or purchases or makes an offer to purchase the Series B CCWH Senior Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Senior Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Senior Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Senior Notes.

The indenture governing the Series A CCWH Senior Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire CCOH’s subordinated debt;

•	make certain investments;

•	create liens on its or its restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries;

•	designate its subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Senior Notes indenture and Series B CCWH Senior Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur (i) additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively, and (ii) additional indebtedness that is subordinated to the CCWH Senior Notes under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 for total debt. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Senior Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) are lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively. The Series A CCWH Senior Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Senior Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by us to CCOH.

CCWH Senior Subordinated Notes

During the first quarter of 2012, CCWH issued the CCWH Subordinated Notes, which consisted of $275.0 million aggregate principal amount of Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of Series B CCWH Subordinated Notes. Interest on the CCWH Subordinated Notes is payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year, beginning on September 15, 2012.

The CCWH Subordinated Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by CCOH, CCOI and certain of CCOH’s other domestic subsidiaries. The CCWH Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the CCWH Subordinated Notes. The guarantees of the CCWH Subordinated Notes rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Subordinated Notes.

At any time prior to March 15, 2015, CCWH may redeem the CCWH Subordinated Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Subordinated Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Subordinated Notes, in whole or in part, on or after March 15, 2015, at the redemption prices set forth in the applicable indenture governing the CCWH Subordinated Notes plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Subordinated Notes at a redemption price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Subordinated Notes or Series B CCWH Subordinated Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Subordinated Notes or Series A CCWH Subordinated Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Subordinated Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Subordinated Notes shall be greater than 0.25, subject to certain exceptions.

We capitalized $40.0 million in fees and expenses associated with the CCWH Subordinated Notes offering and are amortizing them through interest expense over the life of the CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than us and our subsidiaries (other than CCOH) or issue certain preferred stock;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets; and

•	sell certain assets, including capital stock of CCOH’s subsidiaries, to persons other than us and our subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Subordinated Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Subordinated Notes or purchases or makes an offer to purchase the Series B CCWH Subordinated Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Subordinated Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Subordinated Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	make certain investments;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets;

•	sell certain assets, including capital stock of CCOH’s subsidiaries;

•	designate CCOH’s subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Subordinated Notes indenture and Series B CCWH Subordinated Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Subordinated Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) is lower than 7.0:1. The Series A CCWH Senior Subordinated Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Subordinated Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by us to CCOH.

DESCRIPTION OF THE 2019 EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this section, (i) the terms “Issuer,” “Company” and “CCU” refer to Clear Channel Communications, Inc., and not to any of its Subsidiaries, (ii) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries, (iii) the term “Holdings” refers to Clear Channel Capital I, LLC, and not to any of its Subsidiaries and (iv) the term “Indenture” means the indenture dated as of October 25, 2012, among the Issuer, U.S. Bank National Association, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar (the “Registrar”) and transfer agent, the Guarantors and Deutsche Bank Trust Company Americas, as collateral agent (the “Notes Collateral Agent”).

We issued $1,999,815,000 aggregate principal amount of outstanding 9.0% priority guarantee notes due 2019 under the Indenture. The 2019 exchange notes will also be issued under the Indenture. Any outstanding note that remains outstanding after completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture. The outstanding 9.0% priority guarantee notes due 2019 that remain outstanding after the completion of the exchange offer and 2019 exchange notes issued in the exchange offer are collectively referred to in this section as the “Notes.”

The following description is only a summary of the material provisions of the Indenture, the Notes, the Intercreditor Agreements and the other Security Documents and does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used in this “Description of the 2019 Exchange Notes.” We urge you to read the Indenture, the Notes, the Intercreditor Agreements, and the other Security Documents because those agreements, not this description, define your rights as Holders of the Notes. Copies of the Indenture, Intercreditor Agreements and the other Security Documents may be obtained from the Issuer.

Brief Description of the 2019 Exchange Notes

The Notes:

•	are the senior obligations of the Issuer;

•

rank pari passu in right of payment with respect to all existing and future unsubordinated indebtedness of the Issuer, including the Senior Credit Facilities, the Existing Priority Guarantee Notes, the Legacy Notes and the LBO Notes;

•

are secured by certain of the General Credit Facility Collateral of the Issuer on a pari passu lien basis with the General Credit Facilities and the Existing Priority Guarantee Notes, and are secured by the ABL Collateral of the Issuer on a junior priority basis pari passu with the lenders under the General Credit Facilities and holders of the Existing Priority Guarantee Notes, in each case subject to other prior liens permitted by the Indenture, exceptions described below under “—Security—Excluded Assets” and the limitations described below under “—Security—Limitation on Capital Stock Collateral”;

•	are effectively subordinated to all indebtedness outstanding under the ABL Credit Facility to the extent of the value of the ABL Collateral;

•	are senior in right of payment to all Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes;

•

are guaranteed by Holdings and each of the Issuer’s Restricted Subsidiaries that guarantee the General Credit Facilities on a pari passu basis with respect to such Guarantor’s guarantee of the General Credit Facilities; and

•

are structurally subordinated to all existing and future obligations of any existing or future Subsidiaries of the Issuer that do not guarantee the Notes, including the obligations of CCO and its Subsidiaries.

The Guarantee of each Guarantor of the Notes:

•	is a senior obligation of such Guarantor;

•

ranks pari passu in right of payment with respect to all existing and future unsubordinated Indebtedness of such Guarantor, including such Guarantor’s guarantee of the Senior Credit Facilities and the Existing Priority Guarantee Notes;

•	constitutes “Designated Senior Indebtedness” for purposes of the LBO Notes Indenture, and is senior in right of payment to such Guarantor’s guarantee of the LBO Notes; and

•

is secured by certain of the General Credit Facility Collateral of such Guarantor on a pari passu lien basis with the General Credit Facilities and the Existing Priority Guarantee Notes, and is secured by the ABL Collateral of such Guarantor on a junior priority basis pari passu with the lenders under the General Credit Facilities and holders of the Existing Priority Guarantee Notes, in each case subject to other prior liens permitted by the Indenture, exceptions described below under “—Security—Excluded Assets” and the limitations described below under “—Security—Limitation on Capital Stock Collateral.”

The Notes and the Guarantees will also have the benefit of a Lien in the Springing Lien Collateral if the Springing Lien Trigger Date occurs as described below.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, in each case, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture or a supplemental indenture.

Holdings and each Restricted Subsidiary that is a Domestic Subsidiary that guarantees any of the Senior Credit Facilities guarantee the Notes, subject to release as provided below. Each Guarantor’s Guarantee of the Notes is a senior obligation of such Guarantor and is secured by the Collateral as described below under “—Security.” The Guarantee of each Guarantor constitutes “Designated Senior Indebtedness” for purposes of the LBO Notes. Most of the covenants described under “—Certain Covenants in the Indenture” do not apply to Holdings. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not guarantee the Notes, including CCO and its subsidiaries.

Not all of the Issuer’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor or the Issuer. The non-guarantor Subsidiaries accounted for $2,974.1 million, or 48%, of our revenue and approximately $268.5 million, or 25%, of our operating income, in each case, for the year ended December 31, 2012. Our non-guarantor Subsidiaries accounted for approximately $8.3 billion, or 51%, of our total assets as of December 31, 2012. As of December 31, 2012, our non-guarantor Subsidiaries had $6.9 billion of total liabilities (including trade payables) to which the Notes would have been structurally subordinated.

For a description of the Collateral, lien priority and intercreditor arrangements, see “—Security” below.

The obligations of each Restricted Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law. Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment (such net assets determined in accordance with GAAP).

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees of the LBO Notes and other obligations and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Except as provided below, each Guarantee by a Restricted Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Restricted Guarantor (including any sale, exchange or transfer) after which the applicable Restricted Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Restricted Guarantor, which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the Indenture; provided, however, that, in each case, if such Restricted Guarantor, immediately prior thereto, was a guarantor of any First Priority Lien Obligation and continues after such sale, exchange or transfer to be a guarantor of any First Priority Lien Obligation, no such release shall occur;

(b) the release or discharge of the guarantee by such Restricted Guarantor of the General Credit Facilities or the guarantee of any other Indebtedness which resulted in the creation of such Guarantee, except a discharge or release (i) by or as a result of payment under such other guarantee or (ii) in connection with a replacement, refunding or refinancing of the General Credit Facilities or such other Indebtedness if Indebtedness or other obligations under such replacement, refunding or refinancing will be guaranteed by such Restricted Guarantor; provided, however, that if such Restricted Guarantor, immediately prior thereto, was a guarantor of any Indebtedness of the Issuer or any other Guarantor and continues after such designation to be a guarantor of any such Indebtedness, no such release shall occur;

(c) the designation of any Restricted Subsidiary that is a Restricted Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”; provided, however, that if such Restricted Guarantor, immediately prior thereto, was a guarantor of any First Priority Lien Obligation and continues after such designation to be a guarantor of any First Priority Lien Obligation, no such release shall occur;

(d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in a manner not in violation of the terms of the Indenture; and

(e) such Restricted Guarantor ceasing to be a Restricted Subsidiary as a result of any other transaction or designation permitted hereunder; provided, however, that if such Restricted Guarantor,

immediately prior thereto, was a guarantor of any First Priority Lien Obligation and continues after such cessation to be a guarantor of any First Priority Lien Obligation, no such release shall occur; and

(2) such Restricted Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

The Guarantee by Holdings provides by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer (by merger or otherwise) of all or substantially all of the assets of Holdings, which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the Indenture; provided, however, that if Holdings immediately prior thereto was a guarantor of other Indebtedness of the Issuer or another Guarantor and continues after such sale, exchange or transfer to be a guarantor of such other Indebtedness of the Issuer or another Guarantor, no such release shall occur, (2) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or (3) the Issuer’s obligations under the Indenture being discharged in a manner in accordance with the terms of the Indenture.

If a Restricted Subsidiary has incurred any Indebtedness or issued any Disqualified Stock or Preferred Stock in reliance on its status as a Guarantor under the covenant “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” then its Guarantee shall only be released and discharged if its obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so incurred in reliance on its status as a Guarantor are satisfied in full and discharged or are otherwise permitted under the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (other than clause (13) of the second paragraph thereof).

Security

The Notes and the Guarantees, with certain exceptions, subject to prior Liens and subject to the limitations described below under “—Limitations on Stock Collateral,” are secured by Liens on the Collateral owned by the Issuer and each Guarantor, which will consist of (i) the General Credit Facility Collateral described below, as to which the Holders of the Notes have a security interest that is equal to the lien in favor of the lenders under the General Credit Facilities and the Existing Priority Guarantee Notes, and (ii) the ABL Collateral, as to which the lenders under the ABL Facility have a senior-priority security interest and the Holders of the Notes, the holders of obligations under the General Credit Facilities and the holders of the Existing Priority Guarantee Notes have a junior-priority security interest. We refer to any entity that pledges Collateral hereunder as a “Pledgor.” The terms “Contract,” “Fixtures,” “General Intangibles,” “Instrument,” “Investment Property,” “License” and “Security Interest,” as used herein, shall have the meanings given to such terms in the Uniform Commercial Code.

The Collateral does not and will not comprise all or substantially all of the assets of the Pledgors. As described below under “—General Credit Facility Collateral,” there are significant limitations on our ability to pledge assets as Collateral for the benefit of the Notes, and as described below under “—Excluded Assets,” there are a number of assets that will not constitute Collateral for the benefit of the Notes. See “Risks Related to the Notes—The lenders under our senior secured credit facilities may benefit from a more expansive security package than the notes.”

General Credit Facility Collateral

As of the date of this prospectus, the “General Credit Facility Collateral” consisted of a lien on (1) 100% of the Capital Stock of the Issuer and (2) certain property and related assets that do not constitute Principal Property. The General Credit Facility Collateral shall not include any Principal Property until the Springing Lien

Trigger Date. This means that assets that constituted General Credit Facility Collateral on the Issue Date may not constitute General Credit Facility Collateral in the future. If the vesting of the Notes Collateral Agent’s rights in any pledge of the General Credit Facility Collateral requires the approval of the FCC prior to the vesting of such rights, such rights will not vest in the Notes Collateral Agent until such approval has been obtained. For example in the event that the stock of one of our subsidiaries that holds an FCC license becomes part of the Collateral and the Notes Collateral Agent seeks to effect a foreclosure with respect to such stock, the transferee in the foreclosure process must comply with FCC ownership requirements and must formally seek FCC approval, which approval process would take at least 30 days and would involve the participation of that subsidiary. See “Risk Factors— Risks Related to the Notes—The amount of our obligations under our senior secured credit facilities, the 9.0% priority guarantee notes due 2021 and the notes substantially exceeds the value of the collateral securing the notes.” The Issuer will be required to use its commercially reasonable efforts to obtain any such approvals.

The General Credit Facilities may benefit from a more expansive security package than the Notes. The General Credit Facilities have been granted a security interest in certain of our Principal Properties based on a basket in the Legacy Notes Indenture that is determined by reference to 15% of the total consolidated stockholders’ equity of the Issuer as shown on the Issuer’s balance sheet in the most recent annual report to its stockholders (the “Principal Properties Basket”). Until the occurrence (if at all) of the Springing Lien Trigger Date, the Holders of Notes will not have the benefit of a Lien or any security interest in Principal Properties. Based on the most recent annual report to the Issuer’s stockholders, stockholders’ equity is negative and therefore the basket is zero. The lenders under the General Credit Facilities would likely take the position that the size of such basket is based on the consolidated stockholders’ equity of the Issuer in the Issuer’s annual report prior to the date of grant of security interest for those obligations. To the extent such a position is found to be correct, then the lenders under the General Credit Facilities will have substantially more assets securing the obligations thereunder than secure the Notes. There will not be any requirement that the obligations under the General Credit Facilities first be satisfied using proceeds from the assets that do not secure the Notes, which means the Holders of Notes may recover less than they would have if lenders under the General Credit Facilities first proceeded against such assets that do not secure the Notes. Until the Springing Lien Trigger Date, the Holders of Notes will not benefit from any security interest in our Principal Properties or the pledge of stock of our subsidiaries or intercompany loans between us and our subsidiaries or between our subsidiaries.

In the event that (1) the aggregate principal amount of the Legacy Notes outstanding is $500 million or less, (2) the Legacy Notes Indenture has been amended or otherwise modified to remove or limit the applicability of the negative pledge covenant set forth in the Legacy Notes Indenture, (3) any Legacy Notes are secured or become required to be secured by a Lien on any Springing Lien Collateral or (4) the General Credit Facilities are secured by a Lien on any Springing Lien Collateral (other than any such Lien securing the General Credit Facilities permitted under the Legacy Notes Indenture solely pursuant to the Principal Properties Basket under the Legacy Notes Indenture as the Legacy Notes Indenture was in effect on the Issue Date), then, on the date of the earliest to occur of such events (such date, the “Springing Lien Trigger Date”), the General Credit Facility Collateral will include all the Springing Lien Collateral (or, if only the events in clauses (3) and (4) above have occurred, only such of the Springing Lien Collateral as is subject to such Lien securing any Legacy Notes or the General Credit Facilities, as applicable). For purposes hereof, “Springing Lien Collateral” means (A) 100% of the Capital Stock of our wholly-owned domestic Restricted Subsidiaries and intercompany loans between the Issuer and its Restricted Subsidiaries or between any Restricted Subsidiaries and (B) our assets that constitute a Principal Property. We will be required to provide a perfected security interest in any Springing Lien Collateral not later than the earlier of the date on which the Lien in such Springing Lien Collateral is granted for the benefit of the General Credit Facilities or 60 days after the Springing Lien Trigger Date. Based solely on the current maturity schedule of our Legacy Notes, without giving effect to any voluntary repurchases or redemptions of our Legacy Notes, we would have less than $500 million aggregate principal amount of Legacy Notes outstanding after December 15, 2016, when our 5.5% Senior Notes due 2016 mature.

In addition, prior to the occurrence of the events described in clause (y) in the preceding sentence, the noteholders will be entitled to share on a pro rata basis in recoveries made with respect to such “principal property” by the lenders under our senior secured credit facilities. Pursuant to the terms of the collateral sharing agreement, among the administrative agent under our cash flow credit facility, the Trustee and the notes collateral agent, following the commencement of insolvency proceedings, the administrative agent under our senior secured credit facilities, on behalf of the lenders under the senior secured credit facilities, has agreed to turn over to the Trustee, for the benefit of the noteholders, a pro rata share (based upon the outstanding principal amount of notes and loans under the senior secured credit facilities) of any recovery received on account of the principal properties. In return, the Trustee and the notes collateral agent will turn over to the administrative agent under our senior secured credit facilities a percentage of the recovery received on account of the notes (where the numerator is the value of the cash and other assets turned over to the Trustee by the administrative agent under our senior secured credit facilities, and the denominator is the total principal amount of the claims of the noteholders in such insolvency proceeding).

As of the date of this prospectus, all of our wholly owned domestic license subsidiaries were “Restricted Subsidiaries” under the Legacy Notes Indenture; accordingly, as of the date of this prospectus, we did not provide any pledges of subsidiary stock or intercompany loans between the Issuer and its Restricted Subsidiaries or between any Restricted Subsidiaries as part of the General Credit Facility Collateral. Historically, we have not designated any of our subsidiaries as “unrestricted” within the meaning of the Legacy Notes Indenture and do not intend to do so in the future. As a result, until the Springing Lien Trigger Date, the Holders of Notes will not have the benefit of any subsidiary stock pledges or pledges of intercompany loans between the Issuer and its Restricted Subsidiaries or between any Restricted Subsidiaries of our subsidiaries to secure the Notes. After the Springing Lien Trigger Date, any pledges of stock or other securities of our subsidiaries will be limited as described above and below.

The Issuer and the Restricted Guarantors are required to provide a first-priority perfected security interest, subject to Permitted Liens which may have senior lien priority, in After-Pledged Property. Holdings will not be required to provide any security interest in After-Pledged Property.

Pledges of assets for the benefit of the Notes in the future may be subject to avoidance in a bankruptcy under certain circumstances. Because most of the assets that may be pledged for the Notes will occur in the future, if at all, there is a greater risk that a substantial portion of the Collateral could be subject to avoidance. See “Risk Factors—Risks Related to the Notes—The amount of our obligations under our senior secured credit facilities, the Existing Priority Guarantee Notes and the notes substantially exceeds the value of the collateral securing the notes” and “Risk Factors—Risks Related to the Notes—Any future pledge of collateral might be avoidable by a trustee in bankruptcy.”

Excluded Assets

In addition to the limitations described herein, including the limitation described below under “—Limitations on Stock Collateral,” the following assets will not be included in the General Credit Facility Collateral, including after the Springing Lien Trigger Date:

(a) any fee owned real property and all leasehold rights and interests in real property, other than, in each case, any fixtures (other than fixtures relating to mortgaged properties);

(b) any General Intangible (other than FCC Authorizations, which are addressed in subsection (f) below), Investment Property, Intellectual Property or other property or rights of a Pledgor arising under or evidenced by any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of, such General Intangible, Investment Property, Intellectual Property or other property or rights in favor of a third party or under any law, regulation, permit, order or decree of any governmental authority, unless and until all required consents shall have been obtained (the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party (other than another Pledgor or its Affiliates) in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (b) shall not affect, limit, restrict or impair the grant by a Pledgor of a security interest pursuant to the Indenture in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC; provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (b) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other documents shall immediately cease to be an excluded asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document, or to the extent severable, to any portion thereof that does not result in any of the conditions in subclauses (x) or (y) above;

(c) any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the UCC or other applicable law;

(d) Excluded Stock Collateral or debt securities of any Affiliate of the Issuer to the extent and for so long as a pledge of such Excluded Stock Collateral or debt securities to secure the Notes would result in additional financial reporting requirements under Rule 3-16 under Regulation S-X promulgated under the Exchange Act;

(e) margin stock (within the meaning of Regulation U of the Federal Reserve Board);

(f) any FCC Authorizations to the extent (but only to the extent) that at such time the Notes Collateral Agent may not validly possess a security interest therein pursuant to applicable communications laws, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Authorizations (except to the extent requiring approval of any governmental authority, including the FCC) and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Authorizations;

(g) any Intellectual Property to the extent that the attachment of the security interest of the Security Documents thereto, or any assignment thereof, would result in the forfeiture, invalidation or unenforceability of the Pledgors’ rights in such property including any Trademark applications filed in the USPTO on the basis of such Pledgor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of such Trademark has been filed with the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;

(h) any particular assets if, in the reasonable judgment of the Administrative Agent under the General Credit Facilities, determined in consultation with the Issuer and evidenced in writing, the burden, cost or consequences (including any material adverse tax consequences) to the Issuer or its Subsidiaries of creating or perfecting a pledge or security interest in such assets for the benefit of the secured parties under the General Credit Facilities or obtaining title insurance or taking other actions in respect of such assets is excessive in relation to the benefits to be obtained therefrom by the secured parties under the General Credit Facilities; and

(i) any assets of a Pledgor that are held for sale and identified to the Administrative Agent under the General Credit Facilities prior to the Issue Date.

In the event any asset described in clauses (a)—(i) (other than clause (d)) above is pledged for the benefit of any First Priority Lien Obligation, such asset shall constitute General Credit Facility Collateral and shall be pledged as After-Pledged Property with respect to the Notes.

ABL Collateral

The “ABL Collateral” consists of the accounts receivable and related assets pledged to secure the ABL Credit Facility. The ABL Collateral does not consist of all of the accounts receivable and related assets of the Issuer and the other Pledgors.

The Pledgors will be able to incur additional Indebtedness in the future which could share in the Collateral on a priority basis, on an equal and ratable basis or on a junior priority basis. The amount of all such additional Indebtedness will be limited by the covenants disclosed under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens,” but under certain circumstances the amount of such additional secured Indebtedness could be significant. The Collateral will be further limited to the extent described below under “—Limitations on Stock Collateral,” and subject to the other limitations described herein.

The Holders of Notes will not be permitted to take enforcement action with respect to the Collateral except under limited circumstances as provided in the Intercreditor Agreements. For a description of those limitations and the other material terms of the Intercreditor Agreements, see “—Intercreditor Agreements” below.

Releases of Collateral

Liens on the property and other assets included in the Collateral securing the Notes will be released automatically under any one or more of the following circumstances:

(1) to enable us to consummate the disposition of property or assets to the extent not prohibited and otherwise in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; provided, however, that if such property or assets, immediately prior thereto, were subject to any Lien securing any First Priority Lien Obligation and such property or assets continue after such disposition to be subject to a Lien securing any First Priority Lien Obligation, no such release shall occur with respect to such property or assets;

(2) in respect of the property and assets of a Restricted Guarantor, upon the designation of such Restricted Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”; provided, however, that if any property or assets of such Restricted Guarantor, immediately prior thereto, was subject to any Lien securing any First Priority Lien Obligation and such property or assets continue after such designation to be subject to a Lien securing any First Priority Lien Obligation, no such release shall occur;

(3) in the case of the property and assets of a Restricted Guarantor, upon the release of such Restricted Guarantor from its Guarantee of the Notes;

(4) as described under “—Intercreditor Agreements” below; and

(5) as described under “—Amendments and Waivers” below.

The security interests in all Collateral securing the Notes also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indenture, the Notes, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest are paid or upon a legal defeasance or covenant defeasance under the Indenture as described below under “—Legal Defeasance and Covenant Defeasance.”

Limitations on Capital Stock Collateral

As of the date of this prospectus, none of the Capital Stock of any of our Subsidiaries constitutes Collateral. We do not expect this to change unless and until the Springing Lien Trigger Date occurs, if at all. If, however, we do pledge Capital Stock as Collateral, that pledge will be limited as described below. The Capital Stock and securities of any Subsidiary of the Issuer will constitute Collateral only to the extent that the securing of the Notes with such Capital Stock and securities would not require the financial statements of such Subsidiary to be separately filed with the SEC under Rule 3-16 of Regulation S-X under the Exchange Act (or any other law, rule or regulation). The foregoing limitation will not apply to the pledge of Capital Stock of any Subsidiary that otherwise files its financial statements with the SEC. In the event that Rule 3-16 of Regulation S-X under the Exchange Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation that would require) the filing with the SEC of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock and securities secure the Notes or any Guarantee, then the Capital Stock and securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary for such Subsidiary to not be subject to such requirement to provide separate financial statements) and such excluded portion of the Capital Stock and securities is referred to as the “Excluded Stock Collateral.” In such event, the Security Documents may be amended, modified or supplemented, without the consent of any Holder, to the extent necessary to release the security interests on the Excluded Stock Collateral. The limitations of Rule 3-16 of Regulation S-X do not apply to unregistered debt securities or debt that is not a security. Accordingly, although the limitations described herein apply as a contractual matter to the General Credit Facilities in existence on the Issue Date, those limitations only apply to the extent providing such Collateral would require the Issuer to cause subsidiaries to file additional financial statements with the SEC, and we may in the future enter into Credit Facilities and other indebtedness that we may incur in the future that do not have those limitations and the holders of those obligations will have a security interest in more assets than the Notes Collateral Agent for the Holders of Notes. There will not be any requirement that the holders of obligations secured by a pari passu lien seek to realize on the value of assets not securing the Notes before they realize on the Collateral and therefore the Holders of Notes may recover less than holders of other debt with a pari passu lien.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation that would permit) any Subsidiary’s Excluded Stock Collateral to secure the Notes in excess of the amount then pledged without the filing with the SEC of separate financial statements of such Subsidiary, then the Capital Stock and securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent possible without such Subsidiary becoming subject to any such filing requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities.

In accordance with the limitations set forth in the two immediately preceding paragraphs, on the date the Company files a registration statement with the Commission related to the Notes or on the date that we pledge Capital Stock, if later, the Collateral will include shares of Capital Stock of the Subsidiaries only to the extent that the applicable value of such Capital Stock (on an entity-by-entity basis) is less than 20% of the aggregate principal amount of the outstanding Notes. As of the date of this prospectus, certain of the Subsidiaries whose Capital Stock would be required to be pledged following the occurrence of the Springing Lien Trigger Date have Capital Stock valued at or in excess of 20% of the aggregate principal amount of the outstanding Notes; accordingly, if we pledged Capital Stock and Rule 3-16 of Regulation S-X under the Securities Act were applicable to the Notes on such date, each such pledge of such stock as Collateral would be deemed to be limited to stock with a value that is less than 20% of the aggregate principal amount of the outstanding Notes pursuant to these provisions. If we pledge Capital Stock in the future (we currently do not expect to do so), we anticipate that such pledges will be subject to such limitations and will be deemed to be limited to stock with a value that is less than 20% of the aggregate principal amount of the outstanding Notes. If the applicable value of 100% of the Capital Stock of any pledged entity becomes less than 20% of the aggregate principal amount of the Notes outstanding and the pledge of such Capital Stock has been deemed limited in accordance with this paragraph prior to such date, the pledge of such Capital Stock shall automatically be deemed to be 100% thereof. Accordingly, if we pledge Capital Stock at some future date, the portion of the Capital Stock of the Subsidiary of the Issuer constituting Collateral may decrease or increase as described above.

Intercreditor Agreements

Credit Agreement Intercreditor Agreement

Overview

On the Issue Date, the Notes Collateral Agent entered into a joinder agreement to the First Lien Intercreditor Agreement (as the same may be amended from time to time, the “Credit Agreement Intercreditor Agreement”) with the collateral agent under the General Credit Facilities (the “CF Collateral Agent”) and the authorized representative of the holders of General Credit Facility Obligations (the “CF Authorized Representative”) with respect to the Shared Collateral, as such term is defined below, which may be amended from time to time without the consent of the Holders of the Notes to add other parties holding First Priority Lien Obligations (together with Obligations under the Notes, the “Additional First Priority Lien Obligations”) permitted to be incurred under the Indenture, the General Credit Facilities and the Credit Agreement Intercreditor Agreement. Generally, “Shared Collateral” means, at any time, collateral in which the holders of two or more Series of First Priority Lien Obligations (or their respective representatives) hold a valid and perfected security interest. The Credit Agreement Intercreditor Agreement provides for the priorities and other relative rights among the Holders of Notes, the holders of the obligations under the General Credit Facilities and the holders of any other First Priority Lien Obligations secured by an interest in the Shared Collateral, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on the Shared Collateral, the valid and perfected Liens securing all such Indebtedness shall be of equal priority as among the parties to the Credit Agreement Intercreditor Agreement; and

(2) if an event of default has occurred and is continuing under any First Priority Lien Obligations, and the Controlling Collateral Agent or any Authorized Representative for, or holder of, such First Priority Lien Obligations is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, or receives any payment with respect to the Shared Collateral under any other intercreditor agreement, or any distribution is made with respect to any Shared Collateral in any insolvency or liquidation proceeding of the Issuer or any Guarantor, then the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent, such Authorized Representative or any holder of such First Priority Lien Obligations, as the case may be, will be applied (i) first to the payment of all amounts owing to each applicable Collateral Agent (in its capacity as such) pursuant to the terms of any applicable documents governing First Priority Lien Obligations, (ii) second, on a ratable basis, to amounts owing to (a) holders of the obligations under the General Credit Facilities, (b) the Holders of Notes (for allocation in accordance with the terms of the Indenture) and (c) the holders of any other First Priority Lien Obligations and (iii) third, after payment in full of all First Priority Lien Obligations, allocated to the Company and the Guarantors or as a court of competent jurisdiction may direct (the “Application of Proceeds”).

Under the Credit Agreement Intercreditor Agreement, only the Controlling Collateral Agent will have the right to act or refrain from acting with respect to any Shared Collateral. The Controlling Collateral Agent initially is the CF Collateral Agent and will remain the CF Authorized Representative until the earlier of (1) the Discharge of General Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such earlier date, the “Controlling Collateral Agent Change Date”). After the Controlling Collateral Agent Change Date, the Controlling Collateral Agent will be the Collateral Agent for that Series of First Priority Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding

Series of First Priority Lien Obligations (including the General Credit Facility Obligations) with respect to the Shared Collateral (the “Major Non-Controlling Authorized Representative”). Accordingly, Holders of the Notes and the Notes Collateral Agent will not have any right to take enforcement action with respect to the collateral even if the CF Collateral Agent is not diligently pursuing enforcement actions with respect thereto unless the principal amount of the Notes is greater than the amount of the General Credit Facility Obligations and each other Series of First Priority Lien Obligations.

At any time when the CF Collateral Agent is the Controlling Collateral Agent, no Additional First Lien Secured Party shall, or shall instruct any collateral agent to, and neither the Notes Collateral Agent nor any other Authorized Representative shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral.

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture or credit facility for the applicable Series of First Priority Lien Obligations, and (b) the Controlling Collateral Agent’s, the Applicable Authorized Representative’s and each other Authorized Representative’s receipt of written notice from the Authorized Representative for the applicable Series of First Priority Lien Obligations certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture or credit facility for that Series of First Priority Lien Obligations has occurred and is continuing and (ii) the First Priority Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture or credit facility for that Series of First Priority Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to the Shared Collateral (1) at any time the Applicable Authorized Representative or the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Issuer or the Guarantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

At any time when the CF Collateral Agent is not the Controlling Collateral Agent, the Controlling Collateral Agent will only act or refrain from acting with respect to the Shared Collateral upon the instruction of the Applicable Authorized Representative, and will not follow any instructions with respect to such Shared Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will be entitled to instruct the Controlling Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Shared Collateral.

Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent (acting on the instructions of the Applicable Authorized Representative if it is not the CF Collateral Agent) may deal with the Shared Collateral as if the Controlling Collateral Agent had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, Applicable Authorized Representative or any Controlling Secured Party. Each of the First Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Shared Collateral, or the provisions of the Credit Agreement Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made with respect to any Shared Collateral in any bankruptcy case of the Issuer or any Guarantor, or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than the Credit Agreement Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement) on account of such enforcement of rights or exercise of remedies, as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Priority Lien Obligations are entitled under any other intercreditor agreement shall be applied in accordance with the Credit Agreement Intercreditor Agreement.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Priority Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Priority Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the Series of First Priority Lien Obligations with respect to which such impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral. In addition, none of the First Lien Secured Parties may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral. If any First Lien Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Priority Lien Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment to the Controlling Collateral Agent to be distributed in accordance with the Credit Agreement Intercreditor Agreement.

If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each other collateral agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to the Credit Agreement Intercreditor Agreement. Each collateral agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors set forth in the Credit Agreement Intercreditor Agreement) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in the Credit Agreement Intercreditor Agreement.

If the Issuer or any Guarantor becomes subject to any bankruptcy case, the Credit Agreement Intercreditor Agreement provides that if the Issuer or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Non-Controlling Secured Party will agree not to object to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (acting on the instructions of the Applicable Authorized Representative if it is not the CF Collateral Agent) with respect to such Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured

Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Priority Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the Credit Agreement Intercreditor Agreement), in each case so long as:

(A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the Credit Agreement Intercreditor Agreement;

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Priority Lien Obligations, such amount is applied pursuant to the Credit Agreement Intercreditor Agreement; and

(D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Credit Agreement Intercreditor Agreement;

provided that the First Lien Secured Parties of each Series will have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that do not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Priority Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Credit Agreement Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

In connection with any refinancing of First Priority Lien Obligations of any Series, or the incurrence of Additional First Priority Lien Obligations of any Series, the collateral agents and the Authorized Representatives then party to the Credit Agreement Intercreditor Agreement may enter (without the consent of any other First Lien Secured Party), at the request of any Collateral Agent, any Authorized Representative or the Issuer, into such amendments or modifications of the Credit Agreement Intercreditor Agreement as are reasonably necessary to reflect such refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative.

Certain Definitions

“Additional First Lien Secured Party” means the holders of any Additional First Priority Lien Obligations, including the Holders, and any Authorized Representative or Collateral Agent with respect thereto, including the Notes Collateral Agent.

“Applicable Authorized Representative” means, at any time from and after the time that the CF Collateral Agent ceases to be the Controlling Collateral Agent with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First-Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations with respect to such Shared Collateral.

“Authorized Representative” means (i) CF Authorized Representative, (ii) in the case of the Notes or the Holders, the Notes Collateral Agent and (iii) in the case of any Series of Additional First Priority Lien Obligations or Additional First Lien Secured Parties that become subject to the Credit Agreement Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Controlling Collateral Agent” means, (i) until the earlier of (x) the Discharge of General Credit Facility Obligations, and (y) the Non-Controlling Authorized Representative Enforcement Date, the CF Collateral Agent and (ii) from and after the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent for the Additional First Priority Lien Obligations for which the Applicable Authorized Representative is the Authorized Representative.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the CF Collateral Agent is the Controlling Collateral Agent, the Credit Agreement Secured Parties, and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Discharge of General Credit Facility Obligations” means, with respect to any Shared Collateral, the date on which the General Credit Facility Obligations are no longer secured by such Shared Collateral; provided that the Discharge of General Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such General Credit Facility Obligations with additional First Priority Lien Obligations secured by such Shared Collateral under an agreement relating to Additional First Priority Lien Obligations which has been designated in writing by the administrative agent under the General Credit Facilities so refinanced to the Notes Collateral Agent and each other Authorized Representative as the General Credit Facilities for purposes of the Credit Agreement Intercreditor Agreement.

“First Lien Documents” means the credit, guarantee and security documents governing the First Priority Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Event of Default” means an “Event of Default” under and as defined in the General Credit Facilities, the Indenture or any other First Lien Documents governing First Priority Lien Obligations.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the General Credit Facilities, (b) the “Secured Parties,” as defined in the Security Documents, and (c) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Priority Lien Obligations and any Additional First Priority Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing the First Priority Lien Obligations.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the “Secured Parties” as defined in the General Credit Facilities (in their capacities as such), (ii) the Holders and the Notes Collateral Agent (each in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the Credit Agreement Intercreditor Agreement after the date hereof that are represented by a common Authorized

Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Priority Lien Obligations, each of (i) the General Credit Facility Obligations, (ii) the Notes and (iii) the Additional First Priority Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Credit Agreement Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Priority Lien Obligations).

ABL Intercreditor Agreement

Overview

The ABL Collateral Agent and the CF Collateral Agent for the lenders under the General Credit Facilities (such lenders, together with the Holders of Notes, with respect to their claim on the ABL Collateral, the “Junior Lien Secured Parties”) have entered into an Intercreditor Agreement dated as of July 30, 2008. The Notes Collateral Agent (the Notes Collateral Agent, together with the CF Collateral Agent, the “Junior Lien Collateral Agents”) became a party to this agreement on the Issue Date, pursuant to an amendment. The ABL Intercreditor Agreement may be further amended from time to time without the consent of Holders of Notes to add other parties holding Obligations secured by a junior-priority lien on the ABL Collateral (all such Obligations, the “Junior Lien Obligations”). Although the Holders of Notes are not party to the ABL Intercreditor Agreement, by their acceptance of the Notes they agree to be bound thereby. The ABL Intercreditor Agreement provides for the priorities and other relative rights among the lenders under the ABL Facility (the “ABL Lenders”) and the Junior Lien Secured Parties, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien in respect of all or any portion of the ABL Collateral held by or on behalf of any Junior Lien Collateral Agent or any Junior Lien Secured Party that secures all or any portion of the Junior Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Collateral Agent and the ABL Lenders on the ABL Collateral; and

(2) any Lien in respect of all or any portion of the ABL Collateral held by or on behalf of the ABL Collateral Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to any Junior Lien Collateral Agent or any Junior Lien Secured Party on the ABL Collateral (together with (1), the “ABL Lien Priority”).

Waiver of Right to Contest Liens

Each Junior Lien Collateral Agent, for and on behalf of itself and the applicable Junior Lien Secured Parties, has agreed that it will not, and will waive any right to, take any action to contest or challenge (or assist or support any other person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Collateral Agent and the ABL Lenders (together with the CF Lenders, the “Secured Lenders”) in respect of ABL Collateral or the provisions of the ABL Intercreditor Agreement. Except to the extent expressly set forth in the ABL Intercreditor Agreement, each Junior Lien Collateral Agent, for and on behalf of itself and the applicable Junior Lien Secured Parties, has agreed that it will not take any action that would interfere with any exercise of Secured Creditor Remedies (as defined below) undertaken by the ABL Collateral Agent or any ABL Lender under the ABL Credit Facility and related Security Documents (collectively, the “ABL Documents”) with respect to the ABL Collateral. Except to the extent expressly set forth in the ABL Intercreditor Agreement, each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Party, will waive any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Collateral Agent or any ABL Lender seeks to enforce its Liens in any ABL Collateral.

The ABL Collateral Agent, for and on behalf of itself and the ABL Lenders, has agreed that it will not, and will waive any right to, take any action to contest or challenge (or assist or support any other person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the respective Liens of any Junior Lien Collateral Agents or Junior Lien Secured Party in respect of the ABL Collateral or the provisions of the ABL Intercreditor Agreement.

Remedies Standstill

Under the ABL Intercreditor Agreement, until the discharge of the ABL Facility Obligations, no Junior Lien Collateral Agent, on behalf of itself or any Junior Lien Secured Party, will:

(i) (A) take any action to enforce or realize upon any Lien on the ABL Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(B) exercise any right or remedy provided to a secured creditor on account of a Lien on the ABL Collateral under any Security Document, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the ABL Collateral in satisfaction of a Lien;

(C) take any action or exercise any right or remedy in respect of the collection on, set-off against, marshaling of, injunction respecting or foreclosure on (i) the ABL Collateral, (ii) the “proceeds” of such collateral (as defined in Article 9 of the Uniform Commercial Code) or (iii) whatever is recoverable or recovered when any ABL Collateral is sold, exchanged, collected, or disposed whether voluntarily or involuntarily ((ii) and (iii) together, the “Proceeds”);

(D) appoint a receiver, receiver and manager or interim receiver of all or part of the ABL Collateral;

(E) sell, lease, license, or otherwise dispose of all or any portion of the ABL Collateral by private or public sale conducted by a Junior Lien Secured Party or any other means at the direction of a Junior Lien Secured Party permissible under applicable law; or

(F) exercise any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code in respect of the ABL Collateral ((A) through (G) collectively, the “Secured Creditor Remedies”), in each case without the prior written consent of the ABL Collateral Agent; or

(ii) take, receive or accept any Proceeds of ABL Collateral.

However, the ABL Intercreditor Agreement authorizes the Junior Lien Collateral Agents, on behalf of themselves or the Junior Lien Secured Parties, to exercise such remedies without the prior written consent of the ABL Collateral Agent beginning on the date which is 180 days after the occurrence of both (i) a continuing Event of Default (under the General Credit Facilities, the Indenture or any document governing any other Junior Lien Obligation) and (ii) the ABL Collateral Agent’s receipt of a written notice delivered by a Junior Lien Collateral Agent to the ABL Collateral Agent announcing the commencement of an exercise of any Secured Creditor Remedy (the “Enforcement Date”), unless (A) the ABL Collateral Agent or the ABL Lenders have commenced and are diligently pursuing any enforcement action against the ABL Collateral, (B) any Pledgor is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding, or (C) if each Event of Default under the General Credit Facilities, the Indenture or such other document governing any other Junior Lien Obligation is waived or cured in accordance with the terms thereof.

Notwithstanding the foregoing, the ABL Intercreditor Agreement does not prevent the ABL Collateral Agent, the ABL Lenders, the Junior Lien Collateral Agents or the Junior Lien Secured Parties from (i) filing a claim or statement of interest with respect to the ABL Facility Obligations or the Junior Lien Obligations, owed to it in any Insolvency Proceeding commenced by or against any Pledgor, (ii) taking any action (not adverse to the priority status of the Liens of any of the other parties on the ABL Collateral in which such party has a priority Lien or the rights of any party to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any ABL Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any person objecting to or otherwise seeking disallowance of the claim or Lien of such ABL Collateral Agent, ABL Lender, the Junior Lien Collateral Agent or Junior Lien Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of any Pledgor arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Pledgor or, or (vi) objecting to the proposed retention of collateral by, as the case may be, the ABL Collateral Agent, the ABL Lenders, the Junior Lien Collateral Agents or the Junior Lien Secured Parties, in full or partial satisfaction of any ABL Facility Obligations or the Junior Lien Obligations to, as the case may be, the ABL Collateral Agent, the ABL Lenders, the Junior Lien Collateral Agents or the Junior Lien Secured Parties, in each case (i) through (vi) above, to the extent not inconsistent with, or could not result in a resolution inconsistent with, the ABL Intercreditor Agreement.

Subject to the foregoing paragraph, (i) the Junior Lien Collateral Agents and the Junior Lien Secured Parties have agreed not to take any action that would hinder any exercise of remedies undertaken by the ABL Collateral Agent or the ABL Lenders with respect to the ABL Collateral, including any sale, lease, exchange, transfer or other disposition of ABL Collateral, whether by foreclosure or otherwise, and (ii) the Junior Lien Collateral Agents and the Junior Lien Secured Parties have waived any and all rights they may have as junior lien creditors or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Lenders seek to enforce or collect the ABL Facility Obligations or the Liens granted in any of the ABL Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Lenders is adverse to the interests of the Junior Lien Secured Parties. The General Credit Facility Collateral does not include any security interest in cash, including cash proceeds from a sale of assets that constituted General Credit Facility Collateral. The ABL Collateral includes accounts receivable or other accounts and cash, and any assets acquired with ABL Collateral or otherwise constituting proceeds of ABL Collateral. Accordingly, if assets that constitute General Credit Facility Collateral are sold, the cash proceeds and anything purchased with those proceeds may constitute both ABL Collateral and General Credit Facility Collateral. In such a case, the Holders of the Notes may not be able to take any enforcement action with respect to such collateral or to receive any proceeds from the sale of such collateral in an enforcement action until the ABL Facility Obligations are paid in full. Maximum commitments under the ABL Facility are $535.0 million, subject to a borrowing base equal to 90% of the Issuer’s and certain of its subsidiaries’ eligible accounts receivable. As of December 31, 2012, there were no obligations under the ABL Facility.

The Junior Lien Collateral Agents and the Junior Lien Secured Parties acknowledged and agreed that no covenant, agreement or restriction contained in the Indenture governing the Notes will be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Lenders with respect to the ABL Collateral as set forth in the ABL Intercreditor Agreement and the ABL Documents.

Each of the Junior Lien Collateral Agents and the Junior Lien Secured Parties have agreed that unless and until the discharge of ABL Facility Obligations has occurred, it will not commence, or join with any person (other than the ABL Lenders and the ABL Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the ABL Collateral.

The standstill provisions outlined in the foregoing three paragraphs will not apply to the Junior Lien Collateral Agents or the Junior Lien Secured Parties from and after the occurrence of the Enforcement Date or the discharge of ABL Facility Obligations.

Exercise of Rights

Except as otherwise expressly set forth in the ABL Intercreditor Agreement, each of the Junior Lien Collateral Agents and the Junior Lien Secured Parties are permitted to exercise rights and remedies as an unsecured creditor and as a secured creditor with respect to any collateral that is not ABL Collateral (the “Non-ABL Collateral”) against the Issuer or any of its Subsidiaries that has guaranteed the Junior Lien Obligations in accordance with the terms of the General Credit Facilities and the Indenture and applicable laws. The ABL Intercreditor Agreement does not prohibit the receipt by the Junior Lien Collateral Agents and the Junior Lien Secured Parties of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any of the Junior Lien Collateral Agents or the Junior Lien Secured Parties of rights or remedies as a secured creditor in respect of ABL Collateral or enforcement in contravention of the ABL Intercreditor Agreement of any lien on the ABL Collateral in respect of the Junior Lien Obligations held by any of them or in any Insolvency Proceeding. In the event that any of the Junior Lien Collateral Agents or the Junior Lien Secured Parties becomes a judgment lien creditor or other secured creditor in respect of ABL Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Junior Lien Obligations or otherwise, such judgment or other lien on ABL Collateral will be subordinated to the liens securing the ABL Facility Obligations on the same basis as the other liens securing the Junior Lien Obligations are so subordinated to such liens securing ABL Facility Obligations under the ABL Intercreditor Agreement. Nothing in the ABL Intercreditor Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Lenders may have with respect to the ABL Collateral nor, subject to the statements contained in “—Inspection and Access Rights,” restricts any right any Junior Lien Secured Party may have (secured or otherwise) in any property or asset of the Issuer or any Guarantor that does not constitute ABL Collateral.

Waiver of Marshalling

Pursuant to the ABL Intercreditor Agreement, each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Parties, until the discharge of the ABL Facility Obligations, has agreed not to assert and will waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Collateral or any other similar rights a junior secured creditor may have under applicable law.

Certain Actions Permitted

Each of the ABL Collateral Agent and the Junior Lien Collateral Agents may make such demands or file such claims in respect of the ABL Facility Obligations or the Junior Lien Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Except as otherwise provided therein, the ABL Intercreditor Agreement does not prohibit the receipt by the Junior Lien Collateral Agents or the Junior Lien Secured Parties of the required payments of interest, principal and other amounts owed in respect of the Junior Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by any Junior Lien Collateral Agent or Junior Lien Secured Party of rights or remedies as a secured creditor with respect to the ABL Collateral (including set-off with respect to the ABL Collateral) or enforcement in contravention of this Agreement of any lien held by any of them on the ABL Collateral.

Agent for Perfection

The Junior Lien Collateral Agents have appointed the ABL Collateral Agent, and the ABL Collateral Agent has expressly accepted such appointment, to act as agent (the “Agent”) of the Junior Lien Collateral Agents and Junior Lien Secured Parties under each control agreement with respect to all ABL Controlled Accounts for the purpose of perfecting the respective security interests granted under the Security Documents entered into in connection with the General Credit Facilities and the Notes. None of the ABL Collateral Agent,

any ABL Lender, the Junior Lien Collateral Agents or any Junior Lien Secured Party, as applicable, has any obligation whatsoever to the others to assure that the ABL Collateral is genuine or owned by the Issuer, any other Pledgor or any other person or to preserve rights or benefits of any person. Such duties or responsibilities of the ABL Collateral Agent as described above are limited solely to holding or maintaining control of the ABL Collateral as agent for the Junior Lien Secured Parties for purposes of perfecting the respective liens held by the Junior Lien Secured Parties. The ABL Collateral Agent will not be deemed to be a fiduciary of any kind for the Junior Lien Collateral Agent or the Junior Lien Secured Parties, or any other person. No Junior Lien Collateral Agent will be deemed to be a fiduciary of any kind for any other Agent or ABL Secured Party, or any other Person. Prior to the discharge of ABL Facility Obligations, in the event that the Junior Lien Collateral Agents or any Junior Lien Secured Party receives any ABL Collateral or Proceeds of ABL Collateral in violation of the terms of the ABL Intercreditor Agreement, then such Junior Lien Collateral Agent or Junior Lien Secured Party, as the case may be, will be required to promptly pay over such Proceeds or ABL Collateral to the ABL Collateral Agent in the same form as received with any necessary endorsements, for application in accordance with the procedures set forth in “—Application of Proceeds.”

Amendments

In the event that the ABL Collateral Agent or the ABL Lenders enter into any amendment, waiver or consent in respect of the security documents related to the ABL Credit Facility for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such security document or changing in any manner the rights of the ABL Collateral Agent, the ABL Lenders, the Issuer or any other Pledgor thereunder (excluding the release of any Liens in ABL Collateral except in accordance with the ABL Intercreditor Agreement), then such amendment, waiver or consent, to the extent related to ABL Collateral, shall apply automatically to any comparable provision (but only to the extent as such provision relates to ABL Collateral) of each comparable security document related to the Junior Lien Obligations without the consent of any Junior Lien Collateral Agent or Junior Lien Secured Party and without any action by any Junior Lien Collateral Agent, Junior Lien Secured Party, the Issuer or any other Pledgor; provided, however, that such amendment, waiver or consent does not materially adversely affect the rights of any Junior Lien Collateral Agent or Junior Lien Secured Party or the interests of any Junior Lien Secured Parties in the ABL Collateral in a manner materially different from that affecting the rights of the ABL Lenders thereunder or therein. The ABL Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to each Junior Lien Collateral Agent; provided, however, that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any security document related to the Junior Lien Obligations as set forth in the ABL Intercreditor Agreement. For the avoidance of doubt, no such amendment, modification or waiver shall apply to or otherwise affect (a) any non-ABL Collateral or (b) any document, agreement or instrument which neither grants nor purports to grant a Lien on, nor governs nor purports to govern any rights or remedies in respect of, ABL Collateral.

Inspection and Access Rights

In the event of any liquidation of any ABL Collateral (or any other exercise of Secured Creditor Remedies by the ABL Collateral Agent) and whether or not any Junior Lien Collateral Agent or Junior Lien Secured Parties have commenced and are continuing to exercise any Secured Creditor Remedies, the ABL Collateral Agent will have the right (a) during normal business hours on any business day, to access ABL Collateral that is stored or located in or on Non-ABL Collateral, and (b) to reasonably use the Non-ABL Collateral (including, without limitation, equipment, computers, software, intellectual property, real property and books and records) in order to inspect, copy or download information stored on, take actions to perfect its Lien on, or otherwise deal with the ABL Collateral in each case without notice to, the involvement of or interference by any Junior Lien Collateral Agent or Junior Lien Secured Party and without liability to any Junior Lien Secured Party. However, if any Junior Lien Collateral Agent takes actual possession of any Non-ABL Collateral in contemplation of a sale of such Non-ABL Collateral or is otherwise exercising a remedy with respect to Non-ABL Collateral, such Junior Lien Collateral Agent will give the ABL Collateral Agent reasonable opportunity (of reasonable duration and with reasonable advance notice) prior to the Junior Lien Collateral Agent’s sale of any such Non-ABL Collateral to access ABL Collateral as set forth in (a) and (b) above.

Insurance

Proceeds of ABL Collateral include insurance proceeds and, therefore, the ABL Lien Priority will govern the ultimate disposition of insurance proceeds to the extent such insurance insures ABL Collateral. Prior to the discharge of the ABL Facility Obligations, the ABL Collateral Agent shall have the sole and exclusive right, as against any Junior Lien Collateral Agent, to the extent permitted by the ABL Documents and subject to the rights of the Issuer and other Pledgors thereunder, to adjust settlement of insurance claims to the extent such insurance insures ABL Collateral in the event of any covered loss, theft or destruction of ABL Collateral.

Set-Off and Tracing of and Priorities in Proceeds

Each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Party, have agreed that, to the extent that it exercises its rights of set-off against the Issuer’s or any other Pledgor’s Deposit Accounts (as defined in the Uniform Commercial Code) or Securities Accounts (as defined in the Uniform Commercial Code) to the extent constituting or containing ABL Collateral or Proceeds thereof, the amount of such set-off shall be deemed to be ABL Collateral to be held and distributed pursuant to the provisions described in “—Application of Proceeds.” In addition, the Junior Lien Collateral Agents and the Junior Lien Secured Parties will consent to the application, of cash or other Proceeds of ABL Collateral, deposited under control agreements to the repayment of the ABL Facility Obligations pursuant to the ABL Documents, unless and until the ABL Facility Obligations are discharged.

Release of Liens

If, at any time any Pledgor or any ABL Lender delivers notice to each Junior Lien Collateral Agent with respect to any specified ABL Collateral that (a) such specified ABL Collateral is sold, transferred or otherwise disposed of by the owner of such ABL Collateral in a transaction permitted under the ABL Facility and the documents governing Junior Lien Obligations; or (b) the ABL Lenders are releasing or have released their Liens on such ABL Collateral in connection with a disposition in connection with an exercise of any Secured Creditor Remedy with respect to such ABL Collateral, then the Liens upon such ABL Collateral securing Junior Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such ABL Collateral securing ABL Facility Obligations are released and discharged (provided that any proceeds thereof not applied to repay ABL Facility Obligations shall, to the extent constituting ABL Collateral, be subject to the respective Liens securing any Junior Lien Obligations and shall be applied as described under “—Application of Proceeds”). Upon delivery to the Junior Lien Collateral Agents of a notice from the ABL Collateral Agent stating that any such release of Liens securing or supporting the ABL Facility Obligations has become effective (or shall become effective upon the Junior Lien Collateral Agents releasing each of their Liens on such ABL Collateral), the Junior Lien Collateral Agents shall, at the Issuer’s expense, promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the ABL Collateral Agent in connection with such release. In the ABL Intercreditor Agreement, each Junior Lien Collateral Agent appoints the ABL Collateral Agent and any officer or duly authorized person of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Junior Lien Collateral Agent and in the name of such Junior Lien Collateral Agent or in the ABL Collateral Agent’s own name, from time to time, in the ABL Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer.

Application of Proceeds

Each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Party, has acknowledged and agreed that the ABL Credit Facility includes a revolving commitment, that in the ordinary course of business, the ABL Collateral Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any ABL Collateral or the release of any lien by the ABL Collateral Agent upon any portion of the ABL Collateral in connection with a permitted disposition by the Issuer or any other Pledgor under the ABL Credit Agreement shall constitute an exercise of Secured Creditor Remedies. In addition, subject to certain limitations, the amount of ABL Facility Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and the terms of the ABL Facility Obligations may be modified, extended or amended, from time to time, and the aggregate amount of the ABL Facility Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Lien Secured Parties. All ABL Collateral received by the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Facility Obligations at any time. The ABL Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Facility Obligations, the Junior Lien Obligations, or any portion thereof.

The ABL Collateral Agent and the Junior Lien Collateral Agents have agreed that all ABL Collateral and all Proceeds thereof, received by any of them in connection with any exercise of Secured Creditor Remedies with respect to the ABL Collateral will be applied, first, to the payment of costs and expenses of the ABL Collateral Agent in connection with such exercise of Secured Creditor Remedies, and second, to the payment of the ABL Facility Obligations in accordance with the ABL Documents until the ABL Facility Obligations have been discharged.

Any ABL Collateral or Proceeds thereof received by any Junior Lien Collateral Agent or Junior Lien Secured Party in connection with the exercise of any right or remedy (including set-off or credit bid) or in any Insolvency Proceeding relating to the ABL Collateral prior to the discharge of the ABL Facility Obligations and not expressly permitted by the ABL Intercreditor Agreement, will be segregated and held in trust for the benefit of and forthwith paid over to the ABL Collateral Agent (and/or its designees) for the benefit of the ABL Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Intercreditor Agreement authorizes the ABL Collateral Agent to make any such endorsements as agent for each of the Junior Lien Collateral Agents and Junior Lien Secured Parties. This authorization will be coupled with an interest and irrevocable.

In exercising remedies, whether as a secured creditor or otherwise, the ABL Collateral Agent will have no obligation or liability to the Junior Lien Collateral Agents or Junior Lien Secured Parties regarding the adequacy of any Proceeds realized on any collateral or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each the parties pursuant to the terms of the ABL Intercreditor Agreement. Notwithstanding anything to the contrary contained in the ABL Intercreditor Agreement, no party will waive any claim that it may have against a Secured Party on the grounds that and sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

Upon the discharge of the ABL Facility Obligations, the ABL Collateral Agent will (a) notify each of the Junior Lien Collateral Agents in writing of the occurrence of such discharge and (b) at the expense of the Issuer, deliver to the Junior Lien Collateral Agents or execute such documents as necessary or as the Junior Lien Collateral Agents may reasonably request (including assignment of control agreements with respect to ABL Controlled Accounts) in order to affect a transfer of control to the Junior Lien Collateral Agents over any and all ABL Controlled Accounts in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Insolvency Proceedings

If the Issuer or any other Pledgor is subject to any Insolvency Proceeding at any time prior to the discharge of the ABL Facility Obligations, the Junior Lien Collateral Agents and the Junior Lien Secured Parties will agree that:

(1) If the ABL Collateral Agent or the ABL Lenders seek to provide the Issuer or any other Pledgor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the ABL Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be ABL Collateral) but not any other asset or any Non-ABL Collateral, then no Junior Lien Collateral Agent, on behalf of itself or a Junior Lien Secured Party, will raise an objection or support any objection to such DIP Financing or use of cash collateral or to the liens securing the same on the grounds of a failure to provide “adequate protection” for the liens of the Junior Lien Collateral Agents securing the Junior Lien Obligations or on any other grounds, subject to certain qualifications and exceptions;

(2) All Liens granted to the ABL Collateral Agent or the Junior Lien Collateral Agents in any Insolvency Proceeding on ABL Collateral, whether as adequate protection or otherwise, will be subject to the ABL Lien Priority and the other terms and conditions of the ABL Intercreditor Agreement;

(3) No Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, will agree to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Collateral without the ABL Collateral Agent’s express written consent;

(4) No Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, will contest (or support any other person contesting) (x) any request by the ABL Collateral Agent or any ABL Lender for adequate protection of its interest in the ABL Collateral, (y) any objection by the ABL Collateral Agent or any ABL Lender to any motion, relief, action, or proceeding based on a claim by the ABL Collateral Agent or any ABL Lender that its interests in the ABL Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Collateral Agent as adequate protection of its interests are subject to the ABL Intercreditor Agreement or (z) any lawful exercise by the ABL Collateral Agent or any ABL Lender of the right to credit bid obligations under the ABL Credit Facility at any sale of ABL Collateral or Non-ABL Collateral; provided, however, that nothing contained in the ABL Intercreditor Agreement prohibits or restricts the Junior Lien Collateral Agents or Junior Lien Secured Parties from contesting or challenging (or support any other person contesting or challenging) any request by the ABL Collateral Agent or any ABL Lender for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Non-ABL Collateral. Notwithstanding the foregoing, in any Insolvency Proceeding, if the ABL Lenders (or any subset thereof) are granted adequate protection with respect to ABL Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Collateral), then the ABL Collateral Agent, on behalf of itself and the ABL Lenders, agrees that each Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, may seek or request (and the ABL Lenders will not oppose such request) adequate protection with respect to its interests in such ABL Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Facility Obligations on the same basis as the other Liens of the Junior Lien Collateral Agents on the ABL Collateral (it being understood that to the extent that any such additional collateral constituted Non-ABL Collateral at the time it was granted to the ABL Lenders, the Lien thereon in favor of the ABL Lenders shall be subordinate in all respects to the Liens thereon in favor of the Junior Lien Secured Parties);

(5) No Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, will oppose any sale consented to by the ABL Collateral Agent of any ABL Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the Proceeds of such sale are applied in accordance with this Agreement.

After Discharge of the ABL Facility Obligations

Following the discharge of the ABL Obligations, the Junior Lien Secured Parties will retain their security interest in the ABL Collateral. A representative of the Junior Lien Secured Party (the “Authorized Representative”) determined in accordance with the Credit Agreement Intercreditor Agreement will determine time and method by which the security interests in the ABL Collateral will be enforced.

If such Authorized Representative or any Junior Lien Secured Party is taking action to enforce rights in respect of any ABL Collateral, or any distribution is made with respect to any ABL Collateral in any Insolvency Proceeding, or any Junior Lien Secured Party receives any payment pursuant to any intercreditor agreement with respect to any ABL Collateral, the Proceeds of any sale, collection or other liquidation of any such ABL Collateral by such Authorized Representative or any other Junior Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and the proceeds of any such distribution to which the Junior Lien Obligations are entitled under any other intercreditor agreement shall be applied, subject to specified exceptions, among the Junior Lien Obligations to the payment in full of the Junior Lien Obligations on a ratable basis.

Certain Definitions

Set forth below are certain defined terms used in the ABL Intercreditor Agreement.

“ABL Controlled Accounts” means (i) all Deposit Accounts and all Securities Accounts (as each such term is defined in the Uniform Commercial Code) and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the Uniform Commercial Code) and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, in each case, of the Issuer or any other Pledgor and which are subject to a control agreement in favor of the ABL Collateral Agent.

“Insolvency Proceeding” means:

(1) any case commenced by or against the Issuer or another Pledgor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Pledgor or any similar case or proceeding relative to the Issuer or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes by the Issuer ranks pari passu in right of payment to all unsubordinated Indebtedness of the Issuer, including the obligations of the Issuer under the Senior Credit Facilities, the Existing Priority Guarantee Notes and the Existing Senior Notes.

The payment of any Guarantee of the Notes ranks pari passu in right of payment to all unsubordinated indebtedness of the relevant Guarantor, including, the guarantee by such Guarantor of the Senior Credit Facilities and the Existing Priority Guarantee Notes.

At December 31, 2012,

(1) the Issuer and the Guarantors had $12.8 billion of Secured Indebtedness outstanding (excluding an additional available borrowings under our receivables based facility equal to the lesser of $535 million, the revolving credit commitment, or the borrowing base amount, as defined under the receivables based facility and subject to certain limitations contained in our material financing agreements.);

(2) the Issuer and the Guarantors had $3.4 billion of unsecured Indebtedness outstanding (including the Existing Senior Notes); and

(3) the non-Guarantor Subsidiaries had $4.9 billion of Indebtedness outstanding (including $2.7 billion of senior notes and $2.2 billion of senior subordinated notes issued by a subsidiary of CCO), $21.5 million of which was Secured Indebtedness.

Although the Indenture limits the incurrence of Indebtedness by the Issuer and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Subsidiaries may be able to incur substantial amounts of Indebtedness and such Indebtedness may be Secured Indebtedness or structurally senior to the Notes. See “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens.”

Substantially all of the operations of the Issuer are conducted through its Subsidiaries, some of which do not Guarantee the Notes. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including Holders. The Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Guarantors. Our non-guarantor Subsidiaries accounted for approximately $8.3 billion, or 51%, of our total assets as of December 31, 2012. As of December 31, 2012, our non-guarantor Subsidiaries had $6.9 billion of total liabilities (including trade payables) to which the Notes would have been structurally subordinated.

See “Risk Factors—Risks Related to the Notes.”

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more Paying Agents for the Notes. The Paying Agent for the Notes is U.S. Bank National Association.

The Issuer will also maintain a registrar in respect of the Notes, initially U.S. Bank National Association. If the Issuer fails to appoint a registrar, the Trustee will act as such. The registrar for the Notes will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of the Notes on behalf of the Issuer.

The Issuer may change the Paying Agents or the registrars without prior notice to the Holders. The Issuer, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may act as a Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. Any registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before the sending of a notice of redemption of Notes.

Principal, Maturity and Interest

The Issuer issued $1,999,815,000 in aggregate principal amount of Notes. The Notes will mature on December 15, 2019. Subject to compliance with the covenants described below under the caption “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and “—Certain Covenants in the Indenture—Liens,” the Issuer may issue additional Notes from time to time (such additional Notes, the “Additional Notes”). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Holders of Additional Notes actually issued will share equally and ratably in the Collateral with the Holders of the Notes. Unless the context requires otherwise, for all purposes of the Indenture and this “Description of the 2019 Exchange Notes,” references to “Note” or “Notes” include any Additional Notes that are actually issued.

Interest accrues on the Notes from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually using a 360-day year comprised of twelve 30-day months to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date, on and of each year, commencing June 15, 2013. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

Interest on the Notes accrues at a rate of 9.0% per annum and will be payable in cash. The Issuer will pay interest on overdue principal at 1% per annum in excess of the interest otherwise payable by the Issuer and will pay interest on overdue installments due from the Issuer at such higher rate to the extent lawful.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Issuer’s office or agency will be the office of the Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

On the first interest payment date following the fifth anniversary of the “issue date” as defined in Treasury Regulation Section 1.1273-2 of the Notes, and on each interest payment date thereafter, we are required to redeem a portion of the principal amount of the then outstanding Notes in an amount equal to the AHYDO Catch-Up Payment for such interest payment date with respect to the Notes. The “AHYDO Catch-Up Payment” for a particular interest payment date with respect to the Notes means the minimum principal prepayment sufficient to ensure that as of the close of such interest payment date, the aggregate amount which would be includible in gross income with respect to the Notes before the close of such interest payment date (as described in Section 163(i)(2)(A) of the Code) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on the Notes (including for this purpose any AHYDO Catch-Up Payments) before the close of such interest payment date plus (ii) the product of the issue price of the Notes as defined in Section 1273(b) of the Code and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that the Notes are not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code; provided, however, for avoidance of doubt, that if the yield to maturity of the Notes is less than the amount described in Section 163(i)(1)(B) of the Code, the AHYDO Catch-Up Payment shall be zero for each interest payment date with respect to the Notes. It is intended that no Note will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code, and this provision will be interpreted consistently with such intent. The computations and determinations required in connection with any AHYDO Catch-Up Payment will be made by the Issuer in its good faith reasonable discretion and will be binding upon the Holders absent manifest error.

We are not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” We and our affiliates may at any time and from time to time purchase Notes in the open market, in negotiated transactions or otherwise.

Optional Redemption

Except as set forth below, the Issuer shall not be permitted to redeem the Notes. The Notes will be payable at par in cash at maturity.

At any time prior to July 15, 2015, the Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person and may, at the Issuer’s discretion, be subject to one or more conditions precedent.

On and after July 15, 2015, the Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “—Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person and may, at the Issuer’s discretion, be subject to one or more conditions precedent. The Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2015	104.5%
2016	103.0%
2017	101.5%
2018 and thereafter	100.0%

In addition, until July 15, 2015, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of Notes at a redemption price equal to 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Registrar or the Paying Agent shall select the Notes to be purchased in the manner described under “—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer with a copy to the Trustee, the Paying Agent and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “—Repurchase at the Option of Holders—Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date a facsimile or electronic mail transmission (via pdf) or a letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to a minimum of $2,000 and an integral multiple of $1,000 in principal amount;

(8) if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Paying Agent) the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities do, and future credit agreements or other agreements to which the Issuer may become a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase notes upon a change of control and holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of ‘substantially all’ of our assets.”

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. As of the date of this prospectus, we had no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness (including Secured Indebtedness) are contained in the covenants described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction. These limitations are subject to a number of important exceptions, baskets and qualifications.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

Except as described in clause (11) of the second paragraph under “—Amendment, Supplement and Waiver,” the provisions in the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the then outstanding Notes under the Indenture.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of;

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes (or Guarantees) or that are owed to the Issuer or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $300.0 million at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose; and

(3) if such Asset Sale involves the disposition of Collateral,

(a) such Asset Sale complies with the applicable provisions of the Security Documents; and

(b) to the extent required by the Security Documents, all consideration received in such Asset Sale shall be expressly made subject to Liens under the Security Documents.

Within 18 months after the receipt of any Net Proceeds of any Asset Sale by the Issuer or any Restricted Subsidiary, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations constituting First Priority Lien Obligations under the General Credit Facilities (other than any General Credit Facilities that also constitute Public Debt) (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto);

(b) until the ABL Date, Obligations under the ABL Facility (and to correspondingly reduce commitments with respect thereto) so long as the Net Proceeds of the Asset Sale are with respect to ABL Collateral;

(c) Obligations under the (i) Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii) any other First Priority Lien Obligations of the Issuer or a Restricted Guarantor (and to correspondingly reduce commitments with respect thereto) if and to the extent required by the terms of such Obligations; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest; and

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor (and to correspondingly reduce commitments with respect thereto) so long as the Net Proceeds of the Asset Sale are with respect to assets owned by such Restricted Subsidiary that is not a Guarantor and the Net Proceeds of such Asset Sale are received by such Restricted Subsidiary as a result of an Asset Sale by such Restricted Subsidiary; or

(2) to (a) make an Investment in any one or more businesses, provided, however, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) acquire properties, (c) make capital expenditures or (d) acquire other assets that, in the case of each of clauses (a), (b), (c) and (d) either (x) are used or useful in a Similar Business or (y) replace the businesses, properties or assets that are the subject of such Asset Sale;

provided, however, that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of 18 months after receipt of such Net Proceeds and 180 days following such commitment; provided further, however, that if such commitment is cancelled or terminated after the later of such 18 month or 180 day period for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from any Asset Sale described in the preceding paragraph that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds,” except the amount of Excess Proceeds will be reduced by an amount equal to the difference between (x) the principal amount of the Notes offered to be purchased in a bona fide offer pursuant to clause (1)(c) above and (y) the principal amount of the Notes that were purchased pursuant to such offer. When the aggregate amount of Excess Proceeds with respect to the Notes exceeds $100.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any other First Priority Lien Obligations, to the holder of such First Priority Lien Obligations (an “Asset Sale Offer), to purchase the maximum aggregate principal amount of such Notes and the maximum aggregate principal amount (or accreted value, if less) of such First Priority Lien Obligations that is a minimum of $2,000 or an integral multiple of $1,000 thereof (in aggregate principal amount) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value, if applicable) plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer, in its sole discretion, may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 18 month period (or such longer period provided above) or with respect to Excess Proceeds of $100.0 million or less.

To the extent that the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of such First Priority Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds with respect to the Notes, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture and the Security Documents. If the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of the First Priority Lien Obligations surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds with respect to the Notes, the Registrar or the Paying Agent shall select the Notes and the Issuer or the agent for such First Priority Lien Obligations will select such other First Priority Lien Obligations to be purchased on a pro rata basis based on the principal amount of the Notes and the aggregate principal amount (or accreted value, if applicable) of such First Priority Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under any Senior Credit Facilities, or otherwise invest or apply such Net Proceeds in any manner not prohibited by the Indenture. The Notes Collateral Agent or its designated representative may not have control of, or a perfected security interest in, Net Proceeds of any Collateral, which could have the effect of diminishing the value of, and ability to collect with respect to, that Collateral.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Except as described in clause (11) of the second paragraph under “—Amendment, Supplement and Waiver,” the provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

Exchange at the Option of Holders in Connection with Future Loan-for-Bond Exchanges

If at any time and from time to time after the Issue Date the Issuer consummates a Permitted Debt Exchange, and the Permitted Debt Exchange Notes: (i) are issued prior to the second anniversary of the Issue Date and accrue interest (including Designated Non-Cash Interest) at a rate higher than 9.0% per annum; (ii) mature prior to December 15, 2019 or have a Weighted Average Life to Maturity that is less than the Notes; (iii) have collateral that is not collateral securing Obligations under the Notes; (iv) have guarantors or other obligors that are not guarantors or obligors with respect to the Notes; (v) have any financial maintenance covenants; (vi) have covenants with respect to any of (1) limitations on restricted payments, (2) limitations on indebtedness or (3) limitations on liens, in any case, that are more restrictive than the corresponding covenants applicable to the Notes, as described below under (1) “—Certain Covenants in the Indenture—Limitation on Restricted Payments,” (2) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (3) “—Liens,” respectively; (vii) contain any mandatory redemption, offer to purchase or other prepayment provisions that are additional to those relating to the Notes; (viii) are issued prior to the second anniversary of the Issue Date and are accompanied by other securities or other consideration; (ix) are issued prior to the second anniversary of the Issue Date and have rights to convert or exercise such Permitted Debt Exchange Notes for or into securities or other consideration; (x) have rights to exchange such Permitted Debt Exchange Notes for or into securities or other consideration or (xi) have redemption provisions that permit the Issuer to (1) redeem such Permitted Debt Exchange Notes at an initial redemption price greater than par plus half the coupon of such Permitted Debt Exchange Notes, (2) redeem such Permitted Debt Exchange Notes with the net cash proceeds of one or more Equity Offerings at a redemption price greater than par plus the coupon of such Permitted Debt Exchange Notes or (3) contain “make-whole” redemption provisions that are calculated in a more favorable manner in any material respect to holders of Permitted Debt Exchange Notes than the corresponding provisions applicable to holders of Notes, then the Issuer shall, within 30 days following the consummation of such Permitted Debt Exchange, offer to exchange all of the Notes for Permitted Debt Exchange Notes (plus any other consideration offered to the holders of Subject Debt in such Permitted Debt Exchange), at the same exchange rate as that offered to holders of the Subject Debt (an “MFN Exchange Offer”).

Any determination by the Issuer that an MFN Exchange Offer is not required under the preceding paragraph with respect to any Permitted Debt Exchange shall be made in good faith by the Board of Directors of the Company, as evidenced by an Officer’s Certificate delivered to the Trustee within five business days following the consummation of such Permitted Debt Exchange.

The Issuer shall provide to all Holders, within five business days following the consummation of such Permitted Debt Exchange, notice of the consummation of such Permitted Debt Exchange (including a listing of the Subject Debt), together with either (i) a summary of the material differences (if any) between the terms of the Permitted Debt Exchange Notes and the Notes (as well as a summary of any other material terms of the Permitted Debt Exchange, including a description of any other consideration offered and the exchange rate between the Subject Debt and the Permitted Debt Exchange Notes) or (ii) a statement that an MFN Exchange Offer is required with respect to any such Permitted Debt Exchange. The requirement described in the preceding sentence shall be deemed fulfilled if the notice described in the preceding sentence is filed or furnished in a current report on Form 8-K filed with the SEC or is otherwise broadly disseminated in accordance with Regulation FD. Unless the Issuer determines in good faith that Regulation FD would not require the public disclosure of the commencement of a Permitted Debt Exchange (assuming it applied to the Issuer) then the Issuer shall disclose the commencement of the Permitted Debt Exchange in accordance with Regulation FD (assuming it applied to the Issuer) whether or not the Issuer is then subject to Regulation FD.

If required to make an MFN Exchange Offer, the Issuer will send notice of such MFN Exchange Offer by first-class mail, with a copy to the Trustee, the Exchange Agent and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1) that an MFN Exchange Offer is being made pursuant to the covenant entitled “—Exchange at the Option of Holders in Connection with Future Loan-for-Bond Exchanges,” and that all Notes properly tendered for exchange pursuant to such MFN Exchange Offer will be exchanged by the Issuer for an equal aggregate principal amount of the applicable Permitted Debt Exchange Notes (together with any other consideration payable in such MFN Exchange Offer, as applicable);

(2) the exchange date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “MFN Exchange Date”);

(3) that any Note not properly tendered for exchange will remain outstanding and continue to accrue interest in accordance with its terms;

(4) that unless the Issuer fails to exchange the Notes for the applicable Permitted Debt Exchange Notes, all Notes accepted for exchange pursuant to the MFN Exchange Offer will cease to accrue interest on the MFN Exchange Date;

(5) that Holders electing to have any Notes exchanged pursuant to an MFN Exchange Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect to Exchange” on the reverse of such Notes completed, to the Exchange Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the MFN Exchange Date or such other date as may be specified by the Exchange Agent;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to exchange such Notes, provided that the Exchange Agent receives, not later than the close of business on the fifth Business Day preceding the MFN Exchange Date a facsimile or electronic mail transmission (via pdf) or a letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for exchange, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes exchanged;

(7) that the Holders whose Notes are being exchanged only in part will be issued new Notes equal in principal amount to the unexchanged portion of the Notes surrendered and that the unexchanged and exchanged portions of the Notes must be equal to a minimum of $2,000 and an integral multiple of $1,000 in principal amount;

(8) if such notice is mailed prior to the consummation of a Permitted Debt Exchange, stating that the MFN Exchange Offer is conditional on the consummation of such Permitted Debt Exchange;

(9) such other instructions, as determined by the Issuer and consistent with the covenant described hereunder, that a Holder must follow; and

(10) a brief description of the terms of the MFN Exchange Offer and a brief comparison of the material terms of the Notes and the MFN Permitted Debt Exchange Notes.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with such MFN Exchange Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On each MFN Exchange Date, the Issuer will, to the extent permitted by law,

(1) accept for exchange all Notes or portions thereof properly tendered pursuant to the MFN Exchange Offer,

(2) issue an amount of applicable Permitted Debt Exchange Notes equal to the aggregate principal amount of Notes tendered for exchange, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Exchange Agent) the Notes so accepted for exchange together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and exchanged by the Issuer.

Notwithstanding anything to the contrary herein, an MFN Exchange Offer may be made in advance of the consummation of a Permitted Debt Exchange, conditional upon the consummation of such Permitted Debt Exchange.

The Permitted Debt Exchange Notes issued in any Permitted Debt Exchange shall be subject to a registration rights agreement that is similar to the registration rights agreement applicable to the Notes, which registration rights agreement shall provide for a registered A/B exchange offer (the “Permitted Debt Exchange Notes A/B Exchange Offer”). Any Permitted Debt Exchange Notes issued pursuant to a corresponding MFN Exchange Offer (“MFN Permitted Debt Exchange Notes”) shall also be subject to such registration rights agreement, and such MFN Permitted Debt Exchange Notes shall be subject to such Permitted Debt Exchange Notes A/B Exchange Offer. The Issuer shall not be required to comply with the covenant contained in this paragraph, to the extent such compliance would not be permitted by the applicable securities laws or regulations (including interpretations relating thereto) then in effect.

The Issuer shall use commercially reasonable efforts to cause such MFN Permitted Debt Exchange Notes to trade fungibly under the same CUSIP number with the Permitted Debt Exchange Notes issued in the relevant Permitted Debt Exchange. In furtherance of the foregoing, the Permitted Debt Exchange Notes issued in any Permitted Debt Exchange shall be subject to transfer restrictions such that they will not be freely transferable by the applicable Holder until the earlier of (a) the date of the completion of the Permitted Debt Exchange Notes A/B Exchange Offer with respect to such Permitted Debt Exchange Notes (so long as the corresponding MFN Exchange Offer has been completed as contemplated in the immediately preceding paragraph) and (b) the date on which the MFN Permitted Debt Exchange Notes with respect to such Permitted Debt Exchange (assuming they have been issued to and held by a non-affiliate of the Issuer) would be freely transferable pursuant to Rule 144 under the Securities Act.

Certain Definitions

“Designated Non-Cash Interest” means, with respect to any Permitted Debt Exchange, (i) interest on the Permitted Debt Exchange Notes in the form of fees paid to the Holders of the Permitted Debt Exchange Notes in the Permitted Debt Exchange, (ii) stated interest required or permitted to be paid on the Permitted Debt Exchange Notes in kind or with assets or property other than cash and (iii) interest resulting from the accretion of original issue discount on the Permitted Debt Exchange Notes, but only to the extent such original issue discount is reflected in the rate of exchange between the Subject Debt in such Permitted Debt Exchange and the aggregate principal amount of Permitted Debt Exchange Notes in such Permitted Debt Exchange.

“MFN Permitted Debt A/B Exchange Notes” means new notes of the Issuer issued in exchange for any MFN Permitted Debt Exchange Notes pursuant to, or as contemplated by, any registration rights agreement applicable to such MFN Permitted Debt Exchange Notes.

“Permitted Debt Exchange” means (i) a Permitted Debt Exchange (as defined in the General Credit Facilities in effect on the Issue Date) or (ii) any issuance of debt securities in exchange for term loans under the

General Credit Facilities that are outstanding on the Issue Date; provided that no transaction shall be deemed to be a Permitted Debt Exchange pursuant to clauses (i) or (ii) of this definition to the extent that it relates to indebtedness whose principal amount exceeds $3,000,000,000, when taken together with the aggregate principal amount of indebtedness under the General Credit Facilities that has been subject to a Permitted Debt Exchange (pursuant to either clause (i) or (ii) of this definition) after the Issue Date; and provided further, solely for the avoidance of doubt, a term loan extension transaction shall not constitute a Permitted Debt Exchange.

“Permitted Debt Exchange Notes” means, with respect to any Permitted Debt Exchange, any debt securities issued to holders of Subject Debt in such Permitted Debt Exchange.

“Subject Debt” means, with respect to any Permitted Debt Exchange, the term loans under the General Credit Facilities that are subject to such Permitted Debt Exchange.

Selection and Notice

If the Issuer is redeeming less than all of the Notes at any time, the Trustee or the Paying Agent will select the Notes to be redeemed (a) if such Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee or the Paying Agent shall deem appropriate and in accordance with the procedures of DTC.

Notices of purchase or redemption shall be sent by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to (x) each Holder of Notes to be redeemed at such Holder’s registered address, (y) to the Trustee and Registrar to forward to each Holder of Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants in the Indenture

Set forth below are summaries of certain of the principal covenants that are contained in the Indenture.

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than:

(a) Indebtedness permitted under clause (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the payment of principal on or the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or Scheduled Maturity, in each case due within one year of the date of such payment of principal or such purchase, redemption, defeasance, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Existing Priority Guarantee Notes Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only), (6)(c) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Existing Priority Guarantee Notes Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary since immediately after the Existing Priority Guarantee Notes

Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, its Restricted Subsidiaries and any direct or indirect parent company of the Issuer, after the Existing Priority Guarantee Notes Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such proceeds or other property are actually contributed to the capital of the Issuer or any Restricted Subsidiary, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt of the Issuer or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer or a direct or indirect parent company of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to the Issuer or a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) contributed to the capital of the Issuer following the Existing Priority Guarantee Notes Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) by a Restricted Subsidiary and (iii) from any Excluded Contributions); plus

(d) 100% of the aggregate amount of proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case with respect to Restricted Investments made after the Existing Priority Guarantee Notes Issue Date; or

(ii) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary after the Existing Priority Guarantee Notes Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Existing Priority Guarantee Notes Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if such fair market value may exceed $100.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the purchase, redemption, defeasance, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to the Issuer or any of its Restricted Subsidiaries) of, Equity Interests of the Issuer, or any direct or indirect parent company of the Issuer, to the extent of the cash proceeds actually contributed to the capital of the Issuer or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or any of its Restricted Subsidiaries) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to purchase, redeem, defease, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Restricted Subsidiary, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired and any fees and expenses incurred in connection with such purchase, redemption, defeasance, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $50.0 million with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $75.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the capital of the Issuer, Equity Interests of any of the direct or indirect parent companies of the Issuer, in each case to employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, that occurs after the Issue Date, to the extent the cash proceeds from the sale of Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer (or by any direct or indirect parent company to the extent actually contributed in cash to the Issuer) or any of its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Issuer or any of the Issuer’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(b) a Restricted Payment to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, that, in the case of each of (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock, following the first public Equity Offering of such common stock after the Issue Date, of up to 6% per annum of the net cash proceeds contributed to the capital of the Issuer from any such public Equity Offering;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $400.0 million;

(11) distributions or payments of Receivables Fees and Securitization Fees;

(12) any Restricted Payment used to fund or effect the Transactions and the fees and expenses related thereto or owed to Affiliates paid substantially concurrently with the completion of the Transactions, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided, however, that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(14) the declaration and payment of dividends or the payment of other distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, any of the Issuer’s direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their legal existence;

(b) federal, foreign, state and local income or franchise and similar taxes; provided that, in each fiscal year, the amount of such payments shall not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year (and to the extent of any amounts actually received in cash from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

(c) customary salary, bonus and other benefits payable to directors, officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) amounts payable to the Investors pursuant to the Sponsor Management Agreement;

(f) fees and expenses other than to Affiliates of the Issuer related to (i) any equity or debt offering of such parent entity (whether or not successful) and (ii) any Investment otherwise permitted under this covenant (whether or not successful);

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent of the Issuer; and

(h) to finance Investments otherwise permitted to be made pursuant to this covenant; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment; (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment; (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture; (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph; and (E) such Investment shall be deemed to be made by the Issuer or a Restricted Subsidiary by another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);

(15) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(16) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets”; provided, however, that as a result of such consolidation, merger or transfer of assets, the Issuer shall make a Change of Control Offer and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed, acquired or retired for value;

(17) any Restricted Payments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Qualified Securitization Financing;

(18) the purchase of Equity Interests of CCO not owned by the Issuer or its Restricted Subsidiaries (whether by tender offer, open market purchase, merger or otherwise); and

(19) redemptions, purchases, defeasances and other payments in respect of Existing Senior Notes prior to their Scheduled Maturity in an aggregate amount not to exceed $350,000,000.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (15), (17) and (19) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the date of this prospectus, all of the Wholly-Owned Subsidiaries of the Company, other than CC Finco, LLC and Clear Channel Acquisition, LLC, were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

Holdings is not subject to the limitations set forth in the covenant described below.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “Incur” or “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Restricted Guarantors will not issue any shares of Disqualified Stock, and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (1) the Issuer and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock (other than Disqualified Stock of the Issuer), and (2) any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if, in each case, the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided further, however, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $750.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,270,638,000 outstanding at any one time, less (x) the aggregate principal amount of the Notes outstanding on the Issue Date, and (y) the aggregate amount of proceeds received from the sale of any Securitization Assets made since the Issue Date;

(2) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by the Notes (including any Guarantee, but excluding any Additional Notes) including any MFN Permitted Debt Exchange Notes issued in an MFN Exchange Offer in exchange therefor;

(3) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by (i) the Exchange Notes and related guarantees of the Exchange Notes to be issued in exchange for the Notes (excluding any Additional Notes) and Guarantees pursuant to the Registration Rights Agreement and (ii) any MFN Permitted Debt A/B Exchange Notes and related guarantees of any MFN Permitted Debt A/B Exchange Notes to be issued in exchange for any MFN Permitted Debt Exchange Notes and related guarantees pursuant to the registration rights agreement applicable to such MFN Permitted Debt Exchange Notes;

(4) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, including the Existing Senior Notes and the Existing Priority Guarantee Notes (other than Indebtedness as allocated to clauses (1), (2) or (12)(b));

(5) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed $150.0 million at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(6) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460-10 or in respect of acquired contingencies and contingent consideration recorded under ASC 805-10) of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

(8) Indebtedness of the Issuer to a Restricted Subsidiary or a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, however, that any such Indebtedness (other than pursuant to the CCU Mirror Note) owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes, as applicable; provided further, however, that any event, including subsequent issuance or transfer of any Capital Stock, that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any other subsequent transfer of any such Indebtedness (except to the Issuer, a Restricted Guarantor or, subject to the subordination requirements in this clause (8), a Restricted Subsidiary and except for any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary or pursuant to any pledge of such Preferred Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 200.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof); provided, however, that any amounts in excess of 100.0% shall be Subordinated Indebtedness of the Issuer or any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes or Disqualified Stock or Preferred Stock of any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes, and (b) Indebtedness or Disqualified Stock of the Issuer or a Restricted Guarantor not otherwise permitted hereunder, and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by (1) the Issuer or any Restricted Subsidiary of Indebtedness or the issuance of shares of Disqualified Stock by the Issuer or any Restricted Subsidiary, and (2) any Restricted Subsidiary that is not a Guarantor of Indebtedness or the issuance of shares of Disqualified Stock or shares of Preferred Stock, in each case, that serves to extend, replace, refund, refinance, renew or defease:

(a) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4), (5) and (12)(a) above and clause (14) below, or

(b) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith or incurred as a result of original issue discount, accreted value in excess of the proceeds thereof or the stated principal amount thereof being in excess of the fair value thereof at issuance, in each case, as determined in good faith by the Issuer (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),

(B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C) in the case of any Refinancing Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock outstanding under clause (5) above, such Refinancing Indebtedness shall be deemed to have been incurred and to be outstanding under such clause (5), and not this clause (13) for purposes of determining amounts outstanding under such clauses and the dollar limitation in clause (5) shall not be breached by virtue of any Indebtedness that constitutes Refinancing Indebtedness being so classified as incurred under clause (5); and

(D) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Guarantor; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary (in the case of Disqualified Stock or Preferred Stock, other than the Issuer) incurred or issued after the Issue Date to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, or

(ii) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger;

provided, however, that in each case, such determination is made on a pro forma basis in accordance with the definition of Consolidated Leverage Ratio;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer;

provided that, in each case, such Restricted Subsidiary shall comply with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $250.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18), with such automatic reclassification subject to the $750.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $750.0 million sublimit would be exceeded);

(19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(20) cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

(21) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

For purposes of determining compliance with this covenant and the covenant under “—Liens”:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, however, that (A) all Indebtedness outstanding on the Issue Date that has been allocated (as of the Issue Date) to Section 4.09(b)(1) under the indenture governing the Existing Priority Guarantee Notes will be treated as incurred under clause (1) of the preceding paragraph and the CCWH Notes and any other Indebtedness that is incurred by a Restricted Subsidiary that is not a Guarantor under such clause (1) shall not be reclassified, (B) any Secured Indebtedness being reclassified shall only be reclassified to the extent that the Lien is also permitted with respect to such Secured Indebtedness as so reclassified, (C) Indebtedness incurred or Disqualified Stock or Preferred Stock issued by Restricted Subsidiaries that are not Guarantors may be reclassified only to the extent that, after giving effect to such reclassification, such Restricted Subsidiary that is not a Guarantor would be permitted to incur the Indebtedness or issue the Disqualified Stock or Preferred Stock as so reclassified, and (D) any Indebtedness outstanding on the Issue Date that has been allocated (as of the Issue Date) to Section 4.09(b)(12)(b) under the indenture governing the Existing Priority Guarantee Notes shall be allocated to clause (12)(b) above and shall not be reallocated to clause (4) above; and

(2) at the time of incurrence or any reclassification thereafter, the Issuer will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in the first and second paragraphs above; provided, however, that (x) with respect to Secured Indebtedness, such Secured Indebtedness may only be classified or reclassified as a type of Indebtedness to the extent such Indebtedness may also be secured by a Lien under the Indenture and (y) with respect to such Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors, such Indebtedness, Disqualified Stock and Preferred Stock may only be classified or reclassified as a type of Indebtedness, Disqualified Stock or Preferred Stock to the extent such Restricted Subsidiary that is not a Guarantor may so incur such Indebtedness, Disqualified Stock or Preferred Stock under the Indenture on the date of classification or reclassification.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not (i) exceed the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.

The Issuer will not, and will not permit any Restricted Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Restricted Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Restricted Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the

Issuer or such Restricted Guarantor, as the case may be. The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral or (3) Indebtedness as subordinated or junior Indebtedness merely because it is structurally subordinated to other Indebtedness. All Indebtedness (other than the CCU Mirror Note) owed to the Issuer by any Restricted Guarantor shall be unsecured and subordinated to the Obligations in respect of the Notes pursuant to an intercompany note.

Limitation on Modification of Existing Senior Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend any of the Existing Senior Notes or any Existing Senior Notes Indenture, or any supplemental indenture in respect thereof, to create, incur or assume any Lien that secures any of the Existing Senior Notes other than to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date.

Liens

Holdings and the Issuer will not, and will not permit any Restricted Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures Obligations under any Indebtedness (other than a Permitted Lien) on any asset or property of Holdings, the Issuer or such Restricted Guarantor, or any income or profits therefrom or assign or convey any right to receive income therefrom.

At any time that any Restricted Subsidiary that is not a Restricted Guarantor incurs, assumes or suffers to exist any Lien that secures any First Priority Lien Obligation (other than the Obligations in respect of the Notes) on any asset or property of such Restricted Subsidiary, the Issuer shall cause such Restricted Subsidiary to secure the Obligations in respect of the Notes, on an equal and ratable basis, by the assets subject to such Liens.

The Indenture also provides that, notwithstanding the foregoing, Holdings and the Issuer will not, and the Issuer will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (including Permitted Liens) on any asset or property of Holdings, the Issuer or such Restricted Subsidiary that secures Obligations under Indebtedness that is contractually senior in priority (without regard to control of remedies) to any security interest at any time granted to secure the Notes or the Guarantees and is also contractually junior in priority (without regard to control of remedies) to any security interest at any time granted to secure any other Indebtedness.

Impairment of Security Interest

Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might reasonably or would (in the good faith determination of the Issuer), have the result of materially impairing the value of the security interests taken as a whole (including the lien priority with respect thereto) with respect to the Collateral for the benefit of the Notes Collateral Agent and the Holders of the Notes (including materially impairing the lien priority of the Notes with respect thereto) (it being understood that any release described under “—Security—Release of Collateral” and the incurrence of Permitted Liens shall not be deemed to so materially impair the security interests with respect to the Collateral).

The Indenture provides that, at the direction of the Issuer and without the consent of the Holders, the Notes Collateral Agent (or its agent or designee) shall from time to time enter into one or more amendments, extensions, renewals, restatements, supplements or other modifications or replacements to or of the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein that does not materially adversely affect the interests of the Holders, (ii) provide for Permitted Liens, (iii) add to the Collateral or (iv) make any other change thereto that does not adversely affect the Holders in any material respect.

After-Pledged Property

With respect to After-Pledged Property of the Issuer or any Restricted Guarantor, the Issuer or such Restricted Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected first-priority security interest, subject only to Permitted Liens, in such After-Pledged Property and to have such After-Pledged Property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such After-Pledged Property to the same extent and with the same force and effect.

The Indenture provides that the Issuer and the Guarantors shall, on a date that is not later than the earlier of the date on which the Lien in any Springing Lien Collateral is granted for the benefit of the General Credit Facilities or 60 days after the Springing Lien Trigger Date, execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected first-priority security interest, subject only to Permitted Liens, in such Springing Lien Collateral.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), nor may the Issuer sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to (X) any Person (other than Holdings) unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture, the Notes and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (b) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such consolidation or merger;

(5) each Restricted Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee and security interest under the Security Documents shall apply to such Person’s obligations under the Indenture, the Guarantee, the Notes and the Security Documents; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(Y) Holdings.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Notes and the Security Documents, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) the Issuer or any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Restricted Guarantor; and

(2) the Issuer may merge with an Affiliate of the Issuer (other than Holdings) solely for the purpose of reorganizing the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Restricted Guarantor will, and the Issuer will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or such Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Restricted Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the obligations of such Restricted Guarantor under the Indenture, such Restricted Guarantor’s related Guarantee and such Restricted Guarantor’s obligations related to the Security Documents, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Indenture, such Restricted Guarantor’s Guarantee and such Restricted Guarantor’s obligations under the Security Documents. Notwithstanding the foregoing, any Restricted Guarantor may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Restricted Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor (which may be effected by merger so long as the survivor thereof is a Restricted Guarantor).

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, exchange or transfer (by merger or otherwise) of all or substantially all of the assets of Holdings, Holdings will not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to (X) any Person unless:

(1) (a) Holdings is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of Holdings, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than Holdings, expressly assumes all the obligations of Holdings under the Indenture, Holdings’ related Guarantee and Holding’s obligations related to the Security Documents, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; or

(Y) the Issuer or any direct or indirect subsidiary of the Issuer.

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, Holdings under the Indenture, Holdings’ Guarantee and Holdings’ obligations under the Security Documents.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3) the payment of management, consulting, monitoring, transaction, advisory and termination fees and related expenses and indemnities, directly or indirectly, to the Investors, in each case pursuant to the Sponsor Management Agreement;

(4) the payment of reasonable and customary fees and compensation consistent with past practice or industry practices paid to, and indemnities provided on behalf of, employees, officers, directors or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date (other than the Sponsor Management Agreement), or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the Board of Directors to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) by the Issuer or a Restricted Subsidiary;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith or as otherwise permitted by the Indenture;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors in good faith; and

(14) (a) Investments by the Investors in debt securities of the Issuer or any of its Restricted Subsidiaries and any payments in respect thereof so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities, and (b) payments in respect of any Public Debt of the Issuer or any Subsidiaries outstanding as of the Issue Date or Notes, in each case, held by Affiliates.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) pay (a) dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing Senior Notes and the Existing Senior Notes Indentures;

(b) (x) the Senior Credit Facilities and the related documentation and (y) the Indentures, the Notes, the Exchange Notes and the Guarantees;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Issuer or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries of the Issuer permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;

(k) customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions created in connection with any Receivables Facility or Qualified Securitization Financing that, in the good faith determination of the Issuer, are necessary or advisable to effect such Receivables Facility or Qualified Securitization Financing; and

(m) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any Restricted Subsidiary of the Issuer, other than a Restricted Guarantor or a Foreign Subsidiary guaranteeing not more than $50 million in aggregate principal amount of Indebtedness of the Issuer or any Guarantor, to guarantee the payment of any Indebtedness of the Issuer or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers (i) a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Restricted Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Restricted Guarantor’s related Guarantee, and (ii) supplements to each then existing Security Document and/or one or more additional Security Documents pursuant to which such Restricted Subsidiary shall grant to the Notes Collateral Agent a security interest in, and a Lien on, all of its title, rights and interest in, to and under assets that are of the type and kind constituting Collateral; and

(2) such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided, that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (ii) guarantees of any Qualified Securitization Financing by any Restricted Subsidiary and (iii) guarantees of Indebtedness of any Foreign Subsidiary by any other Foreign Subsidiary. The Issuer may elect, in its sole discretion, to cause any Domestic Subsidiary that is not otherwise required to be a Restricted Guarantor to become a Restricted Guarantor, in which case such Domestic Subsidiary shall not be required to comply with the 30-day periods described above.

Status as Designated Senior Indebtedness

Holdings, the Issuer and each Restricted Guarantor have designated the Guarantee of each of such Guarantor as “Designated Senior Indebtedness” for all purposes under the LBO Notes Indenture and the Trustee is the “Representative” of the Notes as such term is used in the LBO Notes Indenture.

Designation of Credit Facilities Indebtedness under the Credit Agreement Intercreditor Agreement

With respect to any Indebtedness of the Issuer or a Restricted Guarantor outstanding under Credit Facilities, or any extension, refunding, refinancing or renewal thereof, that constitutes First Priority Lien Obligations under the Credit Agreement Intercreditor Agreement but is not Public Debt, the Issuer has caused the administrative agent or similar agent or representative under such Indebtedness to designate the obligations thereunder as the “Credit Agreement” for purposes of the Credit Agreement Intercreditor Agreement.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC from and after the Issue Date no later than 15 days after the periods set forth below,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 5 days after the time the Issuer would have been required to file such information with the SEC as required pursuant to the first sentence of this paragraph. To the extent any such information is not furnished within the time periods specified above and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under “—Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For so long as Holdings or any other direct or indirect parent company of the Issuer is a guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

In connection with the filings with the SEC required pursuant to clauses (1) and (2) above, in connection therewith, the Issuer shall provide notice of, and host, a conference call open to the public to discuss the results for the applicable period.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement in accordance with the terms of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Reports filed by the Company with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such reports are filed via EDGAR

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default with respect to the Notes:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above and clause (9) below) contained in the Indenture, the Security Documents or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5) failure by the Issuer or any other Significant Party to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any other Significant Party;

(7) failure of any Person required by the terms of the Indenture to be a Guarantor as of the Issue Date to execute a supplemental indenture to the Indenture within five Business Days following the Issue Date;

(8) the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(9) the security interest in the Collateral created under any Security Document shall, at any time, cease to be in full force and effect and constitute a valid and perfected Lien with the priority required by the Indenture for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or in accordance with the terms of the Intercreditor Agreements or as provided under “—Security—Releases of Collateral” above or any security interest created under any Security Document shall be invalid or unenforceable, in each case, on any material portion of the Collateral purported to be covered thereby, or the Issuer or any Guarantor required to grant a security interest in Collateral shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and in each case such failure or such assertion shall have continued uncured or unrescinded for a period of 30 days.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes under the Indenture by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes outstanding thereunder unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes thereunder have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the then total outstanding Notes thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes issued thereunder. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture for those Notes;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to those Notes. If the Issuer exercises either its Legal Defeasance or Covenant Defeasance option with respect to the Notes, the Guarantees of Holdings and the Restricted Guarantors will be released and each of Holdings and the Restricted Guarantors will be released from all of its obligations with respect to the Notes and the Security Documents.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder and the Security Documents and pledges thereunder will be released, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee, the Registrar and the Paying Agent for the giving of notice of redemption by the Trustee, the Registrar or the Paying Agent in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facilities or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee, the Registrar and the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, the Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) (a) make any change to the ranking of the Notes or (b) make any change to any provisions in the Security Documents or the Intercreditor Agreements or the Indenture dealing with the application of proceeds of Collateral, in each case that would adversely affect the Holders of the Notes;

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the Notes; or

(11) after the Issuer’s obligation to purchase Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or, after such Change or Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the Indenture and the Notes, the Issuer, the Trustee and the Guarantors may amend or supplement any Guarantee issued under the Indenture, and the Issuer, the other Pledgors and the Notes Collateral Agent may amend the Security Documents, in each case, without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency that does not materially adversely affect the interests of the Holders;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to add a Guarantor under the Indenture or to add to, or remove a limitation on, the Collateral;

(10) to conform the text of the Indenture or the Guarantees or the Notes issued thereunder to any provision of this “Description of the 2019 Exchange Notes” to the extent that such provision in this “Description of the 2019 Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes, as provided in an Officer’s Certificate;

(11) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(12) to release the security interests on the Excluded Stock Collateral of a Restricted Subsidiary to the extent necessary, but only to the extent necessary, for such Restricted Subsidiary to not be subject to such requirement to provide separate financial statements;

(13) to provide for Permitted Liens;

(14) (a) as described under “—Security,” “—Certain Covenants in the Indenture—Impairment of Security Interest” or “—Intercreditor Agreements” or (b) to make any other change to any Security Document that does not adversely affect the holders of the Notes in any material respect; or

(15) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

However, no amendment or supplement to the Indenture or the Notes that modifies or waives the specific rights or obligations of the Paying Agent, registrar or transfer agent may be made without the consent of such agent (it being understood that the Trustee’s execution of any such amendment or supplement will constitute such consent if the Trustee is then also acting as such agent).

The Trustee and the Notes Collateral Agent are authorized to enter into intercreditor agreements with respect to Liens with junior priority to the Liens securing the Notes so long as the terms of such intercreditor agreements are no less favorable to the Holders of the Notes than such terms are to the lenders under the General Credit Facilities. The Applicable Authorized Representative will control all decisions related to the relationship with holders of Obligations secured by such junior priority Liens at all times unless the Notes are the largest series of then-outstanding First Priority Lien Obligations and the Applicable Authorized Representative at such time is not diligently pursuing enforcement actions with respect to the assets secured by such Liens.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes, the Security Documents and any Guarantee provide that they will be governed by and construed in accordance with the laws of the State of New York (or, to the extent required, the law of the jurisdiction in which the Collateral is located), without regard to conflicts of laws principles thereof.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“ABL Collateral” has the meaning given to such term under “—Security—ABL Collateral.”

“ABL Date” means the date on which the Issuer no longer has an asset-based revolving Credit Facility secured by a lien on accounts receivable and related assets that is senior in priority to the lien on such assets in favor of the Notes

“ABL Facility” means the asset-based revolving Credit Facility provided under the Credit Agreement, dated as of May 13, 2008 (as amended, restated, supplemented, waived or otherwise modified from time to time), by and among the Issuer, the co-borrowers party thereto, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“ABL Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of February 23, 2011 by and among Citibank, N.A., as ABL Collateral Agent, Citibank, N.A., as CF Collateral Agent, Deutsche Bank Trust Company Americas, as Notes Collateral Agent, and each additional junior priority representative (including the Notes Collateral Agent) from time to time party thereto.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Pledged Property” means any property (other than property that constitutes the Collateral as of the Issue Date or is the Springing Lien Collateral) of the Issuer and any Guarantor that is subject to a Lien securing Indebtedness under General Credit Facilities or any other First Priority Lien Obligations (other than the Obligations in respect of the Notes).

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note on such Redemption Date; and

(b) the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at July 15, 2015 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (B) all required remaining interest payments (calculated based on the cash interest rate) due on such Note through July 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such Note on such Redemption Date.

The Issuer will calculate the Applicable Premium two days prior to the applicable redemption date and deliver the results of such calculation to the Trustee.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition and in the covenant under “—Repurchase at the Option of Holders—Asset Sales” as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b) (i) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain Covenants in the Indenture—Merger, Consolidation or Sale of All or Substantially All Assets” or (ii) any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, any exchange of like property or assets (excluding any boot thereon) for use in a Similar Business;

(g) the sale, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) sales of accounts receivable in connection with the collection or compromise thereof;

(m) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(n) voluntary terminations of Hedging Obligations;

(o) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(p) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(q) the unwinding of any Hedging Obligations;

(r) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; or

(s) any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties as set forth in binding joint venture or similar agreements.

“Board of Directors” means the Board of Directors of the Issuer.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

(b) in the case of the Issuer or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CCO” means Clear Channel Outdoor Holdings, Inc., a Delaware corporation, and any successor in interest thereto.

“CCU” has the meaning set forth in the first paragraph under “General.”

“CCU Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between the Issuer, as maker, CCO, as payee, as amended by the first amendment dated December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time not in violation of the Indenture.

“CCWH Notes” means Clear Channel Worldwide Holdings, Inc.’s 9.25% Series A Senior Notes due 2017 and 9.25% Series B Senior Notes due 2017.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies; or

(3) the Issuer at any time ceases to be a direct Wholly-Owned Subsidiary of Holdings.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means collectively the ABL Collateral and the General Credit Facility Collateral.

“Collateral Sharing Agreement” means the Collateral Sharing Agreement, dated as of the Issue Date, among Citibank, N.A., as administrative agent under the General Credit Facilities, the Trustee and the Notes Collateral Agent.

“Company” has the meaning set forth in the first paragraph under “General.”

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Issuer and its Restricted Subsidiaries set forth on the Issuer’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Issuer and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (v) penalties and interest relating to taxes, (w) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility or Qualified Securitization Financing and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any net after-tax effect of income (loss) from disposed or discontinued operations (to the extent included in discontinued operations prior to consummation of the disposition thereof) and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Issuer or a Restricted Subsidiary in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants in the Indenture—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and

(12) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date that is secured by Liens to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the “Consolidated Secured Leverage Ratio Calculation Date”), then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations, in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor” in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Pledgor or that such Pledgor otherwise has the right to license, or granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of such Pledgor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Credit Agreement Intercreditor Agreement” means the First-Lien Intercreditor Agreement, dated as of February 23, 2011, by and among the Issuer, the other Pledgors party thereto, Citibank, N.A., as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties and Authorized Representative for the Credit Agreement Secured Parties, Deutsche Bank Trust Company Americas, as the Initial Additional Authorized Representative and the Notes Collateral Agent for the Additional First-Lien Secured Parties, and each additional authorized representative (including the Notes Collateral Agent) from time to time party thereto.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt or credit facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Dealer Managers” means Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Goldman, Sachs and Co.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means (1) the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less (2) the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer, a Restricted Subsidiary or any direct or indirect parent corporation of the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “—Certain Covenants in the Indenture—Limitation on Restricted Payments” covenant.

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale-leaseback transaction and any sale or issuance of Equity Interests of a Restricted Subsidiary (but excluding the Equity Interests of the Issuer)) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2.0 million; plus

(b) Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges related to any Equity Offering, Investment, acquisition, asset sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by the Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains or losses associated with ASC 460-10)), or the offering, amendment or modification of any debt instrument, including (i) the offering, any amendment or other modification of the Notes, the Exchange Notes or the Senior Credit Facilities and any amendment or modification of the Existing Senior Notes and (ii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) (w) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (x) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, (y) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Reference Date, and (z) to the extent deducted (and not added back) in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10% of the LTM Cost Base in any four consecutive four quarter period; plus

(f) any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus

(i) the amount of cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period or expected to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such amounts are reasonably identifiable and factually supportable, (B) such actions are taken, committed to be taken or expected to be taken within 18 months after the Reference Date, (C) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges that are otherwise added back in computing EBITDA with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $100,000,000 for any period consisting of four consecutive quarters; plus

(j) to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “—Certain Covenants in the Indenture—Transactions with Affiliates” deducted (and not added back) in computing Consolidated Net Income; plus

(k) any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of the Issuer or a Restricted Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”;

(2) decreased by (without duplication) (a) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or of a direct or indirect parent of the Issuer (excluding Disqualified Stock), other than:

(1) public offerings with respect to any such Person’s common stock registered on Form S-8;

(2) issuances to the Issuer or any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means new notes of the Issuer issued in exchange for the Notes pursuant to, or as contemplated by, the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Issuer from,

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clauses (3)(b) and 3(c) of the first paragraph under “—Certain Covenants in the Indenture—Limitation on Restricted Payments.”

“Existing Priority Guarantee Notes” means the Issuer’s 9.0% Priority Guarantee Notes due 2021.

“Existing Priority Guarantee Notes Issue Date” means February 23, 2011.

“Existing Senior Notes” means the Issuer’s 6.25% Senior Notes Due 2011, 4.4% Senior Notes Due 2011, 5.0% Senior Notes Due 2012, 5.75% Senior Notes Due 2013, 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, 10.75% Senior Cash Pay Notes due 2016 (the “Cash Pay LBO Notes”), 11.00%/11.75% Senior Toggle Notes due 2016 (and together with the Cash Pay LBO Notes, the “LBO Notes”), 6.875% Senior Debentures Due 2018 and 7.25% Debentures Due 2027 (the Existing Senior Notes other than the LBO Notes, the “Legacy Notes”).

“Existing Senior Notes Indentures” means (a) the Legacy Notes Indenture and (b) the Indenture dated as of July 30, 2008 (the “LBO Notes Indenture”), among CCU (as successor in interest to BT Triple Crown Merger Co., Inc.), Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as the same may have been amended or supplemented as of the Issue Date.

“FCC” means the Federal Communications Commission of the United States or any Governmental Authority succeeding to the functions of such commission in whole or in part.

“FCC Authorizations” means all licenses, permits and other authorizations issued by the FCC and held by the Issuer or any of its Restricted Subsidiaries.

“First Priority Lien Obligations” means Obligations in respect of (a) the General Credit Facilities, (b) the Notes, (c) the Existing Priority Guarantee Notes and (d) any Series of Obligations that have been designated as “Additional First-Lien Obligations” under the Credit Agreement Intercreditor Agreement.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Issuer or a Restricted Subsidiary during such period; plus

(3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Issuer or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date. At any time after adoption of IFRS by the Issuer for financial reporting purposes, the Issuer may elect to apply IFRS for all purposes of the Indenture, in lieu of GAAP, and, upon any such election (the date of such election, the “IFRS Election Date”), references herein to GAAP shall be construed to mean IFRS as in effect on the Issue Date; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in the Indenture shall be computed in conformity with IFRS and (B) in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any election to the Trustee and the Holders of Notes with 15 days of such election. Solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“General Credit Facilities” means the term and revolving credit facilities under that certain Amended and Restated Credit Agreement dated as of May 13, 2008 and amended and restated as of February 23, 2011, as further amended by Amendment No. 1 on the Issue Date, by and among Holdings, the Issuer, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“General Credit Facility Collateral” means all the property and assets, other than the assets constituting ABL Collateral, subject to Liens created under any Security Document.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guaranteed Leverage Ratio” means, as of the date of determination, the ratio of (a) Pari Passu Indebtedness of the Guarantors, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that any Guarantor (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Guaranteed Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Guaranteed Leverage Ratio is made (the “Guaranteed Leverage Ratio Calculation Date”), then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation.

“Guarantor” means, each Person that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings” means Clear Channel Capital I, LLC, and any successor in interest thereto.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect on the IFRS Election Date.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and (b) obligations under or in respect of Receivables Facilities or any Qualified Securitization Financing.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation and all additions, improvements and accessions to, and books and records describing any of the foregoing.

“Intercreditor Agreements” means the ABL Intercreditor Agreement and the Credit Agreement Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and the Subsidiaries of the Issuer;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means October 25, 2012.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Legacy Notes” has the meaning set forth in the definition of “Existing Senior Notes”

“Legacy Notes Indenture” means the Senior Indenture dated as of October 1, 1997, between CCU and The Bank of New York, as trustee, as the same may have been amended or supplemented as of the Issue Date.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Pledgor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTM Cost Base” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under any First Priority Lien Obligations) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and in the case of any Asset Sale by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary of the Issuer, a portion of the aggregate cash proceeds equal to the portion of the outstanding Equity Interests of such non-Wholly-Owned Subsidiary owned by Persons other than the Issuer and any other Restricted Subsidiary (to the extent such proceeds are committed to be distributed to such Persons).

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Notes any Indebtedness that ranks pari passu in right of payment with the Notes; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Guarantee;

provided, however, that the Existing Senior Notes shall not constitute Pari Passu Indebtedness for any purpose under the Indenture.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Pledgor or that any Pledgor otherwise has the right to license, is in existence, or granting to any Pledgor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Pledgor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters Patent of the United States in or to which any Pledgor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States, including registrations, recordings and pending applications in the USPTO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person.

“Permitted Holder” means any of the Investors and members of management of the Issuer (or its direct parent or CC Media Holdings, Inc.) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “—Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “—Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person, in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such

Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment, accounts receivable or notes receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment, accounts receivable or notes receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”;

(9) Indebtedness (including any guarantee thereof) permitted under the covenant described in “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Transactions with Affiliates” (except transactions described in clauses (2), (5), (9) and (14) of such paragraph; provided, however, that payments of regularly scheduled principal and interest shall be permitted if otherwise permitted by clause (14) of such paragraph);

(11) any Investment consisting of a purchase or other acquisition of inventory, supplies, material or equipment;

(12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $600.0 million and (y) 2.00% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value;

(13) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility;

(14) advances to, or guarantees of Indebtedness of, employees, directors, officers and consultants not in excess of $20.0 million outstanding at any one time, in the aggregate;

(15) loans and advances to officers, directors and employees consistent with industry practice or past practice, as well as for moving expenses and other similar expenses incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(16) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(17) Investments by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to a “local marketing agreement” or similar arrangement relating to a station owned or licensed by such Person;

(18) any performance guarantee and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “—Certain Covenants in the Indenture—Liens”;

(19) any purchase or repurchase of the Notes; and

(20) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, that does not exceed $200.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, appeal bonds or letters of credit to which such Person is a party or account party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing obligations under Indebtedness (a) permitted to be incurred (and so incurred and so classified) pursuant to clause (1), (2), (3), (5) or (18) of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that any such Indebtedness that is incurred pursuant to such clause (1), (2), (3), (5) or (18) remains classified as incurred thereunder or under another clause permitted to be secured pursuant to this clause (6); and provided further, however, that Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (18) extend only to the assets or Equity Interests of Foreign Subsidiaries of the Issuer; and (b) permitted to be incurred (and so incurred and so classified) pursuant to clause (12(b)) of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that the maximum amount of obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to such clause (12(b)) that may be secured by Liens may not exceed $500 million at any time outstanding.

(7) Liens existing on the Issue Date;

(8) Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens existing on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing obligations under Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations permitted to be incurred under the Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on (x) accounts receivable and related assets incurred in connection with a Receivables Facility, and (y) any Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9) or in clause (33) below; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and (33) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing Indebtedness or other obligations which do not exceed $50.0 million in the aggregate at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under the Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing the Existing Senior Notes to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under any Senior Credit Facility or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(32) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; and

(33) Liens securing obligations under Indebtedness in an amount that, as of the date such Indebtedness was Incurred and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Consolidated Secured Leverage Ratio to exceed 6.75 to 1.00; provided, however, that the Notes are secured on an equal and ratable basis and with at least equal priority to the extent such Indebtedness is Pari Passu Indebtedness (or greater priority to the extent such Indebtedness constitutes Subordinated Indebtedness) by the assets subject to such Liens securing such Indebtedness and subject to intercreditor arrangements, in each case, no less favorable to the Holders of the Notes than those set forth in the Intercreditor Agreements.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Property” means each radio broadcasting, television broadcasting or outdoor advertising property located in the United States owned or leased by the Issuer or any Subsidiary (as defined in the Legacy Notes Indenture) that is a “Principal Property” under (and as determined in accordance with) the Legacy Notes Indenture.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Qualified Securitization Financing” means any transaction or series of transactions that may be entered into by Holdings, the Issuer or any of its Restricted Subsidiaries pursuant to which such Person may sell, convey or otherwise transfer to (A) one or more Securitization Subsidiaries or (B) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of CCO or any of its Subsidiaries (other than any assets that have been transferred or contributed to CCO or its Subsidiaries by the Issuer or any other Restricted Subsidiary of the Issuer) that are customarily granted in connection with asset securitization transactions similar to the Qualified Securitization Financing entered into of a Securitization Subsidiary that meets the following conditions: (a) the board of directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including the terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales, transfers and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value, (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms (as determined in good faith by the Issuer), (d) after giving pro forma effect to such Qualified Securitization Financing, (x) the Consolidated Leverage Ratio of the Issuer would be (A) less than 8.0 to 1.0 and (B) lower than the Consolidated Leverage Ratio of the Issuer immediately prior to giving pro forma effect to such Qualified Securitization Financing and (y) the Guaranteed Leverage Ratio would be (A) less than 6.5 to 1.0 and (B) lower than the Guaranteed Leverage Ratio immediately prior to giving pro forma effect to such Qualified Securitization Financing, (e) the proceeds from such sale will be used by the Issuer to permanently reduce Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto and to equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” equally and ratably purchase Obligations under the Notes in accordance with the procedures set forth under “—Selection and Notice” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or to make an offer (in a manner consistent with the procedures set forth an Asset Sale Offer) to all holders of Notes to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, and (f) the Trustee shall have received an Officer’s Certificate of the Issuer certifying that all of the requirements of clauses (a) through (e) have been satisfied.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary)

pursuant to which the Issuer or any of its Restricted Subsidiaries sells their accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Reference Date” means July 30, 2008.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes, dated the Issue Date, among the Issuer, the Guarantors and the Dealer Managers and any similar registration rights agreements with respect to any Additional Notes.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Guarantor” means a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Scheduled Maturity” means, when used with respect to any Indebtedness, the date specified in such Indebtedness as the date on which the principal of such Indebtedness is due and payable or the date on which such Indebtedness is required to be repurchased by the issuer thereof or borrower thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Parties” means the Trustee, the Notes Collateral Agent, the Holders of the Notes, the beneficiaries of each indemnification obligation undertaken by the Issuer or any Guarantor under any Security Document and the successors and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, Intercreditor Agreements and any joinders thereto, the other intercreditor agreements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating security interests in the Collateral as contemplated by the Indenture.

“Securitization Assets” means any properties, assets and revenue streams associated with the Americas Outdoor Advertising segment of the Issuer and its Subsidiaries, and any other assets related thereto, subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Subsidiary” means a Restricted Subsidiary or direct Wholly-Owned Subsidiary of Holdings (other than the Issuer) to which the Issuer or any of its Restricted Subsidiaries sells, conveys or otherwise transfers Securitization Assets and related assets that engages in no activities other than in connection with the ownership and financing of Securitization Assets, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Issuer or such other Person as provided below as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Issuer or any other Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to Holdings, the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer and (c) to which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Senior Credit Facilities” means (i) any ABL Facility and (ii) the General Credit Facilities.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain management companies associated with the Investors and the Issuer and/or any direct or indirect parent company, as in effect on the date hereof, as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Notes in any material respect than the agreement in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings (or any direct or indirect parent company of Holdings) or any of its Subsidiaries that the Issuer has determined in good faith to be customary in a securitization financing.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(1) the Existing Senior Notes and any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and

(2) the guarantee, if any, of a Guarantor of the Existing Senior Notes and any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Total Assets” means total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries as may be expressly stated.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Pledgor or that any Pledgor otherwise has the right to license, or granting to any Pledgor any right to use any trademark now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Pledgor and (b) all goodwill connected with the use of and symbolized thereby.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the Transactions.

“Transactions” means (1) the offering and issuance of the Notes exchanged for term loans under the General Credit Facilities on the Issue Date, (2) the amendment of the General Credit Facilities and the related documentation in connection with the issuance of the Notes and (3) the payment of the Transaction Expenses.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the

Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 15, 2015; provided, however, that if the period from the Redemption Date to July 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, such terms shall have the meanings given to such terms in the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unrestricted Subsidiary” means;

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation;

provided, however, that in each case, such determination is made on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“USPTO” means the United States Patent and Trademark Office.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE 2021 EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this section, (i) the terms “Issuer,” “Company” and “CCU” refer to Clear Channel Communications, Inc., and not to any of its Subsidiaries, (ii) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries, (iii) the term “Holdings” refers to Clear Channel Capital I, LLC, and not to any of its Subsidiaries and (iv) the term “Indenture” means the indenture (the “Indenture”) dated as of February 28, 2013, among the Issuer, U.S. Bank National Association, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar (the “Registrar”) and transfer agent, the Guarantors and Deutsche Bank Trust Company Americas, as collateral agent (the “Notes Collateral Agent”).

We issued $575,000,000 aggregate principal amount of 11.25% priority guarantee notes due 2021 issued the Indenture. The 2021 exchange notes will also be issued under the Indenture. Any outstanding note that remains outstanding after completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture. The outstanding 11.25% priority guarantee notes due 2021 that remain outstanding after completion of the exchange offer and the 2021 exchange notes issued in the exchange offer are collectively referred to in this section as the “Notes.”

The following description is only a summary of the material provisions of the Indenture, the Notes, the Intercreditor Agreements and the other Security Documents and does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used in this “Description of the 2021 Exchange Notes.” We urge you to read the Indenture, the Notes, the Intercreditor Agreements, and the other Security Documents because those agreements, not this description, define your rights as Holders of the Notes. Copies of the Indenture, Intercreditor Agreements and the other Security Documents may be obtained from the Issuer.

Brief Description of the 2021 Exchange Notes

The Notes:

•	are the senior obligations of the Issuer;

•

rank pari passu in right of payment with respect to all existing and future unsubordinated indebtedness of the Issuer, including the Senior Credit Facilities, the Existing Priority Guarantee Notes, the Legacy Notes and the LBO Notes;

•

are secured by certain of the General Credit Facility Collateral of the Issuer on a pari passu lien basis with the General Credit Facilities and the Existing Priority Guarantee Notes, and are secured by the ABL Collateral of the Issuer on a junior priority basis pari passu with the lenders under the General Credit Facilities and holders of the Existing Priority Guarantee Notes, in each case subject to other prior liens permitted by the Indenture, exceptions described below under “—Security—Excluded Assets” and the limitations described below under “—Security—Limitation on Capital Stock Collateral”;

•	are effectively subordinated to all indebtedness outstanding under the ABL Credit Facility to the extent of the value of the ABL Collateral;

•	are senior in right of payment to all Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes;

•

are guaranteed by Holdings and each of the Issuer’s Restricted Subsidiaries that guarantee the General Credit Facilities on a pari passu basis with respect to such Guarantor’s guarantee of the General Credit Facilities; and

•

are structurally subordinated to all existing and future obligations of any existing or future Subsidiaries of the Issuer that do not guarantee the Notes, including the obligations of CCO and its Subsidiaries.

The Guarantee of each Guarantor of the Notes:

•	is a senior obligation of such Guarantor;

•

ranks pari passu in right of payment with respect to all existing and future unsubordinated Indebtedness of such Guarantor, including such Guarantor’s guarantee of the Senior Credit Facilities and the Existing Priority Guarantee Notes;

•	constitutes “Designated Senior Indebtedness” for purposes of the LBO Notes Indenture, and are senior in right of payment to such Guarantor’s guarantee of the LBO Notes; and

•

are secured by certain of the General Credit Facility Collateral of such Guarantor on a pari passu lien basis with the General Credit Facilities and the Existing Priority Guarantee Notes, and will be secured by the ABL Collateral of such Guarantor on a junior priority basis pari passu with the lenders under the General Credit Facilities and holders of the Existing Priority Guarantee Notes, in each case subject to other prior liens permitted by the Indenture, exceptions described below under “—Security—Excluded Assets” and the limitations described below under “—Security—Limitation on Capital Stock Collateral.”

The Notes and the Guarantees will also have the benefit of a Lien in the Springing Lien Collateral if the Springing Lien Trigger Date occurs as described below.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, in each case, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture or a supplemental indenture.

Holdings and each Restricted Subsidiary that is a Domestic Subsidiary that guarantees any of the Senior Credit Facilities guarantee the Notes, subject to release as provided below. Each Guarantor’s Guarantee of the Notes is a senior obligation of such Guarantor and is secured by the Collateral as described below under “—Security.” The Guarantee of each Guarantor constitutes “Designated Senior Indebtedness” for purposes of the LBO Notes. Most of the covenants described under “—Certain Covenants in the Indenture” do not apply to Holdings. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not guarantee the Notes, including CCO and its subsidiaries.

Not all of the Issuer’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor or the Issuer. The non-guarantor Subsidiaries accounted for $2,974.1 million, or 48%, of our revenue and approximately $268.5 million, or 25%, of our operating income, in each case, for the year ended December 31, 2012. Our non-guarantor Subsidiaries accounted for approximately $8.3 billion, or 51%, of our total assets as of December 31, 2012. As of December 31, 2012, our non-guarantor Subsidiaries had $6.9 billion of total liabilities (including trade payables) to which the Notes would have been structurally subordinated.

For a description of the Collateral, lien priority and intercreditor arrangements, see “—Security” below.

The obligations of each Restricted Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law. Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment (such net assets determined in accordance with GAAP).

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees of the LBO Notes and other obligations and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Except as provided below, each Guarantee by a Restricted Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Restricted Guarantor (including any sale, exchange or transfer) after which the applicable Restricted Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Restricted Guarantor, which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the Indenture; provided, however, that, in each case, if such Restricted Guarantor, immediately prior thereto, was a guarantor of any First Priority Lien Obligation and continues after such sale, exchange or transfer to be a guarantor of any First Priority Lien Obligation, no such release shall occur;

(b) the release or discharge of the guarantee by such Restricted Guarantor of the General Credit Facilities or the guarantee of any other Indebtedness which resulted in the creation of such Guarantee, except a discharge or release (i) by or as a result of payment under such other guarantee or (ii) in connection with a replacement, refunding or refinancing of the General Credit Facilities or such other Indebtedness if Indebtedness or other obligations under such replacement, refunding or refinancing will be guaranteed by such Restricted Guarantor; provided, however, that if such Restricted Guarantor, immediately prior thereto, was a guarantor of any Indebtedness of the Issuer or any other Guarantor and continues after such designation to be a guarantor of any such Indebtedness, no such release shall occur;

(c) the designation of any Restricted Subsidiary that is a Restricted Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”; provided, however, that if such Restricted Guarantor, immediately prior thereto, was a guarantor of any First Priority Lien Obligation and continues after such designation to be a guarantor of any First Priority Lien Obligation, no such release shall occur;

(d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in a manner not in violation of the terms of the Indenture; and

(e) such Restricted Guarantor ceasing to be a Restricted Subsidiary as a result of any other transaction or designation permitted hereunder; provided, however, that if such Restricted Guarantor, immediately prior thereto, was a guarantor of any First Priority Lien Obligation and continues after such cessation to be a guarantor of any First Priority Lien Obligation, no such release shall occur; and

(2) such Restricted Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

The Guarantee by Holdings provides by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer (by merger or otherwise) of all or substantially all of the assets of Holdings, which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the Indenture; provided, however, that if Holdings immediately prior thereto was a guarantor of other Indebtedness of the Issuer or another Guarantor and continues after such sale, exchange or transfer to be a guarantor of such other Indebtedness of the Issuer or another Guarantor, no such release shall occur, (2) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or (3) the Issuer’s obligations under the Indenture being discharged in a manner in accordance with the terms of the Indenture.

If a Restricted Subsidiary has incurred any Indebtedness or issued any Disqualified Stock or Preferred Stock in reliance on its status as a Guarantor under the covenant “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” then its Guarantee shall only be released and discharged if its obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so incurred in reliance on its status as a Guarantor are satisfied in full and discharged or are otherwise permitted under the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (other than clause (13) of the second paragraph thereof).

Security

The Notes and the Guarantees, with certain exceptions, subject to prior Liens and subject to the limitations described below under “—Limitations on Capital Stock Collateral,” are secured by Liens on the Collateral owned by the Issuer and each Guarantor, which will consist of (i) the General Credit Facility Collateral described below, as to which the Holders of the Notes have a security interest that is equal to the lien in favor of the lenders under the General Credit Facilities and the Existing Priority Guarantee Notes, and (ii) the ABL Collateral, as to which the lenders under the ABL Facility have a senior-priority security interest and the Holders of the Notes, the holders of obligations under the General Credit Facilities and the holders of the Existing Priority Guarantee Notes have a junior-priority security interest. We refer to any entity that pledges Collateral hereunder as a “Pledgor.” The terms “Contract,” “Fixtures,” “General Intangibles,” “Instrument,” “Investment Property,” “License” and “Security Interest,” as used herein, shall have the meanings given to such terms in the Uniform Commercial Code.

The Collateral does not and will not comprise all or substantially all of the assets of the Pledgors. As described below under “—General Credit Facility Collateral,” there are significant limitations on our ability to pledge assets as Collateral for the benefit of the Notes, and as described below under “—Excluded Assets,” there are a number of assets that will not constitute Collateral for the benefit of the Notes.

General Credit Facility Collateral

As of the date of this prospectus, the “General Credit Facility Collateral” consisted of a lien on (1) 100% of the Capital Stock of the Issuer and (2) certain property and related assets that do not constitute Principal Property. The General Credit Facility Collateral shall not include any Principal Property until the Springing Lien Trigger Date. This means that assets that constituted General Credit Facility Collateral on the Issue Date may not constitute General Credit Facility Collateral in the future. If the vesting of the Notes Collateral Agent’s rights in any pledge of the General Credit Facility Collateral requires the approval of the FCC prior to the vesting of such rights, such rights will not vest in the Notes Collateral Agent until such approval has been obtained. For example in the event that the stock of one of our subsidiaries that holds an FCC license becomes part of the Collateral and the Notes Collateral Agent seeks to effect a foreclosure with respect to such stock, the transferee in the foreclosure process must comply with FCC ownership requirements and must formally seek FCC approval, which approval process would take at least 30 days and would involve the participation of that subsidiary. See “Risk Factors—Risks Related to the Notes—The amount of our obligations under our senior secured credit facilities, our existing 9.0% priority guarantee notes due 2021 and the notes substantially exceeds the value of the collateral securing the notes.” The Issuer will be required to use its commercially reasonable efforts to obtain any such approvals.

The General Credit Facilities (and by virtue of a collateral sharing agreement, the priority guarantee notes due 2019) may benefit from a more expansive security package than the Notes. The General Credit Facilities have been granted a security interest in certain of our Principal Properties based on a basket in the Legacy Notes Indenture that is determined by reference to 15% of the total consolidated stockholders’ equity of the Issuer as shown on the Issuer’s balance sheet in the most recent annual report to its stockholders (the “Principal Properties Basket”). In addition, pursuant to the terms of a collateral sharing agreement, among the administrative agent under our cash flow credit facility, the trustee under the priority guarantee notes due 2019 and the collateral agent under the priority guarantee notes due 2019, following the commencement of insolvency proceedings the administrative agent on behalf of the lenders under the senior secured credit facilities has agreed to turn over to the trustee under the priority guarantee notes due 2019, for the benefit of the noteholders of the priority guarantee notes due 2019, a pro rata share (based upon the outstanding principal amount of 9.0% priority guarantee notes due 2019 and loans under the senior secured credit facilities) of any recovery received on account of our Principal Properties. In return, the trustee under the priority guarantee notes due 2019 and the collateral agent under the priority guarantee notes due 2019 will turn over to the administrative agent under our senior secured credit facilities a percentage of the recovery received on account of the principal amount of 9.0% priority guarantee notes due 2019 (where the numerator is the value of the cash and other assets turned over to the trustee under the priority guarantee notes due 2019 by the administrative agent under our senior secured credit facilities, and the denominator is the total principal amount of the claims of the noteholders of the priority guarantee notes due 2019 in such insolvency proceeding). Based on the most recent annual report to the Issuer’s stockholders, stockholders’ equity is negative and therefore the basket is zero. As a result, as of the Issue Date and until the occurrence (if at all) of the Springing Lien Trigger Date, the Holders of Notes will not have the benefit of a Lien or any security interest in Principal Properties. The lenders under the General Credit Facilities would likely take the position that the size of such basket is based on the consolidated stockholders’ equity of the Issuer in the Issuer’s annual report prior to the date of grant of security interest for those obligations. To the extent such a position is found to be correct, then the lenders under the General Credit Facilities (and by virtue of the collateral sharing agreement, the priority guarantee notes due 2019) will have substantially more assets securing the obligations thereunder than secure the Notes. There will not be any requirement that the obligations under the General Credit Facilities first be satisfied using proceeds from the assets that do not secure the Notes, which means the Holders of Notes may recover less than they would have if lenders under the General Credit Facilities first proceeded against such assets that do not secure the Notes. Until the Springing Lien Trigger Date, the Holders of Notes will not benefit from any security interest in our Principal Properties or the pledge of stock of our subsidiaries or intercompany loans between us and our subsidiaries or between our subsidiaries.

In the event that (1) the aggregate principal amount of the Legacy Notes outstanding is $500 million or less, (2) the Legacy Notes Indenture has been amended or otherwise modified to remove or limit the applicability of the negative pledge covenant set forth in the Legacy Notes Indenture, (3) any Legacy Notes are secured or become required to be secured by a Lien on any Springing Lien Collateral or (4) the General Credit Facilities are secured by a Lien on any Springing Lien Collateral (other than any such Lien securing the General Credit Facilities permitted under the Legacy Notes Indenture solely pursuant to the Principal Properties Basket under the Legacy Notes Indenture as the Legacy Notes Indenture was in effect on the Issue Date), then, on the date of the earliest to occur of such events (such date, the “Springing Lien Trigger Date”), the General Credit Facility Collateral will include all the Springing Lien Collateral (or, if only the events in clauses (3) and (4) above have occurred, only such of the Springing Lien Collateral as is subject to such Lien securing any Legacy Notes or the General Credit Facilities, as applicable). For purposes hereof, “Springing Lien Collateral” means (A) 100% of the Capital Stock of our wholly-owned domestic Restricted Subsidiaries and intercompany loans between the Issuer and its Restricted Subsidiaries or between any Restricted Subsidiaries and (B) our assets that constitute a Principal Property. We will be required to provide a perfected security interest in any Springing Lien Collateral not later than the earlier of the date on which the Lien in such Springing Lien Collateral is granted for the benefit of the General Credit Facilities or 60 days after the Springing Lien Trigger Date. Based solely on the current maturity schedule of our Legacy Notes, without giving effect to any voluntary repurchases or redemptions of our Legacy Notes, we would have less than $500 million aggregate principal amount of Legacy Notes outstanding after December 15, 2016, when our 5.5% Senior Notes due 2016 mature.

As of the date of this prospectus, all of our wholly owned domestic license subsidiaries were “Restricted Subsidiaries” under the Legacy Notes Indenture; accordingly, as of the date of this prospectus, we did not provide any pledges of subsidiary stock or intercompany loans between the Issuer and its Restricted Subsidiaries or between any Restricted Subsidiaries as part of the General Credit Facility Collateral. Historically, we have not designated any of our subsidiaries as “unrestricted” within the meaning of the Legacy Notes Indenture and do not intend to do so in the future. As a result, until the Springing Lien Trigger Date, the Holders of Notes will not have the benefit of any subsidiary stock pledges or pledges of intercompany loans between the Issuer and its Restricted Subsidiaries or between any Restricted Subsidiaries of our subsidiaries to secure the Notes. After the Springing Lien Trigger Date, any pledges of stock or other securities of our subsidiaries will be limited as described above and below.

The Issuer and the Restricted Guarantors are required to provide a first-priority perfected security interest, subject to Permitted Liens which may have senior lien priority, in After-Pledged Property. Holdings will not be required to provide any security interest in After-Pledged Property.

Pledges of assets for the benefit of the Notes in the future may be subject to avoidance in a bankruptcy under certain circumstances. Because most of the assets that may be pledged for the Notes will occur in the future, if at all, there is a greater risk that a substantial portion of the Collateral could be subject to avoidance. See “Risk Factors—Risks Related to the Notes—The amount of our obligations under our senior secured credit facilities, our 9.0% priority guarantee notes due 2021 and the notes substantially exceeds the value of the collateral securing the notes.” and “Risk Factors—Risks Related to the Notes—Any future pledge of collateral might be avoidable by a trustee in bankruptcy.”

Excluded Assets

In addition to the limitations described herein, including the limitation described below under “—Limitations on Capital Stock Collateral,” the following assets will not be included in the General Credit Facility Collateral, including after the Springing Lien Trigger Date:

(a) any fee owned real property and all leasehold rights and interests in real property, other than, in each case, any fixtures (other than fixtures relating to mortgaged properties);

(b) any General Intangible (other than FCC Authorizations, which are addressed in subsection (f) below), Investment Property, Intellectual Property or other property or rights of a Pledgor arising under or evidenced by any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of, such General Intangible, Investment Property, Intellectual Property or other property or rights in favor of a third party or under any law, regulation, permit, order or decree of any governmental authority, unless and until all required consents shall have been obtained (the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party (other than another Pledgor or its Affiliates) in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (b) shall not affect, limit, restrict or impair the grant by a Pledgor of a security interest pursuant to the Indenture in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC; provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (b) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other documents shall immediately cease to be an excluded asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document, or to the extent severable, to any portion thereof that does not result in any of the conditions in subclauses (x) or (y) above;

(c) any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the UCC or other applicable law;

(d) Excluded Stock Collateral or debt securities of any Affiliate of the Issuer to the extent and for so long as a pledge of such Excluded Stock Collateral or debt securities to secure the Notes would result in additional financial reporting requirements under Rule 3-16 under Regulation S-X promulgated under the Exchange Act;

(e) margin stock (within the meaning of Regulation U of the Federal Reserve Board);

(f) any FCC Authorizations to the extent (but only to the extent) that at such time the Notes Collateral Agent may not validly possess a security interest therein pursuant to applicable communications laws, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Authorizations (except to the extent requiring approval of any governmental authority, including the FCC) and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Authorizations;

(g) any Intellectual Property to the extent that the attachment of the security interest of the Security Documents thereto, or any assignment thereof, would result in the forfeiture, invalidation or unenforceability of the Pledgors’ rights in such property including any Trademark applications filed in the USPTO on the basis of such Pledgor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of such Trademark has been filed with the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;

(h) any particular assets if, in the reasonable judgment of the Administrative Agent under the General Credit Facilities, determined in consultation with the Issuer and evidenced in writing, the burden, cost or consequences (including any material adverse tax consequences) to the Issuer or its Subsidiaries of creating or perfecting a pledge or security interest in such assets for the benefit of the secured parties under the General Credit Facilities or obtaining title insurance or taking other actions in respect of such assets is excessive in relation to the benefits to be obtained therefrom by the secured parties under the General Credit Facilities; and

(i) any assets of a Pledgor that are held for sale and identified to the Administrative Agent under the General Credit Facilities prior to the Issue Date.

In the event any asset described in clauses (a)—(i) (other than clause (d)) above is pledged for the benefit of any First Priority Lien Obligation, such asset shall constitute General Credit Facility Collateral and shall be pledged as After-Pledged Property with respect to the Notes.

ABL Collateral

The “ABL Collateral” consists of the accounts receivable and related assets pledged to secure the ABL Credit Facility. The ABL Collateral does not consist of all of the accounts receivable and related assets of the Issuer and the other Pledgors.

The Pledgors will be able to incur additional Indebtedness in the future which could share in the Collateral on a priority basis, on an equal and ratable basis or on a junior priority basis. The amount of all such additional Indebtedness will be limited by the covenants disclosed under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens,” but under certain circumstances the amount of such additional secured Indebtedness could be significant. The Collateral will be further limited to the extent described below under “—Limitations on Capital Stock Collateral,” and subject to the other limitations described herein.

The Holders of Notes will not be permitted to take enforcement action with respect to the Collateral except under limited circumstances as provided in the Intercreditor Agreements. For a description of those limitations and the other material terms of the Intercreditor Agreements, see “—Intercreditor Agreements” below.

Releases of Collateral

Liens on the property and other assets included in the Collateral securing the Notes will be released automatically under any one or more of the following circumstances:

(1) to enable us to consummate the disposition of property or assets to the extent not prohibited and otherwise in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; provided, however, that if such property or assets, immediately prior thereto, were subject to any Lien securing any First Priority Lien Obligation and such property or assets continue after such disposition to be subject to a Lien securing any First Priority Lien Obligation, no such release shall occur with respect to such property or assets;

(2) in respect of the property and assets of a Restricted Guarantor, upon the designation of such Restricted Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”; provided, however, that if any property or assets of such Restricted Guarantor, immediately prior thereto, was subject to any Lien securing any First Priority Lien Obligation and such property or assets continue after such designation to be subject to a Lien securing any First Priority Lien Obligation, no such release shall occur;

(3) in the case of the property and assets of a Restricted Guarantor, upon the release of such Restricted Guarantor from its Guarantee of the Notes;

(4) as described under “—Intercreditor Agreements” below; and

(5) as described under “—Amendments and Waivers” below.

The security interests in all Collateral securing the Notes also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indenture, the Notes, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest are paid or upon a legal defeasance or covenant defeasance under the Indenture as described below under “—Legal Defeasance and Covenant Defeasance.”

Limitations on Capital Stock Collateral

As of the date of this prospectus, none of the Capital Stock of any of our Subsidiaries constitutes Collateral. We do not expect this to change unless and until the Springing Lien Trigger Date occurs, if at all. If, however, we do pledge Capital Stock as Collateral, that pledge will be limited as described below. The Capital Stock and securities of any Subsidiary of the Issuer will constitute Collateral only to the extent that the securing of the Notes with such Capital Stock and securities would not require the financial statements of such Subsidiary to be separately filed with the SEC under Rule 3-16 of Regulation S-X under the Exchange Act (or any other law, rule or regulation). The foregoing limitation will not apply to the pledge of Capital Stock of any Subsidiary that otherwise files its financial statements with the SEC. In the event that Rule 3-16 of Regulation S-X under the Exchange Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation that would require) the filing with the SEC of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock and securities secure the Notes or any Guarantee, then the Capital Stock and securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary for such Subsidiary to not be subject to such requirement to provide separate financial statements) and such excluded portion of the Capital Stock and securities is referred to as the “Excluded Stock Collateral.” In such event, the Security Documents may be amended, modified or supplemented, without the consent of any Holder, to the extent necessary to release the security interests on the Excluded Stock Collateral. The limitations of Rule 3-16 of Regulation S-X do not apply to unregistered debt securities or debt that is not a security. Accordingly, although the limitations described herein apply as a contractual matter to the General Credit Facilities in existence on the Issue Date, those limitations only apply to the extent providing such Collateral would require the Issuer to cause subsidiaries to file additional financial statements with the SEC, and we may in the future enter into Credit Facilities and other indebtedness that we may incur in the future that do not have those limitations and the holders of those obligations will have a security interest in more assets than the Notes Collateral Agent for the Holders of Notes. There will not be any requirement that the holders of obligations secured by a pari passu lien seek to realize on the value of assets not securing the Notes before they realize on the Collateral and therefore the Holders of Notes may recover less than holders of other debt with a pari passu lien.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation that would permit) any Subsidiary’s Excluded Stock Collateral to secure the Notes in excess of the amount then pledged without the filing with the SEC of separate financial statements of such Subsidiary, then the Capital Stock and securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent possible without such Subsidiary becoming subject to any such filing requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities.

In accordance with the limitations set forth in the two immediately preceding paragraphs, on the date the Company files a registration statement with the Commission related to the Notes or on the date that we pledge Capital Stock, if later, the Collateral will include shares of Capital Stock of the Subsidiaries only to the extent that the applicable value of such Capital Stock (on an entity-by-entity basis) is less than 20% of the aggregate principal amount of the outstanding Notes. As of the date of this prospectus, certain of the Subsidiaries whose Capital Stock would be required to be pledged following the occurrence of the Springing Lien Trigger Date have Capital Stock valued at or in excess of 20% of the aggregate principal amount of the outstanding Notes; accordingly, if we pledged Capital Stock and Rule 3-16 of Regulation S-X under the Securities Act were applicable to the Notes on such date, each such pledge of such stock as Collateral would be deemed to be limited to stock with a value that is less than 20% of the aggregate principal amount of the outstanding Notes pursuant to these provisions. If we pledge Capital Stock in the future (we currently do not expect to do so), we anticipate that such pledges will be subject to such limitations and will be deemed to be limited to stock with a value that is less than 20% of the aggregate principal amount of the outstanding Notes. If the applicable value of 100% of the Capital Stock of any pledged entity becomes less than 20% of the aggregate principal amount of the Notes outstanding and the pledge of such Capital Stock has been deemed limited in accordance with this paragraph prior to such date, the pledge of such Capital Stock shall automatically be deemed to be 100% thereof. Accordingly, if we pledge Capital Stock at some future date, the portion of the Capital Stock of the Subsidiary of the Issuer constituting Collateral may decrease or increase as described above.

Intercreditor Agreements

Credit Agreement Intercreditor Agreement

Overview

On the Issue Date, the Notes Collateral Agent entered into a joinder agreement to the First Lien Intercreditor Agreement (as the same may be amended from time to time, the “Credit Agreement Intercreditor Agreement”) with the collateral agent under the General Credit Facilities (the “CF Collateral Agent”) and the authorized representative of the holders of General Credit Facility Obligations (the “CF Authorized Representative”) with respect to the Shared Collateral, as such term is defined below, which may be amended from time to time without the consent of the Holders of the Notes to add other parties holding First Priority Lien Obligations (together with Obligations under the Notes, the “Additional First Priority Lien Obligations”) permitted to be incurred under the Indenture, the General Credit Facilities and the Credit Agreement Intercreditor Agreement. Generally, “Shared Collateral” means, at any time, collateral in which the holders of two or more Series of First Priority Lien Obligations (or their respective representatives) hold a valid and perfected security interest. The Credit Agreement Intercreditor Agreement provides for the priorities and other relative rights among the Holders of Notes, the holders of the obligations under the General Credit Facilities and the holders of any other First Priority Lien Obligations secured by an interest in the Shared Collateral, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on the Shared Collateral, the valid and perfected Liens securing all such Indebtedness shall be of equal priority as among the parties to the Credit Agreement Intercreditor Agreement; and

(2) if an event of default has occurred and is continuing under any First Priority Lien Obligations, and the Controlling Collateral Agent or any Authorized Representative for, or holder of, such First Priority Lien Obligations is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, or receives any payment with respect to the Shared Collateral under any other intercreditor agreement, or any distribution is made with respect to any Shared Collateral in any insolvency or liquidation proceeding of the Issuer or any Guarantor, then the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent, such Authorized Representative or any holder of such First Priority Lien Obligations, as the case may be, will be applied (i) first to the payment of all amounts owing to each applicable Collateral Agent (in its capacity as such) pursuant to the terms of any applicable documents governing First Priority Lien Obligations, (ii) second, on a ratable basis, to amounts owing to (a) holders of the obligations under the General Credit Facilities, (b) the Holders of Notes (for allocation in accordance with the terms of the Indenture) and (c) the holders of any other First Priority Lien Obligations and (iii) third, after payment in full of all First Priority Lien Obligations, allocated to the Company and the Guarantors or as a court of competent jurisdiction may direct (the “Application of Proceeds”).

Under the Credit Agreement Intercreditor Agreement, only the Controlling Collateral Agent will have the right to act or refrain from acting with respect to any Shared Collateral. The Controlling Collateral Agent initially is the CF Collateral Agent and will remain the CF Authorized Representative until the earlier of (1) the Discharge of General Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such earlier date, the “Controlling Collateral Agent Change Date”). After the Controlling Collateral Agent Change Date, the Controlling Collateral Agent will be the Collateral Agent for that Series of First Priority Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Priority Lien Obligations (including the General Credit Facility Obligations) with respect to the Shared Collateral (the “Major Non-Controlling Authorized Representative”). Accordingly, Holders of the Notes and the Notes Collateral Agent will not have any right to take enforcement action with respect to the collateral even if the CF Collateral Agent is not diligently pursuing enforcement actions with respect thereto unless the principal amount of the Notes is greater than the amount of the General Credit Facility Obligations and each other Series of First Priority Lien Obligations.

At any time when the CF Collateral Agent is the Controlling Collateral Agent, no Additional First Lien Secured Party shall, or shall instruct any collateral agent to, and neither the Notes Collateral Agent nor any other Authorized Representative shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral.

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture or credit facility for the applicable Series of First Priority Lien Obligations, and (b) the Controlling Collateral Agent’s, the Applicable Authorized Representative’s and each other Authorized Representative’s receipt of written notice from the Authorized Representative for the applicable Series of First Priority Lien Obligations certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture or credit facility for that Series of First Priority Lien Obligations has occurred and is continuing and (ii) the First Priority Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture or credit facility for that Series of First Priority Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to the Shared Collateral (1) at any time the Applicable Authorized Representative or the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Issuer or the Guarantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

At any time when the CF Collateral Agent is not the Controlling Collateral Agent, the Controlling Collateral Agent will only act or refrain from acting with respect to the Shared Collateral upon the instruction of the Applicable Authorized Representative, and will not follow any instructions with respect to such Shared Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will be entitled to instruct the Controlling Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Shared Collateral.

Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent (acting on the instructions of the Applicable Authorized Representative if it is not the CF Collateral Agent) may deal with the Shared Collateral as if the Controlling Collateral Agent had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, Applicable Authorized Representative or any Controlling Secured Party. Each of the First Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Shared Collateral, or the provisions of the Credit Agreement Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made with respect to any

Shared Collateral in any bankruptcy case of the Issuer or any Guarantor, or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than the Credit Agreement Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement) on account of such enforcement of rights or exercise of remedies, as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Priority Lien Obligations are entitled under any other intercreditor agreement shall be applied in accordance with the Credit Agreement Intercreditor Agreement.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Priority Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Priority Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the Series of First Priority Lien Obligations with respect to which such impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral. In addition, none of the First Lien Secured Parties may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral. If any First Lien Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Priority Lien Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment to the Controlling Collateral Agent to be distributed in accordance with the Credit Agreement Intercreditor Agreement.

If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each other collateral agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to the Credit Agreement Intercreditor Agreement. Each collateral agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors set forth in the Credit Agreement Intercreditor Agreement) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in the Credit Agreement Intercreditor Agreement.

If the Issuer or any Guarantor becomes subject to any bankruptcy case, the Credit Agreement Intercreditor Agreement provides that if the Issuer or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Non-Controlling Secured Party will agree not to object to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (acting on the instructions of the Applicable Authorized Representative if it is not the CF Collateral Agent) with respect to such Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured

Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Priority Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the Credit Agreement Intercreditor Agreement), in each case so long as:

(A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the Credit Agreement Intercreditor Agreement;

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Priority Lien Obligations, such amount is applied pursuant to the Credit Agreement Intercreditor Agreement; and

(D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Credit Agreement Intercreditor Agreement;

provided that the First Lien Secured Parties of each Series will have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that do not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Priority Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Credit Agreement Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

In connection with any refinancing of First Priority Lien Obligations of any Series, or the incurrence of Additional First Priority Lien Obligations of any Series, the collateral agents and the Authorized Representatives then party to the Credit Agreement Intercreditor Agreement may enter (without the consent of any other First Lien Secured Party), at the request of any Collateral Agent, any Authorized Representative or the Issuer, into such amendments or modifications of the Credit Agreement Intercreditor Agreement as are reasonably necessary to reflect such refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative.

Certain Definitions

“Additional First Lien Secured Party” means the holders of any Additional First Priority Lien Obligations, including the Holders, and any Authorized Representative or Collateral Agent with respect thereto, including the Notes Collateral Agent.

“Applicable Authorized Representative” means, at any time from and after the time that the CF Collateral Agent ceases to be the Controlling Collateral Agent with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First-Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations with respect to such Shared Collateral.

“Authorized Representative” means (i) CF Authorized Representative, (ii) in the case of the Notes or the Holders, the Notes Collateral Agent and (iii) in the case of any Series of Additional First Priority Lien Obligations or Additional First Lien Secured Parties that become subject to the Credit Agreement Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Controlling Collateral Agent” means, (i) until the earlier of (x) the Discharge of General Credit Facility Obligations, and (y) the Non-Controlling Authorized Representative Enforcement Date, the CF Collateral Agent and (ii) from and after the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent for the Additional First Priority Lien Obligations for which the Applicable Authorized Representative is the Authorized Representative.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the CF Collateral Agent is the Controlling Collateral Agent, the Credit Agreement Secured Parties, and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Discharge of General Credit Facility Obligations” means, with respect to any Shared Collateral, the date on which the General Credit Facility Obligations are no longer secured by such Shared Collateral; provided that the Discharge of General Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such General Credit Facility Obligations with additional First Priority Lien Obligations secured by such Shared Collateral under an agreement relating to Additional First Priority Lien Obligations which has been designated in writing by the administrative agent under the General Credit Facilities so refinanced to the Notes Collateral Agent and each other Authorized Representative as the General Credit Facilities for purposes of the Credit Agreement Intercreditor Agreement.

“First Lien Documents” means the credit, guarantee and security documents governing the First Priority Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Event of Default” means an “Event of Default” under and as defined in the General Credit Facilities, the Indenture or any other First Lien Documents governing First Priority Lien Obligations.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the General Credit Facilities, (b) the “Secured Parties,” as defined in the Security Documents, and (c) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Priority Lien Obligations and any Additional First Priority Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing the First Priority Lien Obligations.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the “Secured Parties” as defined in the General Credit Facilities (in their capacities as such), (ii) the Holders and the Notes Collateral Agent (each in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the Credit Agreement Intercreditor Agreement after the date hereof that are represented by a common Authorized

Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Priority Lien Obligations, each of (i) the General Credit Facility Obligations, (ii) the Notes and (iii) the Additional First Priority Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Credit Agreement Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Priority Lien Obligations).

ABL Intercreditor Agreement

Overview

The ABL Collateral Agent and the CF Collateral Agent for the lenders under the General Credit Facilities (such lenders, together with the Holders of Notes, with respect to their claim on the ABL Collateral, the “Junior Lien Secured Parties”) have entered into an Intercreditor Agreement dated as of July 30, 2008. The Notes Collateral Agent (the Notes Collateral Agent, together with the CF Collateral Agent, the “Junior Lien Collateral Agents”) became a party to this agreement on the Issue Date, pursuant to a joinder agreement. The ABL Intercreditor Agreement may be further amended from time to time without the consent of Holders of Notes to add other parties holding Obligations secured by a junior-priority lien on the ABL Collateral (all such Obligations, the “Junior Lien Obligations”). Although the Holders of Notes are not party to the ABL Intercreditor Agreement, by their acceptance of the Notes they agree to be bound thereby. The ABL Intercreditor Agreement provides for the priorities and other relative rights among the lenders under the ABL Facility (the “ABL Lenders”) and the Junior Lien Secured Parties, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien in respect of all or any portion of the ABL Collateral held by or on behalf of any Junior Lien Collateral Agent or any Junior Lien Secured Party that secures all or any portion of the Junior Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Collateral Agent and the ABL Lenders on the ABL Collateral; and

(2) any Lien in respect of all or any portion of the ABL Collateral held by or on behalf of the ABL Collateral Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to any Junior Lien Collateral Agent or any Junior Lien Secured Party on the ABL Collateral (together with (1), the “ABL Lien Priority”).

Waiver of Right to Contest Liens

Each Junior Lien Collateral Agent, for and on behalf of itself and the applicable Junior Lien Secured Parties, has agreed that it will not, and will waive any right to, take any action to contest or challenge (or assist or support any other person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Collateral Agent and the ABL Lenders (together with the CF Lenders, the “Secured Lenders”) in respect of ABL Collateral or the provisions of the ABL Intercreditor Agreement. Except to the extent expressly set forth in the ABL Intercreditor Agreement, each Junior Lien Collateral Agent, for and on behalf of itself and the applicable Junior Lien Secured Parties, has agreed that it will not take any action that would interfere with any exercise of Secured Creditor Remedies (as defined below) undertaken by the ABL Collateral Agent or any ABL Lender under the ABL Credit Facility and related Security Documents (collectively, the “ABL Documents”) with respect to the ABL Collateral. Except to the extent expressly set forth in the ABL Intercreditor Agreement, each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Party, will waive any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Collateral Agent or any ABL Lender seeks to enforce its Liens in any ABL Collateral.

The ABL Collateral Agent, for and on behalf of itself and the ABL Lenders, has agreed that it will not, and will waive any right to, take any action to contest or challenge (or assist or support any other person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the respective Liens of any Junior Lien Collateral Agents or Junior Lien Secured Party in respect of the ABL Collateral or the provisions of the ABL Intercreditor Agreement.

Remedies Standstill

Under the ABL Intercreditor Agreement, until the discharge of the ABL Facility Obligations, no Junior Lien Collateral Agent, on behalf of itself or any Junior Lien Secured Party, will:

(i) (A) take any action to enforce or realize upon any Lien on the ABL Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(B) exercise any right or remedy provided to a secured creditor on account of a Lien on the ABL Collateral under any Security Document, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the ABL Collateral in satisfaction of a Lien;

(C) take any action or exercise any right or remedy in respect of the collection on, set-off against, marshaling of, injunction respecting or foreclosure on (i) the ABL Collateral, (ii) the “proceeds” of such collateral (as defined in Article 9 of the Uniform Commercial Code) or (iii) whatever is recoverable or recovered when any ABL Collateral is sold, exchanged, collected, or disposed whether voluntarily or involuntarily ((ii) and (iii) together, the “Proceeds”);

(D) appoint a receiver, receiver and manager or interim receiver of all or part of the ABL Collateral;

(E) sell, lease, license, or otherwise dispose of all or any portion of the ABL Collateral by private or public sale conducted by a Junior Lien Secured Party or any other means at the direction of a Junior Lien Secured Party permissible under applicable law; or

(F) exercise any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code in respect of the ABL Collateral ((A) through (G) collectively, the “Secured Creditor Remedies”), in each case without the prior written consent of the ABL Collateral Agent; or

(ii) take, receive or accept any Proceeds of ABL Collateral.

However, the ABL Intercreditor Agreement authorizes the Junior Lien Collateral Agents, on behalf of themselves or the Junior Lien Secured Parties, to exercise such remedies without the prior written consent of the ABL Collateral Agent beginning on the date which is 180 days after the occurrence of both (i) a continuing Event of Default (under the General Credit Facilities, the Indenture or any document governing any other Junior Lien Obligation) and (ii) the ABL Collateral Agent’s receipt of a written notice delivered by a Junior Lien Collateral Agent to the ABL Collateral Agent announcing the commencement of an exercise of any Secured Creditor Remedy (the “Enforcement Date”), unless (A) the ABL Collateral Agent or the ABL Lenders have commenced and are diligently pursuing any enforcement action against the ABL Collateral, (B) any Pledgor is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding, or (C) if each Event of Default under the General Credit Facilities, the Indenture or such other document governing any other Junior Lien Obligation is waived or cured in accordance with the terms thereof.

Notwithstanding the foregoing, the ABL Intercreditor Agreement does not prevent the ABL Collateral Agent, the ABL Lenders, the Junior Lien Collateral Agents or the Junior Lien Secured Parties from (i) filing a claim or statement of interest with respect to the ABL Facility Obligations or the Junior Lien Obligations, owed to it in any Insolvency Proceeding commenced by or against any Pledgor, (ii) taking any action (not adverse to the priority status of the Liens of any of the other parties on the ABL Collateral in which such party has a priority Lien or the rights of any party to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any ABL Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any person objecting to or otherwise seeking disallowance of the claim or Lien of such ABL Collateral Agent, ABL Lender, the Junior Lien Collateral Agent or Junior Lien Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of any Pledgor arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Pledgor or, or (vi) objecting to the proposed retention of collateral by, as the case may be, the ABL Collateral Agent, the ABL Lenders, the Junior Lien Collateral Agents or the Junior Lien Secured Parties, in full or partial satisfaction of any ABL Facility Obligations or the Junior Lien Obligations to, as the case may be, the ABL Collateral Agent, the ABL Lenders, the Junior Lien Collateral Agents or the Junior Lien Secured Parties, in each case (i) through (vi) above, to the extent not inconsistent with, or could not result in a resolution inconsistent with, the ABL Intercreditor Agreement.

Subject to the foregoing paragraph, (i) the Junior Lien Collateral Agents and the Junior Lien Secured Parties has agreed not to take any action that would hinder any exercise of remedies undertaken by the ABL Collateral Agent or the ABL Lenders with respect to the ABL Collateral, including any sale, lease, exchange, transfer or other disposition of ABL Collateral, whether by foreclosure or otherwise, and (ii) the Junior Lien Collateral Agents and the Junior Lien Secured Parties has waived any and all rights they may have as junior lien creditors or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Lenders seek to enforce or collect the ABL Facility Obligations or the Liens granted in any of the ABL Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Lenders is adverse to the interests of the Junior Lien Secured Parties. The General Credit Facility Collateral does not include any security interest in cash, including cash proceeds from a sale of assets that constituted General Credit Facility Collateral. The ABL Collateral includes accounts receivable or other accounts and cash, and any assets acquired with ABL Collateral or otherwise constituting proceeds of ABL Collateral. Accordingly, if assets that constitute General Credit Facility Collateral are sold, the cash proceeds and anything purchased with those proceeds may constitute both ABL Collateral and General Credit Facility Collateral. In such a case, the Holders of the Notes may not be able to take any enforcement action with respect to such collateral or to receive any proceeds from the sale of such collateral in an enforcement action until the ABL Facility Obligations are paid in full. Maximum commitments under the ABL Facility are $535.0 million, subject to a borrowing base equal to 90% of the Issuer’s and certain of its subsidiaries’ eligible accounts receivable. As of December 31, 2012, there were $64.6 million letters of credit issued under the ABL Facility.

The Junior Lien Collateral Agents and the Junior Lien Secured Parties acknowledged and agreed that no covenant, agreement or restriction contained in the Indenture governing the Notes will be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Lenders with respect to the ABL Collateral as set forth in the ABL Intercreditor Agreement and the ABL Documents.

Each of the Junior Lien Collateral Agents and the Junior Lien Secured Parties have agreed that unless and until the discharge of ABL Facility Obligations has occurred, it will not commence, or join with any person (other than the ABL Lenders and the ABL Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the ABL Collateral.

The standstill provisions outlined in the foregoing three paragraphs will not apply to the Junior Lien Collateral Agents or the Junior Lien Secured Parties from and after the occurrence of the Enforcement Date or the discharge of ABL Facility Obligations.

Exercise of Rights

Except as otherwise expressly set forth in the ABL Intercreditor Agreement, each of the Junior Lien Collateral Agents and the Junior Lien Secured Parties are permitted to exercise rights and remedies as an unsecured creditor and as a secured creditor with respect to any collateral that is not ABL Collateral (the “Non-ABL Collateral”) against the Issuer or any of its Subsidiaries that has guaranteed the Junior Lien Obligations in accordance with the terms of the General Credit Facilities and the Indenture and applicable laws. The ABL Intercreditor Agreement does not prohibit the receipt by the Junior Lien Collateral Agents and the Junior Lien Secured Parties of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any of the Junior Lien Collateral Agents or the Junior Lien Secured Parties of rights or remedies as a secured creditor in respect of ABL Collateral or enforcement in contravention of the ABL Intercreditor Agreement of any lien on the ABL Collateral in respect of the Junior Lien Obligations held by any of them or in any Insolvency Proceeding. In the event that any of the Junior Lien Collateral Agents or the Junior Lien Secured Parties becomes a judgment lien creditor or other secured creditor in respect of ABL Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Junior Lien Obligations or otherwise, such judgment or other lien on ABL Collateral will be subordinated to the liens securing the ABL Facility Obligations on the same basis as the other liens securing the Junior Lien Obligations are so subordinated to such liens securing ABL Facility Obligations under the ABL Intercreditor Agreement. Nothing in the ABL Intercreditor Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Lenders may have with respect to the ABL Collateral nor, subject to the statements contained in “—Inspection and Access Rights,” restricts any right any Junior Lien Secured Party may have (secured or otherwise) in any property or asset of the Issuer or any Guarantor that does not constitute ABL Collateral.

Waiver of Marshalling

Pursuant to the ABL Intercreditor Agreement, each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Parties, until the discharge of the ABL Facility Obligations, has agreed not to assert and will waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Collateral or any other similar rights a junior secured creditor may have under applicable law.

Certain Actions Permitted

Each of the ABL Collateral Agent and the Junior Lien Collateral Agents may make such demands or file such claims in respect of the ABL Facility Obligations or the Junior Lien Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Except as otherwise provided therein, the ABL Intercreditor Agreement does not prohibit the receipt by the Junior Lien Collateral Agents or the Junior Lien Secured Parties of the required payments of interest, principal and other amounts owed in respect of the Junior Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by any Junior Lien Collateral Agent or Junior Lien Secured Party of rights or remedies as a secured creditor with respect to the ABL Collateral (including set-off with respect to the ABL Collateral) or enforcement in contravention of this Agreement of any lien held by any of them on the ABL Collateral.

Agent for Perfection

The Junior Lien Collateral Agents have appointed the ABL Collateral Agent, and the ABL Collateral Agent has expressly accepted such appointment, to act as agent (the “Agent”) of the Junior Lien Collateral Agents and Junior Lien Secured Parties under each control agreement with respect to all ABL Controlled Accounts for the purpose of perfecting the respective security interests granted under the Security Documents entered into in connection with the General Credit Facilities and the Notes. None of the ABL Collateral Agent,

any ABL Lender, the Junior Lien Collateral Agents or any Junior Lien Secured Party, as applicable, has any obligation whatsoever to the others to assure that the ABL Collateral is genuine or owned by the Issuer, any other Pledgor or any other person or to preserve rights or benefits of any person. Such duties or responsibilities of the ABL Collateral Agent as described above are limited solely to holding or maintaining control of the ABL Collateral as agent for the Junior Lien Secured Parties for purposes of perfecting the respective liens held by the Junior Lien Secured Parties. The ABL Collateral Agent will not be deemed to be a fiduciary of any kind for the Junior Lien Collateral Agent or the Junior Lien Secured Parties, or any other person. No Junior Lien Collateral Agent will be deemed to be a fiduciary of any kind for any other Agent or ABL Secured Party, or any other Person. Prior to the discharge of ABL Facility Obligations, in the event that the Junior Lien Collateral Agents or any Junior Lien Secured Party receives any ABL Collateral or Proceeds of ABL Collateral in violation of the terms of the ABL Intercreditor Agreement, then such Junior Lien Collateral Agent or Junior Lien Secured Party, as the case may be, will be required to promptly pay over such Proceeds or ABL Collateral to the ABL Collateral Agent in the same form as received with any necessary endorsements, for application in accordance with the procedures set forth in “—Application of Proceeds.”

Amendments

In the event that the ABL Collateral Agent or the ABL Lenders enter into any amendment, waiver or consent in respect of the security documents related to the ABL Credit Facility for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such security document or changing in any manner the rights of the ABL Collateral Agent, the ABL Lenders, the Issuer or any other Pledgor thereunder (excluding the release of any Liens in ABL Collateral except in accordance with the ABL Intercreditor Agreement), then such amendment, waiver or consent, to the extent related to ABL Collateral, shall apply automatically to any comparable provision (but only to the extent as such provision relates to ABL Collateral) of each comparable security document related to the Junior Lien Obligations without the consent of any Junior Lien Collateral Agent or Junior Lien Secured Party and without any action by any Junior Lien Collateral Agent, Junior Lien Secured Party, the Issuer or any other Pledgor; provided, however, that such amendment, waiver or consent does not materially adversely affect the rights of any Junior Lien Collateral Agent or Junior Lien Secured Party or the interests of any Junior Lien Secured Parties in the ABL Collateral in a manner materially different from that affecting the rights of the ABL Lenders thereunder or therein. The ABL Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to each Junior Lien Collateral Agent; provided, however, that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any security document related to the Junior Lien Obligations as set forth in the ABL Intercreditor Agreement. For the avoidance of doubt, no such amendment, modification or waiver shall apply to or otherwise affect (a) any non-ABL Collateral or (b) any document, agreement or instrument which neither grants nor purports to grant a Lien on, nor governs nor purports to govern any rights or remedies in respect of, ABL Collateral.

Inspection and Access Rights

In the event of any liquidation of any ABL Collateral (or any other exercise of Secured Creditor Remedies by the ABL Collateral Agent) and whether or not any Junior Lien Collateral Agent or Junior Lien Secured Parties have commenced and are continuing to exercise any Secured Creditor Remedies, the ABL Collateral Agent will have the right (a) during normal business hours on any business day, to access ABL Collateral that is stored or located in or on Non-ABL Collateral, and (b) to reasonably use the Non-ABL Collateral (including, without limitation, equipment, computers, software, intellectual property, real property and books and records) in order to inspect, copy or download information stored on, take actions to perfect its Lien on, or otherwise deal with the ABL Collateral in each case without notice to, the involvement of or interference by any Junior Lien Collateral Agent or Junior Lien Secured Party and without liability to any Junior Lien Secured Party. However, if any Junior Lien Collateral Agent takes actual possession of any Non-ABL Collateral in contemplation of a sale of such Non-ABL Collateral or is otherwise exercising a remedy with respect to Non-ABL Collateral, such Junior Lien Collateral Agent will give the ABL Collateral Agent reasonable opportunity (of reasonable duration and with reasonable advance notice) prior to the Junior Lien Collateral Agent’s sale of any such Non-ABL Collateral to access ABL Collateral as set forth in (a) and (b) above.

Insurance

Proceeds of ABL Collateral include insurance proceeds and, therefore, the ABL Lien Priority will govern the ultimate disposition of insurance proceeds to the extent such insurance insures ABL Collateral. Prior to the discharge of the ABL Facility Obligations, the ABL Collateral Agent shall have the sole and exclusive right, as against any Junior Lien Collateral Agent, to the extent permitted by the ABL Documents and subject to the rights of the Issuer and other Pledgors thereunder, to adjust settlement of insurance claims to the extent such insurance insures ABL Collateral in the event of any covered loss, theft or destruction of ABL Collateral.

Set-Off and Tracing of and Priorities in Proceeds

Each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Party, have agreed that, to the extent that it exercises its rights of set-off against the Issuer’s or any other Pledgor’s Deposit Accounts (as defined in the Uniform Commercial Code) or Securities Accounts (as defined in the Uniform Commercial Code) to the extent constituting or containing ABL Collateral or Proceeds thereof, the amount of such set-off shall be deemed to be ABL Collateral to be held and distributed pursuant to the provisions described in “—Application of Proceeds.” In addition, the Junior Lien Collateral Agents and the Junior Lien Secured Parties will consent to the application, of cash or other Proceeds of ABL Collateral, deposited under control agreements to the repayment of the ABL Facility Obligations pursuant to the ABL Documents, unless and until the ABL Facility Obligations are discharged.

Release of Liens

If, at any time any Pledgor or any ABL Lender delivers notice to each Junior Lien Collateral Agent with respect to any specified ABL Collateral that (a) such specified ABL Collateral is sold, transferred or otherwise disposed of by the owner of such ABL Collateral in a transaction permitted under the ABL Facility and the documents governing Junior Lien Obligations; or (b) the ABL Lenders are releasing or have released their Liens on such ABL Collateral in connection with a disposition in connection with an exercise of any Secured Creditor Remedy with respect to such ABL Collateral, then the Liens upon such ABL Collateral securing Junior Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such ABL Collateral securing ABL Facility Obligations are released and discharged (provided that any proceeds thereof not applied to repay ABL Facility Obligations shall, to the extent constituting ABL Collateral, be subject to the respective Liens securing any Junior Lien Obligations and shall be applied as described under “—Application of Proceeds”). Upon delivery to the Junior Lien Collateral Agents of a notice from the ABL Collateral Agent stating that any such release of Liens securing or supporting the ABL Facility Obligations has become effective (or shall become effective upon the Junior Lien Collateral Agents releasing each of their Liens on such ABL Collateral), the Junior Lien Collateral Agents shall, at the Issuer’s expense, promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the ABL Collateral Agent in connection with such release. In the ABL Intercreditor Agreement, each Junior Lien Collateral Agent appoints the ABL Collateral Agent and any officer or duly authorized person of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Junior Lien Collateral Agent and in the name of such Junior Lien Collateral Agent or in the ABL Collateral Agent’s own name, from time to time, in the ABL Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer.

Application of Proceeds

Each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Party, have acknowledged and agreed that the ABL Credit Facility includes a revolving commitment, that in the ordinary course of business, the ABL Collateral Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any ABL Collateral or the release of any lien by the ABL Collateral Agent upon any portion of the ABL Collateral in connection with a permitted disposition by the Issuer or any other Pledgor under the ABL Credit Agreement shall constitute an exercise of Secured Creditor Remedies. In addition, subject to certain limitations, the amount of ABL Facility Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and the terms of the ABL Facility Obligations may be modified, extended or amended, from time to time, and the aggregate amount of the ABL Facility Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Lien Secured Parties. All ABL Collateral received by the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Facility Obligations at any time. The ABL Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Facility Obligations, the Junior Lien Obligations, or any portion thereof.

The ABL Collateral Agent and the Junior Lien Collateral Agents have agreed that all ABL Collateral and all Proceeds thereof, received by any of them in connection with any exercise of Secured Creditor Remedies with respect to the ABL Collateral will be applied, first, to the payment of costs and expenses of the ABL Collateral Agent in connection with such exercise of Secured Creditor Remedies, and second, to the payment of the ABL Facility Obligations in accordance with the ABL Documents until the ABL Facility Obligations have been discharged.

Any ABL Collateral or Proceeds thereof received by any Junior Lien Collateral Agent or Junior Lien Secured Party in connection with the exercise of any right or remedy (including set-off or credit bid) or in any Insolvency Proceeding relating to the ABL Collateral prior to the discharge of the ABL Facility Obligations and not expressly permitted by the ABL Intercreditor Agreement, will be segregated and held in trust for the benefit of and forthwith paid over to the ABL Collateral Agent (and/or its designees) for the benefit of the ABL Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Intercreditor Agreement authorizes the ABL Collateral Agent to make any such endorsements as agent for each of the Junior Lien Collateral Agents and Junior Lien Secured Parties. This authorization will be coupled with an interest and irrevocable.

In exercising remedies, whether as a secured creditor or otherwise, the ABL Collateral Agent will have no obligation or liability to the Junior Lien Collateral Agents or Junior Lien Secured Parties regarding the adequacy of any Proceeds realized on any collateral or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each the parties pursuant to the terms of the ABL Intercreditor Agreement. Notwithstanding anything to the contrary contained in the ABL Intercreditor Agreement, no party will waive any claim that it may have against a Secured Party on the grounds that and sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

Upon the discharge of the ABL Facility Obligations, the ABL Collateral Agent will (a) notify each of the Junior Lien Collateral Agents in writing of the occurrence of such discharge and (b) at the expense of the Issuer, deliver to the Junior Lien Collateral Agents or execute such documents as necessary or as the Junior Lien Collateral Agents may reasonably request (including assignment of control agreements with respect to ABL Controlled Accounts) in order to affect a transfer of control to the Junior Lien Collateral Agents over any and all ABL Controlled Accounts in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Insolvency Proceedings

If the Issuer or any other Pledgor is subject to any Insolvency Proceeding at any time prior to the discharge of the ABL Facility Obligations, the Junior Lien Collateral Agents and the Junior Lien Secured Parties will agree that:

(1) If the ABL Collateral Agent or the ABL Lenders seek to provide the Issuer or any other Pledgor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the ABL Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be ABL Collateral) but not any other asset or any Non-ABL Collateral, then no Junior Lien Collateral Agent, on behalf of itself or a Junior Lien Secured Party, will raise an objection or support any objection to such DIP Financing or use of cash collateral or to the liens securing the same on the grounds of a failure to provide “adequate protection” for the liens of the Junior Lien Collateral Agents securing the Junior Lien Obligations or on any other grounds, subject to certain qualifications and exceptions;

(2) All Liens granted to the ABL Collateral Agent or the Junior Lien Collateral Agents in any Insolvency Proceeding on ABL Collateral, whether as adequate protection or otherwise, will be subject to the ABL Lien Priority and the other terms and conditions of the ABL Intercreditor Agreement;

(3) No Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, will agree to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Collateral without the ABL Collateral Agent’s express written consent;

(4) No Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, will contest (or support any other person contesting) (x) any request by the ABL Collateral Agent or any ABL Lender for adequate protection of its interest in the ABL Collateral, (y) any objection by the ABL Collateral Agent or any ABL Lender to any motion, relief, action, or proceeding based on a claim by the ABL Collateral Agent or any ABL Lender that its interests in the ABL Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Collateral Agent as adequate protection of its interests are subject to the ABL Intercreditor Agreement or (z) any lawful exercise by the ABL Collateral Agent or any ABL Lender of the right to credit bid obligations under the ABL Credit Facility at any sale of ABL Collateral or Non-ABL Collateral; provided, however, that nothing contained in the ABL Intercreditor Agreement prohibits or restricts the Junior Lien Collateral Agents or Junior Lien Secured Parties from contesting or challenging (or support any other person contesting or challenging) any request by the ABL Collateral Agent or any ABL Lender for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Non-ABL Collateral. Notwithstanding the foregoing, in any Insolvency Proceeding, if the ABL Lenders (or any subset thereof) are granted adequate protection with respect to ABL Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Collateral), then the ABL Collateral Agent, on behalf of itself and the ABL Lenders, agrees that each Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, may seek or request (and the ABL Lenders will not oppose such request) adequate protection with respect to its interests in such ABL Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Facility Obligations on the same basis as the other Liens of the Junior Lien Collateral Agents on the ABL Collateral (it being understood that to the extent that any such additional collateral constituted Non-ABL Collateral at the time it was granted to the ABL Lenders, the Lien thereon in favor of the ABL Lenders shall be subordinate in all respects to the Liens thereon in favor of the Junior Lien Secured Parties);

(5) No Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, will oppose any sale consented to by the ABL Collateral Agent of any ABL Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the Proceeds of such sale are applied in accordance with this Agreement.

After Discharge of the ABL Facility Obligations

Following the discharge of the ABL Obligations, the Junior Lien Secured Parties will retain their security interest in the ABL Collateral. A representative of the Junior Lien Secured Party (the “Authorized Representative”) determined in accordance with the Credit Agreement Intercreditor Agreement will determine time and method by which the security interests in the ABL Collateral will be enforced.

If such Authorized Representative or any Junior Lien Secured Party is taking action to enforce rights in respect of any ABL Collateral, or any distribution is made with respect to any ABL Collateral in any Insolvency Proceeding, or any Junior Lien Secured Party receives any payment pursuant to any intercreditor agreement with respect to any ABL Collateral, the Proceeds of any sale, collection or other liquidation of any such ABL Collateral by such Authorized Representative or any other Junior Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and the proceeds of any such distribution to which the Junior Lien Obligations are entitled under any other intercreditor agreement shall be applied, subject to specified exceptions, among the Junior Lien Obligations to the payment in full of the Junior Lien Obligations on a ratable basis.

Certain Definitions

Set forth below are certain defined terms used in the ABL Intercreditor Agreement.

“ABL Controlled Accounts” means (i) all Deposit Accounts and all Securities Accounts (as each such term is defined in the Uniform Commercial Code) and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the Uniform Commercial Code) and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, in each case, of the Issuer or any other Pledgor and which are subject to a control agreement in favor of the ABL Collateral Agent.

“Insolvency Proceeding” means:

(1) any case commenced by or against the Issuer or another Pledgor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Pledgor or any similar case or proceeding relative to the Issuer or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes by the Issuer ranks pari passu in right of payment to all unsubordinated Indebtedness of the Issuer, including the obligations of the Issuer under the Senior Credit Facilities, the Existing Priority Guarantee Notes and the Existing Senior Notes.

The payment of any Guarantee of the Notes ranks pari passu in right of payment to all unsubordinated indebtedness of the relevant Guarantor, including, the guarantee by such Guarantor of the Senior Credit Facilities and the Existing Priority Guarantee Notes.

At December 31, 2012,

(1) the Issuer and the Guarantors had $12.8 billion of Secured Indebtedness outstanding (excluding an additional available borrowings under our receivables based facility equal to the lesser of $535 million, the revolving credit commitment, or the borrowing base amount, as defined under the receivables based facility and subject to certain limitations contained in our material financing agreements);
(2) the Issuer and the Guarantors had $3.4 billion of unsecured Indebtedness outstanding (including the Existing Senior Notes); and

(3) the non-Guarantor Subsidiaries had $4.9 billion of Indebtedness outstanding (including $2.7 billion of senior notes and $2.2 billion of senior subordinated notes issued by a subsidiary of CCO), $21.5 million of which was Secured Indebtedness.

Although the Indenture limits the incurrence of Indebtedness by the Issuer and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Subsidiaries may be able to incur substantial amounts of Indebtedness and such Indebtedness may be Secured Indebtedness or structurally senior to the Notes. See “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens.”

Substantially all of the operations of the Issuer are conducted through its Subsidiaries, some of which do not Guarantee the Notes. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including Holders. The Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Guarantors. Our non-guarantor Subsidiaries accounted for approximately $8.3 billion, or 51%, of our total assets as of December 31, 2012. As of December 31, 2012, our non-guarantor Subsidiaries had $6.9 billion of total liabilities (including trade payables) to which the Notes would have been structurally subordinated.

See “Risk Factors—Risks Related to the Notes.”

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more Paying Agents for the Notes. The Paying Agent for the Notes is U.S. Bank National Association.

The Issuer will also maintain a registrar in respect of the Notes, initially U.S. Bank National Association. If the Issuer fails to appoint a registrar, the Trustee will act as such. The registrar for the Notes will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of the Notes on behalf of the Issuer.

The Issuer may change the Paying Agents or the registrars without prior notice to the Holders. The Issuer, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may act as a Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. Any registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before the sending of a notice of redemption of Notes.

Principal, Maturity and Interest

The Issuer issued $575,000,000 initial aggregate principal amount of Notes. The Notes will mature on March 1, 2021. Subject to compliance with the covenants described below under the caption “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and “—Certain Covenants in the Indenture—Liens,” the Issuer may issue additional Notes from time to time (such additional Notes, the “Additional Notes”). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Holders of Additional Notes actually issued will share equally and ratably in the Collateral with the Holders of the Notes. Unless the context requires otherwise, for all purposes of the Indenture and this “Description of the 2021 Exchange Notes,” references to “Note” or “Notes” include any Additional Notes that are actually issued.

Interest accrues on the Notes from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually using a 360-day year comprised of twelve 30-day months to Holders of record at the close of business on the February 15 or August 15 immediately preceding the interest payment date, on March 1 and September 1 of each year, commencing September 1, 2013. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

Interest on the Notes will accrue at a rate of 11.25% per annum and be payable in cash. The Issuer will pay interest on overdue principal at 1% per annum in excess of the interest otherwise payable by the Issuer and will pay interest on overdue installments due from the Issuer at such higher rate to the extent lawful.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Issuer’s office or agency will be the office of the Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” We and our affiliates may at any time and from time to time purchase Notes in the open market, in negotiated transactions or otherwise.

Optional Redemption

Except as set forth below, the Issuer shall not be permitted to redeem the Notes. The Notes will be payable at par in cash at maturity.

At any time prior to March 1, 2016, the Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person and may, at the Issuer’s discretion, be subject to one or more conditions precedent.

On and after March 1, 2016, the Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “—Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person and may, at the Issuer’s discretion, be subject to one or more conditions precedent. The Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on March 1 of each of the years indicated below:

Year	Percentage
2016	108.438%
2017	105.625%
2018	102.813%
2019 and thereafter	100.0%

In addition, until March 1 , 2016, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of Notes at a redemption price equal to 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Registrar or the Paying Agent shall select the Notes to be purchased in the manner described under “—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of

Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer, with a copy to the Trustee, the Paying Agent and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “—Repurchase at the Option of Holders—Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date a facsimile or electronic mail transmission (via pdf) or a letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to a minimum of $2,000 and an integral multiple of $1,000 in principal amount;

(8) if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Paying Agent) the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities do, and future credit agreements or other agreements to which the Issuer may become a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control and holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of ‘substantially all’ of our assets.”

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. As of the date of this prospectus, we had no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness (including Secured Indebtedness) are contained in the covenants described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction. These limitations are subject to a number of important exceptions, baskets and qualifications.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

Except as described in clause (11) of the second paragraph under “—Amendment, Supplement and Waiver,” the provisions in the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the then outstanding Notes under the Indenture.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of;

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes (or Guarantees) or that are owed to the Issuer or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $300.0 million at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose; and

(3) if such Asset Sale involves the disposition of Collateral,

(a) such Asset Sale complies with the applicable provisions of the Security Documents; and

(b) to the extent required by the Security Documents, all consideration received in such Asset Sale shall be expressly made subject to Liens under the Security Documents.

Within 18 months after the receipt of any Net Proceeds of any Asset Sale by the Issuer or any Restricted Subsidiary, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations constituting First Priority Lien Obligations under the General Credit Facilities (other than any General Credit Facilities that also constitute Public Debt) (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto);

(b) until the ABL Date, Obligations under the ABL Facility (and to correspondingly reduce commitments with respect thereto) so long as the Net Proceeds of the Asset Sale are with respect to ABL Collateral;

(c) Obligations under the (i) Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii) any other First Priority Lien Obligations of the Issuer or a Restricted Guarantor (and to correspondingly reduce commitments with respect thereto) if and to the extent required by the terms of such Obligations; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest; and

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor (and to correspondingly reduce commitments with respect thereto) so long as the Net Proceeds of the Asset Sale are with respect to assets owned by such Restricted Subsidiary that is not a Guarantor and the Net Proceeds of such Asset Sale are received by such Restricted Subsidiary as a result of an Asset Sale by such Restricted Subsidiary; or

(2) to (a) make an Investment in any one or more businesses, provided, however, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) acquire properties, (c) make capital expenditures or (d) acquire other assets that, in the case of each of clauses (a), (b), (c) and (d) either (x) are used or useful in a Similar Business or (y) replace the businesses, properties or assets that are the subject of such Asset Sale;

provided, however, that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of 18 months after receipt of such Net Proceeds and 180 days following such commitment; provided further, however, that if such commitment is cancelled or terminated after the later of such 18 month or 180 day period for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from any Asset Sale described in the preceding paragraph that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute

“Excess Proceeds,” except the amount of Excess Proceeds will be reduced by an amount equal to the difference between (x) the principal amount of the Notes offered to be purchased in a bona fide offer pursuant to clause (1)(c) above and (y) the principal amount of the Notes that were purchased pursuant to such offer. When the aggregate amount of Excess Proceeds with respect to the Notes exceeds $100.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any other First Priority Lien Obligations, to the holder of such First Priority Lien Obligations (an “Asset Sale Offer), to purchase the maximum aggregate principal amount of such Notes and the maximum aggregate principal amount (or accreted value, if less) of such First Priority Lien Obligations that is a minimum of $2,000 or an integral multiple of $1,000 thereof (in aggregate principal amount) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value, if applicable) plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by sending the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer, in its sole discretion, may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 18 month period (or such longer period provided above) or with respect to Excess Proceeds of $100.0 million or less.

To the extent that the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of such First Priority Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds with respect to the Notes, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture and the Security Documents. If the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of the First Priority Lien Obligations surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds with respect to the Notes, the Registrar or the Paying Agent shall select the Notes and the Issuer or the agent for such First Priority Lien Obligations will select such other First Priority Lien Obligations to be purchased on a pro rata basis based on the principal amount of the Notes and the aggregate principal amount (or accreted value, if applicable) of such First Priority Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under any Senior Credit Facilities, or otherwise invest or apply such Net Proceeds in any manner not prohibited by the Indenture. The Notes Collateral Agent or its designated representative may not have control of, or a perfected security interest in, Net Proceeds of any Collateral, which could have the effect of diminishing the value of, and ability to collect with respect to, that Collateral.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Except as described in clause (11) of the second paragraph under “—Amendment, Supplement and Waiver,” the provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

Selection and Notice

If the Issuer is redeeming less than all of the Notes at any time, the Trustee or the Paying Agent will select the Notes to be redeemed (a) if such Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee or the Paying Agent shall deem appropriate and in accordance with the procedures of DTC.

Notices of purchase or redemption shall be sent at least 30 but not more than 60 days before the purchase or redemption date to (x) each Holder of Notes to be redeemed at such Holder’s registered address, (y) to the Trustee and Registrar to forward to each Holder of Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants in the Indenture

Set forth below are summaries of certain of the principal covenants that are contained in the Indenture.

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than:

(a) Indebtedness permitted under clause (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the payment of principal on or the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or Scheduled Maturity, in each case due within one year of the date of such payment of principal or such purchase, redemption, defeasance, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Existing Priority Guarantee Notes Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only), (6)(c) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Existing Priority Guarantee Notes Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary since immediately after the Existing Priority Guarantee Notes Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, its Restricted Subsidiaries and any direct or indirect parent company of the Issuer, after the Existing Priority Guarantee Notes Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such proceeds or other property are actually contributed to the capital of the Issuer or any Restricted Subsidiary, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt of the Issuer or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer or a direct or indirect parent company of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to the Issuer or a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) contributed to the capital of the Issuer following the Existing Priority Guarantee Notes Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) by a Restricted Subsidiary and (iii) from any Excluded Contributions); plus

(d) 100% of the aggregate amount of proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case with respect to Restricted Investments made after the Existing Priority Guarantee Notes Issue Date; or

(ii) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary after the Existing Priority Guarantee Notes Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Existing Priority Guarantee Notes Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if such fair market value may exceed $100.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the purchase, redemption, defeasance, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to the Issuer or any of its Restricted Subsidiaries) of, Equity Interests of the Issuer, or any direct or indirect parent company of the Issuer, to the extent of the cash proceeds actually contributed to the capital of the Issuer or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or any of its Restricted Subsidiaries) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to purchase, redeem, defease, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Restricted Subsidiary, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired and any fees and expenses incurred in connection with such purchase, redemption, defeasance, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $50.0 million with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $75.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the capital of the Issuer, Equity Interests of any of the direct or indirect parent companies of the Issuer, in each case to employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, that occurs after the Issue Date, to the extent the cash proceeds from the sale of Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer (or by any direct or indirect parent company to the extent actually contributed in cash to the Issuer) or any of its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Issuer or any of the Issuer’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(b) a Restricted Payment to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, that, in the case of each of (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock, following the first public Equity Offering of such common stock after the Issue Date, of up to 6% per annum of the net cash proceeds contributed to the capital of the Issuer from any such public Equity Offering;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $400.0 million;

(11) distributions or payments of Receivables Fees and Securitization Fees;

(12) any Restricted Payment used to fund or effect the Transactions and the fees and expenses related thereto or owed to Affiliates paid substantially concurrently with the completion of the Transactions, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided, however, that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(14) the declaration and payment of dividends or the payment of other distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, any of the Issuer’s direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their legal existence;

(b) federal, foreign, state and local income or franchise and similar taxes; provided that, in each fiscal year, the amount of such payments shall not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year (and to the extent of any amounts actually received in cash from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

(c) customary salary, bonus and other benefits payable to directors, officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) amounts payable to the Investors pursuant to the Sponsor Management Agreement;

(f) fees and expenses other than to Affiliates of the Issuer related to (i) any equity or debt offering of such parent entity (whether or not successful) and (ii) any Investment otherwise permitted under this covenant (whether or not successful);

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent of the Issuer; and

(h) to finance Investments otherwise permitted to be made pursuant to this covenant; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment; (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment; (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture; (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph; and (E) such Investment shall be deemed to be made by the Issuer or a Restricted Subsidiary by another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);

(15) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(16) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets”; provided, however, that as a result of such consolidation, merger or transfer of assets, the Issuer shall make a Change of Control Offer and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed, acquired or retired for value;

(17) any Restricted Payments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Qualified Securitization Financing;

(18) the purchase of Equity Interests of CCO not owned by the Issuer or its Restricted Subsidiaries (whether by tender offer, open market purchase, merger or otherwise); and

(19) redemptions, purchases, defeasances and other payments in respect of Existing Senior Notes prior to their Scheduled Maturity in an aggregate amount not to exceed $350,000,000 provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (15), (17) and (19) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the date of this prospectus, all of the Wholly-Owned Subsidiaries of the Company, other than CC Finco, LLC and Clear Channel Acquisition, LLC, were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

Holdings is not subject to the limitations set forth in the covenant described below.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “Incur” or “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Restricted Guarantors will not issue any shares of Disqualified Stock, and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (1) the Issuer and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock (other than Disqualified Stock of the Issuer), and (2) any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if, in each case, the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided further, however, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $750.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $14,945,638,000 outstanding at any one time, less the aggregate amount of proceeds received from the sale of any Securitization Assets made since the Issue Date;

(2) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by the Notes (including any Guarantee, but excluding any Additional Notes);

(3) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by (i) the Exchange Notes and related guarantees of the Exchange Notes to be issued in exchange for the Notes (excluding any Additional Notes) and Guarantees pursuant to the Registration Rights Agreement;

(4) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, including the Existing Senior Notes and the Issuer’s 9.0% Priority Guarantee Notes due 2021 (other than Indebtedness described in clauses (1) and (2));

(5) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed $150.0 million at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(6) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460-10 or in respect of acquired contingencies and contingent consideration recorded under ASC 805-10) of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

(8) Indebtedness of the Issuer to a Restricted Subsidiary or a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, however, that any such Indebtedness (other than pursuant to the CCU Mirror Note) owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes, as applicable; provided further, however, that any event, including subsequent issuance or transfer of any Capital Stock, that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any other subsequent transfer of any such Indebtedness (except to the Issuer, a Restricted Guarantor or, subject to the subordination requirements in this clause (8), a Restricted Subsidiary and except for any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary or pursuant to any pledge of such Preferred Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 200.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof); provided, however, that any amounts in excess of 100.0% shall be Subordinated Indebtedness of the Issuer or any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes or Disqualified Stock or Preferred Stock of any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes, and (b) Indebtedness or Disqualified Stock of the Issuer or a Restricted Guarantor not otherwise permitted hereunder, and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by (1) the Issuer or any Restricted Subsidiary of Indebtedness or the issuance of shares of Disqualified Stock by the Issuer or any Restricted Subsidiary, and (2) any Restricted Subsidiary that is not a Guarantor of Indebtedness or the issuance of shares of Disqualified Stock or shares of Preferred Stock, in each case, that serves to extend, replace, refund, refinance, renew or defease:

(a) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4), (5) and (12)(a) above and clause (14) below, or

(b) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith or incurred as a result of original issue discount, accreted value in excess of the proceeds thereof or the stated principal amount thereof being in excess of the fair value thereof at issuance, in each case, as determined in good faith by the Issuer (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),

(B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C) in the case of any Refinancing Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock outstanding under clause (5) above, such Refinancing Indebtedness shall be deemed to have been incurred and to be outstanding under such clause (5), and not this clause (13) for purposes of determining amounts outstanding under such clauses and the dollar limitation in clause (5) shall not be breached by virtue of any Indebtedness that constitutes Refinancing Indebtedness being so classified as incurred under clause (5); and

(D) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Guarantor; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary (in the case of Disqualified Stock or Preferred Stock, other than the Issuer) incurred or issued after the Issue Date to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, or

(ii) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger;

provided, however, that in each case, such determination is made on a pro forma basis in accordance with the definition of Consolidated Leverage Ratio;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer;

provided that, in each case, such Restricted Subsidiary shall comply with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $250.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18), with such automatic reclassification subject to the $750.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $750.0 million sublimit would be exceeded);

(19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(20) cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

(21) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

For purposes of determining compliance with this covenant and the covenant under “—Liens”:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, however, that (v) all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date and the Issuer’s 9.0% Priority Guarantee Notes due 2019 outstanding on the Issue Date will be treated as incurred under clause

(1) of the preceding paragraph on the Issue Date, (w) the Indebtedness in respect of the CCWH Notes, Clear Channel Worldwide Holdings, Inc.’s 7.625% Series A Senior Subordinated Notes due 2020 and 7.625% Series B Senior Subordinated Notes due 2020 will be treated as incurred under clause (1) and/or clause (12)(b) of the preceding paragraph on the Issue Date, (x) the CCWH Notes and any other Indebtedness that is incurred by a Restricted Subsidiary that is not a Guarantor under clause (1) shall not be reclassified, (y) any Secured Indebtedness being reclassified shall only be reclassified to the extent that the Lien is also permitted with respect to such Secured Indebtedness as so reclassified and (z) Indebtedness incurred or Disqualified Stock or Preferred Stock issued by Restricted Subsidiaries that are not Guarantors may be reclassified only to the extent that, after giving effect to such reclassification, such Restricted Subsidiary that is not a Guarantor would be permitted to incur the Indebtedness or issue the Disqualified Stock or Preferred Stock as so reclassified on the date; and

(2) at the time of incurrence or any reclassification thereafter, the Issuer will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in the first and second paragraphs above; provided, however, that (x) with respect to Secured Indebtedness, such Secured Indebtedness may only be classified or reclassified as a type of Indebtedness to the extent such Indebtedness may also be secured by a Lien under the Indenture and (y) with respect to such Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors, such Indebtedness, Disqualified Stock and Preferred Stock may only be classified or reclassified as a type of Indebtedness, Disqualified Stock or Preferred Stock to the extent such Restricted Subsidiary that is not a Guarantor may so incur such Indebtedness, Disqualified Stock or Preferred Stock under the Indenture on the date of classification or reclassification.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not (i) exceed the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.

The Issuer will not, and will not permit any Restricted Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Restricted Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Restricted Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the

Issuer or such Restricted Guarantor, as the case may be. The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral or (3) Indebtedness as subordinated or junior Indebtedness merely because it is structurally subordinated to other Indebtedness. All Indebtedness (other than the CCU Mirror Note) owed to the Issuer by any Restricted Guarantor shall be unsecured and subordinated to the Obligations in respect of the Notes pursuant to an intercompany note.

Limitation on Modification of Existing Senior Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend any of the Existing Senior Notes or any Existing Senior Notes Indenture, or any supplemental indenture in respect thereof, to create, incur or assume any Lien that secures any of the Existing Senior Notes other than to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date.

Liens

Holdings and the Issuer will not, and will not permit any Restricted Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures Obligations under any Indebtedness (other than a Permitted Lien) on any asset or property of Holdings, the Issuer or such Restricted Guarantor, or any income or profits therefrom or assign or convey any right to receive income therefrom.

At any time that any Restricted Subsidiary that is not a Restricted Guarantor incurs, assumes or suffers to exist any Lien that secures any First Priority Lien Obligation (other than the Obligations in respect of the Notes) on any asset or property of such Restricted Subsidiary, the Issuer shall cause such Restricted Subsidiary to secure the Obligations in respect of the Notes, on an equal and ratable basis, by the assets subject to such Liens.

The Indenture also provides that, notwithstanding the foregoing, Holdings and the Issuer will not, and the Issuer will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (including Permitted Liens) on any asset or property of Holdings, the Issuer or such Restricted Subsidiary that secures Obligations under Indebtedness that is contractually senior in priority (without regard to control of remedies) to any security interest at any time granted to secure the Notes or the Guarantees and is also contractually junior in priority (without regard to control of remedies) to any security interest at any time granted to secure any other Indebtedness.

Impairment of Security Interest

Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might reasonably or would (in the good faith determination of the Issuer), have the result of materially impairing the value of the security interests taken as a whole (including the lien priority with respect thereto) with respect to the Collateral for the benefit of the Notes Collateral Agent and the Holders of the Notes (including materially impairing the lien priority of the Notes with respect thereto) (it being understood that any release described under “—Security—Release of Collateral” and the incurrence of Permitted Liens shall not be deemed to so materially impair the security interests with respect to the Collateral).

The Indenture provides that, at the direction of the Issuer and without the consent of the Holders, the Notes Collateral Agent (or its agent or designee) shall from time to time enter into one or more amendments, extensions, renewals, restatements, supplements or other modifications or replacements to or of the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein that does not materially adversely affect the interests of the Holders, (ii) provide for Permitted Liens, (iii) add to the Collateral or (iv) make any other change thereto that does not adversely affect the Holders in any material respect.

After-Pledged Property

With respect to After-Pledged Property of the Issuer or any Restricted Guarantor, the Issuer or such Restricted Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected first-priority security interest, subject only to Permitted Liens, in such After-Pledged Property and to have such After-Pledged Property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such After-Pledged Property to the same extent and with the same force and effect.

The Indenture provides that the Issuer and the Guarantors shall, on a date that is not later than the earlier of the date on which the Lien in any Springing Lien Collateral is granted for the benefit of the General Credit Facilities or 60 days after the Springing Lien Trigger Date, execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected first-priority security interest, subject only to Permitted Liens, in such Springing Lien Collateral.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), nor may the Issuer sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to (X) any Person (other than Holdings) unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture, the Notes and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (b) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such consolidation or merger;

(5) each Restricted Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee and security interest under the Security Documents shall apply to such Person’s obligations under the Indenture, the Guarantee, the Notes and the Security Documents; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(Y) Holdings.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Notes and the Security Documents, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) the Issuer or any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Restricted Guarantor; and

(2) the Issuer may merge with an Affiliate of the Issuer (other than Holdings) solely for the purpose of reorganizing the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Restricted Guarantor will, and the Issuer will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or such Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Restricted Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the obligations of such Restricted Guarantor under the Indenture, such Restricted Guarantor’s related Guarantee and such Restricted Guarantor’s obligations related to the Security Documents, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Indenture, such Restricted Guarantor’s Guarantee and such Restricted Guarantor’s obligations under the Security Documents. Notwithstanding the foregoing, any Restricted Guarantor may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Restricted Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor (which may be effected by merger so long as the survivor thereof is a Restricted Guarantor).

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, exchange or transfer (by merger or otherwise) of all or substantially all of the assets of Holdings, Holdings will not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to (X) any Person unless:

(1) (a) Holdings is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of Holdings, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than Holdings, expressly assumes all the obligations of Holdings under the Indenture, Holdings’ related Guarantee and Holding’s obligations related to the Security Documents, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; or

(Y) the Issuer or any direct or indirect subsidiary of the Issuer.

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, Holdings under the Indenture, Holdings’ Guarantee and Holdings’ obligations under the Security Documents.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3) the payment of management, consulting, monitoring, transaction, advisory and termination fees and related expenses and indemnities, directly or indirectly, to the Investors, in each case pursuant to the Sponsor Management Agreement;

(4) the payment of reasonable and customary fees and compensation consistent with past practice or industry practices paid to, and indemnities provided on behalf of, employees, officers, directors or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date (other than the Sponsor Management Agreement), or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the Board of Directors to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) by the Issuer or a Restricted Subsidiary;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith or as otherwise permitted by the Indenture;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors in good faith; and

(14) (a) Investments by the Investors in debt securities of the Issuer or any of its Restricted Subsidiaries and any payments in respect thereof so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities, and (b) payments in respect of any Public Debt of the Issuer or any Subsidiaries outstanding as of the Issue Date or Notes, in each case, held by Affiliates.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) pay (a) dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing Senior Notes and the Existing Senior Notes Indentures;

(b) (x) the Senior Credit Facilities and the related documentation and (y) the Indentures, the Notes, the Exchange Notes and the Guarantees;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Issuer or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries of the Issuer permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;

(k) customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions created in connection with any Receivables Facility or Qualified Securitization Financing that, in the good faith determination of the Issuer, are necessary or advisable to effect such Receivables Facility or Qualified Securitization Financing; and

(m) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any Restricted Subsidiary of the Issuer, other than a Restricted Guarantor or a Foreign Subsidiary guaranteeing not more than $50 million in aggregate principal amount of Indebtedness of the Issuer or any Guarantor, to guarantee the payment of any Indebtedness of the Issuer or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers (i) a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Restricted Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Restricted Guarantor’s related Guarantee, and (ii) supplements to each then existing Security Document and/or one or more additional Security Documents pursuant to which such Restricted Subsidiary shall grant to the Notes Collateral Agent a security interest in, and a Lien on, all of its title, rights and interest in, to and under assets that are of the type and kind constituting Collateral; and

(2) such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided, that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (ii) guarantees of any Qualified Securitization

Financing by any Restricted Subsidiary and (iii) guarantees of Indebtedness of any Foreign Subsidiary by any other Foreign Subsidiary. The Issuer may elect, in its sole discretion, to cause any Domestic Subsidiary that is not otherwise required to be a Restricted Guarantor to become a Restricted Guarantor, in which case such Domestic Subsidiary shall not be required to comply with the 30-day periods described above.

Status as Designated Senior Indebtedness

Holdings, the Issuer and each Restricted Guarantor have designated the Guarantee of each of such Guarantor as “Designated Senior Indebtedness” for all purposes under the LBO Notes Indenture and the Trustee is the “Representative” of the Notes as such term is used in the LBO Notes Indenture.

Designation of Credit Facilities Indebtedness under the Credit Agreement Intercreditor Agreement

With respect to any Indebtedness of the Issuer or a Restricted Guarantor outstanding under Credit Facilities, or any extension, refunding, refinancing or renewal thereof, that constitutes First Priority Lien Obligations under the Credit Agreement Intercreditor Agreement but is not Public Debt, the Issuer has caused the administrative agent or similar agent or representative under such Indebtedness to designate the obligations thereunder as the “Credit Agreement” for purposes of the Credit Agreement Intercreditor Agreement.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC from and after the Issue Date no later than 15 days after the periods set forth below,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 5 days after the time the Issuer would have been required to file such information with the SEC as required pursuant to the first sentence of this paragraph. To the extent any such information is not furnished within the time periods specified above and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under “—Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For so long as Holdings or any other direct or indirect parent company of the Issuer is a guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

In connection with the filings with the SEC required pursuant to clauses (1) and (2) above, in connection therewith, the Issuer shall provide notice of, and host, a conference call open to the public to discuss the results for the applicable period.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement in accordance with the terms of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Reports filed by the Company with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such reports are filed via EDGAR

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default with respect to the Notes:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above and clause (9) below) contained in the Indenture, the Security Documents or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5) failure by the Issuer or any other Significant Party to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any other Significant Party;

(7) failure of any Person required by the terms of the Indenture to be a Guarantor as of the Issue Date to execute a supplemental indenture to the Indenture within five Business Days following the Issue Date;

(8) the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(9) the security interest in the Collateral created under any Security Document shall, at any time, cease to be in full force and effect and constitute a valid and perfected Lien with the priority required by the Indenture for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or in accordance with the terms of the Intercreditor Agreements or as provided under “—Security—Releases of Collateral” above or any security interest created under any Security Document shall be invalid or unenforceable, in each case, on any material portion of the Collateral purported to be covered thereby, or the Issuer or any Guarantor required to grant a security interest in Collateral shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and in each case such failure or such assertion shall have continued uncured or unrescinded for a period of 30 days.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes under the Indenture by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes outstanding thereunder unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes thereunder have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the then total outstanding Notes thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes issued thereunder. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture for those Notes;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to those Notes. If the Issuer exercises either its Legal Defeasance or Covenant Defeasance option with respect to the Notes, the Guarantees of Holdings and the Restricted Guarantors will be released and each of Holdings and the Restricted Guarantors will be released from all of its obligations with respect to the Notes and the Security Documents.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder and the Security Documents and pledges thereunder will be released, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee, the Registrar and the Paying Agent for the giving of notice of redemption by the Trustee, the Registrar or the Paying Agent in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facilities or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee, the Registrar and the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, the Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) (a) make any change to the ranking of the Notes or (b) make any change to any provisions in the Security Documents or the Intercreditor Agreements or the Indenture dealing with the application of proceeds of Collateral, in each case that would adversely affect the Holders of the Notes;

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the Notes; or

(11) after the Issuer’s obligation to purchase Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or, after such Change or Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the Indenture and the Notes, the Issuer, the Trustee and the Guarantors may amend or supplement any Guarantee issued under the Indenture, and the Issuer, the other Pledgors and the Notes Collateral Agent may amend the Security Documents, in each case, without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency that does not materially adversely affect the interests of the Holders;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to add a Guarantor under the Indenture or to add to, or remove a limitation on, the Collateral;

(10) to conform the text of the Indenture or the Guarantees or the Notes issued thereunder to any provision of this “Description of the 2021 Exchange Notes” to the extent that such provision in this “Description of the 2021 Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes, as provided in an Officer’s Certificate;

(11) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(12) to release the security interests on the Excluded Stock Collateral of a Restricted Subsidiary to the extent necessary, but only to the extent necessary, for such Restricted Subsidiary to not be subject to such requirement to provide separate financial statements;

(13) to provide for Permitted Liens;

(14) (a) as described under “—Security,” “—Certain Covenants in the Indenture—Impairment of Security Interest” or “—Intercreditor Agreements” or (b) to make any other change to any Security Document that does not adversely affect the holders of the Notes in any material respect; or

(15) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

However, no amendment or supplement to the Indenture or the Notes that modifies or waives the specific rights or obligations of the Paying Agent, registrar or transfer agent may be made without the consent of such agent (it being understood that the Trustee’s execution of any such amendment or supplement will constitute such consent if the Trustee is then also acting as such agent).

The Trustee and the Notes Collateral Agent are authorized to enter into intercreditor agreements with respect to Liens with junior priority to the Liens securing the Notes so long as the terms of such intercreditor agreements are no less favorable to the Holders of the Notes than such terms are to the lenders under the General Credit Facilities. The Applicable Authorized Representative will control all decisions related to the relationship with holders of Obligations secured by such junior priority Liens at all times unless the Notes are the largest series of then-outstanding First Priority Lien Obligations and the Applicable Authorized Representative at such time is not diligently pursuing enforcement actions with respect to the assets secured by such Liens.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing (or, the case of Notes in global form, on date the notice is sent pursuant to the applicable procedures of DTC).

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes, the Security Documents and any Guarantee provide that they will be governed by and construed in accordance with the laws of the State of New York (or, to the extent required, the law of the jurisdiction in which the Collateral is located), without regard to conflicts of laws principles thereof.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“ABL Collateral” has the meaning given to such term under “—Security—ABL Collateral.”

“ABL Date” means the date on which the Issuer no longer has an asset-based revolving Credit Facility secured by a lien on accounts receivable and related assets that is senior in priority to the lien on such assets in favor of the Notes

“ABL Facility” means the asset-based revolving Credit Facility provided under the Credit Agreement, dated as of May 13, 2008 (as amended, restated, supplemented, waived or otherwise modified from time to time), by and among the Issuer, the co-borrowers party thereto, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“ABL Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of February 23, 2011 by and among Citibank, N.A., as ABL Collateral Agent, Citibank, N.A., as CF Collateral Agent, Deutsche Bank Trust Company Americas, as Notes Collateral Agent, and each additional junior priority representative (including the Notes Collateral Agent) from time to time party thereto.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Pledged Property” means any property (other than property that constitutes the Collateral as of the Issue Date or is the Springing Lien Collateral) of the Issuer and any Guarantor that is subject to a Lien securing Indebtedness under General Credit Facilities or any other First Priority Lien Obligations (other than the Obligations in respect of the Notes).

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note on such Redemption Date; and

(b) the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at March 1, 2016 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (B) all required remaining interest payments (calculated based on the cash interest rate) due on such Note through March 1, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such Note on such Redemption Date.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition and in the covenant under “—Repurchase at the Option of Holders—Asset Sales” as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b) (i) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain Covenants in the Indenture—Merger, Consolidation or Sale of All or Substantially All Assets” or (ii) any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, any exchange of like property or assets (excluding any boot thereon) for use in a Similar Business;

(g) the sale, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) sales of accounts receivable in connection with the collection or compromise thereof;

(m) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(n) voluntary terminations of Hedging Obligations;

(o) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(p) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(q) the unwinding of any Hedging Obligations;

(r) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; or

(s) any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties as set forth in binding joint venture or similar agreements.

“Board of Directors” means the Board of Directors of the Issuer.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

(b) in the case of the Issuer or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CCO” means Clear Channel Outdoor Holdings, Inc., a Delaware corporation, and any successor in interest thereto.

“CCU” has the meaning set forth in the first paragraph under “General.”

“CCU Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between the Issuer, as maker, CCO, as payee, as amended by the first amendment dated December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time not in violation of the Indenture.

“CCWH Notes” means Clear Channel Worldwide Holdings, Inc.’s 6.50% Series A Senior Notes due 2022 and 6.50% Series B Senior Notes due 2022.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies; or

(3) the Issuer at any time ceases to be a direct Wholly-Owned Subsidiary of Holdings.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means collectively the ABL Collateral and the General Credit Facility Collateral.

“Company” has the meaning set forth in the first paragraph under “General.”

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Issuer and its Restricted Subsidiaries set forth on the Issuer’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Issuer and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (v) penalties and interest relating to taxes, (w) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility or Qualified Securitization Financing and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any net after-tax effect of income (loss) from disposed or discontinued operations (to the extent included in discontinued operations prior to consummation of the disposition thereof) and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Issuer or a Restricted Subsidiary in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants in the Indenture—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and

(12) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date that is secured by Liens to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the “Consolidated Secured Leverage Ratio Calculation Date”), then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations, in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor” in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Pledgor or that such Pledgor otherwise has the right to license, or granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of such Pledgor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Credit Agreement Intercreditor Agreement” means the First-Lien Intercreditor Agreement, dated as of February 23, 2011, by and among the Issuer, the other Pledgors party thereto, Citibank, N.A., as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties and Authorized Representative for the Credit Agreement Secured Parties, Deutsche Bank Trust Company Americas, as the Initial Additional Authorized Representative and the Notes Collateral Agent for the Additional First-Lien Secured Parties, and each additional authorized representative (including the Notes Collateral Agent) from time to time party thereto.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt or credit facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Debt Exchange Indenture” means the Indenture dated as of October 25, 2012, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the 9.0% Priority Guarantee Notes due 2019.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means (1) the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less (2) the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer, a Restricted Subsidiary or any direct or indirect parent corporation of the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “—Certain Covenants in the Indenture—Limitation on Restricted Payments” covenant.

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale-leaseback transaction and any sale or issuance of Equity Interests of a Restricted Subsidiary (but excluding the Equity Interests of the Issuer)) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA “ means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2.0 million; plus

(b) Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges related to any Equity Offering, Investment, acquisition, asset sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by the Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains or losses associated with ASC 460-10)), or the offering, amendment or modification of any debt instrument, including (i) the offering, any amendment or other modification of the Notes, the Exchange Notes or the Senior Credit Facilities and any amendment or modification of the Existing Senior Notes and (ii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) (w) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (x) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, (y) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Reference Date, and (z) to the extent deducted (and not added back) in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10% of the LTM Cost Base in any four consecutive four quarter period; plus

(f) any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus

(i) the amount of cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period or expected to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such amounts are reasonably identifiable and factually supportable, (B) such actions are taken, committed to be taken or expected to be taken within 18 months after the Reference Date, (C) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges that are otherwise added back in computing EBITDA with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $100,000,000 for any period consisting of four consecutive quarters; plus

(j) to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “—Certain Covenants in the Indenture—Transactions with Affiliates” deducted (and not added back) in computing Consolidated Net Income; plus

(k) any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of the Issuer or a Restricted Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”;

(2) decreased by (without duplication) (a) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or of a direct or indirect parent of the Issuer (excluding Disqualified Stock), other than:

(1) public offerings with respect to any such Person’s common stock registered on Form S-8;

(2) issuances to the Issuer or any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means new notes of the Issuer issued in exchange for the Notes pursuant to, or as contemplated by, the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Issuer from,

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clauses (3)(b) and 3(c) of the first paragraph under “—Certain Covenants in the Indenture—Limitation on Restricted Payments.”

“Existing Priority Guarantee Notes” means the Issuer’s (i) 9.0% Priority Guarantee Notes due 2021 and (ii) 9.0% Priority Guarantee Notes due 2019, including any MFN Permitted Debt Exchange Notes and any MFN Permitted Debt A/B Exchange Notes and related guarantees of any MFN Permitted Debt A/B Exchange Notes to be issued in exchange for any MFN Permitted Debt Exchange Notes and related guarantees pursuant to the registration rights agreement applicable to such MFN Permitted Debt Exchange Notes.

“Existing Priority Guarantee Notes Issue Date” means February 23, 2011.

“Existing Senior Notes” means the Issuer’s 5.75% Senior Notes Due 2013, 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, 10.75% Senior Cash Pay Notes due 2016 (the “Cash Pay LBO Notes”), 11.00%/11.75% Senior Toggle Notes due 2016 (and together with the Cash Pay LBO Notes, the “LBO Notes”), 6.875% Senior Debentures Due 2018 and 7.25% Debentures Due 2027 (the Existing Senior Notes other than the LBO Notes, the “Legacy Notes”).

“Existing Senior Notes Indentures” means (a) the Legacy Notes Indenture and (b) the Indenture dated as of July 30, 2008 (the “LBO Notes Indenture”), among CCU (as successor in interest to BT Triple Crown Merger Co., Inc.), Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as the same may have been amended or supplemented as of the Issue Date.

“FCC” means the Federal Communications Commission of the United States or any Governmental Authority succeeding to the functions of such commission in whole or in part.

“FCC Authorizations” means all licenses, permits and other authorizations issued by the FCC and held by the Issuer or any of its Restricted Subsidiaries.

“First Priority Lien Obligations” means Obligations in respect of (a) the General Credit Facilities, (b) the Notes, (c) the Existing Priority Guarantee Notes and (d) any Series of Obligations that have been designated as “Additional First-Lien Obligations” under the Credit Agreement Intercreditor Agreement.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Issuer or a Restricted Subsidiary during such period; plus

(3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Issuer or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date. At any time after adoption of IFRS by the Issuer for financial reporting purposes, the Issuer may elect to apply IFRS for all purposes of the Indenture, in lieu of GAAP, and, upon any such election (the date of such election, the “IFRS Election Date”), references herein to GAAP shall be construed to mean IFRS as in effect on the Issue Date; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in the Indenture shall be computed in conformity with IFRS and (B) in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any election to the Trustee and the Holders of Notes with 15 days of such election. Solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“General Credit Facilities” means the term and revolving credit facilities under that certain Amended and Restated Credit Agreement dated as of May 13, 2008 and amended and restated as of February 23, 2011, and by Amendment No. 1 dated October 25, 2012, by and among Holdings, the Issuer, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“General Credit Facility Collateral” means all the property and assets, other than the assets constituting ABL Collateral, subject to Liens created under any Security Document.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guaranteed Leverage Ratio” means, as of the date of determination, the ratio of (a) Pari Passu Indebtedness of the Guarantors, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that any Guarantor (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Guaranteed Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Guaranteed Leverage Ratio is made (the “Guaranteed Leverage Ratio Calculation Date”), then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation.

“Guarantor” means, each Person that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings” means Clear Channel Capital I, LLC, and any successor in interest thereto.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect on the IFRS Election Date.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and (b) obligations under or in respect of Receivables Facilities or any Qualified Securitization Financing.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation and all additions, improvements and accessions to, and books and records describing any of the foregoing.

“Intercreditor Agreements” means the ABL Intercreditor Agreement and the Credit Agreement Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and the Subsidiaries of the Issuer;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means February 28, 2013.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Legacy Notes” has the meaning set forth in the definition of “Existing Senior Notes”

“Legacy Notes Indenture” means the Senior Indenture dated as of October 1, 1997, between CCU and The Bank of New York, as trustee, as the same may have been amended or supplemented as of the Issue Date.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Pledgor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTM Cost Base” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“MFN Exchange Offer” has the meaning set forth in the Debt Exchange Indenture.

“MFN Permitted Debt A/B Exchange Notes” has the meaning set forth in the Debt Exchange Indenture.

“MFN Permitted Debt Exchange Notes” has the meaning set forth in the Debt Exchange Indenture.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under any First Priority Lien Obligations) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and in the case of any Asset Sale by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary of the Issuer, a portion of the aggregate cash proceeds equal to the portion of the outstanding Equity Interests of such non-Wholly-Owned Subsidiary owned by Persons other than the Issuer and any other Restricted Subsidiary (to the extent such proceeds are committed to be distributed to such Persons).

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Notes any Indebtedness that ranks pari passu in right of payment with the Notes; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Guarantee;

provided, however, that the Existing Senior Notes shall not constitute Pari Passu Indebtedness for any purpose under the Indenture.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Pledgor or that any Pledgor otherwise has the right to license, is in existence, or granting to any Pledgor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Pledgor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters Patent of the United States in or to which any Pledgor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States, including registrations, recordings and pending applications in the USPTO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person.

“Permitted Holder” means any of the Investors and members of management of the Issuer (or its direct parent or CC Media Holdings, Inc.) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “—Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “—Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person, in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment, accounts receivable or notes receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment, accounts receivable or notes receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”;

(9) Indebtedness (including any guarantee thereof) permitted under the covenant described in “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Transactions with Affiliates” (except transactions described in clauses (2), (5), (9) and (14) of such paragraph; provided, however, that payments of regularly scheduled principal and interest shall be permitted if otherwise permitted by clause (14) of such paragraph);

(11) any Investment consisting of a purchase or other acquisition of inventory, supplies, material or equipment;

(12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $600.0 million and (y) 2.00% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility;

(14) advances to, or guarantees of Indebtedness of, employees, directors, officers and consultants not in excess of $20.0 million outstanding at any one time, in the aggregate;

(15) loans and advances to officers, directors and employees consistent with industry practice or past practice, as well as for moving expenses and other similar expenses incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(16) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(17) Investments by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to a “local marketing agreement” or similar arrangement relating to a station owned or licensed by such Person;

(18) any performance guarantee and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “—Certain Covenants in the Indenture—Liens”;

(19) any purchase or repurchase of the Notes; and

(20) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, that does not exceed $200.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, appeal bonds or letters of credit to which such Person is a party or account party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing obligations under Indebtedness (a) permitted to be incurred (and so incurred and so classified) pursuant to clause (1), (2), (3), (5) or (18) of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that any such Indebtedness that is incurred pursuant to such clause (1), (2), (3), (5) or (18) remains classified as incurred thereunder or under another clause permitted to be secured pursuant to this clause (6); and provided further, however, that Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (18) extend only to the assets or Equity Interests of Foreign Subsidiaries of the Issuer; and (b) permitted to be incurred (and so incurred and so classified) pursuant to clause

(12)(b) of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that the maximum amount of obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to such clause (12)(b) that may be secured by Liens may not exceed $500 million at any time outstanding.

(7) Liens existing on the Issue Date;

(8) Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens existing on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing obligations under Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations permitted to be incurred under the Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on (x) accounts receivable and related assets incurred in connection with a Receivables Facility, and (y) any Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9) or in clause (33) below;

provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and (33) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing Indebtedness or other obligations which do not exceed $50.0 million in the aggregate at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under the Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing the Existing Senior Notes to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under any Senior Credit Facility or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(32) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; and

(33) Liens securing obligations under Indebtedness in an amount that, as of the date such Indebtedness was Incurred and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Consolidated Secured Leverage Ratio to exceed 6.75 to 1.00; provided, however, that the Notes are secured on an equal and ratable basis and with at least equal priority to the extent such Indebtedness is Pari Passu Indebtedness (or greater priority to the extent such Indebtedness constitutes Subordinated Indebtedness) by the assets subject to such Liens securing such Indebtedness and subject to intercreditor arrangements, in each case, no less favorable to the Holders of the Notes than those set forth in the Intercreditor Agreements.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Property” means each radio broadcasting, television broadcasting or outdoor advertising property located in the United States owned or leased by the Issuer or any Subsidiary (as defined in the Legacy Notes Indenture) that is a “Principal Property” under (and as determined in accordance with) the Legacy Notes Indenture.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Qualified Securitization Financing” means any transaction or series of transactions that may be entered into by Holdings, the Issuer or any of its Restricted Subsidiaries pursuant to which such Person may sell, convey or otherwise transfer to (A) one or more Securitization Subsidiaries or (B) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of CCO or any of its Subsidiaries (other than any assets that have been transferred or contributed to CCO or its Subsidiaries by the Issuer or any other Restricted Subsidiary of the Issuer) that are customarily granted in connection with asset securitization transactions similar to the Qualified Securitization Financing entered into of a Securitization Subsidiary that meets the following conditions: (a) the board of directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including the terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales, transfers and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value, (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms (as determined in good faith by the Issuer), (d) after giving pro forma effect to such Qualified Securitization Financing, (x) the Consolidated Leverage Ratio of the Issuer would be (A) less than 8.0 to 1.0 and (B) lower than the Consolidated Leverage Ratio of the Issuer immediately prior to giving pro forma effect to such Qualified Securitization Financing and (y) the Guaranteed Leverage Ratio would be (A) less than 6.5 to 1.0 and (B) lower than the Guaranteed Leverage Ratio immediately prior to giving pro forma effect to such Qualified Securitization Financing, (e) the proceeds from such sale will be used by the Issuer to permanently reduce Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto and to equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” equally and ratably purchase Obligations under the Notes in accordance with the procedures set forth under “—Selection and Notice” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or to make an offer (in a manner consistent with the procedures set forth an Asset Sale Offer) to all holders of Notes to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, and (f) the Trustee shall have received an Officer’s Certificate of the Issuer certifying that all of the requirements of clauses (a) through (e) have been satisfied.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells their accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Reference Date” means July 30, 2008.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional Notes.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Guarantor” means a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Scheduled Maturity” means, when used with respect to any Indebtedness, the date specified in such Indebtedness as the date on which the principal of such Indebtedness is due and payable or the date on which such Indebtedness is required to be repurchased by the issuer thereof or borrower thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Parties” means the Trustee, the Notes Collateral Agent, the Holders of the Notes, the beneficiaries of each indemnification obligation undertaken by the Issuer or any Guarantor under any Security Document and the successors and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, Intercreditor Agreements and any joinders thereto, the other intercreditor agreements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating security interests in the Collateral as contemplated by the Indenture.

“Securitization Assets” means any properties, assets and revenue streams associated with the Americas Outdoor Advertising segment of the Issuer and its Subsidiaries, and any other assets related thereto, subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Subsidiary” means a Restricted Subsidiary or direct Wholly-Owned Subsidiary of Holdings (other than the Issuer) to which the Issuer or any of its Restricted Subsidiaries sells, conveys or otherwise transfers Securitization Assets and related assets that engages in no activities other than in connection with the ownership and financing of Securitization Assets, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Issuer or such other Person as provided below as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Issuer or any other Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to Holdings, the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer and (c) to which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Senior Credit Facilities” means (i) any ABL Facility and (ii) the General Credit Facilities.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain management companies associated with the Investors and the Issuer and/or any direct or indirect parent company, in substantially the form delivered to the Initial Purchasers prior to the Issue Date, and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Notes in any material respect than the agreement in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings (or any direct or indirect parent company of Holdings) or any of its Subsidiaries that the Issuer has determined in good faith to be customary in a securitization financing.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(1) the Existing Senior Notes and any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and

(2) the guarantee, if any, of a Guarantor of the Existing Senior Notes and any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Total Assets” means total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries as may be expressly stated.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Pledgor or that any Pledgor otherwise has the right to license, or granting to any Pledgor any right to use any trademark now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Pledgor and (b) all goodwill connected with the use of and symbolized thereby.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the Transactions.

“Transactions” means (a) the offering and issuance of the Notes for cash on the Issue Date and (b) the prepayment of our outstanding term loan A loans under the General Credit Facilities, using the proceeds of the Notes together with borrowings under the ABL Facility and cash on hand.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 1, 2016; provided, however, that if the period from the Redemption Date to March 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, such terms shall have the meanings given to such terms in the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation;

provided, however, that in each case, such determination is made on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“USPTO” means the United States Patent and Trademark Office.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY, DELIVERY AND FORM

The certificates representing the exchange notes will be issued in fully registered form without interest coupons. Except as set forth below, notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of exchange notes initially will be represented by one or more notes in registered global form without interest coupons (the “Global Notes”). The Global Note will be deposited upon issuance with the trustee, as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of holders of outstanding notes and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the applicable indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the applicable indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, any trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, any trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A Global Note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an event of default with respect to the notes under the applicable indenture and DTC shall have requested the issuance of Certificated Securities.

Certificated Securities may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the applicable indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of outstanding notes for exchange notes in the exchange offers. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of outstanding notes who hold the outstanding notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Outstanding Notes

The exchange of your outstanding notes for exchange notes in the exchange offers should not constitute an exchange for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange offers should have no United States federal income tax consequences to you if you exchange your outstanding notes for exchange notes. For example, there should be no change in your tax basis and your holding period should carry over to the exchange notes. In addition, the United States federal income tax consequences of holding and disposing of your exchange notes should be the same as those applicable to your outstanding notes.

The preceding discussion of certain United States federal income tax considerations of the exchange offers is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging outstanding notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received by it in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

CERTAIN CONSIDERATIONS APPLICABLE TO U.S. RETIREMENT PLANS AND ARRANGEMENTS

General Fiduciary Matters

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the “plan assets” of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Non-U.S. plans, U.S. governmental plans and certain U.S. church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code (as discussed below), may nevertheless be subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before exchanging outstanding notes to determine the suitability of the exchange notes for such plan and the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to exchange outstanding notes for exchange notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such an exchange and holding is in accordance with the documents and instruments governing the Plan and will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Section 4975 of the Code.

The fiduciary of a Plan that proposes to exchange its outstanding notes for exchange notes should consider, among other things, whether such exchange and holding may involve a prohibited transaction, including without limitation (i) the direct or indirect extension of credit between a Plan and a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Exchange and/or holding of the exchange notes by a Plan with respect to which the issuer, any guarantor, Bain Capital, THL, the trustee, or the exchange agent, among others, is or becomes a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the exchange notes are acquired and held in accordance with an applicable exemption.

Certain exemptions from the prohibited transaction rules could be applicable to the exchange of the outstanding notes for exchange notes and the holding of exchange notes by a Plan, depending on the type and circumstances of the fiduciary making the decision to participate in such exchange and the relationship of the party in interest or disqualified person to the Plan. Included among these exemptions are Section 408(b)(17) of

ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and non-fiduciary service providers to the Plan. In addition, the U.S. Department of Labor has issued certain administrative prohibited transaction exemptions that may apply to the exchange of outstanding notes for exchange notes and the holding of exchange notes, including Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”).

Each of these exemptions contains conditions and limitations on its application, and there can be no assurance that any Class Exemption or any other exemption will be available with respect to the exchange of outstanding notes for exchange notes or the holding of exchange notes.

Consultation with Counsel

The foregoing discussion is general in nature and is not intended to be comprehensive; by its offer of the exchange notes, the issuer makes no representation that the exchange of outstanding notes for exchange notes or the holding of exchange notes meets the relevant legal requirements with respect to any particular investor. The complexity of these rules, and the severity of potential penalties, make it particularly important that fiduciaries or other persons considering an exchange of outstanding notes for exchange notes on behalf of or with the plan assets of any Plan, or plan subject to Similar Law, consult with its counsel regarding the suitability of such exchange in light of such prospective participant’s particular circumstances.

Deemed Representation

By its acceptance of any exchange note or any interest therein, the exchanging party will be deemed to have represented, warranted and covenanted that either:

(1) no assets of a Plan or non-U.S., governmental or church plan have been used to tender an outstanding note for such exchange note or an interest therein; or

(2) the tender of an outstanding note for an exchange note or an interest therein by such person does not and will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any violation of Similar Law.

LEGAL MATTERS

Certain matters relating to the validity of the exchange notes will be passed upon on our behalf by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Bain Capital, THL and some of their respective affiliates in connection with various legal matters. Certain partners of Kirkland & Ellis LLP, through various entities, are investors in investment funds affiliated with Bain Capital and THL. Certain matters under Nevada law will be passed upon by Snell & Wilmer L.L.P. Certain matters under Washington law will be passed upon by Perkins Coie LLP. Certain matters under Ohio law will be passed upon by Keating Muething & Klekamp PLL. Certain matters under Texas law will be passed upon by Cox Smith Matthews Incorporated.

EXPERTS

The consolidated financial statements of Clear Channel Capital I, LLC and subsidiaries at December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. You can inspect and copy these reports, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s web site at http://www.sec.gov.

In addition, we make available, free of charge, on or through our web site, copies of such reports and other information. We maintain a web site at http://www.clearchannel.com. The information contained in or connected to our web site is not part of this prospectus unless expressly provided otherwise herein.

This prospectus summarizes documents that are not delivered herewith. Copies of such documents are available upon your request, without charge, by writing or telephoning us at:

Clear Channel Communications, Inc.

Attn: Investor Relations

200 East Basse Road

San Antonio, Texas 78209

(210) 822-2828

Report of Independent Registered Public Accounting Firm

The Member

Clear Channel Capital I, LLC

We have audited the accompanying consolidated balance sheets of Clear Channel Capital I, LLC and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive loss, changes in member’s deficit and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clear Channel Capital I, LLC and subsidiaries at December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 19, 2013 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Antonio, Texas

February 19, 2013

CONSOLIDATED BALANCE SHEETS OF

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

(In thousands)	December 31, 2012	December 31, 2011
CURRENT ASSETS
Cash and cash equivalents	$1,225,010	$1,228,682
Accounts receivable, net of allowance of $55,917 in 2012 and $63,098 in 2011	1,423,999	1,399,135
Prepaid expenses	177,590	161,317
Other current assets	167,208	196,151

Total Current Assets	2,993,807	2,985,285

PROPERTY, PLANT AND EQUIPMENT
Structures, net	1,890,693	1,950,437
Other property, plant and equipment, net	1,146,161	1,112,890

INTANGIBLE ASSETS AND GOODWILL
Indefinite-lived intangibles—licenses	2,423,979	2,411,367
Indefinite-lived intangibles—permits	1,070,720	1,105,704
Other intangibles, net	1,740,792	2,017,760
Goodwill	4,216,085	4,186,718

OTHER ASSETS
Other assets	810,476	771,878

Total Assets	$16,292,713	$16,542,039

CURRENT LIABILITIES
Accounts payable	$136,318	$121,575
Accrued expenses	772,963	735,152
Accrued interest	180,572	160,361
Current portion of long-term debt	381,728	268,638
Deferred income	172,672	143,236
Other current liabilities	137,889	—

Total Current Liabilities	1,782,142	1,428,962

Long-term debt	20,365,369	19,938,531
Deferred income taxes	1,689,876	1,938,599
Other long-term liabilities	450,517	707,888
Commitments and contingent liabilities (Note 7)

MEMBER’S DEFICIT
Noncontrolling interest	303,997	521,794
Member’s interest	2,135,842	2,129,575
Retained deficit	(10,281,746)	(9,857,267)
Accumulated other comprehensive loss	(153,284)	(266,043)

Total Member’s Deficit	(7,995,191)	(7,471,941)

Total Liabilities and Member’s Deficit	$16,292,713	$16,542,039

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS OF

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

(In thousands)	Years Ended December 31,
	2012	2011	2010
Revenue	$6,246,884	$6,161,352	$5,865,685

Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,496,550	2,504,036	2,381,647
Selling, general and administrative expenses (excludes depreciation and amortization)	1,673,447	1,617,258	1,570,212
Corporate expenses (excludes depreciation and amortization)	288,028	227,096	284,042
Depreciation and amortization	729,285	763,306	732,869
Impairment charges	37,651	7,614	15,364
Other operating income (expense)—net	48,127	12,682	(16,710)

Operating income	1,070,050	1,054,724	864,841
Interest expense	1,549,023	1,466,246	1,533,341
Loss on marketable securities	(4,580)	(4,827)	(6,490)
Equity in earnings of nonconsolidated affiliates	18,557	26,958	5,702
Gain (loss) on extinguishment of debt	(254,723)	(1,447)	60,289
Other income (expense)—net	250	(3,169)	(13,834)

Loss before income taxes	(719,469)	(394,007)	(622,833)
Income tax benefit	308,279	125,978	159,980

Consolidated net loss	(411,190)	(268,029)	(462,853)
Less amount attributable to noncontrolling interest	13,289	34,065	16,236

Net loss attributable to the Company	$(424,479)	$(302,094)	$(479,089)

Other comprehensive income, net of tax:
Foreign currency translation adjustments	40,242	(29,647)	26,301
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain (loss) on marketable securities	23,103	(224)	17,187
Unrealized holding gain on cash flow derivatives	52,112	33,775	15,112
Reclassification adjustment for realized loss on securities included in net loss and other	3,180	3,787	14,750

Other comprehensive income	118,637	7,691	73,350

Comprehensive loss	(305,842)	(294,403)	(405,739)
Less amount attributable to noncontrolling interest	5,878	4,324	8,857

Comprehensive loss attributable to the Company	$(311,720)	$(298,727)	$(414,596)

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S DEFICIT OF

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

	Controlling Interest
(In thousands, except share data)	Non- controlling Interest	Member’s Interest	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2009	$455,648	$2,109,007	$(9,076,084)	$(333,309)	$(6,844,738)
Net income (loss)	16,236	—	(479,089)	—	(462,853)
Shares issued through stock purchase agreement	—	5,000	—	—	5,000
Issuance (forfeiture) of restricted stock	792	(1,908)	—	—	(1,116)
Amortization of share-based compensation	12,046	22,200	—	—	34,246
Other	(2,659)	(5,916)	—	—	(8,575)
Other comprehensive income	8,857	—	—	64,493	73,350

Balances at December 31, 2010	$490,920	$2,128,383	$(9,555,173)	$(268,816)	$(7,204,686)
Net income (loss)	34,065	—	(302,094)	—	(268,029)
Issuance (forfeiture) of restricted stock	735	(305)	—	—	430
Amortization of share-based compensation	10,705	9,962	—	—	20,667
Purchases of additional noncontrolling interest	(14,428)	(5,492)	—	(594)	(20,514)
Other	(4,527)	(2,973)	—	—	(7,500)
Other comprehensive income	4,324	—	—	3,367	7,691

Balances at December 31, 2011	$521,794	$2,129,575	$(9,857,267)	$(266,043)	$(7,471,941)
Net income (loss)	13,289	—	(424,479)	—	(411,190)
Issuance (forfeiture) of restricted stock	6381	(3,290)	—	—	3,091
Amortization of share-based compensation	10,589	17,951	—	—	28,540
Purchases of additional noncontrolling interest	28	—	—	—	28
Dividend declared and paid ($6.0832/share)	(244,734)	—	—	—	(244,734)
Other	(9,228)	(8,394)	—	—	(17,622)
Other comprehensive income	5,878	—	—	112,759	118,637

Balances at December 31, 2012	$303,997	$2,135,842	$(10,281,746)	$(153,284)	$(7,995,191)

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS OF

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

(In thousands)	Years Ended December 31,
	2012	2011	2010

Cash flows from operating activities:
Consolidated net loss	$(411,190)	$(268,029)	$(462,853)

Reconciling items:
Impairment charges	37,651	7,614	15,364
Depreciation and amortization	729,285	763,306	732,869
Deferred taxes	(304,611)	(143,944)	(211,180)
Provision for doubtful accounts	11,715	13,723	23,118
Amortization of deferred financing charges and note discounts, net	164,097	188,034	214,950
Share-based compensation	28,540	20,667	34,246
(Gain) loss on disposal of operating and fixed assets	(48,127)	(12,682)	16,710
Loss on marketable securities	4,580	4,827	6,490
Equity in (earnings) of nonconsolidated affiliates	(18,557)	(26,958)	(5,702)
Loss (gain) on extinguishment of debt	254,723	1,447	(60,289)
Other reconciling items—net	17,800	16,120	26,090
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) in accounts receivable	(34,238)	(7,835)	(119,860)
Decrease in Federal income taxes receivable	—	—	132,309
Increase (decrease) in accrued expenses	34,874	(127,242)	117,432
(Decrease) in accounts payable and other liabilities	(19,048)	(15,131)	(6,924)
Increase in accrued interest	20,223	39,170	87,053
Increase (decrease) in deferred income	33,482	(10,776)	796
Changes in other operating assets and liabilities	(12,501)	(68,353)	41,754

Net cash provided by operating activities	488,698	373,958	582,373

Cash flows from investing activities:
Proceeds from sale of other investments	—	6,894	1,200
Purchases of businesses	(50,116)	(46,356)	—
Purchases of property, plant and equipment	(390,280)	(362,281)	(241,464)
Proceeds from disposal of assets	59,665	54,270	28,637
Purchases of other operating assets	(14,826)	(20,995)	(16,110)
Change in other—net	(1,464)	382	(12,460)

Net cash used for investing activities	(397,021)	(368,086)	(240,197)

Cash flows from financing activities:
Draws on credit facilities	604,563	55,000	198,670
Payments on credit facilities	(1,931,419)	(960,332)	(152,595)
Proceeds from long-term debt	4,917,643	1,731,266	145,639
Payments on long-term debt	(3,346,906)	(1,398,299)	(369,372)
Repurchases of long-term debt	—	(55,250)	(125,000)
Dividends paid	(244,734)	—	—
Deferred financing charges	(83,617)	(46,659)	—
Change in other—net	(10,879)	(23,842)	(2,586)

Net cash used for financing activities	(95,349)	(698,116)	(305,244)

Net increase (decrease) in cash and cash equivalents	(3,672)	(692,244)	36,932
Cash and cash equivalents at beginning of period	1,228,682	1,920,926	1,883,994

Cash and cash equivalents at end of period	$1,225,010	$1,228,682	$1,920,926

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for interest	$1,381,396	$1,260,767	$1,235,755
Cash paid during the year for taxes	52,517	81,162	—

See Notes to Consolidated Financial Statements

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the financial statements and related footnotes included in Item 8 of Part II of this Annual Report on Form 10-K are those of Clear Channel Capital I, LLC (the “Company” or the “Parent Company”), the direct parent of Clear Channel Communications, Inc., a Texas corporation (“Clear Channel” or “Subsidiary Issuer”), and contain certain footnote disclosures regarding the financial information of Clear Channel and Clear Channel’s domestic wholly-owned subsidiaries that guarantee certain of Clear Channel’s outstanding indebtedness.

Nature of Business

The Company is a limited liability company organized under Delaware law, with all of its interests being held by Clear Channel Capital II, LLC, a direct, wholly owned subsidiary of CC Media Holdings, Inc. (“CCMH”). CCMH was formed in May 2007 by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) for the purpose of acquiring the business of Clear Channel. The acquisition was completed on July 30, 2008 pursuant to the Agreement and Plan of Merger, dated November 16, 2006, as amended on April 18, 2007, May 17, 2007 and May 13, 2008 (the “Merger Agreement”).

Clear Channel is a wholly-owned subsidiary of the Company. Upon the consummation of the merger, CCMH became a public company and Clear Channel was no longer a public company. Prior to the acquisition, the Company had not conducted any activities, other than activities incident to its formation and in connection with the acquisition, and did not have any assets or liabilities, other than as related to the acquisition. Subsequent to the acquisition, Clear Channel became a direct, wholly-owned subsidiary of the Company and the business of the Company became that of Clear Channel and its subsidiaries. As a result, all of the operations of the Company are conducted by Clear Channel.

The Company’s reportable operating segments are Media and Entertainment (“CCME”), Americas outdoor advertising (“Americas outdoor”), and International outdoor advertising (“International outdoor”). The CCME segment provides media and entertainment services via broadcast and digital delivery. The Americas outdoor and International outdoor segments provide outdoor advertising services in their respective geographic regions using various digital and traditional display types. Included in the “Other” segment are the Company’s media representation business, Katz Media Group, as well as other general support services and initiatives, which are ancillary to its other businesses.

During the first quarter of 2012, and in connection with the appointment of the new chief executive officer of the Company’s indirect subsidiary, Clear Channel Outdoor Holdings, Inc. (“CCOH”), the Company reevaluated its segment reporting and determined that its Latin American operations were more appropriately aligned with the operations of its International outdoor advertising segment. As a result, the operations of Latin America are no longer reflected within the Company’s Americas outdoor advertising segment and are currently included in the results of its International outdoor advertising segment. Accordingly, the Company has recast the corresponding segment disclosures for prior periods.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes including, but not limited to, legal, tax and insurance accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Also included in the consolidated financial statements are entities for which the Company has a controlling financial interest or is the primary beneficiary. Investments in companies in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the Company are accounted for using the equity method of accounting. All significant intercompany accounts have been eliminated in consolidation.

Certain prior period amounts have been reclassified to conform to the 2012 presentation.

The Company owns certain radio stations which, under current Federal Communications Commission (“FCC”) rules, are not permitted or transferable. These radio stations were placed in a trust in order to comply with FCC rules at the time of the closing of the merger that resulted in the Company’s acquisition of Clear Channel. The Company is the beneficial owner of the trust, but the radio stations are managed by an independent trustee. The Company will have to divest all of these radio stations unless any stations may be owned by the Company under then-current FCC rules, in which case the trust will be terminated with respect to such stations. The trust agreement stipulates that the Company must fund any operating shortfalls of the trust activities, and any excess cash flow generated by the trust is distributed to the Company. The Company is also the beneficiary of proceeds from the sale of stations held in the trust. The Company consolidates the trust in accordance with ASC 810-10, which requires an enterprise involved with variable interest entities to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in the variable interest entity, as the trust was determined to be a variable interest entity and the Company is its primary beneficiary.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Allowance for Doubtful Accounts

The Company evaluates the collectability of its accounts receivable based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected. For all other customers, it recognizes reserves for bad debt based on historical experience of bad debts as a percent of revenue for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions. The Company believes its concentration of credit risk is limited due to the large number and the geographic diversification of its customers.

Purchase Accounting

The Company accounts for its business combinations under the acquisition method of accounting. The total cost of an acquisition is allocated to the underlying identifiable net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items. Various acquisition agreements may include contingent purchase consideration based on performance requirements of the investee. The Company accounts for these payments in conformity with the provisions of ASC 805-20-30, which establish the requirements related to recognition of certain assets and liabilities arising from contingencies.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

Buildings and improvements—10 to 39 years

Structures—5 to 15 years

Towers, transmitters and studio equipment—7 to 20 years

Furniture and other equipment—3 to 20 years

Leasehold improvements—shorter of economic life or lease term assuming renewal periods, if appropriate

For assets associated with a lease or contract, the assets are depreciated at the shorter of the economic life or the lease or contract term, assuming renewal periods, if appropriate. Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company tests for possible impairment of property, plant, and equipment whenever events and circumstances indicate that depreciable assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

Land Leases and Other Structure Licenses

Most of the Company’s outdoor advertising structures are located on leased land. Americas outdoor land leases are typically paid in advance for periods ranging from one to 12 months. International outdoor land leases are paid both in advance and in arrears, for periods ranging from one to 12 months. Most international street furniture display faces are operated through contracts with municipalities for up to 20 years. The leased land and street furniture contracts often include a percent of revenue to be paid along with a base rent payment. Prepaid land leases are recorded as an asset and expensed ratably over the related rental term and license and rent payments in arrears are recorded as an accrued liability.

Intangible Assets

The Company’s indefinite-lived intangible assets include FCC broadcast licenses in its CCME segment and billboard permits in its Americas outdoor advertising segment. The Company’s indefinite-lived intangible assets are not subject to amortization, but are tested for impairment at least annually. The Company tests for possible impairment of indefinite-lived intangible assets whenever events or changes in circumstances, such as a significant reduction in operating cash flow or a dramatic change in the manner for which the asset is intended to be used indicate that the carrying amount of the asset may not be recoverable.

The Company performs its annual impairment test for its FCC licenses and permits using a direct valuation technique as prescribed in ASC 805-20-S99. The Company engages Mesirow Financial Consulting LLC (“Mesirow Financial”), a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its FCC licenses and permits.

Other intangible assets include definite-lived intangible assets and permanent easements. The Company’s definite-lived intangible assets include primarily transit and street furniture contracts, talent and representation contracts, customer and advertiser relationships, and site-leases, all of which are amortized over the respective lives of the agreements, or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. The Company periodically reviews the appropriateness of the amortization

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

periods related to its definite-lived intangible assets. These assets are recorded at cost. Permanent easements are indefinite-lived intangible assets which include certain rights to use real property not owned by the Company.

The Company tests for possible impairment of other intangible assets whenever events and circumstances indicate that they might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

Goodwill

At least annually, the Company performs its impairment test for each reporting unit’s goodwill. In 2012, the Company used a discounted cash flow model to determine if the carrying value of the reporting unit, including goodwill, is less than the fair value of the reporting unit. The Company identified its reporting units in accordance with ASC 350-20-55. The U.S. radio markets are aggregated into a single reporting unit and the Company’s U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test. The Company also determined that within its Americas outdoor segment, Canada constitutes a separate reporting unit and each country in its International outdoor segment constitutes a separate reporting unit. The Company had no impairment of goodwill for 2012.

In 2011, the Company utilized the option to assess qualitative factors under ASC 350-20-35 to determine whether it was more likely than not that the fair value of its reporting units was less than their carrying amounts, including goodwill. If, after the qualitative approach, further testing is required, the Company used a discounted cash flow model to determine if the carrying value of the reporting unit, including goodwill, was less than the fair value of the reporting unit. The Company recognized a non-cash impairment charge of $1.1 million to reduce goodwill in one country within its International outdoor segment for 2011. The Company performed its annual goodwill impairment test during 2010, and recognized a non-cash impairment charge of $2.1 million related to a specific reporting unit in its International outdoor segment. See Note 2 for further discussion.

Nonconsolidated Affiliates

In general, investments in which the Company owns 20 percent to 50 percent of the common stock or otherwise exercises significant influence over the investee are accounted for under the equity method. The Company does not recognize gains or losses upon the issuance of securities by any of its equity method investees. The Company reviews the value of equity method investments and records impairment charges in the statement of operations as a component of “Equity in earnings (loss) of nonconsolidated affiliates” for any decline in value that is determined to be other-than-temporary.

For 2010, the Company recorded non-cash impairment charges of $8.3 million related to certain equity investments in its International outdoor segment.

Other Investments

Other investments are composed primarily of equity securities. These securities are classified as available-for-sale or trading and are carried at fair value based on quoted market prices. Securities are carried at historical value when quoted market prices are unavailable. The net unrealized gains or losses on the available-for-sale securities, net of tax, are reported in accumulated other comprehensive loss as a component of member’s deficit. In addition, the Company holds investments that do not have quoted market prices. The Company periodically assesses the value of available-for-sale and non-marketable securities and records impairment charges in the statement of comprehensive loss for any decline in value that is determined to be other-than-temporary. The average cost method is used to compute the realized gains and losses on sales of equity securities.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company periodically assesses the value of its available-for-sale securities. Based on these assessments, the Company concluded that other-than-temporary impairments existed at December 31, 2012, 2011 and 2010 and recorded non-cash impairment charges of $4.6 million, $4.8 million and $6.5 million, respectively, during each of these years. Such charges are recorded on the statement of operations in “Loss on marketable securities”.

Derivative Instruments and Hedging Activities

The provisions of ASC 815-10 require the Company to recognize its interest rate swap agreement as either an asset or liability in the consolidated balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship, and further, on the type of hedging relationship. The interest rate swap is designated and qualifies as a hedging instrument, and is characterized as a cash flow hedge. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. The Company formally assesses, both at inception and at least quarterly thereafter, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in either the fair value or cash flows of the hedged item. If a derivative ceases to be a highly effective hedge, the Company discontinues hedge accounting.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities, and short-term borrowings approximated their fair values at December 31, 2012 and 2011.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not that some portion or the entire asset will not be realized. As all earnings from the Company’s foreign operations are permanently reinvested and not distributed, the Company’s income tax provision does not include additional U.S. taxes on foreign operations. It is not practical to determine the amount of Federal income taxes, if any, that might become due in the event that the earnings were distributed.

Revenue Recognition

CCME revenue is recognized as advertisements or programs are broadcast and is generally billed monthly. Outdoor advertising contracts typically cover periods of a few weeks up to one year and are generally billed monthly. Revenue for outdoor advertising space rental is recognized ratably over the term of the contract. Advertising revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company’s media and entertainment and outdoor operations. Payments received in advance of being earned are recorded as deferred income. Revenue arrangements typically contain multiple products and services and revenues are allocated based on the relative fair value of each delivered item and recognized in accordance with the applicable revenue recognition criteria for the specific unit of accounting.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Barter transactions represent the exchange of advertising spots or display space for merchandise or services. These transactions are recorded at the estimated fair market value of the advertising spots or display space or the fair value of the merchandise or services received, whichever is most readily determinable. Revenue is recognized on barter and trade transactions when the advertisements are broadcasted or displayed. Expenses are recorded ratably over a period that estimates when the merchandise or service received is utilized, or when the event occurs. Barter and trade revenues and expenses from continuing operations are included in consolidated revenue and selling, general and administrative expenses, respectively. Barter and trade revenues and expenses from continuing operations were as follows:

(In millions)	Years Ended December 31,
	2012	2011	2010
Barter and trade revenues	$56.5	$61.2	$67.0
Barter and trade expenses	58.8	63.4	66.4

Advertising Expense

The Company records advertising expense as it is incurred. Advertising expenses were $113.4 million, $92.2 million and $82.0 million for the years ended December 31, 2012, 2011 and 2010, respectively.

Share-Based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award. For awards that vest based on service conditions, this cost is recognized as expense on a straight-line basis over the vesting period. For awards that will vest based on market or performance conditions, this cost will be recognized when it becomes probable that the performance conditions will be satisfied. Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors.

The Company does not have any equity incentive plans under which it grants stock awards to employees. Employees of subsidiaries of the Company receive equity awards from CCMH’s equity incentive plan or CCOH’s equity incentive plan. Prior to the merger, Clear Channel granted equity awards to its employees under its own equity incentive plans.

Foreign Currency

Results of operations for foreign subsidiaries and foreign equity investees are translated into U.S. dollars using the average exchange rates during the year. The assets and liabilities of those subsidiaries and investees are translated into U.S. dollars using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of shareholders’ equity, “Accumulated other comprehensive income (loss)”. Foreign currency transaction gains and losses are included in operations.

New Accounting Pronouncements

In September 2011, the FASB issued ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment. Under the revised guidance, entities testing goodwill for impairment have the option of performing a qualitative assessment before calculating the fair value of the reporting unit (i.e., step 1 of the goodwill impairment test). If entities determine, on the basis of qualitative factors, that the fair value of the reporting unit is more likely than not less than the carrying amount, the two-step impairment test would be required. The ASU does not change how goodwill is calculated or assigned to reporting units, nor does it revise the requirement to test goodwill annually for impairment. The amendments are effective for annual and interim

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company early adopted the provisions of this ASU as of October 1, 2011 with no material impact to its financial position or results of operations. However, for its annual impairment test as of October 1, 2012, the Company elected to perform a quantitative assessment and applied the two-step impairment test.

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, Disclosures about Offsetting Assets and Liabilities (ASC 210). Under the ASU, new disclosures will be required for recognized financial instruments and derivative instruments that are either offset on the balance sheet in accordance with the offsetting guidance in ASC 210-20-45 or ASC 815-10-45, or are subject to an enforceable master netting arrangement or similar agreement, regardless of whether they are offset in accordance with the offsetting guidance. The disclosure requirements will be effective for periods beginning on or after January 1, 2013, and are to be applied retrospectively. The Company does not expect the provisions of ASU 2011-11 to have a material effect on its financial position or results of operations.

In July 2012, the FASB issued ASU No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. The ASU gives entities the option to first perform a qualitative assessment to determine whether the existence of events and circumstances indicate that it is more likely than not (a likelihood of more than 50%) that an indefinite-lived intangible asset is impaired. If an entity determines that it is more likely than not that the fair value of such an asset exceeds its carrying amount, it would not need to calculate the fair value of the asset in that year. However, if an entity concludes otherwise, it must calculate the fair value of the asset, compare that value with its carrying amount and record an impairment charge, if any. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company did not early adopt the provisions of this ASU during 2012 in connection with its annual impairment test for indefinite-lived intangibles. The Company does not expect the provisions of ASU 2012-02 to have a material effect on its financial position or results of operations.

NOTE 2 - PROPERTY, PLANT AND EQUIPMENT, INTANGIBLE ASSETS AND GOODWILL

Acquisitions

During 2012, a wholly owned subsidiary of the Company completed the acquisition of WOR-AM in New York City for $30.0 million and WFNX-FM in Boston for $14.5 million. These acquisitions resulted in an aggregate increase of $5.3 million to property plant and equipment, $15.2 million to intangible assets and $24.7 million to goodwill, in addition to $0.7 million of assumed liabilities.

During 2011, a wholly owned subsidiary of the Company purchased a complementary traffic operation to its existing traffic business for $24.3 million. Immediately after closing, the acquired subsidiaries repaid pre-existing, intercompany debt owed in the amount of $95.0 million. The acquisition resulted in an increase of $17.2 million to property, plant and equipment, $35.0 million to intangible assets and $70.6 million to goodwill. During 2011, a subsidiary of the Company also acquired Brouwer& Partners, a street furniture business in Holland, for $12.5 million.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Property, Plant and Equipment

The Company’s property, plant and equipment consisted of the following classes of assets at December 31, 2012 and 2011, respectively.

(In thousands)	December 31, 2012	December 31, 2011
Land, buildings and improvements	$685,431	$657,346
Structures	2,949,458	2,783,434
Towers, transmitters and studio equipment	427,679	400,832
Furniture and other equipment	431,757	365,137
Construction in progress	105,394	68,658

	4,599,719	4,275,407
Less: accumulated depreciation	1,562,865	1,212,080

Property, plant and equipment, net	$3,036,854	$3,063,327

The Company impaired outdoor advertising structures in its Americas outdoor segment by $1.7 million and $4.0 million during 2012 and 2010, respectively.

Indefinite-lived Intangible Assets

The Company’s indefinite-lived intangible assets consist of FCC broadcast licenses and billboard permits. FCC broadcast licenses are granted to radio stations for up to eight years under the Telecommunications Act of 1996 (the “Act”). The Act requires the FCC to renew a broadcast license if the FCC finds that the station has served the public interest, convenience and necessity, there have been no serious violations of either the Communications Act of 1934 or the FCC’s rules and regulations by the licensee, and there have been no other serious violations which taken together constitute a pattern of abuse. The licenses may be renewed indefinitely at little or no cost. The Company does not believe that the technology of wireless broadcasting will be replaced in the foreseeable future.

The Company’s billboard permits are granted for the right to operate an advertising structure at the specified location as long as the structure is in compliance with the laws and regulations of each jurisdiction. The Company’s permits are located on owned land, leased land or land for which we have acquired permanent easements. In cases where the Company’s permits are located on leased land, the leases typically have initial terms of between 10 and 20 years and renew indefinitely, with rental payments generally escalating at an inflation-based index. If the Company loses its lease, the Company will typically obtain permission to relocate the permit or bank it with the municipality for future use. Due to significant differences in both business practices and regulations, billboards in the International outdoor segment are subject to long-term, finite contracts unlike the Company’s permits in the United States and Canada. Accordingly, there are no indefinite-lived intangible assets in the International outdoor segment.

The impairment tests for indefinite-lived intangible assets consist of a comparison between the fair value of the indefinite-lived intangible asset at the market level with its carrying amount. If the carrying amount of the indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the indefinite-lived asset is its new accounting basis. The fair value of the indefinite-lived asset is determined using the direct valuation method as prescribed in ASC 805-20-S99. Under the direct valuation method, the fair value of the indefinite-lived assets is calculated at the market level as prescribed by ASC 350-30-35. The Company engaged Mesirow Financial, a third-party valuation firm, to assist it in the development of the assumptions and the Company’s determination of the fair value of its indefinite-lived intangible assets.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The application of the direct valuation method attempts to isolate the income that is properly attributable to the indefinite-lived intangible asset alone (that is, apart from tangible and identified intangible assets and goodwill). It is based upon modeling a hypothetical “greenfield” build-up to a “normalized” enterprise that, by design, lacks inherent goodwill and whose only other assets have essentially been paid for (or added) as part of the build-up process. The Company forecasts revenue, expenses, and cash flows over a ten-year period for each of its markets in its application of the direct valuation method. The Company also calculates a “normalized” residual year which represents the perpetual cash flows of each market. The residual year cash flow was capitalized to arrive at the terminal value of the licenses in each market.

Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as part of a going concern business, the buyer hypothetically develops indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flow model which results in value that is directly attributable to the indefinite-lived intangible assets.

The key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average FCC license or billboard permit within a market.

Annual Impairment Test to FCC Licenses and Billboard Permits

The Company performs its annual impairment test on October 1 of each year.

During 2012, the Company recognized a $35.9 million impairment charge related to billboard permits in certain markets due to a change in the Company’s forecast of revenue growth within the markets. During 2011, the Company recognized a $6.5 million impairment charge related to billboard permits in one market due to significant declines in permit value resulting from flat revenues, a slight decline in margin and increased capital expenditures within the market. There was no impairment of FCC licenses during 2012 or 2011. During 2010, although the aggregate fair values of FCC licenses and billboard permits increased, certain markets experienced continuing declines. As a result, impairment charges were recorded in 2010 for FCC licenses and billboard permits of $0.5 million and $4.8 million, respectively.

Other Intangible Assets

Other intangible assets include definite-lived intangible assets and permanent easements. The Company’s definite-lived intangible assets include primarily transit and street furniture contracts, talent and representation contracts, customer and advertiser relationships, and site-leases, all of which are amortized over the respective lives of the agreements, or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. Permanent easements are indefinite-lived intangible assets which include certain rights to use real property not owned by the Company. There were no impairments of other intangible assets for the years ended December 31, 2012 and 2011. The Company impaired certain definite-lived intangible assets primarily related to a talent contract in its CCME segment by $3.9 million in 2010.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents the gross carrying amount and accumulated amortization for each major class of other intangible assets at December 31, 2012 and 2011, respectively:

(In thousands)	December 31, 2012		December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Transit, street furniture and other outdoor contractual rights	$785,303	$(403,955)	$773,238	$(329,563)
Customer / advertiser relationships	1,210,245	(526,197)	1,210,269	(409,794)
Talent contracts	344,255	(177,527)	347,489	(139,154)
Representation contracts	243,970	(171,069)	237,451	(137,058)
Permanent easements	173,374	—	171,918	—
Other	387,973	(125,580)	389,060	(96,096)

Total	$3,145,120	$(1,404,328)	$3,129,425	$(1,111,665)

Total amortization expense related to definite-lived intangible assets was $300.0 million, $328.3 million and $332.3 million for the years ended December 31, 2012, 2011 and 2010, respectively.

As acquisitions and dispositions occur in the future, amortization expense may vary. The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets:

(In thousands)
2013	$283,942
2014	264,221
2015	239,211
2016	223,293
2017	196,681

Annual Impairment Test to Goodwill

The Company performs its annual impairment test on October 1 of each year. Each of the Company’s U.S. radio markets and outdoor advertising markets are components. The U.S. radio markets are aggregated into a single reporting unit and the U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test using the guidance in ASC 350-20-55. The Company also determined that within its Americas outdoor segment, Canada constitutes a separate reporting unit and each country in its International outdoor segment constitutes a separate reporting unit.

The goodwill impairment test is a two-step process. The first step, used to screen for potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If applicable, the second step, used to measure the amount of the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill.

Each of the Company’s reporting units is valued using a discounted cash flow model which requires estimating future cash flows expected to be generated from the reporting unit, discounted to their present value using a risk-adjusted discount rate. Terminal values were also estimated and discounted to their present value. Assessing the recoverability of goodwill requires the Company to make estimates and assumptions about sales, operating margins, growth rates and discount rates based on its budgets, business plans, economic projections, anticipated

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

future cash flows and marketplace data. There are inherent uncertainties related to these factors and management’s judgment in applying these factors. The Company recognized no goodwill impairment for the year ended December 31, 2012.

In 2011, the Company utilized the option to assess qualitative factors under ASC 350-20-35 to determine whether it was more likely than not that the fair value of its reporting units was less than their carrying amounts, including goodwill. Based on a qualitative assessment, the Company concluded that no further testing of goodwill for impairment was required for its CCME reporting unit and for all of the reporting units within its Americas outdoor segment. Further testing was required for four of the countries within its International outdoor segment.

If further testing of goodwill for impairment is required after assessing qualitative factors, the Company follows the two-step impairment testing approach in accordance with ASC 350-20-35. The first step, used to screen for potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If applicable, the second step, used to measure the amount of the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. For the year ended December 31, 2011, the Company recognized a non-cash impairment charge to goodwill of $1.1 million due to a decline in the fair value of one country within the Company’s International outdoor segment.

For the year ended December 31, 2010, the Company performed a quantitative assessment as of October 1, 2010 and recognized a non-cash impairment charge to goodwill of $2.1 million due to a decline in fair value in one country within the Company’s International outdoor segment.

The following table presents the changes in the carrying amount of goodwill in each of the Company’s reportable segments. The provisions of ASC 350-20-50-1 require the disclosure of cumulative impairment. As a result of the merger, a new basis in goodwill was recorded in accordance with ASC 805-10. All impairments shown in the table below have been recorded subsequent to the merger and, therefore, do not include any pre-merger impairment.

(In thousands)	CCME	Americas Outdoor Advertising	International Outdoor Advertising	Other	Consolidated
Balance as of December 31, 2010	$3,140,198	$571,932	$290,310	$116,886	$4,119,326
Impairment	—	—	(1,146)	—	(1,146)
Acquisitions	82,844	—	2,995	212	86,051
Dispositions	(10,542)	—	—	—	(10,542)
Foreign currency	—	—	(6,898)	—	(6,898)
Other	(73)	—	—	—	(73)

Balance as of December 31, 2011	$3,212,427	$571,932	$285,261	$117,098	$4,186,718
Acquisitions	24,842	—	—	51	24,893
Dispositions	(489)	—	(2,729)	—	(3,218)
Foreign currency	—	—	7,784	—	7,784
Other	(92)	—	—	—	(92)

Balance as of December 31, 2012	$3,236,688	$571,932	$290,316	$117,149	$4,216,085

The balance at December 31, 2010 is net of cumulative impairments of $3.5 billion, $2.6 billion, $314.8 million and $212.0 million in the Company’s CCME, Americas outdoor, International outdoor and Other segments, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 - INVESTMENTS

The Company’s most significant investments in nonconsolidated affiliates are listed below:

Australian Radio Network

The Company owns a fifty-percent (50%) interest in Australian Radio Network (“ARN”), an Australian company that owns and operates radio stations in Australia and New Zealand.

Summarized Financial Information

The following table summarizes the Company’s investments in nonconsolidated affiliates:

(In thousands)	ARN	All Others	Total
Balance at December 31, 2010	$342,785	$14,966	$357,751
Cash advances (repayments)	—	(929)	(929)
Dispositions of investments, net	—	(6,316)	(6,316)
Equity in earnings	20,958	6,000	26,958
Foreign currency transaction adjustment	(153)	—	(153)
Foreign currency translation adjustment	(1,125)	290	(835)
Distributions received	(15,088)	(1,701)	(16,789)
Other	—	—	—

Balance at December 31, 2011	$347,377	$12,310	$359,687
Cash advances (repayments)	(8,758)	3,082	(5,676)
Acquisitions of investments, net	—	2,704	2,704
Equity in earnings (loss)	18,621	(64)	18,557
Foreign currency transaction adjustment	(1,189)	—	(1,189)
Foreign currency translation adjustment	8,085	(10)	8,075
Distributions received	(11,074)	(642)	(11,716)
Other	—	470	470

Balance at December 31, 2012	$353,062	$17,850	$370,912

The investments in the table above are not consolidated, but are accounted for under the equity method of accounting, whereby the Company records its investments in these entities in the balance sheet as “Other assets.” The Company’s interests in their operations are recorded in the statement of comprehensive loss as “Equity in earnings of nonconsolidated affiliates.”

NOTE 4 - ASSET RETIREMENT OBLIGATION

The Company’s asset retirement obligation is reported in “Other long-term liabilities” with the current portion recorded in “Accrued liabilities” and relates to its obligation to dismantle and remove outdoor advertising displays from leased land and to reclaim the site to its original condition upon the termination or non-renewal of a lease. When the liability is recorded, the cost is capitalized as part of the related long-lived assets’ carrying value. Due to the high rate of lease renewals over a long period of time, the calculation assumes that all related assets will be removed at some period over the next 50 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk adjusted credit rate for the same period.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents the activity related to the Company’s asset retirement obligation:

(In thousands)	Years Ended December 31,
	2012	2011
Beginning balance	$51,295	$52,099
Adjustment due to change in estimate of related costs	3,570	(3,174)
Accretion of liability	4,920	5,001
Liabilities settled	(2,936)	(2,631)

Ending balance	$56,849	$51,295

NOTE 5 - LONG-TERM DEBT

Long-term debt at December 31, 2012 and 2011 consisted of the following:

(In thousands)	December 31, 2012	December 31, 2011
Senior Secured Credit Facilities:
Term Loan A Facility Due 2014	$846,890	$1,087,090
Term Loan B Facility Due 2016	7,714,843	8,735,912
Term Loan C—Asset Sale Facility Due 2016 (1)	513,732	670,845
Revolving Credit Facility Due 2014	—	1,325,550
Delayed Draw Term Loan Facilities Due 2016	—	976,776
Receivables Based Facility Due 2014	—	—
Priority Guarantee Notes Due 2019	1,999,815	—
Priority Guarantee Notes Due 2021	1,750,000	1,750,000
Other Secured Subsidiary Debt	25,507	30,976

Total Consolidated Secured Debt	12,850,787	14,577,149
Senior Cash Pay Notes Due 2016	796,250	796,250
Senior Toggle Notes Due 2016	829,831	829,831
Clear Channel Senior Notes:
5.0% Senior Notes Due 2012	—	249,851
5.75% Senior Notes Due 2013	312,109	312,109
5.5% Senior Notes Due 2014	461,455	461,455
4.9% Senior Notes Due 2015	250,000	250,000
5.5% Senior Notes Due 2016	250,000	250,000
6.875% Senior Notes Due 2018	175,000	175,000
7.25% Senior Notes Due 2027	300,000	300,000
Subsidiary Senior Notes:
9.25 % Series A Senior Notes Due 2017	—	500,000
9.25 % Series B Senior Notes Due 2017	—	2,000,000
6.5 % Series A Senior Notes Due 2022	735,750	—
6.5 % Series B Senior Notes Due 2022	1,989,250	—
Subsidiary Senior Subordinated Notes:
7.625 % Series A Senior Notes Due 2020	275,000	—
7.625 % Series B Senior Notes Due 2020	1,925,000	—
Other Clear Channel Subsidiary Debt	5,586	19,860
Purchase accounting adjustments and original issue discount	(408,921)	(514,336)

	20,747,097	20,207,169
Less: current portion	381,728	268,638

Total long-term debt	$20,365,369	$19,938,531

(1)	Term Loan C is subject to an amortization schedule with the final payment due 2016.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company’s weighted average interest rates at December 31, 2012 and 2011 were 6.7% and 6.2%, respectively. The aggregate market value of the Company’s debt based on market prices for which quotes were available was approximately $18.6 billion and $16.2 billion at December 31, 2012 and 2011, respectively. Under the fair value hierarchy established by ASC 820-10-35, the market value of the Company’s debt is classified as Level 1.

The Company and its subsidiaries have from time to time repurchased certain debt obligations of Clear Channel and outstanding equity securities of CCMH and CCOH, and may in the future, as part of various financing and investment strategies, purchase additional outstanding indebtedness of Clear Channel or its subsidiaries or CCMH’s outstanding equity securities or outstanding equity securities of CCOH, in tender offers, open market purchases, privately negotiated transactions or otherwise. The Company or its subsidiaries may also sell certain assets or properties and use the proceeds to reduce its indebtedness. These purchases or sales, if any, could have a material positive or negative impact on the Company’s liquidity available to repay outstanding debt obligations or on the Company’s consolidated results of operations. These transactions could also require or result in amendments to the agreements governing outstanding debt obligations or changes in the Company’s leverage or other financial ratios, which could have a material positive or negative impact on the Company’s ability to comply with the covenants contained in Clear Channel’s debt agreements. These transactions, if any, will depend on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Senior Secured Credit Facilities

As of December 31, 2012, Clear Channel had a total of $9,075.5 million outstanding under its senior secured credit facilities, consisting of:

•	an $846.9 million term loan A facility which matures in July 2014;

•	a $7,714.9 million term loan B facility which matures in January 2016; and

•	a $513.7 million term loan C—asset sale facility, subject to reduction as described below, which matures in January 2016.

Clear Channel may raise incremental term loans of up to (a) $1.5 billion, plus (b) the excess, if any, of (x) 0.65 times pro forma consolidated EBITDA (as calculated in the manner provided in the senior secured credit facilities documentation), over (y) $1.5 billion, plus (c) the aggregate amount of certain principal prepayments made in respect of the term loans under the senior secured credit facilities. Availability of such incremental term loans is subject, among other things, to the absence of any default, pro forma compliance with the financial covenant and the receipt of commitments by existing or additional financial institutions.

Clear Channel is the primary borrower under the senior secured credit facilities, except that certain of its domestic restricted subsidiaries are co-borrowers under a portion of the term loan facilities.

Interest Rate and Fees

Borrowings under Clear Channel’s senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at Clear Channel’s option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent or (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The margin percentages applicable to the term loan facilities are the following percentages per annum:

•	with respect to loans under the term loan A facility, (i) 2.40% in the case of base rate loans and (ii) 3.40% in the case of Eurocurrency rate loans; and

•	with respect to loans under the term loan B facility, term loan C—asset sale facility, (i) 2.65%, in the case of base rate loans and (ii) 3.65%, in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon Clear Channel’s leverage ratio.

Prepayments

The senior secured credit facilities require Clear Channel to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage may be reduced to 25% and to 0% based upon Clear Channel’s leverage ratio) of Clear Channel’s annual excess cash flow (as calculated in accordance with the senior secured credit facilities), less any voluntary prepayments of term loans and subject to customary credits;

•	100% of the net cash proceeds of sales or other dispositions of specified assets being marketed for sale (including casualty and condemnation events), subject to certain exceptions;

•

100% (which percentage may be reduced to 75% and 50% based upon Clear Channel’s leverage ratio) of the net cash proceeds of sales or other dispositions by Clear Channel or its wholly-owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions;

•

100% of the net cash proceeds of (i) any incurrence of certain debt, other than debt permitted under Clear Channel’s senior secured credit facilities. (ii) certain securitization financing and (iii) certain issuances of Permitted Additional Notes (as defined in the senior secured credit facilities) and (iv) certain issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes (as defined in the senior secured credit facilities); and

•	Net Cash Proceeds received by Clear Channel as dividends or distributions from indebtedness incurred at CCOH provided that the Consolidated Leverage Ratio of CCOH is no greater than 7.00 to 1.00.

The foregoing prepayments with the net cash proceeds of any incurrence of certain debt, other than debt permitted under Clear Channel’s senior secured credit facilities, certain securitization financing, issuances of Permitted Additional Notes and annual excess cash flow will be applied, at Clear Channel’s option, to the term loans (on a pro rata basis, other than that non-extended classes of term loans may be prepaid prior to any corresponding extended class), in each case (i) first to the term loans other than the term loan C—asset sale facility loans (on a pro rata basis) and (ii) second to the term loan C—asset sale facility loans, in each case to the remaining installments thereof in direct order of maturity. The foregoing prepayments with net cash proceeds of issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes and Net Cash Proceeds received by Clear Channel as a distribution from indebtedness incurred by CCOH will be applied (i) to the term loan A in a manner determined by Clear Channel, and (ii) to the term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity. The foregoing prepayments with the net cash proceeds of the sale of assets (including casualty and condemnation events) will be applied (i) first to the term loan C—asset sale facility loans and (ii) second to the other term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity.

Clear Channel may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Amendments

During the fourth quarter of 2012, Clear Channel amended the terms of its senior secured credit facilities (the “Amendments”). The Amendments, among other things: (i) permit exchange offers of term loans for new debt securities in an aggregate principal amount of up to $5.0 billion (including the $2.0 billion issued as described under “Refinancing Transactions” below); (ii) provide Clear Channel with greater flexibility to prepay tranche A term loans; (iii) following the repayment or extension of all tranche A term loans, permit below par non-pro rata purchases of term loans pursuant to customary Dutch auction procedures whereby all lenders of the class of term loans offered to be purchased will be offered an opportunity to participate; (iv) following the repayment or extension of all tranche A term loans, permit the repurchase of junior debt maturing before January 2016 with cash on hand in an amount not to exceed $200.0 million; (v) combine the term loan B, the delayed draw term loan 1 and the delayed draw term loan 2 under the senior secured credit facilities; (vi) preserve revolving credit facility capacity in the event Clear Channel repays all amounts outstanding under the revolving credit facility; and (vii) eliminate certain restrictions on the ability of CCOH and its subsidiaries to incur debt. On October 31, 2012, Clear Channel repaid and permanently cancelled the commitments under its revolving credit facility, which was set to mature July 2014.

Collateral and Guarantees

The senior secured credit facilities are guaranteed by Clear Channel and each of Clear Channel’s existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing the Clear Channel senior notes, and other exceptions, by:

•	a lien on the capital stock of Clear Channel;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing the Clear Channel senior notes;

•	certain assets that do not constitute “principal property” (as defined in the indenture governing the Clear Channel senior notes);

•

certain specified assets of Clear Channel and the guarantors that constitute “principal property” (as defined in the indenture governing the Clear Channel senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing the Clear Channel senior notes; and

•

a lien on the accounts receivable and related assets securing Clear Channel’s receivables based credit facility that is junior to the lien securing Clear Channel’s obligations under such credit facility.

Certain Covenants and Events of Default

The senior secured credit facilities require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA for the preceding four quarters. Clear Channel’s secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt. Clear Channel’s consolidated EBITDA for the preceding four quarters of $2.0 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net, plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $80.2 million related to costs incurred in connection with the closure and/or consolidation of facilities, retention

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

charges, consulting fees and other permitted activities; (ii) an increase of $51.0 million for non-recurring or unusual gains or losses; (iii) an increase of $45.5 million for non-cash items; (iv) an increase of $18.5 million for various other items; and (v) an increase of $20.1 million for cash received from nonconsolidated affiliates. The maximum ratio under this financial covenant is currently set at 9.5:1 and reduces to 9.25:1, 9:1 and 8.75:1 for the quarters ended June 30, 2013, December 31, 2013 and December 31, 2014, respectively. At December 31, 2012, the ratio was 5.9:1.

In addition, the senior secured credit facilities include negative covenants that, subject to significant exceptions, limit Clear Channel’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase Clear Channel’s capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

The senior secured credit facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, the invalidity of material provisions of the senior secured credit facilities documentation, the failure of collateral under the security documents for the senior secured credit facilities, the failure of the senior secured credit facilities to be senior debt under the subordination provisions of certain of Clear Channel’s subordinated debt and a change of control. If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Receivables Based Credit Facility

As of December 31, 2012, Clear Channel had no borrowings outstanding under Clear Channel’s receivables based credit facility. On June 8, 2011, Clear Channel made a voluntary paydown of all amounts outstanding under this facility using cash on hand. Clear Channel’s voluntary paydown did not reduce its commitments under this facility and Clear Channel may reborrow under this facility at any time. The agreement was amended and restated on December 24, 2012.

The receivables based credit facility provides revolving credit commitments of $535.0 million, subject to a borrowing base. The borrowing base at any time equals 90% of the eligible accounts receivable of Clear Channel and certain of its subsidiaries. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Clear Channel and certain subsidiary borrowers are the borrowers under the receivables based credit facility. Clear Channel has the ability to designate one or more of its restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans and letters of credit are available in U.S. dollars.

Interest Rate and Fees

Borrowings under the receivables based credit facility bear interest at a rate per annum equal to an applicable margin plus, at Clear Channel’s option, either (i) a base rate determined by reference to the highest of (a) the prime rate of Citibank, N.A. and (b) the Federal Funds rate plus 0.50% or (ii) a Eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for the interest period relevant to such borrowing. The initial applicable margin for borrowings under the receivables based credit facility is 1.75% with respect to Eurocurrency borrowings and 0.75% with respect to base-rate borrowings. The applicable margin for borrowings under the receivables based credit facility ranges from 1.50% to 2.00% for Eurocurrency borrowings and from 0.50% to 1.00% for base-rate borrowings, depending on average excess availability under the receivables based credit facility during the prior fiscal quarter.

In addition to paying interest on outstanding principal under the receivables based credit facility, Clear Channel is required to pay a commitment fee to the lenders under the receivables based credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.375% per annum. The commitment fee rate will be reduced to 0.25% per annum at any time when the average daily unused commitments for the prior quarter is less than 50% of total commitments. Clear Channel must also pay customary letter of credit fees.

Maturity

Borrowings under the receivables based credit facility will mature, and lending commitments thereunder will terminate, on the fifth anniversary of the effectiveness of the receivables based credit facility (December 24, 2017), provided that, (a) the maturity date will be October 31, 2015 if on October 30, 2015, greater than $500.0 million in aggregate principal amount is owing under certain of Clear Channel’s term loan credit facilities, (b) the maturity date will be May 3, 2016 if on May 2, 2016 greater than $500.0 million aggregate principal amount of Clear Channel’s 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016 are outstanding and (c) in the case of any debt under clauses (a) and (b) that is amended or refinanced in any manner that extends the maturity date of such debt to a date that is on or before the date that is five years after the effectiveness of the receivables based credit facility, the maturity date will be one day prior to the maturity date of such debt after giving effect to such amendment or refinancing if greater than $500,000,000 in aggregate principal amount of such debt is outstanding.

Prepayments

If at any time the sum of the outstanding amounts under the receivables based credit facility exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the facility, Clear Channel will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess. Clear Channel may voluntarily repay outstanding loans under the receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans. Any voluntary prepayments Clear Channel makes will not reduce its commitments under the receivables based credit facility.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Guarantees and Security

The facility is guaranteed by, subject to certain exceptions, the guarantors of Clear Channel’s senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of Clear Channel’s and all of the guarantors’ accounts receivable and related assets and proceeds thereof that is senior to the security interest of Clear Channel’s senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing certain of Clear Channel’s senior notes (the “legacy notes”), and certain exceptions.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $50.0 million and (b) 10% of the aggregate commitments under the receivables based credit facility, in each case, for five consecutive business days (a “Liquidity Event”), Clear Channel will be required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for fiscal quarters ending on or after the occurrence of the Liquidity Event, and will be continued to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $50.0 million and (y) 10% of the aggregate commitments under the receivables based credit facility, in each case, for 30 consecutive calendar days, at which time the Liquidity Event shall no longer be deemed to be occurring. In addition, the receivables based credit facility includes negative covenants that, subject to significant exceptions, limit Clear Channel’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

The receivables based credit facility includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments and a change of control. If an event of default occurs, the lenders under the receivables based credit facility will be entitled to take various actions, including the acceleration of all amounts due under Clear Channel’s receivables based credit facility and all actions permitted to be taken by a secured creditor.

Priority Guarantee Notes Due 2019

As of December 31, 2012, Clear Channel had outstanding $2.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2019 (the “Priority Guarantee Notes due 2019”).

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The Priority Guarantee Notes due 2019 mature on December 15, 2019 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2013. The Priority Guarantee Notes due 2019 are Clear Channel’s senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2019 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) the capital stock of Clear Channel and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain legacy notes of Clear Channel), in each case equal in priority to the liens securing the obligations under Clear Channel’s senior secured credit facilities and Clear Channel’s priority guarantee notes due 2021, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing Clear Channel’s receivables based credit facility junior in priority to the lien securing Clear Channel’s obligations thereunder, subject to certain exceptions. In addition to the collateral granted to secure the Priority Guarantee Notes due 2019, the collateral agent and the trustee for the Priority Guarantee Notes due 2019 entered into an agreement with the administrative agent for the lenders under the senior secured credit facilities to turn over to the trustee under the Priority Guarantee Notes due 2019, for the benefit of the holders of the Priority Guarantee Notes due 2019, a pro rata share of any recovery received on account of the principal properties, subject to certain terms and conditions.

Clear Channel may redeem the Priority Guarantee Notes due 2019 at its option, in whole or part, at any time prior to July 15, 2015, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2019 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. Clear Channel may redeem the Priority Guarantee Notes due 2019, in whole or in part, on or after July 15, 2015, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. Prior to July 15, 2015, Clear Channel may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2019 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2019 contains covenants that limit Clear Channel’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of Clear Channel’s existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of Clear Channel’s assets. The indenture contains covenants that limit the Company’s and Clear Channel’s ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2019. The indenture also provides for customary events of default.

Priority Guarantee Notes Due 2021

As of December 31, 2012, Clear Channel had outstanding $1.75 billion aggregate principal amount of 9.0% priority guarantee notes due 2021 (the “Priority Guarantee Notes due 2021”).

The Priority Guarantee Notes due 2021 mature on March 1, 2021 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, which began on September 1, 2011. The Priority Guarantee Notes due 2021 are Clear Channel’s senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2021 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) the capital stock of Clear Channel and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain legacy notes of Clear Channel), in each case equal in

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priority to the liens securing the obligations under Clear Channel’s senior secured credit facilities and the Priority Guarantee Notes due 2019, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing Clear Channel’s receivables based credit facility junior in priority to the lien securing Clear Channel’s obligations thereunder, subject to certain exceptions.

Clear Channel may redeem the Priority Guarantee Notes due 2021 at its option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2021 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. Clear Channel may redeem the Priority Guarantee Notes due 2021, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 1, 2014, Clear Channel may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2021 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2021 contains covenants that limit Clear Channel’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of Clear Channel’s existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of Clear Channel’s assets. The indenture contains covenants that limit the Company’s and Clear Channel’s ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2021. The indenture also provides for customary events of default.

Senior Cash Pay Notes and Senior Toggle Notes

As of December 31, 2012, Clear Channel had outstanding $796.3 million aggregate principal amount of 10.75% senior cash pay notes due 2016 and $829.8 million aggregate principal amount of 11.00%/11.75% senior toggle notes due 2016.

The senior cash pay notes and senior toggle notes are unsecured and are guaranteed by the Company and each of Clear Channel’s existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions. The senior toggle notes mature on August 1, 2016 and may require a special redemption of up to $30.0 million on August 1, 2015. Clear Channel may elect on each interest election date to pay all or 50% of such interest on the senior toggle notes in cash or by increasing the principal amount of the senior toggle notes or by issuing new senior toggle notes (such increase or issuance, “PIK Interest”). Interest on the senior toggle notes payable in cash will accrue at a rate of 11.00% per annum and PIK Interest will accrue at a rate of 11.75% per annum.

Prior to August 1, 2012, Clear Channel was able to redeem some or all of the senior cash pay notes and senior toggle notes at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest thereon to the redemption date and an applicable premium, as described in the indenture governing such notes. Since August 1, 2012, Clear Channel may redeem some or all of the senior cash pay notes and senior toggle notes at any time at the redemption prices set forth in the indenture governing such notes. If Clear Channel undergoes a change of control, sells certain its assets, or issues certain debt, it may be required to offer to purchase the senior cash pay notes and senior toggle notes from holders.

The senior cash pay notes and senior toggle notes are senior unsecured debt and rank equal in right of payment with all of Clear Channel’s existing and future senior debt. Guarantors of obligations under the senior secured

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credit facilities, the receivables based credit facility, the Priority Guarantee Notes due 2021 and the Priority Guarantee Notes due 2019 guarantee the senior cash pay notes and senior toggle notes with unconditional guarantees that are unsecured and equal in right of payment to all existing and future senior debt of such guarantors, except that the guarantees are subordinated in right of payment only to the guarantees of obligations under the senior secured credit facilities, the receivables based credit facility, the Priority Guarantee Notes due 2021 and the Priority Guarantee Notes due 2019 to the extent of the value of the assets securing such indebtedness. In addition, the senior cash pay notes and senior toggle notes and the guarantees are structurally senior to the Clear Channel senior notes and existing and future debt to the extent that such debt is not guaranteed by the guarantors of the senior cash pay notes and senior toggle notes. The senior cash pay notes and senior toggle notes and the guarantees are effectively subordinated to Clear Channel’s existing and future secured debt and that of the guarantors to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all obligations of subsidiaries that do not guarantee the senior cash pay notes and senior toggle notes.

On July 16, 2010, Clear Channel made the election to pay interest on the senior toggle notes entirely in cash, effective for the interest period commencing August 1, 2010. Assuming the cash interest election remains in effect for the remaining term of the notes, Clear Channel will be contractually obligated to make a payment to bondholders of $57.4 million on August 1, 2013.

Clear Channel Senior Notes

As of December 31, 2012, Clear Channel’s senior notes represented approximately $1.7 billion of aggregate principal amount of indebtedness outstanding.

The senior notes were the obligations of Clear Channel prior to the merger. The senior notes are senior, unsecured obligations that are effectively subordinated to Clear Channel’s secured indebtedness to the extent of the value of Clear Channel’s assets securing such indebtedness and are not guaranteed by any of Clear Channel’s subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of Clear Channel’s subsidiaries. The senior notes rank equally in right of payment with all of Clear Channel’s existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness. The senior notes are not guaranteed by Clear Channel’s subsidiaries.

CCWH Senior Notes

During the fourth quarter of 2012, CCWH issued $2.7 billion aggregate principal amount of senior notes, which consisted of $735.8 million aggregate principal amount of Series A Senior Notes due 2022 (the “Series A CCWH Senior Notes”) and $1,989.25 million aggregate principal amount of Series B CCWH Senior Notes due 2022 (the “Series B CCWH Senior Notes” and, together with the Series A CCWH Senior Notes, the “CCWH Senior Notes”). The CCWH Senior Notes are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain of CCOH’s direct and indirect subsidiaries. The proceeds from the issuance of the CCWH Senior Notes were used to fund the repurchase of CCWH’s Series A Senior Notes due 2017 and CCWH’s Series B Senior Notes due 2017 (collectively, the “Existing CCWH Senior Notes”).

The Company capitalized $30.0 million in fees and expenses associated with the CCWH Senior Notes offering and an original issue discount of $7.4 million. The Company is amortizing the capitalized fees and discount through interest expense over the life of the CCWH Senior Notes.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. Interest on the CCWH Senior Notes is payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year, beginning on May 15, 2013.

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At any time prior to November 15, 2017, CCWH may redeem the CCWH Senior Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Senior Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Senior Notes, in whole or in part, on or after November 15, 2017, at the redemption prices set forth in the applicable indenture governing the CCWH Senior Notes plus accrued and unpaid interest to the redemption date. At any time on or before November 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Senior Notes at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Senior Notes or Series B CCWH Senior Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Senior Notes or Series A CCWH Senior Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Senior Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Senior Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than Clear Channel and its subsidiaries (other than CCOH) or issue certain preferred stock;

•	create liens on its restricted subsidiaries’ assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries, to persons other than Clear Channel and its subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Senior Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Senior Notes or purchases or makes an offer to purchase the Series B CCWH Senior Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Senior Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Senior Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Senior Notes.

The indenture governing the Series A CCWH Senior Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire CCOH’s subordinated debt;

•	make certain investments;

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•	create liens on its or its restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries;

•	designate its subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Senior Notes indenture and Series B CCWH Senior Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur (i) additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively, and (ii) additional indebtedness that is subordinated to the CCWH Senior Notes under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must not be lower than 7.0:1 for total debt. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Senior Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) are lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively. The Series A CCWH Senior Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Senior Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by Clear Channel to CCOH.

CCWH Senior Subordinated Notes

During the first quarter of 2012, the Company’s indirect subsidiary, CCWH issued $275.0 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 (the “Series A CCWH Subordinated Notes”) and $1,925.0 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020 (the “Series B CCWH Subordinated Notes” and, together with the Series A CCWH Subordinated Notes, the “CCWH Subordinated Notes”). Interest on the CCWH Subordinated Notes is payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year, beginning on September 15, 2012.

The CCWH Subordinated Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by CCOH, CCOI and certain of CCOH’s other domestic subsidiaries. The CCWH Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the CCWH Subordinated Notes. The guarantees of the CCWH Subordinated Notes rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Subordinated Notes.

At any time prior to March 15, 2015, CCWH may redeem the CCWH Subordinated Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Subordinated Notes plus a “make-whole” premium,

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together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Subordinated Notes, in whole or in part, on or after March 15, 2015, at the redemption prices set forth in the applicable indenture governing the CCWH Subordinated Notes plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Subordinated Notes at a redemption price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Subordinated Notes or Series B CCWH Subordinated Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Subordinated Notes or Series A CCWH Subordinated Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Subordinated Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Subordinated Notes shall be greater than 0.25, subject to certain exceptions.

The Company capitalized $40.0 million in fees and expenses associated with the CCWH Subordinated Notes offering and are amortizing them through interest expense over the life of the CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than Clear Channel and its subsidiaries (other than CCOH) or issue certain preferred stock;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets; and

•	sell certain assets, including capital stock of CCOH’s subsidiaries, to persons other than Clear Channel and its subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Subordinated Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Subordinated Notes or purchases or makes an offer to purchase the Series B CCWH Subordinated Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Subordinated Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Subordinated Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	make certain investments;

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•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets;

•	sell certain assets, including capital stock of CCOH’s subsidiaries;

•	designate CCOH’s subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Subordinated Notes indenture and Series B CCWH Subordinated Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Subordinated Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) is lower than 7.0:1. The Series A CCWH Senior Subordinated Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Subordinated Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by Clear Channel to CCOH.

With the proceeds of the CCWH Subordinated Notes (net of the initial purchasers’ discount of $33.0 million), CCWH loaned an aggregate amount equal to $2,167.0 million to CCOI. CCOI paid all other fees and expenses of the offering using cash on hand and, with the proceeds of the loans, made a special cash dividend to CCOH, which in turn made a special cash dividend on March 15, 2012 in an amount equal to $6.0832 per share to its Class A and Class B stockholders of record at the close of business on March 12, 2012, including Clear Channel Holdings, Inc. (“CC Holdings”) and CC Finco, LLC (“CC Finco”), both wholly-owned subsidiaries of the Company. Of the $2,170.4 million special cash dividend paid by CCOH, an aggregate of $1,925.7 million was distributed to CC Holdings and CC Finco, with the remaining $244.7 million distributed to other stockholders. As a result, the Company recorded a reduction of $244.7 million in “Noncontrolling interest” on the consolidated balance sheet.

Refinancing Transactions

During the first quarter of 2011, Clear Channel amended its senior secured credit facilities and its receivables based credit facility and issued $1.0 billion aggregate principal amount of Priority Guarantee Notes due 2021 (the “Initial Priority Guarantee Notes due 2021”). The Company capitalized $39.5 million in fees and expenses associated with the offering of the Initial Priority Guarantee Notes due 2021 and is amortizing them through interest expense over the life of the Initial Priority Guarantee Notes due 2021.

Clear Channel used the proceeds of the Initial Priority Guarantee Notes due 2021 offering to prepay $500.0 million of the indebtedness outstanding under its senior secured credit facilities. The $500.0 million prepayment was allocated on a ratable basis between outstanding term loans and revolving credit commitments under Clear Channel’s revolving credit facility. The prepayment resulted in the accelerated expensing of $5.7 million of loan fees recorded in “Loss on extinguishment of debt”.

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Clear Channel obtained, concurrent with the offering of the Initial Priority Guarantee Notes due 2021, amendments to its credit agreements with respect to its senior secured credit facilities and its receivables based credit facility (revolving credit commitments under the receivables based facility were reduced from $783.5 million to $625.0 million), which were required as a condition to complete the offering. The amendments, among other things, permit Clear Channel to request future extensions of the maturities of its senior secured credit facilities, provide Clear Channel with greater flexibility in the use of its accordion capacity, provide Clear Channel with greater flexibility to incur new debt, provided that the proceeds from such new debt are used to pay down senior secured credit facility indebtedness, and provide greater flexibility for CCOH and its subsidiaries to incur new debt, provided that the net proceeds distributed to Clear Channel from the issuance of such new debt are used to pay down senior secured credit facility indebtedness.

In June 2011, Clear Channel issued an additional $750.0 million in aggregate principal amount of its Priority Guarantee Notes due 2021 (the “Additional Priority Guarantee Notes due 2021”) at an issue price of 93.845% of the principal amount of the Additional Priority Guarantee Notes due 2021. Interest on the Additional Priority Guarantee Notes due 2021 accrued from February 23, 2011, and accrued interest was paid by the purchaser at the time of delivery of the Additional Priority Guarantee Notes due 2021 on June 14, 2011. The Initial Priority Guarantee Notes due 2021 and the Additional Priority Guarantee Notes due 2021 have identical terms and are treated as a single class. Of the $703.8 million of proceeds from the issuance of the Additional Priority Guarantee Notes due 2021 ($750.0 million aggregate principal amount net of $46.2 million of discount), Clear Channel used $500.0 million for general corporate purposes (to replenish cash on hand that Clear Channel previously used to pay senior notes at maturity on March 15, 2011 and May 15, 2011) and used the remaining $203.8 million to repay at maturity a portion of Clear Channel’s 5% senior notes that matured in March 2012.

The Company capitalized an additional $7.1 million in fees and expenses associated with the offering of the Additional Priority Guarantee Notes due 2021 and is amortizing them through interest expense over the life of the Additional Priority Guarantee Notes due 2021.

In March 2012, CCWH issued $275.0 million aggregate principal amount of the Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of the Series B CCWH Subordinated Notes and in connection therewith, CCOH distributed the CCOH Dividend of $6.0832 per share to its stockholders of record. Using CCOH Dividend proceeds distributed to the Company’s wholly-owned subsidiaries, together with cash on hand, Clear Channel repaid $2,096.2 million of indebtedness under its senior secured credit facilities.

During the fourth quarter of 2012, Clear Channel exchanged $2.0 billion aggregate principal amount of term loans under its senior secured credit facilities for a like principal amount of newly issued Clear Channel Priority Guarantee Notes due 2019. The exchange offer, which was offered to eligible existing lenders under Clear Channel’s senior secured credit facilities, was exempt from registration under the Securities Act of 1933, as amended. The Company capitalized $11.9 million in fees and expenses associated with the offering and are amortizing them through interest expense over the life of the notes.

In November 2012, CCWH issued $735.75 million aggregate principal amount of the Series A CCWH Senior Notes, which were issued at an issue price of 99.0% of par, and $1,989.25 million aggregate principal amount of the Series B CCWH Senior Notes, which were issued at par. CCWH used the net proceeds from the offering of the CCWH Senior Notes, together with cash on hand, to fund the tender offer for and redemption of the Existing CCWH Senior Notes.

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Debt Repurchases, Maturities and Other

During November 2012, CCWH repurchased $1,724.7 million aggregate principal amount of the Existing CCWH Senior Notes in a tender offer for the Existing CCWH Senior Notes. Simultaneously with the early settlement of the tender offer, CCWH called for redemption all of the remaining $775.3 million aggregate principal amount of Existing CCWH Senior Notes that were not purchased on the early settlement date of the tender offer. In connection with the redemption, CCWH satisfied and discharged its obligations under the Existing CCWH Senior Notes indentures by depositing with the trustee sufficient funds to pay the redemption price, plus accrued and unpaid interest on the remaining outstanding Existing CCWH Senior Notes to, but not including, the December 19, 2012 redemption date.

During October 2012, Clear Channel consummated a private exchange offer of $2.0 billion aggregate principal amount of term loans under its senior secured credit facilities for a like principal amount of newly issued Priority Guarantee Notes due 2019. The exchange offer was available only to eligible lenders under the senior secured credit facilities, and the Priority Guarantee Notes due 2019 were offered only in reliance on exemptions from registration under the Securities Act of 1933, as amended.

In connection with the issuance of the CCWH Subordinated Notes, CCOH paid the $2,170.4 million CCOH Dividend on March 15, 2012 to its Class A and Class B stockholders, consisting of $1,925.7 million distributed to CC Holdings and CC Finco and $244.7 million distributed to other stockholders. In connection with the Subordinated Notes issuance and CCOH Dividend, Clear Channel repaid indebtedness under its senior secured credit facilities in an amount equal to the aggregate amount of dividend proceeds distributed to CC Holdings and CC Finco, or $1,925.7 million. Of this amount, a prepayment of $1,918.1 million was applied to indebtedness outstanding under Clear Channel’s revolving credit facility, thus permanently reducing the revolving credit commitments under Clear Channel’s revolving credit facility to $10.0 million. During the fourth quarter of 2012, the revolving credit facility was permanently paid off and terminated using available cash on hand. The remaining $7.6 million prepayment was allocated on a pro rata basis to Clear Channel’s term loan facilities.

In addition, on March 15, 2012, using cash on hand, Clear Channel made voluntary prepayments under its senior secured credit facilities in an aggregate amount equal to $170.5 million, as follows: (i) $16.2 million under its term loan A due 2014, (ii) $129.8 million under its term loan B due 2016, (iii) $10.0 million under its term loan C due 2016 and (iv) $14.5 million under its delayed draw term loans due 2016. In connection with the prepayments on Clear Channel’s senior secured credit facilities, we recorded a loss of $15.2 million in “Loss on extinguishment of debt” related to the accelerated expensing of loan fees.

During March 2012, Clear Channel repaid its 5.0% senior notes at maturity for $249.9 million (net of $50.1 million principal amount repaid to a subsidiary of Clear Channel with respect to notes repurchased and held by such entity), plus accrued interest, using a portion of the proceeds from the June 2011 Offering of the Additional Notes, along with cash on hand.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During 2011 and 2010, CC Investments, Inc. (“CC Investments”) and CC Finco, indirect wholly-owned subsidiaries of the Company, repurchased certain of Clear Channel’s outstanding senior notes, senior cash pay notes and senior toggle notes through open market repurchases, privately negotiated transactions and tenders as shown in the table below. These entities did not repurchase any debt during 2012. Notes repurchased and held by CC Investments and CC Finco are eliminated in consolidation.

(In thousands)	Years Ended December 31,
	2012	2011	2010
CC Investments
Principal amount of debt repurchased	$—	$—	$185,185
Deferred loan costs and other	—	—	104
Gain recorded in “Other income (expense)—net”(2)	—	—	(60,289)

Cash paid for repurchases of long-term debt	$—	$—	$125,000

CC Finco, LLC
Principal amount of debt repurchased	$—	$80,000	$—
Purchase accounting adjustments(1)	—	(20,476)	—
Gain recorded in “Other income (expense)—net”(2)	—	(4,274)	—

Cash paid for repurchases of long-term debt	$—	$55,250	$—

(1)	Represents unamortized fair value purchase accounting discounts recorded as a result of the merger.
(2)	CC Investments and CC Finco repurchased certain of Clear Channel’s senior notes, senior cash pay notes and senior toggle notes at a discount, resulting in a gain on the extinguishment of debt.

During 2011, Clear Channel repaid its 6.25% senior notes at maturity for $692.7 million (net of $57.3 million principal amount repaid to a subsidiary of Clear Channel with respect to notes repurchased and held by such entity), plus accrued interest, using a portion of the proceeds from the February 2011 Offering of the Initial Notes, along with available cash on hand. Clear Channel also repaid its 4.4% senior notes at maturity for $140.2 million (net of $109.8 million principal amount repaid to a subsidiary of Clear Channel with respect to notes repurchased and held by such entity), plus accrued interest, with available cash on hand. Prior to, and in connection with the June 2011 Offering, Clear Channel repaid all amounts outstanding under its receivables based credit facility on June 8, 2011, using cash on hand. This voluntary repayment did not reduce the commitments under this facility and Clear Channel may reborrow amounts under this facility at any time. In addition, on June 27, 2011, Clear Channel made a voluntary payment of $500.0 million on its revolving credit facility. Furthermore, CC Finco repurchased $80.0 million aggregate principal amount of Clear Channel’s outstanding 5.5% senior notes due 2014 for $57.1 million, including accrued interest, through an open market purchase.

During 2010, Clear Channel repaid its remaining 7.65% senior notes upon maturity for $138.8 million, including $5.1 million of accrued interest, with proceeds from its delayed draw term loan facility that was specifically designated for this purpose. Also during 2010, Clear Channel repaid its remaining 4.5% senior notes upon maturity for $240.0 million with available cash on hand.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Future maturities of long-term debt at December 31, 2012 are as follows:

(in thousands)
2013	$381,729
2014	1,331,856
2015	270,959
2016	10,016,646
2017	74
Thereafter	9,154,754

Total(1)	$21,156,018

(1)	Excludes purchase accounting adjustments and original issue discount of $408.9 million, which is amortized through interest expense over the life of the underlying debt obligations.

NOTE 6 - FAIR VALUE MEASUREMENTS

ASC 820-10-35 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Marketable Equity Securities

The Company’s marketable equity securities and interest rate swap are measured at fair value on each reporting date.

The marketable equity securities are measured at fair value using quoted prices in active markets. Due to the fact that the inputs used to measure the marketable equity securities at fair value are observable, the Company has categorized the fair value measurements of the securities as Level 1.

The cost, unrealized holding gains or losses, and fair value of the Company’s investments at December 31, 2012 and 2011 are as follows:

(In thousands) Investments	Cost	Gross Unrealized Losses	Gross Unrealized Gains	Fair Value
2012
Available-for-sale	$5,207	$—	$106,220	$111,427
Other cost investments	7,769	—	—	7,769

Total	$12,976	$—	$106,220	$119,196

2011
Available-for-sale	$7,786	$—	$65,214	$73,000
Other cost investments	4,766	—	—	4,766

Total	$12,552	$—	$65,214	$77,766

Other cost investments include various investments in companies for which there is no readily determinable market value. The Company recognized other-than-temporary impairments of $2.0 million on a cost investment for the year ended December 31, 2012, which was a non-cash impairment charge recorded in “Loss on marketable securities.”

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company’s available-for-sale security, Independent News & Media PLC (“INM”), was in an unrealized loss position for an extended period of time. As a result, the Company considered the guidance in ASC 320-10-S99 and reviewed the length of the time and the extent to which the market value was less than cost and the financial condition and near-term prospects of the issuer. After this assessment, the Company concluded that the impairment was other than temporary and recorded a non-cash impairment charge of $2.6 million, $4.8 million and $6.5 million in “Loss on marketable securities” for the years ended December 31, 2012, 2011 and 2010, respectively.
Interest Rate Swap

The Company’s $2.5 billion notional amount interest rate swap agreement is designated as a cash flow hedge and the effective portion of the gain or loss on the swap is reported as a component of other comprehensive income (loss). Ineffective portions of a cash flow hedging derivative’s change in fair value are recognized currently in earnings. In accordance with ASC 815-20-35-9, as the critical terms of the swap and the floating-rate debt being hedged were the same at inception and remained the same during the current period, no ineffectiveness was recorded in earnings.

The Company entered into its swap agreement to effectively convert a portion of its floating-rate debt to a fixed basis, thus reducing the impact of interest rate changes on future interest expense. The Company assesses at inception, and on an ongoing basis, whether its interest rate swap agreement is highly effective in offsetting changes in the interest expense of its floating rate debt. A derivative that is not a highly effective hedge does not qualify for hedge accounting.

The Company continually monitors its positions with, and credit quality of, the financial institution which is counterparty to its interest rate swap. The Company may be exposed to credit loss in the event of nonperformance by its counterparty to the interest rate swap. However, the Company considers this risk to be low. If a derivative instrument no longer qualifies as a cash flow hedge, hedge accounting is discontinued and the gain or loss that was recorded in other comprehensive income is recognized currently in income.

The swap agreement is valued using a discounted cash flow model that takes into account the present value of the future cash flows under the terms of the agreements by using market information available as of the reporting date, including prevailing interest rates and credit spread. Due to the fact that the inputs are either directly or indirectly observable, the Company classified the fair value measurement of the agreement as Level 2.

The fair value of the Company’s $2.5 billion notional amount interest rate swap designated as a hedging instrument was $76.9 million and recorded in “Other current liabilities” and $159.1 million and recorded in “Other long-term liabilities” at December 31, 2012 and 2011, respectively. The swap agreement matures on September 30, 2013.

The following table provides the beginning and ending accumulated other comprehensive loss and the current period activity related to the interest rate swap agreement:

(In thousands)	Accumulated other comprehensive loss
Balance at December 31, 2010	$134,067
Other comprehensive income	33,775

Balance at December 31, 2011	100,292
Other comprehensive income	52,112

Balance at December 31, 2012	$48,180

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company accounts for its rentals that include renewal options, annual rent escalation clauses, minimum franchise payments and maintenance related to displays under the guidance in ASC 840.

The Company considers its non-cancelable contracts that enable it to display advertising on buses, bus shelters, trains, etc. to be leases in accordance with the guidance in ASC 840-10. These contracts may contain minimum annual franchise payments which generally escalate each year. The Company accounts for these minimum franchise payments on a straight-line basis. If the rental increases are not scheduled in the lease, such as an increase based on subsequent changes in the index or rate, those rents are considered contingent rentals and are recorded as expense when accruable. Other contracts may contain a variable rent component based on revenue. The Company accounts for these variable components as contingent rentals and records these payments as expense when accruable.

The Company accounts for annual rent escalation clauses included in the lease term on a straight-line basis under the guidance in ASC 840-20-25. The Company considers renewal periods in determining its lease terms if at inception of the lease there is reasonable assurance the lease will be renewed. Expenditures for maintenance are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company leases office space, certain broadcasting facilities, equipment and the majority of the land occupied by its outdoor advertising structures under long-term operating leases. The Company accounts for these leases in accordance with the policies described above.

The Company’s contracts with municipal bodies or private companies relating to street furniture, billboards, transit and malls generally require the Company to build bus stops, kiosks and other public amenities or advertising structures during the term of the contract. The Company owns these structures and is generally allowed to advertise on them for the remaining term of the contract. Once the Company has built the structure, the cost is capitalized and expensed over the shorter of the economic life of the asset or the remaining life of the contract.

In addition, the Company has commitments relating to required purchases of property, plant and equipment under certain street furniture contracts. Certain of the Company’s contracts contain penalties for not fulfilling its commitments related to its obligations to build bus stops, kiosks and other public amenities or advertising structures. Historically, any such penalties have not materially impacted the Company’s financial position or results of operations.

Certain acquisition agreements include deferred consideration payments based on performance requirements by the seller typically involving the completion of a development or obtaining appropriate permits that enable the Company to construct additional advertising displays. At December 31, 2012, the Company believes its maximum aggregate contingency, which is subject to performance requirements by the seller, is approximately $30.0 million. As the contingencies have not been met or resolved as of December 31, 2012, these amounts are not recorded.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As of December 31, 2012, the Company’s future minimum rental commitments under non-cancelable operating lease agreements with terms in excess of one year, minimum payments under non-cancelable contracts in excess of one year, capital expenditure commitments and employment/talent contracts consist of the following:

(In thousands)	Non-Cancelable Operating Lease	Non-Cancelable Contracts	Capital Expenditure Commitments	Employment/ Talent Contracts
2013	$380,288	$561,837	$80,143	$85,762
2014	330,397	473,937	25,426	66,304
2015	316,951	418,056	21,273	60,383
2016	255,262	311,889	7,688	58,320
2017	210,444	154,668	11,112	17,536
Thereafter	1,283,847	450,526	932	—

Total	$2,777,189	$2,370,923	$146,574	$288,305

Rent expense charged to operations for the years ended December 31, 2012, 2011 and 2010 was $1.14 billion, $1.16 billion and $1.10 billion, respectively.

In various areas in which the Company operates, outdoor advertising is the object of restrictive and, in some cases, prohibitive zoning and other regulatory provisions, either enacted or proposed. The impact to the Company of loss of displays due to governmental action has been somewhat mitigated by Federal and state laws mandating compensation for such loss and constitutional restraints.

The Company and its subsidiaries are involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness of its strategies related to these proceedings. Additionally, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on the Company’s financial condition or results of operations.

Although the Company is involved in a variety of legal proceedings in the ordinary course of business, a large portion of its litigation arises in the following contexts: commercial disputes; defamation matters; employment and benefits related claims; governmental fines; intellectual property claims; and tax disputes.

Brazil Litigation

On or about July 12, 2006 and April 12, 2007, two of the Company’s operating businesses (L&C Outdoor Ltda. (“L&C”) and Publicidad Klimes São Paulo Ltda. (“Klimes”), respectively) in the São Paulo, Brazil market received notices of infraction from the state taxing authority, seeking to impose a value added tax (“VAT”) on such businesses, retroactively for the period from December 31, 2001 through January 31, 2006. The taxing authority contends that these businesses fall within the definition of “communication services” and as such are subject to the VAT. L&C and Klimes filed separate petitions to challenge the imposition of this tax.

On August 8, 2011, Brazil’s National Council of Fiscal Policy (CONFAZ) published a convenio authorizing sixteen states, including the State of São Paulo, to issue an amnesty that would reduce the principal amount of VAT allegedly owed and reduce or waive related interest and penalties. The State of São Paulo ratified the

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

amnesty in late August 2011. On May 10, 2012, the State of São Paulo published an amnesty decree that mirrors the convenio. Klimes and L&C accepted the amnesty on May 24, 2012 by making the aggregate required payment of $10.9 million. On that same day, Klimes and L&C filed petitions to discontinue the tax litigation based on the amnesty payments. The Company was notified in January 2013 that the petitions to discontinue the litigation were granted and the lawsuits filed by Klimes and L&C were dismissed effective June 1, 2012 and July 11, 2012, respectively.

Stockholder Litigation

Two derivative lawsuits were filed in March 2012 in Delaware Chancery Court by stockholders of Clear Channel Outdoor Holdings, Inc., an indirect non-wholly owned subsidiary of Clear Channel Communications, Inc., which is, in turn, an indirect wholly owned subsidiary of the Company. The consolidated lawsuits are captioned In re Clear Channel Outdoor Holdings, Inc. Derivative Litigation, Consolidated Case No. 7315-CS. The complaints name as defendants certain of Clear Channel Communications, Inc.’s and Clear Channel Outdoor Holdings, Inc.’s current and former directors and Clear Channel Communications, Inc., as well as Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. Clear Channel Outdoor Holdings, Inc. also is named as a nominal defendant. The complaints allege, among other things, that in December 2009 Clear Channel Communications, Inc. breached fiduciary duties to Clear Channel Outdoor Holdings, Inc. and its stockholders by allegedly requiring Clear Channel Outdoor Holdings, Inc. to agree to amend the terms of a revolving promissory note payable by Clear Channel Communications, Inc. to Clear Channel Outdoor Holdings, Inc. to extend the maturity date of the note and to amend the interest rate payable on the note. According to the complaints, the terms of the amended promissory note were unfair to Clear Channel Outdoor Holdings, Inc. because, among other things, the interest rate was below market. The complaints further allege that Clear Channel Communications, Inc. was unjustly enriched as a result of that transaction. The complaints also allege that the director defendants breached fiduciary duties to Clear Channel Outdoor Holdings, Inc. in connection with that transaction and that the transaction constituted corporate waste. On April 4, 2012, the board of directors of Clear Channel Outdoor Holdings, Inc. formed a special litigation committee consisting of independent directors (the “SLC”) to review and investigate plaintiffs’ claims and determine the course of action that serves the best interests of Clear Channel Outdoor Holdings, Inc. and its stockholders. On June 20, 2012, the SLC filed a motion to stay the lawsuits for six months while it completes its review and investigation. In response, on June 27, 2012, plaintiffs filed a motion for an expedited trial, asking the Court to schedule a trial on the merits in October 2012. On July 23, 2012, the Court issued an order granting the motion to stay and denying the motion for an expedited trial. On January 23, 2013, the SLC filed a motion to extend the stay for thirty days, and on January 24, 2013, the Court granted that motion, extending the stay for thirty days from the date of the order.

Los Angeles Litigation

In 2008, Summit Media, LLC, one of the Company’s competitors, sued the City of Los Angeles, Clear Channel Outdoor, Inc. and CBS Outdoor in Los Angeles Superior Court (Case No. BS116611) challenging the validity of a Stipulated Judgment that had been entered into in November 2006 among the parties. Pursuant to the Stipulated Judgment, Clear Channel Outdoor, Inc. had taken down existing billboards and converted 83 existing signs from static displays to digital displays pursuant to modernization permits issued through an administrative process of the City. The Los Angeles Superior Court ruled in January 2010 that the Stipulated Judgment constituted an ultra vires act of the City and nullified its existence, but did not invalidate the modernization permits issued to Clear Channel Outdoor, Inc. and CBS. All parties appealed the ruling by the Los Angeles Superior Court to Court of Appeal for the State of California, Second Appellate District, Division 8. At an October 30, 2012 oral argument by the parties, the California Court of Appeal read a preliminary ruling from the bench prior to the argument indicating it would uphold the Los Angeles Superior Court’s finding that the Stipulated Judgment was ultra vires and would remand the case to the Los Angeles Superior Court for the purpose of invalidating the permits issued to Clear Channel Outdoor, Inc. and CBS for the digital displays that were the subject of the Stipulated Judgment.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Court of Appeal issued its written ruling in this matter on December 10, 2012, consistent with its October 30, 2012 preliminary ruling. Clear Channel Outdoor, Inc. filed a motion for rehearing on December 26, 2012. The Court of Appeal denied the motion for rehearing. On January 22, 2013, Clear Channel Outdoor, Inc. filed a petition with the California Supreme Court requesting its review of the matter.

NOTE 8 - GUARANTEES

As of December 31, 2012, Clear Channel had outstanding surety bonds and commercial standby letters of credit of $50.0 million and $137.7 million, respectively, of which $70.7 million of letters of credit were cash secured. Letters of credit in the amount of $5.0 million are collateral in support of surety bonds and these amounts would only be drawn under the letters of credit in the event the associated surety bonds were funded and Clear Channel did not honor its reimbursement obligation to the issuers. These letters of credit and surety bonds relate to various operational matters including insurance, bid, and performance bonds as well as other items.

As of December 31, 2012, Clear Channel had outstanding bank guarantees of $51.8 million. Bank guarantees in the amount of $4.6 million are backed by cash collateral.

NOTE 9 - INCOME TAXES

Significant components of the provision for income tax benefit (expense) are as follows:

(In thousands)	Years Ended December 31,
	2012	2011	2010
Current—Federal	$61,655	$18,608	$(4,534)
Current—foreign	(48,579)	(51,293)	(41,388)
Current—state	(9,408)	14,719	(5,278)

Total current benefit (expense)	3,668	(17,966)	(51,200)
Deferred—Federal	261,014	126,078	211,137
Deferred—foreign	27,970	13,708	(3,859)
Deferred—state	15,627	4,158	3,902

Total deferred benefit	304,611	143,944	211,180

Income tax benefit	$308,279	$125,978	$159,980

Current tax benefits of $3.7 million were recorded for 2012 as compared to current tax expenses of $18.0 million for 2011 primarily due to the Company’s settlement of U.S. Federal and foreign tax examinations during 2012. Pursuant to the settlements, the Company recorded a reduction to current income tax expense of approximately $67.3 million during 2012 to reflect the net current tax benefits of the settlements.

Current tax expenses of $18.0 million were recorded for 2011 as compared to current tax expenses of $51.2 million for 2010 primarily due to the Company’s settlement of U.S. Federal, foreign and state tax examinations during 2011. Pursuant to the settlements, the Company recorded a reduction to current income tax expense of approximately $51.1 million during 2011 to reflect the net current tax benefits of the settlements.

Deferred tax benefits of $304.6 million for 2012 primarily relate to future benefits of net operating loss carryforwards, and were higher when compared with deferred tax benefits of $143.9 million for 2011. The increase in deferred tax benefits in 2012 is primarily due to additional loss before income taxes in 2012 compared to 2011.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Deferred tax benefits of $143.9 million for 2011 primarily relate to future benefits of net operating loss carryforwards, and were lower when compared with deferred tax benefits of $211.2 million for 2010. The decrease in deferred tax benefits in 2011 is primarily due to a decrease in Federal tax losses. Additional decreases are a result of the deferred tax impacts from the Company’s settlement of U.S. Federal and state tax examinations during 2011 along with the write-off of deferred tax assets associated with the 2011 vesting of certain equity awards.

Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2012 and 2011 are as follows:

(In thousands)	2012	2011
Deferred tax liabilities:
Intangibles and fixed assets	$2,418,558	$2,381,177
Long-term debt	381,712	465,201
Foreign	21,828	43,305
Investments in nonconsolidated affiliates	49,654	46,502
Unrealized loss in marketable securities	13,768	—
Other investments	2,122	7,068
Other	5,480	25,834

Total deferred tax liabilities	2,893,122	2,969,087
Deferred tax assets:
Accrued expenses	82,550	92,038
Unrealized gain in marketable securities	—	6,833
Net operating losses	1,107,594	917,078
Bad debt reserves	8,418	10,767
Deferred Income	553	590
Other	35,693	33,931

Total gross deferred tax assets	1,234,808	1,061,237
Less: Valuation allowance	12,312	14,177

Total deferred tax assets	1,222,496	1,047,060

Net deferred tax liabilities	$1,670,626	$1,922,027

Included in the Company’s net deferred tax liabilities are $19.2 million and $16.6 million of current net deferred tax assets for 2012 and 2011, respectively. The Company presents these assets in “Other current assets” on its consolidated balance sheets. The remaining $1.7 billion and $1.9 billion of net deferred tax liabilities for 2012 and 2011, respectively, are presented in “Deferred tax liabilities” on the consolidated balance sheets.

At December 31, 2012, the Company had recorded net operating loss carryforwards (tax effected) for federal and state income tax purposes of $1.1 billion, expiring in various amounts through 2032. The Company expects to realize the benefits of the majority of net operating losses based on its expectations as to future taxable income from deferred tax liabilities that reverse in the relevant carryforward period and, therefore, the Company has not recorded a valuation allowance against those losses.

At December 31, 2012, net deferred tax liabilities include a deferred tax asset of $28.7 million relating to stock-based compensation expense under ASC 718-10, Compensation—Stock Compensation. Full realization of this deferred tax asset requires stock options to be exercised at a price equaling or exceeding the sum of the grant price plus the fair value of the option at the grant date and restricted stock to vest at a price equaling or exceeding

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

the fair market value at the grant date. Accordingly, there can be no assurance that the stock price of the Company’s common stock will rise to levels sufficient to realize the entire deferred tax benefit currently reflected in its balance sheet.

The deferred tax liability related to intangibles and fixed assets primarily relates to the difference in book and tax basis of acquired FCC licenses, permits and tax deductible goodwill created from the Company’s various stock acquisitions. In accordance with ASC 350-10, Intangibles—Goodwill and Other, the Company does not amortize FCC licenses and permits. As a result, this deferred tax liability will not reverse over time unless the Company recognizes future impairment charges related to its FCC licenses, permits and tax deductible goodwill or sells its FCC licenses or permits. As the Company continues to amortize its tax basis in its FCC licenses, permits and tax deductible goodwill, the deferred tax liability will increase over time.

The reconciliation of income tax computed at the U.S. Federal statutory tax rates to income tax benefit is:

	Years Ended December 31,
(In thousands)	2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent
Income tax benefit at statutory rates	$251,814	35%	$137,903	35%	$217,991	35%
State income taxes, net of Federal tax benefit	6,218	1%	18,877	5%	(1,376)	(0%)
Foreign taxes	8,782	2%	(4,683)	(1%)	(30,967)	(5%)
Nondeductible items	(4,617)	(1%)	(3,154)	(1%)	(3,165)	(0%)
Changes in valuation allowance and other estimates	50,697	7%	(15,816)	(4%)	(16,263)	(3%)
Impairment charge	—	0%	—	0%	—	0%
Other, net	(4,615)	(1%)	(7,149)	(2%)	(6,240)	(1%)

Income tax benefit	$308,279	43%	$125,978	32%	$159,980	26%

A tax benefit was recorded for the year ended December 31, 2012 of 43%. The effective tax rate for 2012 was impacted by the Company’s settlement of U.S. Federal and foreign tax examinations during the year. Pursuant to the settlements, the Company recorded a reduction to income tax expense of approximately $60.6 million to reflect the net tax benefits of the settlements. This benefit was partially offset by additional tax recorded during 2012 related to the write-off of deferred tax assets associated with the vesting of certain equity awards. Foreign income before income taxes was approximately $84.0 million for 2012.

A tax benefit was recorded for the year ended December 31, 2011 of 32%. The effective tax rate for 2011 was impacted by the Company’s settlement of U.S. Federal and state tax examinations during the year. Pursuant to the settlements, the Company recorded a reduction to income tax expense of approximately $16.3 million to reflect the net tax benefits of the settlements. This benefit was partially offset by additional tax recorded during 2011 related to the write-off of deferred tax assets associated with the vesting of certain equity awards and the inability to benefit from certain tax loss carryforwards in foreign jurisdictions. Foreign income before income taxes was approximately $94.0 million for 2011.

A tax benefit was recorded for the year ended December 31, 2010 of 26%. The effective tax rate for 2010 was impacted by the Company’s inability to benefit from tax losses in certain foreign jurisdictions due to the uncertainty of the ability to utilize those losses in future years. In addition, the Company recorded a valuation allowance of $13.6 million against deferred tax assets in foreign jurisdictions due to the uncertainty of the ability to realize those assets in future periods. Foreign income before income taxes was approximately $40.8 million for 2010.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company continues to record interest and penalties related to unrecognized tax benefits in current income tax expense. The total amount of interest accrued at December 31, 2012 and 2011 was $50.5 million and $61.0 million, respectively. The total amount of unrecognized tax benefits and accrued interest and penalties at December 31, 2012 and 2011 was $188.9 million and $236.8 million, respectively, of which $158.3 million and $212.7 million is included in “Other long-term liabilities”, and $0.5 million and $4.5 million is included in “Accrued Expenses” on the Company’s consolidated balance sheets, respectively. In addition, $30.0 million of unrecognized tax benefits are recorded net with the Company’s deferred tax assets for its net operating losses as opposed to being recorded in “Other long-term liabilities” at December 31, 2012. The total amount of unrecognized tax benefits at December 31, 2012 and 2011 that, if recognized, would impact the effective income tax rate is $107.0 million and $146.0 million, respectively.

(In thousands)	Years Ended December 31,
Unrecognized Tax Benefits	2012	2011
Balance at beginning of period	$175,782	$225,469
Increases for tax position taken in the current year	10,575	5,373
Increases for tax positions taken in previous years	14,774	12,115
Decreases for tax position taken in previous years	(55,113)	(37,677)
Decreases due to settlements with tax authorities	(7,581)	(29,443)
Decreases due to lapse of statute of limitations	—	(55)

Balance at end of period	$138,437	$175,782

The Company and its subsidiaries file income tax returns in the United States Federal jurisdiction and various state and foreign jurisdictions. During 2012, the Company effectively settled certain Federal and foreign examinations and as a result reversed liabilities that had been recorded for the uncertain tax positions in those periods. The amount of liabilities reversed during 2012 was approximately $67.3 million, inclusive of interest. In addition the Company settled an examination in the United Kingdom and, as a result of the settlement, paid approximately $7.2 million in tax and interest. During 2011, the Company reached a settlement with the Internal Revenue Service (“IRS”) related to the examination of the tax years 2003 and 2004. As a result of the settlement the Company paid approximately $22.4 million, inclusive of interest, to the IRS and reversed liabilities related to the settled tax years. In addition, the Company effectively settled several state and foreign tax examinations during 2011 that resulted in a reduction to its net tax liabilities to reflect the tax benefits of the settlements. The IRS is currently auditing the Company’s 2009 and 2010 periods and the Company is awaiting an appeals conference meeting for its 2007 and 2008 pre and post-merger periods. Substantially all material state, local, and foreign income tax matters have been concluded for years through 2005.

NOTE 10 - MEMBER’S INTEREST

CCMH has issued approximately 27.6 million shares of Class A common stock, approximately 0.6 million shares of Class B common stock and approximately 59.0 million shares of Class C common stock. Every holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock. Every holder of shares of Class B common stock is entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of the total number of shares of Class B common stock outstanding as of the record date for such vote and the number of shares of Class C common stock outstanding as of the record date for such vote by (b) the number of shares of Class B common stock outstanding as of the record date for such vote. Except as otherwise required by law, the holders of outstanding shares of Class C common stock are not entitled to any votes upon any matters presented to our stockholders.

Except with respect to voting as described above, and as otherwise required by law, all shares of Class A common stock, Class B common stock and Class C common stock have the same powers, privileges, preferences

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, and are identical to each other in all respects.

Dividends

The Company has not paid cash dividends since its formation and its ability to pay dividends is subject to restrictions should it seek to do so in the future. Clear Channel’s debt financing arrangements include restrictions on its ability to pay dividends thereby limiting the Company’s ability to pay dividends.

Share-Based Compensation

Stock Options

The Company does not have any compensation plans under which it grants stock awards to employees. Prior to the merger, Clear Channel granted options to purchase its common stock to its employees and directors and its affiliates under its various equity incentive plans typically at no less than the fair value of the underlying stock on the date of grant. These options were granted for a term not exceeding ten years and were forfeited, except in certain circumstances, in the event the employee or director terminated his or her employment or relationship with Clear Channel or one of its affiliates. Prior to acceleration, if any, in connection with the merger, these options vested over a period of up to five years. All equity incentive plans contained anti-dilutive provisions that permitted an adjustment of the number of shares of Clear Channel’s common stock represented by each option for any change in capitalization.

CCMH has granted options to purchase its shares of Class A common stock to certain key executives under its equity incentive plan at no less than the fair value of the underlying stock on the date of grant. These options are granted for a term not to exceed ten years and are forfeited, except in certain circumstances, in the event the executive terminates his or her employment or relationship with CCMH or one of its affiliates. Approximately two-thirds of the options granted vest based solely on continued service over a period of up to five years with the remainder becoming eligible to vest over a period of up to five years if certain predetermined performance targets are met. The equity incentive plan contains antidilutive provisions that permit an adjustment of the number of shares of CCMH’s common stock represented by each option for any change in capitalization.

The Company accounts for its share-based payments using the fair value recognition provisions of ASC 718-10. The fair value of the portion of options that vest based on continued service is estimated on the grant date using a Black-Scholes option-pricing model and the fair value of the remaining options which contain vesting provisions subject to service, market and performance conditions is estimated on the grant date using a Monte Carlo model. Expected volatilities were based on historical volatility of peer companies’ stock, including CCMH, over the expected life of the options. The expected life of the options granted represents the period of time that the options granted are expected to be outstanding. The Company used historical data to estimate option exercises and employee terminations within the valuation model. The Company includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of awards. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. The following assumptions were used to calculate the fair value of these options:

	Years Ended December 31,
	2012	2011	2010
Expected volatility	71% – 77%	67%	58%
Expected life in years	6.3 – 6.5	6.3 – 6.5	5.0 – 7.0
Risk-free interest rate	0.97% – 1.55%	1.22% – 2.37%	2.03% – 2.74%
Dividend yield	0%	0%	0%

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents a summary of CCMH’s stock options outstanding at and stock option activity during the year ended December 31, 2012 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2012	5,042	$22.49
Granted(1)	249	10.00
Exercised	—	—
Exchanged(2)	(2,024)	10.00
Forfeited	(375)	16.97
Expired	(100)	32.66

Outstanding, December 31, 2012(3)	2,792	30.82	6.5 years	—

Exercisable	1,204	26.95	5.7 years	—
Expected to Vest	968	33.14	7.9 years	—

(1)	The weighted average grant date fair value of options granted during the years ended December 31, 2012, 2011, and 2010 was $2.68, $2.69 and $4.79 per share, respectively.
(2)	Amount represents options exchanged in connection with the voluntary stock option exchange program discussed below.
(3)	Non-cash compensation expense has not been recorded with respect to 0.9 million shares as the vesting of these options is subject to performance conditions that have not yet been determined probable to meet.

A summary of CCMH’s unvested options and changes during the year ended December 31, 2012 is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2012	4,048	$7.10
Granted	249	2.68
Vested(1)	(501)	7.74
Exchanged	(1,833)	3.38
Forfeited	(375)	3.34

Unvested, December 31, 2012	1,588	11.38

(1)	The total fair value of the options vested during the years ended December 31, 2012, 2011 and 2010 was $3.9 million, $3.8 million and $4.5 million, respectively.

Restricted Stock Awards

Prior to the merger, Clear Channel granted restricted stock awards to its employees and directors and its affiliates under its various equity incentive plans. These common shares held a legend which restricted their transferability for a term of up to five years and were forfeited, except in certain circumstances, in the event the employee or director terminated his or her employment or relationship with Clear Channel prior to the lapse of the restriction. Recipients of the restricted stock awards were entitled to all cash dividends as of the date the award was granted.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

CCMH has granted restricted stock awards to its employees and affiliates under its equity incentive plan. The restricted stock awards are restricted in transferability for a term of up to five years. Restricted stock awards are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with CCMH prior to the lapse of the restriction. Dividends or distributions paid in respect of unvested restricted stock awards will be held by CCMH and paid to the recipients of the restricted stock awards upon vesting of the shares.

The following table presents a summary of CCMH’s restricted stock outstanding at and restricted stock activity during the year ended December 31, 2012 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2012	445	$36.00
Granted(1)	4,204	2.93
Vested (restriction lapsed)	(1,380)	8.32
Forfeited(2)	(662)	3.01

Outstanding, December 31, 2012	2,607	5.69

(1)	Includes 3.3 million restricted share awards granted in connection with the voluntary stock option exchange program discussed below.
(2)	Includes 652 thousand restricted share awards forfeited pursuant to the tax assistance program offered through the voluntary stock option exchange program discussed below.

CCOH Share-Based Awards

CCOH Stock Options

The Company’s subsidiary, CCOH, has granted options to purchase shares of its Class A common stock to employees and directors of CCOH and its affiliates under its equity incentive plan at no less than the fair market value of the underlying stock on the date of grant. These options are granted for a term not exceeding ten years and are forfeited, except in certain circumstances, in the event the employee or director terminates his or her employment or relationship with CCOH or one of its affiliates. These options vest solely on continued service over a period of up to five years. The equity incentive stock plan contains anti-dilutive provisions that permit an adjustment of the number of shares of CCOH’s common stock represented by each option for any change in capitalization. CCOH determined that the CCOH Dividend discussed in Note 5 was considered a change in capitalization and therefore adjusted outstanding options as of March 15, 2012. No incremental compensation cost was recognized in connection with the adjustment.

The fair value of each option awarded on CCOH common stock is estimated on the date of grant using a Black-Scholes option-pricing model. Expected volatilities are based on historical volatility of CCOH’s stock over the expected life of the options. The expected life of options granted represents the period of time that options granted are expected to be outstanding. CCOH uses historical data to estimate option exercises and employee terminations within the valuation model. CCOH includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of awards. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. The following assumptions were used to calculate the fair value of CCOH’s options on the date of grant:

	Years Ended December 31,
	2012	2011	2010
Expected volatility	54% – 56%	57%	58%
Expected life in years	6.3	6.3	5.5 – 7.0
Risk-free interest rate	0.92% – 1.48%	1.26% – 2.75%	1.38% – 3.31%
Dividend yield	0%	0%	0%

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents a summary of CCOH’s stock options outstanding at and stock option activity during the year ended December 31, 2012 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2012	8,991	$15.10
Granted(1)	2,812	6.64
Exercised(2)	(1,029)	4.06
Forfeited	(884)	7.87
Expired	(1,509)	12.23

Outstanding, December 31, 2012	8,381	9.22	6.2 years	$8,813

Exercisable	4,548	11.26	4.5 years	$4,792
Expected to vest	3,574	9.53	8.3 years	$1,186

(1)	The weighted average grant date fair value of CCOH options granted during the years ended December 31, 2012, 2011 and 2010 was $4.43, $8.30 and $5.65 per share, respectively.
(2)	Cash received from option exercises during the years ended December 31, 2012, 2011 and 2010 was $6.4 million, $1.4 million and $0.9 million, respectively. The total intrinsic value of the options exercised during the years ended December 31, 2012, 2011 and 2010 was $7.9 million, $1.5 million and $1.1 million, respectively.

A summary of CCOH’s unvested options at and changes during the year ended December 31, 2012 is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2012	3,993	$6.41
Granted	2,812	4.43
Vested(1)	(2,088)	5.48
Forfeited	(884)	5.80

Unvested, December 31, 2012	3,833	5.19

(1)	The total fair value of CCOH options vested during the years ended December 31, 2012, 2011 and 2010 was $11.5 million, $8.2 million and $15.9 million, respectively.

Restricted Stock Awards

CCOH has also granted both restricted stock and restricted stock unit awards to its employees and affiliates under its equity incentive plan. The restricted stock awards represent shares of Class A common stock that hold a legend which restricts their transferability for a term of up to five years. The restricted stock units represent the right to receive shares upon vesting, which is generally over a period of up to five years. Both restricted stock awards and restricted stock units are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with CCOH prior to the lapse of the restriction.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents a summary of CCOH’s restricted stock and restricted stock units outstanding at and activity during the year ended December 31, 2012 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2012	83	$8.69
Granted	1,267	6.04
Vested (restriction lapsed)	(190)	5.35
Forfeited	(75)	9.03

Outstanding, December 31, 2012	1,085	6.26

Share-Based Compensation Cost

The share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the vesting period. The following table presents the amount of share-based compensation recorded during the years ended December 31, 2012, 2011 and 2010:

(In thousands)	Years Ended December 31,
	2012	2011	2010
Direct operating expenses	$11,011	$10,013	$11,996
Selling, general & administrative expenses	6,378	5,359	7,109
Corporate expenses	11,151	5,295	15,141

Total share based compensation expense	$28,540	$20,667	$34,246

The tax benefit related to the share-based compensation expense for the years ended December 31, 2012, 2011 and 2010 was $10.8 million, $7.9 million and $13.0 million, respectively.

As of December 31, 2012, there was $30.3 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on service conditions. This cost is expected to be recognized over a weighted average period of approximately two years. In addition, as of December 31, 2012, there was $15.7 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions. This cost will be recognized when it becomes probable that the performance condition will be satisfied.

CCMH completed a voluntary stock option exchange program on November 19, 2012 and exchanged 2.0 million stock options granted under the Clear Channel 2008 Executive Incentive Plan for 1.8 million replacement restricted share awards with different service and performance conditions. CCMH accounted for the exchange program as a modification of the existing awards under ASC 718 and will recognize incremental compensation expense of approximately $1.7 million over the service period of the new awards. In connection with the exchange program, CCMH granted an additional 1.5 million restricted stock awards pursuant to a tax assistance program offered to employees participating in the exchange. Of the total 1.5 million restricted stock awards granted, 0.9 million were repurchased by CCMH upon expiration of the exchange program while the remaining 0.6 million awards were forfeited. CCMH recognized $2.6 million of expense related to the awards granted in connection with the tax assistance program.

Included in corporate share-based compensation for the year ended December 31, 2011 is a $6.6 million reversal of expense related to the cancellation of a portion of an executive’s stock options. Additionally, CCMH

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

completed a voluntary stock option exchange program on March 21, 2011 and exchanged 2.5 million stock options granted under the Clear Channel 2008 Executive Incentive Plan for 1.3 million replacement stock options with a lower exercise price and different service and performance conditions. CCMH accounted for the exchange program as a modification of the existing awards under ASC 718 and will recognize incremental compensation expense of approximately $1.0 million over the service period of the new awards.

During the year ended December 31, 2010, CCMH recorded additional share-based compensation expense of $6.0 million in “Corporate expenses” related to shares tendered by Mark P. Mays to CCMH on August 23, 2010 for purchase at $36.00 per share pursuant to a put option included in his amended employment agreement.

NOTE 11 - EMPLOYEE STOCK AND SAVINGS PLANS

Clear Channel has various 401(k) savings and other plans for the purpose of providing retirement benefits for substantially all employees. Under these plans, an employee can make pre-tax contributions and Clear Channel will match a portion of such an employee’s contribution. Employees vest in these Clear Channel matching contributions based upon their years of service to Clear Channel. Contributions of $29.5 million, $27.8 million and $29.8 million to these plans for the years ended December 31, 2012, 2011 and 2010, respectively, were expensed.

Clear Channel offers a non-qualified deferred compensation plan for its highly compensated executives, under which such executives were able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. Clear Channel suspended all salary and bonus deferrals and company matching contributions to the deferred compensation plan on January 1, 2010. Clear Channel accounts for the plan in accordance with the provisions of ASC 710-10. Matching credits on amounts deferred may be made in Clear Channel’s sole discretion and Clear Channel retains ownership of all assets until distributed. Participants in the plan have the opportunity to allocate their deferrals and any Clear Channel matching credits among different investment options, the performance of which is used to determine the amounts to be paid to participants under the plan. In accordance with the provisions of ASC 710-10, the assets and liabilities of the non-qualified deferred compensation plan are presented in “Other assets” and “Other long-term liabilities” in the accompanying consolidated balance sheets, respectively. The asset and liability under the deferred compensation plan at December 31, 2012 was approximately $10.6 million recorded in “Other assets” and $10.6 million recorded in “Other long-term liabilities”, respectively. The asset and liability under the deferred compensation plan at December 31, 2011 was approximately $10.5 million recorded in “Other assets” and $10.5 million recorded in “Other long-term liabilities”, respectively.

NOTE 12 - OTHER INFORMATION

The following table discloses the components of “Other income (expense)” for the years ended December 31, 2012, 2011 and 2010, respectively:

(In thousands)	Years Ended December 31,
	2012	2011	2010
Foreign exchange loss	$(3,018)	$(234)	$(12,783)
Other	3,268	(2,935)	(1,051)

Total other income (expense)—net	$250	$(3,169)	$(13,834)

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table discloses the deferred income tax (asset) liability related to each component of other comprehensive income (loss) for the years ended December 31, 2012, 2011 and 2010, respectively:

(In thousands)	Years Ended December 31,
	2012	2011	2010
Foreign currency translation adjustments and other	$3,210	$(449)	$5,916
Unrealized holding gain on marketable securities	15,324	2,667	14,475
Unrealized holding gain on cash flow derivatives	30,074	20,157	9,067

Total increase in deferred tax liabilities	$48,608	$22,375	$29,458

The following table discloses the components of “Other current assets” as of December 31, 2012 and 2011, respectively:

(In thousands)	As of December 31,
	2012	2011
Inventory	$23,110	$21,157
Deferred tax asset	19,249	16,573
Deposits	10,277	15,167
Deferred loan costs	44,446	53,672
Other	70,126	89,582

Total other current assets	$167,208	$196,151

The following table discloses the components of “Other assets” as of December 31, 2012 and 2011, respectively:

(In thousands)	As of December 31,
	2012	2011
Investments in, and advances to, nonconsolidated affiliates	$370,912	$359,687
Other investments	119,196	77,766
Notes receivable	363	512
Prepaid expenses	32,382	600
Deferred loan costs	157,726	188,823
Deposits	18,420	17,790
Prepaid rent	71,942	79,244
Other	28,942	36,917
Non-qualified plan assets	10,593	10,539

Total other assets	$810,476	$771,878

The following table discloses the components of “Other current liabilities” as of December 31, 2012 and 2011, respectively:

(In thousands)	As of December 31,
	2012	2011
Interest rate swap—current portion	$76,939	$—
Redeemable noncontrolling interest	60,950

Total other current liabilities	$137,889	$—

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table discloses the components of “Other long-term liabilities” as of December 31, 2012 and 2011, respectively:

(In thousands)	As of December 31,
	2012	2011
Unrecognized tax benefits	$158,321	$212,672
Asset retirement obligation	56,047	50,983
Non-qualified plan liabilities	10,593	10,539
Interest rate swap—long-term portion	—	159,124
Deferred income	12,121	15,246
Redeemable noncontrolling interest	—	57,855
Deferred rent	106,394	81,599
Employee related liabilities	24,265	40,145
Other	82,776	79,725

Total other long-term liabilities	$450,517	$707,888

The following table discloses the components of “Accumulated other comprehensive loss,” net of tax, as of December 31, 2012 and 2011, respectively:

(In thousands)	As of December 31,
	2012	2011
Cumulative currency translation adjustment	$(178,372)	$(212,761)
Cumulative unrealized gain (losses) on securities	66,982	41,302
Cumulative other adjustments	6,286	5,708
Cumulative unrealized gain (losses) on cash flow derivatives	(48,180)	(100,292)

Total accumulated other comprehensive loss	$ (153,284)	$ (266,043)

NOTE 13 - SEGMENT DATA

The Company’s reportable segments, which it believes best reflect how the Company is currently managed, are CCME, Americas outdoor and International outdoor. Revenue and expenses earned and charged between segments are recorded at estimated fair value and eliminated in consolidation. The CCME segment provides media and entertainment services via broadcast and digital delivery and also includes the Company’s national syndication business. The Americas outdoor advertising segment consists of operations primarily in the United States and Canada. The International outdoor advertising segment primarily includes operations in Europe, Asia, Australia and Latin America. The Americas outdoor and International outdoor display inventory consists primarily of billboards, street furniture displays and transit displays. The Other category includes the Company’s media representation business as well as other general support services and initiatives which are ancillary to the Company’s other businesses. Corporate includes infrastructure and support, including information technology, human resources, legal, finance and administrative functions of each of the Company’s reportable segments, as well as overall executive, administrative and support functions. Share-based payments are recorded by each segment in direct operating and selling, general and administrative expenses.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During the first quarter of 2012, the Company recast its segment reporting, as discussed in Note 1. The following table presents the Company’s reportable segment results for the years ended December 31, 2012, 2011 and 2010.

(In thousands)	CCME	Americas Outdoor Advertising	International Outdoor Advertising	Other	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2012
Revenue	$3,084,780	$1,279,257	$1,667,687	$281,879	$—	$(66,719)	$6,246,884
Direct operating expenses	873,165	586,666	1,024,596	25,088	—	(12,965)	2,496,550
Selling, general and administrative expenses	997,511	212,794	364,502	152,394	—	(53,754)	1,673,447
Depreciation and amortization	271,399	192,023	205,258	45,568	15,037	—	729,285
Impairment charges	—	—	—	—	37,651	—	37,651
Corporate expenses	—	—	—	—	288,028	—	288,028
Other operating income—net	—	—	—	—	48,127	—	48,127

Operating income (loss)	$942,705	$287,774	$73,331	$58,829	$(292,589)	$—	$1,070,050

Intersegment revenues	$—	$1,175	$80	$65,464	$—	$—	$66,719
Segment assets	$8,201,798	$3,835,235	$2,256,309	$815,435	$1,183,936	$—	$16,292,713
Capital expenditures	$65,821	$117,647	$150,129	$17,438	$39,245	$—	$390,280
Share-based compensation expense	$6,985	$5,875	$4,529	$—	$11,151	$—	$28,540
Year Ended December 31, 2011
Revenue	$2,986,828	$1,252,725	$1,751,149	$234,542	$—	$ (63,892)	$6,161,352
Direct operating expenses	849,265	571,779	1,067,022	27,807	—	(11,837)	2,504,036
Selling, general and administrative expenses	980,960	201,124	339,748	147,481	—	(52,055)	1,617,258
Depreciation and amortization	268,245	211,056	219,908	49,827	14,270	—	763,306
Impairment charges	—	—	—	—	7,614		7,614
Corporate expenses	—	—	—	—	227,096	—	227,096
Other operating income—net	—	—	—	—	12,682	—	12,682

Operating income (loss)	$888,358	$268,766	$124,471	$9,427	$(236,298)	$—	$1,054,724

Intersegment revenues	$—	$4,141	$—	$59,751	$—	$—	$63,892
Segment assets	$8,364,246	$3,886,098	$2,166,173	$809,212	$1,316,310	$—	$16,542,039
Capital expenditures	$50,198	$122,505	$166,044	$5,737	$19,490	$—	$363,974
Share-based compensation expense	$4,606	$7,601	$3,165	$—	$5,295	$—	$20,667
Year Ended December 31, 2010
Revenue	$2,869,499	$1,216,930	$1,581,064	$261,461	$—	$(63,269)	$5,865,685
Direct operating expenses	808,867	560,378	999,594	27,953	—	(15,145)	2,381,647
Selling, general and administrative expenses	963,853	199,990	294,666	159,827	—	(48,124)	1,570,212
Depreciation and amortization	256,673	198,896	214,692	52,965	9,643	—	732,869
Impairment charges	—	—	—	—	15,364	—	15,364
Corporate expenses	—	—	—	—	284,042	—	284,042
Other operating expense—net	—	—	—	—	(16,710)	—	(16,710)

Operating income (loss)	$840,106	$257,666	$72,112	$20,716	$(325,759)	$—	$864,841

Intersegment revenues	$275	$4,173	$—	$58,821	$—	$—	$63,269
Segment assets	$8,411,953	$4,415,901	$2,222,121	$812,189	$1,598,218	$—	$17,460,382
Capital expenditures	$27,781	$92,235	$103,038	$7,682	$10,728	$—	$241,464
Share-based compensation expense	$7,152	$9,207	$2,746	$—	$15,141	$—	$34,246

Revenue of $1.7 billion, $1.8 billion and $1.7 billion derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2012, 2011 and 2010, respectively. Revenue of $4.5 billion, $4.3 billion and $4.2 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2012, 2011 and 2010, respectively.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Identifiable long-lived assets of $805.2 million, $797.7 million and $802.4 million derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2012, 2011 and 2010, respectively. Identifiable long-lived assets of $2.2 billion, $2.3 billion and $2.3 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2012, 2011 and 2010, respectively.

NOTE 14 - QUARTERLY RESULTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,
	2012	2011	2012	2011	2012	2011	2012	2011
Revenue	$1,360,723	$1,320,826	$1,602,494	$1,604,386	$1,587,331	$1,583,352	$1,696,336	$1,652,788
Operating expenses:
Direct operating expenses	614,434	584,069	607,095	630,015	624,526	654,163	650,495	635,789
Selling, general and administrative expenses	423,628	372,710	398,123	420,436	419,855	402,160	431,841	421,952
Corporate expenses	69,198	52,347	71,158	56,486	70,811	54,247	76,861	64,016
Depreciation and amortization	175,366	183,711	181,839	189,641	182,350	197,532	189,730	192,422
Impairment charges	—	—	—	—	—	—	37,651	7,614
Other operating income (expense)—net	3,124	16,714	1,917	3,229	42,118	(6,490)	968	(771)

Operating income	81,221	144,703	346,196	311,037	331,907	268,760	310,726	330,224
Interest expense	374,016	369,666	385,867	358,950	388,210	369,233	400,930	368,397
Loss on marketable securities	—	—	—	—	—	—	(4,580)	(4,827)
Equity in earnings of nonconsolidated affiliates	3,555	2,975	4,696	5,271	3,663	5,210	6,643	13,502
Gain (loss) on extinguishment of debt	(15,167)	(5,721)	—	—	—	4,274	(239,556)	—
Other income (expense)—net	(1,106)	3,685	(1,397)	(4,517)	824	3,033	1,929	(5,370)

Loss before income taxes	(305,513)	(224,024)	(36,372)	(47,159)	(51,816)	(87,956)	(325,768)	(34,868)
Income tax benefit	157,398	92,661	8,663	9,184	13,232	20,665	128,986	3,468

Consolidated net loss	(148,115)	(131,363)	(27,709)	(37,975)	(38,584)	(67,291)	(196,782)	(31,400)
Less amount attributable to noncontrolling interest	(4,486)	469	11,316	15,204	11,977	6,765	(5,518)	11,627
Net loss attributable to the Company	$(143,629)	$(131,832)	$(39,025)	$(53,179)	$(50,561)	$(74,056)	$(191,264)	$(43,027)

NOTE 15 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Clear Channel is a party to a management agreement with certain affiliates of Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) and certain other parties pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018. These agreements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, plus reimbursable expenses. For the years ended December 31, 2012, 2011 and 2010, the Company recognized management fees and reimbursable expenses of $15.9 million, $15.7 million and $17.1 million, respectively.

Stock Purchases

On August 9, 2010, Clear Channel announced that its board of directors approved a stock purchase program under which Clear Channel or its subsidiaries may purchase up to an aggregate of $100.0 million of the Class A common stock of CCMH and/or the Class A common stock of CCOH. The stock purchase program does not have a fixed expiration date and may be modified, suspended or terminated at any time at Clear Channel’s discretion. During 2011, CC Finco purchased

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1,553,971 shares of CCOH’s Class A common stock through open market purchases for approximately $16.4 million. During 2012, CC Finco purchased 111,291 shares of CCMH’s Class A common stock for $692,887.

NOTE 16 - GUARANTOR SUBSIDIARIES

The Company and certain of Clear Channel’s direct and indirect wholly-owned domestic subsidiaries (the “Guarantor Subsidiaries”) fully and unconditionally guaranteed on a joint and several basis certain of Clear Channel’s outstanding indebtedness. The following consolidating schedules present financial information on a combined basis in conformity with the SEC’s Regulation S-X Rule 3-10(d):

(In thousands)	December 31, 2012
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$11	$333,768	$891,231	$—	$1,225,010
Accounts receivable, net of allowance	—	—	678,448	745,551	—	1,423,999
Intercompany receivables(1)	37,822	3,995,170	166,019	—	(4,199,011)	—
Prepaid expenses	2,397	—	33,190	142,003	—	177,590
Other current assets	—	36,446	69,518	275,974	(214,730)	167,208

Total Current Assets	40,219	4,031,627	1,280,943	2,054,759	(4,413,741)	2,993,807
Property, plant and equipment, net	—	—	827,623	2,209,231	—	3,036,854
Indefinite-lived intangibles—licenses	—	—	2,423,979	—	—	2,423,979
Indefinite-lived intangibles—permits	—	—	—	1,070,720	—	1,070,720
Definite-lived intangibles, net	—	—	1,174,818	565,974	—	1,740,792
Goodwill	—	—	3,350,083	866,002	—	4,216,085
Intercompany notes receivable	—	962,000	—	—	(962,000)	—
Long-term intercompany receivable	—	—	—	729,157	(729,157)	—
Investment in subsidiaries	(8,574,081)	3,848,000	552,184	—	4,173,897	—
Other assets	—	115,188	333,607	842,377	(480,696)	810,476

Total Assets	$(8,533,862)	$8,956,815	$9,943,237	$8,338,220	$(2,411,697)	$16,292,713

Accounts payable	$—	$—	$37,436	$98,882	$—	$136,318
Accrued expenses	(1,732)	(103,240)	319,466	558,469	—	772,963
Accrued interest	—	210,874	—	(113)	(30,189)	180,572
Intercompany payable(1)	—	—	4,032,992	166,019	(4,199,011)	—
Current portion of long-term debt	—	372,321	—	9,407	—	381,728
Deferred income	—	—	62,901	109,771	—	172,672
Other current liabilities	—	76,939	—	60,950	—	137,889

Total Current Liabilities	(1,732)	556,894	4,452,795	1,003,385	(4,229,200)	1,782,142
Long-term debt	—	16,310,694	4,000	4,935,388	(884,713)	20,365,369
Long-term intercompany payable	—	729,157	—	—	(729,157)	—
Intercompany long-term debt	—	—	962,000	—	(962,000)	—
Deferred income taxes	(13,556)	(94,322)	1,089,659	705,935	2,160	1,689,876
Other long-term liabilities	—	28,473	182,142	239,902	—	450,517
Total member’s interest (deficit)	(8,518,574)	(8,574,081)	3,252,641	1,453,610	4,391,213	(7,995,191)

Total Liabilities and Member’s Equity	$ (8,533,862)	$8,956,815	$9,943,237	$8,338,220	$(2,411,697)	$16,292,713

(1)	The intercompany payable balance includes approximately $7.3 billion of designated amounts of borrowing under the senior secured credit facilities by certain Guarantor Subsidiaries that are Co-Borrowers and primary obligors thereunder with respect to these amounts. These amounts were incurred by the Co-Borrowers at the time of the closing of the merger, but were funded and will be repaid through accounts of the Subsidiary Issuer. The intercompany receivables balance includes the amount of such borrowings, which are required to be repaid to the lenders under the senior secured credit facilities by the Guarantor Subsidiaries as Co-Borrowers and primary obligors thereunder.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	December 31, 2011
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$1	$461,572	$767,109	$—	$1,228,682
Accounts receivable, net of allowance	—	—	694,548	704,587	—	1,399,135
Intercompany receivables(1)	30,270	4,824,634	—	—	(4,854,904)	—
Prepaid expenses	2,251	—	25,944	133,122	—	161,317
Other current assets	—	46,018	81,620	144,573	(76,060)	196,151

Total Current Assets	32,521	4,870,653	1,263,684	1,749,391	(4,930,964)	2,985,285
Property, plant and equipment, net	—	—	815,245	2,248,082	—	3,063,327
Indefinite-lived intangibles—licenses	—	—	2,411,367	—	—	2,411,367
Indefinite-lived intangibles—permits	—	—	—	1,105,704	—	1,105,704
Other intangibles, net	—	—	1,389,935	627,825	—	2,017,760
Goodwill	—	—	3,325,771	860,947	—	4,186,718
Intercompany notes receivable	—	962,000	—	—	(962,000)	—
Long-term intercompany receivable	—	—	—	656,040	(656,040)	—
Investment in subsidiaries	(8,342,987)	5,234,229	2,844,451	—	264,307	—
Other assets	—	167,337	254,435	907,567	(557,461)	771,878

Total Assets	$(8,310,466)	$11,234,219	$12,304,888	$8,155,556	$(6,842,158)	$16,542,039

Accounts payable	$—	$—	$26,119	$95,456	$—	$121,575
Accrued expenses	(641)	(61,478)	266,249	531,022	—	735,152
Accrued interest	—	189,144	(1)	2,277	(31,059)	160,361
Intercompany payable(1)	—	—	4,743,944	110,960	(4,854,904)	—
Current portion of long-term debt	—	243,927	905	23,806	—	268,638
Deferred income	—	—	50,416	92,820	—	143,236

Total Current Liabilities	(641)	371,593	5,087,632	856,341	(4,885,963)	1,428,962
Long-term debt	—	18,305,183	3,321	2,522,103	(892,076)	19,938,531
Long-term intercompany payable	—	655,930	110	—	(656,040)	—
Intercompany long-term debt	—	—	962,000	—	(962,000)	—
Deferred income taxes	(13,845)	39,173	1,055,533	858,908	(1,170)	1,938,599
Other long-term liabilities	—	205,327	220,546	282,015	—	707,888
Total member’s interest (deficit)	(8,295,980)	(8,342,987)	4,975,746	3,636,189	555,091	(7,471,941)

Total Liabilities and Member’s Equity	$(8,310,466)	$11,234,219	$12,304,888	$8,155,556	$(6,842,158)	$16,542,039

(1)	The intercompany payable balance includes approximately $7.3 billion of designated amounts of borrowing under the senior secured credit facilities by certain Guarantor Subsidiaries that are Co-Borrowers and primary obligors thereunder with respect to these amounts. These amounts were incurred by the Co-Borrowers at the time of the closing of the merger, but were funded and will be repaid through accounts of the Subsidiary Issuer. The intercompany receivables balance includes the amount of such borrowings, which are required to be repaid to the lenders under the senior secured credit facilities by the Guarantor Subsidiaries as Co-Borrowers and primary obligors thereunder.

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2012
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$3,288,779	$2,974,108	$(16,003)	$6,246,884
Operating expenses:
Direct operating expenses	—	—	883,190	1,621,341	(7,981)	2,496,550
Selling, general and administrative expenses	—	—	1,090,006	591,463	(8,022)	1,673,447
Corporate expenses	10,829	—	171,771	105,428	—	288,028
Depreciation and amortization	—	—	328,633	400,652	—	729,285
Impairment charge	—	—	—	37,651	—	37,651
Other operating income (expense)—net	—	—	(2,825)	50,952	—	48,127

Operating income (loss)	(10,829)	—	812,354	268,525	—	1,070,050
Interest (income) expense—net	—	1,307,703	23,143	139,824	78,353	1,549,023
Loss on marketable securities	—	(1)	(2,001)	(2,578)	—	(4,580)
Equity in earnings (loss) of nonconsolidated affiliates	(329,817)	492,819	(174,774)	19,464	10,865	18,557
Loss on debt extinguishment	—	(33,652)	—	(221,071)	—	(254,723)
Other income (expense)—net	—	(1)	3,960	5,743	(9,452)	250

Income (loss) before income taxes	(340,646)	(848,538)	616,396	(69,741)	(76,940)	(719,469)
Income tax benefit (expense)	3,972	518,721	(246,380)	31,966	—	308,279

Consolidated net income (loss)	(336,674)	(329,817)	370,016	(37,775)	(76,940)	(411,190)
Less amount attributable to noncontrolling interest	—	—	(10,613)	23,902	—	13,289

Net income (loss) attributable to the Company	$ (336,674)	$(329,817)	$380,629	$(61,677)	$(76,940)	$(424,479)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	(399)	40,641	—	40,242
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain (loss) on marketable securities	—	—	25,676	(8,151)	5,578	23,103
Unrealized holding loss on cash flow derivatives	—	52,112	—	—	—	52,112
Reclassification adjustment	2	(2)	—	3,180	—	3,180
Equity in subsidiary comprehensive income (loss)	107,179	55,069	33,967	—	(196,215)	—

Comprehensive income (loss)	(229,493)	(222,638)	439,873	(26,007)	(267,577)	(305,842)
Less amount attributable to noncontrolling interest	—	—	4,175	1,703	—	5,878

Comprehensive income (loss) attributable to the Company	$(229,493)	$(222,638)	$435,698	$(27,710)	$ (267,577)	$(311,720)

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2011
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$3,121,308	$3,059,676	$(19,632)	$6,161,352
Operating expenses:
Direct operating expenses	—	—	849,834	1,660,786	(6,584)	2,504,036
Selling, general and administrative expenses	—	—	1,062,726	567,580	(13,048)	1,617,258
Corporate expenses	10,878	—	125,964	90,254	—	227,096
Depreciation and amortization	—	—	327,240	436,066	—	763,306
Impairment charges	—	—	—	7,614	—	7,614
Other operating income—net	—	—	4,091	8,591	—	12,682

Operating income (loss)	(10,878)	—	759,635	305,967	—	1,054,724
Interest expense—net	13	1,360,995	2,370	27,321	75,547	1,466,246
Loss on marketable securities	—	—	—	(4,827)	—	(4,827)
Equity in earnings (loss) of nonconsolidated affiliates	(223,915)	629,915	54,407	26,987	(460,436)	26,958
Loss on debt extinguishment	—	(5,721)	(1)	—	4,275	(1,447)
Other income (expense)—net	(1)	1	590	(3,759)	—	(3,169)

Income (loss) before income taxes	(234,807)	(736,800)	812,261	297,047	(531,708)	(394,007)
Income tax benefit (expense)	3,985	512,885	(274,930)	(115,962)	—	125,978

Consolidated net income (loss)	(230,822)	(223,915)	537,331	181,085	(531,708)	(268,029)
Less amount attributable to noncontrolling interest	—	—	13,792	20,273	—	34,065

Net income (loss) attributable to the Company	$(230,822)	$(223,915)	$523,539	$160,812	$(531,708)	$(302,094)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	1,267	(30,914)	—	(29,647)
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain (loss) on marketable securities	—	—	4,610	(2,874)	(1,960)	(224)
Unrealized holding loss on cash flow derivatives	—	33,775	—	—	—	33,775
Reclassification adjustment	—	—	—	3,787	—	3,787
Equity in subsidiary comprehensive income (loss)	5,518	(28,257)	(38,702)	—	61,441	—

Comprehensive income (loss)	(225,304)	(218,397)	490,714	130,811	(472,227)	(294,403)
Less amount attributable to noncontrolling interest	—	—	(4,594)	8,918	—	4,324

Comprehensive income (loss) attributable to the Company	$(225,304)	$(218,397)	$495,308	$121,893	$(472,227)	$(298,727)

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2010
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$3,044,866	$2,824,400	$(3,581)	$5,865,685
Operating expenses:
Direct operating expenses	—	—	818,001	1,564,515	(869)	2,381,647
Selling, general and administrative expenses	—	—	1,060,262	512,662	(2,712)	1,570,212
Corporate expenses	12,274	28	164,144	107,596	—	284,042
Depreciation and amortization	—	—	317,761	415,108	—	732,869
Impairment charges	—	—	3,871	11,493	—	15,364
Other operating income—net	—	—	7,043	(23,753)	—	(16,710)

Operating income (loss)	(12,274)	(28)	687,870	189,273	—	864,841
Interest expense—net	17	1,415,932	379	40,198	76,815	1,533,341
Loss on marketable securities	—	—	—	(6,490)	—	(6,490)
Equity in earnings (loss) of nonconsolidated affiliates	(454,779)	428,976	(80,040)	5,749	105,796	5,702
Loss on debt extinguishment	—	—	—	—	60,289	60,289
Other income (expense)—net	(1)	(1)	(2,496)	(11,336)	—	(13,834)

Income (loss) before income taxes	(467,071)	(986,985)	604,955	136,998	89,270	(622,833)
Income tax benefit (expense)	4,508	532,206	(283,171)	(93,563)	—	159,980

Consolidated net income (loss)	(462,563)	(454,779)	321,784	43,435	89,270	(462,853)
Less amount attributable to noncontrolling interest	—	—	5,130	11,106	—	16,236

Net income (loss) attributable to the Company	$(462,563)	$(454,779)	$316,654	$32,329	$89,270	$(479,089)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	(903)	27,204	—	26,301
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain (loss) on marketable securities	—	—	24,996	(7,809)	—	17,187
Unrealized holding loss on cash flow derivatives	—	15,112	—	—	—	15,112
Reclassification adjustment	—	—	—	14,750	—	14,750
Equity in subsidiary comprehensive income (loss)	64,493	49,381	26,528	—	(140,402)	—

Comprehensive income (loss)	(398,070)	(390,286)	367,275	66,474	(51,132)	(405,739)
Less amount attributable to noncontrolling interest	—	—	1,240	7,617	—	8,857

Comprehensive income (loss) attributable to the Company	$(398,070)	$(390,286)	$366,035	$58,857	$(51,132)	$(414,596)

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2012
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(336,674)	$(329,817)	$370,016	$(37,775)	$(76,940)	$(411,190)
Reconciling items:
Impairment charges	—	—	—	37,651	—	37,651
Depreciation and amortization	—	—	328,633	400,652	—	729,285
Deferred taxes	289	(164,738)	20,143	(160,305)	—	(304,611)
Provision for doubtful accounts	—	—	4,459	7,256	—	11,715
Amortization of deferred financing charges and note discounts, net	—	196,549	(7,534)	(103,271)	78,353	164,097
Share-based compensation	—	—	17,951	10,589	—	28,540
Gain (loss) on disposal of operating assets	—	—	2,825	(50,952)	—	(48,127)
Loss on marketable securities	—	1	2,001	2,578	—	4,580
Equity in (earnings) loss of nonconsolidated affiliates	329,817	(492,819)	174,774	(19,464)	(10,865)	(18,557)
Loss on extinguishment of debt	—	33,652	—	221,071	—	254,723
Other reconciling items—net	—	—	(7,623)	25,423	—	17,800
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in accounts receivable	—	—	12,256	(46,494)	—	(34,238)
Increase in accrued expenses	—	—	9,432	25,442	—	34,874
Increase (decrease) in accounts payable and other liabilities	—	(17,783)	(25,854)	24,589	—	(19,048)
Increase (decrease) in accrued interest	—	21,731	—	(2,377)	869	20,223
Increase in deferred income	—	—	9,521	23,961	—	33,482
Changes in other operating assets and liabilities	(1,237)	(41,762)	20,915	10,452	(869)	(12,501)

Net cash provided by (used for) operating activities	(7,805)	(794,986)	931,915	369,026	(9,452)	488,698

Cash flows from investing activities:
Proceeds from maturity of Clear Channel notes	—	—	—	50,149	(50,149)	—
Purchases of businesses	—	—	(45,395)	(4,721)	—	(50,116)
Purchases of property, plant and equipment	—	—	(114,023)	(276,257)	—	(390,280)
Proceeds from disposal of assets	—	—	3,223	56,442	—	59,665
Purchases of other operating assets	—	—	(9,107)	(5,719)	—	(14,826)
Change in other—net	—	1,925,661	1,918,909	(4,857)	(3,841,177)	(1,464)

Net cash provided by (used for) investing activities	—	1,925,661	1,753,607	(184,963)	(3,891,326)	(397,021)

Cash flows from financing activities:
Draws on credit facilities	—	602,500	—	2,063	—	604,563
Payments on credit facilities	—	(1,928,051)	—	(3,368)	—	(1,931,419)
Intercompany funding	10,401	903,857	(896,192)	(18,066)	—	—
Proceeds from long-term debt	—	—	—	4,917,643	—	4,917,643
Payments on long-term debt	—	(695,342)	(927)	(2,700,786)	50,149	(3,346,906)
Dividends paid	—	—	(1,916,207)	(2,179,849)	3,851,322	(244,734)
Deferred financing charges	—	(13,629)	—	(69,988)	—	(83,617)
Change in other—net	(2,596)	—	—	(7,590)	(693)	(10,879)

Net cash provided by (used for) financing activities	7,805	(1,130,665)	(2,813,326)	(59,941)	3,900,778	(95,349)

Net increase (decrease) in cash and cash equivalents	—	10	(127,804)	124,122	—	(3,672)
Cash and cash equivalents at beginning of period	—	1	461,572	767,109	—	1,228,682

Cash and cash equivalents at end of period	$—	$11	$333,768	$891,231	$—	$1,225,010

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2011
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(230,822)	$(223,915)	$537,331	$181,085	$(531,708)	$(268,029)
Reconciling items:
Impairment charges	—	—	—	7,614	—	7,614
Depreciation and amortization	—	—	327,240	436,066	—	763,306
Deferred taxes	(1,180)	(249,392)	109,795	(3,167)	—	(143,944)
Provision for doubtful accounts	—	—	7,604	6,119	—	13,723
Amortization of deferred financing charges and note discounts, net	—	222,908	(6,144)	(104,277)	75,547	188,034
Share-based compensation	—	—	9,754	10,913	—	20,667
Gain on disposal of operating assets	—	—	(4,091)	(8,591)	—	(12,682)
Loss on marketable securities	—	—	—	4,827	—	4,827
Equity in (earnings) loss of nonconsolidated affiliates	223,915	(629,915)	(54,407)	(26,987)	460,436	(26,958)
(Gain) loss on extinguishment of debt	—	5,721	1	—	(4,275)	1,447
Other reconciling items—net	—	—	1,083	15,037	—	16,120
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in accounts receivable	—	—	(13,090)	5,255	—	(7,835)
Decrease in accrued expenses	—	(4,341)	(93,854)	(29,047)	—	(127,242)
Increase (decrease) in accounts payable and other liabilities	—	—	(52,995)	37,864	—	(15,131)
Increase in accrued interest	—	16,866	20,813	1,127	364	39,170
Decrease in deferred income	—	—	(427)	(10,349)	—	(10,776)
Changes in other operating assets and liabilities	(125)	26,946	(78,254)	(16,556)	(364)	(68,353)

Net cash provided by (used for) operating activities	(8,212)	(835,122)	710,359	506,933	—	373,958

Cash flows from investing activities:
Proceeds from maturity of Clear Channel notes	—	—	—	167,022	(167,022)	—
Proceeds from sale of other investments	—	—	(700)	7,594	—	6,894
Purchases of businesses	—	—	(207)	(46,149)	—	(46,356)
Purchases of property, plant and equipment	—	—	(69,650)	(292,631)	—	(362,281)
Proceeds from disposal of assets	—	—	41,387	12,883	—	54,270
Purchases of other operating assets	—	—	(6,201)	(14,794)	—	(20,995)
Investment in Clear Channel notes	—	—	—	(55,250)	55,250	—
Change in other—net	—	—	69	(16,761)	17,074	382

Net cash provided by (used for) investing activities	—	—	(35,302)	(238,086)	(94,698)	(368,086)

Cash flows from financing activities:
Draws on credit facilities	—	55,000	—	—	—	55,000
Payments on credit facilities	—	(956,181)	—	(4,151)	—	(960,332)
Intercompany funding	8,518	1,486,401	(1,414,366)	(80,553)	—	—
Proceeds from long-term debt	—	1,724,650	1,604	5,012	—	1,731,266
Payments on long-term debt	—	(1,428,051)	(22,155)	(115,115)	167,022	(1,398,299)
Repurchase of long-term debt	—	—	—	—	(55,250)	(55,250)
Deferred financing charges	—	(46,697)	38	—	—	(46,659)
Change in other—net	(306)	—	1,032	(7,494)	(17,074)	(23,842)

Net cash provided by (used for) financing activities	8,212	835,122	(1,433,847)	(202,301)	94,698	(698,116)

Net increase (decrease) in cash and cash equivalents	—	—	(758,790)	66,546	—	(692,244)
Cash and cash equivalents at beginning of period	—	1	1,220,362	700,563	—	1,920,926

Cash and cash equivalents at end of period	$—	$1	$461,572	$767,109	$—	$1,228,682

CLEAR CHANNEL CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2010
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(462,563)	$(454,779)	$321,784	$43,435	$89,270	$(462,853)
Reconciling items:
Impairment charges	—	—	3,871	11,493	—	15,364
Depreciation and amortization	—	—	317,761	415,108	—	732,869
Deferred taxes	(1,445)	(250,630)	56,272	(15,377)	—	(211,180)
Provision for doubtful accounts	—	—	14,312	8,806	—	23,118
Amortization of deferred financing charges and note discounts, net	—	251,590	(3,908)	(109,547)	76,815	214,950
Share-based compensation	—	—	22,200	12,046	—	34,246
(Gain) loss on sale of operating assets	—	—	(7,043)	23,753	—	16,710
Loss on marketable securities	—	—	—	6,490	—	6,490
Equity in (earnings) loss of nonconsolidated Affiliates	454,779	(428,976)	80,040	(5,749)	(105,796)	(5,702)
Loss on extinguishment of debt	—	—	—	—	(60,289)	(60,289)
Other reconciling items—net	—	—	(149)	26,239	—	26,090
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	—	—	(73,082)	(46,778)	—	(119,860)
(Increase) decrease in Federal income taxes receivable	4,187	382,024	(304,098)	50,196	—	132,309
Increase in accrued expenses	—	—	71,525	45,907	—	117,432
Increase (decrease) in accounts payable and other liabilities	—	—	(11,740)	4,816	—	(6,924)
Increase (decrease) in accrued interest	—	131,055	—	243	(44,245)	87,053
Increase (decrease) in deferred income	—	—	8,024	(7,228)	—	796
Changes in other operating assets and liabilities	(547)	(79,835)	34,229	43,662	44,245	41,754

Net cash provided by (used for) operating activities	(5,589)	(449,551)	529,998	507,515	—	582,373

Cash flows from investing activities:
Investment in Clear Channel notes	—	—	(125,000)	—	125,000	—
Proceeds from maturity of Clear Channel notes	—	—	—	10,025	(10,025)	—
Proceeds from other investments	—	—	—	18,700	(17,500)	1,200
Purchases of property, plant and equipment	—	—	(45,868)	(195,596)	—	(241,464)
Proceeds from disposal of assets	—	—	20,884	7,753	—	28,637
Purchases of other operating assets	—	—	(14,269)	(1,841)	—	(16,110)
Change in other—net	—	—	35,325	(12,335)	(35,450)	(12,460)

Net cash provided by (used for) investing activities	—	—	(128,928)	(173,294)	62,025	(240,197)

Cash flows from financing activities:
Draws on credit facilities	—	194,000	—	4,670	—	198,670
Payments on credit facilities	—	(105,500)	—	(47,095)	—	(152,595)
Intercompany funding	2,975	605,939	(439,697)	(169,217)	—	—
Proceeds from long-term debt	—	138,795	—	6,844	—	145,639
Payments on long-term debt	—	(383,682)	(4)	(13,211)	27,525	(369,372)
Repurchases of long-term debt	—	—	—	—	(125,000)	(125,000)
Change in other—net	2,614	—	—	(40,650)	35,450	(2,586)

Net cash provided by (used for) financing activities	5,589	449,552	(439,701)	(258,659)	(62,025)	(305,244)

Net increase (decrease) in cash and cash equivalents	—	1	(38,631)	75,562	—	36,932
Cash and cash equivalents at beginning of period	—	—	1,258,993	625,001	—	1,883,994

Cash and cash equivalents at end of period	$—	$1	$1,220,362	$700,563	$—	$1,920,926

CLEAR CHANNEL COMMUNICATIONS, INC.

Exchange Offers for

$1,999,815,000 9.0% Priority Guarantee Notes due 2019

and

$575,000,000 11.25% Priority Guarantee Notes due 2021

PROSPECTUS

                    , 2013

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING TO YOU OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU MAY NOT RELY ON UNAUTHORIZED INFORMATION OR REPRESENTATIONS.

THIS PROSPECTUS DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CAN NOT LEGALLY BE OFFERED THE SECURITIES.

THE INFORMATION IN THIS PROSPECTUS IS CURRENT ONLY AS OF THE DATE ON ITS COVER, AND MAY CHANGE AFTER THAT DATE. FOR ANY TIME AFTER THE COVER DATE OF THIS PROSPECTUS, WE DO NOT REPRESENT THAT OUR AFFAIRS ARE THE SAME AS DESCRIBED OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT, NOR DO WE IMPLY THOSE THINGS BY DELIVERING THIS PROSPECTUS OR SELLING SECURITIES TO YOU.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Registrants Incorporated in California

The following registrant is a corporation incorporated in the State of California: Cine Guarantors II, Inc.

Section 317 of the California Corporations Code, as amended, provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation’s agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person has been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation, unless and then only to the extent a court determines otherwise.

Neither the articles of incorporation nor the by-laws of Cine Guarantors II, Inc. provide for indemnification under Section 317 of the California Corporations Code, as amended.

Registrants Incorporated in or Organized Under the Laws of Delaware

The following registrants are corporations incorporated in the State of Delaware: AMFM Broadcasting, Inc., AMFM Operating Inc., Capstar Radio Operating Company, Christal Radio Sales, Inc., Clear Channel Satellite Services, Inc., Katz Communications, Inc., Katz Media Group, Inc., Katz Millenium Sales & Marketing, Inc., Katz Net Radio Sales, Inc. and Premiere Radio Networks, Inc.

Section 145(a) of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The certificates of incorporation and/or the by-laws of the following Delaware corporation registrants provide for full indemnification under Section 145(a) of the DCGL: Capstar Radio Operating Company; Christal Radio Sales, Inc; Clear Channel Satellite Services, Inc.; and Katz Millennium Sales & Marketing Inc.

The certificates of incorporation and/or the by-laws of the following Delaware corporation registrants provide for full indemnification under Section 145(b) of the DCGL: Capstar Radio Operating Company; Christal Radio Sales, Inc; Clear Channel Satellite Services, Inc.; and Katz Millennium Sales & Marketing Inc.

The certificates of incorporation of the following Delaware corporation registrants provide for full indemnification under Section 102(b)(7) of the DGCL: AMFM Broadcasting, Inc.; AMFM Operating Inc.; Capstar Radio Operating Company; Clear Channel Satellite Services, Inc.; Katz Communications, Inc.; Katz Media Group, Inc.; Katz Millennium Sales & Marketing Inc. and Premiere Radio Networks, Inc.

The by-laws of AMFM Operating Inc. provide that AMFM Operating Inc. must indemnify any person under Sections 145(a) and 145(b) of the DGCL by reason of the fact that the person is or was or has agreed to become a director or officer, or is or was serving or has agreed to serve at the request of AMFM Operating Inc. as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, for all amounts permitted under Sections 145(a) and 145(b) actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit, or proceeding and any appeal therefrom. AMFM Operating Inc. will be required to indemnify a person in connection with any action, suit, or proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to above in defending a civil or criminal action, suit, or proceeding will be paid by AMFM Operating Inc. in advance of the final disposition of such action, suit, or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit, or proceeding will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined that such director or officer is not entitled to be indemnified by AMFM Operating Inc. as authorized by the by-laws. AMFM Operating Inc. may also indemnify any and all other persons it has the power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. AMFM Operating Inc. will purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of AMFM Operating Inc., or is or was serving at the request of AMFM Operating Inc. as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not AMFM Operating Inc. would have the power to indemnify him or her against such liability under its by-laws, provided that such insurance is available on acceptable terms, which determination will be made by a vote of a majority of the Board of Directors in their sole discretion.

The certificate of incorporation of Christal Radio Sales, Inc. provides that it may pay expenses incurred in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by Christal Radio Sales, Inc. Furthermore, Christal Radio Sales, Inc. has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Christal Radio Sales, Inc. would have the power to indemnify him or her against such liability under the provisions of its certificate of incorporation.

The certificate of incorporation and by-laws of Katz Communications, Inc. provide for indemnification under Sections 145(a) and 145(b) of the DGCL; provided that Katz Communications, Inc. will not be liable to indemnify any person seeking indemnification for any amounts paid in settlement of any action or claim effected without its written consent. Furthermore, the certificate of incorporation and by-laws provide that Katz Communications, Inc. will pay any expenses incurred by an officer, director, employee, or agent in defending any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in advance of the final disposition, other than those expenses for which such director or officer is not entitled to indemnification pursuant to the certificate of incorporation and by-laws. Katz Communications, Inc. will make such payments upon receipt of (i) a written request made by such person for payment of such expenses, (ii) an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Katz Communications, Inc. and (iii) evidence satisfactory to Katz Communications, Inc. as to the amount of such expenses.

The certificate of incorporation of Katz Media Group, Inc. provides for indemnification of all persons under Sections 145(a) and 145(b) of the DGCL; provided, however, that Katz Media Group, Inc. will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought against Katz Media Group, Inc. for improperly withholding indemnification, only if such proceeding (or part thereof) was authorized by the Board of Directors. This indemnification obligation includes the right to be paid by Katz Media Group, Inc. the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan, in advance of the final disposition of a proceeding, will be made only upon delivery to Katz Media Group, Inc. of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified by Katz Media Group, Inc. Furthermore, Katz Media Group, Inc. may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of Katz Media Group, Inc. or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not Katz Media Group, Inc. would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

(b) The following registrants are limited liability companies organized under the State of Delaware: CC Licenses, LLC, Clear Channel Real Estate, LLC, AMFM Broadcasting Licenses, LLC, AMFM Radio Licenses, LLC, AMFM Texas, LLC, CC Finco Holdings, LLC and Clear Channel Capital I, LLC.

Section 18-108 of the Delaware Limited Liability Company Act, as amended, provides that a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreements of AMFM Broadcasting Licenses, LLC and AMFM Texas, LLC provide that each such company will, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless any person or entity and such person’s or entity’s executors, administrators, heirs, legal representatives, successors and assigns (each, a “covered person”) who was or is a party or was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person or entity is or was a member, manager, officer, authorized person, employee, or agent of such company or is or was serving at the request of such company as a member, manager, director, officer, authorized person, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, domestic or foreign, against all expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses (collectively “losses”) incurred or suffered by such covered person in connection with such action, suit, or proceeding; provided, however, that such company is not obligated to indemnify a covered person for any such losses if a court of competent jurisdiction, in a judgment that has become final and nonappealable, has determined that the acts or omissions of such covered person constituted willful misconduct, bad faith, recklessness, or gross negligence, and (ii) advance expenses incurred by such covered person in defending or otherwise participating in such action, suit, or proceeding in advance of its final disposition. Such limited liability company agreements provide that the member will not be liable for the debts, obligations, or liabilities of the company, whether arising in contract, tort, or otherwise, solely by reason of being a member of the company, or to the company or to any other member of the company or other person or entity who may become a party to or bound by the limited liability company agreement for any breach of the limited liability company agreement or of any duties (including fiduciary duties) arising under or in connection with the limited liability company agreement or the company, other than for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The limited liability company agreements of CC Finco Holdings, LLC and Clear Channel Capital I, LLC provide that each of CC Finco Holdings, LLC and Clear Channel Capital I, LLC will indemnify and hold harmless its managers (in the case of Clear Channel Capital I, LLC), its member, and each other “indemnified person” from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative, arbitral, or investigative, in which such indemnified person is or was involved, may be involved, or is threatened to be involved, as a party or otherwise, arising out of (i) any action or inaction on the part of such company, or on the part of the indemnified person in connection with the business and affairs of such company, (ii) the limited liability company agreement of such company, (iii) its member’s, any manager’s (in the case of Clear Channel Capital, I, LLC), or any representative’s (in the case of CC Finco Holdings, LLC, as defined in its limited liability company agreement) status, and (iv) any action taken by its member, any manager (in the case of Clear Channel Capital, I, LLC), or any representative (in the case of CC Finco Holdings, LLC) or otherwise on behalf of such company, to the fullest extent permitted by the Delaware Limited Liability Company Act and all other applicable laws; provided that such indemnified person’s conduct did not constitute willful misfeasance, bad faith, or gross negligence. The limited liability company agreements define an “indemnified person” to be the member, the managers (in the case of Clear Channel Capital, I, LLC), the representatives (in the case of CC Finco Holdings, LLC), and any partner, manager, or other affiliate, agent, or representative of the member, and any officer, director, manager, employee, stockholder, member, partner, or other affiliate, agent, or representative of any such person, and any of the heirs, executors, successors, or assigns of any of the foregoing. Expenses incurred by an indemnified person will be advanced upon receipt by each such company of an undertaking of repayment should it be determined that such person is not entitled to be indemnified; provided, however, that Clear Channel Capital I, LLC will not be required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim, or counterclaim initiated by or on behalf of such person. Each such company may purchase and maintain insurance on behalf of any indemnified person and other persons determined by its member. The limited liability company agreement of Clear Channel Capital I, LLC provides that neither the member nor any other indemnified person will be personally liable to Clear Channel Capital I, LLC for the repayment of any distributions made by Clear Channel Capital I, LLC to its member or for monetary damages for the breach of its fiduciary duty as a manager, except to the extent that exculpation from liability is not permitted under the Delaware Limited Liability Company Act as in effect at the time such liability is determined. The limited liability company agreement of CC Finco Holdings, LLC provides that neither the member nor any other indemnified person will be personally liable to CC Finco Holdings, LLC for the repayment of any distributions made by CC Finco Holdings, LLC to its member, or for any other act or omission by such indemnified person in connection with the conduct of affairs of CC Finco Holdings, LLC, its limited liability company agreement or the matters contemplated therein, except as a result of such person’s willful misfeasance, bad faith, or gross negligence.

The limited liability company agreements of the following Delaware limited liability company registrants do not provide for indemnification of members, managers, or officers or limit the liability of members, managers, or officers: AMFM Radio Licenses, LLC and Clear Channel Real Estate, LLC.

(c) The following registrant is a limited partnerships organized under the State of Delaware: AMFM Texas Broadcasting, LP.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, as amended, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The limited partnership agreement of AMFM Texas Broadcasting, L.P. provides that the general partner will not be liable in damages or otherwise to the partnership or any partner for any action taken or failure to act on behalf of the partnership within the scope of the authority conferred on the general partner by such partnership agreement unless such act or omission was performed or omitted fraudulently. Furthermore, the general partner will not be liable for any loss or damage to partnership property caused by acts of a public enemy, natural disasters, or other causes beyond the general partner’s control.

Registrants Incorporated in Nevada

The following registrants are corporations incorporated in the State of Nevada: CC Broadcast Holdings, Inc., Clear Channel Broadcasting Licenses, Inc., Clear Channel Broadcasting, Inc., Clear Channel Holdings, Inc., Clear Channel Investments, Inc., Terrestrial RF Licensing, Inc. and Clear Channel Mexico Holdings, Inc.

The Nevada Revised Statutes (the “NRS”) provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. The articles of incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the NRS.

The NRS also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened, or completed action, suit, or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee, or agent of the corporation or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud, or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee, or agent with respect to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud, or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation; however, indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

CC Broadcast Holdings, Inc.’s by-laws provide in Article Seven that CC Broadcast Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Broadcasting Licenses, Inc.’s articles of incorporation, as amended, provide in Article Ten that Clear Channel Broadcasting Licenses, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Broadcasting Licenses, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300.

Clear Channel Broadcasting, Inc.’s articles of incorporation, as amended, provide in Article Ten that Clear Channel Broadcasting, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Broadcasting, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300.

Clear Channel Holdings, Inc.’s articles of incorporation provide in Article Ten that Clear Channel Holdings, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Holdings, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300. Clear Channel Holdings, Inc.’s by-laws provide in Article Six that Clear Channel Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Investments, Inc.’s articles of incorporation, as amended, provide in Article Ten that Clear Channel Investments, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Investments, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300. Clear Channel Investments, Inc.’s by-laws provide in Article Six that Clear Channel Investments, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Mexico Holdings, Inc.’s by-laws provide in Article Seven that Clear Channel Mexico Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Registrants Incorporated in Ohio

The following registrants are corporations incorporated in the State of Ohio: Citicasters Co. and Critical Mass Media, Inc. (the “Ohio Registrants”).

Section 1701.13(E)(1) of the Ohio General Corporation Law (“Ohio Law”) authorizes Ohio corporations to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful.

Section 1701.13(E)(2) of the Ohio Law further authorizes Ohio corporations to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court deems proper or in respect of any action or suit in which the only liability asserted against a director is for certain unlawful loans, dividends and distributions of assets.

Section 1701.13(E)(3) of the Ohio Law requires Ohio corporations to indemnify a director, trustee, officer, employee, member, manager or agent to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against such person or in defense of any claim, issue or matter in such an action, suit or proceeding against expenses (including attorney’s fees), actually and reasonably incurred by such person in connection with the action, suit or proceeding.

With respect to the advancement of expenses, subject to two exceptions described below, Section 1701.13(E)(5)(a) of the Ohio Law provides that a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses (including attorney’s fees) incurred in defending any action, suit or proceeding, including derivative actions, brought against the director, so long as the director agrees to reasonably cooperate with the corporation in the matter and agrees to repay the amount advanced if it is proven by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests. Such advancement of expenses is not required if the corporation’s articles or regulations specifically opt out of Section 1701.13(E)(5)(a) or if the only liability asserted against a director is related to an alleged unlawful loan, dividend or distribution pursuant to Section 1701.95 of the Ohio Law. Section 1701.13(E)(5)(b) of the Ohio Law authorizes Ohio corporations to advance expenses (including attorney’s fees) to a director, trustee, officer, employee, member, manager or agent in defending any action, suit or proceeding brought against such person, if authorized by the directors of the Ohio corporation and upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager or agent to repay such amount, if it ultimately is determined that such person is not entitled to be indemnified by the corporation.

There are no provisions contained in the articles of incorporation or regulations of the Ohio Registrants with respect to mandatory indemnification of officers or directors. The Ohio Registrants have not entered into indemnification agreements with their directors and officers. Ohio Law authorizes the purchase of insurance or similar protection on behalf of or for any person who is a director, officer, employee or agent of a corporation irrespective of the corporation’s power to indemnify that person.

Registrants Incorporated or Formed in Texas

The following registrants are corporations or limited liability companies incorporated or formed, as the case may be, under the laws of the State of Texas and are governed by the Texas Business Organizations Code (“TBOC”): Clear Channel Communications, Inc., Citicasters Licenses, Inc., Clear Channel Identity, Inc., Clear Channel Management Services, Inc., Capstar TX, LLC and AMFM Texas Licenses, LLC. The foregoing Texas corporations and limited liability companies are hereinafter collectively referred to as the “Texas Registrants.”

Texas law and the governing documents and other arrangements of the Texas Registrants contain provisions for indemnification of their respective directors or managers, as the case may be, and officers.

Texas Law

Sections 8.051 and 8.105(b) of Chapter 8 of the TBOC provide that a corporation or limited liability company shall indemnify a person who is or was a director, officer, manager of a manager-managed limited liability company or member of a member-managed limited liability company, or any of the foregoing who serve at the request of the corporation or limited liability company as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, against reasonable expenses actually incurred by such person in connection with a proceeding in which the person is a respondent because the person is or was serving in such a capacity if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Sections 8.101, 8.102 and 8.105 of Chapter 8 of the TBOC also provide generally that a person sued as a director, officer, manager of a manager-managed limited liability company, member of a member-managed limited liability company, employee or agent of a corporation or limited liability company, or while serving at the request of the corporation or limited liability company as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, may be indemnified by the corporation or limited liability company against judgments and reasonable court costs, penalties, fines, settlements, excise or similar taxes, and attorney’s fees if it is determined that indemnification should be paid and that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the entity, that his conduct was in the entity’s best interests, and in all other cases, that his conduct was at least not opposed to the entity’s best interests (and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful). Section 8.104 of the TBOC provides that a corporation or limited liability company may advance expenses incurred by a director, officer, manager of a manager-managed limited liability company or member of a member-managed limited liability company, or any of the foregoing who serve at the request of the corporation or limited liability company as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, in defending a suit or similar proceeding. Pursuant to Section 8.105 of the TBOC, a Texas corporation or limited liability company is also permitted to indemnify and advance expenses to officers, employees and agents who are not directors, managers of a manager-managed limited liability company, or members of a member-managed limited liability company to such extent as may be provided by its governing documents, actions of its governing authority, resolutions of its shareholders or members, or contract or required by common law. Indemnification of a person found liable to the corporation or limited liability company or found liable on the basis that a personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding (not including a judgment, penalty, fine or excise or similar tax), and shall not be made if the person is found liable for (i) willful or intentional misconduct in the performance of his duty to the entity, (ii) breach of the person’s duty of loyalty owed to the entity; or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the entity.

Section 8.151 of the TBOC also authorizes a corporation or limited liability company to purchase and maintain insurance on behalf of any person who is or was a director, officer, manager of a manager-managed limited liability company, member of a member-managed limited liability company, employee or agent of the corporation or limited liability company, or who is or was serving at the request of the corporation or limited liability company as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent or similar functionary of another enterprise, organization or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation or limited liability company would have the power to indemnify him against that liability under Chapter 8 of the TBOC.

Section 7.001 of the TBOC provides that a corporation’s certificate of formation may limit or eliminate a director’s liability for monetary damages to the corporation or its shareholders for an act or omission in the director’s capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of duty or involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.

In addition, Section 101.402 of the TBOC provides that a limited liability company may (i) indemnify a member, manager, officer, or assignee of a membership interest in the company, (ii) pay in advance or reimburse expenses incurred by such person, and (iii) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless such person.

Governing Documents of Clear Channel Communications, Inc.

Article Ten of the restated articles of incorporation of Clear Channel Communications, Inc. (“Clear Channel”) states that a director of such company shall not be liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Texas Business Corporation Act (“TBCA”) as in effect at the time such liability is determined. Pursuant to Section 402.005 of the TBOC, the TBCA has been superseded by the TBOC and Clear Channel is governed by the TBOC effective January 1, 2010. Furthermore, pursuant to Section 402.007 of the TBOC, any proposed indemnification by Clear Channel after January 1, 2010 is governed by Chapter 8 of the TBOC, regardless of whether the events on which the indemnification is based occurred before or after January 1, 2010.

Article Eleven of the restated articles of incorporation of Clear Channel states that Clear Channel shall, to the maximum extent permitted from time to time under the law of the State of Texas, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

Article IX, Section 1 of the Seventh Amended and Restated By-Laws of Clear Channel, as amended (the “Clear Channel By-Laws”), provides that each person who was or is a party or is threatened to be made a party to, or testifies or otherwise participates in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding, whether or not by or in the right of Clear Channel, because such person is or was a director or officer of Clear Channel or, while a director or officer of Clear Channel, is or was serving at the request of Clear Channel as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity (hereinafter a “Clear Channel Covered Person”) shall be indemnified by Clear Channel to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees and court costs) actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Clear Channel and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, Clear Channel shall indemnify a Clear Channel Covered Person in connection with a proceeding (or part thereof) initiated by such Clear Channel Covered Person only if such proceeding (or part thereof) was authorized by Clear Channel’s board of directors.

Article IX, Section 2 of the Clear Channel By-Laws provides that a Clear Channel Covered Person shall also have the right to be paid or reimbursed by Clear Channel the reasonable expenses (including, without limitation, court costs and attorneys’ fees) incurred in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that if the TBCA (which has been replaced by the TBOC) requires, an advancement of expenses incurred by a Clear Channel Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to Clear Channel of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBCA (which has been replaced by the TBOC) and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal that the Clear Channel Covered Person has not met that standard or that indemnification of the Clear Channel Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBCA (which has been replaced by the TBOC).

Article IX, Section 5 of the Clear Channel By-Laws provides that Clear Channel may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on assets of Clear Channel, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement on behalf of any person who is or was serving as a director, officer, employee, or agent of Clear Channel or is or was serving at the request of Clear Channel as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not Clear Channel would have the power to indemnify such person against such liability. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which Clear Channel would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders.

The Clear Channel By-Laws expressly acknowledge that the indemnification provided in Article IX of the Clear Channel By-Laws could involve indemnification for negligence or under theories of strict liability.

Governing Documents of Citicasters Licenses, Inc., Clear Channel Management Services, Inc. and Clear Channel Identity, Inc. (collectively, the “Texas Corporate Registrants”)

Article VII of the certificate of formation of each Texas Corporate Registrant provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability for any of the following: (a) a breach of the director’s duty of loyalty to the corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of the director’s duty to the corporation; (c) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law; (d) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (e) an act or omission for which the director’s liability is expressly provided by an applicable statute.

Article VIII of the certificate of formation of each Texas Corporate Registrant provides that the corporation shall indemnify its directors and officers from and against any and all liabilities, costs and expenses incurred by them in such capacities as and to the fullest extent permitted under the TBOC and shall have the power to purchase and maintain liability insurance for those persons or make other arrangements on such person’s behalf as and to the fullest extent permitted by the TBOC.

Section 8.1 of the bylaws of each Texas Corporate Registrant provides that each person who was or is a respondent or defendant or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding, whether or not by or in the right of such Texas Corporate Registrant, because such person is or was a director of such Texas Corporate Registrant or, while a director of such Texas Corporate Registrant, is or was serving at the request of the Texas Corporate Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (hereinafter a “Covered Director”) shall be indemnified by such Texas Corporate Registrant to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other reasonable expenses actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or representative and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.2 of the bylaws of each Texas Corporate Registrant extends the same right to indemnification afforded to directors and former directors pursuant to Section 8.1 of the bylaws to a person who is or was an officer of such Texas Corporate Registrant or, while an officer of such Texas Corporate Registrant, is or was serving at the request of such Texas Corporate Registrant as a representative of another organization (hereinafter a “Covered Officer” and together with a Covered Director, a “Covered Person”), to the same extent that such Texas Corporate Registrant may indemnify and advance expenses to a director of such Texas Corporate Registrant under the TBOC, and such right to indemnification shall continue as to a person who has ceased to be an officer or representative and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.3 of the bylaws of each Texas Corporate Registrant provides that such Texas Corporate Registrant will pay or reimburse the reasonable expenses incurred by a Covered Person in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, an advancement of expenses incurred by a Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to such Texas Corporate Registrant of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBOC and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBOC.

Section 8.7 of the bylaws of each Texas Corporate Registrant provides that such Texas Corporate Registrant may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance (including a contract to indemnify), secure its indemnity obligation by grant of a security interest or other lien on assets of such Texas Corporate Registrant, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement on behalf of any person who is or was serving as a director, officer, employee, or agent of such Texas Corporate Registrant or is or was serving at the request of such Texas Corporate Registrant as a representative of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not such Texas Corporate Registrant would have the power to indemnify such person against such liability. If the insurance or other arrangement involves self-insurance or is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which such Texas Corporate Registrant would not have the power to indemnify the person only if the insurance or arrangement has been approved by the shareholders.

The bylaws of each Texas Corporate Registrant expressly acknowledge that the indemnification provided in Article VIII of the bylaws could involve indemnification for negligence or under theories of strict liability.

Governing Documents of AMFM Texas Licenses, LLC and Capstar TX, LLC (collectively, the “Texas LLC Registrants”)

Article Five of the certificate of formation of each Texas LLC Registrant, both of which are manager managed, provides that such Texas LLC Registrant shall, to the fullest extent permitted by applicable law, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of such Texas LLC Registrant, or by any member) by reason of the fact that he or she is or was a manager of such Texas LLC Registrant or is or was serving at the request of such Texas LLC Registrant as a manager, or officer, by virtue of acts performed by such person or omitted to be performed by such person, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding, and such Texas LLC Registrant shall reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating, defending or preparing to defend against any such action, suit or proceeding; provided, however, that such Texas LLC Registrant shall not be liable to any such person to the extent that in the final judgment of a court of competent jurisdiction such claim is found to arise from such person’s breach of his fiduciary duties, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Other Arrangements

The Texas Registrants understand that the position of the SEC is that indemnification for liabilities arising under the Securities Act that may be permitted to directors, managers, officers or persons controlling the Texas Registrants pursuant to the foregoing provisions is against public policy as expressed in the Securities Act and is therefore unenforceable.

Each of the directors of Clear Channel and its indirect parent, CCMH (collectively, with Clear Channel, the “Clear Channel companies” and each individually, a “Clear Channel company”), has entered into an indemnification agreement with the Clear Channel companies. Such indemnification agreements provide that the Clear Channel companies will indemnify each such individual with respect to, and hold each individual harmless from and against, liabilities, losses, costs, expenses (as defined in the indemnification agreement) and other matters that may result from or arise in connection with his or her capacity as a director or officer of any of the Clear Channel companies (“corporate status”) and will advance expenses to each individual, to the fullest extent permitted by applicable law. Such indemnification obligations include, without limitation, claims for monetary damages against such individual in respect of any alleged breach of fiduciary duty, to the fullest extent permitted under applicable law. If by reason of such individual’s corporate status such individual is, or is threatened to be made, a party to or a participant in any proceeding (as defined in the indemnification agreement) other than a proceeding by or in the right of any of the Clear Channel companies to procure a judgment in its favor, the Clear Channel companies shall indemnify such individual with respect to, and hold such individual harmless from and against, all expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by such individual or on behalf of such individual in connection with such proceeding or any claim, issue or matter therein, if such individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the applicable Clear Channel company and, with respect to any criminal proceeding, had no reasonable cause to believe such individual’s conduct was unlawful. If by reason of such individual’s corporate status such individual is, or is threatened to be made, a party to or a participant in any proceeding by or in the right of any of the Clear Channel companies to procure a judgment in its favor, the Clear Channel companies shall indemnify such individual with respect to, and hold such individual harmless from and against, all expenses reasonably incurred by such individual or on behalf of such individual in connection with such proceeding if such individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the applicable Clear Channel company.

The indemnification agreements also provide that to the extent that each individual is, by reason of his or her corporate status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any proceeding, the Clear Channel companies will indemnify such individual with respect to, and hold such individual harmless from and against, all expenses reasonably incurred by such individual or on behalf of such individual in connection therewith. If an individual is not wholly successful in the defense of such proceeding but is successful, on the merits or otherwise, as to one or more, but less than all, claims, issues, or matters in such proceeding, the Clear Channel companies will indemnify such individual against all expenses reasonably incurred by such individual or on behalf of such individual in connection with each successfully resolved claim, issue, or matter. The Clear Channel companies will indemnify each individual with respect to, and hold such individual harmless from and against, any and all expenses and, if requested by such individual, will (within 20 calendar days of such request) advance such expenses to such individual, which are reasonably incurred by such individual in connection with any action brought by such individual for (i) indemnification or advance payment of expenses by the Clear Channel companies under the indemnification agreement, any other agreement, the governing documents of the applicable Clear Channel company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any Clear Channel company, or any of their respective subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise with respect to which such individual serves as a director, officer, employee, partner, representative, fiduciary, or agent, or in any similar capacity, at the request of any Clear Channel company (each, a “Clear Channel entity”), to the fullest extent permitted by law. Except as may otherwise be agreed by any Clear Channel company, each individual will not be entitled to indemnification or the advancement of expenses under the indemnification agreement with respect to any proceeding brought by such individual (other than a proceeding by such individual by way of defense or to enforce his rights under the indemnification agreement or under statute or other law including any rights under Section 145 of the General Corporation Law of the State of Delaware), unless the bringing of such proceeding or making of such claim has been approved by the Board of Directors of the applicable Clear Channel company.

The indemnification agreements further provide that to the extent that any of the Clear Channel entities maintains an insurance policy or policies providing liability insurance for directors, officers, employees, fiduciaries, representatives, partners, or agents of any Clear Channel entity, each such individual will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, fiduciary, representative, partner, or agent insured under such policy or policies.

Registrant Incorporated in Washington

The following registrant is incorporated in the State of Washington: M Street Corporation.

Under the Washington Business Corporation Act (“WBCA”), a corporation may indemnify an individual for reasonable expenses incurred in the defense of any proceeding to which such individual was made a party because such individual is or was a director of the corporation. To qualify for such indemnification, the individual must have acted in good faith and reasonably believed that the conduct in the individual’s official capacity was in the best interests of the corporation, and in all other cases that the conduct at least was not opposed to the corporation’s best interests. Indemnity is available for criminal proceedings if the individual had no reasonable cause to believe the conduct was unlawful. This right to indemnification includes the right to advancement of expenses upon a written affirmation that such person had a good faith belief that he or she met the required standard of conduct described in Section 23B.08.510 of the WBCA and a written undertaking by or on behalf of the director to repay all amounts so advanced if it is ultimately determined that such director did not meet such standard of conduct. Unless limited by the corporation’s articles of incorporation, the WBCA requires a corporation to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because of being a director or officer of the corporation against reasonable expenses incurred by such director or officer in connection the proceeding. The WBCA prohibits indemnification, however, in connection with any proceeding by or in the right of the corporation in which the individual is adjudged liable to the corporation or in connection with any other proceeding in which the individual was charged with and adjudged liable for receiving an improper personal benefit, whether or not involving action in the individual’s official capacity. Washington law also provides for discretionary indemnification of officers. Under no circumstances, however, may any director or officer be indemnified for:

•	acts or omissions finally adjudged to be intentional misconduct or a knowing violation of the law;

•	conduct of a director or officer finally adjudged to be an unlawful distribution; or

•

any transaction with respect to which it was finally adjudged that the director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled.

The amended and restated by-laws of M Street Corporation (the “M Street By-laws”) provide these indemnification rights, including the advancement of expenses, to directors and officers to the full extent of the law. The M Street By-laws also provide that this right to indemnification is a contract right. The M Street By-Laws further provide that the corporation may maintain insurance, at its expense, to protect itself and any director or officer against any loss, liability or expense whether or not the corporations would have the power to indemnify such person against such loss, liability or expense under the WBCA. The M Street By-laws also authorize the corporation to enter into contracts with any director or officer in furtherance of the provisions of the M Street By-laws regarding indemnification and to create a trust fund, grant a security interest or use other means to ensure the payment of amounts necessary to effect this indemnification.

Pursuant to the M Street By-laws, any indemnification of a director, including any payment or reimbursement of expenses, must be reported to the shareholders with the notice of the next shareholders’ meeting or prior to that time in a written report containing a brief description of the proceedings involving the director being indemnified, and the nature and extent of the indemnification.

Insurance

The registrants also maintain, at their expense, policies of insurance which insure their respective directors, managers and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits and Financial Statement Schedules

(a) See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b) None.

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(B) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(C) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(D) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC and Clear Channel Communications, Inc., dated as of November 16, 2006 (Incorporated by reference to Exhibit 2.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed November 16, 2006).

2.2	Amendment No. 1, dated April 18, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC and Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 2.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed April 19, 2007).

2.3	Amendment No. 2, dated May 17, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Holdings III, Inc. and Clear Channel Communications, Inc., as amended (Incorporated by reference to Exhibit 2.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed May 18, 2007).

2.4	Amendment No. 3, dated May 13, 2008, to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc. and Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 2.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed May 14, 2008).

3.1	Restated Articles of Incorporation, as amended, of Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 3.1.1 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 (File No. 333-158279) filed March 30, 2009).

3.2	Seventh Amended and Restated Bylaws, as amended, of Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 3.2 to Clear Channel Communications, Inc.’s Annual Report on Form 10-K for the year ending December 31, 2007).

3.3	Certificate of Formation of Clear Channel Capital I, LLC (Incorporated by reference to Exhibit 3.1.33 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.4	Limited Liability Company Agreement of Clear Channel Capital I, LLC (Incorporated by reference to Exhibit 3.2.33 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.5	Certificate of Incorporation of AMFM Broadcasting, Inc. (Incorporated by reference to Exhibit 3.1.5 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.6	Amended and Restated Bylaws of AMFM Broadcasting, Inc. (Incorporated by reference to Exhibit 3.2.5 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.7	Amended and Restated Certificate of Incorporation of AMFM Operating Inc. (Incorporated by reference to Exhibit 3.1.9 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.8	Bylaws of AMFM Operating Inc. (Incorporated by reference to Exhibit 3.2.9 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.9	Certificate of Formation of Citicasters Licenses, Inc. (Incorporated by reference to Exhibit 3.1.29 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

Exhibit Number	Description
3.10	Bylaws of Citicasters Licenses, Inc. (Incorporated by reference to Exhibit 3.2.29 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.11	Certificate of Incorporation of Capstar Radio Operating Company (Incorporated by reference to Exhibit 3.1.19 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.12	Bylaws of Capstar Radio Operating Company (Incorporated by reference to Exhibit 3.2.19 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.13	Articles of Incorporation of CC Broadcast Holdings, Inc. (Incorporated by reference to Exhibit 3.1.21 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.14	Bylaws of CC Broadcast Holdings, Inc. (Incorporated by reference to Exhibit 3.2.21 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.15	Certificate of Incorporation of Christal Radio Sales, Inc. (Incorporated by reference to Exhibit 3.1.26 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.16	Amended and Restated Bylaws of Christal Radio Sales, Inc. (Incorporated by reference to Exhibit 3.2.26 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.17	Articles of Incorporation of Cine Guarantors II, Inc. (Incorporated by reference to Exhibit 3.1.27 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.18	Amended and Restated Bylaws of Cine Guarantors II, Inc. (Incorporated by reference to Exhibit 3.2.27 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.19	Certificate of Amended Articles of Incorporation of Citicasters Co. (Incorporated by reference to Exhibit 3.1.28 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.20	Amended and Restated Regulations of Citicasters Co. (Incorporated by reference to Exhibit 3.2.28 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.21	Articles of Incorporation of Clear Channel Broadcasting Licenses, Inc., as amended (Incorporated by reference to Exhibit 3.1.31 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.22	Amended and Restated Bylaws of Clear Channel Broadcasting Licenses, Inc. (Incorporated by reference to Exhibit 3.2.31 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.23	Articles of Incorporation of Clear Channel Broadcasting, Inc., as amended (Incorporated by reference to Exhibit 3.1.32 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.24	Amended and Restated Bylaws of Clear Channel Broadcasting, Inc. (Incorporated by reference to Exhibit 3.2.32 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

Exhibit Number	Description
3.25	Certificate of Formation of Clear Channel Identity, Inc. (Incorporated by reference to Exhibit 3.1.37 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.26	Bylaws of Clear Channel Identity, Inc. (Incorporated by reference to Exhibit 3.2.37 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.27	Articles of Incorporation of Clear Channel Holdings, Inc. (Incorporated by reference to Exhibit 3.1.36 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.28	Bylaws of Clear Channel Holdings, Inc. (Incorporated by reference to Exhibit 3.2.36 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.29	Articles of Incorporation of Clear Channel Investments, Inc. (Incorporated by reference to Exhibit 3.1.38 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.30	Bylaws of Clear Channel Investments, Inc. (Incorporated by reference to Exhibit 3.2.38 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.31	Certificate of Formation of Clear Channel Management Services, Inc. (Incorporated by reference to Exhibit 3.1.39 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.32	Bylaws of Clear Channel Management Services, Inc. (Incorporated by reference to Exhibit 3.2.39 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.33	Articles of Incorporation of Clear Channel Mexico Holdings, Inc. (Incorporated by reference to Exhibit 3.1.40 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.34	Bylaws of Clear Channel Mexico Holdings, Inc. (Incorporated by reference to Exhibit 3.2.40 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.35	Amended and Restated Certificate of Incorporation of Clear Channel Satellite Services, Inc., as amended (Incorporated by reference to Exhibit 3.1.42 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.36	Bylaws of Clear Channel Satellite Services, Inc., as amended (Incorporated by reference to Exhibit 3.2.42 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.37	Articles of Incorporation of Critical Mass Media, Inc., as amended (Incorporated by reference to Exhibit 3.1.45 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.38	Amended and Restated Regulations of Critical Mass Media, Inc. (Incorporated by reference to Exhibit 3.2.45 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.39	Restated Certificate of Incorporation of Katz Communications, Inc. (Incorporated by reference to Exhibit 3.1.50 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.40	Bylaws of Katz Communications, Inc. (Incorporated by reference to Exhibit 3.2.50 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

Exhibit Number	Description
3.41	Certificate of Incorporation of Katz Media Group, Inc., as amended (Incorporated by reference to Exhibit 3.1.51 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.42	Bylaws of Katz Media Group, Inc. (Incorporated by reference to Exhibit 3.2.51 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.43	Certificate of Incorporation of Katz Millennium Sales & Marketing Inc., as amended (Incorporated by reference to Exhibit 3.1.52 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.44	Amended and Restated Bylaws of Katz Millennium Sales & Marketing Inc. (Incorporated by reference to Exhibit 3.2.52 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.45	Certificate of Incorporation of Katz Net Radio Sales, Inc., as amended (Incorporated by reference to Exhibit 3.1.53 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.46	Amended and Restated Bylaws of Katz Net Radio Sales, Inc. (Incorporated by reference to Exhibit 3.2.53 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.47	Articles of Incorporation of M Street Corporation (Incorporated by reference to Exhibit 3.1.55 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.48	Amended and Restated Bylaws of M Street Corporation (Incorporated by reference to Exhibit 3.2.55 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.49	Certificate of Incorporation of Premiere Radio Networks, Inc., as amended (Incorporated by reference to Exhibit 3.1.56 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.50	Amended and Restated Bylaws of Premiere Radio Networks, Inc. (Incorporated by reference to Exhibit 3.2.56 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.51	Articles of Incorporation of Terrestrial RF Licensing, Inc. (Incorporated by reference to Exhibit 3.1.58 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.52	Amended and Restated Bylaws of Terrestrial RF Licensing, Inc. (Incorporated by reference to Exhibit 3.2.58 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.53	Certificate of Formation of CC Licenses, LLC (Incorporated by reference to Exhibit 3.1.23 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.54	Limited Liability Company Agreement of CC Licenses, LLC (Incorporated by reference to Exhibit 3.2.23 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.55	Certificate of Formation of Clear Channel Real Estate, LLC, as amended (Incorporated by reference to Exhibit 3.1.41 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

Exhibit Number	Description
3.56	Limited Liability Company Agreement of Clear Channel Real Estate, LLC (Incorporated by reference to Exhibit 3.2.41 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.57	Certificate of Formation of AMFM Broadcasting Licenses, LLC (Incorporated by reference to Exhibit 3.1.4 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.58	Amended and Restated Limited Liability Company Agreement of AMFM Broadcasting Licenses, LLC (Incorporated by reference to Exhibit 3.2.4 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.59	Certificate of Formation of AMFM Radio Licenses, LLC, as amended (Incorporated by reference to Exhibit 3.1.11 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.60	Limited Liability Company Agreement of AMFM Radio Licenses, LLC, as amended (Incorporated by reference to Exhibit 3.2.11 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.61	Certificate of Formation of AMFM Texas, LLC (Incorporated by reference to Exhibit 3.1.15 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.62	Amended and Restated Limited Liability Company Agreement of AMFM Texas, LLC (Incorporated by reference to Exhibit 3.2.15 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.63	Certificate of Limited Partnership of AMFM Texas Broadcasting, LP, as amended (Incorporated by reference to Exhibit 3.1.13 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.64	Agreement of Limited Partnership of AMFM Texas Broadcasting, LP (Incorporated by reference to Exhibit 3.2.13 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.65	Certificate of Formation of AMFM Texas Licenses, LLC (Incorporated by reference to Exhibit 3.65 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on June 24, 2011).

3.66	Company Agreement of AMFM Texas Licenses, LLC (Incorporated by reference to Exhibit 3.66 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on June 24, 2011).

3.67	Certificate of Formation of Capstar TX, LLC (Incorporated by reference to Exhibit 3.67 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on June 24, 2011).

3.68	Company Agreement of Capstar TX, LLC (Incorporated by reference to Exhibit 3.68 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on June 24, 2011).

3.69	Certificate of Formation of CC Finco Holdings, LLC (Incorporated by reference to Exhibit 3.1.22 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

3.70	Limited Liability Company Agreement of CC Finco Holdings, LLC (Incorporated by reference to Exhibit 3.2.22 to Clear Channel Communications, Inc.’s Registration Statement on Form S-4 filed on March 30, 2009).

Exhibit Number	Description
4.1	Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 4.2 to the Clear Channel Communications, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.2	Third Supplemental Indenture dated June 16, 1998 to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 4.2 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed August 28, 1998).

4.3	Eleventh Supplemental Indenture dated January 9, 2003, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 4.17 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2002).

4.4	Fourteenth Supplemental Indenture dated May 21, 2003, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 99.3 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed May 22, 2003).

4.5	Seventeenth Supplemental Indenture dated September 20, 2004, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed September 21, 2004).

4.6	Nineteenth Supplemental Indenture dated December 16, 2004, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed December 17, 2004).

4.7	Indenture, dated July 30, 2008, by and among BT Triple Crown Merger Co., Inc., Law Debenture Trust Company of New York, Deutsche Bank Trust Company Americas and Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger) (Incorporated by reference to Exhibit 10.22 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

4.8	Supplemental Indenture, dated July 30, 2008, by and among Clear Channel Capital I, LLC, certain subsidiaries of Clear Channel Communications, Inc. party thereto and Law Debenture Trust Company of New York (Incorporated by reference to Exhibit 10.17 to the CC Media Holdings, Inc. Current Report on Form 8-K filed on July 30, 2008).

4.9	Supplemental Indenture, dated December 9, 2008, by and among CC Finco Holdings, LLC, a subsidiary of Clear Channel Communications, Inc. and Law Debenture Trust Company of New York (Incorporated by reference to Exhibit 10.24 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

4.10	Indenture, dated as of February 23, 2011, among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the other guarantors party thereto, Wilmington Trust FSB, as Trustee, and the other agents party thereto (Incorporated by reference to Exhibit 4.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed on February 24, 2011).

4.11	Supplemental Indenture, dated as of June 14, 2011, among Clear Channel Communications, Inc. and Wilmington Trust FSB, as Trustee (Incorporated by reference to Exhibit 4.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed on June 14, 2011).

Exhibit Number	Description
4.12	Indenture, dated as of October 25, 2012, among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, the other guarantors party thereto, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent (Incorporated by reference to Exhibit 4.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 25, 2012).

4.13	Registration Rights Agreement, dated as of October 25, 2012, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, certain subsidiary guarantors named therein and the dealer managers named therein (Incorporated by reference to Exhibit 4.3 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 25, 2012).

4.14	Form of 9.0% Priority Guarantee Notes due 2019 (incorporated by reference to Exhibit 4.13 filed herewith) (Incorporated by reference to Exhibit 4.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 25, 2012).

4.15	Indenture with respect to 9.25% Series A Senior Notes due 2017, dated as of December 23, 2009, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., U.S. Bank National Association and the guarantors party thereto (Incorporated by reference to Exhibit 4.17 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

4.16	Indenture with respect to 9.25% Series B Senior Notes due 2017, dated as of December 23, 2009, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., U.S. Bank National Association and the guarantors party thereto (Incorporated by reference to Exhibit 4.18 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

4.17	Indenture with respect to 7.625% Series A Senior Subordinated Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed March 16, 2012).

4.18	Indenture with respect to 7.625% Series B Senior Subordinated Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed March 16, 2012).

4.19	Indenture with respect to 6.50% Series A Senior Notes due 2022, dated as of November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed November 19, 2012).

4.20	Indenture with respect to 6.50% Series B Senior Notes due 2022, dated as of November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed November 19, 2012).

4.21	Exchange and Registration Rights Agreement with respect to 6.50% Series A Senior Notes due 2022, dated November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and the initial purchasers named therein (Incorporated by reference to Exhibit 4.3 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed November 19, 2012).

Exhibit Number	Description
4.22	Indenture, dated as of February 28, 2013, among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, the other guarantors party thereto, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent (incorporated by reference to Exhibit 4.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K dated February 28, 2013).

4.23	Form of 11.25% Priority Guarantee Notes due 2021 (incorporated by reference to Exhibit 4.21 filed herewith) (incorporated by reference to Exhibit 4.2 to Clear Channel Communications, Inc.’s Current Report on Form 8-K dated February 28, 2013).

4.24	Exchange and Registration Rights Agreement, dated as of February 28, 2013, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, certain subsidiary guarantors named therein and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 4.3 to Clear Channel Communications, Inc.’s Current Report on Form 8-K dated February 28, 2013).

5.1*	Opinion of Kirkland & Ellis LLP

5.2*	Opinion of Cox Smith Matthews Incorporated

5.3*	Opinion of Keating Muething & Klekamp PLL

5.4*	Opinion of Perkins Coie LLP

5.5*	Opinion of Snell & Wilmer L.L.P.

10.1+	Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger), the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.15 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.2	Amendment No. 1, dated as of July 9, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.10 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.3	Amendment No. 2, dated as of July 28, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.11 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.4	Amendment and Restatement Agreement, dated as of February 15, 2011, to the Credit Agreement, dated as of May 13, 2008, among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary co-borrowers and foreign subsidiary borrowers named therein, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed on February 18, 2011).

Exhibit Number	Description
10.5	Amended and Restated Credit Agreement, dated as of February 23, 2011, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, Clear Channel Capital I, LLC, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed on February 24, 2011).

10.6	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 25, 2012, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A. as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 25, 2012).

10.7	Collateral Sharing Agreement, dated as of October 25, 2012, by and among Citibank N.A. as Administrative Agent, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent (Incorporated by reference to Exhibit 10.2 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 25, 2012).

10.8+	Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger), the subsidiary borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.18 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.9	Amendment No. 1, dated as of July 9, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.13 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.10	Amendment No. 2, dated as of July 28 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.14 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.11	Amendment No. 3, dated as of February 15, 2011, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.2 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed on February 18, 2011).

10.12	Amended and Restated Credit Agreement, dated as of December 24, 2012, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary borrowers party thereto, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed on December 27, 2012).

10.13	Revolving Promissory Note dated November 10, 2005 payable by Clear Channel Communications, Inc. to Clear Channel Outdoor Holdings, Inc. in the original principal amount of $1,000,000,000 (Incorporated by reference to Exhibit 10.8 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

Exhibit Number	Description
10.14	First Amendment, dated as of December 23, 2009, to the Revolving Promissory Note, dated as of November 10, 2005, by Clear Channel Communications, Inc., as Maker, to Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.40 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.15	Revolving Promissory Note dated November 10, 2005 payable by Clear Channel Outdoor Holdings, Inc. to Clear Channel Communications, Inc. in the original principal amount of $1,000,000,000 (Incorporated by reference to Exhibit 10.7 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.16	First Amendment, dated as of December 23, 2009, to the Revolving Promissory Note, dated as of November 10, 2005, by Clear Channel Outdoor Holdings, Inc., as Maker, to Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 10.41 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.17	Corporate Services Agreement dated November 16, 2005 between Clear Channel Outdoor Holdings, Inc. and Clear Channel Management Services, L.P. (Incorporated by reference to Exhibit 10.3 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.18	First Amended and Restated Management Agreement, dated as of July 28, 2008, by and among CC Media Holdings, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, THL Managers VI, LLC and Bain Capital Partners, LLC (Incorporated by reference to Exhibit 10.1 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.19	Amended and Restated Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III LP and Highfields Capital Management LP (Incorporated by reference to Annex E to the CC Media Holdings, Inc. Registration Statement on Form S-4 (File No. 333-151345) filed June 2, 2008).

10.20	Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., Abrams Capital Partners I, LP, Abrams Capital Partners II, LP, Whitecrest Partners, LP, Abrams Capital International, Ltd. and Riva Capital Partners, LP (Incorporated by reference to Annex F to the CC Media Holdings, Inc. Registration Statement on Form S-4 (File No. 333-151345) filed June 2, 2008).

10.21	Stockholders Agreement, dated as of July 29, 2008, by and among CC Media Holdings, Inc., BT Triple Crown Merger Co., Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Randall T. Mays, Mark P. Mays, LLM Partners, Ltd., MPM Partners, Ltd. and RTM Partners, Ltd. (Incorporated by reference to Exhibit 10.2 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.22	Side Letter Agreement, dated as of July 29, 2008, among CC Media Holdings, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays, LLM Partners, Ltd., MPM Partners Ltd. and RTM Partners, Ltd. (Incorporated by reference to Exhibit 10.3 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.23	Affiliate Transactions Agreement, dated as of July 30, 2008, by and among CC Media Holdings, Inc., Bain Capital Fund IX, L.P., Thomas H. Lee Equity Fund VI, L.P. and BT Triple Crown Merger Co., Inc. (Incorporated by reference to Exhibit 99.6 to the CC Media Holdings, Inc. Form 8-A Registration Statement filed July 30, 2008).

Exhibit Number	Description
10.24	Side Letter Agreement, dated as of December 22, 2009, by and among CC Media Holdings, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Randall T. Mays and RTM Partners, Ltd. (Incorporated by reference to Exhibit 99.3 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed December 29, 2009).

10.25	Stock Purchase Agreement dated as of November 15, 2010 by and among CC Media Holdings, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P. and Pittman CC LLC (Incorporated by reference to Exhibit 10.3 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

10.26	Aircraft Lease Agreement dated as of November 16, 2011 by and between Yet Again Inc. and Clear Channel Broadcasting, Inc. (Incorporated by reference to Exhibit 10.23 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.27	Clear Channel 2008 Executive Incentive Plan (the “CC Executive Incentive Plan”) (Incorporated by reference to Exhibit 10.26 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.28	Form of Senior Executive Option Agreement under the CC Executive Incentive Plan (Incorporated by reference to Exhibit 10.20 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.29	Form of Senior Executive Restricted Stock Award Agreement under the CC Executive Incentive Plan (Incorporated by reference to Exhibit 10.21 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.30	Form of Senior Management Option Agreement under the CC Executive Incentive Plan (Incorporated by reference to Exhibit 10.22 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.31	Form of Executive Option Agreement under the CC Executive Incentive Plan (Incorporated by reference to Exhibit 10.23 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.32	Clear Channel Employee Equity Investment Program (Incorporated by reference to Exhibit 10.24 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.33	CC Media Holdings, Inc. 2008 Annual Incentive Plan (Incorporated by reference to Exhibit 10.32 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.34	Summary Description of 2012 Supplemental Incentive Plan (Incorporated by reference to Exhibit 10.1 to the CC Media Holdings, Inc. Current Report on Form 8-K filed February 23, 2012).

10.35	Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated (the “CCOH Stock Incentive Plan”) (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed April 30, 2007).

10.36	First Form of Option Agreement under the CCOH Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Registration Statement on Form S-8 (File No. 333-130229) filed December 9, 2005).

10.37	Form of Option Agreement under the CCOH Stock Incentive Plan (approved February 21, 2011) (Incorporated by reference to Exhibit 10.33 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.38	Form of Restricted Stock Award Agreement under the CCOH Stock Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Clear Channel Outdoor Holdings, Inc. Registration Statement on Form S-8 (File No. 333-130229) filed December 9, 2005).

Exhibit Number	Description
10.39	Form of Restricted Stock Unit Award Agreement under the CCOH Stock Incentive Plan (Incorporated by reference to Exhibit 10.16 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.40	Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Clear Channel Outdoor Holdings, Inc. Registration Statement on Form S-8 (File No. 333-181514) filed May 18, 2012).

10.41	Clear Channel Outdoor Holdings, Inc. Amended and Restated 2006 Annual Incentive Plan (Incorporated by reference to Appendix B to the Clear Channel Outdoor Holdings, Inc. Definitive Proxy Statement on Schedule 14A for its 2012 Annual Meeting of Stockholders filed April 9, 2012).

10.42	Relocation Policy—Chief Executive Officer and Direct Reports (Guaranteed Purchase Offer) (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 12, 2010).

10.43	Relocation Policy—Chief Executive Officer and Direct Reports (Buyer Value Option) (Incorporated by reference to Exhibit 10.2 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 12, 2010).

10.44	Relocation Policy—Function Head Direct Reports (Incorporated by reference to Exhibit 10.3 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 12, 2010).

10.45	Form of CC Media Holdings, Inc. and Clear Channel Communications, Inc. Indemnification Agreement (Incorporated by reference to Exhibit 10.26 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.46	Indemnification Agreement by and among CC Media Holdings, Inc., Clear Channel Communications, Inc. and Robert W. Pittman dated September 18, 2012 (Incorporated by reference to Exhibit 10.3 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.47	Form of Clear Channel Outdoor Holdings, Inc. Independent Director Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed June 3, 2009).

10.48	Form of Clear Channel Outdoor Holdings, Inc. Affiliate Director Indemnification Agreement (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed June 3, 2009).

10.49	Indemnification Agreement by and among Clear Channel Outdoor Holdings, Inc. and Robert W. Pittman dated September 18, 2012 (Incorporated by reference to Exhibit 10.4 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.50	Indemnification Agreement by and among Clear Channel Outdoor Holdings, Inc. and Thomas W. Casey dated September 5, 2012 (Incorporated by reference to Exhibit 10.5 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.51	Indemnification Agreement by and among Clear Channel Outdoor Holdings, Inc. and Robert H. Walls, Jr. dated September 5, 2012 (Incorporated by reference to Exhibit 10.6 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.52	Amended and Restated Employment Agreement, dated as of July 28, 2008, by and among L. Lowry Mays, CC Media Holdings, Inc. and BT Triple Crown Merger Co., Inc. (Incorporated by reference to Exhibit 10.7 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

Exhibit Number	Description
10.53	Amended and Restated Employment Agreement, dated as of December 22, 2009, by and among Randall T. Mays, Clear Channel Communications, Inc. and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.39 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.54	Amended and Restated Employment Agreement, dated June 23, 2010, by and among Mark P. Mays, CC Media Holdings, Inc., and Clear Channel Communications, Inc., as successor to BT Triple Crown Merger Co., Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed June 24, 2010).

10.55	Employment Agreement, dated as of October 2, 2011, between Robert Pittman and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

10.56	Employment Agreement, dated as of December 15, 2009, between Tom Casey and Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed January 5, 2010).

10.57	Employment Agreement, dated as of January 1, 2010, between Robert H. Walls, Jr., and Clear Channel Management Services, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed January 5, 2010).

10.58	Amended and Restated Employment Agreement, dated as of November 15, 2010, between John E. Hogan and Clear Channel Broadcasting, Inc. (Incorporated by reference to Exhibit 10.1 to the CC Media Holdings, Inc. Current Report on Form 8-K filed November 18, 2010).

10.59	First Amendment dated February 23, 2012 to Amended and Restated Employment Agreement by and between Clear Channel Broadcasting, Inc. and John E. Hogan dated November 15, 2010 (Incorporated by reference to Exhibit 10.2 to the CC Media Holdings, Inc. Current Report on Form 8-K filed February 23, 2012).

10.60	Contract of Employment between C. William Eccleshare and Clear Channel Outdoor Ltd dated August 31, 2009 (Incorporated by reference to Exhibit 10.23 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.61	Employment Agreement, effective as of January 24, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K/A filed July 27, 2012).

10.62	Contract of Employment between Jonathan Bevan and Clear Channel Outdoor Ltd dated October 30, 2009 (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed December 11, 2009).

10.63	Employment Agreement, dated as of December 10, 2009, between Ronald Cooper and Clear Channel Outdoor, Inc. (Incorporated by reference to Exhibit 10.25 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.64	Severance Agreement and General Release, dated January 20, 2012, between Ronald Cooper and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.53 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.65	Form of Amendment to Senior Executive Option Agreement under the CC Executive Incentive Plan, dated as of October 14, 2008 (Incorporated by reference to Exhibit 10.56 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.66	Second Amendment, dated as of December 22, 2009, to the Senior Executive Option Agreement under the CC Executive Incentive Plan, dated July 30, 2008, between Randall T. Mays and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 99.2 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed December 29, 2009).

Exhibit Number	Description
10.67	Second Amendment, dated as of June 23, 2010, to the Senior Executive Option Agreement under the CC Executive Incentive Plan, dated July 30, 2008, between Mark P. Mays and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.2 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed June 24, 2010).

10.68	Form of Executive Option Agreement under the CC Executive Incentive Plan, dated as of December 31, 2010, between Tom Casey and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.42 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.69	Form of Executive Option Agreement under the CC Executive Incentive Plan, dated as of December 31, 2010, between John Hogan and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.43 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.70	Form of Executive Option Agreement under the CC Executive Incentive Plan, dated as of December 31, 2010, between Robert H. Walls, Jr. and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.44 to the Clear Channel Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.71	Form of Executive Replacement Option Agreement under the CC Executive Incentive Plan between John E. Hogan and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 99(a)(1)(iv) to the CC Media Holdings, Inc. Schedule TO filed on February 18, 2011).

10.72	Form of Executive Option Agreement under the CC Executive Incentive Plan, dated as of May 19, 2011, between Scott D. Hamilton and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.63 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.73	Executive Option Agreement under the CC Executive Incentive Plan, dated as of October 2, 2011, between Robert W. Pittman and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.2 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

10.74	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 15, 2012, between Robert W. Pittman and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.74 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.75	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 15, 2012, between Robert H. Walls, Jr. and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.75 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.76	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 22, 2012, between John E. Hogan and CC Media Holdings, Inc. (including as Exhibit B thereto an Amendment to Mr. Hogan’s Employment Agreement dated November 15, 2010, as amended by the First Amendment dated February 23, 2012) (Incorporated by reference to Exhibit 10.76 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.77	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 22, 2012, between Scott D. Hamilton and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.77 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

Exhibit Number	Description
10.78	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 22, 2012, between Robert H. Walls, Jr. and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.78 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.79	Form of Stock Option Agreement under the CCOH Stock Incentive Plan, dated September 17, 2009, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.34 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.80	Form of Amended and Restated Stock Option Agreement under the CCOH Stock Incentive Plan, dated as of August 11, 2011, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on August 12, 2011).

10.81	Form of Stock Option Agreement under the CCOH Stock Incentive Plan, dated December 13, 2010, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.35 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.82	Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated December 20, 2010, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.36 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.83	Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated March 26, 2012, between Robert H. Walls, Jr. and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.3 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2012).

10.84	Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated May 10, 2012, between Thomas W. Casey and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.49 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 (File No. 333-182265) filed June 21, 2012).

10.85	Form of Restricted Stock Unit Agreement under the Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan, dated July 26, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K/A filed July 27, 2012).

12*	Computation of ratio of earnings to fixed charges.

21	Subsidiaries (Incorporated by reference to Exhibit 21 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

23.1*	Consent of Ernst and Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3*	Consent of Cox Smith Matthews Incorporated (included in Exhibit 5.2).

23.4*	Consent of Keating Muething & Klekamp PLL (included in Exhibit 5.3).

23.5*	Consent of Perkins Coie LLP (included in Exhibit 5.4).

23.6*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.5).

24*	Powers of Attorney (included on signature pages of this Registration Statement).

25*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.

Exhibit Number	Description
99.1*	Form of Letter of Transmittal.

99.2*	Form of Tender Instructions.

99.3*	Form of Notice of Guaranteed Delivery.

101.INS*	XBRL Instance Document^

101.SCH*	XBRL Taxonomy Extension Schema Document^

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document^

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document^

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document^

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document^

*	Filed herewith.
^	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.
+	This Exhibit was filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and have been marked by the following symbol: [**].

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL COMMUNICATIONS, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Robert W. Pittman Robert W. Pittman	Chief Executive Officer (Principal Executive Officer) and Director	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President and Chief Financial Officer (principal financial officer)	April 3, 2013

/s/ Scott D. Hamilton Scott D. Hamilton	Senior Vice President, Chief Accounting Officer (principal accounting officer) and Assistant Secretary	April 3, 2013

/s/ David C. Abrams David C. Abrams	Director	April 3, 2013

/s/ Irving L. Azoff Irving L. Azoff	Director	April 3, 2013

/s/ Richard J. Bressler Richard J. Bressler	Director	April 3, 2013

/s/ James C. Carlisle James C. Carlisle	Director	April 3, 2013

/s/ John P. Connaughton John P. Connaughton	Director	April 3, 2013

/s/ Matt Freeman Matt Freeman	Director	April 3, 2013

/s/ Blair E. Hendrix Blair E. Hendrix	Director	April 3, 2013

/s/ Jonathon S. Jacobson Jonathon S. Jacobson	Director	April 3, 2013

/s/ Ian K. Loring Ian K. Loring	Director	April 3, 2013

/s/ Mark P. Mays Mark P. Mays	Director	April 3, 2013

/s/ Randall T. Mays Randall T. Mays	Director	April 3, 2013

/s/ Scott M. Sperling Scott M. Sperling	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL CAPITAL I, LLC

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Manager	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President, General Counsel (principal executive officer) and Secretary and Manager	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

AMFM BROADCASTING, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

AMFM OPERATING INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CITICASTERS LICENSES, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CAPSTAR RADIO OPERATING COMPANY

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CC BROADCAST HOLDINGS, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CHRISTAL RADIO SALES, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CINE GUARANTORS II, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CITICASTERS CO.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL BROADCASTING LICENSES, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL BROADCASTING, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL IDENTITY, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President, General Counsel (principal executive officer) and Secretary and Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL HOLDINGS, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President, General Counsel (principal executive officer) and Secretary and Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL INVESTMENTS, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President, General Counsel (principal executive officer) and Secretary and Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL MANAGEMENT SERVICES, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President, General Counsel (principal executive officer) and Secretary and Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL MEXICO HOLDINGS, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President, General Counsel (principal executive officer) and Secretary and Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL SATELLITE SERVICES, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President, General Counsel (principal executive officer) and Secretary and Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CRITICAL MASS MEDIA, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

KATZ COMMUNICATIONS, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

KATZ MEDIA GROUP, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

KATZ MILLENNIUM SALES & MARKETING INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

KATZ NET RADIO SALES, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

M STREET CORPORATION

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

PREMIERE RADIO NETWORKS, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

TERRESTRIAL RF LICENSING, INC.

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CC LICENSES, LLC

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Manager	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Manager	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CLEAR CHANNEL REAL ESTATE, LLC

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Manager	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President, General Counsel (principal executive officer) and Secretary and Manager	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

AMFM BROADCASTING LICENSES, LLC

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Manager	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Manager	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

AMFM RADIO LICENSES, LLC

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director of Capstar Radio Operating Company	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director of Capstar Radio Operating Company	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

AMFM TEXAS, LLC

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Director of AMFM Broadcasting, Inc.	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director of AMFM Broadcasting, Inc.	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

AMFM TEXAS BROADCASTING, LP

By: AMFM Broadcasting, Inc.
Its: General Partner

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer of AMFM Broadcasting, Inc. (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President of AMFM Broadcasting, Inc. (principal financial officer and Principal accounting officer) and Director of AMFM Broadcasting, Inc.	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director of AMFM Broadcasting, Inc.	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

AMFM TEXAS LICENSES, LLC

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Manager	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Manager	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CAPSTAR TX, LLC

By:	/s/ John E. Hogan
Name:	John E. Hogan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ John E. Hogan John E. Hogan	President and Chief Executive Officer (principal executive officer)	April 3, 2013

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal financial officer and principal accounting officer) and Manager	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Manager	April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 3, 2013.

CC FINCO HOLDINGS, LLC

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Casey Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director of Clear Channel Holdings, Inc.	April 3, 2013

/s/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President, General Counsel (principal executive officer) and Secretary and Director of Clear Channel Holdings, Inc.	April 3, 2013